SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
		PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
			SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. 1)

Filed by the Registrant <checked-box>
Filed by a Party other than the Registrant <square>
Check the appropriate box:
<checked-box>Preliminary Proxy Statement
<square>Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2)
<square>Definitive Proxy Statement
<square>Definitive Additional Materials
<square>Soliciting Material Pursuant  to  <section> 240.14a-11(c) or <section>
24-/14a-12

                         THE STROBER ORGANIZATION, INC.
               (Name of Registrant as Specified In Its Charter)

    ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

<square>No fee required.
<checked-box>Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      1)    Title of each class of securities to which transaction applies:

            COMMON STOCK, $.01 PAR VALUE (THE "COMMON SHARES")

      2)    Aggregate number of securities to which transaction applies:

            5,194,198 COMMON SHARES AND OPTIONS FOR 675,687 ADDITIONAL COMMON SHARES

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            $6.00 PER SHARE

      4)    Proposed maximum aggregate value of transaction:

            $32,363,510

      5)    Total fee paid:

            $6472.70

<square>Fee paid previously with preliminary materials.

<checked-box>Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            $6,419.37


      2)    Form, Schedule or Registration Statement No.:

            PRELIMINARY SCHEDULE 14A


      3)    Filing Party:

            THE STROBER ORGANIZATION, INC.


      4)    Date Filed:

            DECEMBER 6, 1996

                        THE STROBER ORGANIZATION, INC.
                            PIER 3 - FURMAN STREET
                           BROOKLYN, NEW YORK  11201


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY __, 1997



      To the Stockholders of The Strober Organization, Inc.:

      Notice is hereby given that a Special Meeting of Stockholders of The Strober Organization, Inc. (the "COMPANY") will be held at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., The Legal Center, One Riverfront Plaza, 10th Floor, Newark, New Jersey 07102 on February __, 1997 at 10:00 a.m., New York City time (the "SPECIAL MEETING"), for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of November 11, 1996 (the "MERGER AGREEMENT"), pursuant to which Hamilton NY Acquisition Corp. ("ACQUISITION SUB"), a Delaware corporation and a wholly-owned subsidiary of Hamilton Acquisition LLC, a Delaware limited liability company ("PURCHASER"), would be merged with and into the Company (the "MERGER"). The Company would be the surviving corporation in the Merger and the entire equity interest in the Company would be owned by Purchaser. As a result of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company (the "COMMON SHARES"), other than those held by stockholders of the Company who perfect their dissenters' rights in accordance with the Delaware General Corporation Law (the "DGCL"), will be converted into the right to receive $6.00 in cash, without interest, all as more fully described in the accompanying Proxy Statement.

      2. To transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

      Only holders of the Common Shares (the "COMPANY STOCKHOLDERS") of record at the close of business on January 10, 1997 are entitled to notice of and to vote at the Special Meeting. Each Common Share outstanding on such date is entitled to one vote at the Special Meeting.

      If the Merger is consummated, the Company Stockholders who dissent from the proposed Merger and comply with the requirements of Section 262 of the DGCL will have the right to receive payment in cash of the fair value of their Common Shares as determined in accordance with the provisions of the DGCL. See "Appraisal -- Rights of Dissenting Stockholders; Waiver of Notice" in the accompanying Proxy Statement and Annex C thereto for a statement of the rights of dissenting Company Stockholders and a description of the procedures required to be followed to obtain the fair value of the Common Shares and "The Merger -- Conditions to the Merger" for a description of a condition to the Merger that no more than five percent (5%) of the Common Shares shall be subject to an appraisal demand.

      Pursuant to the DGCL, assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Shares entitled to vote is required to approve the Merger. Pursuant to a certain Proxy Agreement dated as of November 11, 1996 (the "PROXY AGREEMENT"), eight (8) Company Stockholders holding the right to vote 3,160,941 Common Shares, or approximately 61% of all the issued and outstanding Common Shares, have granted Purchaser an irrevocable proxy to vote their Common Shares in favor of the Merger and other matters. Accordingly, it is expected that the Merger will be approved. See "Special Factors -- Proxy Agreement."

      The Board of Directors of the Company, based on the unanimous recommendation of the Special Committee of the Board of Directors (the"SPECIAL COMMITTEE"), which consists of directors who are not employees of the Company, has unanimously determined that the Merger is fair to and in the best interests of the Company Stockholders and has unanimously approved the Merger Agreement. The Board of Directors unanimously recommends that you vote "FOR" approval of the Merger Agreement. The Board of Directors has received a written opinion on November 8, 1996 from Hill Thompson Capital Markets, Inc. to the effect that the merger consideration of $6.00 per share to be paid to the Company Stockholders is fair to such stockholders from a financial point of view. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER.

      YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF COMMON SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WITHOUT DELAY. ANY COMPANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A COMPANY STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                              By Order of the Board of Directors,


                              Robert J. Gaites
                              Chairman, President and Chief Executive Officer


Brooklyn, New York
January    , 1997


             PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                      PROXY STATEMENT

                              THE STROBER ORGANIZATION, INC.
                                  PIER 3 - FURMAN STREET
                                 BROOKLYN, NEW YORK  11201

                            -----------------------------------

                              SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON FEBRUARY __, 1997

                            -----------------------------------


      This Proxy Statement is being furnished to the stockholders of The Strober Organization, Inc., a Delaware corporation (the "COMPANY"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "BOARD OF DIRECTORS") from holders of outstanding shares of common stock, par value $0.01 per share, of the Company (the "COMMON SHARES"), for use at a Special Meeting of Stockholders of the Company to be held on February __, 1997 at 10:00 a.m., New York time, at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., The Legal Center, One Riverfront Plaza, 10th Floor, Newark, New Jersey 07102, and at any adjournments or postponements thereof (the "SPECIAL MEETING"). This Proxy Statement and the related proxy
card are first being mailed to shareholders on or about January    , 1997.

      At the Special Meeting, holders of the Common Shares on the applicable record date will consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of November 11, 1996 (the "MERGER AGREEMENT"), pursuant to which: (a) Hamilton NY Acquisition Corp. ("ACQUISITION SUB"), a Delaware corporation and a wholly owned subsidiary of Hamilton Acquisition LLC, a Delaware limited liability company ("PURCHASER"), will be merged with and into the Company (the "MERGER"), and the entire equity interest in the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), will be owned by Purchaser; and (b) each Common Share that is outstanding at the effective time of the Merger, other than Common Shares held by Purchaser or the Company or Common Shares in respect of which dissenters' rights have been perfected, will be converted into the right to receive $6.00 per share in cash, without interest (the "MERGER CONSIDERATION"). Common Shares held by Purchaser or the Company, if any, will be cancelled without consideration.

      Pursuant to the Delaware General Corporation Law ("DGCL"), assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Shares entitled to vote is required to approve the Merger. Pursuant to a certain Proxy Agreement, dated as of November 11, 1996 (the "PROXY AGREEMENT") eight (8) Company Stockholders holding the right to vote 3,160,941 Common Shares, or approximately 61% of all the issued and outstanding Common Shares, have granted Purchaser an irrevocable proxy to vote their Common Shares in favor of the Merger and other matters. There can be no assurance that the conditions to the Merger will be satisfied, or where permissible, waived or that the Merger will be consummated. For further information concerning the terms and conditions of the Merger, see "The Merger -- General" and "-- Conditions to the Merger."

      NO PERSONS HAVE BEEN AUTHORIZED TO GIVE  ANY  INFORMATION  OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

      All information contained in this Proxy Statement relating to Purchaser, Acquisition Sub and their affiliates has been supplied by Purchaser for inclusion herein and has not been independently verified by the Company.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of the accompanying proxy, however, confers on the designated proxy holders discretionary authority to vote the Common Shares covered thereby in accordance with their best judgment on such other business, if any, that may properly come before, and all matters incident to the conduct of, the Special Meeting or any adjournments or postponements thereof.


      The date of this Proxy Statement is January    , 1997.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                     TABLE OF CONTENTS

       									PAGE

SUMMARY

INTRODUCTION
      General
      The Special Meeting
      Record Date; Quorum; Required Vote
      Proxies
      Solicitation of Proxies

THE PARTIES
      The Company
      Purchaser
      Acquisition Sub

SPECIAL FACTORS
      Background of the Merger
      Purpose and Structure of the Merger
      Recommendation of the Special Committee and Board of Directors of the Company; Fairness of the Merger
      Opinion of Financial Advisor - Hill Thompson Capital Markets, Inc. Sources and Amount of Funds; Payment for Common Shares
      Plans for the Company After the Merger
      Subsequent Events; Stockholder Litigation
      Interest of Certain Persons in the Merger
      Exercise of Company Stock Options Expiring on December 31, 1996
      Proxy Agreement
      Certain Effects of the Merger
      Certain Federal Income Tax Consequences
      Accounting Treatment
      Fees and Expenses

THE MERGER
      Amended and Restated Agreement and Plan of Merger
      General
      Effective Time
      Certificate of Incorporation; By-laws
      Directors
      Stock Transfer Books
      Conversion of Common Shares
      Company Stock Options
      Sources and Amount of Funds; Payment for Common Shares
      Surrender of Common Share Certificates
      Representations and Warranties
      Conditions to the Merger
      Termination and Amendment
      Conduct of Business Pending the Merger
      Additional Agreements
      Officers' and Directors' Insurance; Indemnification
      Accounting Treatment
      Regulatory Approvals

SUBSEQUENT EVENTS; STOCKHOLDER LITIGATION

APPRAISAL
      Rights of Dissenting Stockholders; Waiver of Notice

MARKET PRICES AND DIVIDENDS

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

UNAUDITED PROJECTED SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

OWNERSHIP OF COMMON SHARES
      Security Ownership of Certain Beneficial Owners
      Security Ownership of Management of the Company
      Security Ownership of Purchaser and Acquisition Sub

TRANSACTIONS BY CERTAIN PERSONS IN COMMON SHARES

MANAGEMENT OF PURCHASER, ACQUISITION SUB AND THE COMPANY
      Directors and Executive Officers (or Equivalent) of Purchaser and Acquisition Sub
      Directors and Executive Officers of the Company

INDEPENDENT PUBLIC ACCOUNTANTS

STOCKHOLDER PROPOSALS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

AVAILABLE INFORMATION

MISCELLANEOUS

ANNEX A -- Amended and Restated Agreement and Plan of Merger
ANNEX B -- Opinion of Hill Thompson Capital Markets, Inc.
ANNEX C -- Section 262 of the Delaware General Business Corporation Law
ANNEX D -- Proxy Agreement
ANNEX E -- Financial Advisor Supporting Documentation
ANNEX F -- Information Concerning Executive Officers and Directors of Certain Entities Related to Purchaser

                                          SUMMARY

      The following is a brief summary of certain information contained elsewhere in this Proxy Statement (the "PROXY STATEMENT"). This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto and the documents incorporated by reference herein. Capitalized terms used but not defined in this Summary shall have the meanings ascribed to them elsewhere in this Proxy Statement. Company Stockholders are urged to read carefully the entire Proxy Statement, including the Annexes.


THE PARTIES

      THE COMPANY. The Company is a supplier of building materials serving professional building contractors out of its eleven (11) building supply centers in New York, New Jersey, Connecticut and Pennsylvania. The Company was incorporated in 1986 in Delaware as the parent of the various affiliated companies which had previously conducted the Strober business for more than 80 years. The Company's principal executive offices have recently been relocated to Pier 3, Furman Street, Brooklyn, New York 11201, and its telephone number is
(718) 875-9700.

      PURCHASER. Purchaser was organized as a Delaware limited liability company in November 1996 to acquire the Company. Purchaser was formed to acquire the Company and has conducted no activities to date except for those related to the organization of Acquisition Sub and incident to the Merger. Purchaser's principal executive offices are located at 82 Devonshire Street, Boston, Massachusetts 02109 and its telephone number at such location is (617) 563-1301.

      ACQUISITION SUB. Acquisition Sub was incorporated in Delaware in November 1996 to serve as the vehicle through which Purchaser is to acquire the Company. Acquisition Sub has conducted no activities to date except for those incident to the Merger. Acquisition Sub's principal executive offices are located at 82 Devonshire Street, Boston, Massachusetts 02109 and its telephone number at such location is (617) 563-1301.

THE SPECIAL MEETING

      TIME, DATE AND PLACE. A Special Meeting of Company Stockholders will be held on February __, 1997 at 10:00 a.m., New York time, at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., The Legal Center, One Riverfront Plaza, 10th Floor, Newark, New Jersey 07102 (the "SPECIAL MEETING").

      PURPOSE OF THE SPECIAL MEETING. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A. See "Introduction -- The Special Meeting".

      RECORD DATE; QUORUM. The close of business on January 10, 1997 (the "RECORD DATE") has been fixed as the record date for determining holders of Common Shares entitled to vote at the Special Meeting. Each Common Share outstanding on such date is entitled to one vote at the Special Meeting. As of the Record Date, 5,194,198 Common Shares were outstanding and held of record by 471 holders. The presence, in person or by proxy, of the holders of a majority of the Common Shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. See "Introduction -- Record Date; Quorum; Required Vote".

      REQUIRED VOTE. Pursuant to the DGCL, assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Shares entitled to vote is required to approve the Merger. See "Introduction -
- Record Date; Quorum; Required Vote" and "The Merger -- General," and "Conditions to the Merger." Pursuant to a certain Proxy Agreement, eight (8) Company Stockholders holding the right to vote 3,160,941 Common Shares, or approximately 61% of all of the issued and outstanding Common Shares, have granted Purchaser an irrevocable proxy to vote their Common Shares in favor of the Merger and other matters. See "Special Factors -- Proxy Agreement."

      PROXIES. A proxy card is enclosed for use at the Special Meeting. A proxy may be revoked at any time prior to its exercise at the Special Meeting. Common Shares represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" approval and adoption of the Merger Agreement. See "Introduction -- Proxies".

SPECIAL FACTORS

      BACKGROUND OF THE MERGER. For a description of the events leading to the approval and adoption of the Merger Agreement by the Company's Board of Directors, see "Special Factors -- Background of the Merger".

      PURPOSE AND STRUCTURE OF THE MERGER. Purchaser's purpose for consummating the Merger is to acquire all of the equity interest in the Company for the reasons described in "Special Factors -- Purpose and Structure of the Merger". As of the date of this Proxy Statement, the Purchaser and its affiliates did not own any Common Shares. The acquisition of the equity interest represented by the Common Shares outstanding as of the Effective Time (as hereinafter defined) from the holders of such shares (the "COMPANY STOCKHOLDERS") is structured as a cash merger in order to transfer ownership of that equity interest to Purchaser in a single transaction. See "Special Factors -- Purpose and Structure of the Merger".

      RECOMMENDATION OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; FAIRNESS OF THE MERGER. A special committee (the "SPECIAL COMMITTEE") of four (4) directors of the Company who are not officers or employees of the Company concluded, and based on such conclusion the Board of Directors of the Company (the "BOARD OF DIRECTORS") concluded, that the terms of the Merger are fair to, and in the best interests of, the Company Stockholders. Accordingly, the Board of Directors, based upon the unanimous recommendation of the Special Committee, has unanimously approved and adopted the Merger Agreement. The Special Committee and the Board of Directors recommend a vote "FOR" approval and adoption of the Merger Agreement. For a discussion of the factors considered by the Special Committee and the Board of Directors in making their recommendations, see "Special Factors -- Recommendation of the Special Committee and Board of Directors of the Company; Fairness of the Merger."

      OPINION OF FINANCIAL ADVISOR. On November 8, 1996, Hill Thompson Capital Markets, Inc. ("HILL THOMPSON") delivered its written opinion dated November 7, 1996 to the Board of Directors of the Company that as of such date the $6.00 per Common Share to be received by the Company Stockholders in the Merger is fair to the Company Stockholders from a financial point of view. THE FULL TEXT OF THE WRITTEN OPINION OF HILL THOMPSON, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. COMPANY STOCKHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "Special Factors -- Opinion of Financial Advisor - Hill Thompson Capital Markets, Inc."

      PLANS FOR THE COMPANY AFTER THE MERGER. Except as indicated in this Proxy Statement, Purchaser does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the sale of the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or any material change in the Company's capitalization. However, the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and such directors will elect the officers of the Surviving Corporation. Purchaser or certain related entities may also pursue various transactions, including acquisitions of complimentary businesses and/or additional capital raising activities, to grow the business and/or customer base although there can be no assurance that any such transactions will be effected on terms acceptable to Purchaser or such related entities, if at all. See "Special Factors -- Plans for the Company after the Merger."

      PROXY AGREEMENT. In connection with the Merger Agreement, the Purchaser entered into a Proxy Agreement with eight (8) Company Stockholders holding the right to vote 3,160,941 Common Shares, or approximately 61% of all the issued and outstanding Common Shares of the Company. Pursuant to the Proxy Agreement, such Company Stockholders have granted the Purchaser an irrevocable proxy by those persons during the term of the Merger Agreement to vote their Common Shares in favor of the Merger and other matters. In addition, the eight Company Stockholders agreed that if the Merger Agreement were to be terminated because the Company had entered into a binding definitive agreement to effect a superior proposal and those Company Stockholders within six months of the termination of the Merger Agreement subsequently were to sell their Common Shares, then each such Company Stockholder will be obligated to pay to Purchaser an amount in cash of 50% of the difference between the superior proposal and the Merger Consideration provided under this Merger. See "Special Factors -- Proxy Agreement" and "Ownership of Common Shares -- Security Ownership of Management of the Company."

      INTEREST OF CERTAIN PERSONS IN THE MERGER. In considering the recommendations of the Special Committee and of the Board of Directors with respect to the Merger, the Company Stockholders should be aware that certain officers and directors have certain interests summarized below that may present actual or potential conflicts of interest in connection with the Merger. For a
more detailed  discussion  of  such interests,  see  "Special  Factors   --
Interest of Certain Persons in the Merger." The Special Committee and the Board of Directors were aware of potential or actual conflicts of interest and considered them along with other matters described under "Special Factors -- Recommendation of the Special Committee and Board of Directors of the Company; Fairness of the Merger."

      It is currently contemplated that Purchaser may afford certain officers of the Company the opportunity to invest up to an aggregate of $750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management will receive approximately 8.1% of Purchaser's equity on a fully diluted basis as a means to align the interests of management of the Surviving Corporation with the interests of its stockholders. It is not a condition of the Merger that such Company management members make such contribution. In the event such Company management members are afforded the opportunity to invest and elect not to so invest, the remaining equity investments will be made in Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. In the event that such Company management members are afforded the opportunity to invest and make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the Purchaser. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that made by the other investors in Purchaser. See "Special Factors -- Interests of Certain Persons in the
Merger," "Security Ownership of Purchaser and Acquisition Sub -- Company Management Participation," and "Management of Purchaser, Acquisition Sub and the Company -- Directors and Executive Officers (or Equivalent) of Purchaser and Acquisition Sub -- Company Management Participation."

      In accordance with the Company's existing policies, members of the Special Committee were paid the standard fees of $1,000 per meeting attended in person and $250 per meeting held by teleconference in order to compensate the members thereof for the significant additional time commitment required of them in connection with fulfilling their duties and responsibilities as members of the Special Committee and such fee is payable without regard to whether the Special Committee approved the Merger or whether the Merger is consummated.

      For a discussion of the Proxy Agreement with respect to the Purchaser's ability to vote approximately 61% of the outstanding Common Shares in favor of the Merger, see "Special Factors -- Proxy Agreement."

      For a discussion of certain agreements by the Purchaser with respect to indemnification of, and insurance for, directors and officers of the Company after the Effective Time, see "The Merger -- Officers' and Directors' Insurance; Indemnification."

      For a description of current relationships and certain transactions between the Purchaser and the Company, see "Special Factors -- Interest of Certain Persons in the Merger".

      EXERCISE OF COMPANY STOCK OPTIONS EXPIRING ON DECEMBER 31, 1996. At the November 7, 1996 meeting of the Special Committee, the members discussed the circumstances under which Company stock options to purchase an aggregate of 166,751 Common Shares were issued as of December 31, 1991 at an exercise price of $1.125 and as of March 4, 1993 at an exercise price of $1.75 (which in each case as provided in the applicable stock option plan, was the then current market price of the Common Shares) and would expire on December 31, 1996 in accordance with their respective terms. The Special Committee was advised by the Company's counsel that (i) if the Merger were successfully consummated, the trading price of the Common Shares prior to the consummation of the Merger would typically not be expected to reach the level of the Merger Consideration;
(ii) the exercise of such options was a taxable event to the eight individuals holding such options and that a significant tax withholding payment would by required to be made by such option holders; (iii) closing of any possible transaction resulting from the Company's search and evaluation process would most likely extend beyond December 31, 1996; and (iv) several of the option holders were insiders, who under Company policies could not then buy or sell Common Shares on the market to fund the applicable tax withholding payment. Accordingly, the Special Committee determined to recommend to the Board that the Company offer to loan to these option holders the exercise price of the options held by them together with the applicable tax withholding amount to facilitate their exercise of the options, such loan to bear interest at the Company's rate of borrowing and to be payable upon the sooner of the closing of any sale transaction or one year from the date of loan. The loan would be secured by a pledge of the purchased Common Shares pending repayment of the loan. Upon exercise of such options, the holders of the purchased Common Shares would be entitled to vote such shares. As of the date of this Proxy Statement all of such holders have borrowed an aggregate of approximately $495,071 from the Company and exercised the options for all such options to purchase an aggregate of 166,751 Common Shares, which Common Shares are held by the Company as collateral for the loan. As three holders of options for 57,393 Common Shares are also signatories of the Proxy Agreement, the exercise of these options had the effect of increasing the number of shares subject to the Proxy Agreement from 3,103,548 Common Shares at the date of execution to 3,160,941 Common Shares as of the date of this Proxy Statement. See "Special Factors -- Exercise of Company Stock Options Expiring on December 31, 1996."

      CERTAIN EFFECTS OF THE MERGER. Upon consummation of the Merger, each Common Share, other than Common Shares held by Purchaser and the Company and Common Shares as to which dissenters' rights have been perfected pursuant to and in accordance with the DGCL ("DISSENTING SHARES"), will be converted into the right to receive $6.00 in cash, without interest. Following the Merger, Purchaser will own 100% of the Surviving Corporation's outstanding capital stock and the Company Stockholders will cease to have any ownership interest in the Company or rights as stockholders. The Company Stockholders will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in value of the Company.

      As a result of the Merger, the Company will be privately held and there will be no public market for the Common Shares. Upon consummation of the Merger, the Common Shares will cease to be quoted on the NASDAQ National Market and the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), will be terminated. See "Special Factors -- Certain Effects of the Merger."

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash for Common Shares pursuant to the Merger (and the receipt of cash by a Company Stockholder who exercises dissenter's rights) will be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction for foreign, state and local income tax purposes as well. Company Stockholders will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash received and their adjusted tax basis in the Common Shares. Such gain or loss will be a capital gain or loss if the Common Shares are held as a capital asset, and shall be long-term capital gain or loss if, on the date of the Merger, such Common Shares were held for more than one year. Company Stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger, as well as any tax consequences under the law of any state or other jurisdiction. See "Special Factors -- Certain Federal Income Tax Consequences."

      TERMINATION FEES AND EXPENSES. In general, each of the Company and the Purchaser will bear its own expenses in connection with the Merger and related transactions. Under certain limited circumstances, if the Merger is not consummated, each of the Company and the Purchaser may be liable to the other party for reimbursement of such other party's expenses related to the Merger. For information regarding termination fees and expenses that could be incurred or paid to the Company. See "Special Factors -- Fees and Expenses" and "The Merger -- Termination and Amendment."


THE MERGER

      GENERAL. Upon consummation of the Merger, Acquisition Sub will be merged with and into the Company and the Company will be the surviving corporation (the "SURVIVING CORPORATION"). The Surviving Corporation will succeed to all the rights and obligations of the Company and Acquisition Sub. See "The Merger -- General."

      EFFECTIVE  TIME.   Pursuant  to the Merger Agreement, the Effective  Time
will occur upon the filing of a certificate of merger by the Company with the Delaware Secretary of State. See "The Merger -- Effective Time."

      CERTIFICATE  OF  INCORPORATION;  BY-LAWS.   At the  Effective  Time,  the
Certificate of Incorporation and By-Laws of Acquisition Sub will be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

      DIRECTORS. The Directors of Acquisition Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation.

      CONVERSION OF SECURITIES. At the Effective Time: (a) each issued and outstanding Common Share immediately prior to the Effective Time other than (i) shares of common stock held by the Company ("TREASURY SHARES"), (ii) Common Shares then owned by Purchaser, Acquisition Sub or any other subsidiary of Purchaser, and (iii) Dissenting Shares, will by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive the Merger Consideration, upon surrender of the certificate which prior to the Effective Time evidenced such Common Share; and (b) each Treasury Share and each Common Share outstanding immediately prior to the Effective Time which is then owned by Purchaser, Acquisition Sub or any other subsidiary of Purchaser will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

      Holders of Common Shares who do not vote in favor of the Merger at the Special Meeting and who shall have properly elected to dissent in the manner provided in Section 262 of the DGCL will be entitled to payment of the fair value of their Common Shares in accordance with, and subject to, the provisions of Section 262. See "The Merger -- Conditions to the Merger," for a discussion of a closing condition relating to appraisal rights of dissenting Company Stockholders and "Appraisal -- Conversion of Common Shares."

      The shares of common stock, $.01 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for in the aggregate, one thousand (1,000) validly issued, fully paid and non-assessable shares of common stock, par value $.01 of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation. See "The Merger -- Conversion of Common Shares."

      COMPANY STOCK OPTIONS. There are currently outstanding options to purchase 675,687 Common Shares with exercise prices ranging from $3.625 to $4.75. These outstanding options were issued in the ordinary course of the Company's incentive compensation programs from March 1994 to March 1996. Each option holder shall be entitled to exercise such option through the Effective Time and if such options are not so exercised prior to the Effective Time, each such holder shall be entitled to receive from the Company in consideration for cancellation of each such option, a cash payment in an amount equal to the product of (x) the number of Common Shares provided for in such option and (y) the excess, if any, of the Merger Consideration over the exercise price per Common Share provided for in such option. No payment will be made for Company options that have expired prior to the Effective Time.

      Additional options to purchase 166,751 Common Shares were outstanding at the time the Merger Agreement was executed which by their terms would have expired on December 31, 1996. These options to purchase an aggregate of 166,751 Common Shares have subsequently been exercised utilizing loan proceeds from the Company. See "Special Factors -- Exercise of Company Stock Options Expiring on December 31, 1996".

      SOURCES AND AMOUNT OF FUNDS; PAYMENT FOR COMMON SHARES; EXCHANGE OF CERTIFICATES. The Purchaser has delivered to the Company copies of commitment letters (the "FINANCING LETTERS") expiring February 28, 1997 from Congress Financial Corporation (the "CONGRESS LETTER") and CoreStates Financial Corp. (the "CORESTATES LETTER"). Under the terms of the Congress Letter, the Surviving Corporation will be provided with a $25 million revolving line of credit secured by a first security interest in and lien upon all of the existing and future assets of the Surviving Corporation and any of its subsidiaries. Under the terms of the CoreStates Letter, an aggregate of $4 million of financing will be provided through the issuance of subordinated amortizing six (6) year notes secured by second liens on the accounts receivable and inventory of the Surviving Corporation and any of its subsidiaries. The Financing Letters currently expire on February 28, 1997. Although the Purchaser has agreed to use its best efforts to obtain financing to consummate the Merger and the obtaining of such financing is not a condition to Purchaser's obligations to consummate the Merger, there can be no assurance that such extension, or alternative financing in lieu of such extension, will be forthcoming. See "The Merger -- Sources and Amount of Funds; Payment for Common Shares," "The Merger -- Termination and Amendment," and "Special Factors -- Fees and Expenses." Equity investments in the aggregate of $9 million are also being made in the Purchaser. Purchaser has represented that, assuming satisfaction or waiver of all applicable conditions set forth in the Financing Letters, the debt financing and the equity investments in the Purchaser will provide sufficient funds to (i) pay the Merger Consideration with respect to all of the Common Shares; and (ii) prepay, redeem, refinance or renegotiate the Company's existing indebtedness, if required to consummate the Merger, and pay any and all fees, expenses, costs and penalties in connection with any such prepayment, redemption, refinancing or renegotiation. Purchaser has agreed not to amend the Financing Letters (except for possible extensions) without the prior written consent of the Company, which consent shall not be unreasonably withheld. It is currently contemplated that Purchaser may afford certain officers of the Company the opportunity to invest up to an aggregate of $750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management will receive approximately 8.1% of Purchaser's equity on a fully diluted basis. It is not a condition of the Merger that such Company management members make such contribution. In the event that such Company management members are afforded the opportunity to invest and make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the
Purchaser.   In  the  event  such  Company management members are afforded  the opportunity  to  invest  and elect not  to  so  invest,  the  remaining  equity investments will be made in Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that made by the other investors in Purchaser. See "Security Ownership of Purchaser and Acquisition Sub-Company Management Participation". It is currently expected that approximately $32 million will be required to pay the Merger Consideration to the Company
Stockholders  (assuming  no  such  holder  exercises  dissenters'  rights)  and approximately $2.3 million will be required to pay the expenses of Purchaser and Acquisition Sub in connection with the Merger. It is currently expected that approximately $753,000 million will be required to pay the balance of the remaining unpaid expenses of the Company attributable to the transaction and that such funds will be furnished from available general funds of the Company. See "The Merger -- Sources and Amount of Funds; Payment for Common Shares." Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented Common Shares (the "CERTIFICATES"), a form letter of transmittal and instructions for its use in effecting the surrender of such Certificates for payment in accordance with the Merger Agreement. Upon the surrender to the Paying Agent of a Certificate, together with a properly completed and duly executed letter of transmittal, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of Common Shares represented by such Certificate and the Merger Consideration, less any applicable withholding tax, and such Certificate shall then be cancelled.

      Until surrendered pursuant to the procedures described above, except with respect to Dissenting Shares, each Certificate shall represent solely the right to receive the Merger Consideration, without interest, into which the number of Common Shares represented by such Certificate shall have been converted. See "The Merger -- Surrender of Common Share Certificates". STOCKHOLDERS OF THE COMPANY SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON SHARES WITH THEIR PROXY CARDS.

      CONDITIONS TO THE MERGER; TERMINATION AND AMENDMENT. Pursuant to the Merger Agreement, the obligations of each of Purchaser, Acquisition Sub and the Company to effect the Merger are subject to certain conditions set forth in the Merger Agreement. In certain circumstances, the Merger Agreement may be terminated at any time prior to the closing of the Merger. The Merger Agreement may be amended by the parties in writing at any time before or after approval by the stockholders except that after stockholder approval, no amendment may be made which reduces the amount or changes the form of the Merger Consideration or in any way materially adversely affects the rights of stockholders of the Company. See "The Merger -- Conditions to the Mergers" and "-- Termination and Amendment."

      ACCOUNTING TREATMENT. The Merger will be accounted for as a "purchase" as such term is used under generally accepted accounting principles for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and liabilities assumed. See "The Merger -- Accounting Treatment".

      REGULATORY APPROVALS. No federal or state regulatory approvals are required to be obtained, nor any regulatory requirements complied with, in connection with consummation of the Merger by any party to the Merger Agreement, except for the requirements of the DGCL regarding Company Stockholder approvals and consummation of the Merger, and the requirements of federal securities laws. See "The Merger -- Conditions to the Merger".

      DISSENTERS' RIGHTS. Under the DGCL, all Company Stockholders who file the required written demand for appraisal for their Common Shares prior to the date of the Special Meeting, and who do not consent to the Merger, will have the right to be paid the "fair value" of their Common Shares, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery, in lieu of the Merger Consideration, all pursuant to the applicable provisions of the DGCL. SUCH APPRAISAL RIGHT WILL BE LOST, HOWEVER, IF THE PROCEDURAL REQUIREMENTS OF THE DGCL ARE NOT FULLY AND PRECISELY SATISFIED. Company Stockholders should consult their own legal advisors regarding such appraisal. See "The Merger -- Conditions to the Merger," for a discussion of a closing condition relating to appraisal rights of dissenting stockholders; "Appraisal -
- Rights of Dissenting Stockholders; Waiver of Notice" and Section 262 of the Delaware General Corporation Law attached hereto as Annex C.

      INDEMNIFICATION AND INSURANCE. Under the Merger Agreement, the Purchaser and Acquisition Sub have agreed that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of the directors, officers, employees and agents of the Company and its subsidiaries as provided in their respective charters or by-laws or otherwise in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and continue in full force and effect. The Merger Agreement also provides that to the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive. Pursuant to the Merger Agreement, the Purchaser had agreed to cause the Surviving Corporation to maintain in effect for not less than six years from the Effective Time the policies of the directors' and officers' liability and fiduciary insurance maintained by the Company at the date of execution of the Merger Agreement with respect to matters occurring prior to the Effective Time. Accordingly, the Company has obtained a rider to its existing directors' and officers' insurance policy which, for a one-time premium payment of $178,000, would provide for such coverage. The Company expects to pay such premium immediately prior to the Effective Time from available general funds of the Company.


MARKET PRICES AND DIVIDENDS

      The Common Shares are traded on the NASDAQ National Market under the symbol "STRB". Since going public in November 1986, the Company has not paid any dividends. See "Market Prices and Dividends."

      The following table sets forth, for the calendar periods indicated, the high and low sales prices per Common Share, as quoted on the NASDAQ National
Market:

                        SALES PRICES PER COMMON SHARE
CALENDAR PERIODS
                                    HIGH        LOW

1992
First Quarter                       $2 1/8      1 1/4
Second Quarter                       2          1 5/8
Third Quarter                        1 3/4      1 1/4
Fourth Quarter                       2 1/8      1 5/8

1993
First Quarter                       $2 1/8      1 9/16
Second Quarter                       2 3/8      1 5/8
Third Quarter                        3 1/4      2
Fourth Quarter                       6          3

1994
First Quarter                       $5 5/16     3 3/4
Second Quarter                       4 7/8      3 1/2
Third Quarter                        4 5/8      2 1/2
Fourth Quarter                       3 7/8      3 1/8

1995
First Quarter                       $4 1/8      3
Second Quarter                       4 1/2      3 1/4
Third Quarter                        5 7/8      4
Fourth Quarter                       4 3/4      3 1/2

1996
First Quarter                       $4 5/8      3 3/8
Second Quarter                       4 3/4      3 7/8
Third Quarter                        5          3 1/2
Fourth Quarter (10/01/96 through 11/08/96) 5 3/84 5/8
Fourth Quarter (11/11/96 through 12/31/96) 6 1/84 5/8

1997
First Quarter (1/01/97 through 1/20/97) 6       5 3/4

      On November 8, 1996, the last business day before the execution of the Merger Agreement was publicly announced, the closing price and high and low share prices of the Common Shares on the NASDAQ National Market were $5.25, $5.25 and $5.25, respectively per share. On January 20, 1997, the closing price of the Common Shares on the NASDAQ National Market was $6.00 per share. Holders of Common Shares are urged to obtain a current market quotation for their Common Shares.

      If and when the Merger is approved, it is currently anticipated that the Merger will be completed in February or March, 1997.


SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

      The following summarizes certain selected consolidated historical financial data of the Company and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement including "Selected Consolidated Financial Data of the Company." Additionally, the selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company, related notes and other financial information incorporated by reference into this Proxy Statement. The selected consolidated financial data as of December 31 and for each of the years in the five (5) year period ended December 31, 1995, have been derived from the Company's consolidated financial statements, which have been audited. Results of interim periods are not necessarily indicative of results to be expected for the year.

                                         THE STROBER ORGANIZATION, INC.

                          (In  thousands  of  dollars, except  per  share data)

                                   Nine Months Ended                                 Year Ended December 31,
                                      (Unaudited)                                          (Unaudited)
                                Sept. 30,      Sept. 30,        1995           1994           1993           1992           1991
                                  1996           1995
INCOME STATEMENT DATA:
Net sales                       $100,898         96,066       125,813        125,378        118,975        104,812         90,150
Gross profit                      26,676         25,242        33,186         32,670         31,703         27,787         24,897
Net income (loss)                  2,611          2,360         3,082          2,576          1,650          (763)        (2,072)
Net income (loss) per share   $     0.51           0.45          0.59           0.50           0.33         (0.15)         (0.41)
Weighted average number of         5,159          5,264         5,247          5,165          5,031          5,021	    5,044
 shares outstanding
OTHER DATA:
Ratio of earnings to fixed          6.1X                         5.5X    3.2X
charges
BALANCE SHEET DATA:
Working capital                                                23,691         21,844         20,158         22,032         24,769
                                 $25,985         23,593
Total assets                      53,731         46,725        44,544         42,649         44,328         43,145         47,814
Long-term debt less current        2,669          1,088         1,224          1,171          2,407          8,584	   11,551
installments
Stockholders' equity(1)           36,169         33,065        33,524         30,687         28,569         26,511         27,265
Book value per share(2)             7.19           6.53          6.72           6.07           5.54           5.28           5.43
Tangible book value(3)            29,600         26,287        26,798         23,751         21,424         19,098         18,942
Tangible book value per         $   5.89           5.19          5.37           4.70           4.15           3.80           3.77
share(2)


(1)     Does not give effect to the exercise of outstanding options.

(2) Based on Common Shares outstanding (excluding treasury shares) at the Balance Sheet date.

(3)     Stockholders equity less intangible assets.

SUMMARY UNAUDITED PROJECTED SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

      The following summarizes certain unaudited selected projected consolidated financial data of the Company if the Merger was not to take place and is qualified in its entirety by the more detailed information contained in this Proxy Statement including "Unaudited Projected Selected Consolidated Financial Data of the Company." Additionally, the projected selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company, related notes and other financial information incorporated by reference into this Proxy Statement. The Company's independent public accountants have not examined the projected selected consolidated financial data presented and do not express an opinion or any other form of assurance thereon.

      The projections appearing on this page are forward looking statements. Although the projections represent the best estimate of the Company, for which the Company believes it had a reasonable basis as of the time of the preparation thereof, of the results of operations and financial position of the Company, they are only an estimate, and actual results may vary considerably. Consequently, the inclusion of the projection information herein should not be regarded as a representation by the Company or any other entity or person that the projection results will be achieved. Readers are cautioned not to place undue reliance on this data.


                                         THE STROBER ORGANIZATION, INC.

                             (In thousands of dollars, except percentage and
						per share data)

                                      Three Months Ended                 Year Ended
                                          (Unaudited)                   December 31,
                                                                         (Unaudited)
                                Dec. 31,             Dec. 31,               1997
                                  1996                 1995
INCOME STATEMENT DATA:
Net sales                          $37,200               29,747             143,540
Gross profit                         9,900                7,943              37,607
Net income                             777                  721               3,796
Net income per share               $  0.14                 0.14                0.70
Weighted average number of           5,394                5,195		      5,394
 shares outstanding
BALANCE SHEET DATA:
Working capital                    $25,992               23,691              30,369
Total assets                        52,571               44,544              56,708
Long-term debt less current          2,498                1,224   	      4,338
installments
Stockholders' equity(1)             37,213               33,524              40,010
Book value per share                  7.16                 6.72                7.70
Tangible book value(2)              30,697               26,798              33,704
Tangible book value per share     $   5.91                 5.37                6.49

____________________________________

(1) Assumes the exercise on October 1, 1996 of all options that expire on December 31, 1996 for an aggregate of 166,751 Common Shares with an aggregate exercise price of $266,658 resulting in total outstanding Common Shares of 5,194,198.

(2)     Stockholders equity less intangible assets.

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

      The following unaudited pro forma consolidated financial statements have been prepared by presenting the consolidated financial statements of the Company on the assumptions that the Merger was effective as of September 30, 1996 for the pro forma consolidated balance sheet and as of the beginning of the respective year of each income statement presented below. This summary below should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto, incorporated by reference into this Proxy Statement. The summary unaudited pro forma consolidated financial statements should be read in conjunction with the pro forma consolidated financial statements and the notes thereto beginning on page 48 of this Proxy Statement. Results of the interim period are not necessarily indicative of results to be expected for the year. The unaudited pro forma financial statements are for illustrative purposes only and do not purport to represent what the Company's financial position or results of operations would actually have been had the transaction in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The adjustments for the pro forma consolidated financial statements are based on available information and upon certain assumptions which management believes are reasonable.


                      SUMMARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                               SEPTEMBER 30, 1996
                                                 (in thousands)

                                                Combined
						Pro Forma
Current assets                                   36,325
Property and equipment, net                       5,513
Goodwill, net                                     5,865
Other assets                                      1,628
Total assets                                     49,331
Current liabilities                              15,066
Long-term debt, less current installments        25,265
Stockholders' equity                              9,000

                 SUMMARY UNAUDITED PRO FORMA CONSOLIDATED  STATEMENTS OF
	   	  			OPERATIONS
                            NINE MONTHS ENDED SEPTEMBER 30, 1996
                                      (in thousands)



                                              	Combined
					      	Pro Forma
Net sales                                       100,898
Gross profit                                     26,676
Income from operations                            4,141
Interest income (expense), net                   (1,756)
Other income (expense)                              476
Net income before tax                             2,861
Net income after tax                              1,660


              SUMMARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR THE YEAR ENDED DECEMBER 31, 1995
                                            (in thousands)


                                      		Combined
						Pro Forma
Net sales                                       125,813
Gross profit                                     33,186
Income from operations                            5,049
Interest income (expense), net                   (2,308)
Other income (expense)                              (22)
Net income before tax                             2,719
Net income after tax                              1,567

                                       INTRODUCTION


GENERAL

   This Proxy Statement is being furnished to holders of the outstanding common shares, par value $.01 per share (the "COMMON SHARES"), of The Strober
Organization, Inc. (the "COMPANY") in connection with the solicitation of proxies by the Board of Directors of the Company (the "BOARD OF DIRECTORS") for use at a Special Meeting of Stockholders of the Company to be held on February __, 1997, at 10:00 a.m., New York Time, at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., The Legal Center, One Riverfront Plaza, 10th Floor, Newark, New Jersey 07102, including any adjournments or postponements thereof (the "SPECIAL MEETING").


THE SPECIAL MEETING

   At the Special Meeting, holders of the Common Shares will consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of November 11, 1996 (the "MERGER AGREEMENT"), pursuant to which: (a) Hamilton NY Acquisition Corp. ("ACQUISITION SUB"), a Delaware corporation and a wholly owned subsidiary of Hamilton Acquisition LLC, a Delaware limited liability company, ("PURCHASER"), will be merged with and into the Company (the "MERGER") and the entire equity interest in the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), will be owned by Purchaser; and (b) each Common Share that is outstanding at the effective time of the Merger (the "EFFECTIVE TIME"), other than Common Shares held by the Purchaser and Common Shares in respect of which dissenters' rights have been perfected, will be converted into the right to receive $6.00 per share in cash, without interest (the "MERGER CONSIDERATION"). Common Shares held by Purchaser or the Company, if any, will be cancelled without consideration. Acting on the unanimous recommendation of a special committee of the Board of Directors comprised of four (4) directors, none of whom are executive officers or employees of the Company (the "SPECIAL COMMITTEE"), the Board of Directors of the Company has unanimously approved and adopted the Merger Agreement. The Special Committee and the Board of Directors of the Company unanimously recommend that stockholders vote "FOR" approval and adoption of the Merger Agreement. See "Special Factors -- Recommendation of the Special Committee and Board of Directors of the Company; Fairness of the Merger."


RECORD DATE; QUORUM; REQUIRED VOTE

   The close of business on January 10, 1997 (the "RECORD DATE") has been fixed as the record date for determining holders of Common Shares entitled to vote at the Special Meeting. Each Common Share outstanding on such date is entitled to one vote at the Special Meeting. As of the Record Date 5,194,198 Common Shares were outstanding and held by approximately 471 holders of record. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

   Pursuant to the Delaware General Corporation Law (the "DGCL") and the Company's Restated Certificate of Incorporation, assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Shares entitled to vote is required to approve the Merger. Pursuant to a certain Proxy Agreement, dated as of November 11, 1996 (the "PROXY AGREEMENT") eight (8) Company Stockholders holding the right to vote 3,160,941 Common Shares, or approximately 61% of all of the issued and outstanding Common Shares, have granted Purchaser an irrevocable proxy to vote their Common Shares in favor of the Merger, and other matters. For additional information regarding the irrevocable proxy held by Purchaser, see "Special Factors -- Proxy Agreement," "-- Interest of Certain Persons in the Merger" and "Ownership of Common Shares."


PROXIES

   Common Shares represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" approval and adoption of the Merger Agreement.

   A Company Stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: The Strober Organization, Inc., Pier 3, Furman Street, Brooklyn, New York 11201, Attention: Secretary.

   If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

   STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON SHARES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING COMMON SHARES WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE MERGER -- CONVERSION OF COMMON SHARES AND "-- SURRENDER OF COMMON SHARE CERTIFICATES."


SOLICITATION OF PROXIES

   The cost of solicitation of the proxies from the Company Stockholders contemplated by the Proxy Statement will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and custodians for the expenses of forwarding solicitation materials to beneficial owners of Common Shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company, may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Company, New York, New York to assist in soliciting proxies and to provide materials to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, the Company will pay to Morrow & Company a fee of approximately $7,500, plus expenses.

                                  THE PARTIES

THE COMPANY

   The Company is a supplier of building materials serving professional building contractors out of its eleven (11) building Supply Centers in New York, New Jersey, Connecticut and Pennsylvania. The Company was incorporated in 1986 in Delaware as the parent of the various affiliated companies which had previously conducted the Strober business for more than 80 years. The Company's principal executive offices have recently been relocated to Pier 3, Furman Street, Brooklyn, New York 11201, and its telephone number is (718) 875-9700.


PURCHASER

   Purchaser was organized as a Delaware limited liability company in November 1996 to acquire the Company. Purchaser was formed to acquire the Company and has conducted no activities to date except for those related to the organization of Acquisition Sub and incident to the Merger. Purchaser's principal executive offices are located at 82 Devonshire Street, Boston, Massachusetts 02109, and its telephone number at such location is (617) 563-1301.


ACQUISITION SUB

   Acquisition Sub was incorporated in Delaware in November 1996 to serve as the vehicle through which Purchaser is to acquire the Company. Acquisition Sub has conducted no activities to date except for those incident to the Merger. Acquisition Sub's principal executive offices are located at 82 Devonshire Street, Boston, Massachusetts 02109, and its telephone number at such location is (617) 563-1301.


                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

   The Board was aware that, although the Company had survived the severe recession in the building materials industry in the beginning of the 1990's, the recovery of the real estate market experienced in recent years may not necessarily continue. The Company projected only limited growth in revenues for the next several years and expected continued consolidation of the market in the region in which the Company operates with resulting pressure on the Company's gross operating margins. These factors, together with the seasonality of the building materials industry in the Northeast, and the Company's reliance upon the professional contractor segment of the building materials industry (which often requires the Company to provide trade financing), were all factors which may be the basis for the Company's relatively low price to earnings ratio and public stock price. The underlying basis for the Company undertaking the search and evaluation process described in this section was the Board's belief that there might be strategic alternatives to the Company's present operations that might provide better value for the benefit of all of the Company Stockholders.

   In the third quarter of 1994, Company management prepared detailed financial projections of Company operations through December 31, 1996, summaries of which were circulated to different financial advisors on a confidential basis for their informal assessment as to whether there might exist strategic alternatives that the Company should explore in seeking to enhance value for all of the Company Stockholders. Additional financial and operating information was provided to those financial advisors in order to give them insight as to the Company and to enable them to determine their ability to meet the Company's requirements. At its November 1994 meeting, the Board of
Directors was provided with the respective backgrounds of those financial advisors, management's analysis of their relative strengths and their initial fee and expense requirements. Based on this review, the Board authorized management to continue such discussions with those and other prospective financial advisors as to retaining a financial advisor on the Company's behalf in order to assist in evaluating strategic alternatives to the Company's current course of independent operations and whether the Board could be able to better enhance value for all of the Company Stockholders through alternative means. Discussions with and presentations to such advisors continued but were interrupted by an inquiry from a prospective strategic purchaser in March 1995. Discussions with this strategic purchaser extended to facility tours but finally resulted in such prospective purchaser advising the Company that the Company's operations would prove to be too great an extension from the prospective purchaser's existing business. Following termination of the Company's discussions with the prospective purchaser, at its August 1995 meeting, the Board of Directors reviewed all of the prospective financial advisors and their respective engagement letters and authorized management to negotiate and engage a financial advisor to the Company. Accordingly, on August 16, 1995, the Company retained Hill Thompson to assist the Board of Directors in evaluating alternatives to enhance value for the benefit of all of the Company Stockholders specifically by pursuing the possible sale of the Company in its entirety to a strategic or financial purchaser. The only limitation imposed by the Company on the scope of Hill Thompson's search and evaluation was that although the building materials distributors operating in the Company's market region which were competitors of the Company were aware of the search and evaluation process, upon their inquiry, the information provided them was limited so as to not provide such competitors with key inside confidential information concerning the Company's methods of operations, manpower loading and product mix. Such limitations were not imposed upon building materials distributors operating outside the Company's market region.

   Subsequently, the Company provided Hill Thompson with various requested background materials describing the Company's operations and the Company commenced the preparation of an information memorandum for future distribution to potential prospective purchasers describing the Company's operations, management, product mix, and competitive advantages. Prior to disseminating this memorandum, Hill Thompson prepared an introductory letter describing the industry and the scope of the Company's operations without specifically identifying the Company. This letter was intended to be sent to potentially interested parties.

   In October 1995, before any introductory letters were distributed to prospective purchasers, Frederick Marino made an unsolicited call to Robert J. Gaites, President of the Company, and asked if the Company would be interested in considering a proposal from Mr. Marino for the acquisition of the entire Company. Mr. Marino was familiar with the Company's operations as his former company, Marino Industries, was a supplier of steel products to the Company for resale to professional contractors. After signing a confidentiality agreement with the Company, Mr. Marino was sent a preliminary form of the informational memorandum and Mr. Marino began evaluating the Company and soliciting prospective third party financing participants. The Company advised Mr. Marino that it would not enter into either a letter of intent or an exclusivity agreement with him but would only enter into an adequately financed definitive agreement with a strategic or financial purchaser if the Company determined that a sale would enhance value for the benefit of all of the Company Stockholders.

   In December 1995, the Company and Hill Thompson finalized the informational memorandum and commenced circulating the introductory letter to prospective strategic and financial purchasers. Over the next nine months, this letter was sent to over 245 prospective strategic and financial purchasers. Of these prospective strategic and financial purchasers, 90 entered into a confidentiality agreement, under customary terms, in which they agreed not to use confidential information provided them in the course of their evaluation of the Company. Each entity signing the confidentiality agreement was provided with copies of the informational memorandum, which set forth, among other things, the Company's projections through 1997. After reviewing the memorandum, Hill Thompson asked the initially interested parties whether they desired to continue discussions with the Company including undertaking further due diligence, meeting with Company management and/or viewing Company facilities in the field. Of the interested entities receiving the informational memorandum, twelve (12) such entities sought additional information, review of due diligence data rooms and/or tours of the Company facilities.

   One of these interested entities raised the possibility of acquiring only a portion of the outstanding Common Shares at $6.00 per Common Share together with a Company buyback of additional Common Shares. This approach was viewed by the Special Committee as not being in the best interest of all of the Company Stockholders.

   As Hill Thompson continued to seek prospective strategic and financing purchasers, the Board determined to publicly announce that it had retained Hill Thompson to conduct a search and evaluation process with the intent of soliciting interest from additional prospective purchasers despite its concerns as to the effect a public announcement would have on the morale of the Company's employees. This announcement was made on February 20, 1996 and elicited additional prospective purchaser contacts to Hill Thompson.

   These additional contacts included the prospective strategic purchaser which had contacted the Company in March 1995. The prospective strategic purchaser again contacted the Company in February 1996, entered into a confidentiality agreement in early March 1996 and was sent the Company's informational memorandum for review. This prospective strategic purchaser sent a due diligence team to review Company facilities and documentation in late April 1996. Drafts of transactional documents were exchanged with this party which would have provided for a 100% tender offer for all of the Company's outstanding Common Shares and the continued employment of Company management in Company operations, all at a still to be negotiated price. This price was understood to range up to as high as $6.30 per Common Share but was subsequently reduced downwards to $6.00 per Common Share to reflect the prospective strategic purchaser's assessment of Company operations. However, before these matters could be presented to the Board for its consideration, the prospective strategic purchaser informed the Company that the Company's operations presented an inherent conflict with its approach to its existing customer base and terminated its discussions with the Company on May 20, 1996.

   Subsequently on May 22, 1996, the Company received a confidential letter from an affiliate of the Purchaser setting forth the affiliate's possible interest in the acquisition of the Company in a tender offer structure at a mutually acceptable price in which Mr. Marino would be the Chief Executive Officer of Company or any successor to the Company after the proposed acquisition. Extensive discussions were had with the affiliates of the Purchaser over the next several months as to the structure of any possible transaction and the pre-conditions which the affiliates would seek to have in place prior to the negotiation and execution of definitive agreements including the Purchaser affiliates' desire to obtain an exclusivity agreement and recovery of transaction costs in the event the Company was subject to material environmental remediation costs or in certain other situations. Although the Company refused to enter into an exclusivity agreement, the Purchaser's affiliates and the Company subsequently agreed to jointly pay the costs of undertaking phase I and II environmental investigations of the Company's facilities. There were then extended discussions as to the most effective structure of the transaction, each of which had different implications as to the effect of several possible pre-conditions to the negotiation and execution of definitive agreements. During this period, the Company agreed that if it were to enter into an exclusivity agreement or a definitive agreement with another party that it would reimburse the Purchaser affiliates for a portion of their transaction costs.

   In parallel with these extended discussions, the Company continued to have discussions and undertake due diligence with third parties, one of which discussed the possibility of acquiring all of the Company at a price greater than $4.50 per Common Share but no more than $5.00 per Common Share.

   The foregoing discussions and background were available to the Special Committee during its series of meetings and conference calls held in October and November 1996 prior to making its recommendation to the Board of Directors at its November 8, 1996 meeting.

   This recommendation was accepted by the Board and the definitive transaction agreements, including the Merger Agreement, were executed as of November 11, 1996. See "Special Factors - Recommendation of the Special Committee and Board of Directors of the Company; Fairness of the Merger."

   On November 20, 1996, the Company announced that it had received an unsolicited third party offer to purchase the Company at $6.50 per Common Share and pay for all termination fees and expenses that would have been incurred by the Company in terminating the Merger Agreement with the Purchaser. In furtherance of the Board's fiduciary duties to the Company Stockholders, and as expressly permitted by the Merger Agreement, the Company entered into discussions with, provided information to, and commenced negotiations with this third party. On November 22, 1996, the third party requested that the Company consent to participation by the third party's principal lender in the contemplated third party offer. The Company's consent, waiver and release was sent to the third party that same day in the same form as it was subsequently adopted by the Special Committee. On November 27, 1996, the Company announced that it had been informed by the third party that its unsolicited $6.50 per share offer was withdrawn because the required financing had not been forthcoming.

   On November 27, 1996, the Company announced that a purported Company Stockholder had commenced a lawsuit against the Company and its directors seeking certification as a class action in connection with the Merger Agreement. See "Subsequent Events; Stockholders Litigation."

   On December 5, 1996 the Company announced that it had received an unsolicited third party offer to purchase the Company at $6.50 per Common Share. In furtherance of the Board's fiduciary duties to the Company Stockholders, and as expressly permitted by the Merger Agreement, Company management and members of the Special Committee met with this third party to discuss the implementation of this offer, and the third party and its lender were provided access to all of the Company's due diligence materials. On December 17, 1996, the Company announced that it had been informed by the third party that its unsolicited $6.50 per share offer was withdrawn. Through the date of this Proxy Statement, the Company has not received any other bona fide acquisition proposals for the purchase of all, or a portion of, the Company.


PURPOSE AND STRUCTURE OF THE MERGER

   Purchaser's purpose for the Merger for the reasons described below is to acquire all of the equity interest in the Company represented by the outstanding Common Shares. The Board of Directors will, pursuant to the Merger Agreement, call the Special Meeting to vote to approve and adopt the Merger Agreement. In the Merger, each Common Share will be converted into the right to receive an amount in cash equal to $6.00, without interest.

   In determining to acquire the Common Shares at this time, Purchaser focused on a number of factors including the Company's historic financial results, its financial condition, operation and prospects and the potential for success and/or growth in the Company's geographic market.

   The acquisition of the Common Shares has been structured as a cash merger in order to provide a prompt and orderly transfer of ownership of the equity interest represented by Common Shares to Purchaser.


RECOMMENDATION OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS OF THE COMPANY; FAIRNESS OF THE MERGER

   At a meeting held on November 8, 1996, the Special Committee unanimously determined that the terms of the Merger are fair to, and in the best interests of, all of the Company Stockholders, including all unaffiliated Company Stockholders, and recommended that the Board of Directors approve and adopt the Merger Agreement and that the Board of Directors recommend to the Company Stockholders that such stockholders vote to approve and adopt the Merger Agreement. At a meeting held immediately thereafter, at which all of the directors of the Company were present, based on the unanimous recommendation of the Special Committee, the Board of Directors unanimously approved and adopted the Merger Agreement, unanimously determined to recommend to the Company Stockholders that they vote to approve and adopt the Merger Agreement and unanimously determined that the terms of the Merger are fair to, and in the best interests of all of the Company Stockholders. See "Special Factors -- Background of the Merger."

   THE SPECIAL COMMITTEE. In determining to recommend to the Board of Directors that it approve and adopt the Merger Agreement, and in determining, the fairness of the terms of the Merger, the Special Committee considered the following factors, each of which, in the Special Committee's view, supported the Special Committee's determination to recommend the Merger:

   (i)the financial condition, assets, results of operations, business and prospects of the Company, and the risks inherent in achieving those prospects, including the belief of management of the Company, as expressed to the Special Committee and which the Special Committee found to be reasonable, that the Company's prospects were dependent in significant part upon the actions of its suppliers in pricing products to the Company; the ability of the Company to either expand by opening additional yards or making acquisitions of smaller participants in the industry; the possibility of national building material distributors serving professional contractors entering the Company's market area; and the possibility of national building material distributions already in the Company's market area but which essentially only service the retail market (such as Home Depot) expanding their market by seeking to service professional contractors;

   (ii)the terms and conditions of the Merger Agreement, including the amount and form of consideration, the nature of the parties' representations, warranties, covenants and agreements, and the conditions to the obligations of Purchaser and Acquisition Sub under the Merger Agreement including Purchaser's ability to finance the transaction;

   (iii)the belief of the members of the Special Committee that $6.00 per Common Share was the best price that could be obtained from Purchaser;

   (iv)the fact that the $6.00 per Common Share to be received by the Company Stockholders in the Merger represented a substantial premium over the reported average closing price of the Common Shares during the prior five (5) years;

   (v)the opinion of Hill Thompson as to the fairness from a financial point of view of the $6.00 per Common Share to be received by the Company Stockholders and the analyses presented to the Special Committee by Hill Thompson. See "-- Opinion of Financial Advisor - Hill Thompson Capital Markets, Inc.";

   (vi)the stock price and trading volume history of the Common Shares and the fact that such Common Shares are thinly traded; and

   (vii)the availability of dissenters' rights under the DGCL to dissenting Company Stockholders in the Merger.

   In light of the number and variety of factors the Special Committee considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to assign relative weights to the foregoing factors, and, accordingly, the Special Committee did not do so.

   Although the Special Committee did consider historical trading prices of the Common Shares, the Special Committee did not consider trading prices of the Common Shares for the period from its initial public offering in November 1986 at $12.00 per share to the commencement of the 1989 recession as the real estate industry was significantly restructured during this period with significantly reduced demand in turn significantly reducing the Company's gross margins as compared to the margins it earned prior to the Company's public offering. The Special Committee did consider the discounted cash flow value of the Company as computed by Hill Thompson.

   The Special Committee consulted with Hill Thompson during the course of the Special Committee's deliberations regarding Hill Thompson's financial evaluation of the Company. The Special Committee believed that Hill Thompson's analysis was reasonable.

   The Special Committee believes that the Merger is procedurally fair because:
(i) the Special Committee consists of disinterested directors appointed to represent the interests of, and to negotiate on an arm's length basis with Purchaser on behalf of, the Company Stockholders; and (ii) Hill Thompson, as financial advisor, conducted a wide ranging search for and evaluation of the opportunities identified during this process, and is satisfied with the efforts undertaken to seek to identify prospective purchasers. In addition, the Special Committee believes that the Merger is procedurally fair because the $6.00 per Common Share price and the other terms and conditions of the Merger Agreement resulted from an extensive search and evaluation process which identified Purchaser and from active arm's length bargaining between the Special Committee and Purchaser.

   The Special Committee recognized that the sale of a continuing business often takes place in the ordinary course under circumstances in which (i) operating management owns a significant amount of the business's equity prior to the transaction; (ii) operating management continues to be employed in the business by the purchaser after the transaction; (iii) operating management is afforded the opportunity to invest in the continuing business; and (iv) the prospective purchaser may obtain one or more of a variety of "lock-up" agreements from one or more significant owners of the business to insure the completion of the sale transaction. The interests of operating management and certain significant Company Stockholders as discussed in this Proxy Statement were considered by the Special Committee in its negotiation of this proposed transaction.

   The Special Committee noted that although Company management owned, in the aggregate, approximately 24% of the Company's equity, the negotiation of the Merger Agreement including the terms of the Merger and the amount and type of consideration was conducted on an arm's length basis by the Special Committee consisting solely of outside directors. Further, it was not a condition of the Merger Agreement that terms of employment be reached between the Purchaser and Company management and it was noted that the Company did not have any existing employment agreements with Company management that could be assigned to the Purchaser. Although the Purchaser may afford certain members of Company management the opportunity to invest in up to an aggregate of $750,000 of Purchaser capital, it was not a condition of the Merger Agreement that any Company Stockholder or member of Company management make such an investment. Further, the grant of the voting power to the Purchaser by certain significant Company Stockholders pursuant to the Proxy Agreement was made only after the negotiation of the terms of the Merger, and the voting power granted to the Purchaser by the Proxy Agreement would be terminated if the Company determined that a superior proposal existed and the Company unilaterally terminated the Merger Agreement. Finally, the Special Committee obtained from the Purchaser a representation and warranty that, although the Purchaser might enter into employment arrangements with members of Company management prior to the Effective Time, during the negotiations and prior to the execution of the Merger Agreement, there were no agreements, arrangements or understandings between Company management and/or Company Stockholders on the one hand, and the Purchaser or its affiliates on the other hand that could result in any payment (cash or otherwise) to such members of Company management or Company Stockholder other than the Merger Consideration. Accordingly, the Special Committee did not believe that the presence of these circumstances in the proposed transaction impaired the fairness of the transaction.

   THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors has determined, following the unanimous recommendation of the Special Committee and the receipt from Hill Thompson of its written opinion dated November 7, 1996 to the effect that the Merger is fair to the Company Stockholders from a financial point of view, that the Merger is fair to, and in the best interests of, all of the Company Stockholders, including all unaffiliated Company Stockholders, has approved and adopted the Merger Agreement, and recommends that all of the Company Stockholders vote to approve and adopt the Merger Agreement. Messrs. Gaites and Yanuklis initially abstained from voting in the matter based on the potential conflict arising from their ongoing interest in the Purchaser which had been fully disclosed to the Special Committee.

   After the Board approved the Merger, by a vote of five in favor and Messrs. Gaites and Yanuklis abstaining, Messrs. Gaites and Yanuklis noted for the minutes their determination that the Merger was fair to and in the best interests of all of the Company Stockholders and that the minutes reflect that the entire Board was unanimous in this determination.

   The Merger is not structured so that approval of at least a majority of unaffiliated Company Stockholders is required. A majority of directors who are not employees of the Company did not retain an unaffiliated representative to act solely on behalf of unaffiliated Company Stockholders for the purposes of negotiating the terms of the Merger and/or preparing a report concerning the fairness of the Merger.

   PURCHASER.   The  Purchaser  did  not  have any involvement in  the  Special
Committee's evaluation of the fairness of the Merger to the Company Stockholders and did not undertake any formal evaluation of its own as to the fairness to the Company Stockholders.

OPINION OF FINANCIAL ADVISOR -- HILL THOMPSON CAPITAL MARKETS, INC.

   HILL THOMPSON CAPITAL MARKETS, INC. The Company retained Hill Thompson Capital Markets, Inc. ("HILL THOMPSON") to act as financial advisor to the Company in connection with the Merger and has assisted the Board of Directors of the Company in its review of the fairness from a financial point of view of the consideration to be received by the Company Stockholders. Hill Thompson was retained based on its experience in connection with mergers and acquisitions and in securities valuations generally as well as Hill Thompson's familiarity with relevant markets and the Company. THE COMPLETE TEXT OF HILL THOMPSON'S OPINION IS ATTACHED HERETO AS ANNEX B AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HILL THOMPSON.

   On November 8, 1996, Hill Thompson delivered to the Company's Board its written opinion dated November 7, 1996 to the effect that, as of such date and based on matters described therein, the Merger is fair to the Company Stockholders from a financial point of view. Hill Thompson orally confirmed such opinion to the Board as of the date of its delivery, and subsequently consented to its inclusion in the Proxy Statement. Hill Thompson did not determine the amount of consideration to be paid in the Merger, but rather the consideration was offered by the Purchaser and negotiated by the Special Committee. Hill Thompson's opinion to the Company's Board addresses only the fairness from a financial point of view of the Merger, and does not constitute a recommendation to the Company Stockholders as to how such Stockholders should vote at the Special Meeting. Hill Thompson expresses no opinion as to the tax consequences of the Merger and Hill Thompson's opinion as to the fairness of the Merger does not take into account the tax status or position of any particular Company Stockholder.

   In connection with its opinion, Hill Thompson reviewed, among other things, the Merger Agreement; the Company's Annual Reports to Stockholders, Annual Reports on Form 10-K of the Company, and related financial information for each of the last five fiscal years ended December 31, 1995; Quarterly Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1996 and June 30, 1996 and a preliminary draft quarterly report on Form 10-Q for the quarterly period ending September 30, 1996; certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company furnished to Hill Thompson by the Company; and certain financial information regarding various entities affiliated with the Purchaser furnished by such entities. Hill Thompson also held discussions with members of the senior management of the Company regarding the Company's past and current business operations, financial condition and future prospects. At the request of the Company, Hill Thompson also solicited third party interest with respect to the acquisition of the Company. The only limitation imposed by the Company on the scope of Hill Thompson's search and evaluation was that although the building materials distributors operating in the Company's market region which were competitors of the Company were aware of the search and evaluation process, upon their inquiry, the information provided them was limited so as to not provide such competitors with key inside confidential information concerning the Company's methods of operations, manpower loading and product mix. Such limitations were not imposed upon building materials distributors operating outside the Company's market region. In addition, Hill Thompson reviewed the reported price and trading history of the Company, compared certain financial and stock market information for the Company with similar information for certain other publicly traded companies deemed by it to be comparable to the Company, reviewed the financial terms of certain recent business combinations that Hill Thompson deemed relevant, and performed such other studies and analyses and considered such other information as it considered appropriate.

   The financial forecasts of the Company reviewed by Hill Thompson were prepared by the management of the Company. Such forecasts were not prepared with a view towards public disclosure and have not been independently verified by Hill Thompson. The forecasts were based on numerous variables and assumptions which are inherently uncertain, including, without, limitation, factors related to industry performance and general business, commodity and economic forecasts. Accordingly, actual results could vary significantly from those set forth in such forecasts.

   In connection with its opinion, Hill Thompson did not independently verify the financial, legal, tax, operating and other information provided by the Company and the various entities affiliated with the Purchaser. Hill Thompson relied upon the assurances of the Company and Purchaser that all such information provided by them, respectively, is complete and accurate in all material respects and that there is no additional information known to either of them that would make information made available to Hill Thompson either incomplete or misleading. Hill Thompson did not make any independent appraisal or valuation of any asset of either company. With respect to the projected financial data of the Company, Hill Thompson assumed that such data have been reasonably prepared and represent the best currently available estimates and judgements of the Company's management as to the future financial performance of the Company.

   In connection with its opinion, Hill Thompson also performed studies, analyses and inquires and considered other information as it considered relevant. In particular, in conducting its analysis and arriving at its opinion as to the fairness, from a financial point of view of the consideration to be received by the Company's Stockholders, rendered to the Company's Board of Directors on November 8, 1996, Hill Thompson performed the following financial analyses:

          (i) DISCOUNTED CASH FLOW ANALYSIS - Based upon the forecasts prepared by the management of the Company, Hill Thompson performed a discounted cash flow analysis to estimate the net present value of future free cash flows as of December 31, 1996 if the Company were to continue to operate on a stand-alone basis. In conducting this analysis, Hill Thompson assumed a discount rate in the range of 13%-16%, derived from a weighted average cost of capital analysis of the Company, and a terminal free cash flow multiple of 12, derived from a review of market multiples of comparable publicly traded companies, to determine the residual value of the Company. The net present value of projected free cash flow, when combined with the terminal values, yielded a total enterprise value in the range of $28.0-$30.8 million. On a fully diluted basis, which would include the proceeds from the conversion of outstanding options, Hill Thompson derived an implied equity value of the Company's Common Shares of $5.16 to $5.64 per share.

        (ii) STOCK PRICE AND TRADING ANALYSIS - Hill Thompson reviewed the trading activity, including price and volume of the Common Shares since January 2, 1987. Hill Thompson noted that since January 31, 1990, the daily closing prices of the Common Shares ranged from a high of $6.00 per share on November 11, 1993 to a low of $.875 per share on December 18-20, 1990. Hill Thompson also noted that from the period beginning January 31, 1990 and ending on November 6, 1996, the Common Shares have traded at or below $4 per share for 77% of all trading days during this period and have traded at or below $5 per share for 98% of all trading days during this period. In addition, Hill Thompson compared the indexed performance of the Common Shares and the NASDAQ Index since 1989. The detailed information of the indexed performance of the Company's Common Shares and the NASDAQ Index is included in Annex E. Hill Thompson noted that the Company's Common Shares had been under-performing the market during this period. Hill Thompson believes that the results of the above stock price and trading analysis support Hill Thompson's conclusion as to the fairness of the Merger Consideration to the Company Stockholders from a financial point of view.

       (iii) ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES - Hill Thompson compared certain financial data and multiples of income statement parameters accorded to other publicly-traded companies that Hill Thompson deemed comparable to the Company. Financial data compared included market capitalization, total capitalization, revenues, gross profit, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), net income, book value, gross margin, EBIT margin, EBITDA margin, net margin, and debt to equity ratio. Multiples compared included total capitalization to revenue, total capitalization to EBIT, total capitalization to EBITDA, price per share to earnings per share, and market capitalization to book value. Although the comparisons of EBIT, EBITDA and earnings per share were less favorable than the comparisons of revenue and book value, Hill Thompson believed that this was due in part to differences in financial and operating characteristics of the comparable companies and, overall, regarded the conclusions with respect to such comparisons as supportive of its opinion with respect to the fairness from a financial point of view of the consideration to be received by the Company Stockholders. A list of the publicly traded companies that Hill Thompson deemed comparable to the Company and a comparison of their applicable ratios to those of the Company is attached hereto as Annex E.

        (iv) ANALYSIS OF COMPARABLE TRANSACTIONS - Hill Thompson examined publicly available information on acquisition transactions in the past few years, including acquisitions of one comparable public company and one public company with some of the characteristics of the Company. Hill Thompson noted that the premiums paid in these transactions were slightly higher than the premium paid in this transaction (i.e. 17.8% and 17.6% as compared to 14.3%). A summary of these two transactions is set forth in Annex E. Overall, Hill Thompson believes that the result of its comparable transactions analysis support Hill Thompson's conclusion as to the fairness of the Merger Consideration to the Company Stockholders from a financial point of view. However, Hill Thompson concluded that these analyses were less useful because (x) there were only two comparable transactions where public information was available and (y) the possible effect on the Company stock price from the public disclosure on February 20, 1996 of Hill Thompson's retention by the Company for the purpose of advising on strategies to enhance Company Stockholder value.

      The analysis of Comparable Publicly Traded Companies performed by Hill Thompson indicated that the price to earnings ("P/E") ratio of the Company was lower than that of four of the seven other comparable companies listed in Annex
E. Hill Thompson recognized that if the Company's value was determined by the use of the average P/E ratio of other building material distributors as applied to the Company's earnings, then a higher value would be implied and that this factor taken alone would not support the fairness determination. However, Hill Thompson noted that three of the seven other comparable building material distributors listed in Annex E had losses and thus lower P/E ratios than that of the Company and that the Company's low P/E ratio could be attributed to the Company's business being concentrated in the Northeast and essentially limited to professional contractors which often requires the Company to provide trade financing. On balance, Hill Thompson determined that the comparison of P/E ratios led to mixed results and, accordingly, should be viewed as not being supportive of its conclusion as to the fairness of the Merger Consideration to the Company Stockholders from a financial point of view.

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Hill Thompson believes its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Hill Thompson made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the Company's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Hill Thompson's opinion is based on market, economic and other conditions that exist and can be evaluated as of the date of its opinion, and on information available to it as of such date.

      Hill Thompson is a 65 year old, New York based investment banking firm. As part of its investment banking business, Hill Thompson is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and other purposes.

      Pursuant to a letter agreement dated August 16, 1995 (the "ENGAGEMENT LETTER"), the Company engaged Hill Thompson to act as the Company's financial advisor in connection with a possible Sale Transaction (as defined in the Engagement Letter) to enhance the value of the Company in a manner satisfactory to the Company Stockholders. Pursuant to the terms of the Engagement Letter, it was agreed that the Company would pay Hill Thompson (a) a $20,000 non-refundable retainer (the "RETAINER"); (b) a fee equal to 1.5% of the first $20 million of the Aggregate Consideration (as defined in the Engagement Letter) received in connection with any Sale Transaction and 2% of the balance of said Aggregate Consideration (less the Retainer), with a minimum fee of $150,000; and (c) a fee in connection with the rendering of its opinion of $62,500. It was further agreed that the Company would reimburse Hill Thompson for its reasonable out-of-pocket fees and expenses, including professional fees and disbursements, and indemnify Hill Thompson against certain liabilities. In the event the Merger is consummated, Hill Thompson will be paid an aggregate fee of approximately $609,770 by the Company.


SOURCES AND AMOUNT OF FUNDS; PAYMENT FOR COMMON SHARES

      The total amount of funds to be used to purchase the Common Shares and terminate all then outstanding options for Common Shares following the Effective Time of the Merger is $32,363,510. The Purchaser has delivered to the Company copies of commitment letters (the "FINANCING LETTERS") expiring February 28, 1997 from Congress Financial Corporation (the "CONGRESS LETTER") and CoreStates Financial Corp. (the "CORESTATES LETTER"). Under the terms of the Congress Letter, the Surviving Corporation will be provided with a $25 million revolving line of credit with a minimum three (3) year term (the "CREDIT LINE"). The Credit Line provides an interest rate of 1% per annum above the rate announced from time to time by CoreStates Bank, N.A. as its "prime rate" or, at the Surviving Corporation's option, a rate of 3.25% per annum above, the adjusted Eurodollar rate used by Congress Financial Corporation. The Credit Line will be secured by a first security interest in and lien upon all of the existing and future assets of the Surviving Corporation and any of its subsidiaries and will be guaranteed by the Surviving Corporation and any of its subsidiaries. Under the terms of the CoreStates Letter, an aggregate of $4 million will be provided through the issuance of subordinated amortizing six (6) year notes (the "NOTES"). The Notes provide an interest rate of 6.50% in excess of the yield on five year treasury notes (and may be fixed by Purchaser), are secured by a second lien on all of the accounts receivable and inventory of the Surviving Corporation of its subsidiaries and are guaranteed by the Surviving Corporation and any of its subsidiaries. Additionally, pursuant to the CoreStates Letter, the Surviving Corporation will grant to CoreStates Financial Corp. warrants representing the right to purchase up to 10% of the fully diluted outstanding common stock of the Surviving Corporation (the "WARRANTS"). The Warrants will be exercisable for ten (10) years from the date of issuance and will have an exercise price equal to the book value of the Surviving Corporation's stock at the time of issuance. The
Financing Letters currently expire on February 28, 1997. Although the Purchaser has agreed to use its best efforts to obtain financing to consummate the Merger and the obtaining of such financing is not a condition to Purchaser's obligations to consummate the Merger, there can be no assurance that such extension, or alternative financing in lieu of such extension, will be forth. See "The Merger -- Sources and Amounts of Funds; Payment for Common Shares," and "Special Factors -- Fees and Expenses."

      Equity investments in the aggregate of $9 million are also being made in the Purchaser. Purchaser has represented that, assuming satisfaction or waiver of all applicable conditions set forth in the Financing Letters, the debt financing and the equity investment will provide sufficient funds to (i) pay the Merger Consideration with respect to all of the Common Shares; and (ii) prepay, redeem, refinance or renegotiate the Company's existing indebtedness, if required to consummate the Merger, and pay any and all fees, expenses, costs and penalties in connection with any such prepayment, redemption, refinancing or renegotiation. Based on the Company's assets as of December 31, 1996, and assuming the closing conditions of the Financing Letters are met, the eligible borrowing base of the Surviving Corporation as it would be defined under the Financing Letters would be sufficient, together with the Purchaser's $9 million of equity and the Company's existing cash balances, so as to pay the Merger Consideration, transaction costs and closing fees. Purchaser has agreed not to amend the Financing Letters (except for possible extensions) without the prior written consent of the Company, which consent shall not be unreasonably withheld. It is currently contemplated that Purchaser may afford certain officers of the Company the opportunity to invest up to an aggregate of
$750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management will receive approximately 8.1% of Purchaser's equity on a fully diluted basis solely as a means to align the interests of management of the Surviving Corporation with the interests of its stockholders. It is not a condition of the Merger that such Company management members make such contribution. In the event such Company management members are afforded the opportunity to invest and elect not to so invest, the remaining equity investments will be made in Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. In the event that such Company management members make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the Purchaser. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that made by the other investors in Purchaser. See "Management of Purchaser, Acquisition Sub and the Company --
Directors and Executive Officers (or Equivalent) -- Company Management Participation."


PLANS FOR THE COMPANY AFTER THE MERGER

      Except as indicated in this Proxy Statement, the Purchaser does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the sale of the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or any material change in the Company's capitalization or any other material changes in the Company's corporate structure. The Purchaser may, following the consummation of the Merger, effect various mergers involving the Surviving Corporation and certain of its subsidiaries with and into various newly formed limited liability companies, corporations or similar entities in order to accomplish certain financial, tax and administrative goals. Those transactions will not result in a change in control of the Purchaser or the Surviving Corporation. Purchaser may also pursue various transactions, both in the Company's geographic region and in areas contiguous thereto, which may result in growth of the Surviving Corporation's business and/or customer base or in Purchaser's acquisition of businesses or assets which complement the Company's existing business and customer base. Any of such transactions may require Purchaser and/or the Surviving Corporation to pursue additional equity investments and/or debt financing in order to consummate such transactions. There can be no assurance that any such transactions will be consummated on terms acceptable to Purchaser, if at all. In addition, the Board of Directors of Acquisition Sub shall be the Board of Directors of the Surviving Corporation. The Board of Directors of the Surviving Corporation will subsequently elect officers of the Surviving Corporation.

      Upon consummation of the Merger, Purchaser intends to retain the Surviving Corporation as a partially-owned or wholly-owned subsidiary of Purchaser and the executive officers of the Surviving Corporation after the Merger will include Frederick Marino as Chairman of the Board and Chief Executive Officer, Robert J. Gaites as Chief Operating Officer, John Yanuklis as Executive Vice President and David Polishook as Chief Financial Officer. Each of the Company's managers in charge of the Company's 11 facilities would also be invited to continue their employment with the Surviving Corporation on substantially similar terms. Purchaser anticipates that the assets, business and operations of the Surviving Corporation will be continued substantially as they are currently being conducted by the Company. Management of Purchaser may, however, cause the Surviving Corporation to make such changes as are deemed appropriate, including investigating potential transactions to enhance the Surviving Corporation's operations after the Merger, and intends to continue to review the Surviving Corporation and its assets, businesses, operations, properties, policies, corporate structure, capitalization and management and to consider if any changes would be desirable in light of the circumstances then existing. In addition, Purchaser intends to continue to review the business of the Surviving Corporation and identify synergies and cost savings. See "-- Interest of Certain Persons in the Merger."


SUBSEQUENT EVENTS; STOCKHOLDER LITIGATION

      As set forth in the Background of the Merger, the Company spent over one year in planning and conducting a search for and evaluation of alternatives to its independent operation to seek to enhance value for the benefit of all Company Stockholders with the result that on November 11, 1996 the Company announced execution of the Merger Agreement providing for the sale of the Company at $6.00 per share.

      On November 22, 1996, an action entitled VICKREY V. THE STROBER ORGANIZATION, INC., ET AL, was commenced in New York State Supreme Court, New York County (Index 96-605853) against the Company and each of the seven directors of the Company seeking certification as a class action. The plaintiff, allegedly a Company Stockholder, alleges upon information and belief that the directors breached their fiduciary and other common law duties by failing to act in good faith to maximize Company Stockholder value in the sale of the Company. Substantively, the complaint alleges that the $6.00 per Common Share sales price would constitute a price/earnings (P/E) ratio of less than 10 and that other companies allegedly within the same industry are consistently priced by the public market at P/E multiples of 10 or higher. Pre-trial discovery has not yet commenced in this case. The Company's management (principal members of which are defendants in the action) believe that the actions of the Board in undertaking its search and evaluation process has resulted in significant enhancement of value for the benefit of all Company Stockholders during which time the Company and its directors have only acted in good faith in accordance with all of their fiduciary duties to the Company Stockholders and accordingly, that the VICKREY action is without merit.

      The VICKREY complaint demands judgement as follows:

      (a) declaring the suit to be a proper class action and certifying plaintiff as representative;

      (b) ordering the individual defendants to carry out their fiduciary duties to plaintiff and the other members of the alleged class by announcing their intention to:

                  (i) cooperate fully with any entity or person having a BONA FIDE interest in proposing any transaction which would maximize Company Stockholder value, including but not limited to, a buy-out or takeover of the Company;
                  (ii) immediately undertake an appropriate evaluation of the Company's worth as a merger/acquisition candidate;
                  (iii) take all appropriate  steps  to  enhance  the Company's value and attractiveness as a merger/acquisition candidate;
                  (iv) take all appropriate steps to effectively expose the Company to the marketplace in an effort to create an active auction of the Company;
                  (v)   act independently  so  that the interests of the public
            Company                                               Stockholders
            will be protected; and
                  (vi) adequately ensure that no conflicts of interest exist between the individual defendant's own interests and their fiduciary obligations to maximize shareholder value and act with entire fairness or, in the event such conflicts exist, to ensure that all conflicts of interest are resolved in the best interests of the public Company Stockholders;

      (c) enjoining the proposed transaction or, if consummated, rescinding it;

      (d) ordering the individual defendants, jointly and severally to account to plaintiff and the alleged class for all damages suffered and to be suffered by them as a result of the acts and transactions alleged;

      (e) awarding plaintiff the costs and disbursements of the VICKREY action, including a reasonable allowance for plaintiff's attorneys' and experts' fees; and

      (f)   granting such other and further relief as may be just and proper.

      On January 8, 1997, all defendants served their answers to the VICKREY action denying the substantive claims made and setting forth defenses including that the complaint fails to state a claim upon which relief can be granted, that the complaint is barred because plaintiff lacks standing to bring the action as a class action, that the claims alleged are derivative in nature and plaintiff has failed to make proper demand upon the Board of Directors of the Company and that the directors have all acted in good faith. Pre-trial discovery in the VICKREY action commenced in mid-January 1997.

      The VICKREY action is a pending legal proceeding that occurred after the execution of the Merger Agreement and may have a materially adverse effect on the Surviving Corporation and its subsidiaries taken as a whole so as to constitute a "Pending Legal Proceeding" as that term is defined in the Merger Agreement. The obligation of the Purchaser to consummate the Merger is subject to the satisfactory termination of any Pending Legal Proceeding (including the VICKREY action) or waiver by the Purchaser of the presence of any such Pending Legal Proceeding. Therefore, there can be no assurance that the Merger will be consummated. In the event the Purchaser elects not to consummate the Merger as a result of a Pending Legal Proceeding, the Purchaser would be obligated to reimburse the Company for the Company Expenses.

      On July 31, 1996, a non-profit organization of local Brooklyn, New York civic associations sought to prevent The Port Authority of New York and New Jersey from leasing Pier 3 on the Brooklyn, New York waterfront to a subsidiary of the Company by filing an action against the Port Authority and the Company in the United States District Court, Eastern District of New York. During the pendency of this action, the Company completed its leasehold improvements at the Pier 3 site and commenced operations there. On January 22, 1997, the Company announced that a decision had been rendered in the case dismissing with prejudice all of the federal claims asserted by the plaintiff. The Court also noted that the Port Authority and the Company had made strong arguments for dismissing the claims that were brought under state law, but the Court declined to exercise supplemental jurisdiction over those claims. Accordingly, the state law claims were dismissed without prejudice.


INTEREST OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of the Board of Directors of the Company, the Company Stockholders should be aware that certain officers and directors of the Company have certain interests in the Merger, including those referred to below, that present actual or potential conflicts of interest in connection with the Merger. The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them along with other matters described under "-- Recommendation of the Special Committee and Board of Directors of the Company; Fairness of the Merger."

      OWNERSHIP OF COMMON SHARES. As of the date of this Proxy Statement, the executive officers and directors of the Company beneficially owned an aggregate of 1,239,101 Common Shares, constituting approximately 24% of the total number of Common Shares then outstanding. Such individuals have informed Purchaser that they intend to vote all of their Common Shares in favor of the Merger. If the Merger is consummated, such persons will receive an aggregate of approximately $8.5 million for their Common Shares and options for Common Shares.

      The following table sets forth, as of the date of this Proxy Statement, the number of Common Shares and options for Common Shares owned by, and the aggregate amounts to be received by, each executive officer and director of the Company who owns any Common Shares pursuant to the Merger. Other than the individuals named below, no executive officer or director of the Company owns any Common Shares.

                                               NUMBER OF COMMON SHARES                                         MERGER CONSIDERATION
DIRECTOR/EXECUTIVE OFFICER                                                              OPTIONS                   TO BE RECEIVED
Robert J. Gaites, Chairman, CEO                  482,136 (1)(2)(17)                   88,053 (3)                    $3,051,452
and President
David W. Bernstein, Director                             29,100 (4)                   50,000 (5)                       262,881
Joseph Mangino, Sr., Director                                10,500                   50,000 (5)                       151,281
Alvin Murstein, Director                                     15,000                   50,000 (5)                       178,281
Emil W. Solimine, Director                               18,500 (6)                   50,000 (5)                       199,281
John Yanuklis, Director and                      476,540 (1)(7)(17)                   73,618 (8)                     2,984,554
Executive Vice President
Eliott Zieky, Director and Senior                             0(16)                   20,867 (9)                      39,763
Vice President
Albert Brower, Senior Vice                      104,231 (1)(12)(17)                   27,637(13)                       674,203
President
David J. Polishook, Chief                                17,000(14)                    60,000(15                       207,938
Financial Officer
Richard Schaefer, Vice President                         77,049(10)                   65,597(11)                       580,880
Richard Young, Senior Vice                                9,045(17)                   20,000(16)                        89,583
President
Edward Zieky, Senior Vice                                     0(17)                   20,867 (9)                        39,763
President
All officers and directors as a                           1,239,101                     576,639                     $8,459,860
group (12 persons)

________________________

      (1) This person is a party to the Proxy Agreement with Purchaser which permits Purchaser to vote this person's Common Shares in favor of the Merger. See "-- Proxy Agreement."

      (2) Includes 147,180 shares held by a charitable remainder trust for the benefit of Mr. Gaites and his spouse and for which Mr. Gaites retains an irrevocable proxy to vote such Common Shares and 2,000 shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such shares. Includes 25,000 Common Shares as a result of the exercise of options that would have expired December 31, 1996. See "Special Factors -- Exercise of Company Stock Options Expiring on December 31, 1996."

      (3) Consists of 25,000, 37,500 and 25,553 of Common Shares subject to presently exercisable options held by Mr. Gaites at exercise prices of $4.75, $3.625 and $4.50 per share which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (4) Includes 100 Common Shares owned by Mr. Bernstein's wife. Mr. Bernstein is also the trustee of a trust established by Sue Strober for the benefit of her son and daughter which holds 180,960 Common Shares for which Ms. Strober retains an irrevocable proxy to vote such Common Shares. Ms. Strober is also a party to the Proxy Agreement. Mr. Bernstein disclaims beneficial ownership of all such Common Shares.

      (5) Consists of 12,500, 18,750 and 18,750 Common Shares subject to presently exercisable options each held by the outside directors at an exercise price of $4.75, $3.625 and $4.50 per share, respectively, which expire on March 9, 1997, March 8, 2000 and March 12, 2001, respectively.

      (6) 1,000 of these Common Shares are owned by Emar, Ltd., of which Mr. Solimine is the sole shareholder and 17,500 of these Common Shares are owned by Deye Limited Partnership of which Mr. Solimine is a general partner.

      (7) Includes 140,000 Common Shares held by a charitable remainder trust for the benefit of Mr. Yanuklis and his spouse for which Mr. Yanuklis retains an irrevocable proxy to vote such Common Shares. Mr. Yanuklis disclaims beneficial ownership of such shares. Includes 23,286 Common Shares as a result of the exercise of options that would have expired December 31, 1996. See "Special Factors -- Exercise of Company Stock Options expiring on December 31, 1996."

      (8) Consists of 22,737, 23,503 and 27,378 Common Shares subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $4.75, $3.625 and $4.50 per share respectively of which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (9) Consists of 1,684, 10,152 and 9,031 of Common Shares subject to a presently exercisable option held by each of Edward and Eliott Zieky at an exercise price of $4.75, $3.625 and $4.50 per share respectively which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (10)   Includes  67,218  Common  Shares as a result of  the  exercise  of
options that would have expired December  31,  1996.   See  "Special Factors --
Exercise of Company Stock Options Expiring on December 31, 1996."

      (11) Consists of 15,789, 27,586 and 22,222 Common Shares subject to presently exercisable options held by Mr. Schaefer at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (12) Includes 25,000 Common Shares held by a charitable remainder trust for which Mr. Brower retains an irrevocable proxy to vote such Common Shares. Excludes 150 shares owned by a relative of Mr. Albert Brower. Mr. Brower disclaims beneficial ownership of such shares. Includes 9,107 Common Shares as a result of the exercise of options that would have expired December 31, 1996. See "Special Factors -- Exercise of Company Stock Options Expiring on December 31, 1996."

      (13) Consists of 8,211, 10,759 and 8,667 Common Shares subject to presently exercisable options held by Mr. Brower at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (14)   Includes  15,000  Common  Shares  as a result of the  exercise  of
options that would have expired December 31, 1996.   See  "Special  Factors  --
Exercise of Company Stock Options Expiring on December 31, 1996."

      (15) Consists of 15,000, 22,500 and 22,500 of Common Shares subject to presently exercisable options held by Mr. Polishook at exercise prices of $4.75, $3.625 and $4.50 per share which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (16) Consists of 5,000, 7,500 and 7,500 of Common Shares subject to presently exercisable options held by Mr. Young at exercise prices of $4.75, $3.625 and $4.50 per share which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (17) The above-named director or member of management is a party to a reorganization agreement dated as of October 1, 1986, as amended, providing such individual with a right of prior notice and first refusal to purchase Common Shares which any other party to the agreement desires to sell. These rights have been waived by each such individual, and by all other individuals holding such rights, in order to enter into the Merger Agreement and the Proxy Agreement and to consummate the transactions contemplated thereby.
                              _______________________________

      DIRECTORS AND OFFICERS. Immediately upon consummation of the Merger, all of the Company's directors will resign. Pursuant to the Merger Agreement, the directors and officers of Acquisition Sub will be the directors and officers of the Surviving Corporation, and the Purchaser will appoint their successors. Subsequent to the closing of the Merger, all of the Company's officers are expected to be employed by the Surviving Corporation. It is currently contemplated that Purchaser may afford certain officers of the Company the opportunity to invest up to an aggregate of $750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management will receive approximately 8.1% of Purchaser's equity on a fully diluted basis solely as a means to align the interests of management of the Surviving Corporation with the interests of its stockholders. It is not a condition of the Merger that such Company management members make such contribution. In the event that such Company management members are afforded the opportunity to invest and make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the Purchaser. In the event such Company management members are afforded the opportunity to invest and elect not to so invest, the remaining equity investments will be made in the Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. In the event that such Company management members make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the Purchaser. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that made by the other investors in Purchaser. Robert J. Gaites and John Yanuklis, the President and Chief Executive Officer, and an Executive Vice President of the Company, respectively, have each indicated a present intention to invest up to $200,000 in the Purchaser after the completion of the Merger. These executives have advised the Company that in the event the Purchaser affords them an opportunity to invest in the Purchaser, they expect to make all or a portion of such investment. The following persons constitute the remaining members of management who may be afforded the opportunity to invest up to an aggregate of $350,000 in the Purchaser after the completion of the Merger:

                       NAME                       TITLE

        Edward Zieky                  Senior Vice President
        Eliott Zieky                  Director and Senior Vice President
        Richard Schaefer              Vice President
        Nicholas Tenebruso            Vice President of Brooklyn subsidiary
        Robert Groeninger             Vice President of Brooklyn subsidiary
        William Umbach                Vice President of New Jersey subsidiary
        Lawrence Hamershock           Vice President of  Pennsylvania subsidiary
        David Polishook               Chief Financial Officer
        Richard Young                 Vice President

      Neither the Purchaser's initial proposal, nor the negotiations between the Purchaser and the Company which followed, required any member of the Company's management to invest in the Purchaser as a condition to a proposed transaction between the Purchaser and the Company. None of the directors serving on the Special Committee have been nor will be afforded investment opportunities in the Purchaser. The Purchaser has advised the Company that these investment opportunities are being provided solely as a means for establishing incentive to management of the Surviving Corporation by providing them with a small, non-controlling equity stake. See "Special Factors -- Sources and Amount of Funds; Payment for Common Shares," and "Management of Purchaser, Acquisition Sub and the Company -- Directors and Executive Officers (or Equivalent) of Purchaser and Acquisition Sub -- Company Management Participation."

      SPECIAL COMMITTEE. Each member of the Board of Directors who was not, and is not at the present time, an employee of the Company serves on the Special Committee that approved the Merger and its recommendation to the Company stockholders. The Special Committee initially included Robert J. Gaites, the Company's President and Chief Executive Officer. When it became apparent that one of the likely prospective investors would be a financial purchaser and might seek an equity contribution to be made by Company management in connection with the acquisition of the Company, the Committee overseeing the search and evaluation process was reconstituted with the resignation of Mr. Gaites, so that the Special Committee would have only members who were outside directors and not employees of the Company.
Accordingly, the Special Committee that approved the Merger and its recommendation to the Company Stockholders consists of Messrs. Bernstein, Mangino, Murstein and Solimine. In accordance with existing Board compensation policies, each member of the Special Committee has been paid $1,000 for each meeting attended in person and $250 for each meeting held by teleconference of the Special Committee. From August 1995 through the date of this Proxy Statement, the Special Committee has been paid an aggregate of $17,000 for their efforts. This compensation arrangement is in accordance with the Company's existing policies and is intended to compensate the members thereof for the significant additional time commitment that would be required of them in connection with fulfilling their duties and responsibilities as members of the Special Committee and is payable without regard to whether the Special Committee approved the Merger or whether the Merger is consummated.

      INDEMNIFICATION AND INSURANCE. Purchaser has agreed in the Merger Agreement that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of the Company provided for in the Company's Certificate of Incorporation and in each subsidiaries' certificate of incorporation (or similar organizational document) or their respective By-laws as in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and continue without amendment in full force and effect for a period of not less than six (6) years from the Closing; PROVIDED; HOWEVER, that all rights to indemnification in respect of any claims (a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. Purchaser has further agreed that at or prior to the Effective Time, Purchaser shall also continue the Company's existing directors' and officers' liability insurance coverage for the Company's directors which shall provide such directors with coverage for six years following the Effective Time; PROVIDED, HOWEVER, that the aggregate cost of such policy may not exceed $200,000. Accordingly, the Company has obtained a rider to its existing directors' and officers' insurance policy which, for a one-time premium payment of $178,000 would provide for such coverage. The Company expects to pay such premium immediately prior to the Effective Time. See "The Merger -- Officers' and Directors' Insurance; Indemnification."

      SEVERANCE ARRANGEMENTS. The Company and its Chief Financial Officer, David J. Polishook, are parties to a Severance and Non-Competition Agreement dated as of January 1, 1995, pursuant to which, among other things, Mr. Polishook is entitled to certain benefits if subsequent to a Change in Control of the Company (as defined in the agreement), (a) Mr. Polishook terminates his employment for Good Reason (as defined in the agreement) or (b) the Company terminates Mr. Polishook's employment. Such benefits include (a) Mr. Polishook's base salary, as of the date of employment termination, on a bi-weekly basis, for a period of two years (with a possible reduction under certain circumstances); (b) the maintenance for a period of two years after employment termination (with certain exceptions) of insurance benefits; and (c) all outstanding and unexpired Company stock options held by Mr. Polishook that are not then exercisable shall become immediately exercisable.

      REORGANIZATION AGREEMENT. Under a reorganization agreement dated as of October 1, 1986 entered into as part of the Company's initial public offering among the Company, Messrs. Brower, Gaites, Yanuklis, Young, Edward Zieky and Eliott Zieky, two other executive officers and certain other Company stockholders and former officers, in the event the Company terminates without cause the employment of a party to the reorganization agreement, the Company is obligated to engage the terminated party as a consultant for two years with a retainer equal to 75% of that individual's then current base salary. During such period the consultant would be barred from competing against the Company in its existing markets. The parties to the reorganization agreement have waived their rights under the reorganization agreement and have agreed that the reorganization agreement will be terminated as of the Effective Time of the Merger.


EXERCISE OF COMPANY STOCK OPTIONS EXPIRING ON DECEMBER 31, 1996

      At the November 7, 1996 meeting of the Special Committee, the members discussed the circumstances under which Company stock options to purchase an aggregate of 166,751 Common Shares were issued as of December 31, 1991 at an exercise price of $1.125 and as of March 4, 1993 at an exercise price of $1.75 (which in each case, as provided in the applicable stock option plan, was the then current market price of the Common Shares) and would expire on December 31, 1996 in accordance with their respective terms. The Special Committee was advised that (i) if the Merger were successfully consummated, the trading price of the Common Shares prior to the consummation of the Merger would typically not be expected to reach the level of the Merger Consideration; (ii) the exercise of such options was a taxable event to the eight individuals holding such options and that a significant tax withholding payment would by required to be made by such option holders; (iii) closing of any possible transaction resulting from the search and evaluation process would most likely extend beyond December 31, 1996; and (iv) several of the option holders were insiders, who under Company policies could not then buy or sell Common Shares on the market to fund the applicable tax withholding payment. Accordingly, the Special Committee determined to recommend to the Board that the Company offer to loan to these option holders the exercise price of the options together with the tax withholding amount to facilitate their exercise of the options, such loan to bear interest at the Company's rate of borrowing and to be payable upon the sooner of the closing of any sale transaction or one year from the date of loan. The loan would be secured by a pledge of the purchased Common Shares pending repayment of the loan. Upon exercise of such options, the holders of the purchased Common Shares would be entitled to vote such Common Shares. As of the date of this Proxy Statement, all of such holders have borrowed an aggregate of approximately $495,070 from the Company and exercised all such options to purchase an aggregate of 166,751 Common Shares, which Common Shares are held by the Company as collateral for the loan. As three holders of options for 57,393 Common Shares are also signatories of the Proxy Agreement, the exercise of these options had the effect of increasing the number of Common Shares subject to the Proxy Agreement from 3,103,548 Common Shares at the date of execution of the Merger Agreement to 3,160,941 Common Shares as of the date of this Proxy Statement.

      The following table sets forth the names of the option holders who participated in Company financed option exercises, the number of Common Shares received as a result of such exercises, the Merger Consideration to be received for such Common Shares financed by the Company to enable such option holders to exercise those options, and the amount of proceeds to be received by such option holder for such Common Shares following the repayment of such loan.

NAME                      Number of Common Shares        Merger Consideration to         AMOUNT FINANCED         Amount of Proceeds
                           Received Upon Company          be Received for Such           BY THE COMPANY          After Repayment of
                              Financed Option                    Shares                                             Company Loan
                               Exercises (1)
Albert C. Brower                   9,107                            $  54,642            $  26,388                 $  28,254
Robert J. Gaites                  25,000                              150,000               76,750                    73,250
Robert Groeninger                 11,429                               68,574               35,087                    33,487
Robert Merkl                       3,000                               18,000                9,210                     8,790
David J. Polishook                15,000                               90,000               43,956                    46,044
Richard Schaefer                  73,929                              443,574              217,540                   226,034
Nicholas Tenebruso                 6,000                               36,000               18,420                    17,580
John Yanuklis                     23,286                              139,716               67,719                    71,997



      (1) Sets forth the options exercised on December 10, 1996 of which options for an aggregate of 40,250 Common Shares were granted on December 31, 1991, and options for 126,501 Common Shares were granted on March 4, 1993, respectively, at exercise prices of $1.13 per share and $1.75 per share, respectively. All of such Common Shares are pledged to the Company as collateral to secure the loans made by the Company to finance the option exercises.

PROXY AGREEMENT

      In the course of its negotiations with the Company, the Purchaser requested that several of the significant Company Stockholders consider whether it was in the best interests of all of the Company Stockholders for the Company to enter into the Merger Agreement with Purchaser and if so, if such Company Stockholder would enter into the Proxy Agreement dated as of November 11, 1996 (the "PROXY AGREEMENT") pursuant to which the Purchaser would be entitled to vote such Company Stockholders' Common Shares in favor of the Merger. A copy of the Proxy Agreement is set forth in Annex D. The table set forth below identifies each of the Company Stockholders who are a party to the Proxy Agreement; the number of issued and outstanding Common Shares beneficially owned by such persons; the voting power of which shall be voted by the Purchaser; the number of options for Company Shares held by such persons and the aggregate Merger Consideration to be received by such persons. Because any possible exercise of the options listed below would post date the Record Date for the Special Meeting, these options do not represent potential voting power at the Special Meeting.


NAME/CAPACITY                                          COMMON SHARES                     OPTIONS                      MERGER
                                                    BENEFICIALLY OWNED               EXERCISABLE FOR            CONSIDERATION TO BE
Sue Strober, Investor (1)(4)(5)                           948,201                          -0-                       $5,689,206
Robert J. Gaites, Chairman, CEO and                       482,136                        88,053 		      3,051,452
President (2)(4)(5)(6)
John Yanuklis, Director and Executive                     476,540                        73,618			      2,984,554
Vice President (3)(4)(5)(6)
John Guerin, Investor (4)(5)                              422,250                          -0-                        2,533,500
Gordon Sandler, Investor (4)(5)                           399,486                          -0-                        2,396,916
Richard King, Investor (4)(5)                             200,931                          -0-                        1,205,586
Nathan Schwartzberg, Investor (4)(5)                      127,166                          -0-                          762,996
Albert C. Brower, Senior Vice President                   104,231                        27,637                         674,203
(4)(5)(6)(7)
TOTAL:                                                  3,160,941


      (1) Includes an aggregate of 84,650 Common Shares held in trusts of which Ms. Strober is the trustee for her son and daughter and 180,960 Common Shares held in a trust of which Mr. David Bernstein is a trustee for Sue Strober's son and daughter. Includes an aggregate of 91,200 Common Shares which Ms. Strober gave to her son and daughter but Ms. Strober retains an irrevocable proxy to vote such Common Shares. Ms. Strober disclaims beneficial ownership of all such Common Shares. Includes an aggregate of 1,500 Common Shares which have previously been transferred to third parties as a gift but have not yet been registered in such parties' names.

      (2) Excludes 25,000, 37,500 and 25,553 shares of Common Stock subject to presently exercisable options held by Mr. Gaites at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 147,180 shares held by a charitable remainder trust for the benefit of Mr. Gaites and his spouse and for which Mr. Gaites retains an irrevocable proxy to vote such Common Shares and 2,000 shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such shares.

      (3) Excludes 22,737, 23,503 and 27, 378 shares of Common Stock subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, of which 22,737 expire on December 31, 1997, 23,503 expire on March 8, 2000 and 27,378 expire on March 12, 2001.
Includes 140,000 Common Shares held by a charitable remainder trust for the benefit of Mr. Yanuklis and his spouse for which Mr. Yanuklis retains an irrevocable proxy to vote such Common Shares.

      (4) The above-named beneficial owner is a party to a reorganization agreement dated as of October 1, 1986 providing such beneficial owner with a right of prior notice and first refusal to purchase shares of the Company's Common Stock which any other party to the agreement desires to sell. These rights have been waived by each such individual, and by all other individuals holding such rights, in order to enter into the Merger Agreement and the Proxy Agreement and to consummate the transactions contemplated thereby. (See "Special Factors -- Interest of Certain Persons in the Merger").

      (5) Such shares are subject to the proxy granted to Purchaser pursuant to the Proxy Agreement. See "Special Factors -- Interest of Certain Persons in the Merger."

      (6) Additional options to purchase 166,751 Common Shares were outstanding at the time the Merger Agreement was executed which by their terms would have expired on December 31, 1996. These 166,751 options have subsequently been exercised and applicable tax withholdings made utilizing loan proceeds from the Company. Of these options, Mr. Gaites borrowed $76,750 from the Company to exercise 25,000 options; Mr. Yanuklis borrowed $67,719 to exercise 23,286 options and Mr. Brower borrowed $26,388 from the Company to exercise 9,107 options. See "Special Factors -- Exercise of Company Stock Options Expiring on December 31, 1996."

      (7) Excludes 8,211, 10,759 and 8,667 Common Shares subject to presently exercisable options held by Mr. Brower at exercise prices of $4.75, $3.624 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 25,000 Common Shares held by a charitable remainder trust for which Mr. Brower retains an irrevocable proxy to vote such Common Shares. Excludes 150 shares owned by a relative of Mr. Albert Brower. Mr. Brower disclaims beneficial ownership of such shares.

      Sue Strober is the spouse of Eric Strober, the grandson of the Company's founder and principal stockholder and chief executive officer of the Company when it went public in November 1986. Ms. Strober succeeded to these Common Shares upon Mr. Strober's death in 1988. Messrs. Guerin, King, Sandler, and Schwartzberg are former directors and Senior Vice Presidents of the Company. All of these persons have entered into customary confidentiality agreements concerning the Company. Mr. Guerin, joined the Company in 1981 and resigned in 1990. Mr. King joined the Company in 1981 and resigned in 1988. Mr. Sandler joined the Company in 1976 and resigned in 1991. Mr. Schwartzberg joined the Company in 1980 and resigned in 1990. At the time of their respective resignations, Messrs. Guerin, King, Sandler and Schwartzberg had 21, 26, 38, and 38 years of experience in the industry, respectively. Each of these five individuals have had no subsequent role in the management of the Company, collectively own 2,098,034 Common Shares or approximately 40% of the outstanding Common Shares and each advised the Company that they believed that it was in the best interests of all of the Company's Stockholders for the Company to enter into the Merger Agreement with Purchaser. In addition, the eight Company Stockholders agreed that if the Merger Agreement were to be terminated because the Company had entered into a binding definitive agreement to effect a superior proposal and those Company Stockholders within six months of the termination of the Merger Agreement subsequently were to sell their Common Shares, then such Company Stockholder would be obligated to pay to Purchaser an amount in cash equal to 50% of the difference between the consideration to be paid in the superior proposal and the Merger Consideration provided under this Merger.


CERTAIN EFFECTS OF THE MERGER

      As a result of the Merger, the entire equity interest of the Company will be owned by Purchaser. Therefore, following the Merger, the Company Stockholders will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in the value of the Company. Following the Merger, Purchaser will benefit from any increases in the value of the Company and also bear the risk of any decreases in the value of the Company.

      The Company Stockholders will have no continuing interest in the Company following the Merger. As a result, the Common Shares will no longer meet the requirements of the NASDAQ National Market for continued listing and will, therefore, be delisted from the NASDAQ National Market.

      The Common Shares are currently registered as a class of securities under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). Registration of the Common Shares under the Exchange Act may be terminated upon application of the Company to the Securities and Exchange Commission ("SEC") if the Common Shares are not listed on a national securities exchange or quoted on the NASDAQ National Market and there are fewer than 300 record holders of the Common Shares. Termination of registration of the Common Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to the Company Stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of
Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders' meetings pursuant to Section 14(a), and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. If registration of the Common Shares under the Exchange Act is terminated, the Common Shares would no longer be eligible for listing on the NASDAQ National Market. It is the present intention of the Purchaser to seek to cause the Company to make an application for the termination of the registration of the Common Shares under the Exchange Act as soon as practicable after the Effective Time of the Merger.

      In addition, assuming that Messrs. Gaites and Yanuklis each invest $200,000 in the Purchaser after the completion of the Merger, the interest of Messrs. Gaites and Yanuklis in the Company's tangible book value and net income would decrease from their current respective levels of 9.3% and 9.2% to that of 2% each. Following the Merger, in dollar terms, the respective interests of Messrs. Gaites and Yanuklis in (i) the Company's tangible book value as of September 30, 1996 would decrease from their current respective levels of approximately $2.75 million and $2.72 million to that of approximately $63,000 each and (ii) the Company's net income for the nine months ended September 30, 1996 would decrease from approximately $243,000 and $240,000 to $33,200 each. See "Management of Purchaser, Acquisition Sub and the Company -- Company Management Participation."



CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general summary of the material federal income tax consequences of the Merger to the holders of the Common Shares under the law in effect as of the date hereof. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company Stockholders as described herein. The following discussion is for general information only, and may not apply to particular categories of holders, such as financial institutions, broker-dealers, tax-exempt entities, holders who acquired their Common Shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company and holders who are not citizens or residents of the United States. THE FOLLOWING SUMMARY WAS PREPARED BY OUTSIDE COUNSEL TO THE COMPANY. THE COMPANY HAS NOT RETAINED AN INDEPENDENT TAX CONSULTANT WITH REGARD TO THE TAX CONSEQUENCES OF THE MERGER. ALL HOLDERS OF THE COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER TO THEM WITH SPECIFIC REFERENCE TO THEIR PARTICULAR TAX SITUATIONS, INCLUDING SUCH TAX CONSEQUENCES UNDER STATE, LOCAL, FEDERAL AND FOREIGN TAX LAWS.

      The receipt of cash in exchange for Common Shares pursuant to the Merger, and the receipt of cash by a Company Stockholder who exercises his, her or its dissenter's rights under the DGCL, will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Company Stockholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such Company Stockholder's adjusted tax basis in the Common Shares and the amount of cash received in exchange therefor (other than amounts received pursuant to a Company Stockholder's statutory rights of appraisal that are denominated as interest, which amounts would be taxable as ordinary income). Such gain or loss will be a capital gain or loss if such Company Stockholder has held such Common Shares as capital assets within the meaning of Section 1221 of the Code. Such capital gain or loss will be a long-term capital gain or loss if such Company Stockholder has held such Common Shares for more than one year as of the date of exchange. There are certain limitations on the deductibility of capital losses. A Company Stockholder who also owns, directly or by attribution, stock or other equity interest of Purchaser as of the date of exchange should consult such Company Stockholder's own tax advisor regarding the possibility that the cash received will be treated as a dividend.

      Pursuant to the Merger Agreement, either Acquisition Sub or the Company will pay or cause to be paid any real property transfer taxes arising from the Merger. The amount of such taxes paid by either Acquisition Sub or the Company may result in the deemed receipt of additional consideration by Company Stockholders. However, in that event, under Section 164(a) of the Code, a Company Stockholder should reduce the amount realized on the sale by the amount of the tax paid, so that the payment of the tax would have no effect on the amount of gain or loss recognized by the Company Stockholder in the Merger.

      Cash received in exchange for Common Shares in the Merger may be subject to a backup withholding tax at a rate of 31%, unless the relevant Company Stockholder is an exempt recipient or complies with certain identification procedures. Upon the consummation of the Merger, the Company's Paying Agent will forward to each Company Stockholder a Form W-9 which when properly completed and returned would fulfill such identification procedures.


ACCOUNTING TREATMENT

      The Merger will be accounted for as a "purchase", as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.


FEES AND EXPENSES

      Estimated fees and expenses incurred or to be incurred by the Company in connection with the Merger are approximately as follows:

Investment banking fees and expenses (excluding fairness opinion fee)...$484,770
Investment banking fairness opinion fee...................................62,500
Legal fees and expenses..................................................800,000
SEC filing fee.............................................................6,473
Printing and mailing fees.................................................24,100
Proxy Solicitation Agent fees..............................................7,500
Paying Agent fees..........................................................4,500
Special Committee fees....................................................17,000
Miscellaneous expenses.....................................................3,500
Accounting expenses........................................................7,500
                      ____________
               Total..................................................$1,417,843
                      ____________

      For information regarding Hill Thompson's engagement by the Special Committee, see "Special Factors -- Background of the Merger," "-- Opinion of Financial Advisor -- Hill Thompson Capital Markets, Inc."

      Estimated fees and expenses incurred or to be incurred by or on behalf of Purchaser in connection with the Merger or which may otherwise be paid or payable by the Company or the Surviving Corporation include financial advisory and consulting fees and expenses of $800,000 to be paid to Proteus Financial Group Incorporated ("PROTEUS"); legal fees and expenses of $850,000; accounting fees and expenses of $20,000; financing commitment fees and related expenses of $453,000; and miscellaneous fees and expenses of $190,000.

      Neither Purchaser nor the Company will pay any fees or commissions to any broker or dealer or any other person (other than Hill Thompson, Proteus, the Proxy Solicitation Agent, and the Paying Agent) for soliciting Common Shares pursuant to the Merger. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Company for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.


                                        THE MERGER

GENERAL

      The following is a summary of the Merger Agreement. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A. The Merger Agreement provides for the merger of Acquisition Sub with and into the Company. The Company will be the Surviving Corporation and it will continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of Acquisition Sub shall cease. The Surviving Corporation shall possess all the property, rights, privileges, powers and franchise of Acquisition Sub and the Company and shall assume and become liable for all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition Sub.

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

      On November 11, 1996 the Company, Acquisition Sub and the Purchaser entered into the Agreement and Plan of Merger dated November 11, 1996 (the "Original Merger Agreement") pursuant to which Acquisition Sub would be merged with and into the Company with the Company being the surviving corporation in the Merger and the entire equity interest in the Company would be owned by the Purchaser. As a result of the Merger, each outstanding Common Share other than Dissenting Shares would be converted into the right to receive the Merger Consideration of $6.00 in cash, without interest all as more fully described in this Proxy Statement. The Original Merger Agreement included a closing condition with respect to the Hart Scott Rodino Antitrust Improvements Act of 1976 and established a termination date of February 28, 1997. On January 22, 1997 the Original Merger Agreement was amended and restated (the "Merger Agreement") by the Company, Acquisition Sub and the Purchaser to delete the aforementioned closing condition and to extend the termination date to March 31, 1997. A copy of the Merger Agreement as amended and restated is attached hereto as Annex A.


EFFECTIVE TIME

      The Effective Time will occur upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger. The Certificate of Merger will be filed as promptly as practicable after requisite approval and adoption of the Merger Agreement and the Merger by the Company Stockholders at the Special Meeting is obtained and the other conditions precedent to the consummation of the Merger have been satisfied, or if permissible, waived. See "The Merger -- Conditions to the Merger," and "Termination and Amendment."


CERTIFICATE OF INCORPORATION; BY-LAWS

      At the Effective Time, the Certificate of Incorporation and by-laws of Acquisition Sub or, at the election of Purchaser, of the Company, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.


DIRECTORS

      The Directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation.


STOCK TRANSFER BOOKS

      At the Effective Time, the Company Share transfer books shall be closed and no transfer of Common Shares may be made thereafter. If after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration as provided above (subject to applicable law in the case of Dissenting Shares).


CONVERSION OF COMMON SHARES

      At the Effective Time: (a) each issued and outstanding Common Share immediately prior to the Effective Time other than (i) Treasury Shares, (ii) Common Shares then owned by Purchaser, Acquisition Sub or any other subsidiary of Purchaser, and (iii) Dissenting Shares, shall by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive the Merger Consideration, upon surrender of the Certificate that immediately prior to the Effective Time evidenced such Common Share; and (b) each Treasury Share and each Common Share outstanding immediately prior to the Effective Time which is then owned by Purchaser, Acquisition Sub or any other subsidiary of Purchaser shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

      Holders of Common Shares who do not vote in favor of the Merger at the Special Meeting and who shall have properly elected to dissent in the manner provided in Section 262 of the DGCL shall be entitled to payment of the fair value of their Common Shares in accordance with, and subject to the provisions of, Section 262 of the DGCL. See "Appraisal - Rights of Dissenting Stockholders; Waiver of Notice."

      All shares of Common Stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for, in the aggregate, one thousand (1,000) validly issued, fully paid and non-assessable shares of common stock, par value $.01, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation.


COMPANY STOCK OPTIONS

      Commencing at least fifteen (15) days prior to the Effective Time, each option holder shall be entitled to exercise such option and if such options are not so exercised prior to the Effective Time, each such holder shall be entitled to receive from the Company in consideration for cancellation of each such option, a cash payment in an amount equal to the product of (x) the number of Common Shares provided for in such option and (y) the excess, if any, of the Merger Consideration over the exercise price per Common Share provided for in such option.


SOURCE OF FUNDS; PAYMENT FOR COMMON SHARES

      The Purchaser has delivered to the Company copies of commitment letters (the "FINANCING LETTERS") expiring February 28, 1997 from Congress Financial Corporation (the "CONGRESS LETTER") and CoreStates Financial Corp. (the "CORESTATES LETTER"). Under the terms of the Congress Letter, the Surviving Corporation will be provided with a $25 million revolving line of credit secured by a first security interest in and lien upon all of the existing and future assets of the Surviving Corporation and any of its subsidiaries. Under the terms of the CoreStates Letter, an aggregate of $4 million of financing will be provided through the issuance of subordinated amortizing six (6) year notes secured by second liens on the accounts receivable and inventory of the Surviving Corporation and any of its subsidiaries. The Financing Letters currently expire on February 28, 1997. Although the Purchaser has agreed to use its best efforts to obtain financing to consummate the Merger and the obtaining of such financing is not a condition to Purchaser's obligations to consummate the Merger, there can be no assurance that such extension, or alternative financing in lieu of such extension, will be forthcoming. See "The Merger -- Sources and Amount of Funds; Payment for Common Shares," and "Special Factors -- Termination Fees and Expenses." Equity investments in the aggregate of $9 million are also being made in the Purchaser. Purchaser has represented that, assuming satisfaction or waiver of all applicable conditions set forth in the Financing Letters, the debt financing and the equity investment will provide sufficient funds to (i) pay the Merger Consideration with respect to all of the Common Shares; and (ii) prepay, redeem, refinance or renegotiate the Company's existing indebtedness, if required to consummate the Merger, and pay any and all fees, expenses, costs and penalties in connection with any such prepayment, redemption, refinancing or renegotiation. Purchaser has agreed not to amend the Financing Letters (except for possible extensions) without the prior written consent of the Company, which consent shall not be unreasonably withheld. It is currently contemplated that Purchaser may afford certain officers of the Company the opportunity to invest up to an aggregate of $750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management would receive approximately 8.1% of Purchaser's equity on a fully diluted basis solely as a means to align the interests of management of the Surviving Corporation with the interests of its stockholders. It is not a condition of the Merger that such Company management members make such contribution. In the event such Company management members are afforded the opportunity to invest and elect not to so invest, the remaining equity investments will be made in Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that made by the other investors in Purchaser. See "Security Ownership of Purchaser and Acquisition Sub."


SURRENDER OF COMMON SHARE CERTIFICATES

      The Purchaser and the Company have designated American Stock Transfer and Trust Company to act as the Paying Agent under the Merger Agreement. Immediately following the Effective Time, Purchaser or Acquisition Sub shall deposit in trust with the Paying Agent, cash in an aggregate amount equal to the product of: (x) the number of Common Shares issued and outstanding on a fully diluted basis immediately prior to the Effective Time (other than Common Shares owned by the Company, Purchaser or Acquisition Sub and Dissenting Shares); and (y) the Merger Consideration (such amount being hereinafter referred to as the "PAYMENT FUND"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for under the Merger Agreement out of the Payment Fund.

      Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates that immediately prior to the Effective Time represented Common Shares (the "CERTIFICATES"), a form letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for its use in effecting the surrender of such Certificates for payment in accordance with the Merger Agreement. Upon the surrender to the Paying Agent of a Certificate, together with a properly completed and duly executed letter of transmittal, and other documents that are customarily required by letters of transmittal in similar situations, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of Common Shares formerly represented by such Certificate and the Merger Consideration, less any applicable withholding tax, if any, and such Certificate shall then be cancelled.

      Until surrendered pursuant to the procedures described above, except with respect to Dissenting Shares, each Certificate shall represent solely the right to receive the Merger Consideration, without interest, into which the number of Common Shares formerly represented by such Certificate shall have been converted.

      Promptly following the date which is one year after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund and the Paying Agent's duties shall terminate.


REPRESENTATIONS AND WARRANTIES

      The Merger Agreement contains various representations and warranties of Purchaser and Acquisition Sub to the Company including, without limitation, with respect to the following matters: (i) the due organization, valid existence and good standing of Purchaser and Acquisition Sub; (ii) the power and authority of Purchaser and Acquisition Sub to enter into the Merger Agreement and the due authorization of the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (iii) that the execution and delivery of the Merger Agreement will not result in a breach of or require any consent or constitute a default under Purchaser's or Acquisition Sub's certificate of incorporation or by-laws or similar governing document or any agreements or contracts to which Purchaser or any of its subsidiaries is a party; (iv) regulatory filings and approvals; (v) the absence of any brokerage fees (other than fees payable to Hill Thompson and Proteus); and (vi) that Purchaser has delivered to the Company true and complete copies of signed letters required by Purchaser with respect to the financing required for the consummation of the transactions contemplated by the Merger Agreement.

      The Merger Agreement also contains various representations and warranties of the Company to Purchaser and Acquisition Sub including, without limitation, with respect to the following matters: (i) the due incorporation, valid existence and good standing of the Company; (ii) the power and authority of the Company to enter into the Merger Agreement and the due authorization of the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (iii) that (except as disclosed) the execution and delivery of the Merger Agreement will not result in a breach of or require any consent or constitute a default under the Company's or any of its subsidiaries certificate of incorporation or by-laws or any agreements or contracts to which the Company or any of its subsidiaries is a party; (iv) capitalization of the Company; (v) the accuracy of the Company's filings with the SEC; (vi) the absence of certain changes or events with respect to the Company since December 31, 1995; (vii) the disclosure of certain litigation matters; (viii) the disclosure of all of the Company's and its subsidiaries' employee benefit plans; (ix) labor matters affecting the Company or its subsidiaries; (x) that (except as disclosed) the Company and each of its subsidiaries has paid all material taxes except such as are reserved for in the Company's balance sheet contained in the most recently filed Company report with the SEC and are being contested in good faith by appropriate proceedings and (except as disclosed) neither the IRS nor any other taxing authority or agency is asserting against the Company or any of its subsidiaries any deficiency or claim for additional taxes; (xi) environmental matters; (xii) real property either owned or leased (currently or in the past) by the Company or its subsidiaries; and (xiii) the absence of any brokerage fees (other than fees payable to Hill Thompson). Such representations and warranties are subject in certain cases to specified exceptions and qualifications.


CONDITIONS TO THE MERGER

      Pursuant to the Merger Agreement, the obligations of each of Purchaser, the Acquisition Sub and the Company, to effect the Merger are subject to the following conditions: (a) the Merger Agreement and the transactions contemplated thereby, including the Merger shall have been approved and adopted by the affirmative vote of the Company Stockholders to the extent required by law and the Company's Certificate of Incorporation, (b) all necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated, except where the failure to so obtain will not, either individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, (c) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the
Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

      In addition, the obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, of the following conditions: (a) each of the representations and warranties of Purchaser and Acquisition Sub in the Merger Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects and (b) Purchaser and Acquisition Sub shall have performed in all material respects all obligations and complied in all material respects with all of the respective agreements or covenants to be performed or complied with by such party under the Merger Agreement.

      Additionally, the obligations of Purchaser and Acquisition Sub to effect the Merger are also subject to the satisfaction, or waiver by Purchaser and Acquisition Sub, of the following conditions: (a) each of the representations and warranties of the Company in the Merger Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects;
(b) the Company shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Company to be performed or complied with by it at or prior to the Effective Date under the Merger Agreement; (c) no pending legal proceeding in (a "PENDING LITIGATION"), or preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or pending in (together with a Pending Litigation a "PENDING LEGAL PROCEEDING"), or issued by, a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would have certain enumerated effects such as restricting, preventing or prohibiting the ownership or operation by Purchaser (or any of its subsidiaries) of any portion of its or the Surviving Corporation's or its subsidiaries' business, properties or assets which is material to such businesses as a whole, or compelling Purchaser (or any of its subsidiaries) to dispose of or hold separate any portion of the Surviving Corporation's or its subsidiaries' business, properties or assets which is material to such businesses as a whole; (d) there shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States having a significant effect on the functioning of financial markets in the United States, or (iv) any limitation (whether or not mandatory) by any United States governmental authority or agency on the extension of credit by banks or other financial institutions which would have a material adverse effect on Purchaser's ability to borrow sufficient funds as contemplated by the Financing Letters to pay the Merger Consideration; (e) since the date of the Merger Agreement, there shall not have occurred any change having a material adverse effect on the Company and its subsidiaries taken as a whole; (f) the Company shall have obtained all necessary consents of third parties to the consummation of the Merger and the other transactions contemplated by this Agreement; (g) the Company shall have obtained waivers with respect to any default, termination, acceleration of payment or performance or modification clause contained in any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or their respective properties or assets is bound which is triggered or otherwise caused by reason of the entering into the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (h) holders of capital stock of the Company shall not have demanded or perfected the right for appraisal of Common Shares representing more than five percent (5%) of an issued and outstanding shares of capital stock of the Company; and (i) Purchaser shall have received satisfactory evidence (x) that holders of all options have consented to the cancellation of such options and (y) that such options and the stock option plans of the Company will terminate at or prior to the Effective Time.


TERMINATION AND AMENDMENT

      The Merger Agreement may be terminated at any time prior to the closing of the Merger (a) by mutual written consent of Purchaser, Acquisition Sub and the Company; (b) by either Purchaser and Acquisition Sub or the Company if the Effective Time shall not have occurred on or before March 31, 1997 or such later date as shall be mutually agreed to in each party's sole discretion; (c) by either Purchaser and Acquisition Sub or the Company if there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Effective Time or within thirty (30) business days following receipt by the breaching party of written notice of such breach from the other party; (d) by either Purchaser and Acquisition Sub or the Company if any United Stated federal or state court of competent jurisdiction shall have issued an injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such injunction or other action shall have become final and non-appealable; (e) by the Company if either Purchaser or Acquisition Sub shall have failed to perform or has breached in any material respect any of its covenants, obligations or agreements under or contained in the Merger Agreement unless the failure to so perform or the breach, as the case may be, has been caused by or results from a breach of the Merger Agreement by the Company; (f) by the Company if the Company enters into a binding definitive agreement to effect a Superior Proposal (as defined in the Merger Agreement); (g) by Purchaser and Acquisition Sub if the Board of Directors of the Company shall have failed to recommend or shall have withdrawn its recommendation or approval of the Merger, or if the Board shall have recommended to the Company Stockholders any acquisition proposal of any other person or shall have resolved to do any of the foregoing; (h) by Purchaser and Acquisition Sub if the Company shall have failed to perform in any material respect any of its covenants, obligations or agreements under or contained in the Merger Agreement unless the failure to so perform or the breach, as the case may be, has been caused by or results from a breach of the Merger Agreement by Purchaser of Acquisition Sub; or (i) by Purchaser and Acquisition Sub if any United States federal or state court of competent jurisdiction shall have issued an injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the enforcement of any of the terms of the Proxy Agreement, and such injunction or other action shall have become final and non-appealable.

      If (x) Purchaser and Acquisition Sub terminate the Merger Agreement (A) pursuant to (g) in the paragraph above or (B) pursuant to (h) in the paragraph above as a result of a willful breach by the Company or (y) if the Company terminates the Merger Agreement pursuant to (f) above, then the Company is required to pay to Purchaser an amount in cash equal to the sum of (i) $1,000,000, plus (ii) Purchaser's and Frederick Marino's out-of-pocket costs and expenses (the "PURCHASER EXPENSES"). If Purchaser and Acquisition Sub terminate the Merger Agreement pursuant to (h) in the paragraph above (except for a termination because of a willful breach by the Company), the Company is required to reimburse Purchaser and Mr. Marino for the Purchaser Expenses. If the Company terminates the Merger Agreement pursuant to (e) in the paragraph above as a result of a willful breach by Purchaser and Acquisition Sub, the Purchaser and Acquisition Sub are required to pay to the Company an amount in cash equal to the sum of (i) $1,000,000, plus (ii) the Company's out-of-pocket costs and expenses (the "COMPANY EXPENSES"). If the Company terminates the Merger Agreement pursuant to (e) in the paragraph above (except for termination because of a willful breach by Purchaser and Acquisition Sub), Purchaser is required to reimburse the Company for the Company Expenses.

      The Merger Agreement may be terminated at any time prior to the Merger and may be amended by the parties in writing at any time before or after approval by the Company Stockholders, provided that after Company Stockholder approval, no amendment may be made which reduces the amount or changes the form of the Merger Consideration or in any way materially adversely affects the rights of the Company Stockholders.


CONDUCT OF BUSINESS PENDING THE MERGER

      Pursuant to the terms of the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, with certain exceptions, the Company has agreed that it shall, and shall cause each of its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course, reasonably consistent with past practice, and use their best efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships with customers, suppliers, licensors and others having business dealings with them and continue existing contracts (for the term provided in such contracts), provided that the Company shall not be required to make any payments (cash or otherwise) outside the ordinary course or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries may, with certain exceptions:

      (a)(i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine, or reclassify any of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of clause (iii), for the acquisition of Common Shares from holders of the options in full or partial payment of the exercise price payable by such holders upon exercise of the options outstanding on the date of the Merger Agreement;

      (b)acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company or any of its subsidiaries (whether by asset acquisition, stock acquisition or otherwise);

      (c)(i) incur any indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or become liable for) any debt of others, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon, other than, as to each of the foregoing, in the ordinary course of business reasonably consistent with prior practice or (ii) incur any short-term indebtedness for borrowed money, except, in each such case, pursuant to credit facilities in existence on the date of the Merger Agreement under the terms thereof on the date of the Merger Agreement, which credit facilities have been disclosed in writing to Purchaser and Acquisition Sub prior to the date of the Merger Agreement;

      (d)except as required by law, (i) enter into, adopt, amend or terminate any employee benefit plan, (ii) enter into, adopt, amend, or terminate any agreement, arrangement, plan or policy between the Company or any of its subsidiaries and one or more of their directors or officers, or (iii) except for normal increases in the ordinary course of business reasonably consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date of the Merger Agreement; or

      (e)take certain other actions enumerated in the Merger Agreement.


ADDITIONAL AGREEMENTS

      The Merger Agreement provides that the Company will, as promptly as practicable: (i) prepare; (ii) file with the SEC; (iii) use its best efforts to have cleared by the SEC; and (iv) promptly thereafter mail to its stockholders a Proxy Statement with respect to the Special Meeting of the Company's Stockholders. The Merger Agreement further provides that the Company shall (i) give Purchaser and its counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to its being filed with the SEC; and (ii) give Purchaser and its counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC and, in the case of the Proxy Statement and any amendments or supplements thereto, prior to its being disseminated to Company stockholders.

      Pursuant to the Merger Agreement, each of the Company, Purchaser and Acquisition Sub shall, as promptly as practicable, prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the transactions contemplated therein (including filings, if any, required under the Hart-Scott-Rodino Act) (collectively, "OTHER FILINGS"). In accordance with this provision, each of Purchaser and the Company are required to promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the Proxy Statement or any Other Filings by the SEC or any other governmental entity, and each of the Company and Purchaser shall supply the other with copies of all correspondence between it and each of its subsidiaries and representatives. on the one hand, and the SEC or any other appropriate government official, on the other hand, with respect to the Proxy Statement and any of the Other Filings.

      The Merger Agreement imposes upon each of the Company, Purchaser and Acquisition Sub the obligation to use its respective best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Filings. Additionally, the Company, after consultation with Purchaser, is obligated to use its best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof. The information provided and to be provided by Purchaser, Acquisition Sub and the Company, respectively, for use in the Proxy Statement shall, on both the date of the Proxy Statement is first mailed to the Company Stockholders and the date such stockholders meeting is held, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the stockholders' meeting which shall have become false or misleading, and shall comply in all material respects as to form and substance with all applicable requirements of law. Pursuant to the Merger Agreement each of Purchaser, the Company, and Acquisition Sub agree to correct promptly any such information provided by it for use in the Proxy Statement which shall have become false or misleading.


OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION

      The Merger Agreement provides that Purchaser has agreed that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors and officers of the Company provided for in the Company's Certificate and in each subsidiary's certificate of incorporation (or similar organizational document) or their respective by-laws as in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time shall continue without amendment in full force and effect for a period of not less than six (6) years from the Closing; PROVIDED; HOWEVER, that all rights to indemnification in respect of any claims (a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. The Merger Agreement also provides that Purchaser has agreed that at or prior to the Effective Time, Purchaser shall continue existing directors' and officers' liability insurance coverage for the Company's directors and officers which shall provide such directors and officers with coverage for six years following the Effective Time; PROVIDED, HOWEVER, that the cost of such policy may not exceed $200,000. Subsequently, the Company has obtained an amendment to its existing policy which, for a premium payment of $178,000, will extend the coverage of such policy through April 2003. This premium will be paid only in the event of Company Stockholder approval of the Merger and prior to the Effective Time.


ACCOUNTING TREATMENT

      The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.


REGULATORY APPROVALS

      No federal or state regulatory approvals are required to be obtained, nor any regulatory requirements complied with, in connection with consummation of the Merger by any party to the Merger Agreement, except for the requirements of the DGCL regarding Company Stockholder approvals and consummation of the Merger and the requirements of federal securities law.


                         SUBSEQUENT EVENTS; STOCKHOLDER LITIGATION

      On November 22, 1996, an action entitled VICKREY V. THE STROBER ORGANIZATION, INC., ET AL, was commenced in New York State Supreme Court, New York County (Index 96-605853) against the Company and each of the seven directors of the Company seeking certification as a class action. The plaintiff, allegedly a Company Stockholder, alleges upon information and belief that the directors breached their fiduciary and other common law duties by failing to act in good faith to maximize Company Stockholder value in the sale of the Company. Substantively, the complaint alleges that the $6.00 sales would constitute a price/earnings (P/E) ratio of less than 10 and that other companies allegedly within the same industry are consistently priced by public market at P/E multiples of 10 or higher. Pre-trial discovery has not yet commenced in this case. The Company's management (principal members of which are defendants in the action) believe that the actions of the Board in undertaking its search and evaluation proces since August 1995 has resulted in significant enhancement of value for the benefit of all Company Stockholders during which time the Company and its directors have only acted in good faith in accordance with all of their fiduciary duties to the Company Stockholders and accordingly, that the VICKREY action is without merit.

      The VICKREY complaint demands judgement as follows:

      (a)declaring the suit to be a proper class action and certifying plaintiff as representative;

      (b)ordering the individual defendants to carry out their fiduciary duties to plaintiff and the other members of the alleged class by announcing their intention to:

            (i) cooperate fully with any entity or person having a BONA FIDE interest in proposing any transaction which would maximize Company Stockholder value, including but not limited to, a buy-out or takeover of the Company;
            (ii) immediately undertake an appropriate evaluation of the Company's worth as a merger/acquisition candidate;
            (iii) take all appropriate steps to enhance the Company's value and attractiveness as a merger/acquisition candidate;
            (iv) take all appropriate steps to effectively expose the Company to the marketplace in an effort to create an active auction of the Company;
            (v) act independently so that the interests of the public Company Stockholders will be protected; and
            (vi) adequately ensure that no conflicts of interest exist between the individual defendants' own interests and their fiduciary obligations to maximize shareholder value and act with entire fairness or, in the event such conflicts exist, to ensure that all conflicts of interest are resolved in the best interests of the public Company Stockholders;

      (c)enjoining the proposed transaction or, if consummated, rescinding it;

      (d)ordering the individual defendants, jointly and severally to account to plaintiff and the alleged class for all damages suffered and to be suffered by them as a result of the acts and transactions alleged;

      (e)awarding plaintiff the costs and disbursements of the VICKREY action, including a reasonable allowance for plaintiff's attorneys' and experts' fees; and

      (f)granting such other and further relief as may be just and proper.

      On January 8, 1997, all defendants served their answers to the VICKREY action denying the substantive claims made and setting forth defenses including that the complaint fails to state a claim upon which relief can be granted, that the complaint is barred because plaintiff lacks standing to bring the action as a class action, that the claims alleged are derivative in nature and plaintiff has failed to make proper demand upon the Board of Directors of the Company and that the directors have all acted in good faith. Pre-trial discovery in the VICKREY action commenced in mid-January 1997.

      The VICKREY action is a pending legal proceeding that occurred after the execution of the Merger Agreement and may have a materially adverse effect on the Surviving Corporation and its subsidiaries taken as a whole so as to constitute a "Pending Legal Proceeding" as that term is defined in the Merger Agreement. The obligation of the Purchaser to consummate the Merger is subject to the satisfactory termination of any Pending Legal Proceeding (including the VICKREY action) or waiver by the Purchaser of the presence of any such Pending Legal Proceeding. Therefore, there can be no assurance that the Merger will be consummated. In the event the Purchaser elects not to consummate the Merger as a result of a Pending Legal Proceeding, the Purchaser would be obligated to reimburse the Company for the Company Expenses.

      On July 31, 1996, a non-profit organization of local Brooklyn, New York civic associations sought to prevent The Port Authority of New York and New Jersey from leasing Pier 3 on the Brooklyn, New York waterfront to a subsidiary of the Company by filing an action against the Port Authority and the Company in the United States District Court, Eastern District of New York. During the pendency of this action, the Company completed its leasehold improvements at the Pier 3 site and commenced operations there. On January 22, 1997, the Company announced that a decision had been rendered in the case dismissing with prejudice all of the federal claims asserted by the plaintiff. The Court also noted that the Port Authority and the Company had made strong arguments for dismissing the claims that were brought under state law, but the Court declined to exercise supplemental jurisdiction over those claims. Accordingly, the state law claims were dismissed without prejudice.


                                         APPRAISAL

RIGHTS OF DISSENTING STOCKHOLDERS; WAIVER OF NOTICE

      Company Stockholders who follow the procedures specified in Section 262 of the DGCL ("SECTION 262") will be entitled to have their Common Shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such Court. THE PROCEDURES SET FORTH IN
SECTION 262 SHOULD BE STRICTLY COMPLIED WITH. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER
SECTION 262.

      The following discussion of the provisions of Section 262 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is attached as Annex C to this Proxy Statement.

      Under Section 262, a Company Stockholder electing to exercise appraisal rights must both:

         (a) deliver to the Company, before the date of the Special Meeting, a written demand for appraisal of his or her Common Shares which reasonably informs the Company of the identity of the stockholder of record and that such record stockholder intends thereby to demand the appraisal of his or her Common Shares. This written demand is in addition to and separate from any proxy relating to the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262. Such written demand for appraisal should be delivered either in person to the Secretary of the Company or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to the Secretary, at Pier 3 - Furman Street, Brooklyn, New York 11201, prior to the Effective Date; and

         (b) not vote in favor of the Merger. Neither an abstention from voting with respect to, nor failure to vote in person or by proxy against approval of the Merger constitutes a waiver of the rights of a dissenting stockholder.

      Within 10 days after the Effective Time, the Surviving Corporation is required to, and will, notify each Company Stockholder who has satisfied the conditions of Section 262 of the date on which the Merger became effective. Within 120 days after the Effective Time of the Merger, the Surviving Corporation or any such Company Stockholder who has satisfied the conditions of
Section 262 and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Company Shares held by all Company Stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all Company Stockholders who had previously demanded appraisal of their Common Shares. Company Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file a petition with respect to the appraisal of the value of their Common Shares or that the Surviving Corporation will initiate any negotiations with respect to the "fair value" of such shares. ACCORDINGLY, COMPANY STOCKHOLDERS WHO WISH TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD REGARD IT AS THEIR OBLIGATION TO TAKE ALL STEPS NECESSARY TO PERFECT THEIR APPRAISAL RIGHTS IN THE MANNER PRESCRIBED IN SECTION 262.

      Within 120 days after the Effective Time, any Company Stockholder who has complied with the provisions of Section 262 is entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Common Shares not approving the Merger and with respect to which demands for appraisal were received by the Surviving Corporation and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

      If a petition for an appraisal is timely filed, after a hearing to determine the Company Stockholders entitled to appraisal rights, the Delaware Court of Chancery will appraise the Common Shares owned by such Company Stockholders, determining its fair value, exclusive of any element of value arising from the accomplishment or expectation of the Merger. The Court will direct the payment of the fair value of such Common Shares together with a fair rate of interest, if any, on such fair value to Company Stockholders entitled thereto upon surrender to the Surviving Corporation of share certificates. Upon application of a Company Stockholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any Company Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro-rata against the value of all the shares entitled to an appraisal.

      Although the Company, Purchaser and Acquisition Sub believe that the Merger Consideration is fair, none of such parties can make any representation as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and Company Stockholders should recognize that such an appraisal could result in a determination of a value that is lower, higher or equivalent to the Merger Consideration.

      Any Company Stockholder  who has demanded an appraisal in compliance with
Section 262 will not, from and after the Effective Time, be entitled to vote his or her Common Shares for any purpose nor be entitled to the payment of dividends or other distributions on his or her Common Shares (other than those payable to stockholders of record at a date prior to the date of the Effective
Time).

      If no petition for an appraisal is filed within the time provided, or if a Company Stockholder delivers to the Company a written withdrawal of his or her demand for an appraisal within 60 days after the Effective Time, then the right of such Company Stockholder to an appraisal will cease and such Company Stockholder shall be entitled to receive the Merger Consideration which he or she would have been entitled had he or she not demanded appraisal of his or her shares. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any Company Stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

                                MARKET PRICES AND DIVIDENDS


      The Common Shares are traded on the NASDAQ National Market under the symbol "STRB". Since going public in November 1986, the Company has not paid any dividends. Pursuant to a Credit Agreement dated as of December 9, 1994 between and among the Company, its subsidiaries, and The Chase Manhattan Bank (N.A.), the Company's ability to make and declare dividend payments is conditioned upon the Company not being in default under the Credit Agreement and certain other financial conditions being satisfied, including the conditions that: (i) the fixed charges ratio as of the last day of the fiscal quarter most recently ended prior to the date of dividend payment shall not exceed the ratio of 1 to 1; and (ii) the leverage ratio as at the last day of the fiscal quarter most recently ended prior to the date of dividend payment shall not exceed the ratio of 2 to 1. The Credit Agreement by its terms was to expire on January 31, 1997 but was extended on January 8, 1997 for an additional year ending January 31, 1998. Although there can be no assurance that the proposed transaction will be effected, it is currently anticipated that the Merger will be completed in February, 1997, at which time the Company expects that the Credit Agreement will be terminated by the Surviving Corporation and replaced by the $25 million revolving credit line being obtained by Purchaser to finance the Merger. See "Special Factors -- Sources and Amount of Funds; Payment for Common Shares" and "The Merger -- Sources and Amount of Funds; Payment for Common Shares".

      The following table sets forth, for the calendar periods indicated, the high and low sales prices per Common Share, as quoted on the NASDAQ National Market.

                        SALES PRICES PER COMMON SHARE
CALENDAR PERIODS
                	                	HIGH       LOW
1992
First Quarter        	                       $2 1/8     1 1/4
Second Quarter          	         	2         1 5/8
Third Quarter                   	 	1 3/4     1 1/4
Fourth Quarter                           	2 1/8     1 5/8

1993
First Quarter                                  $2 1/8     1 9/16
Second Quarter                           	2 3/8     1 5/8
Third Quarter                            	3 1/4     2
Fourth Quarter                           	6         3

1994
First Quarter                          	       $5 5/16    3 3/4
Second Quarter                          	4 7/8     3 1/2
Third Quarter                           	4 5/8     2 1/2
Fourth Quarter                          	3 7/8     3 1/8

1995
First Quarter                          	       $4 1/8     3
Second Quarter                          	4 1/2     3 1/4
Third Quarter                           	5 7/8     4
Fourth Quarter                          	4 3/4     3 1/2

1996
First Quarter                          	       $4 5/8     	3 3/8
Second Quarter                          	4 3/4     	3 7/8
Third Quarter                           	5          	3 1/2
Fourth Quarter (10/01/96 through 11/08/96) 	5 3/8		4 5/8
Fourth Quarter (11/11/96 through 12/31/96) 	6 1/8		4 5/8

1997
First Quarter (1/01/97 through 1/20/97) 	6       	5 3/4

      On November 8, 1996, the last full trading day prior to the public announcement that the parties had entered into the Merger Agreement, the last reported closing sale price and high and low share prices per Common Share on the were $5.25, $5.25, and $5.25, respectively. On January 20, 1997, the last reported sale price per Common Share on the NASDAQ National Market was $6.00. Holders of Common Shares are urged to obtain a current market quotation for the Common Shares.

      The Common Shares could be considered to be thinly traded as of the 5,194,198 Common Shares outstanding as of the date of this Proxy Statement, approximately 60% of the Common Shares are held by prior or existing officers and directors of the Company, or by their heirs, and are subject to the Reorganization Agreement dated as of October 1, 1986 which imposes an obligation to provide prior notice of any proposed sale of such Common Shares and provides each of the parties thereto a right of first refusal with respect to the subsequent sale of any such Common Shares. The Company believes that the effect of this has been to tend to limit the number of Common Shares available for active trading on the public market and thus the Common Shares may be characterized as being "thinly-traded" or "illiquid." The
Reorganization Agreement has been waived with respect to this proposed transaction. See "Special Factors -- Interest of Certain Persons in the Merger -- Reorganization Agreement."

                    SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY


      The following table sets forth selected consolidated historical financial data of the Company. The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Company, related notes and other financial information incorporated by reference into this Proxy Statement. The selected financial data at September 30, 1996 and 1995 for the nine month periods then ended is unaudited but includes, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and the financial position at and for each of the interim periods presented. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year. The selected consolidated financial data as of December 31 and for each of the years in the five (5) year period ended December 31, 1995, have been derived from the Company's consolidated financial statements, which have been audited. The following summary is qualified in its entirety by reference to such financial statements, related notes and other financial information.

                              THE STROBER ORGANIZATION, INC.

           (In thousands of dollars, except percentage and per share data)

                                   Nine Months Ended                                 Year Ended December 31,
                                      (Unaudited)                                          (Unaudited)
                                Sept. 30,      Sept. 30,        1995           1994           1993           1992           1991
                                  1996           1995
INCOME STATEMENT DATA:
Net sales                       $100,898         96,066       125,813        125,378        118,975        104,812         90,150
Gross profit                      26,676         25,242        33,186         32,670         31,703         27,787         24,897
Gross profit percentage               26%            26%           26%            26%            27%            27%            28%

Selling, general and
administrative                    22,692         21,276        27,858         28,395         28,090         26,955         26,707
  expenses
Amortization of acquisition          157            157           210            210            268            910            910
costs
Income (loss) from operations      3,827          3,809         5,118          4,065          3,345           (78)        (2,720)
Other income (expense)               675            191           230          (332)          (787)          (812)          (686)
Income (loss) before income        4,502          4,000         5,348          3,733          2,558          (890)        (3,406)
tax
Net income (loss)                  2,611          2,360         3,082          2,576          1,650          (763)        (2,072)
Net income (loss) per share   $     0.51           0.45          0.59           0.50           0.33         (0.15)         (0.41)
Weighted average number of         5,159          5,264         5,247          5,165          5,031          5,021          5,044
 shares outstanding

OTHER DATA:
Ratio of earnings to fixed          6.1X                         5.5X    3.2X
charges

BALANCE SHEET DATA:
Working capital                  $25,985         23,593        23,691         21,844         20,158         22,032         24,769
Total assets                      53,731         46,725        44,544         42,649         44,328         43,145         47,814
Long-term debt less current        2,669          1,088         1,224          1,171          2,407          8,584         11,551
installments
Stockholders' equity(1)           36,169         33,065        33,524         30,687         28,569         26,511         27,265
Book value per share(2)             7.19           6.53          6.72           6.07           5.54           5.28           5.43
Tangible book value(3)            29,600         26,287        26,798         23,751         21,424         19,098         18,942
Tangible book value per         $   5.89           5.19          5.37           4.70           4.15           3.80           3.77
share(2)

(1)   Does not give effect to the exercise of outstanding options.
(2) Based on Common Shares outstanding (excluding treasury shares) at the Balance Sheet Date.
(3)   Stockholders equity less intangible assets.

   UNAUDITED PROJECTED SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY


      The Company does not ordinarily make public forecasts as to future sales, earnings or cash flows. However, in connection with its discussions with Purchaser and others concerning the feasibility of the Merger, the Company prepared certain projections of financial performance summarized below for the three months ended December 31, 1996 and 1995, and the year ended December 31, 1997.

      The projections appearing on this page are forward looking statements. The projections are unaudited and were not prepared with a view to complying with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forecasts or generally accepted accounting principles regarding projections. In addition, because the projections are based on a number of assumptions and are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, there can be no assurance that they will be realized, and actual results may be higher or lower than those shown, possibly by material amounts. The projections were not prepared with a view toward public disclosure and information concerning the projections is included in this Proxy Statement because they were furnished to prospective purchasers and their respective advisors. Although the projections represent the best estimate of the Company, for which the Company believes it had a reasonable basis as of the time of the preparation thereof, of the results of operations and financial position of the Company, they are only an estimate, and actual results may vary considerably. Consequently, the inclusion of the projection information herein should not be regarded as a representation by the Company or any other entity or person that the projection results will be achieved. Readers are cautioned not to place undue reliance on this data. The Company's independent public accountants have not examined the project selected consolidated financial data presented and do not express an opinion or any other form of assurance thereon.

      The projections should be read together with the information contained in the consolidated financial statements and the pro forma selected consolidated financial data incorporated by reference into this Proxy Statement.


                                  THE STROBER ORGANIZATION, INC.

                (In thousands of dollars, except percentage and per share data)

                                      Three Months Ended                 Year Ended
                                          (Unaudited)                   December 31,
                                                                         (Unaudited)
                                Dec. 31,             Dec. 31,               1997
                                  1996                 1995
INCOME STATEMENT DATA:
Net sales                          $37,200               29,747             143,540
Gross profit                         9,900                7,943              37,607
Net income                             777                  721               3,796
Net income per share              $   0.14                 0.14                0.70
Weighted average number of           5,394                5,195		      5,394
 shares outstanding
BALANCE SHEET DATA:
Working capital                    $25,992               23,691              30,369
Total assets                        52,571               44,544              56,708
Long-term debt less current          2,498                1,224   	      4,338
installments
Stockholders' equity(1)             37,213               33,524              40,010
Book value per share                  7.16                 6.72                7.70
Tangible book value(2)              30,697               26,798              33,704
Tangible book value per share     $   5.91                 5.37                6.49

____________________________________

(1) Assumes the exercise on October 1, 1996 of all options that expire on December 31, 1996 for an aggregate of 166,751 Common Shares with an aggregate exercise price of $266,658 resulting in total outstanding Common Shares of 5,194,198.

(2)     Stockholders equity less intangible assets.

           UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

      Pursuant to the Merger Agreement, Acquisition Sub, a Delaware corporation and a wholly-owned subsidiary of the Purchaser, a Delaware limited liability company, would be merged with and into the Company. The Company would be the surviving corporation in the Merger and the entire equity interest in the Company would be owned by Purchaser. Upon the consummation of the Merger, each Common Share, other than Common Shares held by Purchaser and the Company and Dissenting Shares will be converted into the right to receive $6.00 in cash, without interest. Following the Merger, Purchaser will own 100% of the Surviving Corporation's outstanding capital stock and the Company Stockholders will cease to have any ownership interest in the Company or rights as stockholders.

      The acquisition was accounted for using the purchase method of accounting. The excess of the cost over the book value of net assets acquired ($5,865,000) has been allocated to goodwill as the fair value of the assets acquired approximates their historic value.

      The pro forma consolidated financial statements refer to the period in time after the Merger. The pro forma consolidated financial statements are presented on a different basis of accounting than the historical financial statements and therefore, are not comparable to the historical financial information of the Company. The pro forma consolidated financial statements reflect the effects of purchase accounting, whereby assets and liabilities were adjusted to their estimated fair values at the date of the Merger.

      The following unaudited pro forma consolidated financial statements of the Company have been prepared on the assumptions that the Merger was effective as of September 30, 1996 for the pro forma consolidated balance sheet and as of the beginning of the respective year of each income statement presented below. The pro forma consolidated financial statements are for illustrative purposes only and do not purport to represent what the Company's financial position or results of operations would actually have been had the transaction in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The adjustments for the pro forma consolidated financial statements are based on available information and upon certain assumptions which management believes are reasonable. The pro forma consolidated financial statements presented below should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto, incorporated by reference into this Proxy Statement.

                                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                               SEPTEMBER 30, 1996
                                                 (in thousands)

                                                         Strober              Hamilton NY            Pro Forma         Combined Pro
                                                       Historical             Acquisition           Adjustments            Forma
ASSETS
Current assets:
   Cash                                                     $ 4,553                0                 (4,553)(a)                   0
   Accounts receivable, net                                  21,988                0                                         21,988
   Inventory                                                 12,880                0                                         12,880
   Deferred income taxes                                        921                0                                            921
   Other current assets                                         536                0                                            536
Total current assets                                         40,878                0                                         36,325
Property and equipment, net                                   5,513                0                                          5,513
Goodwill, net                                                 6,569                0                 (6,569)(b)               5,865
                                                                                                      5,865 (c)
Other assets                                                    771                0                    445 (e)               1,628
                                                                                                        412 (d)
Total assets                                                $53,731                0                                         49,331
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
   Current installments of long-term debt                  $    725                0                                            725
   Accounts payable                                           8,982                0                                          8,982
   Accrued expenses and taxes                                 5,186                0                    173 (d)               5,359
Total current liabilities                                    14,893                0                                         15,066
Long-term debt, less current installments                     2,669                0                 22,596 (a)              25,265
Total liabilities                                            17,562                0                                         40,331
Stockholders' equity:
   Preferred stock                                                0                0                                              0
   Common stock                                                  52                0                    (52)(c)                   0
                                                                                                      9,000 (a)               9,000
   Additional paid-in capital                                 7,099                0                 (7,099)(c)                   0
   Retained earnings                                         29,801                0                (29,801)(c)                   0
   Less:  Treasury stock at cost                               (783)               0                    783 (c)                   0
Total stockholders' equity                                   36,169                0                                          9,000
Total liabilities and stockholders' equity                  $53,731                0                                         49,331

   See Notes to Unaudited Pro Forma Consolidated Balance Sheet

                    NOTES TO UNAUDITED PRO FORMA  CONSOLIDATED BALANCE SHEET
                                         (in thousands)

(a)To record the following estimated funds to finance the merger:
                           Company cash on hand                 $  4,553
                           Purchaser's equity                      9,000
                           New revolving credit facility          18,596
                           New subordinated note                   4,000
                                                                 $36,149
(b)Represents the elimination of historical goodwill.

(c)Represents the excess of merger consideration and transaction costs in excess of the fair value of the assets and liabilities acquired.

(d)Reclassify a transaction cost previously treated as an operating expense net of income tax effect.

(e)To record deferred financing charges associated to the borrowings under the new revolving credit facility and subordinated note.

                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    NINE MONTHS ENDED SEPTEMBER 30, 1996
                                               (in thousands)



                                                  Strober               Hamilton NY              Pro Forma
                                                Historical              Acquisition             Adjustments           Combined Pro
                                                (Unaudited)                Corp.                                          Forma
                                                                        (Unaudited)
Net sales                                            $100,898                0                                              100,898
Cost of goods sold                                     74,222                                                                74,222
Gross profit                                           26,676                0                                               26,676
Selling, general and administrative                    22,849                0                         49 (a)                22,535
expenses                                                                                               63 (b)
                                                                                                     (426)(c)
Income from operations                                  3,827                0                                                4,141
Interest expense                                         (156)               0                     (1,759)(d)                (1,915)
Interest income                                           355                0                       (196)(e)                   159
Equity in earnings of joint venture                       182                0                                                  182
Gain on sale of fixed assets and                          294                0                                                  294
other income
Net income before income taxes                          4,502                0                                                2,861
Provision for income taxes                              1,891                0                       (690)(f)                 1,201
Net income                                          $   2,611                0                                                1,660

See Notes To Unaudited Pro Forma Consolidated Statement of Operations


                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE YEAR ENDED DECEMBER 31, 1995
                                               (in thousands)


                                                  Strober               Hamilton NY              Pro Forma            Combined Pro
                                                Historical              Acquisition             Adjustments               Forma
                                                (Unaudited)                Corp.
                                                                        (Unaudited)
Net sales                                            $125,813                0                                              125,813
Cost of goods sold                                     92,627                                                                92,627
Gross profit                                           33,186                0                                               33,186
Selling, general and administrative                    28,068                0                         66 (a)                28,137
expenses                                                                                               83 (b)
                                                                                                      (80)(c)
Income from operations                                  5,118                0                                                5,049
Interest expense                                         (228)               0                     (2,339)(d)                (2,567)
Interest income                                           480                0                       (221)(e)                   259
Equity in earnings of joint venture                         0                0                                                    0
Gain on sale of fixed assets and                          (22)               0                                                  (22)
other income
Net income before income taxes                          5,348                0                                                2,719
Provision for income taxes                              2,266                0                     (1,114)(f)                 1,152
Net income                                          $   3,082                0                                                1,567

                              See Notes To Unaudited Pro Forma Consolidated Statements of Operations

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (in thousands)


(a)Represents additional management, servicing and finance auditing fees associated with the financing to fund the merger transaction.
(b)Represents additional amortization of goodwill resulting from the merger. It has been assumed that the merger consideration and transaction costs in excess of the fair value of the Company's assets and liabilities creates goodwill to be amortized over 20 years.
(c)Reflects the elimination of costs associated with the Company's managed sale process.
(d)The following table presents a reconciliation of pro forma interest expenses:

                          (in thousands)                                         Nine Months Ended              Year Ended
                                                                                      9/30/96                    12/31/95
     Historical interest expense                                                             $  156                   228
     Add:
     Interest on revolving line of credit at the assumed rate of                               1313                  1751
     9.25%
     Interest on subordinated note at the assumed rate of 13.25%                                403                   530
     Amortization of deferred financing costs on new debt                                        94                   125
     Deduct:
     Unused line fee and amortization  of deferred financing costs                              -51                   -67
     on retired debt
     Proforma adjustment                                                                       1759                  2339
     Proforma interest expense                                                                $1915                  2567

(e)Reflects the elimination of interest earned.
(f)Represents reduction in the provision for income taxes resulting from certain pro forma adjustments.

                                OWNERSHIP OF COMMON SHARES


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as of the date of this Proxy Statement concerning the beneficial ownership of Common Shares by each person known by the Company to own more than 5% of its Common Shares.

NAME AND ADDRESS OF                   COMMON SHARES               PERCENT
 BENEFICIAL OWNER                   BENEFICIALLY OWNED            OF CLASS

Hamilton Acquisition LLC(1)               3,160,941               60.9%
  82 Devonshire Street
  Boston, Massachusetts 02109

Sue Strober (2)(5)(6)                     948,201                 18.3%
  133 Jericho Turnpike
  Old Westbury, New York 11568

Robert J. Gaites (3)(5)(6)(7)             570,189                  10.8%
  c/o The Strober Organization, Inc.
  Pier 3 - Furman Street
  Brooklyn, New York 11201

John Yanuklis (4)(5)(6)(7)                550,158                  10.4%
  c/o The Strober Organization, Inc.
  Pier 3 - Furman Street
  Brooklyn, New York 11201

John T. Guerin (5)(6)                     422,250                  8.1%
  14 Summit Road
  Morristown, New Jersey 07960

Gordon Sandler (5)(6)                     399,486                  7.7%
  6468 Via Rosa
  Boca Raton, Florida  33433
___________________

   (1) Beneficial ownership arises from Purchaser's irrevocable proxy to vote these Common Shares pursuant to the Proxy Agreement and Purchaser's ownership of the Surviving Corporation upon consummation of the Merger. See "Special Factors - Proxy Agreement."

   (2) Includes an aggregate of 84,650 Common Shares held in trusts of which Ms. Strober is the trustee for her son and daughter and 180,960 Common Shares held in a trust of which Mr. David Bernstein is a trustee for Sue Strober's son and daughter. Includes an aggregate of 91,200 Common Shares which Ms. Strober gave to her son and daughter but Ms. Strober retains an irrevocable proxy to vote such Common Shares. Ms. Strober disclaims beneficial ownership of all such Common Shares. Includes an aggregate of 1,500 Common Shares which have previously been transferred to third parties as a gift but have not yet been registered in such parties' names.

   (3) Includes 25,000, 37,500 and 25,553 Common Shares subject to presently exercisable options held by Mr. Gaites at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 147,180 Common Shares held by a charitable remainder trust for the benefit of Mr. Gaites and his spouse and for which Mr. Gaites retains an irrevocable proxy to vote such Common Shares and 2,000 Common Shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such Common Shares.

   (4) Includes 22,737, 23,503 and 27,378 Common Shares subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 140,000 Common Shares held by a charitable remainder trust for the benefit of Mr. Yanuklis and his spouse for which Mr. Yanuklis retains an irrevocable proxy to vote such Common Shares. Mr. Yanuklis disclaims beneficial ownership of such shares.

   (5) The above-named beneficial owner is a party to a reorganization agreement dated as of October 1, 1986, as amended, providing such beneficial owner with a right of prior notice and first refusal to purchase Common Shares which any other party to the agreement desires to sell. These rights have been waived by each such individual, and by all other individuals holding such rights, in order to enter into the Merger Agreement and the Proxy Agreement and to consummate the transactions contemplated thereby. See "Special Factors -- Interest of Certain Persons in the Merger."

   (6) Such Common Shares are subject to the proxy granted to Purchaser pursuant to the Proxy Agreement. See "Special Factors - Proxy Agreement."

   (7) Additional options to purchase 166,751 Common Shares were outstanding at the time the Merger Agreement was executed which by their terms would have expired on December 31, 1996. These 166,751 options have subsequently been exercised and applicable tax withholdings made utilizing loan proceeds from the Company. Of these options, Mr. Gaites borrowed $78,812 from the Company to exercise 25,000 options and Mr. Yanuklis borrowed $69,640 to exercise 23,286 options. See "Special Factors - Exercise of Company Stock Options Expiring on December 31, 1996."


SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

   The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of the date of this Proxy Statement, the number of Common Shares beneficially owned by each director, the chief executive officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers"), all directors and executive officers of the Company as a group, and The Strober Organization, Inc. Retirement Plan. Unless otherwise indicated, the persons/entities listed below have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

                                                              COMMON SHARES
NAME OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED                              PERCENT OF CLASS
Robert J. Gaites, Chairman, CEO and                        570,189 (1)(8)(10)                                    10.8%
President
David W. Bernstein, Director                                    79,100 (2)(3)                                    1.5%
Joseph Mangino, Sr., Director                                      60,500 (3)                                    1.2%
Alvin Murstein, Director                                           65,000 (3)                                    1.2%
Emil W. Solimine, Director                                      68,500 (3)(4)                                    1.3%
John Yanuklis, Director and Executive                      550,158 (5)(8)(10)                                    10.4%
Vice President
Edward Zieky, Senior Vice President                             20,867 (6)(8)                                      *
Eliott Zieky, Director and Senior Vice                          20,867 (6)(8)                                      *
President
Richard Schaefer, Senior Vice President                           142,646 (7)                                    2.7%
All officers and directors as a group                               1,815,740                                    31.5%
(12 persons) (9)
The Strober Organization, Inc.                                     23,500(11)                                      *
Retirement Plan

________________________
* Less than one percent of the outstanding Common Shares.


   (1) Includes 25,000, 37,500 and 25,553 Common Shares subject to presently exercisable options held by Mr. Gaites at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 147,180 Common Shares held by a charitable remainder trust for the benefit of Mr. Gaites and his spouse for which Mr. Gaites retains an irrevocable proxy to vote such Common Shares and 2,000 Common Shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such Common Shares.

   (2) Includes 100 Common Shares owned by Mr. Bernstein's wife. Mr. Bernstein is also the trustee of a trust established by Sue Strober for the benefit of her son and daughter which holds 180,960 Common Shares for which Ms. Strober retains an irrevocable proxy to vote such Common Shares. Mr. Bernstein disclaims beneficial ownership of such shares.

   (3) Includes 12,500, 18,750 and 18,750 Common Shares subject to presently exercisable options each held by the outside directors at an exercise price of $4.75, $3.625 and $4.50 per share, respectively, which expire on March 9, 1997, March 8, 2000 and March 12, 2001, respectively.

   (4) 1,000 of these Common Shares are owned by Emar, Ltd., of which Mr. Solimine is the sole shareholder and 17,500 of these Common Shares are owned by Deye Limited Partnership of which Mr. Solimine is a general partner.

   (5) Includes 22,737, 23,503 and 27,378 Common Shares subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 140,000 Common Shares held by a charitable remainder trust for the lifetime benefit of Mr. Yanuklis and his spouse for which Mr. Yanuklis retains an irrevocable proxy to vote such Common Shares. Mr. Yanuklis disclaims beneficial ownership of all such Common Shares.

   (6) Includes 1,684, 10,152 and 9,031 Common Shares subject to a presently exercisable option held by each of Edward and Eliott Zieky at an exercise price of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

   (7) Includes 15,789, 27,586 and 22,222 shares of Common Stock subject to presently exercisable options held by Mr. Schaefer at exercise prices of $4.75, $3.625 and $4.50 per share, respectively, which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

   (8) The above-named director or member of management is a party to a reorganization agreement dated as of October 1, 1986, as amended, providing such individual with a right of prior notice and first refusal to purchase Common Shares which any other party to the reorganization agreement desires to sell. These rights have been waived by each such individual, and by all other individuals holding such rights, in order to enter into the Merger Agreement and the Proxy Agreement and to consummate the transactions contemplated thereby. See "Special Factors - Interest of Certain Persons in the Merger."

   (9) Includes 576,639 Common Shares subject to presently exercisable options and warrants held by certain directors and executive officers of the Company at exercise prices ranging from $3.625 to $4.75 per share. Excludes 150 shares owned by a relative of Mr. Albert Brower. Mr. Brower disclaims beneficial ownership of such shares.

   (10) Such Common Shares are subject to the proxy granted to Purchaser pursuant to the Proxy Agreement. See "Special Factors -- Proxy Agreement."

   (11) The Company's Retirement Plan owns 23,500 Common Shares and will be entitled to receive the Merger Consideration in full for each such share at the Effective Time.


SECURITY OWNERSHIP OF PURCHASER AND ACQUISITION SUB


   PURCHASER.   The  following  table  sets forth certain information as of the date of this Proxy Statement concerning the beneficial ownership of the equity interests in Purchaser.

NAME AND ADDRESS OF BENEFICIAL OWNER                     EQUITY INTERESTS                  PERCENT OF CLASS
                                                        BENEFICIALLY OWNED
FMR Corp.                                                       (1)                             50%(2)
  82 Devonshire Street
  Boston, Massachusetts 02109
Fidelity Investors Management Corp.                             (1)                             50%(3)
  400 East Los Colinas Boulevard,
  Suite 470
  Irving, Texas 75034


   (1) Equity interests in Purchaser, a Delaware limited liability company, are currently stated as a percentage of Purchaser's total members' equity rather than as a number of shares or units.

   (2) Represents interests owned by Fidelity Ventures Limited Partnership ("FVLP"), a member of Purchaser. FMR Corp, ("FMR") may be deemed to be an indirect beneficial owner of such interests as sole owner of Fidelity Capital Associates, Inc. ("FCA"), the general partner of FVLP. Certain information pertaining to FVLP, FMR and FCA is set forth in Annex F hereto.

   (3) Represents interests owned by Fidelity Investors Limited Partnership ("FILP"), a member of Purchaser. Fidelity Investors Management Corp. ("FIMC") may be deemed to be an indirect beneficial owner of such interests as the general partner of FILP. Certain information pertaining to FILP and FIMC is set forth in Annex F hereto.

   Prior to the Effective Date, Frederick M. Marino, the proposed Chairman of the Board of Directors and Chief Executive Officer of the Surviving Corporation, who is not affiliated with the Company, will make an equity investment of at least $250,000 in Purchaser, which will reduce the percentage interests of the current members of Purchaser on a pro rata basis. The dollar amount of this investment, and the percentage equity interest in Purchaser to be received by Mr. Marino prior to the Effective Date were negotiated concurrently with Purchaser's discussions with the Company regarding a proposed transaction. Mr. Marino is not a director, or officer or otherwise an affiliate of the Company.

   It is currently contemplated that Purchaser may afford certain executive officers of the Company the opportunity to invest up to an aggregate of $750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management will receive approximately 8.1% of Purchaser's equity on a fully diluted basis. It is not a condition of the Merger that such Company management members make such contribution. In the event such Company management members are afforded the opportunity to invest and elect not to so invest, the remaining equity investments will be made in Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that paid by other investors in Purchaser. See "Management of Purchaser, Acquisition Sub and the Company -- Directors and Executive Officers (or Equivalent) of Purchaser and Acquisition Sub -- Company Management Participation."

   ACQUISITION SUB. Acquisition Sub is a wholly owned subsidiary of Purchaser and has one (1) class of stock outstanding, common stock, par value $.01 per share.


                     TRANSACTIONS BY CERTAIN PERSONS IN COMMON SHARES

   EXERCISE OF COMPANY STOCK OPTIONS EXPIRING ON DECEMBER 31, 1996. At the November 7, 1996 meeting of the Special Committee, the members discussed the circumstances under which Company stock options to purchase an aggregate of 166,751 Common Shares were issued as of December 31, 1991 at an exercise price of $1.125 and as of March 4, 1993 at an exercise price of $1.75 (which in each case, as provided in the applicable stock option plan, was the then current market price of the Common Shares) and would expire on December 31, 1996 in accordance with their respective terms. The Committee was advised that (i) if the Merger were successfully consummated, the trading price of the Common Shares prior to the consummation of the Merger would typically not be expected to reach the level of the Merger consideration; (ii) the exercise of such options was a taxable event to the eight individuals holding such options and that a significant tax withholding payment would by required to be made by such option holders; (iii) closing of any possible transaction resulting from the search and evaluation process would most likely extend beyond December 31, 1996; and (iv) several of the option holders were insiders, who under Company policies could not then buy or sell Common Shares on the market, to fund the applicable tax withholding payment. Accordingly, the Special Committee determined to recommend to the Board that the Company offer to loan to these option holders the exercise price of the options together with the tax withholding amount to facilitate their exercise of the options, such loan to bear interest at the Company's rate of borrowing and to be payable upon the sooner of the closing of any sale transaction or one year from the date of loan. The loan would be secured by a pledge of the purchased shares pending repayment of the loan. Upon exercise of such options, the holders of the purchased shares would be entitled to vote such shares. Accordingly, as of the date of this Proxy Statement, all of such holders have borrowed an aggregate of approximately $495,070 from the Company and exercised all such options to purchase an aggregate of 166,751 Common Shares which are held by the Company as collateral for the loan. As three of the option holders for 57,393 Common Shares are also signatories of the Proxy Agreement, the exercise of these options had the effect of increasing the number of Common Shares subject to the Proxy Agreement from 3,103,548 at the date of execution to 3,160,941 Common Shares as of the date of this Proxy Statement.

   On October 4, 1996, Sue Strober made a gift of 45,600 Common Shares to each of her son and daughter and 180,960 Common Shares to a trust for the benefit of her son and daughter, naming David Bernstein as trustee. Ms. Strober retains an irrevocable proxy to vote all of the foregoing Common Shares.

   On November 8, 1996, Messrs. Brower, Gaites and Yanuklis made respective gifts of 25,000, 147,180 and 140,000 Common Shares to separate charitable annuity remainder trusts for the lifetime benefit of their respective selves and spouses and each retains an irrevocable proxy to vote all of the foregoing Common Shares.

   The Company, Sue Strober, certain current executive officers of the Company and certain former executive officers and directors of the Company are parties to the Reorganization Agreement providing such parties with prior notice and a right of first refusal to purchase shares of the Company's Common Stock which any of the parties desires to sell. The remaining parties of the Reorganization Agreement (including the Company) have waived and/or terminated their rights under the Reorganization Agreement.

   The following table sets forth the purchases of Common Shares by the Company and members of Company Management from January 1, 1995 through December 31, 1996, including the amount of Common Shares purchased, the range of prices paid for such Common Shares, and the average purchase price during the quarterly period such purchase(s) occurred.

ISSUER/AFFILIATE                   AMOUNT PURCHASED              RANGE OF PRICES             AVERAGE PURCHASE PRICE PER QUARTERLY
                                       (SHARES)                        ($)                                  PERIOD
                                                                                                              ($)
                                                                                      4th Quarter                 4th Quarter
											  1995                        1996
The Company                          15,000(1)                 3.63 - 4.00                  3.75                       N/A
Robert J. Gaites                     25,000(3)                   1.75(2)                     N/A                      1.75
John Yanuklis                        23,286(4)               1.13 - 1.75(2)                  N/A                      1.51
Albert C. Brower                      9,107(5)               1.13 - 1.75(2)                  N/A                      1.49
David J. Polishook                   15,000(6)               1.13 - 1.75(2)                  N/A                      1.54
Richard Schaefer                     73,929(7)               1.13 - 1.75(2)                  N/A                      1.56



   (1) On May 22, 1995, the Company announced that management believed the Company to be undervalued by the market and that it had authorized a repurchase program to repurchase from time to time up to 250,000 Common Shares. On the business day immediately prior to such announcement, the Company's shares had closed at $3.625 per share. Pursuant to such plan, on November 10 and December 28, 1995, the Company purchased on the open market 5,000 Common Shares and 10,000 Common Shares, respectively, at purchase prices of $4.00 per share and $3.63 per share, respectively.

   (2) Price represents exercise price of option to purchase Common Shares received pursuant to the Company's stock incentive plan(s).

   (3) On December 10, 1996, Mr. Gaites exercised an option to purchase 25,000 Common Shares at an exercise price of $1.75 per share.

   (4)  On December  10,  1996,  Mr.  Yanuklis  exercised options for 9,000 and
14,286 Common Shares at exercise prices of $1.13 and $1.75 per share, respectively.

   (5) On December 10, 1996, Mr. Brower exercised options for 3,750 and 5,357 Common Shares at exercise prices of $1.13 and $1.75 per share, respectively.

   (6)  On December 10, 1996, Mr. Polishook exercised  options  for  5,000  and
10,000 Common Shares at exercise prices of $1.13 and $1.75 per share, respectively.

   (7) On December 10, 1996, Mr. Schaefer exercised options for 22,500 and 51,429 Common Shares at exercise prices of $1.13 and $1.75 per share, respectively.

                 MANAGEMENT OF PURCHASER, ACQUISITION SUB AND THE COMPANY


                   DIRECTORS AND EXECUTIVE OFFICERS (OR EQUIVALENT) OF
				PURCHASER AND ACQUISITION SUB

   Set forth below is the name and business address of each person who is a manager of Purchaser, which is a Delaware limited liability company, and who is a director or officer of Acquisition Sub, the present principal occupation or employment of each such person and the name and principal business of the corporation or other organization in which such occupation or employment of each such person is conducted and the material occupations, positions, office or employment that each such person has held during the last five years. Each such person is presently employed by either Fidelity Capital Associates, Inc. ("FIDELITY CAPITAL"), a private venture capital and related asset management firm, or Fidelity Management & Research Company ("FMR CO."). The principal executive officers of Fidelity Capital and FMR Co. are located at 82 Devonshire Street, Boston, Massachusetts 02109. Each person listed below has a business address at 82 Devonshire Street, Boston, Massachusetts 02109 and is a citizen of the United States.

NAME                                               POSITION WITH                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                                                                         AND FIVE-YEAR EMPLOYMENT HISTORY
John J. Remondi                        Purchaser - Manager                               Mr. Remondi has served as Managing
                                       Acquisition Sub - President and                   Director of Fidelity Capital and as a Vice
                                       Director                                          President of FMR Co. since 1983.

Warren T. Morrison                     Purchaser - Manager                               Mr. Morrison has served as a Vice
                                       Acquisition Sub - Treasurer and                   President of Fidelity Capital since
                                       Director                                          November 1995.  Prior to joining Fidelity
                                                                                         Capital, Mr. Morrison served as Senior
                                                                                         Vice President and Senior Credit
                                                                                         Administration Officer, Asset-Based
                                                                                         Lending of US Trust Company from November
                                                                                         1991 through November 1995.

Robert M. Gervis                       Acquisition Sub - Secretary                       Mr. Gervis has served as Vice President
                                                                                         and Director of Investment Situations for
                                                                                         FMR Co. since March 1996 and served as
                                                                                         Associate General Counsel to FMR Co. from
                                                                                         July 1994 to February 1996.  Prior to
                                                                                         joining FMR Co., Mr. Gervis was a Partner
                                                                                         with the law firm of Weil, Gotshal &
                                                                                         Manges from January 1993 to June 1994 and
                                                                                         was an associate attorney with Weil,
                                                                                         Gotshal & Manges from August 1985 to
                                                                                         December 1992.

   It is proposed that prior to or concurrent with the Effective Date, Frederick M. Marino, who is not affiliated with the Company, will be elected the Chairman of the Board of Directors and Chief Executive Officer of Acquisition Sub and/or the Surviving Corporation, as the case may be. In addition, it is currently proposed that existing members of the Company's management will continue their employment with the Surviving Corporation and/or its subsidiaries, as the case may be, on terms substantially similar to the terms of each such individual's employment with the Company and/or its subsidiaries as of the date hereof. See "Special Factors -- Interests of Certain Persons in the Merger."

   COMPANY MANAGEMENT PARTICIPATION. Immediately upon consummation of the Merger, all of the Company's directors will resign. Pursuant to the Merger Agreement, the directors and officers of Acquisition Sub will be the directors and officers of the Surviving Corporation, and the Purchaser will appoint their successors. Subsequent to the closing of the Merger, all of the Company's officers are expected to be employed by the Surviving Corporation. It is currently contemplated that Purchaser may afford certain officers of the Company the opportunity to invest up to an aggregate of $750,000 of the anticipated $9 million of Purchaser capital for which such members of Company management will receive approximately 8.1% of Purchaser's equity on a fully diluted basis as a means to align the interests of management of the Surviving Corporation with the interests of its stockholders. It is not a condition of the Merger that such Company management members make such contribution. In the event that such Company management members are afforded the opportunity to invest and make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the Purchaser. In the event such Company management members are afforded the opportunity to invest and elect not to so invest, the remaining equity investments will be made in the Purchaser by individuals or entities who are not employed by or on the Board of Directors of the Company. In the event that such Company management members make such equity investments, the investments will be made subsequent to the Effective Date and will be effected by purchasing such equity interests from the Purchaser. The proposed equity investments by members of the Company's management will be made at the same price per share or other equity unit as that made by the other investors in Purchaser. Robert J. Gaites and John Yanuklis, the President and Chief
Executive Officer, and an Executive Vice President of the Company, respectively, have each indicated a present intention to invest up to $200,000 in the Purchaser after the completion of the Merger. These executives have advised the Company that in the event the Purchaser affords them an opportunity to invest in the Purchaser, they expect to make all or a portion of such investment. The following persons constitute the remaining members of management who may be afforded the opportunity to invest up to an aggregate of $350,000 in the Purchaser after the completion of the Merger:

               NAME                           TITLE

           Edward Zieky                Senior Vice President
           Eliott Zieky                Director and Senior Vice President
           Richard Schaefer            Vice President
           Nicholas Tenebruso          Vice President of Brooklyn subsidiary
           Robert Groeninger           Vice President of Brooklyn subsidiary
           William Umbach              Vice President of New Jersey subsidiary
           Lawrence Hamershock         Vice President of Pennsylvania subsidiary
           David Polishook             Chief Financial Officer
           Richard Young               Vice President

      Neither the Purchaser's initial proposal, nor the negotiations between the Purchaser and the Company which followed, required any member of the Company's management to invest in the Purchaser as a condition to a proposed transaction between the Purchaser and the Company. None of the directors serving on the Special Committee have been nor will be afforded investment opportunities in the Purchaser. The Purchaser has advised the Company that these investment opportunities are being provided solely as a means for establishing incentive to management of the Surviving Corporation by providing them with a small, non-controlling equity stake. See "Special Factors -- Sources and Amount of Funds; Payment for Common Shares" and Special Factors -- Certain Effects of the Merger."


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


      Set forth below is the name and business address of each person who is a director or executive officer of the Company and, unless disclosed elsewhere herein, the present principal occupation or employment of each such person and the name, principal business and address of the corporation or other organization in which such occupation or employment of each such person is conducted and the material occupation, positions, offices and employment and the name, principal business and address of any corporation or other organization in which any material occupational position, office or employment of each such person was held during the last five years. Unless otherwise indicated, each person listed below has a business address care of the Company at Pier 3, Furman Street, Brooklyn, New York 11201 and is a citizen of the United States.


                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                                AND FIVE-YEAR EMPLOYMENT HISTORY

DAVID W. BERNSTEIN                  Mr.  Bernstein  is  an  attorney engaged in
14 Aliso Road                       private practice and had served as Director
Carmel Valley, CA  93924            general counsel to the Company  from  1953
                                    through 1990.

ALBERT C. BROWER                    Mr.  Brower  was  elected  as  Senior  Vice
President in October 1986.
Senior Vice President

ROBERT J. GAITES                    Mr. Gaites  has been with the Company since
Chairman of the Board, 		    1976.  He was Senior Vice President since 1986
Chief Executive Officer, and	    and CEO since June 1991.  He has 29 years of
President      			    experience in the industry.

JOSEPH MANGINO, SR.                 Mr. Mangino has been the President of
Director 			    Metropolitan Trucking, Inc. a privately
75 Broad Avenue               	    held trucking company since 1980.   He is a
Fairview, NJ  07022		    regional director of Bank of
                                    New York, National Community Division.

ALVIN MURSTEIN                      Mr. Murstein has been Chairman of the Board
Director    		            of Directors of Medallion Financial Corp.,
205 East 42nd Street  		    the parent corporation of Medallion Funding
New York, NY  10017     	    Corp., since 1996 and the Chairman of the
				    Board of Directors of Medallion Funding
                                    Corp. since 1979.

DAVID J. POLISHOOK                  Mr. Polishook was elected to the Board of
Chief Financial Officer,	    Directors on January 31, 1988, elected Chief
Secretary and Treasurer 	    Financial Officer and Treasurer of the
				    Company on June 28, 1988 and was elected
				    Secretary on November 12, 1991. He resigned as a Director on February 28, 1991.

RICHARD SCHAEFER                    Mr. Schaefer was elected as Vice President
Vice President  		    of the Company on July 20, 1989.

EMIL W. SOLIMINE                    Mr. Solimine is the Chairman of the Board of
				    Directors and Chief Executive Officer of
				    Emar Group, inc., an insurance brokerage concern which he started in 1971 and which has served as insurance broker for the Company's property and casualty insurance since 1983. Mr. Solimine is also a director of DiGiorgio Corporation, an independent wholesale food distributor.

                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                                AND FIVE YEAR EMPLOYMENT HISTORY

JOHN YANUKLIS                       Mr. Yanuklis has been with the Company since
Executive Vice President,           1981 and manages its Hudson Valley, New York
and Director    		    region.  He was a Director and Senior Vice
          			    President since  1986  and an Executive Vice
				    President since June 1992. He has over 30 years of experience in the industry.

RICHARD W. YOUNG                    Mr. Young was elected as Senior Vice
Senior Vice President   	    President in October 1986.

EDWARD N. ZIEKY                     Mr. Zieky was elected as Senior Vice
Senior Vice President		    President and Director of the Company as of
				    January 25, 1988 and with his cousin,
				    Eliott Zieky, managesthe Company's Hartford,
                                    Connecticut region. Mr. Zieky resigned as a Director on February 28, 1991. He was an officer of The General Building Supply
				    Company prior to its acquisition by the
				    Company in 1988. He has over 20 years of experience in the industry.

ELIOTT ZIEKY                        Mr. Zieky was elected as Senior Vice
				    President and Director of the Company as of
				    January 25, 1988, and with his cousin,
				    Edward Zieky, manages its Hartford,
				    Connecticut region.  He was an officer of
				    The General Building Supply Company prior to
				    its acquisition by the Company in 1988.  He
				    has over 20 years of experience  in the industry.

      The members of the Special Committee which has unanimously recommended the Merger Agreement for approval and adoption by the Company Stockholders consists of Messrs. Bernstein, Mangino, Murstein and Solimine.

      Immediately after consummation of the Merger, all of the Company's directors will resign and the Purchaser will appoint their successors.

                              INDEPENDENT PUBLIC ACCOUNTANTS

      The consolidated financial statements of the Company as of December 30, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995 incorporated by reference into this Proxy Statement were audited by KPMG Peat Marwick LLP, the Company's independent certified public accountants. A representative of KPMG Peat Marwick LLP will be at the Special Meeting to answer questions by Company Stockholders and will have the opportunity to make a statement if so desired.


                                   STOCKHOLDER PROPOSALS

      Under the DGCL and the By-Laws of the Company, no other business may be transacted at the Special Meeting. If the Merger is not for any reason consummated, then, in accordance with regulations issued by the SEC, Company Stockholder proposals intended for presentation at the Company's 1997 annual meeting of stockholders must be received by the Secretary of the Company no later than March 17, 1997, if such proposals are to be considered for inclusion in the Company's proxy statement. Proposals should be mailed via certified mail and addressed to: Corporate Secretary, The Strober Organization, Inc., Pier 3 - Furman Street, Brooklyn, New York 11201.


                      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The   following  documents  filed  with  the  SEC  by  the  Company   are
incorporated by reference into this Proxy Statement:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as provided to each Company Stockholder together with this Proxy Statement;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996; and September 30, 1996, as provided to each Company Stockholder together with this Proxy Statement;

      3. The Company's Current Reports on Form 8-K filed on February 20, 1996; June 27, 1996; November 20, 1996; November 27, 1996 and
            November 29, 1996.

      All documents and reports filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents or reports.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNERS, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO DAVID POLISHOOK, CHIEF FINANCIAL OFFICER, THE STROBER ORGANIZATION, INC., PIER 3 - FURMAN STREET, BROOKLYN, NEW YORK 11201. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING,
REQUESTS MUST BE RECEIVED BY [            , 1997.]


                                   AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the offices of NASDAQ National Market, 1735 K Street, Washington, D.C. 20006.


                                       MISCELLANEOUS

      Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the SEC.



                                    By Order of the Board of Directors

                                    Robert J. Gaites
                                    Chairman, President and Chief Executive
				    Officer

-------------------------------------------------------------------------------
REVOCABLE PROXY

                              THE STROBER ORGANIZATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE STROBER ORGANIZATION, INC.

      The undersigned hereby appoints Robert J. Gaites, David J. Polishook, or any of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated below all shares of the common stock of The Strober Organization, Inc. ("STROBER") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Strober to be held on February __, 1997, and at any adjournments or postponements thereof (the "SPECIAL MEETING").

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 1. IMPORTANT -- PLEASE SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY.

                                 (Continued on other side)

-------------------------------------------------------------------------------

PLEASE MARK BOXES IN BLUE OR BLACK INK.

1. Approval of Amended and Restated Agreement and Plan of Merger dated as of November 11, 1996, by and among Hamilton Acquisition LLC, Hamilton NY Acquisition Corp., and The Strober Organization, Inc.

FOR         AGAINST           ABSTAIN
{__}         {__}               {__}

2. To transact such other business as may properly come before the Special Meeting.

      THIS  PROXY,  WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
BY THE UNDERSIGNED.   IF  NO  DIRECTION  IS GIVEN, THIS PROXY WILL BE VOTED FOR
ITEM 1.

      The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting.

      When signed as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Whether or not you plan to attend the Special Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.


                                                    Dated:             , 1997




                                                   (Signature of Stockholder)




                                                   (Signature of Additional
							    Stockholder(s))

                                Please sign your name exactly
                                as it appears hereon, date
                                and return this proxy in the reply
                                envelope provided.  If you
                                receive more than one proxy
                                card, please sign, date and
                                return all cards received.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

                                          ANNEX A


                                                      31037.77996 144 351245.c2
                                                         1/16/97   10:07 pm













		       AMENDED AND RESTATED

                   AGREEMENT AND PLAN OF MERGER

                               AMONG

                              PARENT,

                          ACQUISITION SUB

                AND THE STROBER ORGANIZATION, INC.
















                   Dated as of November 11, 1996

                                                      31037.77996 144 351245.c2
                                                         1/16/97   10:07 pm


                         TABLE OF CONTENTS
                                                             Page

1.   [INTENTIONALLY OMITTED]....................................1

2.   THE MERGER.................................................2
     2.1  The Merger............................................2
     2.2  Effective Time........................................2
     2.3  Effects of the Merger.................................2
     2.4  Certificate of Incorporation; By-Laws.................2
     2.5  Directors.............................................3
     2.6  Officers..............................................3
     2.7  Conversion of Securities..............................3
     2.8  Company Stock Options and Related Matters.............3
     2.9  Taking of Necessary Action; Further Action............4

3.   PAYMENT FOR SHARES; DISSENTING SHARES......................4
     3.1  Payment for Shares of Company Common Stock............4
     3.2  Dissenting Shares.....................................6

4.REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB..7
     4.1  Organization and Qualification........................7
     4.2  Authority Relative to this Agreement..................7
     4.3  No Violations.........................................8
     4.4  Brokerage Fees........................................9
     4.5  Financing.............................................9
     4.6  Arrangements..........................................9

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............10
     5.1  Organization and Qualification.......................10
     5.2  Authority Relative to this Agreement.................10
     5.3  No Violations; Consents and Approvals................11
     5.4  Capitalization.......................................12
     5.5  Commission Filings...................................12
     5.6  Absence of Certain Changes or Events.................13
     5.7  Absence of Litigation................................14
     5.8  Employee Benefit Plans...............................14
     5.9  Labor Matters........................................15
     5.10 Taxes................................................16
     5.11 Environmental Matters................................17
     5.12 Books and Records....................................19
     5.13 Real and Personal Property...........................19
     5.14 Contracts............................................24
     5.15 Trade Names..........................................24
     5.16 Affiliate Transactions...............................25
     5.17 Brokerage Fees.......................................25
     5.18 Subsidiaries.........................................25
     5.19 Disclosure...........................................26

6.   CONDUCT OF BUSINESS PENDING THE MERGER....................26
     6.1  Conduct of Business by the Company...................26

7.   ADDITIONAL AGREEMENTS.....................................29
     7.1  Proxy Statement; Other Filings.......................29
     7.2  Meeting of the Company's Stockholders................30
     7.3  Additional Agreements................................30
     7.4  Fees and Expenses....................................31
     7.5  No Solicitations.....................................31
     7.6  Officers' and Directors' Insurance; Indemnification..32
     7.7  Access to Information; Confidentiality...............32
     7.8  Financial and Other Statements.......................33
     7.9  Observer Rights......................................33
     7.10 Advice of Change; Schedule Update....................34
     7.11 Rowley Building Transaction..........................34
     7.12 Certain Litigation...................................34
     7.13 Public Announcements.................................34
     7.14 Environmental Matters................................35
     7.15 Stop Transfer; Reorganization Agreement..............35
     7.16 Transfer Taxes.......................................35

8.   CONDITIONS TO THE MERGER..................................36
     8.1  Conditions to the Obligations of Each Party to
	  Effect the Merger....................................36
     8.2  Additional Conditions to the Obligations of
	  the Company..........................................36
     8.3  Additional Conditions to the Obligations of Parent
	  and Acquisition Sub..................................37
     8.4  Certain Payments.....................................39

9.   TERMINATION, AMENDMENT AND WAIVER.........................39
     9.1  Termination..........................................39
     9.2  Effect of Termination................................40
     9.3  Amendment............................................42
     9.4  Extension; Waiver....................................42

10.  GENERAL PROVISIONS........................................42
     10.1 Notices..............................................42
     10.2 Interpretation.......................................43
     10.3 Non-Survival of Representations, Warranties,
	  Covenant and Agreements..............................43
     10.4 Miscellaneous........................................44
     10.5 Assignment...........................................44
     10.6 Knowledge; Best Efforts..............................44
     10.7 Severability.........................................44
     10.8 Choice of Law/Consent to Jurisdiction................44
     10.9 Third-Party Beneficiary..............................45

                      SCHEDULES AND EXHIBITS



SCHEDULE       TITLE

Schedule 2.8   Company Stock Options and Related Matters
Schedule 5.1   Qualification
Schedule 5.2(b)Authority Relative to this Agreement
Schedule 5.3   No Violations; Consents and Approvals
Schedule 5.4   Capitalization
Schedule 5.5   Commission Filings
Schedule 5.6   Absence of Certain Changes or Events
Schedule 5.7   Absence of Litigation
Schedule 5.8   Employee Benefit Plans
Schedule 5.9   Labor Matters
Schedule 5.10  Taxes
Schedule 5.11  Environmental Matters
Schedule 5.12  Books and Records
Schedule 5.13  Real and Personal Property
Schedule 5.14  Contracts
Schedule 5.15  Trade Names
Schedule 5.16  Affiliate Transactions
Schedule 5.18  Subsidiaries
Schedule 6.1   Conduct of Business by the Company
Schedule 8.3(f)Third Party Consents

                                                      31037.77996 144 351245.c2
                                                         1/16/97   10:07 pm


                   DEFINED TERM CROSS REFERENCE

                   (Not Part of this Agreement)


1995 Balance Sheet     		Section 5.5(e)
Agreement              		Introduction
Acquisition Property   		Section 5.13(a)
Acquisition Proposal   		Section 7.5(a)
Acquisition Sub        		Introduction
Affiliate Transactions 		Section 5.16
Blue Sky Laws          		Section 4.3(b)
Board                  		Introduction
Certificate of Merger  		Section 2.2
Certificates           		Section 3.1(b)
Claim                  		Section 7.6
Code                   		Section 5.8(a)
Commission             		Section 5.5(a)
Commission Reports     		Section 5.5(b)
Company                		Introduction
Company Common Stock   		Introduction
Company's Certificate  		Section 2.4(a)
Company Expenses       		Section 9.2(d)
Confidentiality Agreement	Section 7.7
Corporation            		Section 2.4(a)
Corporation Law        		Introduction
Dissenting Stockholders		Section 3.2(a)
Dissenting Shares      		Section 3.2(a)
Effective Date         		Section 2.2
Effective Time         		Section 2.2
Environmental Laws     		Section 5.11(a)
Environmental Permits  		Section 5.11(a)
ERISA                  		Section 5.8(a)
Exchange Act           		Section 4.3(b)
Financing              		Section 4.5
Financing Letters      		Section 4.5
Hart-Scott-Rodino Act  		Section 4.3(b)
Hazardous Substances   		Section 5.11(b)
Indemnification Agreement	Section 7.12
Intellectual Property Rights	Section 5.15
IRS                    		Section 5.10(b)
ISRA                   		Section 4.3(b)
Leases                 		Section 5.13(b)(i)
Managee                		Introduction
Managees               		Introduction
Leased Real Property   		Section 5.13(b)
Material Adverse Effect		Section 4.1
Material Contracts     		Section 5.14
Merger                 		Introduction
Merger Consideration   		Section 2.7(b)
Mortgages              		Section 5.13(a)(ii)
Option                 		Section 2.8
Option Consideration   		Section 2.8
Optionees              		Section 2.8
Other Filings          		Section 7.1
Owned Real Property    		Section 5.13(a)
Parent                 		Introduction
Parent Expenses        		Section 9.2(b)
Paying Agent           		Section 3.1(a)
Payment Fund           		Section 3.1(a)
Pending Litigation     		Section 8.3(c)
Pending Legal Proceeding	Section 8.3(c)
Permitted Encumbrances 		Section 5.13(a)(i)
Plans                  		Section 5.8(a)
Port Authority         		Section 7.12
Port Authority Lease   		Section 7.12
Preferred Stock        		Section 5.4
Principal Stockholder  		Introduction
Principal Stockholders 		Introduction
Profit Sharing Plan Shares	Section 2.7(a)
Proxy Agreement        		Introduction
Proxy Statement        		Section 7.1
Reorganization Agreement	Section 7.15
Requisite Rights       		Section 5.15(b)(i)
Rowley Building Products	Section 7.11
Stock Option Plans     		Section 2.8
Stockholders' Meeting  		Section 7.2
Subsidiary             		Section (10.2)
Superior Proposal      		Section 7.5(b)
Surviving Corporation  		Section 2.1
Taxes                  		Section 5.10(f)
Transfer Taxes         		Section 7.16

                                                      31037.77996 144 351245.c2
                                                         1/16/97   10:07 pm










         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of November 11, 1996, as amended and restated as of January 17, 1997, by and among Hamilton Acquisition LLC, a Delaware limited liability company ("PARENT"), Hamilton NY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("ACQUISITION SUB"), and The Strober Organization, Inc., a Delaware corporation (the "COMPANY").

     WHEREAS, the Board of Directors of the Company (the "BOARD") has, in light of and subject to the terms and conditions set forth herein, (i) determined that the consideration to be received by the stockholders of the Company for each of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK"), in the Merger (as defined below) is fair to and in the best interests of the Company and its stockholders and (ii) resolved to approve this Agreement and the transactions contemplated hereby and to recommend approval and adoption of this Agreement and approval of the Merger by the stockholders of the Company;

     WHEREAS, also in furtherance of such transactions, the manager or managers, as the case may be, of Parent (as the case may be, the "MANAGER" or "MANAGERS") and the Board of Directors of Acquisition Sub have each unanimously approved the merger of Acquisition Sub with and into the Company (the "MERGER") in accordance with the General Corporation Law of the State of Delaware (the "CORPORATION LAW") and the provisions of this Agreement pursuant to which Merger the holders of Company Common Stock (other than the Company, Acquisition Sub, Parent and any direct or indirect subsidiary of any them) shall receive the Merger Consideration (as defined in Section 2.7(b) hereof); and

     WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into this Agreement, certain stockholders of the Company (each individually a "PRINCIPAL STOCKHOLDER" and collectively the "PRINCIPAL STOCKHOLDERS") have entered into a Proxy Agreement, dated as of the date hereof, with Parent and Acquisition Sub (the "PROXY AGREEMENT") pursuant to which each Principal Stockholder has, among other things, granted to Parent an irrevocable proxy to vote all shares of Company Common Stock owned (beneficially or otherwise) by such Principal Stockholder in favor of the Merger, all upon the terms and conditions set forth in the Proxy Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent, Acquisition Sub and the Company hereby agree as follows:

1.        [INTENTIONALLY OMITTED]

2.        THE MERGER

     2.1 THE MERGER. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the relevant provisions of the Corporation Law, at the Effective Time (as hereinafter defined), Acquisition Sub shall be merged with and into the Company. Following the Merger, the Company shall continue its corporate existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION") under the laws of the State of Delaware, and the separate corporate existence of Acquisition Sub shall cease. The name of the Surviving Corporation shall continue to be "The Strober Organization, Inc."

     2.2 EFFECTIVE TIME. As promptly as practicable after all of the conditions set forth in Section 8 shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Acquisition Sub and the Company shall duly execute and file a certificate of merger in form and substance satisfactory to the parties hereto (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME"). Prior to such filing, a closing shall be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Section 8 (the date of such closing being, the "EFFECTIVE DATE").

     2.3 EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects set forth herein and in the Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     2.4    CERTIFICATE OF INCORPORATION; BY-LAWS.

          (a) At the Effective Time, the Certificate of Incorporation of Acquisition Sub, or at the election of Parent, the Company's Restated Certificate of Incorporation (the "COMPANY'S CERTIFICATE"), in each case as in effect at the Effective Time, which shall in either case include the provisions required by Section 7.6 hereof, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law and such Certificate of Incorporation, PROVIDED, HOWEVER, that at the Effective Time, Article First of the Certificate of Incorporation of Acquisition Sub shall be amended to read as follows:
"FIRST, the name of the corporation is The Strober Organization, Inc. (the "CORPORATION")."

          (b) At the Effective Time, the By-laws of Acquisition Sub, or at the election of Parent, the By-laws of the Company, in each case as in effect at the Effective Time, which shall in either case include the provisions required by Section 7.6 hereof, shall be the By-laws of the Surviving Corporation, until duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     2.5 DIRECTORS. The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     2.6 OFFICERS. The officers of the Surviving Corporation shall be appointed by the directors of the Surviving Corporation.

     2.7 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or the holders of Company Common Stock:

          (a) Each issued and outstanding share of Company Common Stock held by the Company as a treasury share or held by any direct or indirect subsidiary of the Company (which does not include the 23,500 shares of Company Common Stock held by the Company's profit-sharing plan as of the date hereof (the "PROFIT SHARING PLAN SHARES")) and each issued and outstanding share of Company Common Stock owned by Parent, Acquisition Sub or any other direct or indirect subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto;

          (b) Each issued and outstanding share of Company Common Stock immediately prior to the Effective Time, other than (i) those shares of Company Common Stock referred to in Section 2.7(a) and (ii) Dissenting Shares (as defined in Section 3.2 below), shall be canceled and shall be converted automatically into and represent the right to receive an amount equal to six dollars ($6.00) in cash (such amount of cash being referred to herein as the "MERGER CONSIDERATION") payable, without interest, to the holder of such share of Company Common Stock upon surrender, in the manner provided in Section 3.1, of the certificate that formerly evidenced such share of Company Common Stock;

          (c) The shares of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for, in the aggregate, One Thousand (1,000) validly issued, fully paid and non-assessable shares of common stock, par value $.01, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation; and

          (d) All of the certificates evidencing shares of Company Common Stock, by virtue of the Merger and without any action on the part of the stockholders of the Company or the Company, shall be deemed to be no longer outstanding, shall not be transferable on the books of the Surviving Corporation, and shall represent solely the right to receive the amount set forth in Section 2.7(b) hereof.

     2.8 COMPANY STOCK OPTIONS AND RELATED MATTERS. Commencing at least fifteen (15) days prior to the Effective Time, each holder of a then outstanding option to purchase shares of Company Common Stock (an "OPTION") granted under the Company's stock option plans identified on SCHEDULE 2.8 hereto (collectively, the "STOCK OPTION PLANS") (it being understood that the aggregate number of shares of Company Common Stock subject to purchase under such Stock Option Plans is not, or shall not at the Effective Time, be more than 842,438 shares) shall be entitled to exercise such Option (whether or not such Option would otherwise have been exercisable), and if such Options are not so exercised prior to the Effective Time, immediately prior to the Effective Time, each such holder shall be entitled to receive from the Company in consideration for cancellation of each such Option, a cash payment (the "OPTION CONSIDERATION") in an amount equal to the product of (w) the number of shares provided for in such Option and (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock provided for in such Option, provided that the foregoing shall be subject to the obtaining of any necessary consents of the holders of such Options (the "OPTIONEES") and that, to the extent required by applicable law, such Option Consideration shall be treated as compensation and shall be net of any applicable federal or state withholding tax. All such Option Consideration shall be deemed allocable to the period immediately prior to the Effective Time to the extent permitted by applicable law. Subject to the foregoing, the Stock Option Plans and all Options issued thereunder shall terminate at the Effective Time. In connection with the foregoing, the Company shall obtain the consent of the Optionees to the cancellation of such Options and the cancellation of any right to acquire equity securities of the Company from and after the Effective Time in consideration for the payment provided herein.

     2.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent, Acquisition Sub and the Company, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the Corporation Law as promptly as practicable. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both of the Company and Acquisition Sub, the officers of the Surviving Corporation are fully authorized in the name of the Surviving Corporation, as successor by merger to such corporations, or otherwise to take, and shall take, all such lawful and necessary action.


3.   PAYMENT FOR SHARES; DISSENTING SHARES

     3.1    PAYMENT FOR SHARES OF COMPANY COMMON STOCK.

          (a) Prior to the Effective Time, Parent shall designate a U.S. bank or trust company having at least $50,000,000 in capital, surplus and undivided profits that shall be subject to the Company's approval, such approval to not be unreasonably withheld, to act as paying agent in the Merger (the "PAYING AGENT") for purposes of effecting the exchange for the Merger Consideration of certificates which, prior to the Effective Time, represented shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.7(b). The Paying Agent shall not be changed without the prior written consent of the Company, which shall not be unreasonably withheld. Immediately following the Effective Time, Parent or Acquisition Sub shall deposit in trust with the Paying Agent cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock issued and outstanding on a fully diluted basis immediately prior to the Effective Time (other than shares owned by, or issuable to, upon conversion of other securities, the Company, Parent, Acquisition Sub or any direct or indirect subsidiary of Parent or the Company (which shall be deemed to exclude the Profit Sharing Plan Shares); and shares of Company Common Stock known immediately prior to the Effective Time to be Dissenting Shares (as defined in Section 3.2 below)) and (ii) the Merger Consideration (such aggregate amount being hereinafter referred to as the "PAYMENT FUND"). The parties hereto acknowledge that fully diluted shares of Company Common Stock shall be determined in accordance with generally accepted accounting principles. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation (so long as such directions do not impair the rights of the holders of certificates that formerly evidenced shares of Company Common Stock) in: direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.7(b) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided herein.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "CERTIFICATES") a form letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for its use in surrendering Certificates and receiving payment therefor. Upon the surrender to the Paying Agent of such a Certificate, together with such properly completed and duly executed letter of transmittal and other documents that are customarily required by letters of transmittal in similar situations, the holder thereof shall be paid, without interest thereon, the Merger Consideration to which such holder is entitled hereunder, and such Certificate shall forthwith be canceled.
Until so surrendered, except with respect to Dissenting Shares, each such Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, without interest, into which the shares of Company Common Stock such Certificate theretofore represented shall have been converted pursuant to Section 2.7(b), and the holder thereof shall not be entitled to be paid any cash to which such holder otherwise would be entitled. In case any payment pursuant to this Section 3.1 is to be made to a holder other than the registered owner of a surrendered certificate, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or that such person shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (c) Promptly following the date which is one year after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate shall be entitled to look to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as a general creditor thereof with respect to any Merger Consideration, without interest, that may be payable upon due surrender of the Certificate or Certificates held by them. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of certificates that prior to the Effective Time evidenced shares of Company Common Stock for any Merger Consideration delivered pursuant hereto to a public official pursuant to applicable abandoned property, escheat or other similar laws.

          (d) At the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 2.7(b), subject to applicable law in the case of Dissenting Shares (as defined below).

          (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact in form and substance reasonably satisfactory to the Surviving Corporation by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation in their sole discretion, upon the posting by such person of a bond in such amount as Parent or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the cash representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     3.2    DISSENTING SHARES.

          (a) Any shares of Company Common Stock outstanding immediately prior to the Effective Time as to which the holder thereof shall have not voted in favor of the Merger or consented thereto in writing and as to which the holder thereof shall have validly exercised such holder's appraisal rights, if any, under Section 262 of the Corporation Law ("DISSENTING SHARES") shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record prior to the Effective Time), nor shall such Dissenting Shares be converted into the right to receive the Merger Consideration hereunder. Such holders of Dissenting Shares duly making demand for appraisal (hereinafter referred to as "DISSENTING STOCKHOLDERS") shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262 of the Corporation Law, except that all shares of Company Common Stock held by stockholders who shall fail to perfect, or shall have effectively withdrawn or lost, such stockholders' right to appraisal of such shares of Company Common Stock under Section 262 of the Corporation Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instrument served pursuant to Section 262 of the Corporation Law and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Corporation Law. The Company shall not, except with the written consent of Parent, make any payment with respect to any demands for appraisal, or settle or offer to settle or negotiate, any such demands.

          (b) Each Dissenting Stockholder who becomes entitled under the Corporation Law to payment for the Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Corporation Law) and such shares of Company Common Stock shall be canceled.


4.   REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

     Parent and Acquisition Sub jointly and severally hereby represent and warrant to the Company as follows:

     4.1 ORGANIZATION AND QUALIFICATION. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has the requisite power and authority to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects (a "MATERIAL ADVERSE EFFECT") of Parent and its subsidiaries taken as a whole. Neither Parent nor Acquisition Sub has conducted any business prior to the date hereof other than in furtherance of the transactions contemplated hereby and has any assets and liabilities other than those incident to its formation and to the consummation of the transactions contemplated hereby. Copies of the Certificate of Formation of Parent and the Certificate of Incorporation and By-laws of Acquisition Sub heretofore delivered to the Company are true, complete and correct as of the date hereof.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Manager or Managers (as the case may be) and, if necessary, the member or members of Parent and by the Board of Directors and the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the Corporation Law). This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of each of Parent and Acquisition Sub enforceable against each of Parent and Acquisition Sub in accordance with its terms.

     4.3    NO VIOLATIONS.

          (a) Neither the execution and delivery of this Agreement by Parent or Acquisition Sub nor the consummation of the transactions contemplated hereby nor compliance by Parent or Acquisition Sub with any of the provisions hereof will: (i) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (x) their respective Certificates of Incorporation, as amended, or By-laws or (y) any note, bond, mortgage, indenture, deed of trust, lease, agreement, lien, contract or other instrument or obligation to which Parent or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Parent or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 4.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or on the ability of Parent or Acquisition Sub to consummate the transactions contemplated hereby or which are cured, waived or terminated prior to the Effective Time and, except in the case of (i) above, for those liens, security interests, charges and encumbrances as may be imposed or otherwise created in connection with financing the Merger and the other transactions contemplated hereby); or
(iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect, which suspension or revocation would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

          (b) There is no legal impediment to Parent's or Acquisition Sub's consummation of the transactions contemplated by this Agreement. No filing or registration with, or authorization, consent or approval of, any domestic public body or authority is necessary for the consummation by Parent or Acquisition Sub of the transactions contemplated by this Agreement, except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws and regulations ("BLUE SKY LAWS") and the filing and recordation of the Certificate of Merger, as required by the Corporation Law, and (ii) for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or on the ability of Parent and Acquisition Sub to consummate the transactions contemplated hereby.


          (c) There is no "person" which "controls" Parent, in each case within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO ACT") and Parts 801 through 803 of Title 16 of the Code of Federal Regulations (the "HSR REGULATIONS"), and, accordingly, no "person" has (1) the right to fifty percent (50%) or more of the profits of Parent, (2) the right in the event of dissolution of Parent to fifty percent (50%) or more of the assets of Parent, or (3) the contractual power currently to designate fifty percent (50%) or more of the members effecting management control of Parent

     4.4 BROKERAGE FEES. Neither Parent nor Acquisition Sub has retained any financial adviser, broker, agent or finder or paid or agreed to pay any financial adviser, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, except that Proteus International
Group Incorporated has been retained as Frederick M. Marino's financial adviser, each in connection with the transactions contemplated hereby.
Other than the foregoing arrangements and the Company's arrangements with Hill Thompson Capital Markets, Inc., neither Parent nor Acquisition Sub is aware of any claim for payment of any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger, this Agreement or the consummation of the transactions contemplated hereby.

     4.5 FINANCING. Parent has delivered to the Company true and correct copies of signed letters received by Parent with respect to the financing (the "FINANCING LETTERS") required for the consummation of the transactions contemplated hereby. Assuming satisfaction or waiver of all applicable conditions set forth in the Financing Letters, such financing (the "FINANCING") will, together with equity investments in the aggregate of $9,000,000 being made in connection with the transactions contemplated hereby, provide sufficient funds to (i) pay, with respect to all shares of Company Common Stock in the Merger, the Merger Consideration pursuant to
Section 2.7(b); and (ii) prepay, redeem, refinance or renegotiate the Company's existing indebtedness, if required to consummate the Merger, and pay any and all fees, expenses, costs and penalties in connection with any such prepayment, redemption, refinancing or renegotiation. Parent shall not amend the Financing Letters (excluding amendments that solely constitute extensions thereof provided that this provision shall not impair the rights of, or impose additional obligations upon, either party under
Section 9.1(b) hereof) without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     4.6 ARRANGEMENTS. Neither Parent nor Acquisition Sub has entered into any employment agreements with any current officer of the Company, provided, however, that discussions respecting continuation of current compensation and benefit arrangements for a two year period have taken place which discussions may, prior to the Effective Time, result in an employment agreement or arrangement with such officer respecting employment by the Surviving Corporation and/or any of its subsidiaries after the Effective Time. Parent and Acquisition Sub represent and warrant that no agreements, arrangements or understandings exist between any current officer of the Company and Parent, Acquisition Sub or any entity that controls, is controlled by or is under common control with Parent or Acquisition Sub that could result in any payment (cash or otherwise) as a result of the negotiation and execution of this Agreement and/or the consummation of the transactions contemplated hereby including the Merger except as specifically provided in this Agreement.


5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Acquisition Sub as follows:

     5.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and corporate authority to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except as set forth on
Schedule 5.1 hereto or where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Copies of the respective Certificates of Incorporation, as amended, and By-laws of the Company and each of its subsidiaries heretofore delivered to Parent are true, complete and correct as of the date hereof and no amendments thereto have been effected since such copies were delivered, or are pending or contemplated. Neither the Company nor any of its subsidiaries is in violation of any term of its respective Certificate of Incorporation or By-laws.

     5.2    AUTHORITY RELATIVE TO THIS AGREEMENT.

          (a) Each of the Company and its subsidiaries has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board. Except for the approval by the Company's stockholders which is referred to in Section 7.2 below, no other corporate proceedings on the part of the Company or any of its subsidiaries are necessary to authorize this Agreement and the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the Corporation Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, constitutes the legal, valid and binding obligation of the Company enforceable against the Company and each of its subsidiaries in accordance with its terms.

          (b) The Board has, by resolutions duly adopted by unanimous vote, approved the Merger, this Agreement and the transactions contemplated hereby and has agreed to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger. In connection with the foregoing, the Board has taken such actions and votes as are necessary on its part to render the provisions of Section 203 of the Corporation Law and all other applicable takeover statutes of the Corporation Law and any other applicable takeover statutes of any other state, and any "fair price," takeover or similar provisions of the Company's Certificate, inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement. As of the date hereof, except as set forth on SCHEDULE 5.2(B) hereto, all of the directors and executive officers of the Company have indicated that they presently intend to vote their shares of Company Common Stock to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     5.3    NO VIOLATIONS; CONSENTS AND APPROVALS.

          (a) Except as set forth in SCHEDULE 5.3 to this Agreement, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby nor compliance by the Company or any of its subsidiaries with any of the provisions hereof will:
(i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) their respective Certificates of Incorporation, as amended, or By-laws or
(y) any note, bond, mortgage, indenture, deed of trust, lease, agreement, lien, contract, or other instrument or obligation to which the Company or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Company or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 5.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby or which are cured, waived or terminated prior to the Effective Time and, except in the case of (i) above, for those liens, security interests, charges and encumbrances as may be imposed or otherwise created in connection with the financing of the Merger and the other transactions contemplated hereby); or
(iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect, which suspension or revocation would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (b) Except as set forth in SCHEDULE 5.3(B), there is no legal impediment to the Company's consummation of the transactions contemplated by this Agreement. No filing or registration with, or authorization, consent or approval of, any domestic public body or authority is necessary for the execution, delivery or consummation by the Company of the transactions contemplated by this Agreement, except (i) for applicable requirements of the Hart-Scott-Rodino Act (if any), the Exchange Act, Blue Sky Laws, the NASDAQ Listing Agreement, and the filing and recordation of the Certificate of Merger, as required by the Corporation Law, and (ii) for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

     5.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"). As of the date hereof, 5,027,447 shares of Company Common Stock were issued and outstanding, 190,601 shares of Company Common Stock were held by the Company as treasury shares and no shares of Preferred Stock were issued and outstanding. As of the date hereof, 842,438 shares of Company Common Stock were reserved for issuance upon exercise of Options granted pursuant to the Stock Option Plans and Options to purchase 842,438 shares of Common Stock are outstanding as of the date hereof. Except for the matters set forth on SCHEDULE 5.4 hereto, which terminate upon or prior to the consummation of the Merger and will be of no further force and effect after the Effective Time, and for the Options, there are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of the Company. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights.

     5.5    COMMISSION FILINGS.

          (a) The Company has heretofore delivered to Parent true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) Quarterly Report on Form 10-Q for each of the fiscal quarters ended March 31, June 30 and September 30, 1995, and March 31 and June 30, 1996, (iii) Proxy Statement for the annual meeting of stockholders held on July 11, 1996, and (iv) all other reports or registration statements filed by the Company with the Securities and Exchange Commission (the "COMMISSION") since January 1, 1996, in each case as filed with the Commission.

          (b) Except as set forth in SCHEDULE 5.5 hereto, the Company has filed all required forms, reports and documents with the Commission since December 31, 1992 (collectively, the "COMMISSION REPORTS"), all of which were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act in all material respects. Except to the extent, if any, as may have been appropriately disclosed in a Commission Report filed subsequent thereto and prior to the date hereof as of their respective dates, the Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form and substance in all material respects with all applicable requirements of law.

          (c) The Company will deliver to Parent as soon as they become available true and complete copies of any report or statement mailed by it to its stockholders generally or filed by it with the Commission subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Acquisition Sub, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply in all material respects with all applicable requirements of law.

          (d) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Commission Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in SCHEDULE 5.5), and each fairly presents in accordance with generally accepted accounting principles the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and changes in cash flow for the periods indicated, except as may be indicated in the notes thereto and/or in the consolidated financial statements contained in a Commission Report filed subsequent thereto and prior to the date hereof, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (e) Except as set forth in SCHEDULE 5.5 hereto and except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries as at December 31, 1995, including the notes thereto (the "1995 BALANCE SHEET"), neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a consolidated balance sheet of the Company and its subsidiaries, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations (a) incurred in the ordinary course of business since December 31, 1995, or (b) any liability or obligation existing at December 31, 1995 which, individually or in the aggregate, is not material to the Company and its subsidiaries taken as a whole as of such date.

     5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as set forth in SCHEDULE 5.6 or as and to the extent disclosed in any Commission Report filed after December 31, 1995:

          (a) the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner reasonably consistent with past practice, and

          (b) since December 31, 1995, there has not been (i) any change in, or event affecting, the Company or any of its subsidiaries having a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) any change by the Company in its accounting methods, principles or practices, (iii) any entry by the Company or any of its subsidiaries into a material contract outside the ordinary course of business taken as a whole, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of, or any redemption, purchase or other acquisition of, any of its securities or
     (v) any increase in the benefits under or the establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, program, or arrangement for the benefit of any director, officer or employee of the Company or any of its subsidiaries pursuant to which employees are contractually entitled to benefit that would be materially above those mandated by applicable law, except in the ordinary course of business reasonably consistent with past practice. No officer, director, or other employee other than those disclosed in SCHEDULE 5.6 hereto are parties to any severance pay agreements or change in control agreements.

     5.7 ABSENCE OF LITIGATION. Except as disclosed in the Commission Reports filed after December 31, 1995 or in SCHEDULE 5.7 hereto, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or, to the best knowledge of the Company, pending or threatened against any of its directors, officers, employees or agents, by any claimant or involving any properties or rights of the Company or any of its subsidiaries, at law or in equity, before any court, arbitrator or administrative governmental regulatory authority or body that (i) individually or in the aggregate would have or are reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby. Except as set forth on SCHEDULE 5.7 hereto, to the best knowledge of the Company, there are no ongoing or threatened claims, actions, proceedings or investigations instituted by or on behalf of the Department of Justice or any similar foreign, federal, state, county or local government agency against the Company, any of its subsidiaries or any of their respective directors, officers, employees or agents involving the business, properties, rights and/or activities of the Company and/or any of its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or governmental authority that, individually or in the aggregate, have or are reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     5.8    EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 5.8 hereto includes a list of each stock option, stock purchase, insurance, bonus, incentive compensation, severance, profit sharing, retirement, or other material employee benefit plan, policy or arrangement, including any employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which the Company maintains, to which the Company or any one of its subsidiaries contributes, or under which any of the employees or former employees of the Company or any one of its subsidiaries are covered (collectively, the "PLANS"). Prior to the date of this Agreement, the Company has provided or made available to Parent a true and complete copy of each Plan as in effect on the date hereof. Other than as specifically disclosed in SCHEDULE 5.8 hereto, (i) none of the Plans is a multiemployer plan within the meaning of ERISA; (ii) none of the Plans provides for or promises retiree medical benefits or life insurance to any current or former employee, officer or director of the Company or its subsidiaries;
(iii) each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), is so qualified; (iv) each Plan is now and has been operated in all material respects in accordance with the requirements of applicable law; and (v) with respect to Plans subject to Title IV of ERISA, the aggregate projected benefit obligations of such Plans (determined for each such Plan as of the date of the most recent actuarial valuation prepared for such Plan) does not exceed the fair market value of the assets of such Plans (determined as of the date of such valuation).

          (b) Except as disclosed in SCHEDULE 5.8 hereto, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional subsequent events directly related to the transactions contemplated hereby) (i) constitute an event under any Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of the Company or any of its subsidiaries pursuant to any Plan or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to amend or terminate any Plan. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the Company or any of its subsidiaries, could be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code or could be non-deductible by reason of Section 162(m) of the Code.

          (c) All contributions have been made in all material respects as required by the terms of each of the Plans listed in SCHEDULE 5.8 and the terms of any related collective bargaining agreements, and, except as set forth in SCHEDULE 5.8 hereto, neither the Company nor any of its subsidiaries has any knowledge or has received any notice that any such plan is in reorganization, that increased contributions are required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been (except as used in accordance with the terms of such Plan and in accordance with applicable law) funded at a rate less than required under Section 412 of the Code, or that any such plan is insolvent.

     5.9 LABOR MATTERS. Except as set forth in SCHEDULE 5.9 hereto, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. There is not currently pending or, to the best knowledge of the Company, threatened any labor dispute or labor stoppage regarding any of the Company's, or any of its subsidiaries', current employees or any of the labor relations or collective bargaining contracts listed on SCHEDULE 5.9 hereto, except for that labor relations contract listed on SCHEDULE 5.9 hereto that expires on December 31, 1996, the negotiation of a new contract of which is expressly provided for in
Section 6.1 hereof. Except as set forth in SCHEDULE 5.9 hereto, to the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

     5.10   TAXES.

          (a) Except as set forth in SCHEDULE 5.10 hereto, the Company and each of its subsidiaries has paid or caused to be paid all material Taxes (as defined below), owed by it through the date hereof except such as are reserved for in the Company's balance sheet contained in the most recently filed Commission Report and are being contested in good faith by appropriate proceedings. Except as set forth in SCHEDULE 5.10 hereto, the Company and its subsidiaries have timely filed and properly prepared all foreign, federal, state and local tax returns and reports required to be filed by any of them through the date hereof, and all such returns and reports completely and accurately in all material respects set forth the amount of any Taxes relating to the applicable period.

          (b) Except as set forth in SCHEDULE 5.10 hereto, neither the Internal Revenue Service (the "IRS") nor any other governmental or taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert, against the Company or any of its subsidiaries or any partnership, joint venture or limited liability company in which the Company or any of its subsidiaries is a partner, joint venturer or member, as the case may be, any deficiency or claim for any additional material Tax or Taxes. Except as set forth in SCHEDULE 5.10 hereto, there is no dispute or claim concerning any Tax liability of the Company or any subsidiary, either claimed or raised by any governmental or taxing authority, or as to which any director or officer of the Company or any of its subsidiaries has reason to believe may be claimed or raised by any governmental or taxing authority that is material, either individually or in the aggregate, to the Company and its subsidiaries taken as a whole. Except as set forth in SCHEDULE 5.10, no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Code.

          (c) Except as set forth in SCHEDULE 5.10 hereto, neither the Company nor any of its subsidiaries has received written notice of any audit of any tax return filed by the Company or its subsidiaries, and neither the Company nor any of its subsidiaries has been notified by any governmental or taxing authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 5.10 hereto, neither the Company nor any of its subsidiaries has executed or filed with the IRS or any other governmental or taxing authority any agreement now in effect extending the period for assessment or collection of any Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force. True, correct and complete copies of all foreign, federal, state and local income or franchise tax returns filed by the Company and each of its subsidiaries for those tax years or periods for which the applicable statute of limitations, or an extension or waiver thereof, has not lapsed, expired, or otherwise terminated, and all communications relating thereto have been delivered to the Parent or made available to representatives of the Parent. Except as set forth in
SCHEDULE 5.10, neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any foreign, federal, state or local income tax.

          (d) The accruals and reserves for taxes reflected in the 1995 Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles.

          (e) None of the Company and its subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company and its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. None of the Company and its subsidiaries is a party to any tax allocation or sharing agreement. Except as set forth in SCHEDULE 5.10, none of the Company and its subsidiaries (A) has, except as set forth in
SCHEDULE 5.10 hereto, been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its subsidiaries) under Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) The term "TAXES" shall mean, for purposes of this Agreement, all foreign, federal, state, local, and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies or other additions to tax, interest, fines and penalties relating to any such taxes.

     5.11   ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in SCHEDULE 5.11 hereto and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub, and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, the Company and its subsidiaries are in compliance with all applicable federal, state and local statutes, laws, codes, regulations, ordinances, rules, judgements, judicial decisions, decrees, injunctions, permits, and orders relating to (i) emissions, discharges or releases to the environment of Hazardous Substances (as hereinafter defined), (ii) the use, storage, handling, transport or disposal of Hazardous Substances, or
(iii) any matters of environmental regulation or control or similar protection of human health and safety (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed in SCHEDULE 5.11 hereto, the Company has not received any written notice of any pending civil or criminal litigation, violation or formal administrative proceeding relating to the Environmental Laws involving the Company or any of its subsidiaries. Except as disclosed in
SCHEDULE 5.11 hereto and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub, and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, no conditions exist which could reasonably be expected to result in any litigation, notice or administrative proceeding described in the preceding sentence. Except as disclosed in SCHEDULE 5.11, and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, the Company and each of its subsidiaries have all permits, licenses, consents and approvals required by Environmental Laws ("ENVIRONMENTAL PERMITS") for the conduct and operation of their respective businesses, all such Environmental Permits are in good standing and the Company and each of its subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

          (b) Except as disclosed in SCHEDULE 5.11 hereto and for the matters specifically identified in the environmental reports received by Parent and Sub, neither the Company nor any of its subsidiaries has received any written notice (A) of any actual or alleged violation of Environmental Laws by the Company or any of its subsidiaries, (B) of the institution or pendency of any action, claim, proceeding or investigation of the Company or any of its subsidiaries by any third party or governmental entity pursuant to Environmental Laws, (C) requiring the investigation, remediation or removal of Hazardous Substances from any of the Company's or any of its subsidiaries' properties or any part thereof, or (D) alleging that the Company or any of its subsidiaries are potentially responsible parties with respect to the release or threat of release of Hazardous Substances to the environment at any location. Except as disclosed in SCHEDULE 5.11 hereto, and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub, and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company or its subsidiaries, to the Company's knowledge neither the Company nor any of its subsidiaries (i) has held, stored, released, transported or disposed of any Hazardous Substances on, under or at any of the Company's or any of its subsidiaries' properties or any part thereof, whether currently or formerly leased, owned or used for any purpose; (ii) has arranged for the disposal of Hazardous Substances at any location owned, leased or operated by any third party; or (iii) owns or operates real or personal property that has been the subject of any lien imposed by a governmental entity or a deed notice or restriction, which lien, notice or restriction relates to Hazardous Substances or the violation of any Environmental Laws. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall mean any toxic or hazardous materials or substances or hazardous wastes, including but not limited to oil and petroleum products, defined as, or included in the definition of, "hazardous substances," "hazardous waste," "hazardous materials" or "toxic substances" under any Environmental Law and any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation.

          (c) No filing, approval or other action required under the New Jersey Industrial Site Remediation Act, commonly known as ISRA or any similar federal or State Environmental Law is required to consummate the transactions contemplated hereby.

          (d)  Notwithstanding anything to the contrary in this Agreement,
(i) the representations and warranties made in Sections 5.11(a) and 5.11(b) hereof which are qualified as to the knowledge of the Company speak as of the date of this Agreement, (ii) to the extent any of the representations and warranties in Sections 5.5, 5.6, 5.7, 5.11 and 5.13 would otherwise be deemed incorrect by reason of the existence of any environmental matters or conditions existing as of the date hereof as to which the Company does not have knowledge as of the date hereof, such representations and warranties shall not be deemed to be incorrect; and (iii) any inability to bring down the representations and warranties set forth in Sections 5.5, 5.6, 5.7,
5.11 and 5.13, because of the existing unknown environmental matters or conditions referred to in clause (ii), as may be required by Section 8.3(a) or 8.3(b) hereof shall not constitute a condition to Parent's and Acquisition Sub's obligations to consummate the transactions contemplated under this Agreement and such existing environmental matters or conditions shall not cause a failure to satisfy Section 8.3(e). Notwithstanding the foregoing, the foregoing shall not apply to environmental matters or conditions (a) of which the Company has knowledge as of the date hereof, or
(b) which occur after the date hereof which do not relate to such existing environmental matters or conditions.

     5.12   BOOKS AND RECORDS.

          (a) The books of account and other financial records of the Company and each of its subsidiaries are true, complete and correct in all material respects and have been maintained in accordance with good business practices.

          (b) Except as set forth in SCHEDULE 5.12 the minute books and other corporate records of the Company and each of its subsidiaries have been made available to Parent or its representatives, contain in all material respects accurate records of all meetings, and accurately reflect in all material respects all other corporate actions, of the stockholders and directors and any committees of the board of directors of the Company and each of its subsidiaries.

     5.13   REAL AND PERSONAL PROPERTY.

          (a) OWNED REAL PROPERTY. All of the real property which is now owned and, to the best knowledge of the Company, has ever been owned by the Company and each of its subsidiaries (collectively referred to herein as the "OWNED REAL PROPERTY") is identified on SCHEDULE 5.13(A) hereto.
SCHEDULE 5.13(A) hereto also sets forth by address (i) all real property under contract to be acquired by the Company or any of its subsidiaries (the "ACQUISITION PROPERTY"), (ii) to the knowledge of the Company, the owner and usage of the Owned Real Property and the Acquisition Property and
(iii) whether the Owned Real Property is currently owned by the Company or any of its subsidiaries. The Company hereby makes the following representations and warranties with respect to the Owned Real Property which is currently owned by the Company:

               (i) TITLE AND DESCRIPTION. Each of the Company and its subsidiaries, as the case may be, has good, clear, record and marketable fee simple title to the Owned Real Property, free and clear of all (A) mortgages, deeds of trust, ground leases, assessments, leases and tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances and free of encroachments onto or off of the Owned Real Property, except for (w) easements, claims, conditions, covenants, restrictions and similar encumbrances that do not interfere with the use of the Owned Real Property as currently used and improved, (x) encroachments that do not adversely affect the value or use of the Owned Real Property as currently used and improved, (y) any of same which are disclosed in any title report or title search received by, or made available by the Company to, Parent and Acquisition Sub or (z) matters set forth on
     SCHEDULE 5.13(A) ((w), (x), (y) and (z) are collectively referred to as "PERMITTED ENCUMBRANCES").

               (ii) SECURITY INTERESTS. All of the mortgages, deeds of trust, ground leases, security interests or similar material encumbrances on the Owned Real Property are set forth on SCHEDULE 5.13(A) (collectively, the "MORTGAGES"). Except as set forth on
     SCHEDULE 5.13(A), the Company and each of its applicable subsidiaries has obtained the consent of the holder of any Mortgage if the transactions contemplated hereby would otherwise cause a default under the Mortgage, and such transactions will not give the holder of any Mortgage any remedy, or the right to charge any premium or penalty.
     SCHEDULE 5.13(A) also indicates all Mortgages which are, by their terms, by means of a separate guaranty or otherwise, recourse, in whole or in part, to the Company or any of its subsidiaries.

               (iii) CONDITION. Except as set forth on SCHEDULE 5.13(A), to the Company's knowledge, (A) there are no material defects in the physical condition of any improvements constituting a part of the Owned Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and
     (B) all of such improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects except for those exceptions which individually or in the aggregate do not have a Material Adverse Effect on the Company or its subsidiaries taken as a whole. Except as set forth on SCHEDULE 5.13(A), none of the Owned Real Property is subject to special flood or mudslide hazards or within the 100 year flood plain. All water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Owned Real Property have been connected pursuant to valid permits and are sufficient to service the Owned Real Property.

               (iv) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Neither the Company nor any of its subsidiaries has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Owned Real Property that has not been corrected heretofore, and to the Company's knowledge no such violation exists which could have a material adverse effect on the operation or value of any of the Owned Real Property. Except for those matters which do not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge (i) all improvements constituting part of the Owned Real Property have been completed and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation and (ii) the transactions contemplated hereby will not affect the rights of the Company or any of its subsidiaries to the use of any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is at least the minimum access required by applicable subdivision or similar law to the Owned
     Real Property.   Neither the Company nor any of its subsidiaries has
     received any notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Owned Real Property.

          (b) LEASED REAL PROPERTY. SCHEDULE 5.13(B) hereto sets forth, by address, owner, tenant, and usage, all of the real property which is now leased or operated and, to the best knowledge of the Company, has ever been leased or operated by the Company or any of its subsidiaries (collectively, the "LEASED REAL PROPERTY"). The Company hereby makes the following representations and warranties with respect to the Leased Real Property which is now leased or operated by the Company and its subsidiaries:

               (i) LEASES. The copies of the leases of the Leased Real Property (collectively, the "LEASES") delivered by the Company to Parent are complete, accurate, true and correct, and the information with respect to each of the Leases set forth in SCHEDULE 5.13(B) is complete, accurate, true and correct in all material respects as of the date hereof. With respect to each of the Leases, except as set forth on SCHEDULE 5.13(B):

                       (A) each of the Leases is in full force and effect and has not been modified, amended, or altered, in writing or otherwise;

                       (B)    to the Company's knowledge, (I) all
          obligations of the landlord or lessor under the Leases which have accrued have been performed in all material respects, and (II) no landlord or lessor is in default under any Lease in any material respect;

                       (C)    to the Company's knowledge, (I) all
          obligations of the tenant or lessee under the Leases which have accrued have been performed in all material respects, and neither the Company nor any of its subsidiaries is in default under any Lease in any material respect provided that the Company's timely payment of its rental obligations under the Leases is not qualified by the Company's knowledge, and (II) no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a material default by the Company or any of its subsidiaries; and

                       (D) the Company and each of its subsidiaries, as the case may be, has obtained or will obtain prior to the Closing the consent of each landlord or lessor under any Leases whose consent is required to the transactions contemplated hereby and any necessary landlord waiver or subordinations in the form heretofore presented to the Company by Parent required by the entities providing Parent and Acquisition Sub with the financing to consummate the Merger and the other transactions contemplated hereby, and, subject to obtaining the foregoing consents, the Merger and the other transactions contemplated hereby (other than the Financing) will not give any landlord or lessor under any Lease any remedy, including, without limitation, any right to declare a default under any Lease; provided, however that with respect to those Leases marked as such on SCHEDULE 5.13(B), the Company shall be required only to exercise its best efforts to obtain such consent or landlord waiver.

               (ii) TITLE AND DESCRIPTION. The Company and each of its subsidiaries, as the case may be, holds a good, clear, marketable, valid and enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases and any mortgagee thereof, free and clear, to the Company's knowledge, of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, ground leases, leases, subleases, assessments, tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Leased Real Property, except for (v) any of the same which are disclosed in any title report or title search received by Parent or Acquisition Sub or made available by the Company to Parent or Acquisition Sub, (w) any rights of any person which has been granted rights by any owner of any such property,
     (x) easements, claims, conditions, covenants, restrictions and similar encumbrances that do not materially interfere with the use of the Leased Real Property as currently used and improved,
     (y) encroachments that do not materially adversely affect the value or use of the Leased Real Property as currently used and improved and (z) matters set forth on SCHEDULE 5.13(B).

               (iii) CONDITION. Except as set forth on SCHEDULE 5.13(B) and except for those matters which do not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, (A) there are no material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and, (B) all of such improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Except as set forth on
     SCHEDULE 5.13(B), none of the Leased Real Property is subject to special flood or mudslide hazards or within the 100 year flood plain. Except for any which does not individually or in the aggregate have a Material Adverse Effect on the Company or its subsidiaries taken as a whole, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been installed and connected pursuant to valid permits, and are sufficient to service the Leased Real Property.

               (iv) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Neither the Company nor any of its subsidiaries has received any written notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected heretofore. To the Company's knowledge, except as described on
     SCHEDULE 5.13(B) and except for violations that would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (A) no such violation now exists which could have an adverse effect on the operation or value of any of the Leased Real Property, and (B) all improvements constituting a part of the Leased Real Property are in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation. The transactions contemplated hereby will not affect the rights of the Company or any of its subsidiaries to use any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property. Neither the Company nor any of its subsidiaries has received any notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

          (c) VIOLATIONS/CONDEMNATION. Except as set forth in SCHEDULE 5.13(C) hereto, neither the Company nor any of its subsidiaries has received, with respect to any Owned Real Property currently owned, leased or operated by the Company or Leased Real Property currently owned, leased or operated by the Company, any written notice of default or termination or any written notice of noncompliance with respect to applicable federal, state or local laws and regulations relating to zoning, building, fire, use restriction or safety or health codes which have not been remedied in all respects which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. There is no pending or, to the knowledge of the Company or any of its subsidiaries, threatened condemnation or other governmental taking of any of the Owned Real Property or Leased Real Property.

          (d) Notwithstanding anything to the contrary contained in this Agreement, those representations and warranties contained in this Agreement with respect to Owned Real Property which is not currently either leased, operated or owned by either the Company or any of its subsidiaries, and Leased Real Property which is not currently either leased, owned or operated by either the Company or any of its subsidiaries, is subject to the knowledge of the Company.

     5.14 CONTRACTS. Except as set forth on Schedule 5.14 hereto, neither the Company nor any of its subsidiaries is in default, or has received any notice that it is in default, in any respect under any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound (excluding contracts, agreements, commitments, arrangements, leases, policies or other instruments involving total payments not in excess of $100,000 and which may be terminated within 90 days by the Company or any of its subsidiaries) ("MATERIAL CONTRACTS"), except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. To the Company's knowledge, no other party to any such Material Contact is in material breach or default of the terms thereunder or has refused or otherwise failed to materially perform under the terms thereof.

     5.15   TRADE NAMES.

          (a) Except as set forth on SCHEDULE 5.15, the Company and each of its applicable subsidiaries, as the case may be, owns all rights to, or possesses a valid, subsisting and enforceable exclusive license to use (in each case, free and clear of any liens), all trade names used by the Company or any of its subsidiaries in the jurisdictions in which such names are used. To the best knowledge of the Company, except as disclosed in
SCHEDULE 5.15 hereto, (i) the use of trade names by the Company and its subsidiaries does not infringe on the rights of any person, (ii) no person is infringing on any right of the Company or any of its subsidiaries with respect to any of the Company's or such subsidiaries' trade names, (iii) there is no decree, undertaking or agreement limiting the scope of the Company's or any of its subsidiaries' right to use any of its trade names and (iv) neither the Company nor any of its subsidiaries has granted any license to any person for the use of the Company's or any of its subsidiaries' trade names.

          (b) Except in each case as disclosed in the Company's Commission Reports or as set forth in SCHEDULE 5.15 hereto:

               (i) to the best knowledge of the Company, the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, and, where necessary, has made timely and proper application for all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as currently conducted (such Intellectual Property Rights, collectively, the "REQUISITE RIGHTS") and has such rights to use, sell, license, dispose of and bring such actions as are sufficient for such conduct of its business;

               (ii) to the best knowledge of the Company, there are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license, sale or disposition of Requisite Rights; and

               (iii) to the best knowledge of the Company, neither the marketing, license, sale nor use of any product currently or proposed to be licensed or sold by the Company materially violates or will materially violate any license or agreement with any third party to which the Company is a party or materially infringe any Intellectual Property Right of any other party.

     As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, franchises, licenses, inventions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     5.16 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 5.16 hereto, (i) the Company has not engaged in any transaction involving any lease or other transaction or the transfer of any cash, property or rights to or from the Company or any of its subsidiaries from, to or for the benefit of any affiliate or former affiliate of the Company or any of its subsidiaries ("AFFILIATE TRANSACTIONS") during the period commencing January 1, 1994 through the date hereof, (ii) neither the Company nor any of its subsidiaries has any existing commitments to engage in the future in any material Affiliate Transactions and (iii) to the best knowledge of the Company, no affiliate of the Company or any of its subsidiaries is party to any contract with a third party pursuant to which (x) as a result of a claimed breach a claim against the Company or any such subsidiary may arise or (y) a liability (whether absolute, contingent or otherwise) might accrue against the Company or any such subsidiary.

     5.17 BROKERAGE FEES. The Company has not retained any financial adviser, broker, agent or finder or paid or agreed to pay any financial adviser, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, except that Hill Thompson Capital Markets, Inc. has been retained as the Company's financial advisor in connection with certain matters including the transactions contemplated hereby. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Hill Thompson Capital Markets, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby. Other than the foregoing arrangements and Frederick Marino's arrangements with Proteus International Group Incorporated, the Company is not aware of any claim for payment of any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger, this Agreement or the consummation of the transactions contemplated hereby.

     5.18 SUBSIDIARIES. The Company's subsidiaries and investments in any other corporation, partnership, joint venture or other business organization are listed in SCHEDULE 5.18 hereto. The Company owns beneficially and of record all of the outstanding shares of capital stock or other equity interest of each of its subsidiaries, and such shares or other equity interest are duly authorized, validly issued, fully paid and non-assessable, and are free and clear of all preemptive rights and, except as set forth on SCHEDULE 5.18 hereto, all liens, charges, encumbrances, equities, claims and options whatsoever. There are not any outstanding subscriptions, options, warrants or other rights, agreements or commitments to purchase any additional shares of such subsidiary's capital stock or any other securities convertible into or evidencing the right to subscribe for any capital stock of such subsidiary. Except as disclosed in SCHEDULE 5.18, all of the outstanding shares of capital stock or other equity interest of each of the Company's subsidiaries are owned beneficially and of record by the Company free of any lien, restriction or encumbrance and said shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable.

     5.19 DISCLOSURE. The representations, warranties and statements made by the Company in this Agreement and in the schedules and exhibits attached hereto and in the certificates and other documents delivered pursuant to
Section 8.3(a) and 8.3(b) hereof do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading and may be relied upon regardless of any investigation by or independent inquiry or knowledge of Parent, Acquisition Sub or any of their respective employees, consultants, advisers or affiliates. Parent and Acquisition Sub acknowledge that they are not relying on any representations and warranties other than the representations and warranties contained in this Agreement and the schedules and exhibits attached hereto.


6.   CONDUCT OF BUSINESS PENDING THE MERGER

     6.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or as set forth in SCHEDULE 6.1 hereto, the Company shall, and shall cause each of its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course, reasonably consistent with past practice in all material respects, and use their best efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships in all material respects with customers, suppliers, licensors and others having business dealings with them and continue existing contracts (for the term provided in such contracts), provided that the Company shall not be required to make any payments (cash or otherwise) outside the ordinary course or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations; PROVIDED, HOWEVER, that the covenant contained in this sentence shall not be deemed to be breached in any material respect unless any actions or failures to act when taken together constituted unreasonable business judgements determined on the basis of the Company's compliances, or non-compliances, taken on the whole with this sentence; and the Company shall have the right within ten (10) days after receipt of the written notice from Parent to cure any such claimed breach as is reasonably susceptible of cure. Notwithstanding the foregoing and without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries will (except as expressly permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

          (a) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of clause
(iii), for the acquisition of shares of Company Common Stock from holders of the Options in full or partial payment of the exercise price payable by such holders upon exercise of the Options outstanding on the date of this Agreement;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights) (other than the issuance of Company Common Stock upon the exercise of the Options outstanding on the date of this Agreement in accordance with their present terms);

          (c) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company and its subsidiaries taken as a whole (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof which have been disclosed in writing to Parent and Acquisition Sub prior to the date hereof;

          (d) (i) incur any indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or become liable for) any debt of others, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon, other than, as to each of the foregoing, in the ordinary course of business reasonably consistent with prior practice or (ii) incur any short-term indebtedness for borrowed money, except, in each such case, pursuant to credit facilities in existence on the date hereof under the terms thereof on the date hereof, which credit facilities have been disclosed in writing to Parent and Acquisition Sub prior to the date hereof;

          (e) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business reasonably consistent with past practice, or
(ii) in connection with the transactions contemplated by this Agreement;

          (f) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles, in which case written notice shall be provided to Parent and Acquisition Sub prior to any such change);

          (g) except as required by law, (i) enter into, adopt, amend or terminate any employee benefit plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of its subsidiaries and one or more of their directors or officers, or
(iii) except for normal increases in the ordinary course of business reasonably consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof;

          (h) adopt any amendments to the Company's Certificate or the Company's By-laws, except as expressly provided by the terms of this Agreement;

          (i) enter into a new agreement or amend any existing agreement which could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

          (j) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (k) enter into or amend, extend or otherwise alter any collective bargaining agreement;

          (l) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises or litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000;

          (m) grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, except with respect to the Options and except to the extent provided by the terms of any such arrangements or policies in effect on the date hereof which arrangements or policies have been disclosed in SCHEDULE 5.8 hereto;

          (n) except as set forth on SCHEDULE 6.1 hereto, enter into any transaction, contract or arrangement with any affiliate;

          (o) except as set forth on SCHEDULE 6.1 hereto, enter into any other material agreement, arrangement or understanding, whether oral or written, outside the ordinary course of business;

          (p) enter into an agreement to take any of the foregoing actions or enter into an agreement that would foreseeably result in the failure of any of the conditions to the Merger set forth in Section 8 hereof to occur or be satisfied; or

          (q) authorize any of, or commit or agree to take any of, or take any corporate action in furtherance of, any of the foregoing actions.

     Notwithstanding the foregoing, the Company may negotiate and enter into a collective bargaining agreement with Local 282, the existing contract of which expires December 31, 1996, on terms acceptable to the Company, without the consent of Parent or Acquisition Sub and the absence of an agreement with Local 282 after December 31, 1996 or a resulting strike by Local 282 shall not be deemed to have a Material Adverse Effect on the Company or constitute the failure of any obligations under this Agreement.


7.   ADDITIONAL AGREEMENTS

     7.1 PROXY STATEMENT; OTHER FILINGS. As promptly as practicable, the Company shall prepare, shall file with the Commission under the Exchange Act, shall use its best efforts to have cleared by the Commission and promptly thereafter shall mail to its stockholders, a Proxy Statement with respect to the meeting of the Company's stockholders referred to in
Section 7.2. The term "PROXY STATEMENT" shall mean such proxy statement, as the case may be, and all related proxy materials at the time such documents initially are mailed to the Company's stockholders, and all amendments or supplements thereto, if any, similarly filed and mailed. The Company shall give Parent and its counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to its being filed with the Commission and shall give Parent and its counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission and, in the case of the Proxy Statement and any amendments or supplements thereto, prior to its being disseminated to holders of shares of Company Common Stock. As promptly as practicable, the Company, Parent and Acquisition Sub each shall properly prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the transactions contemplated herein (including filings, if any, required under the Hart-Scott-Rodino Act) (collectively, "OTHER FILINGS"). Each of Parent and the Company shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the Proxy Statement or any Other Filings by the Commission or any other governmental entity or official, and each of the Company and Parent shall supply the other with copies of all correspondence between it and each of its subsidiaries and representatives, on the one hand, and the Commission or the members of its staff or any other appropriate governmental official, on the other hand, with respect to the Proxy Statement and any of the Other Filings. The Company, Parent and
Acquisition Sub each shall use its respective best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Filings, and the Company, after consultation with Parent, shall use its best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof. The information provided and to be provided by Parent, Acquisition Sub and the Company, respectively, for use in the Proxy Statement shall, on both the date the Proxy Statement is first mailed to the Company's stockholders as referred to in Section 7.2 hereof and the date such stockholders meeting is held, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the stockholders' meeting which shall have become false or misleading, and shall comply in all material respects as to form and substance with all applicable requirements of law. Parent, the Company and Acquisition Sub each agree to correct promptly any such information provided by it for use in the Proxy Statement which shall have become false or misleading.

     7.2 MEETING OF THE COMPANY'S STOCKHOLDERS. In order to consummate the Merger, the Company, acting through the Board, shall take all action necessary in accordance with applicable laws, the Company's Certificate and By-laws to duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and the approval of the Merger and to take such other action as is necessary or desirable to consummate the transactions contemplated hereby (the "STOCKHOLDERS' MEETING"). Except to the extent required by law or the Company's By-Laws
(a) the Company shall not convene any meeting of its Stockholders prior to the Stockholders' Meeting, and (b) the company shall not present any other matter at the Stockholders' Meeting except for the matters contemplated by this Agreement. At the Stockholders' Meeting, all the shares of Company Common Stock owned by Parent, Acquisition Sub or any other subsidiary or affiliate of Parent shall be voted in favor of the Merger. The stockholder vote required for the adoption of this Agreement and the Merger shall be the vote required by the Corporation Law. The Proxy Statement shall, except to the extent legally required under the Corporation Law for the discharge of the fiduciary duties of the Board as advised by its counsel, contain the determination and the recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby including the Merger and the Company, acting through the Board, shall use its best efforts to obtain such approval and adoption. Parent and the Company shall coordinate and cooperate with respect to the foregoing matters.

     7.3 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts
(i) to take, or cause to be taken, all actions and (ii) to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any subsidiary is a party or by which any of their respective properties or assets are bound, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) to effect all necessary registrations and Other Filings, including, but not limited to, filings under the Hart-Scott-Rodino Act, if any, and submissions of information requested by governmental authorities. Each of the parties hereto further agrees to use its respective best efforts to effectuate the Merger as soon as reasonably practicable after February 28, 1997 in the event that the Merger has not been consummate on or prior to such date. Without limiting the generality of the foregoing, Parent and Acquisition Sub will use their best efforts to obtain appropriate financing to consummate the Merger. For purposes of the foregoing sentence and as to the Company's obligations under Section 5.13(b)(i)(D) hereof, the obligation of the Company, Parent and Acquisition Sub to use their "best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations (payment or otherwise) to such other parties.

     7.4 FEES AND EXPENSES. Except as set forth in Section 9.2 below, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, upon consummation of the Merger, Parent may be reimbursed by the Company for all costs and expenses incurred by Parent and Acquisition Sub in connection with this Agreement and the transactions contemplated hereby.

     7.5    NO SOLICITATIONS.

          (a) Unless and until this Agreement shall have been terminated in accordance with its terms, the Company agrees and covenants that (i) neither it nor any of its subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving any purchase of 10% or more of the assets or securities of the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations with, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section; and (iii) the Company will notify the Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, which notification shall include the terms of any such inquiries or proposals.

     (b) Notwithstanding anything set forth in this Agreement to the contrary, the Board may furnish or cause to be furnished by any committee thereof, any executive officer of the Company, the Company's counsel or the Company's investment advisor information or data to or enter into discussions or negotiations with any person that on an unsolicited basis, makes a bona fide Acquisition Proposal, if, and only to the extent that, the Board (x) determines in good faith, after consideration of written advice of its financial advisors, that the Acquisition Proposal, if consummated as proposed, may result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL") and (y) determines in good faith, after consultation with its outside counsel, that the failure to take such action may be a breach of the directors' fiduciary duties under applicable law, provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and the Company keeps Parent informed of the status of any such discussions or negotiations and the principal terms of any such Acquisition Proposal. Notwithstanding the foregoing (a) the Company and its representatives (as set forth above) may advise any person expressing an interest in the Company and/or making an Acquisition Proposal that such person must review and comply with, and the Company must comply with, the provisions of Section 7.5 hereof (as contained in this Agreement as filed with the Commission) prior to the Company entering into any discussion or negotiations with such person or providing any information or data to such person, and any such statement to such effect (when initially made to such person) shall not constitute a breach of this Agreement, and (b) nothing contained herein shall preclude the Company from entering into a definitive agreement with any person providing a bona fide Acquisition Proposal that the Company is entitled to negotiate pursuant to the terms of this Section
7.5 provided that the Company and its representatives comply with the obligations contained in this Section 7.5 and in Sections 9.1(f) and 9.2 hereof. As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, an unincorporated organization or any other entity.

     7.6 OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION. Parent agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors and officers of the Company provided for in the Company's Certificate and in each subsidiaries' certificate of incorporation (or similar organizational document) or their respective By-laws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall continue without amendment in full force and effect for a period of not less then six (6) years from the Closing; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claims (a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. At or prior to the Effective Time, Parent also shall continue the Company's existing directors' and officers' liability insurance coverage for the Company's directors in a form reasonably acceptable to the Company which shall provide such directors with coverage for six years following the Effective Time; PROVIDED, HOWEVER, that the cost of such policy shall not exceed $200,000 in the aggregate. Notwithstanding anything to the contrary in this Section 7.6, nothing contained in this Section 7.6 shall at any time be construed to limit or otherwise impair or shall at any time limit or otherwise impair the rights of any officer or director to indemnification for acts occurring prior to the Effective Date by the Company, any subsidiary or the Surviving Corporation under the Corporation Law, it being understood that the provisions of this Section 7.6 constitute a contractual obligation.

     7.7 ACCESS TO INFORMATION; CONFIDENTIALITY. From the date hereof until the Effective Time, the Company shall, and shall cause its subsidiaries, officers, employees and agents to, afford to Parent and to the officers, employees and agents of Parent complete access at all reasonable times to their officers, employees, agents, properties, books, records and contracts, and shall furnish Parent such financial, operating and other data and information as Parent may reasonably request PROVIDED, HOWEVER, that the Company shall not be required to disclose or permit access to certain information regarding the deliberations of the Company's Board of Directors or committees thereof to the extent same relates solely to an Acquisition Proposal or this Agreement. Prior to the Effective Time, Parent and Acquisition Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Fidelity Ventures Limited and the Company (the "CONFIDENTIALITY AGREEMENT") the provisions of which shall survive the termination of this Agreement. The parties hereto on behalf of the signatories to the Confidentiality Agreement hereby waive the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the transactions contemplated hereby. Upon the consummation of the Merger, such Confidentiality Agreement shall terminate.

     7.8 FINANCIAL AND OTHER STATEMENTS. Notwithstanding anything contained in Section 7.7, during the term of this Agreement, the Company shall also provide to Parent the following documents and information:

          (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Parent its Quarterly Report on Form 10-Q as filed under the Exchange Act. The Company will also deliver to Parent, contemporaneously with its being filed with the SEC, a copy of all Current Reports on Form 8-K.

          (b) Promptly upon receipt thereof, the Company will furnish to Parent copies of all internal control reports submitted to the Company or any subsidiary by independent accountants in connection with each annual, interim or special audit of the books of the Company or any such subsidiary made by such accountants.

          (c) As soon as practicable, the Company will furnish to Parent copies of all such financial statements and reports as it or any subsidiary shall send to its stockholders, the Commission or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

          (d) With reasonable promptness, the Company will furnish to Parent (i) monthly profit and loss statements, (ii) a listing of accounts receivable, including aging, as of the end of each month,
     (iii) inventory analysis as of the end of each month, (iv) a listing of accounts payable, including aging, as of the end of each month, and
     (v) such additional financial data as Parent may reasonably request.

     7.9 OBSERVER RIGHTS. From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall afford a representative designated by Parent observation rights for all meetings (whether in person, telephonic or otherwise) of the Company's Board of Directors and shall provide Parent and Acquisition Sub copies of all notices, minutes, consents and other materials that it provides to its directors in the same manner and at the same time as it provides such materials to its directors (including those related to the committees thereof), except to the extent the same relates solely to an Acquisition Proposal or this Agreement; provided, however, that such representative shall agree to hold in confidence all information so provided.

     7.10 ADVICE OF CHANGE; SCHEDULE UPDATE. Each party will promptly advise the other of (i) any change or the occurrence or non-occurrence of any event having a Material Adverse Effect or which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     7.11 ROWLEY BUILDING TRANSACTION. The Company shall involve Parent and its advisors in its continued investigations of and discussions with Rowley Building Products Corp. ("ROWLEY BUILDING PRODUCTS"), shall consult with Parent regarding any proposed transaction involving Rowley Building Products including the structure of the transaction, the form and substance of the documents to be executed in connection with such transaction and the specific nature of any post-closing obligations (payment, indemnification or otherwise) and agrees to not consummate any such transaction without the prior written consent of Parent.

     7.12 CERTAIN LITIGATION. Notwithstanding anything to the contrary contained in this Agreement, the outcome of the currently pending litigation commenced against the Post Authority of New York and New Jersey (the "PORT AUTHORITY") and the Company and/or one or more of its subsidiaries in the United States District Court for the Eastern District of New York (styled as Case No.: CV96-3793), and any related legal proceeding in state or federal court including without limitation any reasonably related legal proceedings instituted by individual members of the coalition which is the plaintiff in the aforementioned proceeding involving the lease dated March 29, 1996 between the Company and the Port Authority (the "PORT AUTHORITY LEASE"), shall not constitute an event which gives rise to a failure of a condition to Parent's and Acquisition Sub's respective obligations under this Agreement (including without limitation, if the Port Authority Lease is deemed unenforceable and the Company has not secured or occupied another location prior to the expiration of the Company's lease at 550 Hamilton Avenue, Brooklyn, New York), or which otherwise provides Parent or Acquisition Sub with the right to decline to consummate the Merger as a result of a failure of a closing condition. The Company has, prior to the date hereof, delivered a true and correct copy of the Indemnification Agreement, dated October 8, 1996, by and between the Port Authority and the Company and/or one or more of its subsidiaries (the "INDEMNIFICATION AGREEMENT"). The Company (a) shall keep Parent and its counsel advised in writing of the status of, and material developments in, the pending legal proceeding referred to above, (b) shall notify Parent and its counsel in writing of the commencement of any related legal proceeding,
(c) shall preserve its rights under the Indemnification Agreement, and (d) shall not settle or compromise the pending legal proceeding or any such related legal proceeding without the prior written consent of Parent and Acquisition Sub, which consent shall not be unreasonably withheld.

     7.13 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements or announcements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement or announcement as may be required by law if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not, and shall use its best efforts to ensure that its stockholders, directors, officers, employees, agents, advisors or affiliates do not, disclose any information concerning Parent or any of its affiliates without the prior written consent of a majority of the equity holders of Parent. Access to any information concerning Parent and its affiliates shall be limited by the Company only to those employees, advisors and representatives who have a need to receive any such information for the purpose of consummating the Merger and the other transactions contemplated by this Agreement and who are under an enforceable obligation to the Company to hold such information in confidence under similar terms and conditions as set forth in the Confidentiality Agreement.

     7.14 ENVIRONMENTAL MATTERS. The Company (a) shall promptly prepare and file all such reports, notices, filings, requests for consent or waiver, applications for permit or license and such other documents (if any) as required by applicable federal, state and local law with respect to those environmental matters set forth in, or referred to in, SCHEDULE 5.11 hereto, and (b) shall promptly notify Parent and its counsel in writing of any matter, issue, discovery, notice or other event which occurs, or of which the Company becomes aware, after the date hereof, and which would have required disclosure on SCHEDULE 5.11 hereto had it occurred or had the Company become aware prior to the date hereof.

     7.15 STOP TRANSFER; REORGANIZATION AGREEMENT. The Company acknowledges and agrees to be bound by and comply with the provisions of the Proxy Agreement as if a party thereto with respect to transfers of record ownership of shares of the Common Stock, and agrees to notify the transfer agent of the provisions of the Proxy Agreement and to request that the transfer agent place a stop transfer order on the shares that are subject to the provisions of such agreement except for the transfers permitted by Section 1(a) of the Proxy Agreement. The Company hereby waives any and all rights that it might have under the Agreement and Plan of Reorganization dated October 1, 1986 by and among the Company and the Stockholders (as defined therein), as amended (the "REORGANIZATION AGREEMENT"), to the extent necessary to consummate the transaction contemplated hereby and in order for the Principal Stockholders to enter into the Proxy Agreement. The Company further agrees not to take any action under such Reorganization Agreement that would affect the Proxy Agreement and the arrangements contained therein. Furthermore, the Company agrees that, at the Effective Time, the Reorganization Agreement shall terminate as to the Company and the Company shall have no further rights thereunder.

     7.16 TRANSFER TAXES. Acquisition Sub and Parent agree that either Acquisition Sub or the Company will pay the applicable state and local transfer taxes arising as a result of the consummation of the Merger (collectively, the "TRANSFER TAXES") including but not limited to the New York State Real Property Transfer Tax, the New York City Real Property Transfer Tax and the Connecticut Real Estate Conveyance Tax, if any, and any penalties or interest with respect to the Transfer Taxes payable as a result of the consummation of the Merger. The Company agrees to cooperate with Acquisition Sub in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner any information with respect to the Company's real property interests that is reasonably necessary to complete such returns.


8.   CONDITIONS TO THE MERGER

     8.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the Corporation Law and the Company's Certificate.

          (b)  [Intentionally Omitted]

          (c) OTHER REGULATORY APPROVALS. All necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated, except where the failure to so obtain will not, either individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole .

          (d) NO INJUNCTIONS, ORDERS OR RESTRAINTS; ILLEGALITY. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of the transactions contemplated by this Agreement, including the Merger.

     8.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Acquisition Sub in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date. Parent and Acquisition Sub shall each have delivered to the Company a certificate of such party to such effect signed by the Manager or Managers (as the case may be) of Parent dated as of the Effective Date.

          (b) AGREEMENTS AND COVENANTS. Parent and Acquisition Sub shall have performed in all material respects all obligations and complied in all material respects with all of the respective agreements or covenants to be performed or complied with by such party under this Agreement and the Company shall have received a certificate signed by the Chief Executive or Chief Financial Officer of Parent to such effect dated as of the Effective Date.

     8.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent and Acquisition Sub to effect the Merger are also subject to the satisfaction, or waiver by Parent and Acquisition Sub, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time. The Company shall have delivered to Parent a certificate of the Company to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company as of the Effective Date.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Company to be performed or complied with by it at or prior to the Effective Date under this Agreement and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect dated as of the Effective Date.

          (c) NO ORDERS, INJUNCTIONS OR RESTRAINTS ON OPERATION OF BUSINESS; ILLEGALITY. No pending legal proceeding in (a "PENDING LITIGATION"), or preliminary or permanent injunction or other order, decree or ruling issued by, a court of competent jurisdiction or pending in (together with a Pending Litigation a "PENDING LEGAL PROCEEDING"), or issued by, a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which (i) restricts, prevents or prohibits the ownership or operation by Parent (or any of its subsidiaries) of any portion of its or the Surviving Corporation's or its subsidiaries' business, properties or assets which is material to such businesses as a whole, or compels Parent (or any of its subsidiaries) to dispose of or hold separate any portion of the Surviving Corporation's or its subsidiaries' business, properties or assets which is material to such businesses as a whole, (ii) imposes any material limitation on the ability of Parent or Acquisition Sub to effect the Merger or on the ability of Parent to hold or to exercise full rights of ownership of the shares of common stock of the Surviving Corporation, including, without limitation, the right to vote the shares of common stock of the Surviving Corporation on all matters presented to the stockholders of the Surviving Corporation, (iii) imposes any limitations on the ability of Parent or any of its affiliates or subsidiaries to control in any material respect the business, properties and operations of the Company or the Surviving Corporation, or (iv) occurs after the execution of this Agreement and is otherwise reasonably likely to have a Materially Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole.

          (d) FINANCIAL MARKETS. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market, Inc.'s National Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States having a significant effect on the functioning of financial markets in the United States, or (iv) any limitation (whether or not mandatory) by any United States governmental authority or agency on the extension of credit by banks or other financial institutions which would have a material adverse effect on Parent's ability to borrow sufficient funds as contemplated by the Financing Letters to pay the Merger Consideration.

          (e)  NO MATERIAL ADVERSE EFFECT.  Since the date of the
Agreement, there shall not have occurred any change having a Material Adverse Effect on the Company and its subsidiaries taken as a whole PROVIDED, HOWEVER, that the financial results of the Company for the three months ended March 31, 1997, to the extent that they are reasonably consistent with the financial results for the three months ended March 31, 1996, shall be excluded in determining any such change.

          (f) THIRD PARTY CONSENTS. The Company shall have obtained all consents of third parties to the consummation of the Merger and the other transactions contemplated by this Agreement (other than the Financing, except as specifically contemplated in this Agreement) necessary under any contract, agreement, arrangement or understanding listed on SCHEDULE 8.3(F) hereto and under any other contract, agreement, arrangement or understanding the failure of which to obtain would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (g) WAIVERS OF CONTRACTUAL DEFAULTS, ACCELERATIONS, ETC. The Company shall have obtained waivers (on terms satisfactory to Parent and Acquisition Sub) with respect to any default, termination, acceleration of payment or performance or modification clause contained in any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or their respective properties or assets is bound which is triggered or otherwise caused by reason of the entering into this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement (other than the Financing, except as specifically contemplated in this Agreement), except where the failure to have so obtained would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, on the Surviving Corporation and its subsidiaries taken as a whole, on the Parent or on the ability to consummate the Merger.

          (h) APPRAISAL RIGHTS. Holders of capital stock of the Company shall not have demanded or perfected the right for appraisal of shares of Company Stock representing more than five percent (5%) of all issued and outstanding shares of capital stock of the Company taken as a whole as of the Effective Date in accordance with Section 262 of the Corporation Law and the Company shall have delivered to Parent a certificate dated as of the Effective Date certifying to the foregoing effect.

          (i) STOCK OPTION PLANS. Parent shall have received satisfactory evidence (x) that holders of all Options have consented to the cancellation of such Options and (y) that such Options and the Stock Option Plans will terminate at or prior to the Effective Time.

     8.4 CERTAIN PAYMENTS. In the event Parent and Acquisition Sub elect to not consummate the Merger and the other transactions contemplated under this Agreement as a result of a Pending Legal Proceeding, Parent shall reimburse the Company for the Company Expenses (as defined in Section
9.2(d) hereof) which payment shall be payable to the Company (by wire transfer of immediately available funds to an account designated by the Company) within two (2) business days after demand theretofore is made in writing by the Company.


9.   TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of Parent, Acquisition Sub and the Company;
          (b) by either Parent and Acquisition Sub or the Company if the Effective Time shall not have occurred on or before March 31, 1997 or such later date as shall be mutually agreed to in each party's sole discretion;

          (c) by either Parent and Acquisition Sub or the Company if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Effective Time or within thirty (30) business days following receipt by the breaching party of written notice of such breach from the other party hereto;

          (d) by either Parent and Acquisition Sub or the Company if any United States federal or state court of competent jurisdiction shall have issued an injunction or taken any other action (which the parties shall use their best efforts to stay or reverse) permanently restraining, enjoining or otherwise prohibiting the Merger, and such injunction or other action shall have become final and non-appealable;

          (e) by the Company if either Parent or Acquisition Sub shall have failed to perform or has breached in any material respect any of its covenants, obligations or agreements under or contained in this Agreement unless the failure to so perform or the breach, as the case may be, has been caused by or results from a breach of this Agreement by the Company;

          (f) by the Company if the Company enters into a binding definitive agreement to effect a Superior Proposal (which entrance shall not require Parent's or Acquisition Sub's consent); PROVIDED, HOWEVER, that the Company shall notify Parent in writing at least three business days prior to the exercise of its termination rights under this Section 9.1(f), where such notice shall include the proposed terms of such agreement into which the Company may enter;

          (g) by Parent and Acquisition Sub if the Board shall have failed to recommend or shall have withdrawn its recommendation or approval of the Merger, or if the Board shall have recommended to stockholders of the Company any Acquisition Proposal of any other person or shall have resolved to do any of the foregoing, provided that any notice sent to Parent and Acquisition Sub under Section 9.1(f) prior to the exercise of the termination rights under such section shall not require the entrance into such agreement or be deemed to constitute an act described in this Section 9.1(g) but the entrance into a binding definitive agreement to effect a Superior Proposal shall constitute an act described in this Section 9.1(g);

          (h) by Parent and Acquisition Sub if the Company shall have failed to perform in any material respect any of its covenants, obligations or agreements under or contained in this Agreement unless the failure to so perform or the breach, as the case may be, has been caused by or results from a breach of this Agreement by Parent or Acquisition Sub; or

          (i) by Parent and Acquisition Sub if any United States federal or state court of competent jurisdiction shall have issued an injunction or taken any other action (which the parties shall use their best efforts to stay or reverse) permanently restraining, enjoining or otherwise prohibiting the enforcement of any of the terms of the Proxy Agreement, and such injunction or other action shall have become final and non-appealable.

     9.2    EFFECT OF TERMINATION.

          (a) In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Sections 7.4, 7.7, 9 and 10; PROVIDED, HOWEVER, that nothing contained in this Section 9.2(a) shall relieve any party from liability under this Section 9 for any breach of this Agreement.

          (b)  If (x) Parent and Acquisition Sub terminate this Agreement
(A) pursuant to Section 9.1(g) or (B) pursuant to Section 9.1(h) as a result of a willful breach by the Company or (y) if the Company terminates this Agreement pursuant to Section 9.1(f), then the Company shall pay to Parent an amount in cash equal to the sum of (i) $1,000,000, plus (ii) Parent's and Frederick Marino's out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby including, without limitation, fees and disbursements of its outside counsel, accountants and other consultants retained by or on behalf of Parent together with the other out-of-pocket costs incurred by it in connection with analyzing, structuring, participating in the negotiations of the terms and conditions, arranging financing, conducting due diligence and other activities related to the Merger and the transactions contemplated by this Agreement and the negotiations and evaluations leading to the Merger, including, without limitation, commitment fees and expense reimbursements paid to potential lenders (collectively, the "PARENT EXPENSES"). Following the Company's reasonable request, Parent and Mr. Marino shall provide such reasonable documentation of such expenses to enable the Company to appropriately account for such expenses in its financial records and to report such expenses in its tax returns and reports.

          (c) If Parent and Acquisition Sub terminate this Agreement pursuant to Sections 9.1(h) (except for a termination because of a willful breach by the Company, in which case the provisions of Section 9.2(b) will apply), the Company shall reimburse Parent and Mr. Marino for the Parent Expenses.

          (d) If the Company terminates this Agreement pursuant to Section 9.1(e) hereof as a result of a willful breach by Parent and Acquisition Sub, the Parent and Acquisition Sub shall pay to the Company an amount in cash equal to the sum of (i) $1,000,000, plus (ii) the Company's out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby including, without limitation, fees and disbursements of its outside counsel, accountants and other consultants retained by or on behalf of the Company together with the other out-of-pocket costs incurred by it in connection with participating in the negotiations of the terms and conditions of this Agreement and the other activities related to the Merger and the other transactions contemplated by this Agreement and the negotiations with Parent and its affiliates leading to the Merger (collectively, the "COMPANY EXPENSES"). Following Parent's reasonable request, the Company shall provide such reasonable documentation of such expenses to enable Parent to appropriately account for such expenses in its financial records and to report such expenses in its tax returns and reports.

          (e) If the Company terminates this Agreement pursuant to Section 9.1(e) (except for termination because of a willful breach by Parent and Acquisition Sub, in which case the provisions of Section 9.2(d) will apply), Parent shall reimburse the Company for the Company Expenses.

          (f)  Any payment required by this Section 9.2 shall be payable
(i) by the Company to Parent and Mr. Marino, or (ii) by Parent to the Company, as the case may be, (by wire transfer of immediately available funds to accounts designated by the recipients thereof) within two business days after demand therefore is made in writing by the person entitled to make such demand. The parties acknowledge and agree that the provisions of this Section 9.2 are included herein in order to induce each of the parties hereto to enter into this Agreement and to reimburse such parties for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement.

          (g) Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that the sole and exclusive remedies available to them with respect to any proposed or actual termination of this Agreement or any act or failure to act prior to the consummation of the Merger and the other transactions contemplated by this Agreement, including any misrepresentation or breach of any representation, warranty, covenant, agreement or obligation under this Agreement shall be the rights to payment under this Section 9.2. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing, the rights to payment under this Section 9.2: (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement or any such act or failure to act in accordance with this Agreement, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. The parties agree that, except as set forth in this Section 9.2(g), they shall not, in respect of any proposed or actual termination of this Agreement or any act or failure to act prior to the consummation of the Merger and the other transactions contemplated by this Agreement, exercise or attempt to exercise any other rights or remedies, in contract, at law, in equity or otherwise against any other party hereto.

     9.3 AMENDMENT. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of the Company and Acquisition Sub; provided, however, that after any such approval of the Company's stockholders, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration or in any way materially adversely affects the rights of stockholders of the Company, without the further approval of such stockholders.

     9.4 EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


10.  GENERAL PROVISIONS

     10.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or as of the date sent if sent by cable, telegram or telecopier, or, as of the next business day if sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          (a)  if to Parent or Acquisition Sub:

                              c/o Fidelity Capital Associates, Inc.
                              82 Devonshire Street, R25C
                              Boston, MA 02109-3614
                              Attn:  Mr. John J. Remondi

               with a copy to:c/o Fidelity Capital Associates, Inc.
                              82 Devonshire Street, E2OE
                              Boston, MA 02109-3614
                              Attn:  Robert M. Gervis, Esq.


               and a copy to: Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, Massachusetts  02109
                              Attn:   Laura C. Hodges Taylor, P.C.
                                   Joseph L. Johnson III, Esq.

          (b)  if to the Company:550 Hamilton Avenue
                              Brooklyn, New York 11232
                              Attention:  President

               with a copy to:Sills Cummis Zuckerman Radin
                              Tischman Epstein & Gross, P.A.
                              One Riverfront Plaza
                              Newark, New Jersey 07102
                              Attn:  Stanley U. North, III, Esq.

     10.2 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Parent, Acquisition Sub or the Company, the word "subsidiary" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by Parent, Acquisition Sub or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANT AND AGREEMENTS. Except for Section 7.6, and the obligations contained in
Section 3 hereof, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either Parent, Acquisition Sub or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

     10.4 MISCELLANEOUS. This Agreement (i) constitutes, together with the Confidentiality Agreement, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (iii) may be executed in two or more counterparts
(and via facsimile) which together shall constitute a single agreement.
Section 7.6 is intended to be for the benefit of those persons described therein and their respective legatees, distributees, heirs, estates, executors and other personal representatives, as fully in each case as if each such person was a party hereto and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties and each of the persons referred to Section 7.6 and this Section 10.4 shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity that is not limited by this Agreement.

     10.5 ASSIGNMENT. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties (and any assignment to a non-permitted assignee shall be void and of no effect).

     10.6 KNOWLEDGE; BEST EFFORTS. Wherever the terms "the Company's knowledge," "the Company's best knowledge," "the receipt of notice," "the best knowledge of the Company," and any similar term is used, in each case each such term shall mean the knowledge or best knowledge or receipt (as the case may be) of any of Robert Gaites, David Polishook, Richard Young, John Yanuklis and David Bernstein and includes any fact, matters or circumstances which any of such individuals, as an ordinary and prudent business person employed or retained in the same capacity in the same type and size of business as the Company should have known.

     10.7 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     10.8 CHOICE OF LAW/CONSENT TO JURISDICTION. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to the jurisdiction of the Chancery Court of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the parties agree not to commence any action, suit or proceeding related thereto except in such court unless, as a result of Surviving Corporation's merger with a non-Delaware entity or other similar corporate event occurring after the Effective Time, such court affirmatively refuses to resolve any such action, suit or proceeding. The parties further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the Chancery Court of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to the address of such party set forth in
Section 10.1 above shall be effective service of process for any action, suit or proceeding brought against such party in such court.

     10.9    THIRD-PARTY BENEFICIARY.  With respect to those provisions of
Section 9.2 pursuant to which certain expenses are to be reimbursed to Frederick M. Marino, Mr. Marino is a direct and intended third-party beneficiary of such Section 9.2.

                                                      31037.77996 144 351245.c2
                                                         1/16/97   10:07 pm


     IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   HAMILTON ACQUISITION LLC


                                   By:/S/ JOHN J. REMONDI
				      --------------------------
                                   Name: John J. Remondi
                                   Title: President


                                   HAMILTON NY ACQUISITION CORP.


                                   By:/S/ JOHN J. REMONDI
				      --------------------------
                                   Name: John J. Remondi
                                   Title: Manager


                                   THE STROBER ORGANIZATION, INC.


                                   By:/S/ ROBERT J. GAITES
				      --------------------------------
                                   Name:  Robert J. Gaites
                                   Title:President and Chief Executive
                                          Officer

351245.c2

                             ANNEX B


                                [HILL THOMPSON LETTERHEAD]


November 7, 1996


PERSONAL & CONFIDENTIAL

The Board of Directors
The Strober Organization, Inc.
550 Hamilton Avenue
Brooklyn, New York 11201

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding Common Shares (the "Common Shares") of The Strober Organization, Inc. ("Strober" or the "Company"), of the consideration to be received by such shareholders in connection with the proposed acquisition of Strober's Common Shares by Hamilton NY Acquisition Corporation (the "Proposed Transaction"). The terms of the Proposed Transaction are included in the Acquisition Agreement dated November 8, 1996 and the related agreements among Strober, certain Strober shareholders and Hamilton NY Acquisition Corporation (the "Agreement"). The Agreement provides, among other things, that the outstanding Common Shares of Strober will be acquired by Hamilton NY Acquisition Corporation ("Hamilton") at $6.00 per share.

We understand that the acquisition may result in tax consequences for certain holders of Strober Common Stock. We express no opinion as to the tax consequences of the acquisition and our opinion as to the fairness of the stock purchase price does not take into account the tax status or position of any holder of Strober Common Stock.

Hill Thompson Capital Markets, Inc. has acted as financial advisor to the Board of Directors of Strober in connection with the Proposed Transaction, and we will receive a fee for our services including rendering this opinion. As a customary part of its investment banking business, Hill Thompson Capital Markets, Inc. is often engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

For purposes of this opinion we have among other things:

1.    Reviewed the Agreement;

2. Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1996 and June 30, 1996;

3. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company furnished to Hill Thompson by the Company;

4. Reviewed financial information on Fidelity Capital furnished to us by Fidelity Capital;

5.    Held  discussions  with  members  of  senior  management  of  the Company
      concerning   their   business,   financial   statements,  operations  and
      prospects;

6. At the request of the Company, solicited third party interest with respect to the acquisition of the Company;

7.    Reviewed the stock price and trading history of the Company;

8. Reviewed the valuation of publicly traded companies we deemed comparable to the Company;

9. Compared the financial terms of the Proposed Transaction with other transactions which we deemed relevant; and
10. Performed such other studies, analyses and inquiries and considered such other information as we deemed relevant.

In connection with our opinion, we have not independently verified the financial, legal, tax, operating and other information provided by Strober and Hamilton and have relied upon the assurances of Strober and Hamilton that all such information provided by them, respectively, is complete and accurate in all material respects and that there is no additional information known to either of them that would make information made available to Hill Thompson Capital Markets, Inc. either incomplete or misleading. We have not made any independent appraisal or valuation of any asset of either company. With respect to the projected financial data of Strober, we have assumed that such data have been reasonably prepared and represent the best currently available estimates and judgments of Strober management as to the future financial performance of the Company.

While we believe that our review, as described herein, is an adequate basis for the opinion we express, this opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof. We also believe our analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying the opinion.

This opinion is addressed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Proposed Transaction.

This letter is only for the information of the Board of Directors of Strober and may not be used for any other purposes without our prior written consent. Based upon and subject to the foregoing considerations, it is our opinion, as investment bankers, that as of the date hereof the consideration to be received by the holders of the Common Shares of Strober in the Proposed Transaction is fair to such holders from a financial point of view.

Very truly yours,

HILL THOMPSON CAPITAL MARKETS, INC.

                                          ANNEX C

    <section>262  OF THE DELAWARE GENERAL CORPORATION LAW - APPRAISAL RIGHTS

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to <section>228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, or 263 of this Chapter;

            (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

            (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257 and 258 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing clauses (i), (ii) and (iii) of this subsection.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

      (d)   Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2)   If  the  merger  or  consolidation  was  approved pursuant to
Section 228 or Section 253 of this Chapter, each constituent corporation, either before or after the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discover or other pretrial proceedings and may proceed to trail upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             ANNEX D

                          PROXY AGREEMENT


     This is a PROXY AGREEMENT (the "Agreement"), dated as of November 11, 1996 by and among Hamilton Acquisition LLC, a Delaware limited liability company ("Parent"), Hamilton NY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and certain stockholders of The Strober Organization, Inc., a Delaware corporation (the "Company") who are signatories hereto (collectively, the "Stockholders" and each, a "Stockholder").

                            BACKGROUND

     A. As of the date hereof, each Stockholder owns (either beneficially or of record) that number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company set forth on EXHIBIT A hereto (together with any shares of Common Stock acquired by such Stockholder during the Proxy Term (as defined in Section 2 hereof), whether upon the exercise of options, conversion of convertible securities or otherwise, the "Stockholder Shares").

     B. Parent, Acquisition Sub and the Company propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "Merger Agreement") (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) which provides, upon the terms and subject to the conditions thereof, for the merger of Acquisition Sub with the Company (the "Merger").

     C. As a condition to their willingness to enter into the Merger Agreement, Parent and Acquisition Sub have requested that each Stockholder agree, and in order to induce the Parent and Acquisition Sub to enter into the Merger Agreement, each of the Stockholders has agreed to, among other things, grant Parent irrevocable proxies to vote the Stockholder Shares owned of record or beneficially by each such Stockholder on the terms and conditions provided herein.

                               TERMS

     In consideration of the promises and the mutual covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

     1.   TRANSFER AND VOTING OF SHARES.

          (a) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Each Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) offer to sell, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any of the Stockholder Shares or any other shares of Common Stock; (ii) deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares or grant any proxy or power of attorney with respect to any such Stockholder Shares; or
(iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his or her obligations under this Agreement or otherwise take any action that is contrary to the transactions contemplated hereby and by the Merger Agreement. Notwithstanding anything herein to the contrary, the parties hereto shall be entitled (x) to pledge or hypothecate shares of Common Stock to institutional lenders as security for personal or commercial loans, or (ii) to transfer shares of Common Stock to charitable trusts, descendants or trusts for the benefit of any spouse or descendant subject to the condition precedent to any such transfer that the transferee (or in the case of a pledge or hypothecation, the pledgee) shall execute and deliver to the Company and to Parent the Proxy Agreement agreeing to be personally bound thereby and appointing the transferor as the transferee's proxy in voting all the transferred shares as long as the Proxy Agreement remains in effect.

          (b) VOTING OF SHARES; FURTHER ASSURANCES. Except as otherwise provided in this Section 1(b), each Stockholder, by this Agreement, with respect to those Stockholder Shares that such Stockholder owns of record, does hereby constitute and appoint Parent, or any affiliate of Parent that is a party to the Merger Agreement, with full power of substitution, during and for the Proxy Term, as such Stockholder's true and lawful attorney and irrevocable proxy, for and in such Stockholder's name, place and stead, to vote each of such Stockholder Shares as such Stockholder's proxy, at every meeting of the stockholders of the Company or any adjournment thereof or in connection with any written consent of the Company's stockholders (A) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement,
(B) against any proposal for any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, and (C) in favor of any other matter directly relating to consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing. Each Stockholder intends this proxy to be irrevocable and coupled with an interest during the Proxy Term and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to his or her Stockholder Shares. Each Stockholder further agrees to cause the Stockholder Shares owned by such Stockholder beneficially to be voted in accordance with the foregoing. Notwithstanding anything to the contrary in this Agreement (including
Section 6(b) hereof), Parent is not authorized under this Agreement to, and shall not, directly or indirectly, vote the Stockholder Shares, execute a written consent of the Company's stockholders or otherwise act pursuant to this Agreement in any manner (a) to elect or remove any director of the Company, (b) which would prevent the Company from taking the actions permitted by Section 7.5(b) of the Merger Agreement (other than approval and adoption of the Merger Agreement and related agreements and approval of the transactions contemplated thereby, including the Merger), (c) to amend, supplement or otherwise modify the By-laws or Certificate of Incorporation of the Company (except with respect to and in connection with the Merger) or (d) to require the Board of Directors of the Company to take or refrain from taking any action.

          (c) CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to his or her Stockholder Shares and shall be binding upon any person or entity to which legal or beneficial ownership of his or her Stockholder Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.
     2.   PROXY TERM.    For the purposes of this Agreement, "Proxy Term"
shall mean the period from the execution of this Agreement until the earlier of (a) the termination of the Merger Agreement or (b) the Effective Time (as such term is defined in the Merger Agreement).

     3.   PAYMENTS TO PARENT.

          (a) In the event that on or after the date hereof, (i) the Merger Agreement has been terminated pursuant to the provisions of Section 9.1(f) thereof and at the time of such termination neither Parent nor Acquisition Sub is in breach of its obligations under the Merger Agreement and (ii) any Stockholder thereafter sells Stockholder Shares in connection with the consummation of a Superior Proposal (as defined in Section 7.5(b) of the Merger Agreement) within six months of the termination of the Merger Agreement, such selling Stockholder shall pay to Parent an amount in cash equal to fifty percent (50%) of the product of (x) the number of such Stockholder Shares sold and (y) the excess, if any, of (A) the per share cash (and/or if consideration is received in such sale in the form of securities, the "fair market value" (as defined in Section 3(b) below) of such securities) received by such Stockholder as a result of such sale (the "Selling Stockholder Price") over (B) the Merger Consideration (as defined in the Merger Agreement).

          (b) For purposes of this Agreement, the fair market value of any securities listed on a national securities exchange or traded on The Nasdaq Stock Market shall be equal to the average closing price per share of such security as reported on such exchange or The Nasdaq Stock Market for the twenty (20) trading days immediately preceding the effective date of the transaction pursuant to which the Stockholder is entitled to receive such securities.

          (c) Any payment required to be made pursuant to Section 3(a) of this Agreement shall be made within two business days after the settlement of such sale.

     4. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent and Acquisition Sub jointly and severally hereby represent and warrant to the Stockholders as follows:

          (a) ORGANIZATION AND QUALIFICATION. Parent is a limited liability company duly organized, validly existing and in good standing
under the laws of the State of Delaware.   Acquisition Sub is a corporation
duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has the requisite power and authority to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect") of Parent and its subsidiaries taken as a whole. Acquisition Sub has not conducted any business prior to the date hereof and has no assets and liabilities other than those incident to its formation and to the consummation of the transactions contemplated hereby and by the Merger Agreement. Copies of the Certificate of Formation of Parent and the Certificate of Incorporation, and By-laws of Acquisition Sub heretofore delivered to the Company are true, complete and correct as of the date hereof.

          (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the managers and members, if required, of Parent and by the Board of Directors and the sole stockholder of Acquisition Sub, if required, and no other proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes the legal, valid and binding obligation of each of Parent and Acquisition Sub enforceable against each of Parent and Acquisition Sub in accordance with its terms.

          (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent or Acquisition Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective certificates of incorporation or by-laws; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), (B)pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent Parent or Acquisition Sub from performing their respective obligations under this Agreement; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole; or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition Sub, any of their respective subsidiaries or any of their respective assets, except for violations which would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

     5. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby severally (for himself, herself or itself only) represents and warrants to Parent and Acquisition Sub as follows:

          (a) OWNERSHIP OF SHARES. Such Stockholder owns of record or beneficially the number of shares of Common Stock set forth on EXHIBIT A hereto and such shares constitute all of the shares of Common Stock owned of record or beneficially by such Stockholder. Such Stockholder has sole voting power and sole power of disposition with respect to his or her Stockholder Shares, with no restrictions, except those that may be imposed by applicable federal securities laws, on such Stockholder's rights of disposition pertaining thereto. Except as specifically set forth on EXHIBIT A hereto, such Stockholder has not granted any proxy with respect to his or her Stockholder Shares and neither such Stockholder nor his or her Stockholder Shares is bound by or party to any agreement or other instrument restricting such Stockholders' voting rights with respect to such Stockholder Shares. Such Stockholder owns of record or beneficially the number and type of securities issued or granted by the Company, including without limitation options, warrants and other convertible securities, set forth on EXHIBIT A hereto and such securities constitute, along with such shares of Common Stock set forth on EXHIBIT A hereto, all of the securities of the Company or instruments convertible into securities of the Company owned of record or beneficially by such Stockholder. The Stockholder Shares are, and immediately prior to the Effective Time will be, duly authorized, validly issued, fully paid, non-assessable and, except for those pledges set forth on SCHEDULE 5(A) hereto, free and clear of any and all liens, security interests, proxies, voting trusts or agreements, encumbrances, charges or claims of any kind whatsoever except for any encumbrance or proxy arising under this Agreement.

          (b) ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, this Agreement constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms. Except as set forth on SCHEDULE 5(B) hereto, there is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that any such consent has been obtained in writing prior to the execution of this Agreement.

          (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of the obligations and transactions contemplated hereby, including without limitation the granting of the irrevocable proxy and the appointment of an attorney-in-fact pursuant to Section 1(b) hereof, nor the compliance by such Stockholder with any provision hereof, will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the H-S-R Act, (B) pursuant to the Exchange Act, (C) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement; (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of a lien or encumbrance on any of his or her Stockholder Shares pursuant to, any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which such Stockholder is party or by which such Stockholder or any of his or her assets, including the Stockholder Shares, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement; or (iii) conflict with or violate any order, writ, injunction, judgment, decree, statute, law, rule or regulation applicable to such Stockholder or any of his or her assets, including the Stockholder Shares.

          (d) ACKNOWLEDGMENT OF RELIANCE. Such Stockholder understands and acknowledges that the Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          (e) BROKERS. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

     6. CERTAIN COVENANTS OF STOCKHOLDER. Except in accordance with Subsection 6(e), each Stockholder hereby covenants and agrees (with respect to himself or herself but not as to the other Stockholders) as follows:

          (a) NEGOTIATIONS. Unless and until this Agreement shall have been terminated in accordance with its terms, each of the Stockholders agrees and covenants that (i) he or she will not, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or securities of the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) each of the Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (iii) each of the Stockholders will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with any of the Stockholders or, to the knowledge of such Stockholder, the Company, which notification shall include the terms of any such inquiries or proposals, PROVIDED, HOWEVER, that if the Company actually provides the information and notice to Parent required by Section 7.5 of the Merger Agreement with respect to any contact with the Company, such Stockholder shall not have any obligation to provide any such duplicate information.

          (b) VOTING. Each Stockholder hereby agrees that, during the Proxy Term, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the Company's Stockholders, such Stockholder shall vote (or cause to be voted) his or her Stockholder Shares, except as specifically requested by the Parent in writing in advance: (a) in favor of the Merger; (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of any of its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (iii) any change in the management or board of directors of the Company, except as agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any amendment of the Company's Certificate of Incorporation; or (vi) any other material change in the Company's corporate structure, management or business. Such Stockholder shall not enter into any agreement or understanding with any person or entity during the Proxy Term to vote or give instructions to vote in any manner inconsistent with the terms of this
Section 6(b). Notwithstanding the foregoing, in the event that the Company has properly terminated the Merger Agreement pursuant to Section 9.1(f) thereof, a Stockholder may vote (or cause to be voted) his or her Stockholder Shares in favor of a Superior Proposal.

          (c) ADDITIONAL SHARES. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Common Stock acquired, beneficially or of record, by such Stockholder, if any, after the date hereof whether through acquisition in the open market, upon exercise of any option, warrant or other convertible security, or otherwise.

          (d)  WAIVER OF APPRAISAL AND DISSENTER'S RIGHTS.  Each
Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

          (e) ACTING AS DIRECTOR AND EXECUTIVE OFFICER. Notwithstanding anything in this Section 6 to the contrary, the covenants and agreements set forth in Section 6(a) shall not be deemed to prevent any Stockholder, while acting in his or her capacity as a director of the Company, from taking any action that is specifically permitted under the applicable provisions of the Merger Agreement. Further, any Stockholder may act in his capacity as an executive officer of the Company upon direction by the Board of Directors of the Company pursuant to Section 7.5(b) of the Merger Agreement.

          (f) STOP TRANSFER. Each Stockholder agrees with, and covenants to, Parent and Acquisition Sub that such Stockholder may not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of his or her Stockholder Shares, unless such transfer is made in compliance with this Agreement. Each Stockholder agrees, with respect to any Stockholder Shares in certificated form, that such Stockholder will deliver to the Company within fifteen business days after the date hereof, the certificates representing such Stockholder Shares and the Company will inscribe upon such certificates the following legend (the "Legend"): "The shares of Common Stock, par value $.01 per share, of The Strober Organization, Inc. (the "Company"), represented by this certificate are subject to a Proxy Agreement dated as of November 11, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Each Stockholder agrees that within ten business days after the date hereof, such Stockholder will no longer hold any Stockholder Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. In the event that the Company enters into a Superior Proposal and has terminated the Merger Agreement in accordance with Section 9.1(f) thereof, the Company will remove the Legend from all certificates representing Stockholder Shares and will return such certificates to the Stockholders. Pursuant to the Merger Agreement, the Company has agreed to notify the transfer agent of the provisions set forth in this Section and each Stockholder agrees to provide such documentation and to take such other actions as may be reasonably required to give effect to such provisions with respect to such Stockholder Shares.

          (g) REORGANIZATION AGREEMENT. Each Stockholder hereby agrees that, at the Effective Time, the Reorganization Agreement shall terminate as to such Stockholder and such Stockholder shall have no further rights thereunder.

     7. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto (as to the Stockholders, in their capacity as stockholders) shall execute and deliver such additional documents and take all such further action as may be necessary or reasonably desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Without limiting the generality of the foregoing, during the Proxy Term, each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Parent and Acquisition Sub the power to carry out the provisions of this Agreement including without limitation the exercise of the power afforded by Section 1 hereof.

     8.   MISCELLANEOUS.

          (a)  ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign any of its rights and obligations to any wholly-owned direct or indirect subsidiary of Parent or to any entity which controls or is under common control with Parent, but no such assignment shall relieve Parent of its obligations hereunder and Parent shall remain as fully and primarily liable as if there was no such assignment.

          (b) AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except by an instrument in writing signed on behalf of all the parties hereto; PROVIDED that EXHIBIT A hereto may be supplemented by the Parent and Acquisition Sub by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

          (c) ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto further agree to waive any requirement for the posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          (d) VALIDITY. IF ANY TERM OR OTHER PROVISION OF THIS AGREEMENT IS INVALID, ILLEGAL OR INCAPABLE OF BEING ENFORCED BY ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER CONDITIONS AND PROVISIONS OF THIS AGREEMENT SHALL NEVERTHELESS REMAIN IN FULL FORCE AND EFFECT SO LONG AS THE ECONOMIC OR LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT AFFECTED IN ANY MANNER MATERIALLY ADVERSE TO ANY PARTY. UPON SUCH DETERMINATION THAT ANY TERM OR OTHER PROVISION IS INVALID, ILLEGAL OR INCAPABLE OF BEING ENFORCED, THE PARTIES HERETO SHALL NEGOTIATE IN GOOD FAITH TO MODIFY THIS AGREEMENT SO AS TO EFFECT THE ORIGINAL INTENT OF THE PARTIES AS CLOSELY AS POSSIBLE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IN AN ACCEPTABLE MANNER TO THE END THAT THE TRANSACTIONS CONTEMPLATED HEREBY ARE FULFILLED TO THE EXTENT POSSIBLE.

          (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                    	if to Parent or Acquisition Sub:

                    	Hamilton Acquisition LLC
                    	c/o Fidelity Capital Associates, Inc.
			82 Devonshire Street, R25C
                    	Boston, MA 02109-3614
                    	Attn:  Mr. John J. Remondi

                    	with a copy to:

                    	Fidelity Capital Associates, Inc.
                    	82 Devonshire Street, E20E
                    	Boston, MA 02109-3614
                    	Attn:  Robert M. Gervis, Esq.

                    	and a copy to:

                    	Goodwin, Procter & Hoar  LLP
                    	Exchange Place
                    	Boston, MA  02109
                    	Attn: Laura C. Hodges Taylor, P.C.
                              Joseph L. Johnson III, Esq.

                    	if to Stockholders:
                    	c/o Sills Cummis Zuckerman Radin
                      	Tischman Epstein & Gross, P.A.
                    	One Riverfront Plaza
                    	Newark, NJ  07102
                    	Attn:  Stanley U. North III, Esq.

                    	with a copy to:

                    	Sills Cummis Zuckerman Radin
                      	  Tischman Epstein & Gross, P.A.
                    	One Riverfront Plaza
                    	Newark, NJ  07102
                    	Attn:  Stanley U. North III, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          (f) CHOICE OF LAW/CONSENT TO JURISDICTION. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereby irrevocably and unconditionally consent to the jurisdiction of the Chancery Court of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the parties agree not to commence any action, suit or proceeding related thereto except in such court. The parties further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the Chancery Court of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail (i) in the case of Parent or Acquisition Sub, to the address of such party set forth in Section 8(e) above; or (ii) in the case of any Stockholder, to the address of such Stockholder set forth on EXHIBIT A hereto, shall be effective service of process for any action, suit or proceeding brought against such party in such court.

          (g) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts (and via Facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (i) PERFORMANCE BY ACQUISITION SUB. Parent hereby agrees to cause Acquisition Sub to comply with its obligations hereunder as contemplated in the Merger Agreement.

          (j) EXPENSES. Each of the parties hereto will pay all fees and expenses it incurs in connection with this Agreement, whether or not consummated, including without limitation the fees and expenses of its financial and legal advisors.

          (k) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (l) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements of Acquisition Sub, Parent and the Stockholders pursuant to this Agreement shall survive the consummation of the Merger or the termination of the Merger Agreement.

          (m) NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of Section 203 of the Delaware General Corporation Law and any applicable provision of the Company's certificate of incorporation, the possible acquisition of the Stockholder Shares by Parent and Acquisition Sub pursuant to this Agreement and (ii) this Agreement is executed by all parties hereto.

     IN WITNESS WHEREOF, Parent, Acquisition Sub and the Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              HAMILTON ACQUISITION LLC



                              By:/S/ JOHN J. REMONDI
			      ------------------------------
                                 Name: JOHN J. REMONDI
                                 Title:  Manager


                              HAMILTON NY ACQUISITION CORP.



                              By:/S/ JOHN J. REMONDI
			      ------------------------------
                                 Name: JOHN J. REMONDI
                                 Title: PRESIDENT


/s/ Robert J. Gaites		  /s/ John T. Guerin
------------------------------   ----------------------------------
Robert J. Gaites                 John T. Guerin

/s/ Sue Strober			 /s/ Richard D. King
------------------------------   ----------------------------------
Sue Strober                      Richard D. King

/s/ Sue Strober			 /s/ Steven Strober
------------------------------   ----------------------------------
Sue Strober, as Trustee for      Steven Strober
   Steven Strober

/s/ Sue Strober                  /s/ Hiliary Strober
------------------------------   ----------------------------------
Sue Strober, as Trustee for      Hiliary Strober
   Hilary Strober

/s/ Gordon Sandler               /s/ David W. Berstein
------------------------------   ----------------------------------
Gordon Sandler                   David W. Berstein, Trustee, Trust
                                 F/J/B/O Steven and Hilary Strober

/s/ Nathan Schwartzberg          /s/ John Yanuklis
------------------------------   ----------------------------------
Nathan Schwartzberg              John Yanuklis


/s/ Albert C. Brower
------------------------------
Albert C. Brower                   By:______________________________
                                       Trustee, Trust F/B/O Yanuklis
                                       Charitable Remainder Trust

                          PROXY AGREEMENT
                   [SIGNATURE CONTINUATION PAGE]





				   /s/ Robert J. Gaites
				   ---------------------------------

                                   Robert J. Gaites; proxy for
                                   Robert J. Gaites Charitable Trust



				   /s/ John Yanuklis
				   ---------------------------------
                                   John Yanuklis; proxy for
                                   John Yanuklis Charitable trust


				   /s/ Albert C. Brower
				   ---------------------------------
                                   Albert C. Brower, proxy for
                                   Albert C. Brower Charitable Trust

                   EXHIBIT A TO PROXY AGREEMENT

NAME AND ADDRESS OF                 Number of Shares of 	Other Company Securities
STOCKHOLDER			    COMMON STOCK OWNED		OWNED
Sue Strober                                  592,141  		None

Sue Strober, trustee for son                  42,325    	None
Sue Strober, trustee for
daughter                                      42,325    	None
Sue Strober, proxy for son{*}                 45,600
Sue Strober, proxy for daughter{*}                              None
                                              45,600
David W. Bernstein, trustee of               180,960  		None
trust for Steven and Hilary
Strober{*}

Robert J. Gaites                             309,955  		Options for 113,053 Shares,
                                                               	including 25,000 at $1.75 per
                                                               	share, 25,000 at $4.75 per
                                                               	share, 37,500 at $3.63 per
                                                               	share, and 25,553 at $4.50 per
                                                               	share.

John Yanuklis                                313,254  		Options for 96,904 Shares,
                                                               	including 9,000 at $1.13 per
                                                               	share, 14,286 at $1.75 per
                                                               	share, 22,737 at $4.75 per
                                                               	share, 23,503 at $3.63 per
                                                               	share, and 27,378 at $4.50 per
                                                               	share.

Gordon Sandler{++}                           399,486  		None

Richard King                                 200,931  		None

Albert Brower                                 69,124  		Options for 36,744 Shares,
                                                               	including 3,750 at $1.13 per
                                                               	share, 5,357 at $1.75 per
                                                               	share, 8,211 at $4.75 per
                                                               	share, 10,759 at $3.63 per
                                                               	share, and 8,667 at $4.50 per
                                                               	share.

Nathan Schwartzberg                          127,166  		None

John T. Guerin                               422,249  		None

John Yanuklis Charitable Trust               140,000  		None

Robert J. Gaites Charitable                  147,180  		None
Trust

Albert C. Brower Charitable                   25,000  		None
Trust

Total                                      3,103,296


**FOOTNOTES**

     {*}  Subject to proxy held by Sue Strober.

     {++} Subject to (i) a Collateral Pledge Agreement between Mr. Sandler and The Chase Manhattan Bank (the "BANK") and (ii) a Forbearance Agreement between Mr. Sandler and the Bank.

                               SCHEDULE 5(A)
                                    TO
                              PROXY AGREEMENT


     The certificates representing 399,486 shares of Common Stock, $.01 par value, of the Company (the "GORDON SHARES") in the name of Gordon Sandler ("SANDLER") are in the physical possession of The Chase Manhattan Bank, successor by merger to Chemical Bank (the "BANK"), subject to (i) that certain Collateral Pledge Agreement between Sandler and the Bank and (ii) that certain Forbearance Agreement between Sandler and the Bank. The Company and the Purchaser are hereby irrevocably directed to set the record address and the address for the transmission of payment for the Gordon Shares as follows:

          Gordon Sandler
          c/o Sills Cummis Zuckerman Radin Tischman
          Epstein & Gross, P.A., as Escrow Agent
          One Riverfront Plaza
          Newark, New Jersey 07102
          Attention:Stanley U. North, III, Esq.

     The Bank consents to the grant by Sandler of a proxy in respect of the Gordon Shares pursuant to the terms of the Proxy Agreement between and among the Company and the various other parties thereto dated the date hereof (the "PROXY AGREEMENT"), and agrees not to take any action which is contrary to or inconsistent with the terms of the Proxy Agreement.



CONSENTED AND AGREED TO BY:


THE CHASE MANHATTAN BANK


/S/ HARVEY CAVAYERO
-------------------------------------------

by: HARVEY CAVAYERO, ESQ., ATTORNEY-IN-FACT
  (AN AUTHORIZED OFFICER)


/S/ GORDON SANDLER
-------------------------------------------
GORDON SANDLER

                                          ANNEX E

					  <GRAPH>

      					  <GRAPH>

					  <GRAPH>

                       SELECTED PUBLICLY-TRADED BUILDING MATERIAL DISTRIBUTORS
							    MARKET MULTIPLE ANALYSIS
							(Figures in millions except per share data)

                          STROBER          SUNBELT        BMC       CAMERON     GROSSMAN'S        MOORE        NATIONAL     WOLOHAN
COMPANY              ORGANIZATION        COMPANIES       WEST        ASHLEY           INC.      HANDLEY       HOME CTRS      LUMBER
 Last Fiscal Year        12/31/96(est.)  1/29/95     12/31/95      10/31/95       12/31/95     12/31/95        1/31/96     12/31/95
 LAST QUARTER            12/31/96(est.)  7/29/95      6/30/96       7/31/96        6/30/96      6/30/96        7/31/96      9/28/96

 SHARE PRICE                $6.00          $7.95       $12.00        $13.88          $1.16        $3.38          $2.13       $12.44
 SHARES OUTSTANDING           5.2            3.2         10.0           9.2           26.3          2.2            7.1          7.0
 MARKET CAPITALIZATION      $31.0          $25.7       $119.5        $127.1          $30.4         $7.3          $15.2        $86.9
 DEBT                        $3.4           $9.8        $95.3         $57.9          $25.1        $12.0          $41.6        $26.5
 PREF'D STOCK                $0.0           $0.0         $0.0          $0.0           $0.0         $0.0           $0.0         $0.0
 CASH                        $4.6          $0.04         $4.6          $1.7           $1.7         $0.4           $0.1         $9.2
 TOTAL CAPITALIZATION       $29.9          $35.4       $210.2        $183.3          $53.7        $18.9          $56.6       $104.1

 LTM DATA
 REVENUES                  $136.7          $89.0       $684.1        $567.1         $549.8       $144.2         $171.4       $422.4
 GROSS PROFIT               $35.9          $19.7       $149.0        $109.1         $131.7        $14.3          $42.6       $102.6
 EBIT                        $5.9           $4.3        $27.2         $20.3        ($40.6)         $0.6           $0.8        $11.4
 EBITDA                      $7.2           $5.1        $37.2         $26.1        ($32.4)         $1.8           $3.8        $21.1
 NET INCOME                  $3.3           $2.0         $9.1         $10.1        ($48.2)      ($0.04)         ($1.6)         $5.1
 BOOK VALUE (EXCL. G/W)     $30.4          $13.6       $119.8         $69.4          $16.7        $16.4          $28.1       $107.3
 EQUITY                     $30.4          $13.6       $138.8         $91.1          $16.7        $16.4          $28.1       $107.3

 MARGIN ANALYSIS
 GROSS MARGIN               26.3%          22.1%        21.8%         19.2%          24.0%         9.9%          24.8%        24.3%
 EBIT MARGIN                 4.3%           4.8%         4.0%          3.6%             NM         0.4%           0.5%         2.7%
 EBITDA MARGIN               5.3%           5.8%         5.4%          4.6%             NM         1.2%           2.2%         5.0%
 NET MARGIN                  2.4%           2.3%         1.3%          1.8%             NM           NM             NM         1.2%
 TOTAL DEBT/EQUITY          11.2%          71.8%        68.6%         63.6%         149.7%        72.8%         148.1%        24.6%

 MARKET MULTIPLES
 TOTAL CAP. / SALES          0.22  x        0.40  x      0.31  x       0.32  x        0.10  x      0.13  x        0.33  x      0.25
 TOTAL CAP. / EBIT            5.0            8.3          7.7           9.0             NM         29.6           69.5          9.1
 TOTAL CAP. / EBITDA          4.1            6.9          5.6           7.0             NM         10.6           14.8          4.9
 PRICE / EARNINGS             9.3           12.6         13.2          12.6             NM           NM             NM         17.1
 MARKET CAP./BK. VALUE       1.02           1.88         1.00          1.83           1.82         0.44           0.54         0.81
 ACQ. PRICE/BK. VALUE        1.09

                      COMPARATIVE ANALYSIS OF THE STROBER TRANSACTION
          AND RECENTLY COMPLETED ACQUISITIONS OF BUILDING MATERIAL DISTRIBUTORS
                        (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)





Date of                  Acquirer/Target         Transaction        Purchase          Stock Price          Premium          Sales
Announcement                                        Value             Price             Before
                                                 ($Million)         Per Share        Announcement
9/8/95                  Pelican/Sunbelt             $24.9           $ 7.95               $ 6.75             17.8%         $ 89.0
                                                                                                                          (LTM)
8/15/96                 Sears/Orchard              $415.0           $35.00               $29.75             17.6%         $532.4
                                                                                                                          (FYE
                                                                                                                          1/28/96)
11/11/96                Fidelity/Strober            $32.0           $ 6.00               $ 5.25             14.3%         $133.0
                                                                                                                          (LTM)
-------------------
LTM - Latest Twelve Months

                                          ANNEX F

                INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS OF
                           CERTAIN ENTITIES RELATED TO PURCHASER

      This Annex F sets forth information regarding certain limited partnerships that are the members of Purchaser, a Delaware limited liability company, as well as information regarding certain entities that are directly or indirectly affiliated with such limited partnerships, including information pertaining to such entities' executive officers and directors (if any). The presentation of this information is in no way an admission that any such entities or individuals constitute a "group" for purposes of the Securities Exchange Act of 1934, as amended.

      Hamilton Acquisition LLC, a Delaware limited liability company ("Purchaser"), was formed in November 1996 (i) to serve as the parent of
Hamilton NY Acquisition Corp. ("Acquisition Subsidiary"), the acquisition vehicle through which Purchaser intends to acquire The Strober Organization, Inc. (the "Company") and (ii) to act as the entity into which equity investments will be made in order to consummate the acquisition of the Company, including those investments that will be made prior to the Effective Date by Frederick M. Marino, the proposed Chairman of the Board of Directors and Chief Executive Officer of the Surviving Corporation. Purchaser or related parties may also pursue various transactions, including additional acquisitions and capital raising activities, to grow the business and/or customer base although there can be no assurance that any such transactions will be effected on terms acceptable to Purchaser or such related party, if at all. Fidelity Ventures Limited Partnership ("FVLP") is a Delaware limited partnership that currently owns a 50% equity interest in Purchaser. FVLP is engaged in venture capital and related asset management services. Fidelity Investors Limited Partnership ("FILP") is a Delaware limited partnership that currently owns a 50% equity interest in Purchaser. FILP is engaged in private venture capital and related asset management services. Fidelity Capital Associates, Inc., a Delaware corporation ("FCA"), serves as the general partner of FVLP. FMR Corp., a Massachusetts corporation ("FMR"), is a holding company that owns 100% of the capital stock of FCA. Fidelity Investors Management Corp., a Texas corporation ("FIMC"), serves as the general partner of FILP. Each of Purchaser's, Acquisition Subsidiary's, FVLP's, FILP's, FCA's and FMR's principal executive offices are located at 82 Devonshire Street, Boston, Massachusetts 02109. FIMC's principal executive offices are located at 400 East Los Colinas Boulevard, Suite 470, Irving, Texas 75034.

     The names of the executive officers and directors of FCA, FMR and FIMC are set forth below. The business address of each person is 82 Devonshire Street, Boston, Massachusetts 02109, and the address of the corporation or organization in which such persons conduct their employment is the same as their business address. Except as noted below, each of the persons listed below has held the position with, and been employed by, such corporation or organization during the past five years. All of the persons listed below are U.S. citizens.

                                       POSITION                            WITH

PRINCIPAL NAME                     FMR CORP.                FIDELITY INVESTORS MANAGEMENT FIDELITY CAPITAL
                                                            CORP.                         ASSOCIATES, INC.
Edward C. Johnson 3d          President, Director, CEO,               Director                      --
                              Chairman & Managing Director
J. Gary Burkhead (1)          Director                                    -                         -
Caleb Loring, Jr.             Director, Managing Director                 -                         -
James C. Curvey               Director, Senior Vice                       -               Director and President
                              President
James P. Hynes                              -                             -               Managing Director
William L. Byrnes             Vice Chairman, Director and                 -                         -
                              Managing Director
Abigail P. Johnson (3)        Director                                    -                         -
Robert C. Pozen               Senior Vice President - and                 -                         -
                              General Counsel
David C. Weinstein (4)        Senior Vice President -       Vice President                          -
                              Administration
Gerald M. Lieberman (5)       Senior Vice President -       Vice President                          -
                              Chief Financial Officer
John J. Remondi               Vice President                President, Treasurer and      Vice President, Managing
                                                            Director                      Director and Director
Donald E. Alhart (6)                        -               Vice President, Assistant                -
                                                            Secretary and Director
Warren T. Morrison (7)                      -                         -                   Vice President

(1)         Mr.  Burkhead serves as President of Fidelity Management & Research
            Company.

(2) During January 1997, Ms. Johnson assumed a position overseeing the technology systems used by stock mutual fund managers as well as assuming responsibility for the Specialized Growth group of Fidelity Management & Research Company. Prior to January 1997, Ms. Johnson served as a portfolio manager for Fidelity Management & Research Company.

(3) Mr. Weinstein has served as Senior Vice President - Administration of FMR and as a Vice President of FIMC since September 1995. Prior to September 1994, Mr. Weinstein served as a Vice President and Corporate Counsel fo FMR.

(4) Mr. Lieberman had served as Senior Vice President - Chief Financial Officer of FMR and as a Vice President of FIMC since September 1995. Prior to September 1995, Mr. Lieberman served as Senior Vice President - Administration of FMR.

(5)         Mr. Alhart   serves as Director of Crosby Advisors, an affiliate of
            FMR.

(6) Mr. Morrison has served as a Vice President of FCA since November 1995. Prior to joining FCA, Mr. Morrison served as Senior Vice President and Senior Credit Administration Officer, Asset Based Lending of US Trust Company from November 1991 through November 1995.

                                   FORM 10-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
(MARK ONE)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
       FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

[   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
       EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
       FOR THE TRANSITION PERIOD FROM ................ TO ................

COMMISSION FILE NUMBER: 0-15339

                        THE STROBER ORGANIZATION, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
              DELAWARE                                  11-2822910
    (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

         550 HAMILTON AVENUE
         BROOKLYN, NEW YORK                                11232
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE: (718) 832-1212
                               _________________

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    COMMON STOCK, PAR VALUE $.01 PER SHARE
                               (Title of Class)

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
                                  Yes    X   No ______

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

   Aggregate market value on March 14, 1996 of the voting stock held by non-affiliates of the Registrant was approximately $9,805,414 based upon the $4.50 per share closing price of the Common Stock on that date. (For this purpose all outstanding shares of Common Stock have been considered held by non-affiliates, other than those owned by directors, officers, and 5% stockholders of the Registrant; certain of such persons disclaim that they are affiliates of the Registrant.)

   The number of shares of Common Stock outstanding at March 14, 1996 was 5,027,447.

                                    PART 1
ITEM 1. BUSINESS

      GENERAL

      The Strober Organization, Inc., is a supplier of building materials serving professional building contractors out of its eleven building supply centers in New York, New Jersey, Connecticut, and Pennsylvania.

      The Company was incorporated in Delaware in 1986 as the parent of the various affiliated companies which had previously conducted the Strober business for more than 80 years. Unless the context otherwise requires, the terms "STROBER" and "COMPANY" refer to The Strober Organization, Inc. and its subsidiaries and predecessors.

      Strober's marketing strategy is to provide professional customers with one-stop shopping by offering a broad selection of inventory, technical product advice, timely delivery and extension of credit. Builders, carpenters, drywall, roofing and acoustical contractors and other professional customers account for an estimated 90 to 95% of the Company's sales, with the balance to the "do-it-yourself" market. The Company carries a wide range of product lines, such as lumber, gypsum wallboard, roofing, insulation, acoustical materials, millwork and hardware items.

      Since 1972, the Company has grown from a single location serving primarily the New York City roofing market to a network of eleven building supply centers in New York, New Jersey, Connecticut and Pennsylvania. The Company also operates a Kitchen and Bath Center and a Peachtree Planning Center (window and door showroom). The Company's expansion strategy has been to grow by adding new locations, expanding existing locations, acquiring building supply centers from others and adding product lines.

      During the period 1993-1995, sales have increased by 14%, 5% and 3/10%, respectively. The Company believes that sales were adversely impacted in 1995 by a decline in new residential construction in the Northeast as well as by price deflation primarily affecting lumber products.

      RETENTION OF FINANCIAL ADVISOR

      In February 1996, the Company announced that it had retained Hill Thompson Capital Markets, Inc. as its financial advisor to explore strategic alternatives in order to maximize stockholder value, including the possible merger or sale of all or part of the Company.

      PRODUCTS, CUSTOMERS AND SUPPLIERS

      Strober sells a broad selection of building materials including lumber and plywood, gypsum wallboard and other drywall products, millwork, roofing, acoustical materials, siding products, insulation materials, metal specialties, hardware and tools. Lumber and related products, gypsum wallboard and related products and millwork accounted for an estimated 32%, 27% and 14% respectively, of the Company's total revenues during 1995; 36%, 23% and 14% respectively for 1994; and 39%, 21% and 14% respectively for 1993. The Company currently has over 3,000 active customers, with no single customer accounting for more than 2% of the Company's total sales during 1995.

      The Company's sales are generally somewhat lower during the first quarter of each calendar year, with higher sales volumes generally occurring during the months of April through October when most construction occurs in the markets which the Company serves.

      Strober purchases its products from a supplier group totaling over 250 manufacturers and wholesale distributors, although it believes approximately half of the dollar amount of its purchases is from twenty principal vendors. During 1995, gypsum wallboard and related products purchased from the Company's largest supplier represented an estimated 12% of the dollar amount of the Company's purchases. Strober has not experienced significant delays in obtaining products from its current suppliers, but should such delays occur, management believes that similar products would be available from other sources. There are no written agreements between the Company and its suppliers.

      MARKETING

      Strober's marketing strategy focuses on the professional contractor.  The
Company   provides  "one-stop  shopping"  by  offering  a  broad  selection  of inventory, technical product advice, timely delivery and extension of credit.

      The Company currently operates from eleven building supply centers, a Kitchen and Bath Center, and a Peachtree Planning Center (window and door showroom), with a total of approximately 460,000 square feet of covered space on sites totaling approximately 42 acres. Strober maintains inventories of over 15,000 products. This level of inventory is important to professional contractors in that it permits the purchase of a wide variety of building supplies from a single source.

      Prompt delivery is particularly important to the Company's customers, as meeting tight time schedules in the construction industry is often more important than other considerations. In order to deliver on a timely and convenient basis, the Company maintains a fleet of trucks, many of which are equipped with booms capable of hoisting materials in excess of six stories.

      The Company's sales force and management have a high level of expertise regarding products and relevant construction techniques. The sales force has access through the Company's management information systems to data about customer sales, purchasing and credit histories as well as detailed inventory information. Strober believes that its responsiveness to its customers' needs has contributed to its ability to maintain long-term customer relationships.

      Extension of credit is an important factor in selling to professional contractors. Through established credit procedures, credit limits are determined and outstanding balances are continuously monitored for such customer. Although management believes that such procedures help avoid potential credit problems, there can be no assurance that such procedures will prevent failures or delays in the collection of customer receivables.

      Each building supply center contains a showroom where the professional contractor and the "do-it-yourself" customer can examine and purchase a wide variety of products. These areas also provide an opportunity for such customers to meet with sales personnel.

      ORGANIZATION AND MANAGEMENT CONTROL

      The Company's operations are organized into six regions: New York City; Long Island, New York; New York's Hudson Valley; New Jersey; East Hartford, Connecticut and Scranton/Wilkes-Barre and Allentown/Bethlehem, Pennsylvania. The Company's regions have regional managers whose focus is to achieve greater sales and more efficient operations in those regions.

      The Company's regions and building supply centers are operated as independent profit centers, with individually targeted earnings and performance goals (covering, for example, sales by product, margins, individual items of overhead and operating expense and other financial and management information), which are monitored and reviewed on a monthly basis. The regions and centers have senior managers who are responsible for their day-to-day business, including sales, customer relations, personnel, collections, inventory management and cost control. Major decisions affecting Company policy, facilities and capital outlays are made by the Company's Board of Directors and central management.

      The Company, its regions and its building supply centers are headed by senior managers with extensive experience in the building supply industry and who have an incentive compensation stake in the performance of the Company and its respective building supply centers. These managers have extensive years of experience in the building supply industry. In the aggregate, senior managers own approximately 20% of the outstanding shares of the Company's Common Stock.

      Because inventory and accounts receivable constitute a substantial portion of the Company's total assets, efficient control of inventory and receivables is an important management priority. The Company regularly monitors detailed computer-generated reports showing sales, inventory turnover, margins and quantities on hand for each item in the Company's inventory, as well as aging and other pertinent information regarding accounts receivable. The Company believes that it maintains management reports that are standard in the industry.

      EXPANSION AND MARKET

      Since 1980, the Company has grown from three to presently eleven building supply centers located in New York, New Jersey, Connecticut and Pennsylvania, today serving customers in these four states and Massachusetts. The Company also operates a Kitchen and Bath Center in East Hartford, Connecticut and a Peachtree Planning Center (window and door showroom) in Brooklyn, New York.

      During 1995, due to a lease termination, the Company relocated its Farmingdale, New York facility to a larger facility also located in
Farmingdale,  New  York.   In  November,  1995,  the  Company opened its second
facility in the eastern Pennsylvania region, a 30,000 square foot facility located in Bethlehem, Pennsylvania.

      In October 1995, the Company formed Architectural Wall Systems LLC, a joint venture with Architectural Wall Systems, Inc. of Basking Ridge, New Jersey. This new venture has become an exclusive distributor of Dryvit
Systems, Inc. (of West Warwick, Rhode Island) to market and sell "Dryvit" exterior wall systems and other related products to certified commercial and residential applicators in designated counties located in New York State, New Jersey and all of New York City and Long Island.

      Among the avenues for expansion which may be considered by the Company are the opening of new building supply centers in geographic areas constituting natural extensions of its existing markets and the acquisition of centers or groups of centers from others. The Company does not anticipate that any newly opened centers (other than those replacing other facilities) will be profitable during their first year of operation.

      In addition to expanding geographically, the Company may expand its product lines as well as its customer groups. The Company frequently re-evaluates its product lines to expand the range of products offered to generate sales to new customers and to add, modify or delete product lines to seek to increase sales, profit margins and inventory turnover. New products are presented regularly to the Company by manufacturers and the Company chooses those which it believes fit within its marketing strategy.

      COMPETITION

      The sale of building supplies is highly competitive. The principal methods by which the Company competes are selection of inventory, availability of technical product advice, timely delivery and extension of credit. The Company believes that with respect to each of these factors it effectively competes in its market. The Company competes with companies which carry one or more product lines similar to, or the same as, those sold by Strober, including building supply centers, lumber yards, hardware stores, home center chains and manufacturers who sell directly to builders, professional contractors and other customers. One such competitor is the country's largest producer of gypsum wallboard, which makes such direct sales and since 1970 has operated building supply centers in the Company's market. Although some of the Company's competitors have significantly greater resources than Strober, the Company believes that the majority of sales to building contractors and other customers in its market are made by companies which are smaller than Strober.

      EMPLOYEES

      The Company employs approximately 339 persons, of whom approximately 77 employees in four of the Company's eleven building supply centers are subject to collective bargaining agreements expiring December 1996, December 1997 and December 2000. The Company has generally had satisfactory relations with the unions representing its unionized employees and considers its relationship with all of its employees to be good.

      EXECUTIVE OFFICERS OF REGISTRANT{(1)}

      The executive officers of Strober are as follows:

      NAME                    AGE               POSITION
Robert J. Gaites              54                Chairman of the Board,
                                                Chief Executive Officer and
                                                President

John Yanuklis                 59                Executive Vice President and Director

Albert C. Brower              61                Senior Vice President

Richard W. Young              45                Senior Vice President

Edward N. Zieky               44                Senior Vice President

Eliott S. Zieky               44                Senior Vice President and Director

Richard Schaefer              48                Vice President

David J. Polishook            54                Chief Financial Officer, Secretary and Treasurer


(1) Robert J. Gaites was elected Chief Executive Officer and President on July 10, 1991. He was elected Chairman of the Board on March 12, 1992. John Yanuklis served as Senior Vice President since 1986 and was elected Executive Vice President on May 28, 1992. Messrs. Brower and Young were elected as Senior Vice Presidents in October 1986. Richard Schaefer was elected as Vice President of the Company on July 20, 1989. Edward N. Zieky and Eliott S. Zieky were elected as Senior Vice Presidents and Directors of the Company as of January 25, 1988. Edward N. Zieky resigned as a Director on February 28, 1991. David J. Polishook was elected to the Board of Directors on January 31, 1988, elected Chief Financial Officer and Treasurer of the Company on June 28, 1988 and was elected Secretary on November 12, 1991. He resigned as a Director on February 28, 1991.

ITEM 2. PROPERTIES

      The Company has eleven building supply centers, of which one is located in New York City, two on Long Island, two in New York's Hudson Valley, two in New Jersey, two in the Hartford, Connecticut region and two in Pennsylvania. Each of the centers has showroom, office and warehouse space, as well as outside storage areas, except for the center in Kingston, Pennsylvania. The Company's showroom, office and warehouse space totals approximately 460,000 square feet on sites totaling approximately 42 acres. In the opinion of management, these premises are suitable and adequate to meet the Company's requirements. All of the Company's locations are leased.

The following table describes certain terms of the Company's leases:

LOCATIONS     						    Last Expiration     Approximate        Approx-         Current
                                      			    Date Assuming       Square Footage     imate          Annual
                                            Initial 	    Exercise of all     of Showroom,       Acreage         Rent{(2)}
                                            Expiration 	    Renewal 	        Office and         of
                                            Date            Option   	     	Warehouse Space    Site
    1.     *550 Hamilton Avenue
           Brooklyn, New York{(1)}          12/31/96         12/31/96           59,100                4.0           $709,400

Long Island Region

    1.     1294 Route 110                   04/01/00         04/30/05           37,500                3.0           $140,100
           Farmingdale, New York

    2.     *370 West Merrick Road           12/31/96         12/31/96           30,000                1.8           $262,000
            Valley Stream, New York{(3)}

           *345 West Merrick Road           12/31/96         12/31/96           16,000                0.6           $137,700
            Valley Stream, New York{(3)}

           362 West Merrick Road            07/31/89         12/31/96           --                    0.2            $26,400
           Valley Stream, New York{(3)}

HUDSON VALLEY REGION

    1.     *102 N. Route 9W                 12/31/98         12/31/08           32,350                5.0           $260,900
            Congers, New York

    2.     *125 Temple Hill Road            09/01/00         09/01/00           27,100                4.5            $69,500
            Vails Gate, New York

NEW JERSEY REGION

    1.     20 Truman Drive So.              04/30/99         04/30/09           60,000                6.0           $337,000
           Edison, NJ

    2.     *Route 173 West                  04/30/98         04/30/08           37,300                5.3           $328,700
            Hampton, NJ

CONNECTICUT REGION

    1.     *363, 367 and 405                01/31/93         01/31/08           81,000                8.2           $350,400
            Ellington Road
            East Hartford, CT

           *580 Tolland Street              04/30/93         04/30/98           31,000                2.0           $138,200
            East Hartford, CT

    2.     75 John Fitch Boulevard          02/29/88         12/31/99            3,100               --              $32,900
           South Windsor, CT

PENNSYLVANIA REGION

    1.     695 Wyoming Avenue               05/31/92         06/30/04           17,250               --              $33,500
           Kingston, PA

    2.     1005-C West Lehigh Street        11/30/97         11/30/07           28,500                1.5            $59,900
           Bethlehem, PA
                                                                               460,200               42.1         $2,886,600


* The lessors for these facilities are entities owned in whole or in part by members of management and their families. The terms of the leases with such affiliated parties, at the time the leases were entered into, were believed to be no less favorable to the Company than it could have obtained in arm's-length negotiations with unrelated third parties.

(1) The Company is currently negotiating a ten year lease agreement for a new location within approximately two miles of the existing location but there can be no assurance that such new lease agreement will be entered into.

(2) All the Company's real estate leases require the Company to pay liability insurance, some or all real estate taxes and all utilities. Rental payments for the Brooklyn and 345 and 370 West Merrick Rd., Valley Stream centers increase annually by 3% during the terms of the leases. The rental payments for the Farmingdale center for the initial five year lease term are $140,070, $150,844, $161,618, $172,393 and $183,168 respectively. The annual rental payments during the first three years of the option period is $193,942 and increases to $205,914 during the last two years of the option period. The rent payable on the Edison center increases to $400,500 per year in the first five year renewal term and $425,000 in the second five year renewal term. Rental payments for the Congers and Hampton centers increase annually by the percentage increase in the applicable consumer price index or 4%, whichever is lower. Rental payments for the Vails Gate center are in amounts sufficient to service industrial development bond financing by the lessor of such facility and fluctuate with changes in interest and tax rates. Rental payments for the Ellington Road, East Hartford center increase to the then fair market rental at the commencement of the second five year option renewal period. Rental payments for the Kingston center increase by the percentage increase in the applicable consumer price index or by 5%, whichever is lower. Rental payments for the Bethlehem center increase in the fourth year of the first five year renewal option (December 1, 2000) determined by the average annual percentage increases in the applicable consumer price index that occurred since the lease inception date, such increase capped at 3% per year. The rent is further increased in the second five year renewal term commencing December 1, 2002 as determined by increasing the annual rental at November 30, 2002 by the annual percentage increases in the applicable consumer price index that occurred between December 1, 2000 and December 1, 2002 such increase capped at 3% per year.

(3) The Company is currently negotiating with the landlord to extend the lease term for an additional ten years but there can be no assurance that such lease term will be extended.

               [The balance of this page is intentionally blank]

ITEM 3. LEGAL PROCEEDINGS

      Strober is not a party to any material legal proceedings. The Company is, however, involved in litigation relating to claims arising out of its operations in the normal course of business. Such claims against Strober are generally covered by insurance. It is the opinion of management that any uninsured liability resulting from any such litigation would not have a material adverse effect on Strober's business, financial position or earnings.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      No matters were submitted to a vote of security holders through solicitation of proxies or otherwise during the fourth quarter of 1995.


ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

      The Company's common stock trades on the NASDAQ National Market under the symbol: STRB.

      The high and low sales price for the first quarter of 1996 (through March 14, 1996) and each of the four quarters of 1995 and 1994 as reported by the National Association of Securities Dealers, Inc., are set forth below. Such quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

    1996*            HIGH        LOW

First Quarter*       $4-5/8      $3-1/2

    1995             HIGH        LOW

1st Quarter          $4-1/8      $3
2nd Quarter           4-1/2       3-1/4
3rd Quarter           5-7/8       4
4th Quarter           4-3/4       3-1/2

     1994            HIGH        LOW

1st Quarter          $5-5/16     $3-3/4
2nd Quarter           4-7/8       3-1/2
3rd Quarter           4-5/8       2-1/2
4th Quarter           3-7/8       3-1/8

* through March 14, 1996


There were 495 holders of record at March 14, 1996.


      The Company intends to reinvest all of its earnings for use in its business and to finance future growth. Accordingly, the Company does not anticipate paying cash dividends in the foreseeable future. Any further determination as to the payment of dividends will depend upon the Company's financial condition, results of operations, commitments and such other factors as the Board of Directors deems relevant. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

ITEM 6. SELECTED FINANCIAL DATA

        (In thousands of dollars, except percentage and per share data)

                                                                        Year Ended December 31,
                                         1995                  1994                 1993                1992               1991
INCOME STATEMENT DATA:
Net sales                              $125,812               $125,378            $118,975            $104,812           $90,150
Gross profit                             33,186                 32,670              31,703              27,787            24,897
Gross profit percentage                      26%                    26%                 27%                 27%               28%
Selling, general and administrative
  expenses                               27,858                 28,395              28,090              26,955            26,707
Amortization of acquisition
  costs                                     210                    210                 268                 910               910
Income (loss) from operations             5,118                  4,065               3,345                (78)           (2,720)
Net interest (income) and other           (230)                    332                 787                 812              686
expenses
Income (loss) before income tax           5,348                  3,733               2,558               (890)           (3,406)
Net income (loss)                       $ 3,082                $ 2,576             $ 1,650           $   (763)          $(2,072)
Net income (loss) per share               $0.59                  $0.50              $ 0.33             $(0.15)           $(0.41)
Weighted average number of                5,247                  5,165               5,031               5,021		  5,044
 shares outstanding

BALANCE SHEET DATA:
Working capital                          $23,691              $21,844             $20,158            $22,032          $24,769
Total assets                              44,544               42,649              44,328             43,145           47,814
Long-term debt less current                1,224                1,171               2,407              8,584           11,551
  installments
Stockholders' Equity                     $33,524              $30,687             $28,569            $26,511          $27,265

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       RESULTS OF OPERATIONS

       The   following  table  sets  forth  certain  income  statement  amounts expressed as a percentage of sales:


                                                                             Year Ended December 31,
                                       1995               1994               1993              1992            1991
INCOME STATEMENT DATA:
Net sales                               100.0%             100.0%             100.0%           100.0%          100.0%
Cost of goods sold                       73.6%              73.9%              73.4%            73.5%           72.4%
Gross profit percentage                  26.4%              26.1%              26.6%            26.5%           27.6%
Selling, general and                     22.1%              22.6%              23.6%            25.7%           29.6%
  administrative expenses
Amortization of acquisition               0.2%               0.2%               0.2%             0.9%            1.0%
costs
Income (loss) from operations             4.1%               3.3%               2.8%             0.0%          (3.0)%
Net interest (income) and               (0.2)%               0.3%               0.7%             0.8%            0.8%
other expenses
Income (loss) before income               4.3%               3.0%               2.1%           (0.8)%          (3.8)%
  taxes
Provision (benefit) for income            1.8%               0.9%               0.7%           (0.1)%          (1.5)%
  tax
Net income (loss)                         2.5%               2.1%               1.4%           (0.7)%          (2.3)%



1995 COMPARED TO 1994

      Net sales for 1995 increased by $434,000 (less than 1%) compared to net sales for 1994. Sales benefited by a milder winter season during 1995 compared to 1994 and were negatively impacted by a reduction in new residential construction in the Northeast as well as by price deflation in lumber products.

      Cost of goods sold as a percentage of sales decreased slightly from 73.9% to 73.6% during 1995 as compared to 1994. Gross profit for 1995 increased by $516,000 (2%) due to the increased sales volume and a higher gross profit margin percentage. Gross profit as a percent of sales increased to 26.4% in 1995 from 26.1% in 1994.

      Selling, general and administrative ("SG&A") expenses decreased by $537,000 (2%) over the prior year. The following table shows the components of the SG&A expenses:

       (In thousands)        Year Ended              Year Ended
                              12/31/95               12/31/94
Delivery                      $10,899                $10,961
Selling                         4,191                  4,115
Administrative                 12,768                 13,319
                              $27,858                $28,395


      The decrease in delivery expense of $62,000 (less than 1%) was due to lower truck maintenance costs offset partially by higher delivery labor costs. The Company believes that the lower truck maintenance costs were attributable to the replacement of older delivery vehicles in 1995. The increase in selling expense of $76,000 (2%) was due to higher selling salaries partially offset by lower advertising and promotional expenses.

      The decrease in administrative expenses of $551,000 (4%) was attributable to decreases in bad debt expense, insurance and facility maintenance and the elimination of non-recurring 1994 charges for pension and closed facility costs. These decreases were partially offset by increases in medical insurance costs, executive salaries and legal fees.

      Interest expense and other deductions decreased by $504,000 in 1995 compared to 1994, primarily due to reduced amounts outstanding on the Company's working capital loan facility and subordinated debt. The decrease in interest expense was partially offset by increases in interest expense associated with newly incurred capital lease transactions to fund new delivery equipment.

      The net income for 1995 reflects an income tax provision of $2,267,000 compared to $1,157,000 in 1994. The 1995 income tax provision reflects an increase in the effective tax rate due to the full utilization prior to 1995 of the federal alternative minimum tax carryforward and various state income tax carryforwards. SEE NOTE 5 TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

1994 COMPARED TO 1993

      Net sales for 1994 increased by $6.4 million (5%) compared to net sales for 1993. The increase in sales was attributable to several factors including increased construction activity and increased prices on construction materials sold during 1994. Management believed that continued sales growth in 1995 would come from expanding product mix and continued increases in construction activity anticipated from the Company's traditional professional contractor customer base. Management also believed that the trend toward higher prices for products sold by the Company should also continue throughout 1995.

      Cost of goods sold as a percentage of sales increased from 73.4% to 73.9% during 1994 as compared to 1993. This increase was largely attributable to competitive pricing of products sold in the Company's marketing region. Gross profit for 1994 increased by $967,000 (3%) due primarily to increased sales volume. Gross profit as a percent of sales decreased to 26.1% in 1994 from 26.6% in 1993.

      Selling, general and administrative expenses increased $305,000 (1%) over the prior year. The following table shows the components of the SG&A expenses:

       (In thousands)        Year Ended             Year Ended
                              12/31/94              12/31/93
Delivery                      $10,961               $10,511
Selling                         4,115                 4,034
Administrative                 13,319                13,545
                              $28,395               $28,090


      The increase in delivery expenses of $450,000 (4%) was due to increases in delivery labor and trucking costs associated with the increase in sales volume. The increase in selling expenses of $81,000 (2%) was due to increased selling salaries. The decrease in administrative expenses of $226,000 (2%) was due to lower bad debt expenses, insurance costs and administrative salaries, partially offset by increases in employee bonuses and employee retirement plan expense.

      Amortization of acquisition costs stems from the 1988 acquisition of The General Building Supply Company. Commencing in 1994, the remaining portion of the deferred acquisition costs represents goodwill and is being amortized at the rate of $210,000 per year.

      Interest expense and other deductions decreased by $386,000 in 1994 as compared to 1993. This decrease is primarily attributable to lower loan balances outstanding on the Company's working capital loan facility and subordinated debt. It also reflects a lower provision for interest in 1994 as compared to 1993 associated with a proposed disallowance of losses by the Internal Revenue Service deducted by the Company on its 1980 and 1981 Federal, New York State and New York City income tax returns.

      The net income for the year ended 1994 reflects an income tax provision of $1,157,000 compared to an income tax provision of $908,000 in 1993. The income tax provision for 1994 was decreased by a reduction in the deferred valuation allowance of $644,000. This decrease is primarily attributable to the utilization of the federal alternative minimum tax carryforward and state tax income tax carryforwards. SEE NOTE 5 TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.



LIQUIDITY AND CAPITAL RESOURCES

      Working capital increased by $1.8 million to $23.7 million at December 31, 1995. The Company financed its operations in 1995 with cash generated from operations and capital lease transactions to fund capital expenditures.

      The Company has a $10,000,000 working capital line of credit with the Chase Manhattan Bank, N.A. Borrowings under the credit facility are made as needed, up to a maximum of 75% of eligible accounts receivable and bear interest at the rate of 1/2 a percentage point over the prime rate of interest or, at the option of the Company, at various fixed London Interbank Offered Rate interest rates. The Company pledged as collateral for the credit facility its accounts receivable and is required to maintain certain financial covenants. The credit facility expires January 31, 1997 and may be extended at the option of the Company for an additional one year period. At December 31, 1995 and December 31, 1994, there were no balances owed under this credit line. The Company believes that this credit facility will provide sufficient working capital to support current and future operations. SEE NOTE 4 TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

      In March 1995, the Company entered into a master lease agreement with Chase Equipment Leasing Inc. to lease certain trucks and forklift equipment. The agreement provides for a monthly rental payment adjusted upon changes in the one month London Interbank Offered Rate. The current lease term is 60 months. SEE NOTE 4 TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

      At December 31, 1995, the Company's outstanding balance of subordinated notes payable was $583,000 compared to $2,042,000 at December 31, 1994. These notes were issued pursuant to the acquisition of The General Building Supply Company in January 1988. The notes are due September 1, 1996 and are paid with 36 consecutive monthly payments of $97,222 plus interest at 8% per annum. During 1995, the Company prepaid three monthly principal payments on the notes amounting to $292,000. SEE NOTE 4 TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

      In November 1990, the Company received insurance proceeds from policies on the life of the Company's late chairman, Mr. Eric D. Strober. The Company was obligated under a stock repurchase agreement to use $8,448,000 of the proceeds to purchase the Company's common stock from Mr. Strober's estate. In accordance with the agreement, the Company withheld $845,000 to pay the estimated Federal alternative minimum tax related to the insurance proceeds. To the extent the actual alternative tax paid on the Company's 1990 Federal tax return was less than the $845,000 withheld and to the extent the alternative minimum tax was used in subsequent years to reduce current Federal taxes payable, the Company was required to offer to purchase additional shares from Mr. Strober's estate at the then-market price. The alternative minimum tax paid on the Company's 1990 Federal tax return was $116,790 less than the $845,000 withheld and the Company during 1991 purchased 55,667 shares at $2.098 per share which represented the market price of the Company's stock when the amount of the alternative minimum tax for 1990 was determined. For the year 1993, the Company's regular income tax was reduced by $485,000 due to the alternative minimum tax carryover and the Company during 1994 purchased 111,789 shares at $4.33 per share. For 1994, the Company's regular income tax was reduced by $241,000 due to the alternative minimum tax carryover and the Company during 1995 purchased 63,812 shares at $3.78 per share. As the alternative minimum tax carryover was fully exhausted during 1994, no further shares are eligible for redemption by Mr. Strober's estate.

      Capital expenditures, net of dispositions, amounted to $576,000 and $424,000 for 1995 and 1994 respectively. Such expenditures in 1995 were principally attributable to leasehold improvements and business fixtures.

IMPACT OF NEW ACCOUNTING STANDARDS

      The Financial Accounting Standards Board (FASB) Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" must be adopted by the Company in 1996. Statement No. 121 requires, among other things, that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management does not believe that the implementation of Statement No. 121 will have a material impact on the Company's financial position or results of operations.

      In October 1995, FASB issued Statement No. 123, "Accounting for Stock-Based Compensation" which must be adopted by the Company in 1996. The Company has elected not to implement the fair value based accounting method for employee stock options, but has elected to disclose, commencing in 1996, the pro forma net income and earnings per share as if such method had been used to account for stock-based compensation cost as described in Statement No. 123.


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      See  Table  of  Contents to Financial Statements and Schedule in Item  14
below.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      There have been no events or conditions requiring reporting under the requirements of this item.

                                   PART III

ITEM 10.  DIRECTORS OF THE REGISTRANT.

NAME AND POSITION                         AGE                   BIOGRAPHICAL DATA (1)
ROBERT J. GAITES                          54                    Mr. Gaites has been with the
Class II Director, Chairman of                                  Company since 1976.  He was
the Board, Chief Executive                                      Senior Vice President since
Officer and President of the                                    1986 and CEO since June
Company; Director since 1986;                                   1991.  He has 29 years of
Current term to expire at 1997                                  experience in the industry.
Stockholder Meeting
JOHN YANUKLIS                             59                    Mr. Yanuklis has been with
Executive Vice President and                                    the Company since 1981 and
Class III Director of the                                       manages its Hudson Valley,
Company; Director since 1986;                                   New York region.  He was a
Current term to expire at 1998                                  Senior Vice President since
Stockholder Meeting                                             1986 and an Executive Vice
                                                                President since June 1992.
                                                                He has over 30 years of
                                                                experience in the industry.
ELIOTT ZIEKY                              44                    Mr. Zieky has been with the
Senior Vice President                                           Company since 1988 as a
and Class I Director of the                                     Senior Vice President and
Company; Director since 1988;                                   with his cousin, Edward
Current term to expire at 1996                                  Zieky, manages its Hartford,
Stockholder Meeting                                             Connecticut region.  He was
                                                                an officer of The General
                                                                Building Supply Company
                                                                prior to its acquisition by
                                                                the Company.  He has over 20
                                                                years of experience in the
                                                                industry.
DAVID W. BERNSTEIN                        70                    Mr. Bernstein is an attorney
Class III Director of the                                       engaged in private practice
Company; Director since 1986;                                   and served as general
Current term to expire at 1998                                  counsel to the Company from
Stockholder Meeting                                             1953 through 1990.
JOSEPH MANGINO, SR.                       59                    Mr. Mangino has been the
Class II Director of the                                        President of Metropolitan
Company; Director since 1992;                                   Trucking, Inc. a privately
Current term to expire at 1997                                  held trucking company since
Stockholder Meeting                                             1980.  He is a regional
                                                                director of Bank of New
                                                                York, National Community
                                                                Division.
ALVIN MURSTEIN                            61                    Mr. Murstein has been
Class III Director of the                                       President and Chairman of
Company; Director since 1989;                                   the Board of Directors of
Current term to expire at 1998                                  Tri-Magna Corporation, the
Stockholder Meeting                                             parent corporation of
                                                                Medallion Funding Corp.,
                                                                since 1989 and the President
                                                                and Chairman of the Board of
                                                                Directors of Medallion
                                                                Funding Corp. since 1979.
EMIL W. SOLIMINE                          51                    Mr. Solimine is the Chairman
Class I Director of the                                         of the Board of Directors
Company; Director since 1989;                                   and Chief Executive Officer
Current term to expire at 1996                                  of Emar Group, Inc., an
Stockholder Meeting                                             insurance brokerage concern
                                                                which he started in 1971 and
                                                                which has served as
                                                                insurance broker for the
                                                                Company's property and
                                                                casualty insurance since
                                                                1983.  Mr. Solimine is also
                                                                a director of Di Giorgio
                                                                Corporation, an independent
                                                                wholesale food distributor.

________________________

      (1) The Strober Organization, Inc. was organized in connection with the Company's initial public offering in 1986 to act as the parent of the companies previously conducting the Strober business. References to employment with the "Company" in the table above, where appropriate, include positions with Strober's predecessor companies.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1995 fiscal year all of its officers and directors complied with all applicable filing requirements.

ITEM 11.  EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company by those persons who were, at December 31, 1995, the Named Executive Officers.


                                                               Annual Compensation                      Long Term Compensation
  NAME AND PRINCIPAL POSITION      FISCAL         SALARY ($)         BONUS ($)       OTHER ANNUAL       STOCK         ALL OTHER
                                    YEAR                                             COMPENSATION      OPTION       COMPENSATION
ROBERT J. GAITES                    1995             $275,000          $225,000               --        37,500          $795
  Chairman, President,              1994             $250,000          $225,000               --        25,000          $900
  Chief Executive Officer           1993             $250,000          $160,000               --        25,000          $814
JOHN YANUKLIS                       1995             $154,000          $184,905               --        23,503          $409
  Executive Vice President,         1994             $142,000          $136,186               --        22,737          $505
  Director                          1993             $135,000          $149,745               --        14,286          $503
RICHARD SCHAEFER                    1995             $125,000          $116,988               --        27,586          $397
  Vice President                    1994             $125,000          $136,619               --        15,789          $450
                                    1993             $125,000          $108,950               --        51,429          $475
EDWARD ZIEKY                        1995             $127,000           $93,214               --        10,152          $511
  Senior Vice President             1994             $115,000           $91,923               --         1,684          $580
                                    1993             $100,000           $25,268       $18,300(2)            --          $546
ELIOTT ZIEKY                        1995             $127,000           $93,214               --        10,152          $511
  Senior Vice President,            1994             $115,000           $91,923               --         1,684          $580
  Director                          1993             $100,000           $25,268       $18,300(2)            --          $546

(1) Amounts for "Other Annual Compensation" are not shown in the table as none of these perquisites exceed the lesser of (i) $50,000 or (ii) 10% of the Named Executive Officer's combined Salary and Bonus, except for Messrs. Edward and Eliott Zieky in 1993.

(2) Indicates a $10,200 car allowance which accounts for more than 25% of the perquisites of Messrs. Edward and Eliott Zieky.

(3) Includes only premiums paid by the Company attributable to term life insurance coverage for the Named Executive Officers.


OPTION GRANTS TABLE

      The following table sets forth information on grants of stock options to the Named Executive Officers pursuant to the Company's Restated 1986 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1995.


       Name             Options          % of Total          Exercise          Expiration     Potential Realizable Value at Assumed
                      Granted(#)           Options        Price ($/Share)         Date             Annual Rates of Stock Price
                                         Granted to                                               Appreciation for Option Term
                                          Employees
                                          in Fiscal
                                            Year
Robert J. Gaites        37,500             20.43%             $3.625              03/08/00            $37,560            $82,990
John Yanuklis           23,503             12.81%             $3.625              03/08/00            $23,540            $52,014
Richard Schaefer        27,586             15.03%             $3.625              03/08/00            $27,630            $61,050
Edward Zieky            10,152              5.53%             $3.625              03/08/00            $10,168            $22,467
Eliott Zieky            10,152              5.53%             $3.625              03/08/00            $10,168            $22,467


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table sets forth information concerning the aggregate number and value of unexercised options to purchase Common Stock held by each of the Named Executive Officers as of December 31, 1995.

                                      SHARES ACQUIRED ON              VALUE                 NUMBER OF               VALUE OF
                                         EXERCISE (#)             REALIZED ($)             UNEXERCISED             UNEXERCISED
                                                                                             OPTIONS              IN-THE-MONEY
               NAME                                                                       AT FY-END(#)               OPTIONS
Robert J. Gaites                                      --                       --            87,500                $45,312
John Yanuklis                                         --                       --            69,526                $47,831
Richard Schaefer                                      --                       --            117,304              $148,059
Edward Zieky                                          --                       --            11,836                  --
Eliott Zieky                                          --                       --            11,836                  --

COMPENSATION OF DIRECTORS

      During 1995, members of the Board who were not employees of the Company received an annual retainer of $12,500, plus a fee of $1,000 for each Board and Board committee meeting attended.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company's Compensation Committee during the fiscal year ended December 31, 1995 were Messrs. Bernstein, Gaites, Yanuklis, Mangino and Solimine. Mr. Gaites also served as President and Chief Executive Officer during the fiscal year ended December 31, 1995.

      Mr. Gaites and Mr. Yanuklis are owners in entities that lease facilities to the Company in Brooklyn, New York; Congers, New York; Vails Gate, New York and Hampton, New Jersey. Mr. Gaites' equity interests in these entities are 10%, 2%, 2% and 2%, respectively. Mr. Yanuklis' equity interests in these entities are 0%, 16%, 16% and 16%, respectively. The current annual rent on these facilities is $709,400, $260,900, $69,500 and $328,700, respectively.
The lessors of such facilities have granted the Company a right of first refusal in the event that any of the lessors desire to sell their respective properties to a third party. The Company believes that the leases with such affiliated parties are on terms no less favorable to the Company than it could obtain in arms-length negotiations with unrelated parties for similar locations in similar geographic areas.

      During 1995, the Company paid $1,052,080 in insurance premiums for the Company's property and casualty insurance to Emar Group, Inc., the insurance broker of which Mr. Solimine is president. The Company believes that the insurance premiums it pays to Emar Group, Inc. are on terms no less favorable to the Company than it could obtain in arms-length negotiations with unrelated parties for similar property and casualty insurance.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Under a stockholder agreement entered into as part of the 1986 IPO (as described hereinafter) among the Company, Messrs. Gaites, Yanuklis, Edward Zieky and Eliott Zieky, two other executive officers and other Company stockholders and former officers, in the event the Company terminates without cause the employment of a party to such stockholder agreement, the Company is obligated to engage the terminated party as a consultant for two years with a retainer equal to 75% of that individual's then current base salary. During such period the consultant would be barred from competing against the Company in its existing markets.

      The Company has employment agreements with each of Edward Zieky and Eliott Zieky, Named Executive Officers, providing for a current base salary of $127,000. Under their respective employment agreements, Messrs. Edward and Eliott Zieky are entitled to such group life insurance, pension, medical insurance, hospitalization, disability and similar employee benefit plans as may exist for the benefit of the executive officers of the Company generally. The employment agreements bar solicitation of similar business to that of the Company during Messrs. Edward and Eliott Zieky's respective employment and for three years thereafter. They are also barred from directly or indirectly competing with the business of the Company in a 75 mile radius for a period of two years after ceasing to be employed by the Company. If either Messrs. Edward or Eliott Zieky leave the Company for a reason other than termination for cause, at the option of the Board, they may become a consultant to the Company for a term of two years. If either or both are terminated without cause, the Company is obligated to engage them as a consultant for two years for a retainer equal to 75% of their then current base salary.

      Except as set forth above, the Company has no other termination of employment or change-in-control arrangements for the remaining Named Executive Officers.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      (A)  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

      The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of March 14, 1996, the name and holdings of each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of its Common Stock. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

NAME AND ADDRESS OF                                 COMMON STOCK                       PERCENT
BENEFICIAL OWNER                                  BENEFICIALLY OWNED                  OF CLASS
Sue Strober(1)(4)                                         948,951                     18.9%
  c/o The Strober Organization, Inc.
  550 Hamilton Avenue
  Brooklyn, New York 11232
Robert J. Gaites (2)(4)                                   457,135                      9.1%
  c/o The Strober Organization, Inc.
  550 Hamilton Avenue
  Brooklyn, New York 11232
John Yanuklis (3)(4)                                      453,255                      9.0%
  c/o The Strober Organization, Inc.
  550 Hamilton Avenue
  Brooklyn, New York 11232
John T. Guerin (4)                                        422,250                      8.4%
  14 Summit Road
  Morristown, New Jersey 07960
Gordon Sandler (4)                                        384,486                      7.6%
  6468 Via Rosa
  Boca Raton, Florida  33433

___________________

      (1) Ms.  Strober  is  the  trustee with respect to an aggregate of 84,650
shares  held  in  trusts  for her son  and  daughter.   Ms.  Strober  disclaims
beneficial ownership of such shares.

      (2) Excludes 25,000, 25,000, 37,500 and 25,553 shares of Common Stock subject to presently exercisable options held by Mr. Gaites at exercise prices of $1.75, $4.75, $3.625 and $4.50 per share which expire on December 31, 1996, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 2,000 shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such shares.

      (3) Excludes 9,000, 14,286, 22,737,  23,503  and  27,378 shares of Common
Stock subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $1.125, $1.75, $4.75,$3.625 and $4.50 per share of which 23,286 expire on December 31, 1996, 22,737 expire on December 31, 1997, 23,503 expire on March 8, 2000 and 27,378 expire on March 12, 2001.

      (4) The above-named beneficial owner is a party to an agreement providing such beneficial owner with a right of prior notice and first refusal to purchase shares of the Company's Common Stock which any other party to the agreement desires to sell. (See "Certain Transactions")

      (B) SECURITY OWNERSHIP OF MANAGEMENT.

      The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of March 14, 1996, the number of shares of Common Stock beneficially owned by each director, the chief executive officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                     COMMON STOCK
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED        PERCENT OF CLASS
Robert J. Gaites                                         457,135 (1)(8)             9.1%
David W. Bernstein                                        29,100 (2)(3)               *
Joseph Mangino, Sr.                                       10,500 (3)                  *
Alvin Murstein                                            15,000 (3)                  *
Emil W. Solimine                                          18,500 (3)(4)               *
John Yanuklis                                            453,255 (5)(8)             9.0%
Edward Zieky                                                   0 (6)(8)               *
Eliott Zieky                                                   0 (6)(8)               *
Richard Schaefer                                           3,120 (7)                  *
All Officers and Directors as a group                  1,092,779                   21.7%
(12 persons) (9)

________________________
* Less than one percent of the outstanding shares of Common Stock.

      (1) Excludes 25,000, 25,000, 37,500 and 25,553 shares of Common Stock subject to presently exercisable options held by Mr. Gaites at exercise prices of $1.75, $4.75, $3.625 and $4.50 per share which expire on December 31, 1996, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 2,000 shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such shares.

      (2) Includes 100 shares owned by Mr. Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of such shares. Excludes 100,000 shares of Common Stock subject to a presently exercisable warrant held by Mr. Bernstein at an exercise price of $12.00 per share which expires on November 7, 1996.

      (3) Excludes 12,500 and 18,750 shares subject to presently exercisable options and 18,750 shares subject to options still requiring Stockholder ratification each held by the outside directors at an exercise price of $4.75, $3.625 and $4.50 per share which expire on March 9, 1997, March 8, 2000 and March 12, 2001, respectively.

      (4) 1,000 of these shares are owned by Emar, Ltd., of which Mr. Solimine is the sole shareholder and 17,500 of these shares are owned by Deye Limited Partnership of which Mr. Solimine is a general partner.

      (5) Excludes 9,000, 14,286, 22,737,  23,503  and  27,378 shares of Common
Stock subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $1.125, $1.75, $4.75,$3.625 and $4.50 per share of which 23,286 expire on December 31, 1996, 22,737 expire on December 31, 1997, 23,503 expire on March 8, 2000 and 27,378 expire on March 12, 2001.

      (6) Excludes 1,684, 10,152 and 9,031 shares of Common Stock subject to a presently exercisable option held by each of Edward and Eliott Zieky at an exercise price of $4.75, $3.625 and $4.50 per share which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

      (7)  Excludes 22,500, 51,429, 15,789, 27,586 and 22,222 shares  of Common
Stock subject to presently exercisable options held by Mr. Schaefer at exercise prices of $1.125, $1.75, $4.75, $3.625 and $4.50 per share, respectively. Of these options, 73,929 expire on December 31, 1996, 15,789 expire on December 31, 1997, 27,586 expire on March 8, 2000 and 22,222 expire on March 12, 2001.

      (8) The above-named director or member of management is a party to an agreement providing such individual with a right of prior notice and first refusal to purchase shares of Common Stock which any other party to the agreement desires to sell. (See "Certain Transactions")

      (9)   Excludes  942,438  shares  of  Common  Stock  subject  to presently exercisable options and warrants held by certain directors and executive officers of the Company at exercise prices ranging from $12.00 to $1.125 per share. Excludes 150 shares owned by a relative of Mr. Albert Brower. Mr. Brower disclaims beneficial ownership of such shares..

                        _______________________________

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      Certain of the Company's building supply centers are leased from corporations or partnerships wholly-owned by existing and former members of management, major stockholders and their families, including Messrs. Brower, Gaites, Guerin, Schaefer, Yanuklis, Young, Edward N. Zieky, Eliott Zieky and Ms. Sue Strober, as follows: 550 Hamilton Avenue, Brooklyn, New York, (current annual rental of $709,400); 370 West Merrick Road, Valley Stream, New York (current annual rental of $262,000); 345 West Merrick Road, Valley Stream, New York (current annual rental of $137,700); 102 North Route 9W, Congers, New York (current annual rental of $260,900); 125 Temple Hill Road, Vails Gate, New York (current annual rental of $69,500); Route 175 West, Hampton, New Jersey (current annual rental of $328,700); 363, 367, 405 Ellington Road, East Hartford, Connecticut (current annual rental of $350,400); and 580 Tolland Street, East Hartford, Connecticut (current annual rental $138,200).

      The Company believes that the leases with such affiliated parties, at the time the leases were entered into, were on terms no less favorable to the Company than it could have obtained in arms-length negotiations with unrelated third parties for similar locations in similar geographic areas. It is contemplated that all future locations of the Company will either be owned by the Company or leased from unrelated third parties.

      The Company, Sue Strober, certain current executive officers of the Company and certain former executive officers and directors of the Company (including the estate of Eric D. Strober) are parties to an agreement entered into in 1986 and subsequently amended providing such parties with prior notice and a right of first refusal to purchase shares of the Company's Common Stock which any of the parties desires to sell.

      During 1993, the Company refinanced its subordinated debt with the former owners of The General Building Supply Company which the Company purchased in 1988. This debt had a maturity date of January 15, 1994 in the amount of $3,500,000. On October 1, 1993, the subordinated noteholders exchanged $3,500,000 of subordinated notes ("old notes") for new subordinated notes ("new notes") in the like amount of $3,500,000. The "new notes" are due September 1, 1996 and were to be paid with 36 consecutive monthly payments of $97,222 plus interest at 8% per annum. Also, on October 1, 1993, the accrued interest on the "old notes" in the amount of $195,808 was paid and the noteholders surrendered warrants to acquire 300,000 shares of common stock at an exercise price of $2.00 per share.

      At December 31, 1995 two of the noteholders, Eliott Zieky and Edward Zieky, were employed by the Company as senior vice presidents. The amounts owed to Eliott Zieky and Edward Zieky at December 31, 1995 were $81,083 and $91,000, respectively. Edward Zieky's brother (who is also Eliott Zieky's first cousin) is a building contractor who purchased $388,000 of building supplies from the Company in 1995 on terms no less favorable to the Company that it could obtain in arms-length negotiations with unrelated third parties.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K


      The following documents are filed as a part of this report:

      (a)(1)Financial Statements:

            Independent Auditors' Report
            Consolidated Balance Sheets at December 31, 1995 and 1994 Consolidated Statements of Operations for Years Ended December 31, 1995,
                1994 and 1993
            Consolidated Statements of Stockholders' Equity for Years Ended December 31, 1995,
                1994 and 1993
            Consolidated Statements of Cash Flows for Years Ended December 31, 1995, 1994 and
                1993
            Notes to Consolidated Financial Statements

            (2)Financial Statements Schedule required by Item 8 of this form is filed as an exhibit to this form:

            Schedule II Valuation and Qualifying Accounts

           (3)Exhibits:

            3(i) Restated and Amended Certificate of Incorporation of the Company incorporated by reference to Exhibit 3(i) to Quarterly Report on Form 10-Q for the three months ended June 30, 1995.

            3(ii) Restated  and  amended By-Laws of the Company incorporated by reference to Exhibit 3(ii) to Quarterly Report on Form 10-Q for the three months ended June 30, 1995.

            4(a)  Form of Common Stock Certificate incorporated by reference to
                  Exhibit 4(a) to Annual Report on Form 10-K for the year ended December 31, 1986.

            4(b) Amendatory Agreement dated December 14, 1990 as amended by Amendment No. 1 dated as of October 1, 1993 together with Amended and Restated Subordinated Note Due September 1, 1996 and form of Amendment to Employment Agreement incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

            4(c)              Reserved

            4(d)              Reserved

            4(e)  Form of Warrant Extension Amendment between Strober and David
                  W. Bernstein amending the Warrant Agreement between Strober and David W. Bernstein dated November 6, 1988 incorporated by reference to Exhibit 4(e) to Annual Report on Form 10-K for the year ended December 31, 1991.

            10(a) 1986   Non-Qualified   Stock   Option  Plan  incorporated  by
                  reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Commission File No. 33-71968), filed on November 16, 1993.

            10(b) Form  of Profit-Sharing Plans incorporated  by  reference  to
                  Exhibit 10(b) to the Company's Registration Statement on Form S-1 (Commission File No. 33-9348), filed on October 8, 1986 and Exhibit 10(b) to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Commission File No. 33-9348), filed on November 7, 1986.

            10(c) Form  of  Target  Benefit  Plan  incorporated by reference to
                  Exhibit 10(c) to the Company's Registration Statement on Form S-1 (Commission File No. 33-9348), filed on October 8, 1986.

            10(d) Restricted Stock Plan incorporated  by  reference  to Exhibit
                  10(d) to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Commission File No. 33-0348), filed on November 7, 1986.

            10(e) Form of Lease between:  (i) JNR Realty Company  and Strober -
                  L.I. Bldg. - Supply Centers, Inc.; (ii) Strober Realty Company and Strober Bros. Inc. Bldg. Supply Centers, Inc.;
                  (iii) SCONN Realty and Strober Connecticut Bldg. Supply Centers, Inc.; and (iv) SY Realty Corp. and Strober - King Bldg. Supply Centers, Inc. incorporated by reference to
                  Exhibit   10(f)   to   Amendment   No.  1  to  the  Company's
                  Registration Statement on Form S-1 (Commission File No. 33-9348), filed on November 4, 1986 and Exhibit 10(f) to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Commission File No. 33-9348), filed on November 7, 1986.

            10(f) Form of Lease between:  (i)  General  Realty  Associates  and
                  General Building Supply Company, (ii) P&Z Realty and General Building Company; (iii) 3IS Associates and General Building Supply Company; and (iv) Peter L. Churilo and General Building Supply Company incorporated by reference to Exhibit 10(f) to Annual Report on Form 10-K for the year ended December 31, 1987.

            10(g) Form of Lease between:  (i) SAY Realty Corp. and Strober-King
                  Bldg. Supply Centers, Inc.; (ii) P&Z Realty and General Building Supply Company; and (iii) SG Realty Corp. and Strober New Jersey Building Supply Center, Inc. incorporated by reference to Exhibit 10(g) to Annual Report on Form 10-K for the year ended December 31, 1988.

            10(h) Form of Lease between  Strober  Bros.  Inc.  Building  Supply
                  Centers  and  Elstro  Company  incorporated  by  reference to
                  Exhibit 10(h) to Annual Report on Form 10-K for the year ended December 31, 1989.

            10(i) Form  of  Agreement  and  Plan of  Reorganization  among  the
                  Company and certain of its affiliates incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form S-1 (Commission File No. 33-9348), filed on October 8, 1986.

            10(j) Amendment to  Agreement  and  Plan  of  Reorganization  dated
                  January 25, 1988 incorporated by reference to Exhibit 4(d) to Current Report on Form 8-K filed by the Company to report an event of January 25, 1988.

            10(k) Purchasers'   Purchase  Agreement  between  the  Company  and
                  certain  of  its  affiliates  incorporated  by  reference  to
                  Exhibit 4(e) to Current Report on Form 8-K filed by the Company to report an event of January 25, 1988.

            10(l) Amendment to Purchasers' Purchase Agreement dated January 25,
                  1988 incorporated by reference to Exhibit 4(v) to Current Report on Form 8-K filed by the Company to report an event of January 25, 1988.

            10(m) Corporate  Purchase  Agreement   dated   November   7,   1986
                  incorporated by reference to Exhibit (g) to Current Report on Form 8-K filed by the Company to report an event of January 25, 1988.

            10(n) Metal and Roofing  Contract  between  Strober-Price  Building
                  Supply Corp. and Local 282 effective January 1, 1991 incorporated by reference to Exhibit 10(v) to Annual Report on Form 10-K for the year ended December 31, 1990.

            10(o) Lease  dated June 14,  1991  between  The  Chapin  Trust  and
                  Strober Building Supply Center, Inc., incorporated by reference to Exhibit 10(w) to Annual Report on Form 10-K for the year ended December 31, 1991.

            10(p) Agreements between The General  Building  Supply  Company and
                  Grocery, Bakery, Construction Drivers and Helpers, Teamsters Local Union 559, for the years 1995 through 1998 incorporated by reference to Exhibit 10(p) to Annual Report on Form 10-K for the year ended December 31, 1994.

            10(q) Form  of  Senior  Subordinated Note due September 1, 1996 and
                  form of Employment  Agreement  incorporated  by  reference to
                  Exhibit 10(q) to Annual Report on Form 10-K for the year ended December 31, 1993.

            10(r) Credit Agreement dated as of  December  9,  1994  between and among the Company, certain of its subsidiaries and The Chase Manhattan Bank (National Association) incorporated by reference to Exhibit 10(r) to Annual Report on Form 10-K for the year ended December 31, 1994.

            10(s) Contract  between  the  Marda  Group  of  Building  Materials
                  Distributors, Inc. and International Brotherhood of Teamsters, Chauffeurs, Warehousemen of Local 807 and Helpers of America for the period ending December 3, 2000.

            10(t) Form    of   The   Strober   Organization,   Inc.   Fiduciary
                  Reimbursement and Indemnification Agreement, incorporated by reference to Exhibit 10(t) to Annual Report on Form 10-K for the year ended December 31, 1992.

            10(u) Addendum to Lease dated  December 23, 1993 by and between The
                  Chapin Trust and Strober Building Supply Center, Inc. incorporated by reference to Exhibit 10(u) to Annual Report on Form 10-K for the year ended December 31, 1993.

            10(v) Memorandum  of  Agreement by and between Local 282,  IBT  and
                  Strober Long Building Material Centers, Inc. incorporated by reference to Exhibit 10(v) to Annual Report on Form 10-K for the year ended December 31, 1993.

            10(w) 1993  Outside  Director  Stock Option  Plan  incorporated  by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Commission File No. 33-71766), filed November 16, 1993.

            10(x) Form of 1994 Non-Qualified Stock Option Agreement between the
                  Company and each of its outside directors incorporated by reference to Exhibit 10(x) to Annual Report on Form 10-K for the year ended December 31, 1993.

            10(y) Lease effective May 1,  1995  by and among Carman Road Realty
                  Inc. and Broad Properties Inc. and Strober Long Island Building Materials Centers, Inc. incorporated by reference to
                  Exhibit 10(y) to Annual Report on Form 10-K for the year ended December 31, 1994.

            10(z) Form  of  Master Capital Lease Agreement between the  Company and The Chase Equipment Leasing Inc. dated as of March 24, 1995 incorporated by reference to Exhibit 10(z) to Quarterly Report on Form 10-Q for the three months ended March 31, 1995.

            10(aa)1995  Outside Director  Stock  Option  Plan  incorporated  by reference  to  Exhibit  4.1  to  the  Company's  Registration
                  Statement on Form S-8 (Commission File No. 333-693), filed February 5, 1996.

            10(bb)Commercial Space  Lease dated October 6, 1995 between Michael
                  Albarell and Strober Building Supply Center, Inc.

            10(cc)Agreement dated May 15, 1995 between Carman Road Realty, Inc.
                  and Broad Properties, Inc. (as landlord) and Strober Long Island Building Material Centers, Inc.

            21 List of Subsidiaries of the Company incorporated by reference to Exhibit 22(a) to Annual Report on Form 10-K for the year ended December 31, 1994.

            23    Consent of Independent Auditors.

            27    Financial Data Schedule.

      (b)   Reports on Form 8-K.

      During the three month period ended December 31, 1995, the Company did not file any reports on Form 8-K with the Securities and Exchange Commission.

                                  SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        THE STROBER ORGANIZATION, INC.


                                 By:    /S/ ROBERT J. GAITES
                                        Robert J. Gaites, Chief
                                        Executive Officer and President
Dated:  March 26, 1996

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

      Name                    Title                        Date

/S/ ROBERT J. GAITES    Chief Executive Officer,      March 26, 1996
Robert J. Gaites        President and Chairman
                        of the Board

/S/ DAVID J. POLISHOOK    Principal Accounting and    March 26, 1996
David J. Polishook      Financial Officer, Secretary
                        and Treasurer

/S/ JOHN YANUKLIS       Executive Vice President      March 26, 1996
John Yanuklis           and Director

/S/ ELIOTT S. ZIEKY     Senior Vice President         March 26, 1996
Eliott Zieky            and Director

/S/ DAVID W. BERNSTEIN  Director                      March 26, 1996
David W. Bernstein

/S/ JOSEPH MANGINO, SR. Director                      March 26, 1996
Joseph Mangino, Sr.

/S/ ALVIN MURSTEIN      Director                      March 26, 1996
Alvin Murstein

/S/ EMIL W. SOLIMINE    Director                      March 26, 1996
Emil W. Solimine

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                  Index to Consolidated Financial Statements





         Independent Auditors' Report ........................................F1




         Financial Statements:

            Consolidated Balance Sheets as of December 31, 1995 and 1994......F2

            Consolidated Statements of Operations for the years ended  December
              31, 1995, 1994 and 1993.........................................F3

            Consolidated Statements of Stockholders' Equity for the years ended
              December 31, 1995, 1994 and 1993................................F4

            Consolidated Statements of Cash Flows for the  years ended December
              31, 1995, 1994 and 1993.........................................F5

         Notes to Consolidated Financial Statements...........................F6



         The   following   financial   statement   schedule   of   The  Strober
         Organization, Inc. and subsidiaries is included in Item 14(a)(2):

            Schedule II - Valuation and Qualifying Accounts...................S1

         All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have not been included.

                         INDEPENDENT AUDITORS' REPORT


      Board of Directors
      The Strober Organization, Inc.:


      We have audited the consolidated financial statements of The Strober Organization, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Strober Organization, Inc. and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                       KPMG PEAT MARWICK LLP

      Jericho, New York
      March 1, 1996

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          December 31, 1995 and 1994

                                (In thousands)

                                ASSETS                                   1995     1994
Current assets:
   Cash and cash equivalents                                          $  6,007    3,890
   Accounts receivable, net of allowance for doubtful accounts of
   $2,321 and $2,320 in 1995 and 1994, respectively                     15,907   16,651
   Inventory                                                            10,305   10,741
   Deferred income taxes                                                   921      926
   Other current assets                                                    347      350
                    Total current assets                                33,487   32,558

Property and equipment, net                                              3,627    2,518
Goodwill, net of accumulated amortization of $1,661 and $1,451
   in 1995 and 1994, respectively                                        6,726    6,936
Other assets                                                               704      637

                    Total assets                                      $ 44,544   42,649

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current installments of long-term debt                                  908    1,233
   Accounts payable                                                      4,738    5,056
   Income taxes payable                                                    791      834
   Accrued salaries and bonuses                                          1,345    1,342
   Accrued taxes, other than income taxes                                  362      615
   Accrued interest                                                        205      192
   Other accrued liabilities                                             1,447    1,442
                    Total current liabilities                            9,796   10,714

Long-term debt, less current installments                                1,224    1,171
Deferred income taxes                                                        -       77
                    Total liabilities                                   11,020   11,962

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000 shares authorized
     and unissued 							     -        -
   Common stock, $.01 par value, 20,000 shares authorized; issued:
     5,178 shares in 1995 and 5,167 shares in 1994; outstanding:
     4,987 shares in 1995 and 5,055 shares in 1994                          52       52
   Additional paid-in capital                                            7,029    7,013
   Retained earnings                                                    27,189   24,107
   Less:  Treasury stock, at cost, 191 shares in 1995 and 112 shares
     in 1994								  (746)    (485)
                    Total stockholders' equity                          33,524   30,687

Commitments and contingencies

                    Total liabilities and stockholders' equity        $ 44,544   42,649

See accompanying notes to consolidated financial statements.

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations

                 Years ended December 31, 1995, 1994 and 1993

                     (In thousands, except per share data)


                                                        1995      1994     1993
      Net sales                                      $ 125,813   125,378   118,975
      Cost of goods sold                                92,627    92,708    87,272

                 Gross profit                           33,186    32,670    31,703

      Selling, general and administrative expenses      27,858    28,395    28,090
      Amortization of goodwill and non-competition
         agreement                                         210       210       268

                 Income from operations                  5,118     4,065     3,345

      Other income (expense):
         Interest expense                                 (228)      (667)    (880)
         Interest income                                   480        422      353
         Other                                             (22)       (87)    (260)

                 Income before income taxes              5,348      3,733    2,558

      Provision for income taxes                         2,266    1,157        908

                 Net income                          $   3,082    2,576      1,650

      Net income per common share                    $     .59      .50        .33

      Weighted average number of shares outstanding      5,247    5,165      5,031


      See accompanying notes to consolidated financial statements.

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                 Years ended December 31, 1995, 1994 and 1993

                                (In thousands)


                              COMMON STOCK
                            Number             Additional
                              of                paid-in    Retained    Treasury
                            SHARES    AMOUNT    CAPITAL    EARNINGS      STOCK     TOTAL
Balance at December 31,
   1992                     5,021    $  50       6,580      19,881         -      26,511

Net income                     -        -           -       1,650         -       1,650
Exercise of stock options    139        2         406           -         -         408

Balance at December 31,
   1993                    5,160       52       6,986      21,531         -      28,569

Net income                     -        -           -       2,576         -       2,576
Exercise of stock options      7        -          27           -         -          27
Purchase of treasury stock     -        -           -           -          (485)       (485)

Balance at December 31,
   1994                    5,167       52       7,013      24,107          (485) 30,687

Net income                     -        -           -       3,082         -       3,082
Exercise of stock options     11        -          16           -         -          16
Purchase of treasury stock     -        -           -           -          (261)        (261)

Balance at December 31,
   1995                    5,178    $  52       7,029      27,189          (746) 33,524



See accompanying notes to consolidated financial statements.

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                 Years ended December 31, 1995, 1994 and 1993

                                (In thousands)

                                                                1995     1994      1993
Cash flows from operating activities:
   Net income                                                  $ 3,082    2,576    1,650
   Adjustments to reconcile net income to net cash provided
     by operating activities:
        Depreciation and amortization                           1,129    1,226    1,159
        Provision for estimated losses on accounts receivable     566      968    1,548
        Amortization of goodwill and non-competition
          agreement                                               210      210      268
        Benefit for deferred income taxes                         (72)    (423)    (478)
        Changes in operating assets and liabilities:
          Accounts receivable                                     178     (296)  (2,442)
          Inventory                                               436     (574)    (740)
          Other assets                                            (84)     454      (51)
          Accounts payable                                       (318)    (394)     758
          Income taxes payable                                    (43)    (838)   1,222
          Accrued expenses                                       (232)    (250)   1,795

Net cash provided by operating activities                       4,852    2,659    4,689

Cash flows from investing activities:
   Additions to property and equipment, net                      (576)    (424)    (287)

Cash flows from financing activities:
   Repayment of long-term debt                                 (1,914)  (1,969)  (4,500)
   Proceeds from long-term debt                                     -        -       92
   Proceeds from exercise of stock options                         16       27      408
   Change in restricted cash                                        -    1,000        -
   Payment for treasury stock                                    (261)    (485)       -

Net cash used for financing activities                         (2,159)  (1,427)  (4,000)

Net increase in cash                                            2,117      808      402

Cash at beginning of year                                       3,890    3,082    2,680

Cash at end of year                                             6,007    3,890    3,082

See accompanying notes to consolidated financial statements.

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                       December 31, 1995, 1994 and 1993



(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF BUSINESS

    The Strober Organization, Inc. and its subsidiaries (the Company) supply building materials to professional building contractors from eleven building supply centers in New York, New Jersey, Connecticut and Pennsylvania.

   The  Company  currently  has  over 3,000 active customers,  with  no  single customer accounting for more than 2% of the Company's total sales during 1995. The Company sells a broad selection of building materials including lumber and plywood, gypsum wallboard and other drywall products, millwork, roofing, acoustical materials, siding products, insulation materials, metal specialties, hardware and tools. The sales of lumber, gypsum wallboard and millwork collectively accounted for an estimated 73%, 73% and 74% of the Company's total sales in 1995, 1994 and 1993, respectively.

   PRINCIPLES OF CONSOLIDATION

    The consolidated  financial  statements include the accounts of The Strober
       Organization,  Inc.  and  its  wholly-owned  subsidiaries.   Significant
       intercompany balances and transactions have been eliminated.

     INVENTORIES

    Inventories consist of finished goods held for resale and are stated at the lower of cost or market, utilizing the average cost method.

   PROPERTY AND EQUIPMENT

    Property  and equipment are stated  at  cost.   The  Company  provides  for
       depreciation and amortization utilizing the straight-line method by charges to operations over the estimated useful lives or, with respect to leasehold improvements, the shorter of the useful life or remaining lease term. The established useful lives are seven to ten years for delivery equipment, machinery, furniture and fixtures and two to ten years for leasehold improvements.

     GOODWILL AND DEFERRED COSTS

    Goodwill and deferred costs resulted from the Company's acquisition  of The
       General Building Supply Company in 1988. Of the total purchase price, $3.5 million was allocated to a non-competition provision with certain present and former officers of General, which was amortized on a straight-line basis over the five year period ending in January 1993. Approximately $8.4 million of excess of acquisition costs over fair value of the net assets acquired (goodwill) is being amortized on a straight-line basis over forty years. The Company continually evaluates the recoverability of this intangible asset by assessing whether the amortization of the goodwill balance over its remaining life can be recovered through expected undiscounted future operating cash flows.

   INCOME TAXES

   The Company accounts for income taxes under the asset and liability  method.
      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

   NET INCOME PER COMMON SHARE

   Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and warrants.

   STATEMENT OF CASH FLOWS

   The Company considers all  short-term investments with a maturity at date of purchase of three months or less to be cash equivalents. Cash equivalents are $4,827,000 at December 31, 1995. There were no cash equivalents at December 31, 1994.

   Amounts paid for interest and income taxes for the years ended December 31, 1995, 1994 and 1993 (in thousands):

                                    1995    1994  1993

                    Interest       $  172    524   859

                    Income taxes   $2,256  2,418   165


   In 1995, the Company acquired $1,642,000 of equipment financed by capital leases.

   USE OF ESTIMATES

   The  preparation  of  financial  statements  in  conformity  with  generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
   The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers, as well as general economic conditions. Consequently, an adverse change in these factors could effect the Company's estimate of these bad debts. The Company as a policy, does not require collateral from its customers.

(2)PROPERTY AND EQUIPMENT

   Property and equipment, net of accumulated  depreciation  and  amortization, consists of the following (in thousands):
                                            1995   1994

               Delivery equipment        $ 6,367  5,852
               Machinery and equipment     1,706  2,054
               Furniture and fixtures      2,388  2,504
               Leasehold improvements      2,215  2,553
                                          12,676 12,963

               Accumulated depreciation
                  and amortization         9,049 10,445

                                         $ 3,627  2,518


(3)FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of a financial instrument is defined as the amount  at  which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of the Company's financial instruments approximate fair value at December 31, 1995 and 1994.

(4)LONG-TERM DEBT

   Long-term debt at December 31, 1995 and 1994 consists of the following (in thousands):

                                               		  	1995       1994

             Revolving credit facilities (a)   			$   -         -
             Subordinated note payable (b)     			  583     2,042
             Installment notes payable, due monthly through
               1995 with interest rates principally at the
               prime rate plus 1/2%, secured by certain
               equipment (c)                    		    -        11
             Capital lease obligations (d)  			1,493         -
             Other                                                 56       351
                                                                2,132     2,404
             Less current installments                            908     1,233

                                                               $1,224     1,171


   (a)In December 1994, the Company entered into a $10,000,000 revolving working capital agreement. The term of the agreement is two years expiring January 31, 1997 and may be extended at the option of the Company for an additional one year period. As collateral for the agreement, the Company pledged its accounts receivable and the available advance is based on 75% of eligible accounts receivable, as defined. The credit facility bears interest at 1/2 of 1% over the bank's prime rate or, at the option of the Company, at various fixed interest rates. The credit agreement contains various covenants including the maintenance of debt coverage and leverage ratios. There was no outstanding balance under the credit facility at December 31, 1995 and 1994.

   (b)The subordinated note payable was issued pursuant to the acquisition of The General Building Supply Company in January 1988 and was due on January 15, 1994. The note bore interest at 10% per annum with 8% payable monthly and 2% added to the notes. At the noteholders option, the accrued interest of 2% could have been used to purchase a warrant to acquire 300,000 shares of common stock at an exercise price of $2.00 per share. The warrants expired in December 1995 without being exercised.

      In October 1993, the Company and noteholders renegotiated the terms of the subordinated notes payable. The new notes bear interest at 8% per annum to be paid in 36 consecutive payments of $97,222 plus interest through September 1996. In addition, the accrued interest on the notes in the amount of $196,000 was paid in 1994 as the noteholders elected not to purchase the warrant.

      At December 31, 1995, two of the noteholders are employed by the Company as senior vice presidents. The amounts owed to these individuals at December 31, 1995 totaled $172,083 and at December 31, 1994 totaled $602,292.

   (c)The installment notes payable were funded pursuant to a secured equipment line of credit. Under this line, the Company was able to borrow at a floating rate of prime rate plus 1/2%. The notes are repaid in equal monthly principal payments over 36 to 48 month periods depending on the amount of the loan.

   (d)In March 1995, the Company entered into a master lease agreement with Chase Equipment Leasing Inc. to lease certain equipment which provides for a monthly rental payment adjusted upon changes in the one month London Interbank Offered Rate. The current noncancellable lease term is 60 months. The minimum annual payments for the capital lease obligations are as follows:

                    Year ended December 31:
                    1996                   $  384,000
                    1997                      384,000
                    1998                      384,000
                    1999                      384,000
                    2000                      217,000

           Total minimum lease payments     1,753,000

           Less amounts representing
             interest (at rates varying
             from 7.4% to 7.6%)               260,000

           Present value of net minimum
             lease obligations             $1,493,000


   (e)The aggregate annual maturities of long-term debt (excluding capital lease obligations) are approximately as follows: 1996, $624,000; 1997, $15,000; and none thereafter.

(5)INCOME TAXES

   The components of the income tax expense (benefit) are as follows (in thousands):

                           	         1995    1994    1993
                  Current:
                    Federal	       $1,849    1,356   1,139
                    State and local	  489      224     248
                      Total current	2,338    1,580   1,387

                  Deferred:
                    Federal              (103)      68   (246)
                    State and local        23      153    166
                      Total deferred      (80)     221    (80)

                  Change in valuation
                    allowance               8     (644)  (399)

                                      $ 2,266    1,157    908


   The income tax expense differs from the amount that would result by applying the applicable Federal statutory rate of 34% to income before income taxes due to the following (in thousands):

                                          1995    1994  1993

          Provision at the statutory
	    rate 			$1,818   1,269   870

          Increases (decreases):
             State and local income
	      taxes, net of Federal
	      benefit                      338     323   273
             Nondeductible goodwill         71      71    71
             Disallowance of partnership
              losses			     -       -   220
             Discharge of White Rim
	      note payable not taxable       -       -  (153)
             Change in valuation allowance   8    (644) (399)
             Other, net                     31     138    26

                                       $ 2,266   1,157   908

   During  1993, the Company recorded a provision for interest expense  related to a proposed disallowance by the Internal Revenue Service of partnership losses deducted by the Company on its 1980 and 1981 Federal, New York State and New York City income tax returns. These partnership losses resulted from the Company's investment in limited partnership interests in White Rim Oil & Gas Associates 1980-II (White Rim). A class action lawsuit brought by White Rim's limited partners (and which the Company was a party to) against the general partner has been settled with the discharge of the liability of the limited partners for the balance of their unpaid investment in the partnership as represented by the notes payable. The interest expense provision of $710,000 has been offset by the discharge of the Company's note payable to White Rim in the amount of $450,000, resulting in a net expense of $260,000 which is reflected as other expense in the accompanying consolidated statement of operations for the year ended December 31, 1993.

    The additional Federal, State and City income taxes due as the result of the disallowances of approximately $220,000 is included in income tax expense for the year ended December 31, 1993.

    The  tax  effect  of  temporary differences that give rise  to  significant portions of the net deferred tax asset at December 31, 1995 and 1994 (in thousands):
                                              1995   1994
             Deferred tax asset:
               Accounts receivable          $  960     987
               Inventory                        53      52
               Accrued expenses                176     295
               Depreciation                    140       -
               State net operating loss carryforwards,
                 net of Federal benefit        705     697
                   Total gross deferred tax asset2,0342,031

               Valuation allowance                 (1,113)  (1,105)

                   Total deferred tax asset    921     926

                 Deferred tax liability:
               Fixed assets                      -        (77)

                   Net deferred tax asset   $  921     849

    The net increase in the valuation allowance for the year ended December 31,
       1995 was $8,000 which was attributable to the creation, utilization and expiration of state income tax carryforwards. The net decreases in the valuation allowance for the years ended December 31, 1994 and 1993 were $644,000 and $399,000, respectively, which were attributable to the utilization of the Federal alternative minimum tax carryforwards and state income tax carryforwards. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities and tax planning strategies in making this assessment. Based upon the ability to carryback deductible amounts that are scheduled to reverse in the next three years, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1995.

(6)STOCK OPTION PLANS

    The  Company  has  a  non-qualified  stock  option  plan which provides for granting of options to executive officers, key employees and other persons whose efforts are expected to be of substantial benefit to the Company. Options are granted at an exercise price equal to the market value of the common stock at the date of grant. The options become exercisable on the date of grant, and must be exercised within three to five years of the grant date. The Company amended the number of shares available under this plan from 600,000 to 800,000 shares in 1994.

   In March 1993, the Company established  a  stock option plan for its outside directors pursuant to which each existing director as of March 1993 and all new outside directors upon their election to the Board shall be granted an option for 10,000 shares of the Company's common stock. During 1993, the Company issued 40,000 options of the 60,000 options available under the Plan. During 1994, the Company amended the number of options available under the Plan from 60,000 to 110,000 and granted an additional 12,500 options to each of the Company's four outside directors. The options are granted at an exercise price equal to the closing market price on the date of grant, vest immediately and expire within three years of the date of grant.

   On March 8, 1995, the Company established an additional stock option plan for its outside directors pursuant to which each outside director was granted an option for 18,750 shares of the Company's common stock. The options are granted at an exercise price equal to the closing market price on the date of grant, vest immediately and expire within five years of the date of grant.

   Changes in options outstanding for the three years ended December 31, 1995 are as follows:

                                     		    Number     Price
                               		         OF SHARES   PER SHARE

              Balance - December 31, 1992	   222,832   1.13 - 3.38

                Options granted                    173,929       1.75
                Options exercised                (139,092)   1.13 - 3.00
                Options terminated                (26,523)       3.00

              Balance - December 31, 1993         231,146    1.13 - 3.38

                Options granted                   165,730        4.75
                Options exercised                  (7,704)       3.38
                Options terminated                (5,926)        3.38

              Balance - December 31, 1994        383,246     1.13-4.75

                Options granted                  258,542         3.63
                Options exercised                (10,766)    1.13-1.75
                Options terminated                     -         -

              Balance - December 31, 1995        631,022     1.13-4.75


    In October 1995, the Financial Accounting  Standards Board issued Statement
       No.123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which must be adopted by the Company in 1996. The Company has elected not to implement the fair value based accounting method for employee stock options, but has elected to disclose, commencing in 1996, the pro forma net income and earnings per share as if such method had been used to account for stock-based compensation cost as described in the Statement.

(7)STOCKHOLDERS' EQUITY

    In connection with the Company's initial public offering of its common stock on November 7, 1986, the Company sold a warrant to a director exercisable into 100,000 common shares at $12.00 per share.

    In exchange for the director agreeing to provide advisory services for a period of five years, the director's warrant was extended to November 1996. No expense was recorded since the exercise prices of the warrant was above the market price of the Company's common stock ($1.00 per share) on the date of the extension.

    In  December  1990,  a  major  shareholder  made  a  cash  contribution  of
       $2,200,000 to the Company. In exchange, the Company issued the shareholder a warrant to purchase 300,000 shares of common stock through December 14, 1995 at an exercise price of $3.25 per share. The Company valued the warrant at $300,000 and the balance of the payment received was reflected as an additional capital contribution. The warrants expired in December 1995 without being exercised.

    In November 1990, the Company  received insurance proceeds from policies on
       the life of the Company's late  chairman,  Mr.  Eric  D.  Strober.   The
       Company was obligated under a stock repurchase agreement to use $8,448,000 of the proceeds to purchase the Company's common stock from Mr. Strober's estate. In accordance with the agreement, the Company withheld $845,000 to pay the estimated Federal alternative minimum tax related to the insurance proceeds. To the extent the actual alternative minimum tax paid on the Company's 1990 Federal tax return was less than the $845,000 withheld and to the extent the alternative minimum tax is used in subsequent years to reduce current Federal taxes payable, the Company was required to offer to purchase additional shares from Mr. Strober's estate at the then market price.

    The alternative minimum tax paid on the Company's  1990  Federal tax return attributable to the life insurance proceeds was $117,000 less than the $845,000 withheld and the Company utilized alternative minimum tax carryforwards of $241,000 and $485,000 in 1995 and 1993, respectively. The Company purchased from Mr. Strober's estate 55,667 shares at $2.098 per share in June 1991, 111,789 shares at $4.33 per share in December 1994 and 63,812 shares at $3.78 per share in October 1995, which represented the market prices of the Company's common stock when the alternative minimum tax amounts were calculated. As the alternative minimum tax carryover was fully exhausted during 1994, no further shares are eligible for redemption by Mr. Strober's estate.

(8)EMPLOYEE BENEFIT PLANS

   The Company has adopted a discretionary defined contribution plan for all employees who have completed one year of service, attained age 21, and are not a party to a collective bargaining agreement in which such benefits are provided. The amount of the annual plan contribution is at the sole discretion of the Board of Directors. A contribution of $275,000, $250,000 and $175,000 was made for the years ended December 31, 1995, 1994 and 1993, respectively.

    Contributions  to  union  sponsored,  multiemployer  pension   plans   were
       approximately $193,000, $186,000 and $177,000, for the years ended December 31, 1995, 1994 and 1993, respectively. These plans are not administered by the Company and contributions are determined in accordance with the provisions of negotiated labor contracts. In 1994, the Company elected to withdraw from one of the three union plans to which it contributes, effective July 1995. The Company will be required to contribute a withdrawal assessment of approximately $262,000 which has been included in other accrued liabilities at December 31, 1995. The employees covered under this plan participate in a separate Company sponsored defined contribution plan which was established on July 1, 1995. The Company has no present intention of withdrawing from the remaining two plans and management believes that should the Company elect to withdraw from these plans, any withdrawal liability would not be material to the consolidated financial position or operations of the Company.

(9)QUARTERLY FINANCIAL DATA (UNAUDITED)

   The following table sets forth unaudited quarterly financial information for 1995 and 1994:

                                  First    Second    Third    Fourth
                                 QUARTER   QUARTER   QUARTER  QUARTER
                           (in thousands, except per share amounts)
          1995:
             Revenues           $28,167    34,035    33,864   29,747
             Gross profit         7,390     8,810     9,043    7,943
             Net income             239       988     1,134      721
             Net income per
                 common share       .05       .19       .21      .14

          1994:
             Revenues           $20,455    34,709    36,368   33,846
             Gross profit         5,679     8,706     9,517    8,768
             Net income (loss)     (632)      958     1,314      936
             Net income (loss)
              per common share     (.12)      .19       .25      .18

   (10)COMMITMENTS AND CONTINGENCIES

   The Company has non-cancelable  leases  for various facilities and equipment under operating leases. Rental expense was approximately $2.9 million, $3.0 million and $2.8 million for the years ended December 31, 1995, 1994 and 1993, respectively. Future minimum annual rental payments for the next five years under these leases as of December 31, 1995 are approximately $3.1 million for 1996; $2.0 million for 1997; $1.1 million for 1998; $.4 million for 1999 and $.1 million for 2000.
   The Company's building  supply  centers in Brooklyn, Valley Stream, Congers,
      Vails Gate, Hampton and East Hartford are leased from corporations and partnerships that are controlled by current and past members of management and/or their families. The terms of the leases with such affiliated  parties,  at  the time the leases  were  entered  into,  were believed to be no less favorable to the Company than it could have obtained in arm's-length negotiations with unrelated parties. The aggregate annual rental on such properties was approximately $2.2 million in 1995, $2.3 million in 1994 and $2.1 million in 1993.

   The  Internal  Revenue  Service  is conducting examinations of the Company's
      Federal income tax returns for the years 1989 through 1992. Management believes that the ultimate resolution of these examinations will not result in a material adverse impact on the Company's consolidated financial position or operations.
   During 1991, the prior owner of property previously leased  by  the  Company advised the Company that he would be seeking contribution for unspecified costs and expenses incurred in connection with the remediation of two leaking underground storage tanks located on the property. In May 1993, the New Jersey Department of Environmental Protection (DEP) advised the Company that it was jointly and severally liable, along with the prior owner, for compliance with the New Jersey regulations governing underground storage tanks and demanded the submission of a remedial action workplan. To date, submissions of the workplan and any follow-up letters have been supplied by the prior owner. The DEP has not required separate submissions from the Company. In 1994, the prior owner filed a complaint against the Company which seeks recovery of cleanup costs and other damages which, at December 31, 1995, range between $300,000 and $400,000. The Company has notified its insurers of the complaint and they have agreed to defend the Company but reserve their right to not indemnify the Company for any losses. The Company continues to deny any liability and will vigorously oppose the claim. Management does not believe the ultimate outcome of this matter will have a material adverse effect on its consolidated financial position or operations.

   The Company is a defendant in litigation arising from the normal conduct of its affairs. Management is of the opinion that any litigation in which the Company is a defendant is covered by its liability insurance.

                                                                    SCHEDULE II


                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS



              Col.A                 	     Col.B     		Col.C     	Col.D     	Col.E

                              		      Balance at	Charged to      	  	Balance at
                            		      Beginning		Costs and             	  	end of
         CLASSIFICATION   		      OF PERIOD		EXPENSES 	DEDUCTIONS	(1)PERIOD
Year ended December 31, 1993:
   Allowance for doubtful accounts
    (deducted from accounts receivable)		$1,220,000	1,548,000	732,000		2,036,000

Year ended December 31, 1994:
   Allowance for doubtful accounts
    (deducted from accounts receivable)		$2,036,000	  968,000	684,000 	2,320,000

Year ended December 31, 1995:
   Allowance for doubtful accounts
    (deducted from accounts receivable)		$2,320,000	  566,000	565,000 	2,321,000


(1)Deductions relate to uncollectible accounts charged off to the allowance for doubtful accounts, net of recoveries.


                              EXHIBIT INDEX

EXHIBIT                              DESCRIPTION                SEQUENTIALLY
NUMBER                                                          NUMBERED PAGE
10(s)                Contract between the Marda Group of
                     Building Materials Distributors, Inc. and
                     International Brotherhood of Teamsters,
                     Chauffeurs, Warehousemen of Local 807 and
                     Helpers of America for the period ending
                     December 3, 2000.
10(bb)               Commercial Space Lease dated October 6,
                     1995 between Michael Albarell and Strober
                     Building Supply Center, Inc.
10(cc)               Agreement dated May 15, 1995 between
                     Carman Road Realty, Inc. and Broad
                     Properties, Inc. (as landlord) and Strober
                     Long Island Building Material Centers,
                     Inc.
23                   Consent of Independent Auditors
27                   Financial Data Schedule

                              EXHIBIT 10(S)

Contract between the Marda Group of Building Materials Distributors, Inc.
        and International Brotherhood of Teamsters, Chauffeurs,
            Warehousemen of Local 807 and Helpers of America
                 for the period ending December 3, 2000.

                                1995-2000





                                  MARDA


                             GROUP CONTRACT

                        TRUCK DRIVERS LOCAL UNION
                                NO.  807





                          Affiliated with the
                      INTERNATIONAL BROTHERHOOD OF
                   TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN
                         AND HELPERS OF AMERICA









                            32-43 49TH STREET
                       LONG ISLAND CITY, NY  11103
                        TELEPHONE (718) 726-2525

SECTION 1.  UNION SECURITY
   (a)Recognition of the Union (Local 807 International Brotherhood of Teamsters) and the Union Shop Provisions:
      In order to carry out the purpose of this agreement all employees shall be required, as a condition of employment, to be members of the Union, thirty
(30) working days after the beginning of their employment of thirty (30) working days after the signing of this agreement, whichever is latest.
   (b)The Superintendent or man in charge shall, immediately notify the Union in writing, of the employment of any man who, under this agreement, is required to be a member of the Union. Upon notice from the Union that any employee who has been working for more than thirty (30) working days has failed to tender the periodic dues and initiation fee uniformly required as a condition of acquiring and retaining membership, the Employer agrees to discharge such employee within seven (7) days after the receipt of written notice from a properly authorized official of the Union.
   (c)DUES CHECK-OFF. The Employer agrees to accept all appropriate authorizations from bargaining unit employees with respect to payroll deductions for Union dues and initiation fees and, following receipt of said authorization(s), to deduct such dues and initiation fees for all periods of employment following the 31st day of employment.

SECTION 2.  DURATION OF AGREEMENT
   This contract shall be operative commencing with the 4th day of December 1995, and shall terminate and expire five (5) years later, on the 3rd day of December, 2000.

SECTION 3.  WORK DAY & WORK WEEK
   (a)The regular day's work may commence any time between 5:00 A.M. and 8:00 A.M. All work done before 5:00 A.M. shall be considered overtime. Eight (8) hours shall constitute a minimum day's work from Monday to Friday inclusive. All work in excess of eight (8) hours per day shall constitute overtime. The overtime rate shall be one and one-half (1 1/2) times the straight time rate. Overtime cannot be refused. The Employer shall give reasonable notice of overtime where possible.
   (b) One (1) hour shall be allowed for lunch between the hours of 11:30 A.M. and 1:30 P.M.
   (c)Where an employee reports for work after the scheduled starting time, special consideration shall be given to delays caused by emergency conditions or Acts of God.
   (d)Any work done on Saturday shall be considered overtime and paid for at the rate of time and one-half with a minimum of five (5) hours twenty (20) minutes work guaranteed.
   (e)Any work done on Sunday shall be paid for at two and one-half (2 1/2) times the straight time rate.
   (f)Any work performed on a Saturday holiday will be paid for at three (3) times straight time plus holiday pay.

SECTION 4.  SECOND AND OFF-SHIFT WORK
   (a)SECOND SHIFT. In the event any Employer shall provide for and maintain a second shift of work, which shall be defined as a full shift of work commencing after 4:00 P.M., the employees engaged in such second-shift work shall receive their regular rate of compensation provided for in the agreement, plus a second shift differential of thirty (30) cents per hour.
   (b)OFF SHIFT. Any shop may start an "off-shift", commencing at 11:00 A.M., pursuant to the following terms and conditions:
      i.Seniority shall prevail in the staffing of such a shift.
      ii.The shift must be for a minimum of five (5) days.
      iii.The persons employed on the shift on Monday remains on the shift for the entire week.
      iv.Employees on such off-shift shall receive a thirty (30) cent per hour differential.
      v.Any shop working a second shift may not work on off-shift.

SECTION 5.  TRIAL PERIOD
   When an Employer hires additional or replacement employees their trial period shall be three (3) months.

SECTION 6.  REPORTING LATE FOR WORK
   Each company shall provide a telephone answering device or service that employees may access during hours where the place of business is closed.
   Where an employee will report to work more than 1/2 hour after the scheduled starting time, the employee must call said answering device or service in advance to notify the company of such lateness, except in the case of an Act of God or a provable extreme emergency.
   If the employee fails to do so, the employer shall have the option to send such employee home when he reports to work.
   If the company fails to use the answering device or service and no Supervisor is present to receive such call, this paragraph shall not be effective.

SECTION 7.  SENIORITY
   (a)Seniority shall prevail in that the Employers and employees recognize the general principle that senior employees shall have preference to work at the job for which is highest, so long as they are qualified and, where there is more than one (1) shift, to choose their shift. Seniority does not give an employee the right to choose a specific unit, run, trip or load.
   (b)The job must be manned at all times in that the qualified man or men with the least seniority must perform the work.
   (c)With respect to overtime, seniority shall prevail only as to starting time (except as set forth in (h) below).
   (d) An employee must work thirty (30) days within a sixty (60) calendar day period before he can be placed on the seniority list.
   (e)Seniority shall not apply to employees hired as summer help (employed between May 1st and July 1st, and terminated prior to October 1st).
   (f)Seniority shall be lost by:
      (1)Unauthorized leave of absence.
      (2)Unauthorized failure to report for work for five (5) consecutive days when work is available.
      (3)Employees who are absent because of a proven illness or injury shall retain their seniority.
   (g)When it becomes necessary to reduce the working force, the last man on the seniority list shall be laid off first; when the force is again increased, the man last laid off shall be first to return to work.
   (h)       Seniority shall not prevail:
      (1)With respect to starting time, when warehousemen may be called in first to load or unload trucks.
      (2)With respect to days where there are no deliveries scheduled due to weather conditions or other unusual circumstances, when warehousemen may be called in to perform warehouse work only.
   (i)Senior warehousemen and drivers shall be asked first to perform any work. In the event senior men are unable to perform the work, the junior man or men must then perform the work. The job must be manned.
   (j)Drivers who have seniority and become unable to perform work as a chauffeur shall be given warehouse work, and shall receive warehousemen's pay, but shall retain payroll seniority.
   (k)A driver who has his license revoked cannot "bump" a warehouseman unless he is qualified to do warehouse work.

SECTION 8.  SHOP STEWARD
   (a)The Union shall appoint one of its members to act as Shop Steward. It shall be his duty to see that the conditions of this agreement are not broken by either the Employer or employees, and under no circumstances shall he be discriminated against, nor shall he be permitted to stop the job without the Union's consent.
   (b)The Shop Steward shall be granted superseniority for all purposes including layoffs, rehire & job preferences providing he is capable of doing such work. The Union reserves the right to replace the Shop Steward at any time for the good of the Union. The Shop Steward is recognized by the Employer to have no right to as authorized by the Union.
   (c)Shop Stewards shall be permitted reasonable time to investigate present and process grievances on the employers property without loss of pay during regular working hours.

   Such time spent in handling grievances during the Steward's regular working hours shall be considered working hours in computing daily and/or weekly overtime if within the regular scheduled of the Steward.
   (d)No Shop Steward shall be discharged without a Business Agent or his designee being present - as long as such person is present - as long as such person is present by the end of the workday or prior to the start of the next business day. The employer shall have the right to suspend such Steward without pay until such meeting.

SECTION 9. WAGES
   (a)SCHEDULE OF WAGES

                      12/1/95       12/1/96       12/1/97       12/1/98       12/1/99
JOURNEYMEN            $13.83        $14.33        $14.83        $15.33        $16.08
Drivers,
Warehousemen,
Hi-Lo
Operators
and Mixes
INEXPERIENCED         $11.33        $11.83        $12.33        $12.83        $13.58
Straight
Truck Drivers,
Warehousemen,
Hi-Lo Operators
and Mixes

   (b)        SPECIAL SKILLS - WAGE RATES
      i.Drivers employed on tractor trailers and third axle vehicles shall receive an additional twenty-five (25) cents per hour above the wages paid to an experienced driver, and operators of high-lift booms going over two (2) stories up shall receive an additional thirty-five (35) cents per hour with not less than eight (8) hours pay at the rate on any day on which they operate such vehicles.
      ii."Crane Operator" shall receive the same rate of wages as straight truck driver. This applies only to crane on an automotive truck. Does not apply to overhead cranes in warehouse.
      iii.Any man who performs more than two (2) hours of overtime work shall be entitled to a twenty (20) minute meal period after the tenth hour of work.
      iv.Drivers on overnight trips shall be reimbursed for all reasonable expenses including supper and breakfast.
   (c)NEW EMPLOYEES. Any new employee who does not have immediate prior experience in the job of warehousing and distributing building materials in Greater New York Metropolitan area shall be paid a starting wage of $2.50 per hour below journeyman rate and shall, starting December 4, 1995, receive fifty
(50) cents increases for each four (4) months work completed, until such time as he reaches driver's pay.
   An employee who regularly operates a "boom" shall be considered an experienced employee.

SECTION 10.  PAID HOLIDAYS
   (a)New Year's Day, Lincoln's Birthday*, Washington's Birthday*, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Day after Thanksgiving, Christmas Day, and, at the election of the employee either Yom Kippur or Good Friday.
   (b)An Employer, with the consent of a majority of his employees, may change any holiday set forth above for any other holiday.
   (c)If men have worked on any of the days listed as holidays, they shall be paid twenty (20) hours pay for minimum of eight (8) hours work. If men have to work on any of the starred holidays, they shall be paid sixteen (16) hours pay for minimum of eight (8) hours work. Overtime work on a holiday shall be paid for at three (3) times straight time pay.
   (d)If a holiday falls on a day which would otherwise be a pay day, the Employer shall pay wages to employees the day before the holiday.
   (e)Any employee covered by this agreement shall work the entire day before and the entire day after the holiday receive the holiday pay, unless that employee was suffering from a bonafide illness, supported by a doctor's note or a compensatory injury.
      (i)Any man who is unable to work the day before and the day after the holiday because his Employer has shut down his plant or warehouse for less than a full week, shall, nevertheless receive the holiday pay.
      (ii) Any man who fails to work the entire day before and the entire day after the holiday because he has been suffering a bonafide illness or workmen's compensation injury which keeps him out of work for five (5) consecutive work days (excluding holidays) shall nevertheless receive the holiday pay.
      (iii) Any man who suffers a bonafide illness or Workmen's Compensation injury which keeps him out of work for more than thirty (30) consecutive days shall receive payment for all holidays falling within the first thirty (30) days of that continuing illness or injury.
   (f)When a shop is open on a starred holiday, the job must be adequately manned. Any employee who because of the seniority status is asked to work the job, and refuses, or any employee who agrees to work the day and fails to show up for work shall forfeit the holiday pay unless such failure is the result of a compensatory injury or a bonafide illness supported by a doctor's note.

SECTION 11.  PAID VACATIONS
   (a)Computation. All vacation time shall be computed from the anniversary date of the contract.
      (1)Vacation benefits for any contract year (December 1 - November 30) shall be based upon days worked during the prior contract year. An employee shall be deemed to have worked the entire contract year once he completes 170 days of actual work.
An employee who worked less than 170 days during the prior contract year shall receive a pro rata benefit pursuant to the following formula:
   # days worked
   ______________ X full vacation benefit = pro rata vacation
     170
   (b)Vacation Schedule. The Employer shall, during the current contract year, grant annual vacations with pay as follows:
   1) Each newly hired man will receive one (1) week of vacation after one (1) year of service.
   2) Each employee with two  (2)  years or more of service, but less than five
(5) years of service with his Employer, shall receive two (2) weeks of vacation.
   3) Each employee with five (5) years or more of service, but less than fifteen (15) years of service with his Employer, shall receive a third week of vacation. The third week shall be taken during the winter months only.
   4) Each employee with fifteen (15) years or more of service with his Employer shall receive four (4) weeks of vacation, two (2) weeks of which shall be taken in the following summer months.
   5) "Summer vacation" shall commence June 21st and terminate September 21st. "Winter vacation" shall commence December 15th and terminate February 28th.
   6) With respect to any employee who is entitled to receive either three (3) or four (4) weeks of vacation, the Employer shall have the option to schedule one (1) week between Christmas and New Year's Day.
   7) The Employer and employee, with the consent of the Union, may provide for an alternate vacation date.
   8) No more than the per cent (10%) of the working force, or one (1) man, whichever is grater, shall be permitted to take a vacation at any time.
   9) Pay for unused vacation shall be given within ten (10) days of the end of the contract year.
   10)If a paid holiday occurs during the week of vacation of any employee, he shall receive either an additional eight (8) hours of pay or an additional day off, with pay.
   11)An employee must have received pay for 270 days during the preceding contract year to earn his full vacation. Employees receiving pay for less than 170 days shall be entitled to pro-rated vacation, which shall be determined by dividing the number of days paid for by 170 and multiplying the resulting fraction by the number of days of vacation he would be entitled to had he worked 170 days.
   12)Any employee on the Seniority List whose employment is terminated for any reason shall receive vacation pay pursuant to the provisions of this section.
   13)Vacation pay shall be at the prevailing rate.
   (c)Example of Holiday Pay Computation:

START WORK 6/1/95

                                      12/1/95            12/1/96            12/1/97
VACATION EARNED                       4 DAYS             5 DAYS             10 DAYS
VACATION TAKEN
                                      12/1/95            12/1/96            12/1/97
   170 DAYS WORKED
VACATION EARNED                       5 DAYS             10 DAYS
VACATION TAKEN

SECTION 11A.  VACATION BONUS
   All employees shall receive a bonus of one (10) hour's pay for each full year of service, payable with the last week of vacation.

SECTION 12.  SICK LEAVE
   All sick  leave  shall  be computed as of the contract anniversary (December
1).
   (a)All employees who on an anniversary date of the contract have not completed one (1) year of employment shall be entitled to one (1) day of sick leave for each three (3) months they have worked during that initial year.
   (b)Sick leave benefits for any contract year (December 1 - November 30) shall be based upon days worked during the prior contract year. An employee shall be deemed to have worked the entire contract year once he completes 170 days of actual work and shall be entitled to five (5) days sick leave.
   (c)An Employee who worked less than 170 days during the prior contract year shall receive a pro rata benefit pursuant to the following formula:

# days worked
_____________ X 5 days = pro rata sick leave
    170

   Any employee who has worked ninety (90) days during the contract year and who then goes on Workmen's Compensation shall have the compensation time included in computing sick leave.
   (d)Unused sick leave to be paid within ten (10) days from the end of the contract year.

SECTION 13.  PERSONAL DAYS
   Each employee, upon entitlement to Holiday Pay shall receive two personal days to be taken at his discretion, although no more that 10% of the workforce may take Personal Days at one time (Seniority prevails).

SECTION 14.  BEREAVEMENT LEAVE
   In case of death in an employee's immediate family, (i.e., spouse, mother, father, sister, brother and children), the Employer shall grant such employees a maximum of three (3) days off, with pay, for express purpose of attending services for the deceased. Death certificate or other satisfactory proof of death must be submitted to the Employer. Bereavement pay will apply only to work days missed during the three (3) days following death of relative.
   Any man attending funeral services for his father-in-law or mother-in-law shall receive day of funeral off, with pay.
   The employee Must be on the seniority list for at least six (6) months to be entitled to this leave.

SECTION 15.  MAN HURT AT WORK
   B. If an employee is treated by a Workmen's Compensation doctor at the time he sustains a compensable injury, and the doctor directs him to go to his home or a hospital because of the seriousness of his injury, the worker shall receive a full day's pay for that day.

SECTION 16.  DRUG & ALCOHOL TESTING PROGRAM
   The Union and Association agree to a Drug and Alcohol Testing Program pursuant to the provisions of the Federal Highway & Transportation Drug Testing Act a more fully set forth in "Addendum A" to this contract. Addendum "A" shall be continuously updated so as to conform with all relative Federal and State laws and all current, agreed-upon operating procedures. The Association, with consent of the Union, may produce updated versions of said Addendum "A".

SECTION 17.  PHYSICAL EXAMINATIONS
   (a)ICC PHYSICALS. All employees shall be required to pass an ICC physical examination including any drug testing as set forth in Addendum "A".
   (b)PROLONGED ABSENCE - PHYSICAL EXAMINATION
      1)Any employee absent for more than ten (10) consecutive days shall be required to present a letter from his doctor to the effect that he is fit to return to work. Such letter must acknowledge the nature of the work performed by the employee.
      2)If an employee is absent for more than thirty (30) days, the company shall have the right to require him to submit to an examination by the Company's physician, which may include testing for substance abuse.


SECTION 18.  CALL-IN PROVISIONS
   (a)Any employee who reports to work without having been notified at least two (2) hours prior to his assigned starting time that no work was available for him shall be entitled to eight (8) hours call-in pay.
   (b)Any employee who reports in sick in the morning must phone the Employer prior to quitting time to advise whether he will be available for work the following day. If the employee reports for work without having phoned the Employer, the Employer may send him home without pay.
   (c)Any employee who advises his employer that he will miss more than one (1) day of work is not required to call in each day. However, he MUST call in prior to quitting time of the day before he wishes to return to work. If he fails to so notify the Employer, he may be sent home without pay.

SECTION 19.  LAYOFFS
   (a)LAYOFF NOTICE.   employees  wo are laid off for a period of more than one
(1) week, shall be given notice of the layoff prior to closing time the day before the layoff.
   (b)NOTICE TO RETURN TO WORK. Any employee who is on layoff, must return to work within three (3) working days from the time a telegram is received advising him that work is available, provided that any employee leaving his residence advises his Employer of the address to which notice can be delivered. If he fails to provide said address, the three (3) working days shall be computed from the first date delivery was attempted.

SECTION 20.  STRIKE BOUND JOBS
   It shall not be a violation of this agreement, and it shall not be cause for discharge or disciplinary action, in the event an employee refuses to enter upon any property involved in a primary labor dispute or refuses to go through or work behind any primary picket line, including the primary picket lines at the Employer's place of business.

SECTION 21.  MILITARY SERVICE
   Men called for military service by the United States Government shall resume seniority with their form Employer when discharged from military service.

SECTION 22.  EXTRA TRUCKING
   The Employer agrees to refrain from using the services of any person who does not observe at least the wages, hours and conditions of employment set forth in this agreement.

SECTION 23.  HELPER PROVISIONS
   No driver will be required t make a difficult delivery above or below the street level without assistance.

SECTION 24.  COFFEE BREAK
   There shall be a fifteen (15) minute break between 9:15 A.M. and 10:15 A.M. but the shop or job shall remain manned at all times.

SECTION 25.  TERMINATION OF EMPLOYMENT
   Employees who are laid off or who are not otherwise employed by their Employer, for more than one (1) year, shall be deemed to have left employ of Employer.

SECTION 26.  DISCHARGE OR SUSPENSION
   (a)The Employer shall not discharge nor suspend any employee without just cause and written notice of discharge or suspension must set forth the specific reasons for such action. In respect to discharge or suspension, the Employer shall give at least one (1) warning notice of the specific complaint against such employee, in writing, and a copy of the same to the Union and the Shop Steward, except that no warning need be given to any employee before he is discharged or suspended for any of the causes listed in Section B below or suspended for theft of time. The Employer shall not discipline any employee without just cause based upon valid written warning notices sent within the applicable time periods set forth hereinafter.
      (1)No disciplinary notice shall be considered valid unless it is:
                                         (a)in writing
                                         (b)has  been delivered to the employee
   personally or by certified mail to the address given to the Employer by the employee or his Shop Steward and sent certified mail to the Union, and,
                                         (c)sets  forth  therein  the  specific
   grounds and circumstances upon which it is based.
      (2)No warning letter or letter of suspension shall be considered valid unless issued by the Employer within seven (7) days from the date of the Employer knew of or reasonably should have become aware of the specific grounds and circumstances upon which it is based.
   (b)CAUSES FOR IMMEDIATE DISCHARGE OR SUSPENSION SHALL BE AS FOLLOWS:
      (1)                     Dishonesty.
      (2)Under influence of liquor or drugs while on duty.
      (3)Unauthorized persons on vehicle.
      (4)            Proven recklessness.
      (5)Direct refusal to obey orders given by the proper party unless such orders jeopardize life or health.
      (6)Calling an unauthorized strike or a walkout.
      (7)                        Assault.
      (8)Failure of employee to notify his Employer within twenty-four (24) hours of any accident in which he was involved while using company equipment or while in employ of company.
      (9)Operation of a company vehicle while having a suspended or revoked license (provided the employee had actual knowledge of the suspension or revocation).
   (c)ABUSE OF EQUIPMENT AND MATERIALS AND VIOLATION OF SAFETY RULES
      Abuse of equipment and materials or continued failure to comply with company safety regulations which are part of the Union approved safety program shall be grounds for discharge subject to arbitrator's award.
      In the event of dispute, any matter herein shall be decided as provided in Section 27 of this agreement.
   (d)                      THEFT OF TIME
      Although theft of time shall not be cause for immediate discharge, it is recognized as an offense for which severe disciplinary measures may be invoked.

SECTION 27.  ARBITRATION
   Should any dispute arise between the Employer and the Union or any Employer and employee the dispute shall be submitted to the New York City Trucking Authority as impartial arbitrator and said arbitrator's decision shall be final and binding upon parties to the dispute.
   (a)THE UNION SHALL SERVE A COPY OF ITS REQUEST FOR ARBITRATION UPON THE EMPLOYER AND THE ASSOCIATION WITHIN SEVEN (7) DAYS OF THE OCCURRENCE OF THE ACTION THAT IS BEING ARBITRATED.

SECTION 28.  JURY DUTY PAY
   Each employee shall receive $40 per day for each day served on jury duty with a maximum of ten (10) days benefit juring the life of this contract.
   To receive this benefit the employee must:
      (a)Notify the Employer at least one (1) week in advance that he or she is subject to call for jury duty.
      (b)Notify the Employer on each morning he or she actually serves on jury duty and,
      (c)Provide actual proof of service on a jury.

SECTION 29.  SEVERANCE PAY
   In the event an employer ceases operating or moves its operations more than fifty (50) miles from its previous location and an employee is not given the opportunity to follow the job, the Employer shall pay one (1) day's wages for each full year of service.

SECTION 30.  MAINTENANCE OF STANDARDS
   The Employer agrees that all conditions of employment relating to wages, hours of work, overtime differentials and general working conditions which are better, higher or more favorable to the employer's employees than those provided for by of under the Agreement shall be maintained and the Employer agrees that its employees shall continue to enjoy these better, higher and more favorable practices, standards and/or benefits.

SECTION 31.  HEALTH BENEFITS
   During the term of this agreement the Employer shall participate in Local 807 Labor-Management Health Fund ("Health Fund"). The benefits of that program shall be those prescribed by the Trustees of the Fund.
      (a)The Employer shall continue to contribute the sum of $2.59 per hour to said fund.

SECTION 32.  PENSION BENEFITS
   During the term of this agreement the Employer shall participate in Local 807 Labor-Management Pension Fund ("Pension Fund"). The benefits of that program shall be those prescribed by the Trustees of the Fund.
      a)The Employer shall contribute $2.835 per hour into the fund for all men hired prior to December 1, 1978 and $1.69 for all men hired after that date.

SECTION 33.  INCREASES IN WELFARE AND PENSION CONTRIBUTIONS
   The following Welfare/Pension increases shall be allocated by the Welfare and Pension Fund Trustees amongst the two funds:
      December 1, 1996                     35 cents
      December 1, 1997                     35 cents
      December 1, 1998                     35 cents
      December 1, 1999                     15 cents

SECTION 34. CONTRIBUTION LIMITATIONS
   (a)All of the Health and Pension Fund contributions as set forth in Paragraphs 29, 30 and 31, including additional contributions, shall be made for all hours worked with a maximum of forty (40) hours in the Monday through Sunday week.
   (b)No contribution shall be due for unused sick days for which the employee is paid a lump sum, at the end of the contract year, on vacation pay where an employee works during his vacation are received double pay for that period or for jury duty pay.

SECTION 35.  HEALTH AND PENSION-MISCELLANEOUS RULES
   (a)The Trustees of the Health and Pension Funds shall establish rules which shall include, among other things, the requirements for eligibility, distribution of Health and/or Pension Fund assets and the rights to beneficiaries thereunder. The Trustees of said Funds shall also set forth the rules and regulations governing the administration of the Health and Pension Funds.
   (b)the Trustees of the Health and Pension Funds may assess penalties for any and all delinquent payments in amounts which they, in their discretion, deem justified to offset the added cost of collection.
   (c)In the event any Employer defaults in the payment of Health or Pension Fund contributions or penalties and notice of such default is forwarded to said Employer via ordinary mail by the Administrator of Funds and, if said default is not paid within ten (10) working days after said notice of default was mailed, then the provisions for arbitration under this agreement shall be deemed cancelled, withdrawn and waived by said Employer and the Union shall thereupon order and enforce a strike against sad Employer in default which shall not be considered a breach of the agreement.
   (d) Each Employer shall within twenty (20) days following the last day of the preceding month submit to the Administrator of the Health and Pension Funds a statement, under oath, setting forth the names and social security number of all employees, both Union and non-Union, who have worked during the preceding month in any classification covered by the terms of this agreement and such statement shall set forth the contributions made on behalf of such employees. The Health and Pension Funds Administrators, on his own motion, shall have the right to inspect the books and/or records relative to such statement and to interview all covered employees of the Employers. The Administrator shall forthwith report, in writing, the results of any inspection or interview of the Employers and the Trustees.

SECTION 36.  NON DISCRIMINATION
   Al employees covered by this agreement shall be treated equally and without discrimination as to race, creed, color, national origin, sex, age, handicap, marital status, sexual orientation or affectional preference in all employment decisions, including, but not limited to hiring, compensation, training, promotion, demotion, transfer, layoff and termination, and all other terms and conditions of employment.

SECTION 37.  UNION DISCLAIMER
   The Union agrees that it will neither sanction nor support any wildcat strike, slowdown or curtailment in the operation of any MARDA member. The Association agrees that it will not during the term of the Agreement engage in a lockout.

SECTION 38.  SEVERABILITY
   In the event any court shall hold any portion of this agreement to be in violation of either federal or state law, then the clause shall be deemed struck from this agreement and the balance of the agreement shall remain in full force and effect.
SECTION 39.  CDL LICENSES
   Any employee hired after December 4, 1995 may be required, as a condition of employment, to obtain a Commercial Drivers License within 120 days of employment.
   Employees hired prior to December 4, 1995 shall not be required to obtain said license unless an agreement had been reached prior to December 4, 1995 for having to obtain said license. here possible the Employee will provide training.

SECTION 40.  MODIFICATIONS
   Neither the Employer nor any worker or group of workers shall have the right to modify or waive any provision of this agreement without the knowledge and written consent of a business agent. Any such agreement without the consent shall be null and void.

SECTION 41.
   The following companies have authorized the MARDA GROUP OF BUILDING MATERIALS DISTRIBUTORS, INC. to sign for them:

   American Roofing & Metal Supply Corp.
   Belco Steel Co.
   Brothers Roofing Supplies Co., Inc.
   Dryolin Corp.
   Florence Corp.
   H. Verby & Co., Inc.
   Huntington American Building Supply Corp.
   J & S Supply Corp.
   Kamco Supply Corp.
   Long Island Tinsmith Supply Corp.
   McDonald Metal & Roofing Supply Corp.
   National Tinsmith Distributors, Inc.
   Roofers R.S. Supply Co., Inc.
   Sheet Metal Mfg. Co., Inc.
   The Stainless Place Inc.
   Strober Bros., Inc.
   Strober Long Island Building Material Centers, Inc.

FOR THE UNION                                  FOR THE ASSOCIATION

International Brotherhood of		      The MARDA Group of Building
Teamsters, Chauffeurs,                         Material Distributors, Inc.
Warehousemen Local 807,
and Helpers of America


     /S/                                          /S/
By:              Business Agent               By: ALLEN SWERDLICK, President


    /S/
By:               Asst. Trustee

                            EXHIBIT 10(BB)

             Commercial Space Lease dated October 6, 1995
                     between Michael Albarell and
                 Strober Building Supply Center, Inc.

                           COMMERCIAL SPACE LEASE

   THIS  LEASE  made  this  ___  day  of  _____ by and between MICHAEL ALBARELL
(hereinafter called "Lessor") and STROBER BUILDING SUPPLY CENTER, INC., (hereinafter called "Lessee").

                                 WITNESSETH:

   WHEREAS, Lessor is the equitable owner of a certain parcel of land at 901 WEST LEHIGH STREET, CITY OF BETHLEHEM, NORTHHAMPTON COUNTY, PENNSYLVANIA upon which is constructed a 60,000 square foot industrial warehouse.

   WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, certain space in said industrial warehouse.

   NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties agree as follows:

   1. LEASED PREMISES. Lessor demises and leases to Lessee, and Lessee hires and takes from Lessor 28,500 square feet of warehousing space in the western end of the building located at 901 WEST LEHIGH STREET, BETHLEHEM, PA. Said site is hereinafter referred to as the "Building", and said 28,500 square feet of demised area is hereinafter referred to as the "Leased Premises".

   2. TERM OF LEASE. Subject to the terms and conditions of the Lease, the initial period of the lease shall be two year term (24 months), to commence on DECEMBER 1, 1995. Initial term shall expire at the end of 24 months from the commencement date of the lease. Two additional 5 year options will be available to the Lessee which will commence on December 1, 1997, if the tenant choose to exercise said option. The first option will run from December 1, 1997 to November 30, 2002. If the second 5 year option is exercised by the Lessee, it will commence on December 1, 2002 and will remain in effect until November 30, 2007.

   Lessee will give the Lessor 60 days written notice of the Lessee's intent to exercise any of the stated 5 year options prior to the commencement dates stipulated above.

   If Lessee chosen not to exercise first 5 year option at end of initial 24 month term, the Lessee agrees to reimburse the Lessor for all unamortized costs incurred in constructing and finishing the Leased Premises as initially agreed upon the Lessor and Lessee. Excluded from this cost reimbursement will be the value of any of the materials supplied by the Lessee to the Lessor's chosen contractor. The Lessee agrees to only reimburse for unamortized labor and material costs that the Lessor supplied, as documented in Exhibit "A". The amortization of the documented fitout costs will be on a 5 year schedule commencing on the December 1, 1995

   3. BASE RENT. Lessee shall pay Lessor an annual rental rate of $2.10 per square foot based on 28,500 square feet. This translates into annual payment of $39,850 or $4,987.50 per month. ($2.10/square foot x 28,500 square feet by 12 months) as rent for the use of the Leased Premises (hereinafter "Base
Rent"). The Base Rent shall be paid in consecutive monthly installments, beginning on the first day of the initial lease term and continuing on the same day of each month thereafter throughout the lease term and any options period exercised by lessee.

   In the event the Lessee executes either of the five year options subsequent to the initial 24 month term, the base rent during the option periods will be as follows:

   FIRST FIVE YEAR OPTION PERIOD DECEMBER 1, 1997 - NOVEMBER 30, 2002
   Years 1-3=                                Base  rent remains  at  $2.10  per
                                             square foot.  Tenant shall pay its
                                             pro-rate   share   of  the  annual
                                             increase in the real  estate taxes
                                             on the leased premises  in  excess
                                             if  the real estate taxes assessed
                                             in the tax year 1996.
   Years 4-5=                                The base  rent  of  $2.10  will be
                                             adjusted    by    the   percentage
                                             increase  in  the  Consumer  Price
                                             Index   as   determined   by   the
                                             Department  of   Labor   for   the
                                             Allentown-Bethlehem,  Pennsylvania
                                             area.    The   increase  will   be
                                             determined by the  average  of the
                                             annual percentage increases in the
                                             index    that   occurred   between
                                             December 1,  1996  -  December  1,
                                             2000.   This  average  increase is
                                             capped  at  3%  per year.   Tenant
                                             pays  its pro-rate  share  of  the
                                             annual  increase  in  real  estate
                                             taxes on the leased premises.

   SECOND FIVE YEAR OPTION PERIOD DECEMBER 1, 2002 - NOVEMBER 30, 2007
   The base rent during this period shall be the base rent existing at the end of the first option period increased by the percentage annual increase in the above stated Consumer Price Index that occurred between December 1, 2000
   - December 1, 2002 not to exceed an increase of 3% per year. Tenant shall pay its pro-rata share of the annual increase in the real estate taxes assessed on the leased premises.

   In the event that the commencement date of the term of this Lease shall be on the day other than the first day of any calendar month, Lessee's first payment of base rent shall be prorated for the fractional month. In such event Lessee shall pay, on the commencement date of the term, a prorated amount for the fractional month between the commencement date and the first day of the first full calendar month of the term hereof, prorated on a per diem basis upon a thirty (30) day month. Tenant shall provide owner with payment on the First (1st) of each month over the life of the lease.
   4. IMPROVEMENTS. Lessor will deliver to Lessee an initial area of 28,500 square feet, which will be unfinished and open warehouse space to the extent that there will be concrete flooring, lighting, no heat, except for the office/showroom finish the Lessor will construct for the Lesee. Said office/showroom area will be constructed according to all city, state, and federal construction code requirements and will have a layout as shown in Exhibit A. Also, the Lessor will construct an enclosed, heated storage room to be contiguous to the office area. The storage room will be for the storage of the Lessee' products which are subject to freezing.

   The Leased Premises area will be secured and self-contained. With respect to any future improvements of the Leased Premises beyond those defined, Lessee will inform Lessor in writing of any proposed changes, alterations, or improvements for Lessor's review and approval. Lessee shall make no such change, alteration or improvement without the prior written approval of Lessor. Any improvement will be at the Lessee's sole expense and will be mutually exclusive of the improvements and terms previously described in this Lease.

   5. EXPENSES ASSOCIATED WITH LEASED PREMISES. Lesee will be responsible for Electricity usage and trash removal associated with the Leased Premises. Said electrical service will be metered separately and will be the Lessee's sole responsibility. Lessor shall be responsible for all other expenses associated with Leased Premises including: real estate taxes and real estate insurance, snow removal, and building maintenance beyond daily repairs. Said electrical service will be metered separately and at Lessor's expense.

   6. IMPROVEMENTS, ALTERATIONS AND TRADE FIXTURES.
   A) Lessee may not without lessor's consent, make alterations to the demised rental premises.
   B) After written approval from the Lessor and in making any alterations, additions and improvements to the demised premises and in installing such chattels, equipment and fixtures, Lessee prior to commencing any work shall file or cause its contractor to file in the appropriate office a waiver of mechanic's liens binding upon contractor and all subcontractors and material men and shall thereafter promptly pay all contractors and material men so as to minimize the possibility of a lien attaching to the demised premises or the Building, and should any such lien be made or filed, Lessee shall bond against or discharge the same within ten (10) days after written request by Lessor. If Lessee shall fail to cause such lien to be bonded against or to be discharged within the period aforesaid, than, in addition to any other right or remedy which Lessor may have under this Lease at law or in equity, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings and, in any such event, Lessor shall be entitled, if Lessor so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor with interest, costs and expenses. Any amount so paid by Lessor and all costs and expenses incurred by lessor in connection therewith, together with interest thereon at the highest rate permitted by law, but in no event higher than eighteen (18%) percent per annum from the respective dates of Lessor's making of the payment and incurring of the cost and expense, shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

   If alternation pre-approved, all trade fixtures hereafter installed by Lessee in the demised premises shall be new and, shall remain the property of Lessee and shall be removable by Lessee at the expiration of the earlier termination of the term of this Lease provided that: (1) Lessee shall not at such time be in default under this Lease and (2) in the event of the removal of any or all such trade fixtures Lessee shall promptly restore the damage done to the premises by such removal. Should Lessee fail to so remove Lessee's trade fixtures and/or to so restore the premises, Lessor may do so, collecting at Lessor's option, the cost and expense thereof as additional rent, upon demand. Any such trade fixtures which are not removed and those which by the terms of the Lease are not removable by Lessee at or prior to any termination of this Lease including, but not limited to, a termination by Lessor pursuant to this Lease, shall unless Lessor gives Lessee notice to remove any or all of such trade fixtures, be and become the property of Lessor (without any obligation by Lessor to pay compensation for such trade fixtures). In the event Lessor gives Lessee such notice to remove any or all of such trade fixtures, Lessee shall promptly remove such of the trade fixtures as any be specified by Lessor in such notice.

   7. USE OF LEASED PREMISES.
   A) Except as otherwise specifically provided herein, Lessee shall continuously occupy and use the demised premises solely for the retail, wholesale, warehousing, and distribution operations of BUILDING MATERIALS which shall be the sole permitted use, and Lessee will not use or permit or suffer the use of the demised premises for any other business or purpose.
   B) The Lessee will have use of four designated parking space at the main entrance of the Leased Premises as well as parking for 8 to 12 employees and access to the rear portion of the lot enclosed with a chain link fence. The chain link fence area will be used by the Lessee only for the loading/unloading of materials/supplies in the operation of their business. See Exhibit ___.

   8. SCHEDULE OF RULES AND REGULATIONS. Lessee covenants and agrees that Lesee at its own cost and expense:
   A) Will keep all exterior and interior portions of the demised premises in a clean, orderly and sanitary condition and free of refuse and debris.
   B) Will comply with all laws and ordinances and all rules and regulations of governmental authorities and all recommendations of the Association of Fire Underwriters, Factory Mutual Insurance Companies, the Insurance Service Organization of Pennsylvania, or other similar premises by Lessee.

   9. CASUALTY. If the Leased Premises or any portion thereof shall be partially damaged by fire or other casualty, the same shall be repaired as speedily as possible at the expense of Lessor. If the damages shall be so extensive as to render the Leased Premises untenantable, or if as a consequence of any fire or other casualty or Lessor's repair activities on the Leased Premises, Lessee is unable to obtain access to the Leased Premises or Lessee is unable to reasonably utilize the Leased Premises for the purposes set forth hereinabove for a period of time in excess of twenty-four (24) hours, then all rent hereunder shall abate until such time as the Leased Premises shall be made tenantable or Lessee's access is unimpeded or Lessee is able to reasonably utilize the Leased Premises for the purposes set forth hereinabove. If the Leased Premises shall be totally destroyed by fire or other casualty, Lessee shall pay all rent and other sums hereunder due and accrued up to the time of such destruction, and thereafter this Lease shall terminate and come to an end. In no event shall Lessor be liable for any damage, compensation of claim by reason of any inconvenience or annoyance arising from the necessity of repairing any portion of the Leased Premises or Building, or the termination of this Lease by reason of damage to or the destruction of the Leased Premises or any portion of the Building by fire or other casualty.

   10.EMINENT DOMAIN. If during the term of this Lease, as a result of a condemnation proceeding, the Building is taken and the Leased Premises cannot thereafter be reasonably used for the purposes provided in this Lease, then this Lease shall terminate and come to an end on the date Lessee is deprived of such reasonable use of the Leased Premises. Lessee shall pay all rent and other sums hereunder due and accrued up to the time of such termination. In the event of a taking which does not result in the termination of this Lease, the rent hereunder shall abate, but Lessor shall use as much of the condemnation award as may be necessary to restore the Leased Premises and the Building to as nearly a useful and orderly condition as they existed prior to the taking. In the event of any condemnation or acquiring in lieu of the exercise of eminent domain, Lessee shall have no claim against Lessor or against the condemning authority for the value of any leasehold estate or for the value of the unexpired term of this Lease. All compensation awarded or paid upon a total or partial taking of the Leased Premises or the Building shall belong to and be the exclusive property of Lessor without any participation by Lessee. However, Lessee shall not be prohibited from prosecuting a claim directly against the condemning authority for loss of business, or for damage to, or cost of removal of, trade fixtures, furniture and other personal property belonging exclusively to Lessee, provided, however, that no such claim shall be made by Lessee which would in any manner diminish or adversely affect any award to Lessor.

   11.AFFIRMATIVE COVENANTS OF LESSEE. Lessee covenants and agrees that it will, without demand, during the lease term:
   A) Pay all Base Rent, in a timely fashion as previously stipulated. Lessor's acceptance of any such payments after due date shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor's rights.
   B) Keep the Leased Premises clean and free of refuse matter and make all necessary daily repairs and non-structural replacements, and generally keep the Leased Premises in as good of order and repair as the same is on the day Lessee assumed possession thereof, reasonable wear and tear and damage by accidental fire or other casualty not occurring through the negligence of Lessee or those employed by acting for Lessee alone excepted.
   C) Comply with any and all requirements of any of the constituted public authorities, including but not limited to the terms of the State or Federal statute or local ordinance or regulation applicable to the Leased Premises or to Lessee's use thereof. Lessee agrees to save Lessor harmless from any and all penalties, fines, cost or damages from Lessee's breach of this covenant.
   D) Use every reasonable precaution against accidents and fire, and give Lessor prompt written notice of any accident, fire or damage occurring on or to the Lease Premises.
   E) Peaceably deliver up and surrender possession of the Leased Premises to Lessor at the expiration or sooner termination of this Lease, promptly delivering all keys for the Leased Premises to Lessor.
   G) Give the Lessor 60 days written notice of Lessee's intent to exercise any renewal options previously defined.

   12.NEGATIVE COVENANTS OF LESSEE. Lessee covenants and agrees that it will do none of the following things:
   A) Assign, mortgage or pledge this Lease, or underlet or sub-lease the Leased Premises, or any part thereof, or permit, any other person or entity to occupy the Leased Premises, or any part thereof, without the prior written consent of Lessor. The parties hereby agree and declare that any such assignment, mortgage or pledge of this Lease, or underlet or sub-lease of the Leased Premises, without the prior written consent of Lessor, such consent not to be unreasonably withheld, shall be null and void, and shall constitute a material breach of this Lease by Lessee, entitling Lessor to exercise any and all of the remedies set forth herein.
   B) Use or operate any machinery that, in Lessor's opinion, is harmful to the Leased Premises or disturbing to other lessees occupying the Building.
   C) Remove, attempt to remove, or manifest an intention to remove Lessee's goods or property from or out of the Leased Premises without having first paid and satisfied Lessor for all Base Rent, and other sums which are herein provided to become due during the life of the lease term.
   D) Bring into or permit to be kept in the Leased Premises and odorous, dangerous, toxic, or explosive substance without written consent of Lessor.
   E) Conduct itself or permit its agents, employees, invitees or guests to conduct themselves in a manner which, in Lessor's reasonable judgment is improper or unsafe, or interferes with the rights granted by Lessor to other Lessees of the Building.

   F) Do or permit to be done anything that might constitute a public or private nuisance.

   13.INSPECTION AND REPAIR OF LEASED PREMISES. Lessee covenants and agrees that Lessor and its agents shall have the right at all times, upon reasonable advance notice (24 hours) to Lessee, to go upon and inspect the leased Premises and every part thereof, and at its option, to make repairs, alterations or additions to the Leased Premise or to any other portion of the Building, so long as lessor's presence on the Leased Premises or in the Building does not absolutely prohibit Lessee's conduct of business on the Leased Premises. During the Life of Lease term, Lessor shall have the right to exhibit the Leased Premises to prospective Lessees only during the last 6 months of the initial 24 month lease period or during the last 6 months of any exercised lease option period.

   14.                                 SIGNS.
Lessor agrees to install signage designating the ingress and egress to Leased Premises along with a canopy over the entrance way to the Lessee's office/showroom area in order to designate Lessee's location within the Building. See Exhibit ___.

   15.ACTS OBJECTIONABLE TO INSURERS. Lessee agrees that it will not do, nor suffer to be done, upon the Leased Premises, the Building, any act, matter or thing objectionable to insurance companies, where by the fire insurance or any other insurance now in force or hereafter placed upon such property or any part thereof shall become void or suspended, or whereby the same shall be rated at a more hazardous risk, or employ any person or persons objectionable to such insurance companies. In the event of a breach of this covenant, Lessee agrees to pay lessor, as additional rental, any increases in insurance premiums caused in any way by the occupancy of the lessee.

   16.DEFAULT BY LESSEE. In the event Lessee does not pay in full any installment of Base Rent, or any other sum herein agreed to paid by Lessee, on or before the day the same is due and payable hereunder, or in the event Lessee violates or fails to perform or otherwise breaches any other term, covenant or condition set forth in this Lease and fails to cure such default within thirty
(30) days after written notice thereof from Lessor, or in the event Lessee shall become insolvent or makes an assignment for the benefit of creditors, or shall file a petition under any Section or Chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute, or if such petition shall be filed against Lessee, then Lessee shall be in default under this Lease, and upon such a default Lessor shall have the right to exercise any one or more, or all, of the remedies provided to Lessor in this Lease, as well as any and all other rights and/or remedies granted or allowed to lessors by any existing or future statute, regulation or judicial decision in the event of a lessee's material default under the terms of a commercial lease agreement.

   17.TERMINATION OF LEASE. Lessee will provide Lessor with 30 days written notice as to the termination date of lease. Lessee shall vacate premises at end of 30 days period. However, tenant will have right of first refusal to negotiate longer term lease (3-5 years) at that time with terms acceptable to Lessor and Lessee. In the event of a default by Lessee as described above, Lessor may immediately terminate this Lease by written notice to Lessor. Upon such a termination of this Lease, Lessee shall have no further rights or interest in the Leased Premises and shall vacate the same within ten (10) days after such termination. Lessor shall have the right to enter upon and take possession of the Leased Premises and to expel or remove Lessee and Lessee's property and any other person or property which may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim of damages as a result of such actions.

   18.LESSER'S COSTS AND EXPENSES.   Lessee  agrees to pay Lessor all costs and
expenses incurred by Lessor in enforcing this Lease, including but not limited to the reasonable attorney's fees.

   19.Liability Insurance. The Lessee shall maintain, at their own costs, a liability insurance policy with no less than a $1,000,000 dollar coverage to indemnify the Lessor against any injuries to Strober's employees and/or the customers that occupy, utilities, and/or visit the Leased Premises.

   20.LESSOR'S REMEDIES. All of the right and remedies herein given to Lessor and all of the rights and remedies given Lessor by law and equity shall be cumulative and concurrent. No termination of this Lease or taking or recovering possession of the Leased Premises shall deprive Lessor of any remedies or actions against Lessee for sums due from Lessee hereunder be construed as a waiver of the right to obtain possession of the Leased Premises. The parties hereby covenant and agree, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce each and every one of the terms, covenants conditions of this Lease in strict accordance with the provisions hereof, notwithstanding any conduct or custom on the part of the Lessor in restraining from doing so at any time or times, and further, that the failure of Lessor at any time or times to enforce any of his rights hereunder strictly in accordance with the same shall not constitute or be constituted as a waiver of the same or as having created a custom in any way or manner contrary to the specific terms, covenants and conditions of this Lease, or as having in any way or manner modified the same. No action taken by or on behalf of Lessor shall be deemed or construed to be an acceptance of a surrender of this Lease.

   21.SURRENDER OF POSSESSION. Lessee agrees to surrender possession of the Lease Premises to lessor upon the expiration or sooner termination of the lease term without any notice whatsoever from Lessor. Lessee expressly waives and releases any right or benefit Lessee may now or hereafter possess by reason of any present or future law concerning notice to quit or lease termination, including, but not limited to, the three (3) months notice to quit provided by the Act of April 6, 1951, as amended.

   22.WAIVERS. Notwithstanding any statute or law to the contrary, Lessee waives and releases the benefit of all appraisement, stay of execution, exemption, bankruptcy and insolvency laws now in force or hereafter enacted, upon any proceeding instituted for the recovery of sums due hereunder or for recovery of possession of the Leased Premises. Furthermore, Lessee waives and releases any and all errors in any procedure or action to enter judgments by confession by virtue of the warrants of attorney contained in this Lease, and Lessee releases Lessor and any attorney who may appear for Lessee or Lessor from liability for any such errors.

   23.RELEASE AND INDEMNIFICATION. Lessee releases and forever discharges Lessor from and agrees to indemnify and safe Lessor harmless against, all liability by reason of injury to any person occurring on or about the Leased Premises or by reason of any damage to any property situate on the Leased Premises, whether belonging to Lessee or any other person or entity, caused by force whatsoever other than the intentional act or the negligence of Lessor, its employees or agents.

   24.NO RECORDATION. Lessor and Lessee agree that neither this Lease nor any memorandum hereof shall be recorded in any public office.

   25.SECURITY DEPOSIT. Upon the execution of this Lease, Lessee shall deposit with Lessor the sum of $__________ or 1.5 times the monthly rental, as a security deposit. This deposit shall secure unto Lessor the full and faithful performance by Lessee of all the terms, covenants and conditions of this Lease. Lessee shall not be entitled to the payment of any interest on his security deposit. In the event Lessee shall at any time be in default under any provision of this Lease, lessor may, entirely at Lessor's option, at any time and from time to time, apply this security deposit or any portion therefore the purpose of curing any such default or for the purpose of reimbursing Lessor for any costs, expenses or damages occasioned by Lessor as a result of such default, and any such application by Lessor shall in no way affect any other right or remedies reserved to Lessor under the terms of this Lease. If the security deposit or any portion thereof is so applied by lessor, Lesee shall, within ten (10) days after written demand by lessor, deposit additional funds with Lessor so as to restore the security deposit to its original amount, and Lessee's failure to do so shall constitute a default under this Lease. The security deposit shall be refunded to Lessee at the expiration of the lease term if Lessee shall have faithfully complied with all the terms, covenants and conditions of this Lease throughout the entire lease term, provided, however, that Lesee shall have first vacated the Leased Premises and surrendered possession thereof to Lessor in accordance with the provisions of this Lease. Lessor shall not be required to or be deemed to hold the security deposit in trust, and the existence of this security deposit shall not establish any relationship between Lessor and Lessee other than that of debtor and creditor. In the event Lessor shall assign or otherwise transfer its interest in the Lease, Lessor shall have the right at anytime, and without notice to Lessee, to transfer the security deposit to the assignee or other transferee of such interest, and upon such transfer Lessor shall be released from all liability with respect to the security deposit and/or its return or application.

   26.LESSOR'S OBLIGATIONS.       Lessor's obligations under this  Lease  shall
be binding upon Lessor only for the period of time that Lessor is equitable or legal and equitable owner of the Building. Upon the termination of such ownership Lessee shall look solely to Lessor's successors in interest in the Building for the satisfaction of each and every obligation of Lessor under this Lease, except as to any obligations which shall have matured prior to the termination of such ownership by Lessor.

   27.NOTICES. All notices to be given hereunder shall be in writing. All notices to be given to Lessor and Lessee shall be hand delivered or sent by certified or registered mail to:

      LESSOR                              LESSEE
      Michael Albarell                    Larry Hamshock
      Albarell Electric                   Strober Building Supply Center, Inc.
      901 W. Lehigh Street                695 Wyoming Avenue
      Bethlehem, PA  18018                Kingston, PA 18704

Either party may change the addresses set forth above by written notice thereof to the other. Lessor shall at all times have the option of giving Lesee notice hereunder by posting the same in or on the Leased Premises. All payments to be made hereunder shall be hand delivered or sent by regular mail to the parties at the above addresses.

   28.ENTIRE AGREEMENT. It is expressly understood and agreed by the parties hereto that this Lease sets forth all the promises, agreements, conditions and understandings between Lessor and Lessee relative to this transaction, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are set forth herein. It is further agreed that no alteration, amendments, change or additions to this Lease shall be binding or effective unless reduced to writing and signed by both Lessor and Lesee.

   29.HEIRS AND ASSIGNS. Subject to any provisions hereinabove to the contrary, all the rights, obligations, conditions and terms set forth herein shall insure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

   30.ASSIGNABILITY.       This Lease shall not be assignable by Lessee.

   31.GOVERNING LAW AND SEVERABILITY. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania. If any provision of this Lease shall be declared invalid by judicial determination, or by Act of Pennsylvania Assembly, or by act of any other legislative body with authority to affect this lease, only such provision so declared invalid shall be thus affected, and all other provisions not inconsistent therewith or directly dependent thereon shall remain in full force and effect.

   32.EFFECT OF PARAGRAPH HEADINGS. The subject headings of the paragraphs of this Lease are included for the purpose of convenience only, and shall in no way affect the meaning, construction or interpretation of any of the provisions or terms hereof.

   33.GENDER  OR  NUMBER.      For the purposes of interpreting this Lease, the
masculine shall include the feminine and neuter, and the singular shall include the plural, and vice versa, unless contrary intent appears.

   IN WITNESS WHEREOF, and intending to be legally bound, the parties have their hands and seals hereto the day and year first above written.

LESSEE:                                            LESSOR:


/S/LARRY HAMERSHOCK                                /S/MICHAEL ALBARELL
Larry Hamershock, Vice President                   Michael Albarell, Principal

DATE:                                              DATE:

10/6/95                                            OCTOBER 6, 1995
WITNESS:


_________________________

DATE:

                               EXHIBIT 10(CC)

       Agreement dated May 15, 1995 between Carman Road Realty, Inc.
                and Broad Properties, Inc. (as landlord) and
             Strober Long Island Building Material Centers, Inc.

   THIS AGREEMENT BETWEEN CARMAN ROAD REALTY, INC., and BROAD PROPERTIES, INC., both New York corporations with their principal place of business at 1637 Broad Hollow Road, E. Farmingdale, N.Y. 11735 hereinafter collectively referred to as Landlord and STROBER LONG ISLAND BUILDING MATERIAL CENTERS, INC., a domestic corporation having its principal place of business at as Tenant

   WITNESSETH: The Landlord hereby leases to the Tenant the following premises: the buildings known as 75, 77 and 79 E. Carmans Road and 1294 Route 110 and approximately 1 acre of vacant land (which is part of tax lot 100-48-2-9.9), E. Farmingdale, New York 11735, as shown in the sketch annexed to this Lease as Exhibit "A" (the "Premises") for the term os five (5) years to commence from the 1st day of May 1995 and to end on the 30th day of April 2000 to be used and occupied only for the sale, warehousing, storage and indoor and outdoor display of building materials including lumber, provided that Tenant, at its sole cost and expense, shall first obtain all necessary governmental approvals permitting said use and further provided that said use is permissible under the Certificate of Occupancy for the premises, if any, or any zoning law or ordinance of the Town of Babylon, State of New York or United States, upon the conditions and covenants following:

1st.That the Tenant shall pay the annual rent as provided in Exhibit B annexed hereto, said rent to be paid in equal monthly payments in advance on the 1st day of each and every month during the term aforesaid, as provided in Exhibit B annexed hereto.

2nd. That the Tenant shall take good care of the premises and shall at the Tenant's own cost and expense make all repairs except structural repairs unless said repairs are made necessary by the negligence of Tenant, its servants, agents, employees, or invitees, and at the end of or other expiration of the term, shall deliver up the demised premises in good order or condition, damages being the elements excepted.

3rd. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense. To the best of Landlord's knowledge, there are no current violations.

4th.That the Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the premises, or any part thereof, or make any alterations on the premises, without the Landlord's consent in writing, such consent shall not be unreasonably withheld, or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.

5th.Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises cannot be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises cannot be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

   If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, or at the time the fire or casualty Tenant is in default in any term of this Lease then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

   Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty, Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law
Section 227. If, during he first two (2) years of the term, more than 50% of the Demised premises is destroyed by fire or other casualty, Landlord shall have the option to cancel the Lease. If during the last three (3) years of the term, more than 25% of the Demised Premises is destroyed by fire or other casualty, Landlord shall have the option of cancelling the lease, unless Tenant exercises its option to extend the term of the Lease no later than thirty (30) days from the date of damage or destruction.

6th.The said Tenant agrees the said Landlord and the Landlord's agent and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable times for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

7th.The Tenant also agrees to permit the Landlord or the Landlord's agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after the fourth month next preceding the expiration of the term hereby granted, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale", and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th.That if the said premises, or any part thereof shall be deserted or become vacant during said term, and if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the said premises by summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the premises on behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

9th.Landlord may replace, at the expense of Tenant, any and all broken glass in and about the demises premises. In the event Tenant fails to timely repair same, Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereon shall be deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expenses.

10th. That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to, or halls and stairs of said premiss, nor allow the same to be obstructed or encumbered in any manner.

11th. The Tenant shall neither place, or cause or allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises or any other part of same, except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing, which consent shall not be unreasonably withheld. And in case the Landlord or the Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint the said premises or the building wherein same is situated or make any other repairs, alterations or improvements in or upon and premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense, whenever the said repairs, alterations or improvements shall be completed.

12th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord.

13th. [Intentionally Deleted].

14th. That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of cancelling this lease without incurring any expenses or damage and the term hereby granted is expressly limited accordingly.

15th. The Tenant has this day deposited with the Landlord the sum of $23,345.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of the lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

16th. That the security deposited under the lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

17th. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, and if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there by filed against Tenant a petition for bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof shall expire and come to and end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

18th. Tenant shall pay to Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed. Tenant shall pay Tenant's proportionate part of the sewer rent or charge imposed upon the building. All such rents or charges or expenses shall be paid as additional rent and shall be added to the next month's rent thereafter to become due.

19th. That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of the fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

20th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

21th. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant. Notwithstanding anything herein to the contrary, after any such taking, said Lease shall not terminate provided Tenant continues to comply with all the terms of said Lease.

22nd. If after default in payment of rent or violations of any other provision of this lease, or upon the expiration of this Lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

23rd. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this Lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the differences between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises, and/or any claim of injury or damage.

24th. The Tenant waives all rights to redeem under any law of the State of New York.

25th. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

26th. No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the buildings or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

27th. Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

              [SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF]






   And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided, however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

   AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

   IN WITNESS WHEREOF, the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed) this 15th day of May 1995.

Signed, sealed and delivered                    CARMAN ROAD REALTY, INC. and
in the presence of                              BROAD PROPERTIES, INC.



                                                By:/S/L.S.
                                                   Joseph Picone, Jr., Pres.
                                                   (Landlord)


                                                STROBER LONG ISLAND BUILDING
                                                MATERIALS CENTERS, INC.

                                                By:/S/L.S.

RIDER TO LEASE BETWEEN CARMAN ROAD REALTY, INC. and BROAD PROPERTIES, INC. as Landlord, and STROBER LONG ISLAND BUILDING MATERIAL CENTERS, INC. as Tenant.

DATED:  May 15, 1995
-------------------------------------------------------------------------------

28th. At the expiration or sooner termination of this Lease, or any extension or renewal thereof, all improvements made by the Tenant in or upon the demised premises, except trade fixtures, shall, unless the Landlord elects otherwise, become the property of the Landlord and shall remain upon and be surrendered with said premises as part thereof at the end of the tenancy as aforesaid. Tenant shall remove all debris and other property of Tenant located in and around the premises. Tenant shall repair any damage in connection with the removal of its property and restore the premises to its original condition after Tenant's improvements made as per drawings amended hereto as Exhibit "C", ordinary wear and tear excepted. This provision shall survive the termination of this lease.

29th. If the Tenant shall at any time during the term of this Lease or any extension or renewal thereof be in default hereunder, and if the Landlord shall institute an action or summary or other proceeding against the Tenant based on such default and should Landlord prevail, then the Tenant shall reimburse the Landlord for the expenses of attorneys' fees and disbursements thereby incurred by the Landlord so far as the same are reasonable in amount. The amount of such expenses shall be deemed to be additional rent hereunder.

30th. Tenant will keep the open areas in front of and around the Demised Premises, including the Fire Lane as shown on Exhibit "A" annexed hereto, clean at all times and free from weeds, snow, debris and ice at its own expense.

31th. The Tenant shall procure liability insurance and will fully protect and indemnify the Landlord and Joseph Picone & Son, Inc., as managing agent, against any and all damages and claims, suits or actions for damage as a result of the injury, or any alleged injury, to any person whomsoever, or any property whatsoever in or about the Demised Premises, in form sufficient to insure and protect the Landlord in the sum of:

   $1,000,000.00 in respect of injury or death of any one person;
   $2,000,000.00 in respect of any one accident; and $ 500,000.00 in respect to property damage.

The Tenant shall pay all premiums for such insurance policies and shall deposit the duplicate original policies with the Landlord. The Tenant shall furnish such policies to the Landlord no later than ten (10) days prior to the commencement of the terms of this Lease, and a renewal certificate thereof within ten (10) days prior to the expiration of such policy. Tenant shall deliver to Landlord the original renewals thereof. Upon the failure of the Tenant to procure such policies or pay such premiums, the Landlord may, but shall not be obligated to, procure such policies upon ten (10) days prior written notice to Tenant and pay the premium therefor, and the amount paid by the Landlord shall be added to the next month's rent to become due. Such insurance shall name Landlord and Joseph Picone & Son, Inc., as managing agent, as additional insured, and shall contain an endorsement that such insurance may not be canceled or its limits or coverage reduced, except upon fifteen (15) days prior written notice from the insurance company to Landlord, sent by certified or registered mail.

32nd. If by reason of the use or the conduct of the Tenant's business in the Demised Premises or of the failure of the Tenant to comply with all of the terms of this Lease, the fire insurance rate for the building in which the Demised Premises are located shall at any time be higher than it otherwise would be, then the Tenant will reimburse the Landlord, as additional rent hereunder, for the amount over such increases in such insurance rates for the entire building in which the Demised Premises are located. Such reimbursement shall be additional rent and shall be paid on the first day of the month following such outlay by the Landlord.

33rd. (a) During the term or any extension or renewal of this Lease, in addition to the other rents herein provided, and as additional rent, Tenant agrees to pay to Landlord a percentage of all increases in real estate taxes assessed against the land and/or buildings of which the Demised Premises form a part which are in excess of said taxes for the 94/95 tax year. The Premises of which the Demised Premises are or form a part and for which real estate tax bill or bills are rendered are presently identified as follows:

TOWN OF  BABYLON, COUNTY OF SUFFOLK         PERCENTAGE OF INCREASES

   Dist.100 Sec.48 Block 2 Lot (s) 9.14                            78.97%
   Dist.100 Sec.48 Block 2 Lot (s) 9.9                             60.32%

   (a.1)"Real Estate Taxes" shall be deemed to include all taxes and general and special assessments, whether ordinary or extraordinary, seen or unforeseen, imposed, levied or assessed upon the land and the aforesaid building. Tenant shall pay to Landlord the aforesaid real estate taxes in two (2) payments, upon due demand thereof, in writing by the Landlord to the Tenant, after the Landlord has received from the taxing authorities the tax bill for the Demised Premises. Said taxes shall be deemed additional rent and the Landlord shall have all of the rights and remedies granted to it herein for the collection thereof as though the same were rent.

   (a.2)Any future changes of description on the Tax Map shall not diminish the tax burden chargeable to Tenant, except if any change in the description on the Tax Map alters the District, Section, Block, Lot or Lots, or any of them as presently constituted. Tenant shall pay the entire amount of the tax bill if the Demised Premises constitute all the land and buildings on such changed description on the Tax Map as aforesaid, Tenant shall pay its pro rata share thereof which shall be equal to the amount of such tax bill multiplied by the fraction, the numerator of which is the square foot area of that part of the building demised to Tenant and the denominator of which is the square foot area of the building or buildings included in such tax bill.

   (b)It is further understood and agreed that the Tenant's obligation to pay, as additional rent hereunder, the increase in real estate taxes, shall include taxes which result in all or any part as the result of a shift or substitution of the incidence of taxes now or ordinarily imposed on realty, including, but not limited to, value added tax. Tenant shall also pay any tax which may be imposed on the rents received by Landlord or any license fee measured by the rent received by Landlord from the Tenant. Tenant shall not be liable for Landlord's income or inheritance taxes.

34th. Tenant agrees to pay for all utilities consumed by it in the Premises including, without limitation, electric, heating, sewer, rent, water and any other utility. Landlord will not be obligated to supply heat or any utilities to Tenant. Landlord represents that all utilities are separately metered.

35th. All municipal, Village, Town, City, State and Federal inspection fees, licenses, general fees and permits for the Demised Premises and for the conduct and operation of Tenant's business therein, are to be procured by Tenant at its cost and expense.

36th. Except as provided in the work letter amended hereto as Exhibit "D", the Tenant agrees to accept the Demised Premises in their present condition, "as is".

37th. It is agreed and understood that in the event the Lease contains two (2) provisions that are repugnant to each other, and one is printed and the other typewritten, the typewritten provisions shall control and over-ride the printed provisions. This Lease and the exhibits and rider set forth all the covenants, promises and conditions and understandings between the parties herein.

38th. As an inducement to Landlord to enter into this Lease, Tenant covenants, warrants and represents that at the inception of and at all times during the term of this Lease, Tenant shall fully insure all its fixtures, stock and equipment and property of others in the care and custody of Tenant against the perils of fire, water damage or any other damages or casualty with insurance carriers selected by Tenant and authorized to do business in New York.

38.1 Tenant shall deliver to Landlord a copy of all insurance policies required under the terms of this Lease, together with all renewals and extensions upon Landlord's demand or within ten (10) days prior to the commencement of the term of this lease or ten (10) days prior to the expiration of any said coverage. Tenant may provide insurance certificates until said policies are made available to Tenant.

38.2 In the event Tenant fails or neglects to obtain such insurance policies as set forth hereinbefore, or fails or neglects to pay the insurance premiums when due, any damage sustained by Tenant to its fixtures, stock or equipment or damage to the property of others in the care and custody of Tenant by the perils of fire, water damage, or any other damage or casualty shall be deemed to have been insured against by Tenant with a solvent company which had waived its rights of subrogation against Landlord, and Tenant shall be deemed to have been fully paid for all damages under such policy of insurance.

38.3 In no event shall Tenant make any claim or be entitled to any damages or any part thereof for which Tenant has been reimbursed under any policy of insurance.

39th. As a consideration for granting of this Lease in all other insurance policies obtained by Tenant insuring Tenant against loss or damage for any fire or other casualty, or any public liability policy, Tenant warrants and represents that such insurance policies shall contain a waiver by the insurance carrier of all rights of subrogation against the Landlord, and Joseph Picone & Son, Inc., managing agent, if obtainable from Tenant's insurance carrier. If permissible by Landlord's insurance carriers, Landlord will seek to obtain a waiver of the rights of subrogation which Landlord's insurance carriers may have against the Tenant under Landlord's policy of insurance. Tenant's breach of this covenant is a default under the terms of this Lease and, in addition to any other remedies. Landlord shall be entitled to recover from Tenant all damages sustained by Landlord plus reasonable attorney fees, investigation fees, and disbursements.

40th. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation.

41st. In addition to any other rights reserved to the Landlord hereunder, if Tenant shall not have paid the rent by the fifth (5th) business day of any month during the term of this Lease, there shall be a late charge of four (4%) percent of the monthly rent for the handling of the delinquent account. The said late charge is additional rent and collectible as rent.

42nd. Tenant warrants and represents that Tenant has dealt with no broker knowing that Landlord is relying thereon.

43rd. Tenant shall not use or permit the use of the sewerage waste systems for the disposal of cleaning fluids, solvents or any hazardous wastes.

44th. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular ental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

45th. This agreement shall not constitute an offer to create any rights in favor of Tenant and shall not obligate or be binding upon Landlord and shall have no force or effect unless and until this agreement is duly executed copy of this agreement is delivered by Landlord to Tenant.

46th. The security set forth in Paragraph 15th hereof is intended to be an amount equal to two (2) months of the then current annual rent. If the annual rent is increased, at the beginning of each year of such increase the Tenant shall deposit with Landlord such additional sums so that the said security will be an amount equal to two (2) months of the then current annual rent.

47th. All notices desired or required to be given under this Lease shall be in writing and sent by certified or registered mail, postage prepaid, return receipt requested, as follows:

                                             (a)If  to  Landlord, at Landlord's
      address set forth on the first page of this Lease, or to such other addresses as landlord may designate.

                                             (b)If   to   Tenant,  at  Tenant's
      address set forth on the first page of this Lease, or to such other address as Tenant may designate.

48th. Except as otherwise provided in Paragraph 2nd and the work letter annexed hereto as Exhibit "D", the Landlord shall be under no obligation to make, repair, alter or decorate any portion or all of the Demised Premises, in connection with the use and occupation of the Tenant; or to institute or defend any action with respect to the Tenant's use and occupation of the Demised Premises; and the Tenant agrees that all repairs, alterations, additional decorations or otherwise, necessary for the Tenant's use and occupation shall be the sole responsibility and shall be done at the sole cost and expense of the Tenant, except as herein provided.

49th. Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease. In the event Tenant or any party claiming by, through or under Tenant, holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises, and for damages. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant, remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease, or after termination of the Lease, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over. If the holding over occurs at the expiration of the Lease term or by reason of a termination by mutual agreement of the parties, the Landlord may, as an alternative remedy, elect that such holding over shall constitute a renewal of this Lease for one (1) year at a rental equal to 150% of the rate of the rent payable hereunder immediately prior to the expiration of the Lease, and upon all of the other covenants and agreements contained in this lease.

50th. The security, if any, deposited with Landlord pursuant to the provisions of Paragraph 15 hereinabove, is deposited by the Tenant with the Landlord on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time such other portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which may be added to the Security Deposit so that the same may be restored to its original amount; (b) if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions, and agreements in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, performed and observed, the Security Deposit or the part or portion thereof not previously applied shall be returned to the Tenant no later than thirty (30) days after the expiration of this Lease or any renewal or extension thereof, provided Tenant has vacated the leased Premises and surrendered possession thereof to the Landlord at the expiration of said term or any extension or renewal thereof as provided herein; (c) in the event that Landlord terminates the Lease, Landlord may apply the Security Deposit against all damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; (d) in the event of any bankruptcy, insolvency or reorganization shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior too the institution of such proceedings, and the balance if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages; and (e) the provisions of Section 7-103 of the General Obligations Law of the State of New York as amended; and to the extent that the provisions of this Article may be inconsistent therewith, the said Section 7-103 of the General Obligations Law shall supersede.

51st. Tenant shall pay its proportionate share of the annual water, sprinkler, stand-by, and maintenance expenses for the Demised Premises, if any.

52nd. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rental herein reserved, and said additional amount so to be paid is not designated as "additional rent", or provision is not made in the Article covering such payment for the collection of said amount as "additional rent", then said amount shall nevertheless, at the option of Landlord, if not paid when due, be deemed "additional rent" and collectible as such with any installment of rental thereafter failing due hereunder; but nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

53rd. There shall be no storage of any kind or nature outside the actual building demised to the Tenant except as permissible under applicable law, or exceptions thereto lawfully obtained by Tenant.

54th. Tenant shall keep all areas surrounding the Demised Premises free and clear of any dirt or debris, failing which Landlord shall have the option of cleaning or removing said debris (but shall not have the obligation therefor) and charge the cost thereof to Tenant, upon five (5) days written notice to Tenant.

55th. All garbage receptacles shall be kept or maintained in accordance with applicable law.

56th. Tenant will at no time use or occupy the Premises in violation of the Certificate of Occupancy issued for the building. The statement in this Lease of the nature of the business to be conducted by Tenant is neither a representation or inference by Landlord that such use is lawful or permissible in the Premises under the Certificate of Occupancy for the building, if any.

57th. The invalidity or unenforceability of any portion of the within Lease Agreement shall in no way affect the validity or enforceability of any other provision hereof.

58th. Anything in this Lease to the contrary notwithstanding, it is agreed that there shall be no allowance to Tenant for a diminution in rental by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making or failing to make any portion of the building or the Demised Premises, or in and to the fixtures, appurtenances or equipment thereof.

59th. In addition to any other insurance policy to be supplied by Tenant as set forth in this Lease, or any endorsement or endorsements in connection therewith, Tenant agrees to pay on demand any increase in premiums that may be charged on insurance carried by Landlord resulting from Tenant's use or occupancy of the Demised Premises, or from any vacancy of the Demised Premises, whether or not Landlord has consented to same. In determining whether increased premiums are the result of Tenant's use or occupancy or vacancy of the Demised Premises, a schedule or "make up" rate of the organization issuing the fire insurance, extended coverage, vandalism and malicious mischief, special extended coverage or any all-risk insurance rates for the Premises, or any rule books issued by the rating organization or similar bodies, or by rating procedures or rules of Landlord's insurance companies, shall be conclusive evidence of the several items and charges which make up the insurance rates and the premiums of the Demised Premises. If, due to (i) occupancy, or (ii) abandonment, or (iii) Tenant's failure to occupy the Demised Premises as herein provided, any such insurance shall be cancelled by the insurance carrier, then, in any such events Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance. Tenant shall also pay any increase in premiums or such rent insurance as may be carried by Landlord for its protection against rent loss through fire or other casualty, if such increase shall result from any of the foregoing events.

60th. BANKRUPTCY

   (a)EVENTS OF BANKRUPTCY. The following shall be Events of Bankruptcy under this Lease:

      (i) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. <section>101 et seq. (the "Bankruptcy Code") or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

      (ii) the appointment of a receiver or custodian for any or all of Tenant's property or assets;

      (iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

      (iv) the filing of any involuntary petition against Tenant as the subject debtor under the Bankruptcy Code of Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

      (v) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

   (b)LANDLORD'S REMEDIES

      (i)TERMINATION OF LEASE. Upon the occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant, provided, however, that this <para>60(b)(i) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee in bankruptcy is unable to comply with the provisions of <para>60(b)(v) and <para>60(b)(vi) below. Otherwise, this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises upon the giving of notice pursuant to this
<para>60(b)(i).  Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

      (ii)SUIT  FOR  POSSESSION.   Upon  termination of this Lease, pursuant to
<para>60(b)(i), Landlord may proceed to recover  possession under and by virtue of the provisions of the laws of the State of New York, or by such other proceedings, as may be applicable.

      (iii)RELETTING  OF PREMISES.  Upon termination of this Lease, pursuant to
<para>60(b)(i), the Premises  may  be  relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and; if the full rental reserved under this Lease (and any of the costs) expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate, or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

      (iv)MONETARY DAMAGES. Any damage or loss or rent sustained by Landlord as a result of an Event of Bankruptcy may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the terms of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight (8%) percent per annum, and the fair market value of the Lease on the date of breach. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of the <para>60(b)(iv) may be limited by the limitations of damage provisions of the Bankruptcy Code.

      (v)ASSUMPTION OR ASSIGNMENT BY TRUSTEE. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to this <para>60 shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (A) promptly cures all defaults under this Lease, (B) promptly compensates Landlord for monetary damages incurred as a result of such default, and (C) provides adequate assurance of future performance.

      (vi)ADEQUATE ASSURANCE OF FUTURE PERFORMANCE. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in
<para>60  (b)  (v) above, shall mean that all of the following minimum criteria must be met: (A) the Trustee must pay to Landlord, at the time the next payment of rent is then due under this Lease, in addition to such payment of rent, an amount equal to the next payment of rent due under this Lease, or the next three (3) months rent due under this Lease, whichever is greater, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payments of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Trustee or Tenant); (B) the Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed pursuant to <para>60(vi)(A) above, the amount necessary to restore such escrow account to the original level required by said provision; (C) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is passed through to Tenant) in advance of the performance or provision of such services; (D) the Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non first class business operations shall be conducted on the Premises; (E) the Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged; (F) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building.

      (vii)FAILURE TO PROVIDE ADEQUATE ASSURANCE. In the event Tenant is unable to (A) cure its defaults, (B) reimburse Landlord for its monetary damages, (C) pay the rent due under this Lease, or any other payments required of Tenant under this Lease, on time (or within five (5) days of the due date), or (D) meet the criteria and obligations imposed by <para>60(b)(vi) above, then Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with <para>60(b) above.

61st. Tenant shall indemnify and hold harmless from any and all claims, lawsuits, administrative or governmental actions which may arise as a result of the accidental or intentional spillage or discharge of any toxic or hazardous wastes or hazardous substances in or about the Demised Premises caused by Tenant, its servants, agents, employee or invitees, and Tenant shall bear the entire cost for detecting, identifying and removing said substances from the Premises, including, but not limited to, site assessment fees, environmental audit fees, engineering fees, groundwater study fees, laboratory analysis fees, and any other fees incurred in connection therewith, including reasonable attorney fees in connection with the enforcement hereof.

   For the purpose of this article, Hazardous Substance shall be defined as set forth by either <section>9601(14) of Title 42 of the United States Code or any successor or similar section, or any environmentally related statute enacted by the State of New York (collectively called "Hazardous Substances").

   Notwithstanding anything herein to the contrary, Tenant shall not be responsible for any pre-existing conditions.

62nd. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except those that are compulsory.

63rd. In addition to any other remedies which Landlord may have, in the event of any default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

   (a)Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorney's fees; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges and Adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant probes could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the maximum legal rate; or

   (b)If Tenant shall make default in fulfilling any of the covenants of this Lease, or other than the covenants for the payment of rent or "additional rent", or if the Demised Premises become vacant or deserted, the Landlord may give to the Tenant ten (10) days' notice of intention to end the term of this Lease, and thereupon, at the expiration of said ten (10) days' (if said condition which was the basis of said notice shall continue to exist) the term of this Lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the Demised Premises to the Landlord, but the Tenant shall remain liable as hereinbefore and hereinafter provided;

   (c)Upon the occurrence of any Event of Default, Landlord shall have the election, forthwith to recover against Tenant as liquidated damages for loss of the bargain and not as a penalty, a sum equal to the Fixed Minimum Rent multiplied by the number of months and fractional months which would have constituted the balance of the term, together with costs and attorneys' fees, except that Landlord will use its best efforts to mitigate its damages.

64th. In the event that Tenant is in default in payment of any rent or any additional rent, the Landlord is hereby authorized to apply any payments received by Landlord to any default and in such amount or amounts as Landlord may elect.

65th. No part of the Demised Premises shall be occupied by any person, firm or entity other than Tenant. All goods, wares and merchandise brought into or stored at the Demised Premises and not owned by Tenant (the "Goods"), shall not give the Owner of such Goods (the Non-Tenant) any rights of any kind or nature with respect to the Demised Premises or the use or occupation thereof.

65.1 In the event that all or any part of the Goods stored at the Demised Premises are not owned by Tenant, but owned by the Non-Tenant, and the Non-Tenant becomes insolvent while the Goods are at the Demised Premises, and a voluntary or involuntary petition in bankruptcy is filed by or on behalf of the Non-Tenant, or such Non-Tenant makes any assignment for the benefit of creditors, Tenant shall within five (5) days of the filing of the said petition or assignment by the Non-Tenant:

   (a)deposit with the Landlord a sum equal to three (3) months of the then current rent as further security and assurance to Landlord that the Tenant will perform all the terms and covenants of this Lease to be performed by Tenant; and

   (b)remove or cause to be removed from the Demised Premises the Goods of the Non-Tenant; and/or

   (c)provide Landlord with adequate assurance, satisfactory to Landlord form both the Tenant and Non-Tenant that at all times during the presence of the Goods at the Demised Premises during the term of the Lease that all rent and additional rent shall be paid when due.

66th. No memorandum of this Lease shall be recorded without the express written consent of Landlord.

67th. At all times during the term of this Lease, or any extension or renewal thereof, Tenant shall obtain and keep in full force and effect for the benefit of Landlord an Tenant, with a responsible company doing business in Suffolk or Nassau County, a service and repair and maintenance contract with respect to the heating and air conditioning systems of the building. A copy of such contracts and renewals thereof shall be delivered to Landlord upon the issuance thereof (within thirty days of the commencement of the term of this Lease, or, in the case of renewal, within ten days prior to the expiration thereof) with proof of payment.

68th. The Tenant agrees to furnish Landlord with a financial statement or any other instrument which may be required by a lending institution to which Landlord has applied for a mortgage loan in accordance with SEC guidelines.

69th. As a condition to making this Lease, the Tenant agrees that it shall, within twenty (20) days after the date of execution hereof or March 31, 1995, whichever is later, deliver to the Landlord, in proper form, a resolution of the Board of Directors of Tenant confirming and approving this Lease.

70th. Except as provided in Exhibit "C", Tenant shall not, without the express written consent of Landlord, enter in or upon the roof of the Demised Premises or install anything thereon or make any alterations thereto.

71st. Tenant shall be permitted to install a lawful sign on the existing pylon shown on Exhibit "A", provided Tenant complies with all applicable regulations and obtains Landlord's prior approval of design thereof, which approval shall not be unreasonably withheld.

72nd. Tenant shall have the option to extend the term of this lease for a period of five (5) years, to wit May 1, 2000 to April 30, 2005 (the "Extended Term") upon condition that Tenant exercises the said option in writing on or before DECEMBER 1, 1999. For the annual rent for the Extended Term see Exhibit "B".
73rd. Tenant currently occupies the premises known as 1644 Route 110, Farmingdale, New York, which premises are owned by Hollow Properties, Inc., (a related entity to the Landlord herein), pursuant to a certain lease entered into between the respective predecessors in interest of Hollow Properties, Inc., and Tenant (the "1644 Lease"). At the time of the signing of this Lease, the parties shall also sign an Amendment to the 1644 Lease, which signed Amendment shall be annexed to this Lease as Exhibit "E" (the "1644 Amendment"). Tenant acknowledges that a default by Tenant under the terms of this Lease shall also constitute a default under the terms of the 1644 Lease and 1644 Amendment.

74th. Tenant's performance of its obligations under the terms of this Lease shall be expressly subject to and contingent upon Tenant receiving the municipal permits and approvals required to permit the operation of Tenant's business (as defined herein) at the Demised Premises. Upon the execution of this Lease, Tenant shall immediately apply for any and all permits and approvals so required, at Tenant's sole cost and expense. In the event Tenant has failed to obtain said permits and approvals by July 1, 1995, either party may cancel this Lease, upon five (5) days prior written notice to the other party, except that Tenant may further extend the time to obtain said permits and approvals by making prompt payment of all rent and additional rent due under this Lease together with prompt payment to Hollow Properties, Inc. under the terms of the 1644 Lease or the 1644 Amendment and by complying with all the other terms and conditions of the 1644 Lease and 1644 Amendment.

75th. Landlord and Tenant acknowledge that Tenant shall make certain improvements to the Demised Premises (Tenant's Work). Tenant, at his sole cost and expense shall deliver to Landlord two (2) copies of complete, detailed architectural, mechanical and electrical drawings and specifications for Tenant's Work (Tenant's Plans). Tenant's Plans shall be prepared in accordance with all applicable laws, ordinance, rules and regulations.

   All work proposed by Tenant shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld. Upon Landlord's approval of Tenant's Plans, three (3) sets of same shall be signed by Landlord and Tenant, two (2) sets to be retained by Landlord and one (1) set by Tenant. Thereafter, Tenant's Plans shall not be changed without the prior approval of Landlord, which approval shall not be unreasonably withheld.

   Landlord's approval of Tenant's Plans shall not constitute an opinion or agreement by Landlord that said Plans are in compliance with applicable law, nor shall such approval impose any present or future liability on Landlord, nor constitute a waiver by Landlord of any of its rights under this Lease. Prior to beginning Tenant's work, Tenant shall file said Plans with the appropriate governmental agencies and obtain all necessary approvals for same. Tenant shall provide Landlord with copies of all such approvals immediately upon obtaining same.

   The cost of Tenant's Work shall be paid by Tenant in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied in connection with Tenant's Work. If at any time the Demised Premises shall be encumbered by any mechanic's or materialmen's lien, Tenant shall, within ten (10) days after receipt of notice of same or request by Landlord, discharge (or post a bond in lieu thereof) said lien to the satisfaction of Landlord. If Tenant fails to discharge or bond said lien or liens after receiving the aforesaid notice or request by Landlord, Landlord may discharge or bond said lien or liens, and Tenant shall be responsible for all costs incurred by Landlord in discharging or bonding said lien or liens including reasonable attorney's fees, with said costs to be payable to Landlord as additional rent.

   Tenant guarantees to Landlord the full, lien-free completion of Tenant's Work in accordance with Tenant's Plans. During the course of Tenant's Work, Tenant (and all of its contractors and subcontractors) will carry or cause to be carried adequate Worker's Compensation Insurance, Builders Risk, Comprehensive General Liability and such other insurance as may be required by law to be carried by Landlord or Tenant in connection with such construction, and such insurance (except the Worker's Compensation Insurance) shall name Landlord, Landlord's managing agent as additional insureds.

   All of Tenant's Work shall be done in such a manner so as not to impair the structural integrity of the building nor affect the proper functioning of any of the mechanical, electrical, HVAC, plumbing, sanitary or other systems of the Demised Premises.

   With respect to Tenant's Work, Tenant, at its sole cost and expense, shall provide and deliver to Landlord, in form and substance satisfactory to Landlord, (i) written partial releases of liens executed by contractors, subcontractors, material suppliers and laborers simultaneously with and to the extent of payment for the labor performed or materials furnished by such contractor, subcontractor, material supplier or laborer, and (ii) final releases of lien simultaneous with final payments to contractors, subcontractors, material suppliers and laborers.

   Promptly following the completion of all of Tenant's Work, Tenant shall obtain and furnish to Landlord (i) all appropriate certifications from all authorities having jurisdiction (including a certificate of occupancy or certificate of completion, as the case may be) to the effect that all of Tenant's Work has been performed and completed in accordance with Tenant's Plans and with all Legal Requirements.

                                       LANDLORD

                                       CARMAN ROAD REALTY, INC. and
                                             BROAD PROPERTIES, INC.


                                       By:_________________________
                                          Joseph Picone, Jr., Pres.

                                       TENANT

                                       STROBER LONG ISLAND BUILDING
                                             MATERIAL CENTERS, INC.


                                       By:_________________________

                                 "EXHIBIT B"

                       PERIOD                                            ANNUAL RENT
May 1, 1995 to April 30, 1996                                            $140,070.00
May 1, 1996 to April 30, 1997                                            150,844.20
May 1, 1997 to April 30, 1998                                            161,618.16
May 1, 1998 to April 30, 1999                                            172,393.44
May 1, 1999 to April 30, 2000                                            183,168.00
                       PERIOD                                         MONTHLY PAYMENTS
May 1, 1995 to April 30, 1996                                            $ 11,672.50
May 1, 1996 to April 30, 1997                                             12,570.35
May 1, 1997 to April 30, 1998                                             13,468.18
May 1, 1998 to April 30, 1999                                             14,366.12
May 1, 1999 to April 30, 2000                                             15,264.00
EXTENDED TERM
                       PERIOD                                            ANNUAL RENT
May 1, 2000 to April 30, 2001                                            $193,942.08
May 1, 2001 to April 30, 2002                                            193,942.08
May 1, 2002 to April 30, 2003                                            193,942.08
May 1, 2003 to April 30, 2004                                            205,914.00
May 1, 2004 to April 30, 2005                                            205,914.00
                       PERIOD                                         MONTHLY PAYMENTS
May 1, 2000 to April 30, 2001                                            $ 16,161.84
May 1, 2001 to April 30, 2002                                             16,161.84
May 1, 2002 to April 30, 2003                                             16,161.84
May 1, 2003 to April 30, 2004                                             17,159.50
May 1, 2004 to April 30, 2005                                             17,159.50

   It is intended hereby that upon the commencement of the term, Tenant's obligation to pay rent hereunder will commence upon occupancy or July 1,1995 whichever is sooner.

   If Tenant commences occupancy on June 1, 1995 then the annual rent for the period June 1, 1995 to April 30, 1996 shall be $128,397.50 if the Tenant commences occupancy on July 1, 1995 then the annual rent for the period July 1, 1995 to April 30, 1996 shall be $116,725.00.

                                 EXHIBIT "C"

Tenant's improvements to be competed at Tenant's sole cost and expense in accordance with the terms of the Lease and all applicable law.

1. Convert 79 East Carmans Road into Office and Showroom.
2. Add overhead door to south wall of 77 East Carmans Road.
3. Add overhead door to south wall of 75 East Carmans Road.
4. Demolish block room in 79 East Carmans Road.
5. Demolish office space in 75 East Carmans Road.
6. Remove overhead door in east wall of 79 East Carmans Road.
7. Install windows and entrance in 79 East Carmans Road.
8. HVAC in 79 East Carmans Road.
9. Install two bathrooms in 79 East Carmans Road tie into new sewer line to be run by landlord or pump up and through 77 and 75 East Carmans Road to tie into existing sewer.
10.Close openings between 79 and 77 East Carmans Road install 6' passage door. 11.Open wall between 75 and 77 East Carmans Road.
12.Install water and waste in lunchroom.
13.Drop sprinkler heads below any finished ceilings. May convert wet sprinkler system to dry type.

                                 EXHIBIT "D"

Picone Work Letter for Exhibit "D"

1. Relocate Fire Hydrant.
2. Finish Stucco on south wall only, as intended.
3. Fix blacktop as needed.
4. Remove concrete dividers between leased yard and fire lane.
5. Remove fence between leased yard and fire lane.

State of New York                           )
                                            ) ss.:
County of                                   )

   On  the       day  of                   19   ,  before  me  personally  came
to  me  known and known to me to be the individual     described  in,  and  who
executed  the  foregoing  instrument,  and                   acknowledged to me
that       he      executed the same.



State of New York                           )
                                            ) ss.:
County of                                   )

   On  the       day  of                  19    ,  before  me  personally  came
to  me  known,  who, being by me duly sworn, did depose  and  say  that      he
resides                                  at                                 No.
that              he         is         the                                  of
the corporation mentioned in, and which executed, the foregoing instrument that he knows the seal of said corporation: that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board
of                          of said corporation; and that       he  signed  his
name thereto by like order.











   In Consideration of the letting of the premises within mentioned in the within named Tenant and the sum of $1.00 paid to the undersigned by the within named Landlord, the undersigned do hereby covenant and agree, to and with the Landlord and the Landlord's legal representatives, that if default shall at any time be made by the said Tenant in payment of the rent and the performance of the covenants contained in the within lease, on the Tenant's part to be paid and performed, that the undersigned will well and truly pay the said rent, or any arrears thereof, that may remain due unto the said Landlord, and also pay all damages that may arise in consequence of the non-performance of said covenants, or either of them, without requiring notice of any such default from the said Landlord. The undersigned hereby waives all right to trial by jury in any action or proceeding hereinafter instituted by the Landlord, to which the undersigned may be a party.

   IN WITNESS WHEREOF, the undersigned      set     hand and seal this   day of
                       , 19  .

WITNESS                              _____________________________________L.S.

                                 EXHIBIT 23

                       Consent of Independent Auditors

                       INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Strober Organization, Inc.:


We consent to incorporation by reference in the Registration Statements Nos. 33-71768, 33-71766 and 333-693 on Form S-8 of The Strober Organization, Inc. of our report dated March 1, 1996, relating to the consolidated balance sheets of The Strober Organization, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1995 which report appears in the December 31, 1995 annual report on Form 10-K of The Strober Organization, Inc.




                                                        KPMG PEAT MARWICK LLP


Jericho, New York
March 26, 1996

                                 EXHIBIT 27

                           Financial Data Schedule

THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1995 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

[PERIOD-TYPE]   	    12-MOS
[FISCAL-YEAR-END]           Dec-31-1995
[PERIOD-START]  	    Jan-01-1995
[PERIOD-END]    	    Dec-31-1995
[CASH]                            6,007
[SECURITIES]                          0
[RECEIVABLES]                    18,228
[ALLOWANCES]                      2,321
[INVENTORY]                      10,305
[CURRENT-ASSETS]                 33,487
[PP&E]                           12,676
[DEPRECIATION]                    9,049
[TOTAL-ASSETS]                   44,544
[CURRENT-LIABILITIES]             9,796
[BONDS]                               0
[COMMON]                             52
[PREFERRED-MANDATORY]                 0
[PREFERRED]                           0
[OTHER-SE]                            0
[TOTAL-LIABILITY-AND-EQUITY]     44,544
[SALES]                         125,813
[TOTAL-REVENUES]                125,813
[CGS]                            92,627
[TOTAL-COSTS]                    92,627
[OTHER-EXPENSES]                      0
[LOSS-PROVISION]                    566
[INTEREST-EXPENSE]                  228
[INCOME-PRETAX]                   5,348
[INCOME-TAX]                      2,266
[INCOME-CONTINUING]               3,082
[DISCONTINUED]                        0
[EXTRAORDINARY]                       0
[CHANGES]                             0
[NET-INCOME]                      3,082
[EPS-PRIMARY]                      0.59
[EPS-DILUTED]                      0.59

                      Securities and Exchange Commission
                            Washington, D.C.  20549

                                   FORM 10-Q

                [X] QUARTERLY REPORT UNDER SECTION 13 or 15(d)
                    OF THE SECURITIES EXCHANGE ACT  OF 1934

                   For Quarter Ended March 31, 1996

                                      or

               [  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        For the Transition Period from

                        ____________ to ______________

                        Commission File Number 0-15339

                        THE STROBER ORGANIZATION, INC.
            (Exact name of Registrant as specified in its charter)

                 DELAWARE                                        11-2822910

           (State of Organization                  (IRS Employer Identification
            or other Jurisdiction                              Number)
            of Incorporation)

                            550 Hamilton Avenue
                                    BROOKLYN, NEW YORK 11232
                           (Address of principal executive office)

                                      (718) 832-1212
                        (Registrant's telephone number,
                             including area code)

       Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to filing requirements for the past 90 days.

                            Yes   X        No _____

    COMMON STOCK $.01 PAR - SHARES ISSUED AND OUTSTANDING AT MAY 9, 1996 -
                                   5,027,447
 (Number of shares outstanding of each class of the Registrant's Common Stock)

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                                     INDEX



                                                                   PAGE

Face Sheet............................................................1

Index.................................................................2

Part I     Financial Information

   Item 1. Financial Statements

           Consolidated Balance Sheets as of
           March 31, 1996 and December 31, 1995.......................3

           Consolidated Statements of Operations for the
           Three Months Ended March 31, 1996 and 1995.................4

           Consolidated Statements of Cash Flows
           for the Three Months Ended March 31,
           1996 and 1995..............................................5

           Notes to Consolidated Financial Statements.................6

   Item 2. Management's Discussion and Analysis of
           Financial Condition and Results of
           Operations.................................................7

Part II    Other Information..........................................9

Part III   Exhibits and Reports on Form 8-K..........................10

Signature............................................................11

                     PART 1 - FINANCIAL STATEMENTS

                The Strober Organization, Inc. and Subsidiaries
                          Consolidated Balance Sheets


                                                                        (In Thousands)
   ASSETS                                                     MAR. 31,                       DEC. 31,
                                                                1996                           1995
Current assets:
   Cash                                                         $5,377                       $6,007
   Accounts receivable, net of allowance for                    13,951                       15,907
doubtful accounts of $2,501 and $2,321 in
1996 and 1995, respectively
   Inventory                                                    12,239                       10,305
   Deferred income taxes                                           921                          921
   Other current assets                                            520                          347
Total current assets                                            33,008                       33,487
Property and equipment, net                                      3,398                        3,627
Goodwill, net of accumulated amortization of                     6,674                        6,726
$1,713 and $1,661 in 1996 and 1995,
respectively
Other assets                                                       725                          704
Total assets                                                   $43,805                      $44,544
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current installments of long-term debt                         $621                         $908
   Accounts payable                                              6,336                        4,738
   Accrued expenses and taxes                                    2,455                        4,150
Total current liabilities                                        9,412                        9,796
Long-term debt, less current installments                        1,170                        1,224
Total liabilities                                               10,582                       11,020
Stockholders' equity:
   Preferred stock, $.01 par value, 1000                            --                           --
     shares authorized and unissued
   Common stock, $.01 par value, 20,000                             52                           52
     shares authorized; issued:  5,218 and
5,027 outstanding in 1996 and issued 5,178
and outstanding 4,987 in 1995
   Additional paid-in capital                                    7,099                        7,029
   Retained earnings                                            26,855                       27,189
   Less:  Treasury stock at cost, 191 shares                      (783)                        (746)
     in 1996 and 1995
Total stockholders' equity                                      33,223                       33,524
Total liabilities and stockholders' equity                     $43,805                      $44,544


     See accompanying notes to consolidated financial statements.


                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                  Three Months Ended March 31, 1996 and 1995




(In thousands, except per share data)                          1996                           1995
Net sales                                                       $23,092                       $28,167
Cost of goods sold                                               16,577                        20,777
Gross profit                                                      6,515                         7,390
Selling, general and administrative                               7,159                         7,037
expenses
Income (loss) from operation                                       (644)                          353
Interest expense                                                    (52)                          (54)
Interest income                                                     119                           105
Net income (loss) before income taxes                              (577)                          404
Provision (benefit) for income taxes                               (242)                          165
Net income (loss)                                                 ($335)                         $239
Net income (loss) per share                                      ($0.07)                        $0.05
Weighted average number of shares                                 5,132                         5,208
outstanding



          The computation of fully diluted earnings per share does not materially differ from that presented above.

     See accompanying notes to consolidated financial statements.


                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
                  Three Months Ended March 31, 1996 and 1995
                                (In thousands)


                                                                 1996                          1995
Cash flows from operating activities:
  Net income (loss)                                             ($335)                          $239
  Adjustments to reconcile net income (loss) to
net cash (used by) provided by operating
activities:
     Depreciation and amortization                                350                            346
     Provision for estimated losses on accounts
receivable                                                        180                            239
     Changes in operating assets and
liabilities:
       Accounts receivable                                      1,776                          1,187
       Inventory                                               (1,934)                        (2,192)
       Other assets                                              (198)                           (96)
       Accounts payable                                         1,598                          1,756
       Accrued expenses and taxes                              (1,693)                          (973)
Net cash (used by) provided by operating                         (256)                           506
activities
Cash flows from investing activities:
  Additions to property and equipment, net                        (65)                          (159)
Cash flows from financing activities:
  Repayment of long-term debt                                    (342)                          (604)
  Proceeds from exercise of stock options                          70                             --
  Purchase of Treasury Stock                                      (37)                            --
Net cash used by financing activities                            (309)                          (604)
Net decrease in cash                                             (630)                          (257)
Cash at beginning of period                                     6,007                          3,890
Cash at end of period                                          $5,377                         $3,633



      See accompanying notes to consolidated financial statements


                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




(1) UNAUDITED STATEMENTS

  The accompanying unaudited consolidated financial statements and other related financial information furnished reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the financial position as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and 1995.

  Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 1995 financial statements. The results of operations for the period ended March 31, 1996 are not necessarily indicative of the operating results for the full year.

(2) PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated.

(3) STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURES

  Schedule of amounts paid for interest, income taxes and capital lease obligations.

In thousands                                1996                          1995
  Interest paid                               $32                           $39
  Income taxes paid                          $261                          $219
  Capital lease obligations                  $  0                          $271
    incurred for purchase
    of equipment


Item 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS


The following table sets forth certain income statement amounts expressed as a percentage of sales:

                                                    Three Months                  Three Months
                                                        Ended                         Ended
                                                   March 31, 1996                March 31, 1995
Net Sales                                                  100.0%                        100.0%
Cost of goods sold                                          71.8%                         73.8%
Gross Profit                                                28.2%                         26.2%
SG&A expenses                                               31.0%                         25.0%
Income (loss) from operations                               (2.8)%                         1.2%
Net interest income                                           .3%                           .2%
Net income (loss) before income tax                         (2.5)%                         1.4%
Provision (benefit) for income tax                           1.0%                           .6%
Net income (loss)                                           (1.5)%                          .8%



RESULT OF OPERATIONS

FIRST QUARTER ENDED MARCH 31, 1996 COMPARED TO FIRST QUARTER ENDED MARCH 31,
1995

Net sales for the quarter ended March 31, 1996 decreased by $5.1 million (18%) compared to the same period in 1995. The decrease in sales is primarily due to extremely severe weather conditions experienced in the Northeast this winter as compared to milder weather conditions of the first quarter of 1995. The record breaking snow that occurred during the first quarter of 1996 halted outside construction activity for many of the Company's customers and greatly hampered jobsite deliveries to those customers who could continue to work.

Gross profit decreased by $875,000 (12%) in the first quarter of 1996 as compared to the same period in 1995 due to the lower sales volume. Gross profit as a percentage of sales increased from 26.2% to 28.2% in the first quarter of 1996 compared to the same period in 1995.

Selling, general and administrative expenses increased by $122,000 (2%) in the first quarter of 1996 compared to the same period in 1995. The following table shows the components of the SG&A expenses:

                                        THREE MONTHS ENDED

     IN THOUSANDS                      3/31/96   3/31/95

     Delivery                        $ 2,745   $ 2,688
     Selling                           1,033     1,002
     Administrative                    3,381     3,347
                                      $7,159    $7,037


Income from operations decreased $997,000 in the first quarter of 1996 due to a loss of $644,000 compared to income of $353,000 in the same period in 1995. This decrease resulted primarily from the inclement weather related decrease in sales volume. Net income before taxes decreased $981,000 in the 1996 first quarter to a net loss of $577,000 compared to net income of $404,000 in the same period in 1995.

The net loss for the first quarter of 1996 reflects an income tax benefit of $242,000 compared to an income tax provision of $165,000 for the same period in 1995. Net income for the first quarter ended March 31, 1996, decreased $574,000 to a loss of $335,000 compared to net income of $239,000 in the same period in 1995.

LIQUIDITY AND CAPITAL RESOURCES

The Company financed its operations in the first quarter of 1996 without the necessity of any borrowings. The Company also maintains a revolving working capital line of credit in the amount of $10,000,000 with the Chase Manhattan Bank, N.A. which expires in January 1997. Borrowings under the credit facility are made as needed, up to a maximum of 75% of eligible accounts receivable and bear interest at the prime rate plus 1/2 a percentage point or at the option of the Company at various fixed London Interbank Offered Rate interest rates. The Company pledged as collateral for the credit facility its accounts receivable and is required to maintain certain financial covenants. At March 31, 1996, there were no balances owed under this credit line. The Company believes that this credit facility will provide sufficient working capital to support current and future operations and that an extension or replacement of the revolving working capital line of credit will be obtained in the next six months.

In March 1995, the Company entered into a master lease agreement with Chase Equipment Leasing Inc. to lease certain trucks and forklift equipment. The agreement provides for a monthly rental payment adjusted upon changes in the one month London Interbank Offered Rate.

At March 31, 1996, the Company's outstanding balance of subordinated notes payable was $292,000 compared to $583,000 at December 31, 1995. These notes were issued pursuant to the acquisition of The General Building Supply Company in January 1988. The notes are due September 1, 1996 and are paid with 36 consecutive monthly payments of $97,222 plus interest at 8% per annum. During 1995, the Company prepaid three monthly principal payments on the notes amounting to $292,000 and expects to make the final note payment on June 1, 1996.

Capital expenditures, net of dispositions, amounted to $65,000 in the three month period ended March 31, 1996, compared to $430,000 in the same period in 1995. The Company plans to purchase during the 1996 fiscal year new delivery equipment and computer equipment costing approximately $2 million.

                      PART II - OTHER INFORMATION




Item 1.  LEGAL PROCEEDINGS.

     The Company is not a party to any material legal proceedings. It is, however, involved in litigation relating to claims arising out of its operations in the normal course of business. Such claims against the Company are generally covered by insurance. It is the opinion of management that any uninsured liability resulting from such litigation would not have a material adverse effect on the Company's business, financial position or earnings.

                                   PART III




Item 6.    Exhibits and Reports on Form 8-K.

     (a)   Exhibits:

           27   Financial Data Schedule

     (b)   Reports on Form 8-K:

           There was a Report on Form 8-K filed during the quarter which reported that the Company issued a press release on February 20, 1996 announcing that the Company had retained Hill Thompson Capital Markets, Inc. as its financial advisor.

                               SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 THE STROBER ORGANIZATION, INC.



                                 By:  /s/David J. Polishook
				 _________________________________
                                      David J. Polishook
                                      Chief Financial Officer
                                      and Treasurer

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.


[PERIOD-TYPE]           YEAR
[FISCAL-YEAR-END]    			Dec-31-1996
[PERIOD-START]                          Jan-01-1996
[PERIOD-END]                            Mar-31-1996
[CASH]                                        5,377
[SECURITIES]                                      0
[RECEIVABLES]                                16,452
[ALLOWANCES]                                  2,501
[INVENTORY]                                  12,239
[CURRENT-ASSETS]                             33,008
[PP&E]                                       12,741
[DEPRECIATION]                                9,343
[TOTAL-ASSETS]                               43,805
[CURRENT-LIABILITIES]                         9,412
[BONDS]                                           0
[COMMON]                                         52
[PREFERRED-MANDATORY]                             0
[PREFERRED]                                       0
[OTHER-SE]                                   33,171
[TOTAL-LIABILITY-AND-EQUITY]                 43,805
[SALES]                                      23,092
[TOTAL-REVENUES]                             23,092
[CGS]                                        16,577
[TOTAL-COSTS]                                16,577
[OTHER-EXPENSES]                                  0
[LOSS-PROVISION]                                180
[INTEREST-EXPENSE]                               52
[INCOME-PRETAX]                               (577)
<Income-Tax)				      (242)
[INCOME-CONTINUING]                           (335)
[DISCONTINUED]                                    0
[EXTRAORDINARY]                                   0
[CHANGES]                                         0
[NET-INCOME]                                  (335)
[EPS-PRIMARY]                                  0.07
[EPS-DILUTED]                                  0.07

                      Securities and Exchange Commission
                            Washington, D.C.  20549

                                   FORM 10-Q

                [X] QUARTERLY REPORT UNDER SECTION 13 or 15(d)
                    OF THE SECURITIES EXCHANGE ACT  OF 1934

                    For Quarter Ended June 30, 1996

                                      or

               [  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        For the Transition Period from

                        ____________ to ______________

                        Commission File Number 0-15339

                        THE STROBER ORGANIZATION, INC.
            (Exact name of Registrant as specified in its charter)

                 DELAWARE                               11-2822910

           (State of Organization          (IRS Employer Identification Number)
           or other Jurisdiction
           of Incorporation)

                               550 Hamilton Avenue
                               BROOKLYN, NEW YORK 11232
                           (Address of principal executive office)

                                      (718) 832-1212
                        (Registrant's telephone number,
                             including area code)

       Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to filing requirements for the past 90 days.

                            Yes   X        No _____

   COMMON STOCK $.01 PAR - SHARES ISSUED AND OUTSTANDING AT AUGUST 9, 1996 -
                                   5,027,447
 (Number of shares outstanding of each class of the Registrant's Common Stock)

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                                     INDEX



                                                                   PAGE

Face Sheet............................................................1

Index.................................................................2

Part I     Financial Information

   Item 1. Financial Statements

           Consolidated Balance Sheets as of
           June 30, 1996 and December 31, 1995........................3

           Consolidated Statements of Operations for the
           Three Months Ended June 30, 1996 and 1995..................4

           Consolidated Statements of Operations
           for the Six Months Ended June 30, 1996
           and 1995...................................................5

           Consolidated Statements of Cash Flows
           for the Six Months Ended June 30, 1996 and 1995............6

           Notes to Consolidated Financial Statements.................7

   Item 2. Management's Discussion and Analysis of
           Financial Condition and Results of
           Operations.................................................8

Part II    Other Information.........................................12

Part III   Exhibits and Reports on Form 8-K..........................13

Signature............................................................14

                    PART I - FINANCIAL INFORMATION

Item 1.    FINANCIAL STATEMENTS

                The Strober Organization, Inc. and Subsidiaries
                          Consolidated Balance Sheets

                                                              (In Thousands)
   ASSETS                                               JUNE 30,            DEC. 31,
                                                          1996                1995
Current assets:
 Cash                                                     $4,000             $6,007
Accounts receivable, net of allowance for                19,549             15,907
doubtful
  accounts of $2,876 and $2,321 in 1996 and 1995,
  respectively
 Inventory                                                 12,548            10,305
 Deferred income taxes                                        921               921
 Other current assets                                         505               347
Total current assets                                       37,523            33,487
Property and equipment, net                                 4,279             3,627
Goodwill, net of accumulated amortization of                6,621             6,726
$1,765
  and $1,660 in 1996 and 1995, respectively
Other assets                                                 752                704
Total assets                                             $49,175            $44,544
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of long-term debt                     $510               $908
 Revolving line of credit                                      -                  -
 Accounts payable                                          8,120              4,738
 Accrued expenses and taxes                                4,139              4,150
Total current liabilities                                 12,769              9,796
Long-term debt, less current installments                  1,837              1,224
Total liabilities                                         14,606             11,020
Stockholders' equity:
 Preferred stock, $.01 par value, 1000 shares                --                  --
  authorized and unissued
 Common stock, $.01 par value, 20,000 shares                 52                  52
  authorized; issued:  5,218 and 5,027
outstanding
  in 1996 and issued 5,178 and outstanding 4,987
in
  1995
 Additional paid-in capital                               7,099               7,029
 Retained earnings                                       28,201              27,189
 Less:  Treasury stock at cost, 191 shares in              (783)               (746)
1996
  and 1995
Total stockholders' equity                               34,569              33,524
Total liabilities and stockholders' equity              $49,175             $44,544

     See accompanying notes to consolidated financial statements.

                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                   Three Months Ended June 30, 1996 and 1995




(In thousands, except per share data)                          1996                           1995
Net sales                                                       $36,016                         $34,035
Cost of goods sold                                               26,509                          25,225
Gross profit                                                      9,507                           8,810
Selling, general and administrative                               7,519                           7,159
expenses
Income from operations                                            1,988                           1,651
Other income (expense)
 Interest expense                                                  (39)                             (58)
 Interest income                                                    113                              84
 Equity in earnings of joint venture                                 96                               -
 Gain on sale of fixed assets and other                             163                              (2)
income
Net income before income taxes                                    2,321                           1,675
Provision for income taxes                                          975                             687
Net income                                                       $1,346                            $988
Net income per share                                              $0.26                           $0.19
Weighted average number of shares                                 5,173                           5,227
outstanding


          The computation of fully diluted earnings per share does not materially differ from that presented above.

     See accompanying notes to consolidated financial statements.


                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                    Six Months Ended June 30, 1996 and 1995




(In thousands, except per share data)                          1996                           1995
Net sales                                                       $59,108                         $62,202
Cost of goods sold                                               43,086                          46,002
Gross profit                                                     16,022                          16,200
Selling, general and administrative                              14,708                          14,226
expenses
Income from operations                                            1,314                           1,974
Other income (expense)
 Interest expense                                                   (92)                           (112)
 Interest income                                                    232                             189
 Equity in earnings of joint venture                                 96                               -
 Gain on sale of fixed assets and other                             193                              28
income
Net income before income taxes                                    1,743                           2,079
Provision for income taxes                                          732                             852
Net income                                                       $1,011                          $1,227
Net income per share                                              $0.20                           $0.24
Weighted average number of shares                                 5,153                           5,217
outstanding

          The computation of fully diluted earnings per share does not materially differ from that presented above.

     See accompanying notes to consolidated financial statements.


                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
                    Six Months Ended June 30, 1996 and 1995
                                (In thousands)


                                                                 1996                          1995
Cash flows from operating activities:
   Net income                                                       $1,011                        $1,227
Adjustments to reconcile net income to net cash
(used
   by) provided by operating activities:
   Depreciation and amortization                                       720                           695
   Provision for estimated losses on accounts                          358                           384
   receivable
   Changes in operating assets and liabilities:
     Accounts receivable                                           (4,000)                       (1,422)
     Inventory                                                     (2,243)                       (1,097)
     Other assets                                                    (214)                           38
     Accounts payable                                                3,382                        1,699
     Accrued expenses and taxes                                       (11)                         (224)
Net cash provided by (used by) operating                             (997)                        1,300
activities
Cash flows from investing activities:
   Additions to property and equipment, net                          (316)                         (392)
Cash flows from financing activities:
   Repayment of long-term debt                                       (727)                         (931)
   Proceeds from exercise of stock options                              70                            9
   Purchase of treasury stock                                         (37)
Net cash (used by) financing activities                              (694)                         (922)
Net decrease in cash                                               (2,007)                          (14)
Cash at beginning of period                                          6,007                        3,890
Cash at end of period                                               $4,000                       $3,876

      See accompanying notes to consolidated financial statements


                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




(1) UNAUDITED STATEMENTS

   The accompanying unaudited consolidated financial statements and other related financial information furnished reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the financial position as of June 30, 1996 and the results of operations and cash flows for the six months ended June 30, 1996 and 1995.

   Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 1995 financial statements. The results of operations for the period ended June 30, 1996 are not necessarily indicative of the operating results for the full year.

(2) PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated.

(3) STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURES

   Schedule of amounts paid for interest, income taxes and capital lease obligations.

In thousands
                                            1996                     1995
   Interest paid                              $70                     $ 95
   Income taxes paid                         $280                     $733
   Capital lease obligations                 $940                     $880
   incurred for purchase of
   equipment

Item 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS


The following table sets forth certain income statement amounts expressed as a percentage of sales:

                                        Three               Three             Six Months         Six Months
                                       Months              Months                Ended              Ended
                                        Ended               Ended               6/30/96            6/30/95
                                       6/30/96             6/30/95
Net sales                                 100.0%              100.0%               100.0%            100.0%
Cost of goods sold                         73.6%               74.1%                72.9%             74.0%
Gross profit                               26.4%               25.9%                27.1%             26.0%
SG&A expenses                              20.9%               21.0%                24.9%             22.9%
Income from operations                      5.5%                4.9%                 2.2%              3.1%
Other income (expense)                       .9%                 .1%                  .7%               .2%
Net income before income                    6.4%                5.0%                 2.9%              3.3%
taxes
Provision for income taxes                  2.7%                2.0%                 1.2%              1.3%
Net income                                  3.7%                3.0%                 1.7%              2.0%


RESULT OF OPERATIONS

SECOND QUARTER ENDED JUNE 30, 1996 COMPARED TO SECOND QUARTER ENDED JUNE 30,
1995

Net sales for the quarter ended June 30, 1996 increased by $2.0 million (6%) compared to the same period in 1995. The increase in sales is primarily the result of increased construction activity experienced in the Company's marketing regions.

Gross profit increased by $697,000 (8%) in the second quarter of 1996 as compared to the same period in 1995 due to the higher sales volume. Gross profit as a percentage of sales increased from 25.9% to 26.4% in the second quarter of 1996 compared to the same period in 1995.

Selling, general and administrative expenses increased by $360,000 (5%) in the second quarter of 1996 compared to the same period in 1995.

The following table shows the components of the SG&A expenses:

                                        THREE MONTHS ENDED

     IN THOUSANDS                    6/30/96   6/30/95
     Delivery                         $3,004    $2,763
     Selling                           1,096     1,037
     Administrative                    3,419     3,359
                                      $7,519    $7,159

The increase in delivery expenses of $241,000 resulted from increases in variable delivery labor and trucking costs. Selling expenses increased by $59,000 resulting from higher sales salaries and advertising costs. Administrative expenses increased by $60,000 primarily due to higher legal fees, facility maintenance and bad debt provisions (due to the higher second quarter 1996 sales volume). The increase in administrative costs were partially offset by reductions in insurance and health insurance benefits and bonus provisions.

Other income-income from equity in joint venture of $96,000 represents the Company's 50% ownership share of the earnings of Architectural Wall Systems LLC (formed October 1995) for the six month period ended June 30, 1996. Gain on sale of fixed assets and other income increased by $165,000 in the second quarter of 1996 due primarily to gains on the sale of delivery equipment which were replaced with new equipment during the quarter.

Income from operations increased $337,000 in the second quarter of 1996 to $1,988,000 compared to $1,651,000 in the same period in 1995. This increase resulted primarily from higher gross margin dollars resulting from higher sales volume and partially offset by higher operating expenses. Net income before taxes increased $646,000 in the 1996 second quarter to $2,321,000 compared to $1,675,000 in the same period in 1995 due to increased operating income and higher net interest and other income.

The net income for the second quarter of 1996 reflects an income tax provision of $975,000 compared to a provision of $687,000 for the same period in 1995. Net income for the second quarter ended June 30, 1996 increased $358,000 to $1,346,000 compared to $988,000 in the same period in 1995.

SIX MONTH PERIOD ENDED JUNE 30, 1996 COMPARED TO SIX MONTH PERIOD ENDED JUNE 30, 1995

Net sales for the six month period ended June 30, 1996 decreased by $3.2 million (5%) compared to the same period in 1995. The decrease in sales is primarily due to extremely severe weather conditions experienced in the Northeast this winter as compared to milder weather conditions of the first quarter of 1995. The record breaking snow that occurred during the first quarter of 1996 halted outside construction activity for many of the Company's customers and greatly hampered jobsite deliveries to those customers who could continue to work.

Gross profit decreased by $178,000 (1%) in the first six months of 1996 as compared to the same period in 1995 due to the lower first quarter sales volume. Gross profit as a percentage of sales was 27.1% during the first six months of 1996 compared to 26.0% in the same period in 1995.

Selling, general and administrative expenses increased by $481,000 (3%). The following table shows the components of the SG&A expenses.

                                      SIX MONTHS ENDED
     IN THOUSANDS                    6/30/96   6/30/95
     Delivery                         $5,749    $5,452
     Selling                           2,129     2,039
     Administrative                    6,830     6,735
                                     $14,708   $14,226


Delivery expenses increased $297,000 due primarily to higher facility rent, delivery labor and trucking costs. Selling expenses increased by $90,000 due to higher selling salaries partially reduced by lower advertising costs. Administrative expenses increased $95,000 due primarily to higher legal fees, facility maintenance and partially reduced by lower insurance, health benefits, bad debt provisions and bonus provisions.

Income from operations decreased $660,000 in the six month period ended June 30, 1996 to $1,314,000 compared to $1,974,000 in the same period in 1995. This decrease resulted primarily from the inclement weather related decrease in sales volume that occurred in the first quarter of 1996. Net income before taxes decreased $336,000 in the six month period ended June 30, 1996 to $1,743,000 compared to $2,079,000 in the same period in 1995.

The net income for the six month period ended June 30, 1996 reflects an income tax provision of $732,000 compared to $852,000 in the same period of 1995. Net income for the six month period ended June 30, 1996 decreased $216,000 to $1,011,000 compared to $1,227,000 in the same period in 1995.

LIQUIDITY AND CAPITAL RESOURCES

The Company financed its operations in the first six months of 1996 without the necessity of any borrowings other than capital lease transactions to fund capital expenditures. The Company also maintains a revolving working capital line of credit in the amount of $10,000,000 with the Chase Manhattan Bank, N.A. Borrowings under the credit facility are made as needed, up to a maximum of 75% of eligible accounts receivable and bear interest at the prime rate plus 1/2 a percentage point or at the option of the Company at various fixed London Interbank Offered Rate interest rates. The Company pledged as collateral for the credit facility its accounts receivable and is required to maintain certain financial covenants. At June 30, 1996, there were no balances owed under this credit line. The Company believes that this credit facility will provide sufficient working capital to support current and future operations and that an extension or replacement of the revolving working capital line of credit will be obtained.

In March 1995, the Company entered into a master lease agreement with Chase Equipment Leasing Inc. to lease certain trucks and forklift equipment. The agreement provides for a monthly rental payment adjusted upon changes in the 30 day London Interbank Offered Rate. The Company leased $804,000 of new delivery equipment during the six month period ended June 30, 1996.

At June 30, 1996, the Company had no outstanding balance of subordinated notes payable compared to $583,000 at December 31, 1995. These notes were issued pursuant to the acquisition of The General Building Supply Company in January 1988. Although the notes were due September 1, 1996, a final payment was made on June 1, 1996.

Capital expenditures, net of dispositions, amounted to $316,000 in the six month period ended June 30, 1996, compared to $392,000 in the same period in 1995.

The Company will be relocating its Brooklyn, New York facility and corporate headquarters when the current lease expires on December 31, 1996. The Company has executed a new 10 year lease with The Port Authority of New York and New Jersey covering premises at Pier 3 at the Brooklyn Marine Terminals. This larger facility is approximately 2 miles from the present Brooklyn location. Facility improvements and fixtures associated with the relocation is estimated at $1,400,000. See "Other Information--Legal Proceedings."

The Company has entered into a 10 year renewal lease expiring on December 31, 2006 for its facility located at Valley Stream, New York.

                           PART II - OTHER INFORMATION




Item 1.  LEGAL PROCEEDINGS.

     On July 31, 1996, an action entitled BROOKLYN BRIDGE PARK COALITION, INC.
V. PORT AUTHORITY OF NEW YORK AND NEW JERSEY AND THE STROBER ORGANIZATION, INC. was commenced in the United States District Court, Eastern District of New York. The Complaint alleges, among other things, common law prospective nuisance arising out of the Company's planned relocation of its existing Brooklyn, New York facility from the waterfront at 550 Hamilton Avenue to Pier 3, a distance of approximately two miles. The Plaintiff is seeking to restrain the Company from constructing a building materials supply center on Pier 3.
The Company is currently evaluating the claims and intends to aggressively defend the claim against the Company.

     The Company is not a party to any other material legal proceedings. It is, however, involved in litigation relating to claims arising out of its operations in the normal course of business. Such claims against the Company are generally covered by insurance. It is the opinion of management that any uninsured liability resulting from such litigation would not have a material adverse effect on the Company's business, financial position or earnings.

                                   PART III




Item 6.    Exhibits and Reports on Form 8-K.

     (a)   Exhibits:

           10.1 Agreement of Lease made as of the 29th day of March, 1996 by and between The Port Authority of New York and New Jersey and Strober Bros., Inc. Building Supply Centers

           10.2 Indenture of Lease made as of 1986 by and between JNR Realty Company and Strober-L.I. Building Supply Centers, Inc. together with lease amendatory agreement made as of July 1996 between and among JNR Realty Company, Strober Long Island Building Supply Centers, Inc. and The Strober Organization, Inc.

           27   Financial Data Schedule

     (b)   Reports on Form 8-K:

                There was a Report on Form 8-K filed on July 1, 1996 which reported that the Company issued a press release on each of June 27, 1996 and July 1, 1996 announcing that the Company will be relocating its Brooklyn, New York Facility and Corporate Headquarters and that the Company had entered into a purchase agreement to acquire the assets of Rowley Building Products Corp. and all the capital stock of Rowley Building Products of New Jersey, Inc., respectively.

                                    SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 THE STROBER ORGANIZATION, INC.



                                 By: /S/ DAVID J. POLISHOOK
				     --------------------------------------
                                      David J. Polishook
                                      Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                                          DESCRIPTION
10.1                                                    Agreement of Lease made as of the 29th day of March,
                                                        1996 by and between The Port Authority of New York and
                                                        New Jersey and Strober Bros., Inc. Building Supply
                                                        Centers
10.2                                                    Indenture of Lease made as of 1986 by and between JNR
                                                        Realty Company and Strober-L.I. Building Supply
                                                        Centers, Inc. together with lease amendatory agreement
                                                        made as of July 1996 between and among JNR Realty
                                                        Company, Strober Long Island Building Supply Centers,
                                                        Inc. and The Strober Organization, Inc.
27                                                      Financial Data Schedule

                                  EXHIBIT 10.1

    Agreement of Lease made as of the 29th day of March, 1996 by and between The Port Authority of New York and New Jersey and Strober Bros., Inc. Building Supply Centers

     MLPF-11551.1                              LEASE NO. BP-276








                                 AGREEMENT


                                  between


                            THE PORT AUTHORITY

                        OF NEW YORK AND NEW JERSEY





                                    and




                            STROBER BROS., INC.
                          BUILDING SUPPLY CENTERS














Dated as of March 29, 1996

THIS AGREEMENT OF LEASE made as of the 29th day of March, 1996 by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "the Port Authority") body corporate and politic created by Compact between the States of New York and New Jersey with the consent of the Congress of the United States of America and having an office and place of business at One World Trade Center, New York, New York 10048 and STROBER BROS., INC. BUILDING SUPPLY CENTERS a New York corporation (hereinafter called "the Lessee"), with an office and place of business at 550 Hamilton Avenue, Brooklyn, New York 11232 whose representative is: Mr. Richard W. Young

     WITNESSETH THAT:

     The Port Authority and the Lessee, for and in consideration of the covenants and mutual agreements hereinafter contained, do hereby agree as follows:

     ARTICLE I.The Port Authority hereby lets to the Lessee and the Lessee and the Lessee hereby hires and takes from the Port Authority at Brooklyn-Port Authority Marine Terminal (sometimes hereinafter called "the
Facility") in the City of New York, County of Kings, State of New York, the following described premises:

The covered and enclosed are of the shed on Pier 3 shown in diagonal crosshatching and its associated Building 174 and the open area shown in diagonal crosshatching and stipple on the sketch attached hereto, hereby made a part hereof and marked "Exhibit A", together with the buildings, structures, fixtures, improvements, and other property, if any, of the Port Authority located or to be located therein or thereon, the said areas, buildings, structures, fixtures, improvements and other property of the Port Authority being hereinafter called "the premises". The Port Authority and the Lessee hereby acknowledge that the foregoing premises constitute non-residential property.

     ARTICLE II.The term of the letting shall commence at 12:01 o'clock A.M. on July 1, 1996 and, unless sooner terminated, shall expire at 11:59 o'clock P.M. on June 30, 2006.

     ARTICLE III.The Lessee shall pay a basic rental as set forth in Special Endorsement No. 3.

     ARTICLE IV.The Lessee shall use and occupy the premises for the following purposes only, and for no other purpose whatsoever:

     For the receipt, storage and/or distribution of lumber and construction materials, a substantial portion of which is waterborne to the Port of New York and New Jersey, as shall have the prior and continuing consent of the Port Authority; and for the loading and unloading of vehicles in connection with the operations being conducted by the Lessee at the premises.

     ARTICLE V.The Port Authority and the Lessee agree that the letting shall be subject to and in accordance with, and the Lease and the Port Authority each for itself agrees that it will perform all the obligations imposed upon it by, the Terms and Conditions (Sections 1 through 30) hereof and the following endorsements and attachments, all annexed hereto and made a part hereto and made a part hereof, with the same effects as if the same were set forth herein in full:

     TITLE                    NUMBER                    DATE

Services                 Standard Endorsement No. L5.1 10/06/75
Brooklyn-Port Authority
  Marine Terminal             "    "    No. L19.7      10/06/64
Insurance                     "    "    No. 21.1       3/25/82
Abatement                     "    "    No. L27.4      10/06/68
Special Endorsements
Space Plan - Exhibit A
Schedule naming Rules, Regulations, Rates and Charges applying at Port
  Authority Marine Terminals - Exhibit R


     ARTICLE VI.The within, together with the said Terms and Conditions, endorsements and attachments, constitutes the entire agreement of the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by written instrument duly executed by the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in this agreement.

     IN WITNESS WHEREOF, the Port Authority and the Lessee hereto have executed these presents as of the date first above written.

                    THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY


ATTEST:                  By____________________________________

_________________        Title_________________________________
                                             (SEAL)

                    STROBER BROS., INC. BUILDING SUPPLY CENTERS


ATTEST:                  By____________________________________

_________________        Title__________________________PRESIDENT
        Secretary                     (CORPORATE SEAL)

                       TERMS AND CONDITIONS


SECTION 1.INGRESS AND EGRESS

     The Lessee shall have the right of ingress and egress between the premises and the city streets outside the Facility. Such right shall be exercised by means of such pedestrian or vehicular ways, to be used in common with others having rights of passage within the Facility, as may from time to time be designated by the Port Authority for the use of the public. The use of any such way shall be subject to the rules and regulations of the Port Authority which are now in effect or which may hereafter be promulgated for the safe and efficient operation of the Facility. The Port Authority may, at any time, temporarily or permanently close, or consent to or request the closing of, any such way or any other area at, in or near the Facility presently or hereafter used as such, so long as a means of ingress and egress as provided above remains available to the Lessee. The Lessee hereby releases and discharges the Port Authority, and all municipalities and other governmental authorities, and their respective successors and assigns, of and from any and all claims, demands, or causes of action which the Lessees may now or at any time hereafter have against any of the foregoing, arising or alleged to arise out of the closing of any way or other area whether within or outside the Facility. The Lessee shall not do or permit anything to be done which will interfere with the free access and passage of others to space adjacent to the premises or in any streets, ways and walks near the premises.

SECTION 2.GOVERNMENTAL AND OTHER REQUIREMENTS

     (a) The Lessee shall procure from all governmental authorities having jurisdiction of the operations of the Lessee hereunder, all licenses, certificates, permits or other authorization which may be necessary for the conduct of such operations.

     (b) The Lessee shall promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directions which may pertain or apply to its operations or the use and occupancy of the premises hereunder, and in addition shall make all improvements, repairs and alterations which may be so required.

     (c) The obligation of the Lessee to comply with governmental requirements is provided herein for the purpose of assuring proper safeguards for the protection of persons and property in or near the Facility and proper operation by the Lessee. Such provision herein is not to be construed as a submission by the Port Authority to the application to itself of such requirements or any of them.

SECTION 3.RULES AND REGULATIONS

     (a) The Lessee covenants and agrees to observe and obey (and to compel its officers, employees and others on the premises with its consent to observe and obey) the Rules and Regulations of the Port Authority as now supplemented and now in effect, and such further reasonable rules and regulations (including amendments and supplements thereto) for the government of the conduct and operations of the Lessee as may from time to time during the letting be promulgated by the Port Authority for reasons of safety, health, or preservation of property, or for the maintenance of the good and orderly appearance of the premises, or for the safe or efficient operation of the Facility. The Port Authority agrees that, except in cases of emergency, it will give notice to the Lessee of every such further rule or regulation at least five (5) days before the Lessee shall be required to comply therewith.

     (b) If a copy of the Rules and Regulations is not attached, then the Port Authority will notify the Lessee thereof by either delivery of a copy, or by publication in a newspaper published in the Port of New York District by making a copy available at the office of the Secretary of the Port Authority.

     (c) No statement or provision in the said Rules and Regulations shall be deemed a representation or promise by the Port Authority that the services or privileges described shall be or remain available, or that the charges, prices, rates or fees stated therein shall be or remain in effect throughout the letting, all of the same being subject to change by the Port Authority from time to time whenever it deems a change advisable.

SECTION 4.METHOD OF OPERATION

     (a) In the performance of its obligations hereunder and in the use of the premises the Lessee shall conduct its operations in an orderly and proper manner, so as not to annoy, disturb or be offensive to others near the premises or at the Facility and within twenty four hours remove the cause of any objection made by the Port Authority relative to the demeanor, conduct or appearance of any of the employees of the Lessee or others on the premises with the consent of the Lessee.

     (b) The Lessee shall not allow any garbage, debris or other waste materials (whether solid or liquid) to collect or accumulate on the premises and the Lessee shall remove from the premises and from the Facility all garbage, debris and other waste materials (whether solid or liquid) arising out of its operations hereunder. Any such material which may be temporarily stored shall be kept in suitable waste receptacles, the same to be made of metal and equipped with tight-fitting covers, and in any case to be designed and constructed to contain safely the waste material placed by the Lessee therein. The receptacles shall be provided and maintained by the Lessee and shall be kept covered except when being filled or emptied. The Lessee shall use extreme care when effecting removal of all such material, shall effect such removal at such times and by such means as first approved by the Port Authority, and shall in no event make use of any facilities or equipment of the Port Authority except with the prior consent thereof.

     (c) The Lessee shall not do or permit to be done anything which may interfere with the effectiveness or accessibility of the utility, mechanical, electrical and other systems installed or located anywhere at the Facility.

     (d) The Lessee shall not commit any nuisance or permit its employees or others on the premises with its consent to commit or create or continue or tend to create any nuisance on the premises or in or near the Facility.

     (e) The Lessee shall take all reasonable measures to keep the sound level of its operations as low as possible and to eliminate vibrations tending to damage the premises or the Facility or any part thereof.
     (f) The Lessee shall not cause or permit to be caused or produced upon the premises, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smokes, gases, vapors or odors.

     (g) The Lessee shall not do or permit to be done any act or thing at the Facility which shall or might subject the Port Authority to any liability or responsibility for injury to any person or persons or damage to any property.

     (h) The Lessee shall not overload any floor, roof, land surface, bulkhead, pavement, landing, pier or wharf at the Facility, and shall repair, replace or rebuild any such, including but not limited to supporting members, damaged by overloading. For the purpose of this paragraph (h), any placing on the premises of a load per square foot in excess of the number of pounds avoirdupois, if any, stated in any Special Endorsement hereto shall constitute overloading, but an overload may be created by a lesser weight. Nothing in this paragraph or elsewhere in this Agreement shall be or be construed to be a representation by the Port Authority of the weight capacity of any part of the Facility.

     (i) The Lessee shall not do or permit to be done any act or thing upon the premises or at the Facility which (1) will invalidate or conflict with any fire insurance policies covering the premises or any part thereof, or the Facility, or any part thereof or (2) which, in the opinion of the Port Authority, may constitute an extra-hazardous condition, so as to increase the risks normally attendant upon the operations permitted by this Agreement, or (3) which will increase the rate of any fire insurance, extended coverage or rental insurance on the Facility or any part thereof or on the contents of any building thereon. The Lessee shall promptly observe, comply with and execute the provisions of any and all present and future rules and regulations, requirements, orders and directions of the National Fire Protection Association and, if the premises are located in New York, of the Insurance Services Office of New York, or, if the premises are located in New Jersey, of the Insurance Services Office of New Jersey, or of any other board or organization exercising or which may exercise similar functions, which may pertain or apply to the operations of the Lessee on the premises, and the Lessee shall, subject to and in accordance with the provisions of this Agreement relating to construction by the Lessee, make any and all structural and nonstructural improvements, alterations or repairs of the premises that may be required at any time hereafter by any such present or future rule, regulation, requirement, order or direction. If by any reason of any failure on the part of the Lessee to comply with the provisions of this paragraph any fire insurance, extended coverage or rental insurance rate on the premises or any part thereof, or on the Facility or any part thereof, shall at any time be higher than it otherwise would be, then the Lessee shall pay to the Port Authority that part of all premiums paid by the Port Authority which shall have been charged because of such violation or failure by the Lessee.

     (j) From time to time and as often as required by the Port Authority, the Lessee shall conduct pressure, water-flow, and other appropriate tests of the fire extinguishing system and fire-fighting equipment on the premises whether furnished by the Port Authority or by the Lessee. The Lessee shall keep all fire-fighting and fire extinguishing equipment well supplied with a fresh stock of chemicals and with sand, water or other materials as the case may be for the use of which such equipment is designed, and shall train its employees in the use of all such equipment, including in such training periodic drills.

SECTION 5.SIGNS

     (a) Except with the prior consent of the Port Authority, the Lessee shall not erect, maintain or display any advertising, signs, posters or similar devices at or on the premises or elsewhere at the Facility.

     (b) Upon demand by the Port Authority, the Lessee shall remove, obliterate, or paint out any and all advertising, signs, posters and similar devices placed by the Lessee on the premises or elsewhere on the Facility and in connection therewith at the expiration or earlier termination of the letting, shall restore the premises and the Facility to the same condition as at the commencement of the letting. In the event of a failure on the part of the Lessee so as to remove, obliterate or paint out each and every sign or piece of advertising and so to restore the premises and the Facility, the Port Authority may perform the necessary work and the Lessee shall pay the costs thereof to the Port Authority on demand.

SECTION 6.INDEMNITY

     The Lessee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, employees and representatives, from all claims and demands of third persons including but not limited to claims and demands for death, claims and demands for personal injuries, and claims and demands for property damages, arising out of the use or occupancy of the premises by the Lessee or by others with its consent or out of any other acts or omissions of the Lessee, its officers and employees on the premises or elsewhere at the Facility, or out of the acts or omissions of others on the premises with the consent of the Lessee, including claims and demands of the party from which the Port Authority derives its rights in the Facility for indemnification arising by operation of law or through agreement of the Port Authority with such party.

SECTION 7.MAINTENANCE AND REPAIR

     (a) The Lessee shall at all times keep the premises clean, and in an orderly condition and appearance, together with all the fixtures, equipment and personal property of the Lessee located in or on the premises.

     (b) The Lessee shall repair, replace, rebuild and paint all or any part of the premises which may be damaged or destroyed by the acts or omissions of the Lessee or by those of its officers, employees or of other persons on or at the premises with the consent of the Lessee.

     (c) With respect to all parts of the premises, including but without limitation thereto, such of the following as are or may be during the term of the letting located in or on the premises: fences, the exterior and interior of the building walls, the exterior and interior and operating mechanisms of and attachments to windows and skylights, screens, roofs, foundations, steel work, columns, the exterior and interior and operating mechanisms of and attachments to doors, partitions, floors, ceilings, inside and outside paved and unpaved areas, glass of every kind, and the utility, mechanical, electrical and other systems, the Lessee shall take the same good care of the premises that would be taken by a reasonably prudent owner who desired to keep and maintain the same so that at the expiration or termination of the letting and at all times during the letting, the same (or a reconstruction of all or any part thereof) will be in as good condition as at the commencement thereof (or, in the case of improvements made during the letting hereunder, in as good condition as at the time of the installation or construction thereof), except for reasonable wear which does not adversely affect the watertight condition or structural integrity of the building or other structures on the premises or adversely affect the efficient or the proper utilization of any part of the premises. To that end, the Lessee shall make frequent periodic inspections and, from time to time as the necessity therefor arises and regardless of the cause of the condition requiring the same, the Lessee shall perform all necessary preventive maintenance including but not limited to painting (the exterior of the building, areas of joint or common use and areas visible to the general public to be painted in colors which have been approved by the Port Authority), and, except under circumstances as set forth in paragraph
(a) of Section 8 of these Terms and Conditions, the Lessee shall make all necessary repairs and replacements and do all necessary rebuilding with respect to all parts of the premises, all of which shall be in quality equal to the original in materials and workmanship and regardless of whether such repairs and replacements are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. The Lessee shall commence to perform each of its obligations hereunder within twenty days after notice from the Port Authority and shall thereafter continue the same to completion with reasonable diligence.

     (d)  The obligation of the Lessee as set forth in paragraphs (b) and
(c) of this Section, in the event of damage or destruction covered by any contract of insurance under which the Port Authority is the insured, is hereby released to the extent that the loss is recouped by actual payment to the Port Authority of the proceeds of such insurance; PROVIDED, HOWEVER, that, if this release shall invalidate any such policy of insurance or reduce, limit or void the rights of the Port Authority thereunder, then the release shall be void and of no effect.

SECTION 8.CASUALTY

     (a) In the event that, as a result of a casualty insured against in favor of the Port Authority under the standard form of fire insurance policy and extended coverage endorsement carried by it on any structure, building or portion of a building which is or is a part of the premises, the same is damaged (without the fault of the Lessee, its officers, employees, or others on or at the premises with its consent) so as to render it untenantable in whole or substantial part, then

          (1) if, in the opinion of the Port Authority, the necessary repairs or rebuilding can be completed within ninety (90) days after the occurrence of the damage, the Port Authority shall repair or rebuild with due diligence, and the rental hereunder shall be abated as provided in this Agreement, for the period from the occurrence of the damage to the completion of the repairs or rebuilding, whether or not the work of repair or rebuilding is actually completed within the said ninety (90) days; or

          (2) if, in the opinion of the Port Authority, such repairs or rebuilding cannot be completed within ninety (90) days after the occurrence of the damage, or if one or more of the structures or buildings which are a part of the premises or the entire premises require rebuilding, then the Port Authority shall have options: (i) to proceed with due diligence to repair or to rebuild as necessary or
     (ii) to terminate the letting as to the damaged structure or structures, building or buildings or portion thereof only; or (iii) to cancel this Agreement and terminate the letting as to the entire premises; and the rental payable under this Agreement shall be abated, as provided in this Agreement, either, as the case may require, for the period from occurrence of the damage to the completion of repairs and rebuilding, or for the period from the occurrence of the damage to the completion of repairs and rebuilding, or for the period from the occurrence of the damage to the effective date of termination, for the area or areas involved.

     (b) "Substantial part" shall mean for the purposes of this Section at least twenty-(25%) of the usable floor space in the structure or building or part thereof comprising the premises, or, if there is more than one structure or building on the premises, at least twenty-five percent (25%) of the aggregate usable floor space comprising the premises in all of the structures and buildings covered by insurance.

     (c) The parties hereby stipulate that if the premises are in New Jersey neither the provisions of Title 46:8-6 and 46:8-7 of the Revised Statutes of New Jersey nor those of any other similar statute shall extend or apply to this Agreement and if the premises are in New York, neither the provisions of Section 227 of the Real Property Law of New York nor those of any other similar statute shall extend or apply to this Agreement.

     (d) In the event of damage to or a partial or total destruction of the premises, the Lease shall within five days of the occurrence commence to remove all of its damaged property and all debris thereof from the premises or from the portion thereof destroyed and thereafter shall diligently continue such removal and if the Lessee does not perform its obligation hereunder, the Port Authority may remove such debris and dispose of the same and may remove such property to a public warehouse for deposit or may retain the same in its own possession and sell the same at public auction, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by the Lessee to the Port Authority, with any balance remaining to be paid to the Lessee; if the expenses of such removal, storage and sale shall exceed the proceeds of sale, the Lessee shall pay such excess to the Port Authority upon demand.

SECTION 9.ASSIGNMENT AND SUBLEASE

     (a) The Lessee covenants and agrees that it will not sell, convey, transfer, assign, mortgage or pledge this Agreement or any part thereof, or any rights created thereby or the letting thereunder or any part thereof.

     (b)  The Lessee shall not sublet the premises or any part thereof.

     (c) If the Lessee assigns, sells conveys, transfers, mortgages, pledges or sublets in violation of subdivisions (a) or (b) of this Section or if the premises are occupied by anybody other than the Lessee, the Port Authority may collect rent from any assignee, sublessee or anyone who claims a right to this Agreement or letting or who occupies the premises and shall apply the net amount collected to the rental herein reserved; and no such collection shall be deemed a waiver by the Port Authority of the covenants contained in subdivisions (a) and (b) of this Section nor an acceptance by the Port Authority of any such assignee, sublessee, claimant or occupant as tenant, nor a release of the Lessee by the Port Authority from the further performance by the Lessee of the covenants contained herein.

     (d) The Lessee further covenants and agrees that it will not use or permit any person whatsoever to use the premises or any portion thereof for any purpose other than as provided in Article IV of this Agreement.

SECTION 10.CONDEMNATION

     (a) In any action or other proceedings by any governmental agency or agencies for the taking for a public use of any interest in all or part of the premises, or in case of any deed, lease or other conveyance in lieu thereof (all of which are in this Section referred to as "taking or conveyance"), the Lessee shall not be entitled to assert any claim to any compensation, award or part thereof made or to be made therein or therefor or any claim to any consideration or rental or any part thereof paid therefor, or to institute any action or proceeding or to assert any claim against such agency or agencies or against the Port Authority for any such taking or conveyance, it being understood and agreed between the parties hereto that the Port Authority shall be entitled to all compensation or awards made or to be made or paid, and all such considerations or rental, free of any claim or right of the Lessee.

     (b) In the event that all or any portion of the premises is required by the Port Authority to comply with any present or future governmental law, rule, regulation, requirement, order or direction, the Port Authority may by notice given to the Lessee terminate the letting with respect to all or such portion of the premises so required. Such termination shall be effective on the date specified in the notice. The Lessee hereby agrees to deliver possession of all or such portion of the premises so required upon the effective date of such termination in the same condition as that required for the delivery of the premises upon the date originally fixed by this Agreement for the expiration of the term of the letting. No taking authority as described in paragraph (a) of this Section, nor any delivery by the Lessee nor taking by the Port Authority pursuant to this paragraph, shall be or be construed to be an eviction of the Lessee or a breach of this Agreement or be made the basis of any claim by the Lessee against the Port Authority for damages, consequential or otherwise.

     (c) In the event that the taking or conveyance covers the entire premises, or in the event that the letting is terminated with respect to the entire premises pursuant to paragraph (b) of this Section, then this Agreement shall, as of the date possession is taken by such agency or agencies from the Port Authority, or as of the effective date of such termination, cease and determine in the same manner and with the same effect as if the said date were the original date of expiration hereof.

     (d) In the event that the taking or conveyance covers a part only of the premises, or in the event that the letting is terminated pursuant to paragraph (b) of this Section with respect to a part only of the premises, then the letting as to such part shall, as of the date possession thereof is taken by such agency or agencies, or as of the effective date of such termination, cease and determine in the same manner and with the same effect as if the term of the letting had on that date expired, and the basic rental shall be abated as provided hereinafter.

     (e) In the event that the taking or conveyance or the delivery by the Lessee or taking by the Port Authority pursuant to paragraph (b) of this Section covers fifty per cent (50%) or more of the total usable area of the premises including both open and enclosed space, then the Lessee and the Port Authority shall each have an option exercisable by notice given within ten (10) days after such taking or conveyance to terminate the letting hereunder, as of the date of such taking, and such termination shall be effective as if the date of such taking were the original date of expiration hereof.

SECTION 11.CONSTRUCTION BY THE LESSEE

     Except with the prior consent of the Port Authority, the Lessee shall not erect any structures, make any improvements or do any other construction work on the premises or alter, modify, or make additions, improvements or repairs to or replacements of, any structure now existing or built at any time during the letting, or install any fixtures, and in the event any construction, improvement, alteration, modification, addition, repair or replacement is made with or without such consent and unless the consent of the Port Authority shall expressly provide otherwise, the same shall immediately become the property of the Port Authority, and the Lessee shall have no right to remove the same either during the letting or at the expiration thereof unless the Port Authority, at any time prior to the expiration of the term of the letting, or any extension or renewal thereof, or within sixty (60) days after expiration or earlier termination of the term of the letting, shall give notice to the Lessee to remove the same, or to cause the same to be changed to the satisfaction of the Port Authority, in which case the Lessee agrees to remove the same, or change it in compliance with such notice. In case of any failure on the part of the Lessee to comply with such notice, the Port Authority may effect the removal or change, and the Lessee hereby agrees to pay the cost thereof to the Port Authority upon demand.

SECTION 12.ADDITIONAL RENT AND CHARGES

     (a) If the Port Authority has paid any sum or sums or has incurred any obligations or expense which the Lessee has agreed to pay or reimburse the Port Authority for, or if the Port Authority is required or elects to pay any sum or sums or incurs any obligations or expense by reason of the failure, neglect or refusal of the Lessee to perform or fulfill any one or more of the conditions, covenants or agreements contained in this Agreement or as a result of an act or omission of the Lessee contrary to the said conditions, covenants and agreements, the Lessee shall pay to the Port Authority the sum or sums so paid or the expense so incurred, including all interest, costs, damages and penalties and the same may be added to any installment of rent thereafter due hereunder and each and every part of the same shall be and become additional rent, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the basic rent as set forth in Article III hereof.

     (b) For all purposes under this Section and in any suits, action or proceeding of any kind between the parties hereto, any receipt showing any payment of sum or sums by the Port Authority for any work done or material furnished shall be PRIMA FACIE evidence against the Lessee that the amount of such payment was necessary and reasonable. Should the Port Authority elect to use its operating and maintenance staff in performing any work and to charge the Lessee with the cost of same, any time report of any employee of the Port Authority showing hours of labor or work allocated to such work, or any stock requisition of the Port Authority showing the issuance of materials for use in the performance thereof shall likewise be PRIMA FACIE evidence against the Lessee that the amount of such charge was necessary and reasonable.

     (c) The term "cost" in this Agreement shall mean and include: (1) Payroll costs, including contributions to the Retirement System, or the cost of participation in other pension plans or systems, insurance costs, sick leave pay, holiday, vacation and authorized absence pay; (2) Cost of materials and supplies used; (3) Payments to contractors; (4) Any other direct costs; and (5) 30% of the sum of the foregoing.

SECTION 13.RIGHTS OF ENTRY RESERVED

     (a) The Port Authority, by its officers, employees, agents, representatives and contractors shall have the right at all reasonable times to enter upon the premises for the purpose of inspecting the same, for observing the performance by the Lessee of its obligations under this Agreement, and for the doing of any act or thing which the Port Authority may be obligated or have the right to do under this Agreement or otherwise.

     (b) Without limiting the generality of the foregoing, the Port Authority, by its officers, employees, agents, representatives, and contractors, and furnishers of utilities and other services, shall have the right, for its own benefit, for the benefit of the Lessee, or for the benefit of others than the Lessee at the Facility, to maintain existing and future utility, mechanical, electrical and other systems and to enter upon the premises at all reasonable times to make such repairs, replacements or alterations as may be, in the opinion of the Port Authority, be deemed necessary or advisable and, from time to time, to construct or install over, in or under the premises new systems or parts thereof, and to use the premises for access to other parts of the Facility otherwise not conveniently accessible; PROVIDED, HOWEVER, that in the exercise of such rights of access, repair, alteration or new construction the Port Authority shall not unreasonably interfere with the use and occupancy of the premises by the Lessee.

     (c) In the event that any property of the Lessee shall obstruct the access of the Port Authority, its employees, agents or contractors to any of the existing or future utility, mechanical, electrical and other systems and thus shall interfere with the inspection, maintenance or repair of any such system, the Lessee shall move such property, as directed by the Port
Authority, in order that   the access may be had to the system or part
thereof for its inspection, maintenance or repair, and, if the Lessee shall fail to so move such property after direction from the Port Authority to do so, the Port Authority may move it and the Lessee hereby agrees to pay the cost of such moving upon demand.

     (d) Nothing in this Section shall or shall be construed to impose upon the Port Authority any obligations so to construct or maintain or to make repairs, replacements, alterations or additions, or shall create any liability for any failure so to do. The Lessee is and shall be in exclusive control and possession of the premises and the Port Authority shall not in any event be liable for any injury or damage to any property or to any person happening on or about the premises nor for any injury or damage to the premises nor to any property of the Lessee or of any other person located in or thereon (other than those occasioned by the acts of the Port Authority).

     (e) At any time and from time to time during ordinary business hours within the three (3) months next preceding the expiration of the letting, the Port Authority, by its agents and employees, whether or not accompanied by prospective lessees, occupies or users of the premises, shall have the right to enter thereon for the purpose of exhibiting and viewing all parts of the same and during such three-month period the Port Authority may place and maintain on the premises, the usual "to Let" signs, which signs the Lessee shall permit to remain without molestation.
     (f) If, during the last month of the letting, the Lessee shall have removed all or substantially all its property from the premises, the Port Authority may immediately enter and alter, renovate and redecorate the premises.

     (g) The exercise of any or all of the foregoing rights by the Port Authority or others shall not be or be construed to be an eviction of the Lessee nor be made the grounds for any abatement of rental nor any claim or demand for damages consequential or otherwise.

SECTION 14.LIMITATION OF RIGHTS AND PRIVILEGES GRANTED

     (a) The premises are let to the Lessee and the Lessee takes the same subject to all the following: (i) easements, restrictions, reservations, covenants and agreements if any, to which the premises may be subject, rights of the public in and to any public street (ii) rights, if any, of any enterprise, public or private which is engaged in furnishing heating, lighting, power, telegraph, telephone, steam, or transportation services and of the municipality and State in which the premises are located (iii) permits, licenses, regulations and restrictions, if any, of the United States, the municipality or State in which the premises are located, or other governmental authority.

     (b) No greater rights or privileges with respect to the use of the premises or of the facility or any part thereof are granted or intended to be granted to the Lessee by this Agreement, or by any provision thereof, than the rights and privileges expressly and specifically granted.

     (c) Nothing in this Agreement contained shall grant to the Lessee any rights whatsoever in the air space above the roof of the building or buildings or portion of a building or buildings, if any are included in the premises (except to the extent required in either case for the performance of any of the obligations of the Lessee hereunder), or more than twenty
(20) feet above the present ground level of any open area included in the premises.

SECTION 15.PROHIBITED ACTS

     (a) Unless otherwise expressly permitted so to do, the Lessee shall not install, maintain or operate, or permit the installation, maintenance or operation on the premises of any vending machine or device designed to dispose or sell food, beverages, tobacco, tobacco products or merchandise of any kind, whether or not included in the above categories, or of any restaurant, cafeteria, kitchen stand or other establishment of any type for the preparation, dispensing or sale of food, beverages, tobacco, tobacco products or merchandise of any kind, whether or not included in the above categories, or of any equipment or device for the furnishing to the public of service of any kind, including therein, without limitation thereto, telephone pay-stations.

     (b) The Port Authority, by itself or by contractors, lessees or permittees, shall have the exclusive right to install, maintain and receive and retain the revenues from all coin-operated or other machines or devices for the sale of merchandise of all types, or for the rendering of services, which may be operated on the premises; PROVIDED, HOWEVER, that no such machine or device shall be installed except upon the request of the Lessee. This provision shall not be construed to confer upon the Lessee any right to have such machines installed except at the sole discretion of the Port Authority.

SECTION 16.TERMINATION

     (a) If any one or more of the following events shall occur, that is to say:

          (1) The Lessee shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of its property; or

          (2) By order or decree of a court the Lessee shall be adjudged bankrupt or an order shall be made approving a petition filed by any of its creditors or, if the Lessee is a corporation, by any of its stockholders, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

          (3) A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the Lessee and shall not be dismissed within thirty
     (30) days after the filing thereof; or

          (4) The letting or the interest of the Lessee under this Agreement shall be transferred to, pass to or devolve upon, by operation of law or otherwise, any other person, firm or corporation; or

          (5) The Lessee, if a corporation, shall, without the prior approval of the Port Authority, become a possessor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution; or

          (6) If the Lessee is a partnership, and the said partnership shall be dissolved as the result of any act or omission of its partners or any of them, or by operation of law or the order or decree of any court having jurisdiction, or for any other reason whatsoever; or

          (7) By or pursuant to, or under authority of any legislative act, resolution or rule, or any other or decree of any court or governmental board, agency or officer, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the property of the Lessee, and such possession or control shall continue in effect for a period of fifteen (15) days; or

          (8) The Lessee shall voluntarily abandon, desert or vacate the premises or discontinue its operations at the premises or at the Facility or, after exhausting or abandoning any right of further appeal, the Lessee shall be prevented for a period of thirty (30) days by action of any governmental agency from conducting its operations on the premises, regardless of the fault of the Lessee; or

          (9) Any lien shall be filed against the premises because of any act or omission of the Lessee and shall not be discharged within twenty (20) days; or
          (10) The Lessee shall fail duly and punctually to pay the rental or to make any other payment required hereunder when due to the Port Authority; or

          (11) The Lessee shall fail to keep, perform and observe each and every other promise, covenant and agreement set forth in this agreement, on its part to be kept, performed or observed, within ten
     (10) days after its receipt of notice of default thereunder from the Port Authority (except where fulfillment of its obligation requires activity over a period of time, and the Lessee shall have commenced to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control);

then upon the occurrence of any such event or at any time thereafter during the continuance thereof, the Port Authority may by five (5) days' notice terminate the letting and the Lessee's rights hereunder, such termination to be effective upon the date specified in such notice. Such right of termination and the exercise thereof shall be and operates as a conditional limitation.

     (b) If any of the events enumerated in paragraph (a) of this Section shall occur prior to the commencement of the letting, the Lessee shall not be entitled to enter into possession of the premises, and the Port Authority, upon the occurrence of any such event, or at any time thereafter, during the continuance thereof, by twenty-four (24) hours' notice, may cancel the interest of the Lessee under this agreement, such cancellation to be effective upon the date specified in such notice.

     (c) No acceptance by the Port Authority of rentals, fees, charges or other payments in whole or in part for any period or periods after a default of any of the terms, covenants and conditions hereof to be performed, kept or observed by the Lessee shall be deemed a waiver of any right on the part of the Port Authority to terminate the letting. No waiver by the Port Authority of any default on the part of the Lessee in performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the Lessee shall be or be construed to be a waiver by the Port Authority of any other or subsequent default in performance of any of the said terms, covenants and conditions.

     (d) The rights of termination described above shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that the Port Authority would have at law or in equity consequent upon any breach of this Agreement by the Lessee, and the exercise by the Port Authority of any right of termination shall be without prejudice to any other such rights and remedies.

SECTION 17.  RIGHT OF RE-ENTRY

     The Port Authority shall, as an additional remedy upon the giving of a notice of termination as provided in Section 16 of these Terms and Conditions, have the right to re-enter the premises and every part thereof upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry, or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the Lessee under this Agreement, and shall in no event constitute an acceptance of surrender.

SECTION 18.WAIVER OF REDEMPTION

     The Lessee hereby waives any and all rights to recover or regain possession of the premises and all rights of redemption, granted by or under any present or future law in the event it is evicted or dispossessed for any cause, or in the event the Port Authority obtains possession of the premises in any lawful manner.

SECTION 19.SURVIVAL OF THE OBLIGATIONS OF THE LESSEE

     (a) In the event that the letting shall have been terminated in accordance with a notice of termination as provided in Section 16 of these Terms and Conditions, or the interest of the Lessee shall have been cancelled pursuant thereto, or in the event that the Port Authority has re-entered, regained or resumed possession of the premises in accordance with the provisions of Section 17 of these Terms and Conditions, all of the obligations of the Lessee under this Agreement shall survive such termination or cancellation, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of the letting, as originally fixed in Article II hereof, and the amount or amounts of damages or deficiency shall become due and payable to the Port Authority to the same extent, at the same time or times and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. The Port Authority may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may sue to recover the full deficiency less the proper discount, for the entire unexpired term.

     (b) The amount of damages for the period of time subsequent to termination or cancellation (or re-entry, regaining or resumption of possession) on account of the Lessee's rental obligations, shall be the sum of the following:

          (1) The amount of the total of all annual rentals, less the installments thereof prior to the effective date of termination except that the credit to be allowed for the installment paid on the first day of the month in which the termination is effective shall be prorated for the part of the month the letting remains in effect on the basis of a 30-day month; and

          (2) An amount equal to all expenses incurred by the Port Authority in connection with regaining possession and restoring and reletting the demised premises, for legal expenses, boiler insurance premiums, if any, putting the premises in order including without limitation, cleaning, decorating and restoring (on failure of the Lessee to restore), maintenance and brokerage fees.

SECTION 20.RELETTING BY THE PORT AUTHORITY

     The Port Authority, upon termination or cancellation pursuant to
Section 16 of these Terms and Conditions, or upon any re-entry, regaining or resumption of possession pursuant to Section 17 of these Terms and Conditions, may occupy the premises or may relet the premises and shall have the right to permit any person, firm or corporation to enter upon the premises and use the same. Such reletting may be of part only of the premises or of the premises or a part thereof together with other space, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions the same as or different from those set forth in this Agreement. The Port Authority shall also, upon termination or cancellation pursuant to Section 16 of these Terms and Conditions, or upon re-entry, regaining or resumption of possession pursuant to Section 17 of these Terms and Conditions have the right to repair and to make structural or other changes in the premises, including changes which alter the character of the premises and the suitability thereof for the purposes of the Lessee under this Agreement, without affecting, altering or diminishing the obligations of the Lease hereunder. In the event either of any reletting or of any actual use and occupancy by the Port Authority (the mere right to use and occupy not being sufficient however) there shall be credited to the account of the Lessee against its survived obligations hereunder any net amount remaining after deducting from the amount actually received from any lessee, license, permittee or other occupier in connection with the use of the said premises or portion thereof during the balance of the term of the letting as the same is originally stated in this Agreement, or from the market value of the occupancy of such portion of the premises as the Port Authority may itself during such period actually use and occupy, all expenses, costs and disbursements incurred or paid by the Port Authority in connection therewith. No such reletting or such use and occupancy shall be or be construed to be an acceptance of a surrender.

SECTION 21.REMEDIES TO BE NONEXCLUSIVE

     All remedies provided in this Agreement shall be deemed cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to the Port Authority at law or in equity, and the exercise of any remedy, or the existence herein of other remedies or indemnities shall not prevent the exercise of any other remedy.

SECTION 22.SURRENDER

     (a) The Lessee covenants and agrees to yield and deliver peaceably to the Port Authority possession of the premises on the date of the cessation of the letting, whether such cessation be by termination, expiration or otherwise, promptly and in the same condition as at the commencement of the letting, reasonable wear arising from use of the premises to the extent permitted elsewhere in this Agreement, excepted.

     (b) Unless the same are required for the performance by the Lessee of its obligations hereunder, the Lessee shall have the right at any time during the letting to remove from the premises, and, on or before the expiration or earlier termination of the letting, shall so remove its equipment, removable fixtures and other personal property, and all property of third persons for which it is responsible, repairing all damage caused by such removal. If the Lessee shall fail to remove such property on or before the termination or expiration of the letting, the Port Authority may remove such property to a public warehouse for deposit or may retain the same in its own possession and in either event may sell the same at public auction, the proceeds of which shall be applied: first, to the expenses of removal, including repair required thereby, and of storage and sale; second, to any sums owed by the Lessee to the Port Authority, with any balance remaining to be paid to the Lessee; if the expenses of such removal, repair, storage and sale shall exceed the proceeds of sale, the Lessee shall pay such excess to the Port Authority upon demand. The Lessee shall indemnify the Port Authority against all claims based on Port Authority action hereunder.

SECTION 23.ACCEPTANCE OF SURRENDER OF LEASE

          No agreement of surrender or to accept a surrender shall be valid unless and until the same shall have been reduced to writing and signed by the duly authorized representatives of the Port Authority and of the Lessee. Except as expressly provided in this Section, neither the doing of, nor any omission to do, any act or thing, by any of the officers, agents or employees of the Port Authority, shall be deemed an acceptance of a surrender of the letting or of this Agreement.

SECTION 24.NOTICES

     (a) All notices, permissions, requests, consents and approvals given or required to be given to or by either party shall be in writing (which shall include a telegram when delivered to the telegraph company), and all such notices and requests shall be telegraphed or personally delivered to the party or to the duly designated officer or representative of such party or delivered to an office or residence of such party, officer or representative during regular business hours, or delivered to the residence of such party, officer or representative or delivered to the premises, or forwarded to him or to the party at the office or residence address by registered mail. The Lessee shall designate an office within the Port of New York District and an officer or representative whose regular place of business is at such office. Until further notice, the Port Authority hereby designates its Executive Director, and the Lessee designates the person whose name appears ons the first page of this Agreement as their respective officers or representatives upon whom notices and requests may be served, and the Port Authority designates its office at One World Trade Center, New York, New York 10048, and the Lessee designates its office, the address of which is set forth on the first page of this Agreement, as their respective offices where notices and requests may be served.

     (b) If any notice is mailed or delivered, the giving of such notice shall be complete upon receipt or, in the event of a refusal by the addressee, upon the first tender of the notice to the addressee or at the permitted address. If any notice is sent by telegraph, the giving of such notice shall be complete upon receipt or, in the event of a refusal by the addressee, upon the first tender of the notice by the telegraph company to the addressee or at the address thereof.

SECTION 25.GENERAL

     (a) Wherever in this Agreement the Lessee agrees or is required to do or has the rights to do, any act or thing, the following shall apply:

          (1) If the Lessee is a corporation, its obligation shall be performed by it and its rights shall be exercised only by its officers and employees or

          (2) If the Lessee is a partnership, its obligations shall be performed and its rights shall be exercised by its partners and employees only or

          (3) If the Lessee is an individual, his obligations shall be performed and his rights shall be exercised by himself and his employees only;

          (4) None of the provisions of this paragraph (a) shall be taken to alter, amend or diminish any obligation of the Lessee assumed in relation to its invitees, business visitors, agents, representatives, contractors, customers, guests, or other persons firms or corporations doing business with it or using or on or at the premises with its consent.

     (b) If more than one individual or other legal entity is the Lessee under this Agreement, each and every obligation hereof shall be the joint and several obligation of each such individual or other legal entity.

     (c) Unless otherwise stated in Article IV on page 2 of this Agreement, the rights of user thereby granted to the Lessee with respect to the premises shall be exercised by the Lessee only for its own account and, without limiting the generality of the foregoing, shall not be exercised as agent, representative, factor, broker, forwarder, bailee, or consignee without legal title to the subject matter of the consignment.

     (d) The Lessee's representative, hereinbefore specified in this Agreement (or such substitute as the Lessee may hereafter designate in writing) shall have full authority to act for the Lessee in connection with this Agreement and any things done or to be done hereunder, and to execute on the Lessee's behalf any amendments or supplements to this Agreement or any extension thereof.

     (e) The Section headings in these Terms and Conditions and in the endorsements, if any, attached hereto are inserted only as a matter of convenience and for reference, and they in no way define or limit or describe the scope or intent of any provisions hereof.

     (f) All payments required of the Lessee by this Agreement shall be made at the office of the Treasurer of the Port Authority, One World Trade Center, New York, New York 10048, or to such other officer or address as may be substituted therefor. If the commencement date of the letting under this Agreement is other than the first day of a calendar month, the basic rental for the portion of the month during which the letting is effective shall be the amount of the monthly installment prorated on a daily basis using the actual number of days in the month, and if the expiration or termination date of the letting is other than the last day of a calendar month, the basic rental for the portion of the month during which the letting is effective shall be the amount of the monthly installment similarly prorated.

     (g) This Agreement does not constitute the Lessee the agent or representative of the Port Authority for any purpose whatsoever. Neither a partnership nor any joint adventure is hereby created, notwithstanding the fact that all or a portion of the rental to be paid hereunder may be determined by gross receipts from the operations of the Lessee hereunder.

     (h) The phrase "utility, mechanical, electrical and other systems" shall mean and include (without limitation thereto) the following: machinery, engines, dynamos, boilers, elevators, escalators, incinerators and incinerator flues, systems for the supply of fuel, electricity, water, gas and steam, plumbing, heating, sewerage, drainage, ventilating, air conditioning, communications, fire-alarm, fire-protection, sprinkler, telephone, telegraph and other systems, fire hydrants, fire hoses, and their respective wires, mains, conduits, lines, tubes, pipes, equipment, motors, cables, fixtures and other equipment.

     (i) All designations of time herein contained shall refer to the time-system then officially in effect in the municipality wherein the premises are located.

SECTION 26.PREMISES

     (a) The Lessee acknowledges that it has not relied upon any representation or statement of the Port Authority or its Commissioners, officers, employees or agents as to the condition of the premises or the suitability thereof for the operations permitted on the premises by this Agreement. The Lessee, prior to the execution of this Agreement, has thoroughly examined the premises and has found them to be in good order and repair and determined them to be suitable for the Lessee's operations hereunder. Without limiting any obligation of the Lessee to commence operations hereunder at the time and in the manner stated elsewhere in this Agreement, the Lessee agrees that no portion of the premises will be used initially or at any time during the letting which is in a condition unsafe or improper for the conduct of the Lessee's operations hereunder so that there is possibility of injury or damage to life or property and the Lessee further agrees that before any use it will immediately correct any such unsafe or improper condition.

     (b) The Port Authority shall not be liable to the Lessee, or to any person, for injury or death to any person or persons whomsoever, or damage to any property whatsoever at any time in the premises or elsewhere at the Facility, including but not limited to any such injury, death or damage from falling material, water, rain, hail, snow, gas, steam, or electricity, whether the same may leak into, or fall, issue, or flow from any part of the Facility, or from any other place or quarter.

     (c) If permission is given to the Lessee to enter into the possession of the premises or to occupy space other than the premises prior to the date specified in Article II as the commencement of the term of the letting, the Lessee agrees that such possession or occupancy shall be deemed to be under all the terms, covenants, conditions and provision of this Agreement except as to the covenant to pay rent and except as may be expressly provided otherwise by the written instrument, if any, giving such possession or occupancy; in either case, rent shall commence on the date specified in the Agreement, and in the event of possession of the premises, the date of such possession shall be the date of commencement of the term hereunder.

SECTION 27.POSTPONEMENT

     If the Port Authority shall not give possession of the premises on the date fixed in Article II for the commencement of the term, by reason of the fact that the premises or any part thereof are in the course of construction, repair, alteration or improvement or by reason of the fact that the occupant thereof failed or refused to deliver possession to the Port Authority, or by reason of any cause or condition beyond the control of the Port Authority, the Port Authority shall not be subject to any liability for the failure to give possession on said date. No such failure to give possession on the date of commencement of the term shall in any wise affect the validity of this Agreement or the obligations of the Lessee hereunder, nor shall the same be construed in any wise to extend the term beyond the date stated in Article II for expiration. However, the rent shall not commence until possession of the premises is tendered by the Port Authority to the Lessee; the tender and in the event that such notice of tender is not given for possession to commence on or before one hundred eighty-five (185) days after the date stated in Article II for commencement of the term then this Agreement shall be deemed cancelled, except that each party shall and does hereby release the other party of and from any and all claim or demands based on this Agreement, or a breach or alleged breach thereof.

SECTION 28.FORCE MAJEURE

     (a) The Port Authority shall not be liable for any failure, delay or interruption in performing its obligations hereunder due to causes or conditions beyond its control, including, without limitation thereto, strikes, boycotts, picketing, slow-downs, work stoppages or labor troubles of any other type (whether affecting the Port Authority, its contractors, or subcontractors.) Further, the Port Authority shall not be liable unless the failure, delay or interruption shall result from failure on the part of the Port Authority to use reasonable care to prevent or reasonable efforts to cure such failure, delay or interruption.

     (b) The Port Authority shall be under no obligation to supply any service or services if and to the extent and during any period that the supplying of any such service or services or the use of any component necessary therefor shall be prohibited or rationed by any federal, state or municipal law, rule, regulation, requirement, order or direction and if the Port Authority deems it in the public interest to comply therewith, even though such law, rule, regulation, requirement, order or direction may not be mandatory on the Port Authority as a public agency.

     (c) No abatement, diminution or reduction of the rest or other charges payable by the Lessee, shall be claimed by or allowed to the Lessee for any inconvenience, interruption, cessation or loss of business or other loss caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city governments, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war or any matter or thing resulting therefrom, by any other cause or causes beyond the control of the Port Authority, nor shall this Agreement be affected by any such causes.

SECTION 29.BROKERAGE

     The Lessee represents and warrants that no broker has been concerned in the negotiation of this Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and serve harmless the Port Authority of and from any claim for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement.

SECTION 30.NON-LIABILITY OF INDIVIDUALS

     Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent, or employee thereof, shall be charged personally by the Lessee with any liability, or held liable to the Lease under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach, or attempted or alleged breach, thereof.

     (a) The Port Authority agrees to grant (if requested so to do by the Lessee), to suppliers of water, gas, electricity and telephone service operating in the vicinity a right of way or rights of way under the Facility from the streets outside of the Facility to the premises for the sole purpose of supplying such service or services to the Lessee. No such right of way shall include the right to use any system, equipment or portion thereof constructed or owned by or leased to the Port Authority.

     (b) The Lessee shall promptly pay all water bills covering its own consumption. Such payment shall include any factor which may have been included by the appropriate governmental authority as a sewer-rent or other charge for the use of a sewer system. In the event that any such water bill shall remain unpaid for a period of six (6) months after the same becomes due and payable, or in the event that any such bill remains unpaid at the date of expiration or earlier termination of the letting under this Agreement, the Port Authority may pay the same and any interest or penalties thereon, and the total payment or payments at any time so made shall constitute an additional item for rental, payable to the Port Authority upon demand. Where sewerage is contained in tanks periodically cleaned by a contractor paid by the Port Authority the Lessee shall pay such portion of the contract charge as may be reasonably determined by the Port Authority, on demand.

     (c) Unless the Port Authority has expressly undertaken to heat the enclosed portions of the premises, if any, the Lessee agrees to heat the enclosed portions of the premises to a sufficient temperature so that the plumbing, fire-protection and sprinkler systems, if any, will not be damaged by reason of low temperatures.

     (d) If any federal, state, municipal or other governmental body, authority or agency, or any public utility, assesses, levies, imposes, makes or increases any charge, fee, rent or assessment on the Port Authority, for any service, system or utility now or in the future supplied to or available at the premises or to any tenant, lessee, occupant or user thereof, or to the structures or buildings which, or a portion or portions of which, are included in the premises, (including but not limited to any sewer-rent or other charge for the use of a sewer system or systems), the Lessee shall, at the option of the Port Authority exercised at any time and from time to time by notice to the Lessee, pay, in accordance with such notice, such charge, fee, rent or assessment or such increase thereof (or the portion thereof allocated by the Port Authority to the premises or to the operations of the Lessee under this Agreement) either directly to the governmental body, authority or agency, or to the public utility, or directly to the Port Authority, as such notice may direct. All payments to be made by the Lessee hereunder shall constitute items of additional rental.

     (e) No failure, delay or interruption in any service or services, whether such service or services shall be supplied by the Port Authority or by others, shall relieve or be construed to relieve the Lessee of any of its obligations hereunder or shall be or be construed to be an eviction of the Lessee, or shall constitute grounds for any diminution or abatement of the rental or rentals payable under this Agreement, or grounds for any claim by the Lessee for damages, consequential or otherwise.

     (f) In the event any one or more structures within or attached to the premises but not accessible directly from the enclosed portion of the premises is or are in use as a valve-room or valve-rooms for a sprinkler system, the same shall not be deemed a portion of the premises hereunder, and the Lessee shall afford access thereto through and across the premises at all times as required by the Port Authority for itself or its contractors, with or without tools, equipment, parts and supplies.

     (a)  As used in this Agreement:

          (1) "Brooklyn-Port Authority Marine Terminal", "Brooklyn-Port Authority Piers", "Facility", or "marine terminal" shall mean the real property, buildings, structures, fixtures, improvements and other property, including without limitation thereto leasehold interests in property, located in the Boroughs of Manhattan and Brooklyn, in the Counties of New York and Kings, in the City and State of New York, transferred or assigned to the Port Authority under the provisions of any one or more (including all) of the following deeds and agreements:

               (i) Deed dated March 1, 1956 from New York Dock Company to the Port Authority, recorded in the office of the City Register, New York County, on March 6, 1956 in Liber 4956 of Conveyances, on pp. 356 et seq., and in the Office of the City Register, Kings County, on March 6, 1956 in Liber 8422 of Conveyances on pp. 458 et seq.;

               (ii) Deed dated March 1, 1956 from the Trustees and Associates of the Brooklyn Benevolent Society to the Port Authority, recorded in the Office of the City Register, Kings County, on March 7, 1956 in Liber 8423 of Conveyances on pp. 96 et seq.;

               (iii)Agreement of lease dated June 2, 1916, made between the City of New York and New York Dock Company, referred to as "the Montage Street Lease", recorded in the Office of the City Register, Kings County, on March 7, 1956 in Liber 8423 of Conveyances on pp. 150 et seq.;

               (iv) Agreement dated March 21, 1950, made between the City of New York and New York Dock Company renewing the lease described in paragraph (iii) above, recorded in the Office of the City Register, Kings County, on March 7, 1956 in Liber 8423 of Conveyances on pp. 118 et seq.;

               (v) Agreement of lease dated June 2, 1916, made between the City of New York and New York Dock Company, referred to as "the Joralemon Street Lease", recorded in the Office of the City Register, Kings County, on March 7, 1956 in Liber 8423 of Conveyances on pp. 186 et seq.;

               (vi) Agreement dated October 23, 1946, made between the City of New York and New York Dock Company renewing the lease described in paragraph (v) above, recorded in the Office of the City Register, Kings County, in Liber 8423 of Conveyances on pp. 111 et seq.; and

               (vii)Assignment of leasehold interest mentioned in paragraphs (iii) (iv) (v) and (vi) as of March 1, 1956 by New York Dock Company to The Port of New York Authority, recorded in the Office of the City Register, Kings County, on March 7, 1956 in Liber 8423 of Conveyances on pp. 130 et seq.;

and such additional property adjacent thereto (not including any property to the sough of Conover Street as the Port Authority may have heretofore or may hereafter acquire for marine terminal purposes and additional buildings, structures, fixtures, improvements and other property which may have been heretofore or may hereafter be installed or constructed for marine terminal purposes on any property or properties heretofore mentioned.

     (2) "Letting" shall include any extension of the letting under this Agreement, whether made by agreement or by operation of law.

     (3) "Manager of the Facility" or "Manager" shall mean the person or persons from time to time designated by the Port Authority to exercise the powers and functions vested i the said manager or in the Superintendent of the Facility by this Agreement; but until further notice from the Port Authority to the Lessee, it shall mean the Manager for the Acting Manager Port Authority Marine Terminals New York, for the time being or his duly designated representative or representatives.

     (b) The rights of the Port Authority in the Facility are those acquired by it pursuant to the deeds and agreements described in paragraph
(a)(1) of this Standard Endorsement, and by subsequent conveyances, and no greater rights are granted or intended to be granted to the Lessee hereunder that the Port Authority has power thereunder to grant. In the event the premises under this Agreement or any portion thereof constitute all or a portion of the premises as to which the Port Authority is the Lessee under any one or more of the agreements described in subparagraphs
(ii), (iv), (v) and (vii) of the said paragraph (a)(1), or under any other agreement of lease, the letting under this Agreement shall in any event terminate simultaneously with the termination or expiration of the letting under such agreement or agreements of lease; provided, however, that in the event only a portion of the premises hereunder is included within the premises under such expiring agreement or agreements of lease, the letting hereunder shall continue, as to the balance of the premises hereunder, in accordance with the terms of this Agreement.

     (c) No designation in this Agreement of any area as a street, highway, roadway or other comparable characterization, whether or not by name, shall be or be deemed to be an admission, recognition or acknowledgment of any public or private rights in the area so designated, or as a dedication for a consent to any public or private use of the same. All use in this Agreement of names and designations in connection with such areas is merely for the purpose of fixing geographical locations.

     (d) The Port Authority covenants and agrees that as long as it remains the owner (or the lessee) of the premises, the Lessee, upon paying all rentals hereunder and performing all the covenants, conditions and provisions of this Agreement on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the premises free of any act or acts of the Port Authority except as expressly permitted in this Agreement.

     (e) This Agreement and the letting hereunder are subject and subordinate to all mortgages which may now or hereafter affect the premises or the Facility and to all renewals, modifications, consolidations, replacements, and extensions thereof and the Lessee agrees to execute any instrument which may be deemed necessary or desirable further to effectuate the subordination of this Agreement and the letting hereunder to any such mortgage or mortgages.
     (f) The rights and operations of the Lessee under this Agreement are subject to the terms of a certain agreement of lease made between the Port Authority and New York Dock Railway dated March 1 1956, as the same may be extended or amended. The said agreement of lease covers premises and rights-of-way at the Facility and grants rights and privileges at the Facility in connection with the operations of a railway thereat. The Lessee shall not do, or permit its employees, contractors, invitees or those doing business with it to do, anything which will interfere or conflict with the exercise of rights or operations under the said agreement of lease.

     (g) Without in any way limiting the obligations of the Lessee as elsewhere stated in this Agreement, the Lessee shall be liable to the Port Authority for any damage done to the Facility or to any part thereof or to any property of the Port Authority thereon through any act or omission of those in charge of or operating any vessels, steamers, barges, lighters or other floating equipment or in charge of or operating any trucks, other vehicles or other transportation equipment, while the same shall be a coming to, or leaving the premises.

     (h) The Lessee acknowledges that The National Cold Storage Co., Inc., as successor Lessee under various assignments, is occupying premises which are part of the Facility, in accordance with certain agreements of lease originally made between Sir William Vestey and New York Dock Company, and that each of the said agreements of lease contains the following provisions:

          "That the Landlord shall not engage in or permit any other person, firm or corporation other than manufacturers where cold storage is a necessary adjunct to such business, to engage in a refrigerating or cold storage business upon any part of its real estate during the period of this lease or any renewal thereof."

The grant of rights and privileges to the Lessee under this Agreement insofar as such grant relates to the portion or portions (including all) of the premises under this Agreement, if any, which are included in the lands and interests in land conveyed to the Port Authority by New York Dock Company, is expressly subject to the above restriction, and the Lessee will not do or allow to be done anything on the premises which will or may subject the Port Authority to liability for a breach of such provision.

     (a) The Lessee in its own name as assured shall secure and pay the premium or premiums for such of the following policies of insurance affording those coverages as to which minimum limits are fixed in the schedule set forth below. Each such policy shall be maintained in at least the limit fixed with respect thereto, shall cover the operations of the Lessee under this Agreement, and shall be effective throughout the terms of the letting.


                        SCHEDULE
POLICY							  MINIMUM LIMIT

  (1)  Comprehensive general liability
       insurance (to include contractual
       liability endorsement)
       (i)  Bodily-injury liability:
            For injury or wrongful death                  $2,000,000.00
            to one person
            For injury or wrongful death                  $2,000,000.00
            to more than one person in any one
            occurrence;
       (ii) Property-damage liability:                    $2,000,000.00
            For all damages arising out of
            injury to or destruction of property in
            any one occurrence:
       (iii)Products liability                            $2,000,000.00
  (2)  Automotive liability insurance                     $2,000,000.00
       (i)  Bodily-injury liability
            For injury or wrongful death
            to one person                                 $2,000,000.00
            For injury or wrongful death                  $2,000,000.00
            to more than one person in any
            occurrence
       (ii) Property-damage liability                     $2,000,000.00
            For all damages arising out of
            injury to or destruction of property in
            any one occurrence
  (3)  Plate and mirror glass insurance,                 $
       covering all plate and mirror glass
       in the premises, and the lettering,
       signs, or decorations, if any, on
       such plate and mirror glass
  (4)  Boiler and machinery insurance,                   $
       covering all boilers, pressure vessels
       and machines operated by the Lessee in
       the premises
  (5)  "Additional Interest" policy of                   $
       boiler and machinery insurance,
       covering all boilers, pressure
       vessels and machines operated by
       the Lessee in the premises
  (6)  Garagekeepers' legal liability                   $

     (a) If at any time the Lessee shall become entitled to an abatement of basic rental under the provisions of this Agreement or otherwise, such abatement shall be computed as follows:

               1) For each square foot of usable open area the use of which is denied to the Lessee, at the annual rate of$ 1.10*


               2) For each square foot of usable covered area the use of which is denied to the Lessee, at the annual rate of$ 3.30**


     (b) If no rates are filled in above then the abatement of basic rental shall be made on an equitable basis, giving effect to the amount and character of the area the use of which is denied the Lessee, as compared with the entire area of such character included in the premises.

     (c) If an exemption amount is fixed in this Agreement, it shall be reduced in the same proportion as the total basic rental is abated.

     (d) For the purposes of this Endorsement, the number of square feet of covered area shall be computed as follows: by measuring from the inside surface of outer building walls to the surface of the public area side, or of the non-exclusive area side, as the case may require, of all partitions separating the area measured from adjoining areas designated for the use of the public or for use by the Lessee in common with others, and to the center of partitions separating the area measured from adjoining area exclusively used by others; no deduction will be made for columns, partitions, pilasters or projections necessary to the building and contained within the area measured. Permanent partitions enclosing elevators shafts, stairs, fire towers, vents, pipe shafts, meter closets, flues, stacks and any vertical shafts have the same relation to the area measured as do outer building walls.

     (e) In the event that during the term of the letting under this Agreement the Lessee shall be partially evicted (actually or constructively) and shall remain in possession of the premises or the balance thereof, the Lessee agrees that notwithstanding it might have the right to suspend payment of the rent in the absence of this provision, it will pay at the times and in the manner herein provided, the full basic rental less only an abatement thereof computed in accordance with the above.



* for the period from January 1, 1997 through June 30, 2000, both dates inclusive; at the annual rate of $1.1440 for the period from July 1, 2000, through June 30, 2002, both dates inclusive; at the annual rate of $1.2012 for the period from July 1, 2002 through June 30, 2004, both dates inclusive; and at the annual rate of $1.2733 for the period from July 1, 2004 through June 30, 2006, both dates inclusive.

** for the period from January 1, 1997 through June 30, 2000, both dates inclusive; at the annual rate of $3.4320 for the period from July 1, 2000 through June 30, 2002, both dates inclusive; at the annual rate of $3,6036 for the period from July 1, 2002 through June 30, 2004, both dates inclusive; and at the annual rate of $3.8198 for the period from July 1, 2004 through June 30, 2006, both dates inclusive.

                       SPECIAL ENDORSEMENTS


     1.   MAINTENANCE.  Notwithstanding the provisions of paragraph (c) of
Section 7 of the Terms and Conditions of this Agreement, the Lessee shall not be obligated, except as provided in paragraph (b) of Section 7 and except as provided hereinafter in this Special Endorsement, to make any repairs to the sprinkler and stand pipe systems on or serving the premises, or any structural repairs or replacements to the substructure (all structural components below the interior floor surface) of the pier. After receipt by the Port Authority of notice from the Lessee that repair or replacement of any of the foregoing parts of the premises is needed (stating precisely the items of work required), the Port Authority shall make the same to the extent necessary to keep such part of the premises in a reasonably good condition for the operations of the Lessee under this Agreement; but the Port Authority shall not be obligated to make repairs or replacements to bring the said parts of the premises to a better condition than that existing at the commencement of the letting. The Port Authority shall have no obligation whatsoever under this Special Endorsement to make repairs or replacements of any structure, building, installation or fixture, or any part of any of them, which have been brought to or built or installed on the premises by the Lessee or its contractor, whether or not with the prior consent of the Port Authority, whether or not the same has become part of the premises under this Agreement and whether or not title thereto has vested in the Port Authority. The responsibility of the Port Authority under this Special Endorsement shall be limited to bearing the expense of the repair or replacement and, without limitation of the foregoing, the Port Authority shall have no obligation whatsoever with respect to any repairs or replacements which are the obligation of the Lessee under other provisions of this Agreement. The Port Authority shall have no obligation with respect to any repairs or replacements required because of a casualty, whether or not insured or insurable, except as expressly provided in Section 8 of the said Terms and Conditions. If the Port Authority shall fail after a reasonable time to perform its obligations hereunder, the Lessee, as its sole remedy, shall perform the work, and the Port Authority shall on demand pay to the Lessee its actual certified cash expenditures therefor or, at the option of the Port Authority, shall extend to the Lessee in an amount equal to such expenditures a credit against its rental obligations under this Agreement. Furthermore, prior to commencement by the Port Authority of any work set forth in the Lessee's notice to the Port Authority, the Lessee shall take all precautions necessary to protect persons or property at the Facility, including the immediate performance by the Lessee of such work as may be required to correct conditions which involve danger to persons or property, and the Port Authority will reimburse the Lessee for such work as hereinabove provided. Without limiting any obligation of the Lessee under this Agreement, the Port Authority, at any time and from time to time during the letting, may enter the premises for the purpose of making repairs or replacements, or for the purpose of performing maintenance, whether or not the Port Authority is obligated hereunder to do the same and whether or not the Port Authority has received a notice, request or other communication from the Lessee concerning any such repair or replacement, provided that this right of the Port Authority shall not constitute or be deemed to constitute any obligation or duty on the Port Authority either to the Lessee or others to make any repairs or replacements, do any maintenance or do anything else in connection therewith. The Lessee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, employees and representatives from and against all claims and demands of any and all third persons whatsoever, including without limitation thereto the Lessee's employees, officers, agents and representatives, for personal injuries (including death) or property damage, which may arise from the condition of the premises or any part thereof or from failure of the Lessee to notify the Port Authority of conditions requiring repair or replacement, or from failure of the Lessee to make timely corrections of dangerous or potentially dangerous conditions in or on the premises. The Lessee hereby releases and discharges the Port Authority, its Commissioners, officers, agents, employees, contractors and subcontractors, and their employees, from all liability for damage to the Lessee, consequential or otherwise, in connection with any provision of this Special Endorsement concerning repair or replacement of any portion of the premises, including without limitation thereto any failure on the part of the Port Authority for any reason whatsoever to make any repair or replacement, and including without limitation thereto any act or omission of the Port Authority, its officers, agents, employees, contractors of their employees, connected with the performance of such repairs or replacement.

     2. RENTAL PAYMENT START DATE. As used herein the term "Rental Payment Start Date" shall mean the earlier of the following dates:

          (a)  January 1, 1997; or

          (b) such earlier date on which the Lessee makes use of any area of the premises for any purpose set forth in Article IV of this Agreement.

     3. BASIC RENTAL. The Lessee shall pay basic rental to the Port Authority during the term of the letting as follows: (a) during the period from the Rental Payment Start Date through June 30, 2000, both dates inclusive, at the annual rate of Seven Hundred Ninety-four Thousand Six Hundred Forty Dollars and No Cents ($794,640.00) payable in advance in equal monthly installments of Sixty-six Thousand Two Hundred Twenty Dollars and No cents ($66,220.00) on the Rental Payment Start Date and on the first day of each calendar month thereafter during such period, PROVIDED, HOWEVER, THAT, if the Rental Payment Start Date shall occur other than on the first day of a calendar month the basic rental for the portion of the month in which the Rental Payment Start Date shall occur following such date shall be the amount of the monthly installment set forth in this Special Endorsement prorated on a daily basis; (b) during the period from July 1, 2000 through June 30, 2002, both dates inclusive, at the annual rate of Eight Hundred Twenty-six Thousand Four Hundred Twenty-eight Dollars and No Cents ($826,428.00) payable in advance in equal installments of Sixty-eight Thousand Eight Hundred Sixty-Nine Dollars and No Cents ($68,869.00) on July 1, 2000 and on the first day of each calendar month thereafter during such period; (c) during the period from July 1, 2002 through June 30, 2004, both dates inclusive, at the annual rate of Eight Hundred Sixty-seven Thousand Seven Hundred Forty-four Dollars and No Cents ($867,744.00) payable in advance in equal monthly installments of Seventy-two Thousand Three Hundred Twelve Dollars and No Cents ($72,312.00) on July 1, 2002 and on the first day of each calendar month thereafter during such period; and (d) during the period from July 1, 2004 through June 30, 2006, both dates inclusive, at the annual rate of Nine hundred Nineteen Thousand Eight Hundred Twelve Dollars and No cents ($919,812.00) payable in advance in equal monthly installments of Seventy-six Thousand Six Hundred Fifty-one Dollars and No Cents ($76,651.00) on July 1, 2004 and on the first day of each calendar month thereafter during such period.

     4. ABATEMENT. Abatement of basic rental, if any, to which the Lessee may be entitled shall be computed in accordance with the provisions of Standard Endorsement No. L27.4 attached hereto and hereby made a part of this Agreement.

     5. BERTHING. The Lessee shall have no right to berth vessels in the water area on the sides of Pier 3 except in accordance with and subject to the Port Authority's tariff, as incorporated in FMC Schedule PA-10, as amended from time to time, including, without limitation, payment to the Port Authority with respect to each vessel of dockage and wharfage charges as set forth therein from time to time.

     6. PIER APRON. (a) The Lessee understands that subject to such rules and regulations as the Port Authority may have or may hereafter promulgate for the safe and efficient operation of the Facility, the Port Authority hereby grants to the Lessee the exclusive right to use the pier apron alongside the northerly, westerly and southerly exteriors of the pier shed, as shown on Exhibit A ("Pier Apron") between the hours of 06:00 o'clock A.M. Monday to 02:00 o'clock P.M. Saturday. The Lessee hereby agrees to provide reasonable ingress to and egress from the Pier Apron and shall not do anything or permit anything to be done which will interfere with the rights of the general public to have access to and use the Pier Apron between the hours of 02:00 o'clock P.M. Saturday and 06:00 o'clock A.M. Monday for recreational purposes; and the Port Authority agrees to require its other authorized users not to interfere with the Lessee's to use the Pier Apron, as set forth herein. Nothing in this paragraph shall be deemed or construed to be a grant or letting to the Lessee of any berth, roadway, utility lines or structures, or common area, or of any facility forming a part of the Pier Apron.

          (b) The Port Authority hereby agrees that in the event the Port Authority (i) leases or grants permission to a third party to use and occupy the Pier Apron or (ii) sells, conveys or transfers the fee ownership of the pier during the term of this Lease, it shall (x) require the Lessee or permittee or (y) use its best effort to require the new fee owner to agree to indemnify and hold harmless the Lessee, its officers and employees from all claims and demands of third persons including but not limited to claims and demands for death, claims and demands for personal injuries and claims and demands for property damages, arising out of the use of the Pier Apron and the means of access thereto over and through the premises by such third persons, as provided in this Lease.

     7. PORT AUTHORITY'S WORK. Subject to all the provisions of this Agreement (including but not limited to Section 28 hereof entitled "Force Majeure"), the Port Authority, through its employees, agents, representatives, contractors and subcontractors shall perform the following work (hereinafter called the "Port Authority's Work") to prepare the premises for the Lessee's use and occupancy;

               (i)  replacing non-working light bulbs;

               (ii) patching holes in siding; and

               (iii) correcting any gap between the bottom of roll-up doors and the floor.

Except as specifically provided in this Special Endorsement, the Port Authority shall not be obligated to make any improvements or do any construction work in or on the premises. In addition to any other rights of entry reserved to the Port Authority under this Agreement, the Port Authority reserves for itself, its employees, agents, representatives, contractors and subcontractors the right to enter the premises at any time and from time to time during the term of the letting in order to perform the Port Authority's Work.

     8. LESSEE' CONSTRUCTION WORK. (a) The Lessee shall have the right, subject to the provisions of this Special Endorsement, to perform construction and installation work within the premises (which work is hereinafter called the "Lessee's Construction Work"):

               (i)  installation of office and display space on the pier;

               (ii) replacement of overhead doors;

               (iii) installation of windows;

               (iv) installation of additional lavatories; and

               (v)  reconfiguration of entryways.

The Lessee's Construction Work shall be performed at the Lessee's sole cost and expense and the Port Authority shall have no obligation to make any payment to the Lessee on account of the performance of the Lessee's Construction Work.

          (b) With respect to the Lessee's Construction Work the Lessee shall be the insurer of the Port Authority, and its Commissioners, officers, agents and employees against the following distinct and several risks, whether they arise from acts or omissions of the Lessee, any contractors of the Lessee, the Port Authority, third persons, or from acts of God or the public enemy, or otherwise, excepting only risks which result solely from intentional tortious acts done by the Port Authority subsequent to commencement of the work:

               (i) The risk of loss or damage to all such construction prior to the completion thereof. In the event of such loss or damage, the Lessee shall forthwith repair, replace and make good the work without cost to the Port Authority;

               (ii) The risk of death, injury or damage, direct or consequential, to the Port Authority, and its Commissioners, officers, agents and employees, and to its or their property, arising out of or in connection with the performance of the work. The Lessee shall indemnify the Port Authority, and its Commissioners, officers, agents and employees, for all such injuries and damages, and for all loss suffered by reason thereof;

               (iii) The risk of claims and demands, just or unjust, by third persons against the Port Authority, and its Commissioners, officers, agents and employees, arising or alleged to arise out of the performance of the work. The Lessee shall indemnify the Port Authority, and its Commissioners, officers, agents and employees, against and from all such claims and demands, and for all loss and expense incurred by it and by them in the defense, settlement or satisfaction thereof including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential.

          (c) Prior to the commencement of any of the Lessee's Construction Work, the Lessee shall submit to the Port Authority for its approval a Construction Application in the form supplied by the Port Authority, and containing such terms and conditions as the Port Authority may include, setting forth in detail by appropriate plans and specifications the work the Lessee proposes to perform and the manner of and time periods for performing the same, including without limitation a schedule listing each contract proposed to be entered into for the performance of the work and the estimated cost of the work to be performed under each such contract. The data to be supplied by the Lessee shall identify each of the items constituting the Lessee's Construction Work, and shall describe in detail the systems, improvements, fixtures and equipment to be installed by the Lessee. The Lessee shall be responsible at its sole expense for retaining all architectural, engineering and other technical consultants and services as may be directed by the Port Authority and for developing, completing and submitting detailed plans and specifications for the work. The plans and specifications to be submitted by the Lessee shall be in sufficient detail for a contractor to perform the work and shall bear the seal of a qualified architect or professional engineer who shall be responsible for the administration of the work in accordance with the Port Authority's requirements. In connection with review by the Port Authority of the Lessee's submissions under this paragraph, the Lessee shall submit to the Port Authority at the Port Authority's request, such additional data, detail or information as the Port Authority may find necessary. Following the Port Authority's receipt of the Lessee's Construction Application and complete plans and specifications, the Port Authority shall give its written approval or rejection thereof, or shall request such revisions or modifications thereto as the Port Authority may find necessary. The Lessee shall not engage any contractor or permit the use of any subcontractor unless and until each such contractor or subcontractor, and the contract such contractor is operating under, have been approved by the Port Authority. The Lessee shall include in any such contract or subcontract such provisions as are required in accordance with the provisions of this Agreement and the Construction Application approved by the Port Authority. The Lessee shall obtain and maintain or cause each contractor to obtain and maintain in force such insurance coverage as is described in paragraphs (j) and (k) of this Special Endorsement and such performance bonds as the Port Authority may specify. All of the Lessee's Construction Work shall be performed by or on behalf of the Lessee in accordance with the Construction Application and final plans and specifications approved by the Port Authority, shall be subject to inspection by the Port Authority during the progress of the work and after the completion thereof, and the Lessee shall redo or replace at its own expense any work not done in accordance therewith. Upon final completion of all of the Lessee's Construction Work the Lessee shall deliver to the Port Authority a certificate to such effect signed by an executive officer of the Lessee and by the architect or engineer who sealed the Lessee's plans pursuant to the provisions of this paragraph certifying that all of the work has been performed in accordance with the approved plans and specifications and the provisions of this Agreement, and the Lessee shall supply the Port Authority with as-built drawings of the Lessee's Construction Work in such form and number requested by the Port Authority. The Lessee shall keep said drawings current during the term of the letting under this Agreement. No changes or modifications to such work shall be made without prior Port Authority consent. Following its receipt of the Lessee's certificate, the Port Authority shall inspect the work and, unless such certification is not correct, or the Port Authority determines that the premises are unsuitable for occupancy and use by the Lessee, a certificate of final completion shall be delivered to the Lessee by the Port Authority.

          (d) Except as set forth in paragraph (e) of this Special Endorsement, the Lessee shall not commence any portion of the Lessee's Construction Work until the Construction Application and plans and specifications covering such work, referred to in paragraph (c) of this Special Endorsement, have been finally approved by the Port Authority.

          (e) If the Lessee desires to commence construction of portions of the Lessee's Construction Work prior to the approval by the Port Authority of the complete Construction Application and plans and specifications covering all of such work pursuant to paragraph (c) of this Special Endorsement, the Lessee shall submit to the Port Authority a separate Construction Application for each portion of the Lessee's Construction Work the Lessee so desires to commence (each such portion of the Lessee's Construction Work being hereinafter designated as "Partial Approval Work") which shall be executed by an authorized officer of the Lessee and shall be accompanied by final and complete plans, specifications, drawings, and data with respect to such portion of the Lessee's Construction Work (the final and complete plans, specifications, drawings, and data covering each such portion of the Lessee's Construction Work are hereinafter referred to as the "Partial Approval Work Plans" with respect to such portion of the Lessee's Construction Work) setting forth in detail the work to be performed in connection with each such portion of the Lessee's Construction Work. The Port Authority shall have full and complete discretion as to whether to permit the Lessee to proceed with the performance of any Partial Approval Work. If the Port Authority consents to the performance of any Partial Approval Work, the Port Authority shall review the Construction Application covering such work and shall give its written approval or rejection of the Partial Approval Work Plans with respect thereto or shall request such revisions or modifications thereto as the Port Authority may find necessary. Upon the Port Authority's approval of the Construction Application covering an item of Partial Approval Work and its approval of the Partial Approval Work Plans with respect thereto, the Lessee may proceed to perform such item of Partial Approval Work subject to and in accordance with the following terms and conditions:

               (1) The performance by the Lessee of any item of Partial Approval Work in accordance with the Port Authority's approval will be at its sole risk and if for any reason the plans and specifications for the balance of the Lessee's Construction Work or, any part thereof, are not approved by the Port Authority or if the approval thereof calls for modifications or changes in any item of Partial Approval Work undertaken by the Lessee under any approval granted by the Port Authority pursuant to this paragraph, the Lessee will, as directed by the Port Authority, and at the Lessee's sole cost and expense, either restore the area affected to the condition existing prior to the commence of such item of Partial Approval Work or make such modifications and changes to such work as may be required by the Port Authority.

               (2) Nothing contained in any approval given pursuant to this paragraph shall constitute a determination or indication by the Port Authority that the Lessee has complied with any laws, rules, orders, ordinances, enactments, resolutions, regulations, statutes, requirements, codes, directions, and executive orders, including but not limited to those of the City of New York, which may pertain to the Partial Approval Work to be performed and which the Lessee is required to comply with pursuant to this Agreement.

               (3) Each item of Partial Approval Work shall be performed in accordance with and subject to the terms and provisions of this Agreement covering the Lessee's Construction Work and in accordance with the approved Construction Application covering such item of Partial Approval Work and in accordance with the approved Partial Approval Work Plans constituting a part of such Construction Application, and subject to any requirements, stipulations, and provisions which the Port Authority may impose in its approval of the performance of such item of Partial Approval Work.

               (4) No Partial Approval Work performed by the Lessee pursuant to the provisions of this paragraph shall affect or limit the obligations of the Lessee under any prior approvals it may have obtained with respect to the Lessee's Construction Work.

               (5) The fact that the Lessee has performed any item of Partial Approval Work and that the Port Authority has consented to the performance thereof shall not affect or limit the obligations of the Lessee under this Agreement with respect to the Lessee's Construction Work. The Lessee specifically understands that neither the Port Authority's approval of any Construction Application and Partial Approval Work Plans covering any item of Partial Approval Work nor the performance by the Lessee of any item of Partial Approval Work pursuant to such approval shall obligate the Port Authority to approve the Construction Application and plans and specifications submitted by the Lessee for the balance of the Lessee's Construction Work or shall create or be deemed to create any obligation on the part of the Port Authority to permit subsequent Partial Approval Work to be performed. Without limiting the generality of the provisions of this paragraph, it is specifically understood that the Port Authority may withhold its approval of a Construction Application and Partial Approval Work Plans covering any item of Partial Approval Work if the Port Authority determines that review of subsequent items of Partial Approval Work is required before the Port Authority can approve, reject, or comment upon such Partial Approval Work Plans.

               (6) In the event that in the opinion of the Port Authority the Lessee at any time during the performance of any portion of any item of Partial Approval Work under the approval granted by the Port Authority pursuant to this paragraph shall fail to comply with all of the provisions of this Agreement with respect to such work or shall fail to comply with the provisions of the Construction Application covering such work and the plans and specifications forming a part thereof, or shall fail to comply with any requirements, stipulations, or provisions imposed by the Port Authority in its approval of the performance of such item of Partial Approval Work, or if in the Port Authority's opinion the Lessee shall be in breach of any of the provisions of this Agreement covering such work or shall be in breach of any of the provisions of the Construction Application and plans and specifications covering the performance of such work, or shall be in breach of any requirements, stipulations, or provisions imposed by the Port Authority in its approval of the work, the Port Authority shall have the right to cause the Lessee to cease all or such part of such item of the Partial Approval Work as is being performed in violation of this Agreement, the Construction Application and plans and specifications, or the conditions of the Port Authority's approval. Upon written direction from the Port Authority, the Lessee shall promptly cease performance of the portion of the Partial Approval Work specified. The Lessee shall thereupon submit to the Port Authority for its written approval the Lessee's proposal for making modifications, corrections or changes in or to the item of Partial Approval Work that has been or is to be performed so that the same will comply with the provisions of this Agreement, the Construction Application and plans and specifications, or the conditions of the Port Authority's approval covering such work. The Lessee shall not commence construction of the portion of the Partial Approval Work that has been halted until it has received written approval of the proposed modifications, corrections or changes.

               (7) It is hereby expressly understood and agreed that the Port Authority has no duty or obligation of any kind whatsoever to inspect or police the performance of any Partial Approval Work by the Lessee and the rights granted to the Port Authority hereunder shall not create or be deemed to create such a duty or obligation. Accordingly, the fact that the Port Authority has not exercised its right to require the Lessee to cease performance of all or any part of the Partial Approval Work shall not be or be deemed to be an agreement or acknowledgment on the part of the Port Authority that the Lessee has in fact performed such work in accordance with the terms of this Agreement, the Construction Application and plans and specifications covering such work, or the conditions of the Port Authority's approval of such work, nor shall such fact be or be deemed to be a waiver by the Port Authority of any of the requirements of this Agreement with respect to such work, or any of the requirements of the Construction Application and plans and specifications covering such work, or any of the conditions of the Port Authority's approval of such work.

          (f) Without limiting the generality of any of the provisions of this Agreement, the Lessee's Construction Work (including any Partial Approval Work performed by the Lessee) shall be performed in such a manner that there will be at all times during construction a minimum of air pollution, water pollution or any other type of pollution, and a minimum of noise emanating from, arising out of, or resulting from construction. Subject to the provisions of this Agreement, the Lessee shall construct such reasonable structures, fences, equipment, devices and other facilities as may be necessary or appropriate to accomplish the objectives set forth in this paragraph, and, without limiting the generality of the foregoing, such construction shall be subject to the Port Authority's review and approval in accordance with the provisions of this Special Endorsement.

          (g) Without limiting the generality of paragraph (c) of this Special Endorsement, the Lessee shall be solely responsible for the plans and specifications used by it and for the adequacy or sufficiency of such plans, specifications and all the improvements, fixtures, and equipment depicted thereon or covered thereby, regardless of the consent thereto or approval thereof by the Port Authority or the incorporation therein of any Port Authority requirements or recommendations. The Port Authority shall have no obligation or liability in connection with the performance of any of the Lessee's Construction Work or for the contracts for the performance thereof entered into by the Lessee. Any warranties extended or available to the Lessee in connection with the aforesaid work shall be for the benefit of the Port Authority as well as the Lessee. The Lessee recognizes that its obligation to pay the basic rental provided for in this Agreement shall commence on the Rental Payment Start Date established pursuant to the provisions of Special Endorsement 2 of this Agreement whether or not the Lessee's Construction Work is then completed and regardless of whether the Lessee is then conducting any public operations in the premises. The Lessee shall conduct no public operations in the premises with respect to any improvements, fixtures or equipment constituting the Lessee's Construction Work until the Port Authority shall have notified the Lessee in writing that the Lessee's Construction Work has been completed or substantially completed to its satisfaction. In the event of any inconsistency between the provisions of this Agreement and those of the Construction Application referred to in paragraph (c) of this Special Endorsement the provisions of this Agreement shall control.

          (h) Without limiting or affecting any other term or provision of this Agreement, the Lessee shall be solely responsible for the design, adequacy and operation of all utility, mechanical, electrical, communications and other systems installed in the premises by the Lessee and all other improvements, additions, fixtures, finishes, decorations and equipment made or installed by the Lessee in the premises and shall do all preventive maintenance and make all repairs, replacements, rebuilding (ordinary or extraordinary, structural or non-structural) and painting necessary to keep such systems, improvements, additions, fixtures, finishes, decorations and equipment (whether the same involves structural or non-structural work) in the condition they were in when made or installed except for reasonable wear which does not adversely affect the efficient or proper utilization of any part of the premises.

          (i) The Lessee shall pay all claims lawfully made against it by its contractors, subcontractors, materialmen and workmen, and all claims lawfully made against it by other third persons arising out of or in connection with or because of the performance of the work, and shall cause its contractors and subcontractors to pay all such claims lawfully made against them. Nothing herein contained shall be deemed to constitute consent to the creation of any lien or claim against the premises or any part thereof, nor to prevent the Lessee from contesting claims in good faith.

          (j) In addition to all policies of insurance otherwise required by this Agreement, the Lessee shall procure and maintain or cause to be procured and maintained in effect during the performance of the Lessee's Construction Work;

               (i) Comprehensive General Liability Insurance including but not limited to coverage for Products Liability-Completed Operations and for Broad Form Property Damage and Independent Contractor coverage, with a contractual liability endorsement covering the obligations assumed by the Lessee under paragraph
          (b) of this Special Endorsement, and which are customarily insured under such a policy, with a minimum combined single limit coverage for bodily injury and property damage of $2 million. Said insurance shall also include coverage for explosion, collapse and underground property damage hazards.

               (ii) Comprehensive Automobile Liability Insurance covering all owned, non-owned or hired vehicles used in connection with said construction with a minimum combined single limit coverage for bodily injury and property damage of $2 million.

               (iii) Workers' Compensation and Employer's Liability Insurance in accordance with the requirements of law.

          (k) In addition to the insurance required pursuant to the provisions of paragraph (j) of this Special Endorsement, the Lessee shall procure or cause to be procured prior to the commencement of any work Builder's Risk Insurance (All Risk) covering loss or damage (including any loss or damage resulting from flood or earthquake) to any structures, improvements, fixtures and equipment and furnishing and materials on the premises during said construction, whether or not attached to the land, in an amount equal to the full replacement cost. Such insurance shall name the Port Authority as an insured and such policy shall provide that the loss shall be adjusted with the Port Authority, and that the proceeds thereof shall be paid to the Port Authority and shall be made available to the Lessee for and applied strictly and solely to the payment of the cost of the repair, replacement, rebuilding or other performance of the Lessee's Construction Work.

          (l) With the exception of the Workers' Compensation and Employer's Liability Insurance policy each policy of insurance described in paragraph (j) of this Special Endorsement shall include the Port Authority as an additional insured, and no such policy shall contain any care, custody or control exclusions, or any exclusion of bodily injury to or sickness, disease or death of any employee of the Lessee or of any of its contractors which would conflict with or in any way impair the coverages resulting from the Port Authority's status as an additional insured or the coverage under the contractual liability endorsement described in subparagraph (i) of paragraph (__) of this Special Endorsement. Such insurance shall also contain an endorsement providing that the protection afforded the Lessee thereunder with respect to any claim or action against the Lessee by a third party shall pertain and apply with like effect with respect to any claim or action against the Lessee by the Port Authority and against the Port Authority by the Lessee, but said endorsement shall not limit, vary, change or affect the protections afforded the Port Authority as an additional insured. Such insurance shall contain a provision that the insurer shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority.

          (m) Unless otherwise set forth herein, each policy of insurance described in paragraphs (j) and (k) of this Special Endorsement shall be subject to the applicable provisions of Standard Endorsement No. L21.1 to this Agreement.

          (n) Title to and property in all improvements and fixtures placed, constructed or installed in or on the premises, including all such improvements and fixtures as shall constitute the Lessee's Construction Work, shall vest in the Port Authority upon placement, construction or installation thereof and title to and property in any and all equipment and trade fixtures removable without substantial injury to the premises placed in or installed upon the premises shall vest in the Lessee upon the installation thereof. No equipment or trade fixtures shall be removed by the Lessee prior to the expiration date of the letting under this Agreement unless replaced with identical property of equal or greater value. Without limiting any other term of this Agreement, and notwithstanding the foregoing provisions, upon notice given by the Port Authority either prior to or within sixty (60) days after expiration or earlier termination of the letting of the premises under this Agreement the Lessee shall remove from the premises any improvements, fixtures, trade fixtures, or equipment as the Port Authority may specify in its notice, and shall repair any damage to the premises caused by such removal.

          (o) In the performance of the Lessee's Construction Work the Lessee shall not permit any situation or condition to continue that may cause or be conducive to any labor troubles at the Facility which interferes with the progress of other construction work at the Facility. The determinations of the Port Authority shall be conclusive on the Lessee and, upon notice from the Port Authority, the Lessee shall or shall cause its contractor to immediately rectify any condition specified in the notice. In the event of failure by the Lessee or any of its contractors to immediately comply with the requirements of this paragraph (whether or not such failure is due to the Lessee's fault) the Port Authority by notice shall have the right to suspend the Port Authority's permission to the Lessee to proceed with any portion of the Lessee's Construction Work being performed by or on behalf of the Lessee, and the Lessee shall thereupon immediately cease the same. When labor troubles shall be so settled that such interference or the danger thereof no longer exists, the Port Authority by notice to the Lessee shall reinstate the permission to the Lessee to perform the work on all the same terms and conditions as before the suspension. "Labor troubles" shall mean and include strikes, boycotts, picketing, work-stoppages, slowdowns, complaints, disputes, controversies or any other type of labor trouble, regardless of the employer of the person involved or their employment status, if any.

          (p) No contractor or third party shall or shall be deemed to have acquired any rights against the Port Authority by virtue of the execution of this Agreement and nothing contained herein shall operate or give to any such contractor or third party any claim or right of action against the Port Authority and its Commissioners, officers, agents and employees.

     9. INSURANCE. (a) The Lessee shall secure and maintain in its own name as assured and shall pay the premiums on the following policy of insurance in the limit set forth below, which policy shall be effective during the term of the letting under this Agreement:

                    (1) All risk property damage insurance covering the full replacement cost of any property owned, leased, or within the care, custody or control of the Lessee and now or in the future located on or constituting a part of the premises, except for any personal property owned by the Port Authority. Full replacement cost of the premises is currently estimated by the Port Authority to be not less than $520,000.00. No omission on the part of the Port Authority to make such determination shall relieve the Lessee of its obligations to maintain the appropriate insurance under this Special Endorsement. Such insurance shall cover and insure against such hazards and risks as at least would be insured against under the Standard Form of Fire Insurance policy in the State of New York, or any successor thereto, and the broadest form of extended coverage endorsement prescribed as of the effective date of said insurance by the rating organization having jurisdiction, including without limitation hazards and risks of flood, earthquake, windstorm, cyclone, tornado, hail, explosion, riot, civil commotion, aircraft, vehicles and smoke, and, if the Port Authority so requests, also covering nuclear property losses and contamination and boiler and machinery hazards and risks (if said coverage regarding nuclear property losses and contamination is or becomes available.

               (2) Unless otherwise directed by the Port Authority, the property damage insurance policy required by this Special Endorsement shall name the Port Authority and the Lessee (with insurance clauses consistent with the provisions of this Agreement) as the insureds, as their respective interests may appear, and shall provide that loss, if any, shall be adjusted with and payable to the Port Authority. As to any insurance required by this Special Endorsement, a certificate of insurance, or binders, shall be delivered by the Lessee to the Port Authority simultaneously with the delivery of an executed copy of this Agreement by the Lessee. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certificate of insurance. Each such policy shall contain a valid provision or endorsement that the policy may not be cancelled, terminated, changed or modified, without giving at least thirty
(30) days' written advance notice thereto to the Port Authority and an endorsement to the effect that the insurance as to the interest of the Port Authority shall not be invalidated by any act or negligence of the Lessee or any other insured. Each policy of insurance shall have attached thereto an endorsement that the Port Authority will be given at least thirty (30) days' prior notice of any material change in the policy. A certificate of insurance with respect to a renewal policy shall be delivered to the Port Authority at least fifteen (15) days prior to the expiration date of each expiring policy, except for any policy expiring after the date of expiration of the effective term hereof. If at any time the policy required by this Special Endorsement shall be or become unsatisfactory to the Port Authority as to form or substance, or if the carrier issuing such policy shall be or become unsatisfactory to the Port Authority, the Lessee shall promptly obtain a new and satisfactory policy in replacement.

Except as may be otherwise determined by the Port Authority pursuant to the provisions of Section 8 of the Terms and Conditions of this Agreement, the proceeds of insurance from coverages secured in accordance with this Special Endorsement shall be made available to the Lessee and shall be applied by the Lessee strictly and solely to the repair, replacement, or rebuilding of the premises as provided in this Agreement.

          (b) The policy of comprehensive general liability insurance required by Standard Endorsement No. L21.1 to this Agreement shall include a contractual liability endorsement covering the Lessee's indemnity obligations under this Agreement. The policy of automobile liability insurance required by said Standard Endorsement No. L21.1 shall cover all owned, non-owned and hired vehicles. Each policy of insurance required by said Standard Endorsement No. L21.1 shall contain an endorsement providing that the protections afforded the Lessee thereunder with respect to any claim or action against the Lessee by a third party shall pertain and apply with like effect with respect to any claim or action against the Lessee by the Port Authority and against the Port Authority by the Lessee, but said endorsement shall not limit, vary, change or effect the protections afforded the Port Authority as an additional insured.

          (c) Notwithstanding anything contained in Standard Endorsement No. L21.1 annexed to this Agreement, it is specifically understood and agreed that the Port Authority shall have the right upon notice to the Lessee given from time to time and at any time to require the Lessee to increase any or all of the limits set forth in said Standard Endorsement No. L21.1 and the Lessee shall promptly comply therewith and shall promptly submit a certificate or certificates evidencing the same to the Port Authority.

     10. LATE CHARGES. If the Lessee shall fail to pay any amount required under this Agreement when due to the Port Authority, including without limitation any payment of basic rental, additional rental or any payment of utility fees or charges or other charges or fees, or if any such amount is found to be due as the result of an audit, then, in such event, the Port Authority may impose (by statement, bill or otherwise) a late charge with respect to each such unpaid amount for each late charge period hereinbelow described during the entirety of which such amount remains unpaid, each such late charge not to exceed an amount equal to eight-tenths of one percent of such unpaid amount for each late charge period. there shall be twenty-four late charge periods during each calendar year; each late charge period shall be for a period of at least fifteen (15) calendar days except one late charge period each calendar year may be for a period of less than fifteen (but not less than thirteen) calendar days. Without limiting the generality of the foregoing, late charge periods in the case of amounts found to have been owing to the Port Authority as the result of Port Authority audit findings shall consist of each late charge period following the date the unpaid amount should have been paid under this Agreement. Each late charge shall be payable immediately upon demand made at any time therefor by the Port Authority. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid late charge amount shall be deemed a waiver of the right of the Port Authority to payment of any late charge or late charges payable under the provisions of this paragraph, with respect to such unpaid amount. Each late charge shall be and become additional rent, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the rental set forth in this Agreement. Nothing in this paragraph is intended to, or shall be deemed to, affect, alter, modify or diminish in any way (i) any rights of the Port Authority under this Agreement, including without limitation the Port Authority's rights set forth in Section 16 of the Terms and Conditions of this Agreement entitled "Termination" or (ii) any obligations of the Lessee under this Agreement. In the event that any late charge imposed pursuant to this paragraph shall exceed a legal maximum applicable to such late charge, then, in such event, each such late charge payable under this paragraph shall be payable instead at such legal maximum.

     11. ADDRESS FOR PAYMENTS. The words "shall be made at the office of the Treasurer of the Port Authority, One World Trade Center, New York, New York 10048" appearing int he first and second lines of paragraph (f) of
Section 25 of the Terms and Conditions of this Agreement shall be deemed deleted and the words "shall be mailed to the Port Authority of New York and New Jersey, P.O. Box 17309, Newark, New Jersey 07194" shall be deemed inserted in lieu thereof.

     12. CORPORATE GUARANTY. The Lessee shall cause to be executed by The Strober Organization, Inc. simultaneously with the execution and delivery by the Lessee of this Agreement to the Port Authority, a Contract of Guaranty in the form attached hereto and hereby made a part hereof, which Contract of Guaranty shall guarantee the full, faithful and prompt performance of and compliance with, on the part of the Lessee, all of the terms, provisions, covenants and conditions of this Agreement, and the Lessee shall keep and maintain said Contract of Guaranty in full force and effect. The existence of the contract of guaranty described in this Special Endorsement shall not limit or alter any other remedies of the Port Authority under this Agreement, and the Port Authority may from time to time and at any time elect to pursue (or not to pursue) its rights under this contract of guaranty without thereby limiting, voiding or relinquishing any of its other rights or remedies under this Agreement.

     13. FLOOR LOAD. The number of pounds avoirdupois contemplated in paragraph (h) of Section 4 of the terms and Conditions of this Agreement shall be 500 on the pier shed floor, 125 in the pier office and toilet space, and 250 in all other portions of the premises.

     14. LESSEE'S ADDITIONAL TERMINATION RIGHTS. It is specifically understood and agreed that in the event of a casualty described in Paragraph (a) of Section 8 of the Terms and Conditions of this Agreement and the work of repair or rebuilding specified in Subparagraph (a)(1) or
(2) of said Paragraph (a) is not completed in 180 days after the occurrence of the damage, then the Lessee shall have the right, on thirty (30) days's prior written notice to the Port Authority, to terminate this Agreement and the letting hereunder, PROVIDED, HOWEVER, that the Lessee shall not have such right if either on the date of giving said notice it is in default under any of the terms, covenants and conditions of this Agreement to be performed, kept or observed by the Lessee. In the event of termination pursuant to this provision, this Agreement and the letting hereunder shall cease and expire as if the effective date of termination stated in said notice were the date originally set forth therein for the expiration of this Agreement.

     15. REAL ESTATE TAXES. Notwithstanding anything contained in Standard Endorsement No. 5.1 annexed to this Agreement, it is specifically understood and agreed that the provisions of Paragraph (d) of said Standard Endorsement shall not be deemed to include any real estate taxes on the premises under this Agreement.

     16. BROKERAGE. Section 29 of the Terms and Conditions of this Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 29.BROKERAGE.

               The Lessee represents and warrants that no broker has been concerned in the negotiation of this Agreement or the letting hereunder except Kalmon Dolgin Affiliates, Inc., a New York corporation with an office and place of business at 101 Richardson Street, Brooklyn, New York 11211, and Robert S. Klein, an employee of Kalmon Dolgin Affiliates, Inc., residing at 105 Church Road, Morganville, New Jersey 07751, and that there is no broker who is or may be entitled to be paid by the Port Authority a commission in connection with this Agreement except Kamon Dolgin Affiliates, Inc. and Robert S. Klein, pursuant to a separate brokerage agreement. The Lessee shall indemnify the Port Authority and save it harmless from any and all claims which have been or may be made by any other persons, firms or corporations for services in connection with the negotiation and execution of this Agreement or in connection with any letting, expansion or renewal of the premises referred to herein."



                                   For the Port Authority


               Initialed:



                                   For the Lessee

STATE OF NEW YORK   )
                    )  SS.
COUNTY OF NEW YORK  )


     On this          day of                , 1996, before me personally came
                                     to me known, who,
being by me duly sworn, did depose and say that he resides at                  ;
that he is the                           of the Port Authority of New York and
New Jersey (one of) the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Commissioners of the said corporation; and that he signed his name thereto by like order.


                                      (notarial seal and stamp)


STATE OF            )
                    )  SS.
COUNTY OF           )


     On this          day of                , 1996, before me personally came
                                   to me known, who, being by me duly sworn,
did depose and say that he resides at                                          ;
that he is the President of STROBER BROS, INC. BUILDING SUPPLY CENTERS one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Commissioners of the said corporation; and that he signed his name thereto by like order.


                                      (notarial seal and stamp)


STATE OF            )
                    )  SS.
COUNTY              )


     On this          day of                , 1996, before me personally came
                          to me known, who, being by me duly sworn, did depose
and say that he resides at                             ; that he is the
President of THE STROBER ORGANIZATION, INC. one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Commissioners of the said corporation; and that he signed his name thereto by like order.


                                      (notarial seal and stamp)

                       CONTRACT OF GUARANTY

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority"), a body corporate and politic, created by Compact between the States of New Jersey and New York, with the consent of the Congress of the United States of America, and having an office at One World Trade Center, in the Borough of Manhattan, in the City, county and State of New York 10048, has under consideration the attached agreement of lease dated as of March 29, 1996 and bearing Port Authority file number BP-276 covering the letting of certain premises at the Brooklyn - Port Authority Marine Terminal (which agreement of lease is hereinafter called the "Lease") by and between the Port Authority and Strober Bros., Inc. Building Supply Centers (hereinafter called the "Lessee"), a corporation organized and existing under the laws of the State of New York and having an office and place of business at 550 Hamilton Avenue, Brooklyn, New York 11232 which said Lease includes, without limitation thereto, a provision for the guaranty of the obligations of the Lessee under the Lease; and

     WHEREAS, The Strober Organization, Inc. (hereinafter called the "Guarantor"), a corporation organized and existing under the laws of the State of Delaware and having an office and place of business at 550 Hamilton Avenue, brooklyn, New York 11232, in order to induce the Port Authority to enter into the Lease, is willing to guarantee the payment by the Lessee of the rentals and other monetary obligations which the Lessee has under the Lease and to guarantee the performance, fulfillment and observance by the Lessee of all the other terms, provisions, covenants and conditions of the Lease on the part of the Lessee to be performed, fulfilled and observed;

     NOW, THEREFORE, for and in consideration of the foregoing, the Guarantor hereby covenants and agrees with the Port Authority as follows:

     1. The Guarantor hereby absolutely and unconditionally guarantees, promises and agrees that the Lessee will duly and punctually pay all rentals and other monetary obligations which it has or shall have under the Lease, and that the Lessee faithfully and fully perform, fulfill and observe all the other terms, provisions, covenants and conditions of the Lease on the part of the Lessee to be performed, fulfilled and observed.

     2. The Guarantor hereby waives and dispenses with any notice of non-payment, non-performance or non-observance or proof of notice or demand whereby to charge it therefor, and agrees that the validity of this Contract of Guaranty and the obligations of the Guarantor hereunder shall in no wise be terminated, affected or impaired by reason of any failure on the part of the Port Authority to insist upon strict performance under the Lease, or by the assertion by the Port Authority against the Lessee of any of the rights or remedies reserved to the Port Authority under the provisions of the Lease, or by the institution, prosecution, withdrawal, discontinuance or settlement of any judicial or other proceeding by the Port Authority against the Lessee.

     3. The obligations of the Guarantor hereunder shall not be released or affected in any way by the Port Authority's receipt, application or release of security given for the performance and observance of the terms, conditions and provisions to be performed, observed or fulfilled under the Lease, and the receipt of such security shall not limit or alter the remedies of the Port Authority under this Contract of Guaranty and the Port Authority may from time to time and at any time elect to pursue (or not to pursue) its rights under this Contract of Guaranty without thereby limiting, voiding or relinquishing any of its rights or remedies under the Lease.

     4.   The liability of the Guarantor hereunder shall in no way be affected by:

          (a) The release or discharge of the Lessee in any creditors', receivership, bankruptcy or other similar proceeding; or

          (b) The impairment, limitation or modification of the liability of the Lessee or its estate in bankruptcy, or of any remedy for the enforcement of the liability of the Lessee under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or any other statute or from the decision of any court having jurisdiction over the Lessee or its estate; or

          (c) The rejection or disaffirmance of the Lease in any creditors', receivership, bankruptcy or other similar proceeding; or

          (d)  Any disability or any defense of the Lessee.

     5. This Contract of Guaranty shall remain and continue in full force and effect as to any and every renewal, modification or extension of the Lease, whether in accordance with the terms thereof or by a separate or additional document, and notwithstanding any such renewal, modification or extension, whether or not the Guarantor has specifically consented to such renewal, modification or extension. The liability of the Guarantor hereunder shall in no way be affected by the failure of the Port Authority to obtain the Guarantor's consent to any such renewal, modification or extension, notwithstanding that the Port Authority may have previously obtained such consent with respect to a prior renewal, modification or extension.

     6. Acceptance of this Contract of Guaranty and reliance thereon by the Port Authority shall be evidenced by the execution of the Lease by the Port Authority without any further act or notice. If, for any reason, any part of the obligations of the Guarantor hereunder shall be held invalid or unenforceable, the balance of the said obligations shall nevertheless remain in full force and effect. Failure physically to attach a copy of the Lease to this Contract of Guaranty shall not void, alter or affect this Contract of Guaranty, or alter or amend the obligations of the Guarantor hereunder.

     IN WITNESS WHEREOF, the Guarantor has caused these presents to be executed
as of the          day of                   , 1996.


ATTEST:                            THE STROBER ORGANIZATION, INC.


----------------------      By:____________________________________

                                   (Title)     PRESIDENT
					  -------------------------
                                        (Corporate Seal)

                                  EXHIBIT 10.2

           Indenture of Lease made as of 1986 by and between JNR Realty Company and Strober-L.I. Building Supply Centers, Inc. together with lease amendatory agreement made as of July 1996 between and among JNR Realty Company, Strober Long Island Building Supply Centers, Inc. and The Strober Organization, Inc.

          THIS INDENTURE OF LEASE, made and executed as of the          day of
            , 1986, by and between J N R REALTY COMPANY (hereinafter referred to as "Landlord", and STROBER-L.I. BLDG. SUPPLY CENTERS, INC. (hereinafter referred to as "Tenant").


                       W I T N E S S E T H:

                             ARTICLE 1

                         Demised Premises

     That the Landlord, for and in consideration of the rents, terms, covenants, conditions, provisions and agreements herein reserved and contained on the part of the Tenant, to be paid, kept and performed, does by these presents demise and lease unto the Tenant, and the Tenant, does by these presents demise and lease unto the Tenant, and the Tenant, does hereby hire and take from the Landlord, upon and subject to the terms, covenants, conditions, provisions and agreements, hereinafter contained, the property more particularly described in Exhibit "A" annexed hereto, (said premises hereinafter called the "Demised Premises", or "demised premises") together with all right, title and interest of Landlord, if any, in and to any street or avenues abutting the Demised Premises and the easements appurtenant to the ownership thereof,

     SUBJECT (in so far as the same may be in effect or applicable) TO:

          (a) Building restrictions and regulations now in force and present and future zoning laws, ordinances, resolutions and regulations affecting the Demised Premises and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns, now or thereafter having acquired jurisdiction of the Demised Premises and the use and improvement thereof.

          (b) Revocable nature of the right, if any, to maintain vaults, vault spaces, basement and subbasement spaces, areas, marquees or signs, beyond the building lines.

          (c) Violations of law, ordinances, orders or requirements noted as of the commencement date or that might be disclosed by an examination and inspection or search of the Demised Premises by any federal, state or municipal departments or authority having jurisdiction, as the same may exist on the date of the commencement of the term of this Lease.

          (d) The condition and state of repair of the Demised Premises as the same may be on the date of the commencement of the term of this Lease.

          (e) Any state of facts which an accurate survey of the Demised Premises may show.

          (f) All taxes, assessments, water charges and sewer rents, accrued or unaccrued, fixed or not fixed (subject to the same being pro-rated for the period prior to and after the commencement or expiration of the demised term).

          (g) Covenants, easements, restrictions, utility and other agreements of record.

          TO HAVE AND TO HOLD the Demised Premises for a term to commence on _________, 1986 and to expire on _____________, unless this Lease shall be sooner terminated as herein provided.

          IT IS MUTUALLY COVENANTED AND AGREED by and between Landlord and Tenant that this Indenture is made upon the foregoing and upon the following agreements, terms, covenants and conditions:

                             ARTICLE 2

                               Rent

     SECTION 2.01. The Tenant shall pay to the Landlord in lawful money of the United States, without any offset or deductions whatsoever, a net annual rental, in equal monthly installments, in advance on the first day of each and every month as more particularly described in Exhibit "B" annexed hereto.

     SECTION 2.02. It is the purpose and intent of Landlord and Tenant that the net rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord the net rent specified in Section 2.01 hereof, in each year during the term of this Lease and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised premises and the appurtenances thereto and the use and occupation thereof (except the taxes of Landlord referred to in Section
3.02 of Article 3 hereof) which may arise or become due during or out of the term of this Lease shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

     SECTION 2.03. The net rent shall be paid to Landlord without notice or demand and without abatement, deduction or set-off, and Tenant shall also pay without notice, except as may be required in this Lease, and without abatement, deduction or set-off, as additional rent, all sums, Impositions (as defined in Article 3 hereof), costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay, and, in the event of any non-payment thereof, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of the net rent. In the event that the term of the Lease shall commence on a date other than the first day of the calendar month, an appropriate adjustment shall be made and thereafter rent shall be due and payable on the first day of each and every month.

                             ARTICLE 3

          Payment of Utilities, Taxes, Assessments, Etc.

     SECTION 3.01. Tenant shall pay as additional rent all charges for public utilities and all water and sewer rents, rates and charges furnished or attributable to the demised premises.

     SECTION 3.02. Tenant shall also pay as additional rent Tenant's share, as hereinafter more particularly described in Exhibit C, of all taxes, assessments, transit taxes, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect, or become a lien on, the Demised Premises or any part thereof or any appurtenance thereto, the rent and income received by Tenant from subtenants, or for any use or occupation of the Demised Premises, and such franchises as may be appurtenant to the use of the Demised Premises, this transaction or any document to which Tenant is a party, creating or transferring an interest or estate in the Demised Premises (all such taxes, assessments, transit taxes, rates and charges, excises, levies, license fees and other governmental charges being hereinafter referred to as "impositions", and any of the same being hereinafter referred to as an "Imposition"); provided, however, that any Imposition, relating to a fiscal period of the taxing authority, a part of which is included within the term of this Lease and a part of which is included in a period of time before or after the expiration of the term of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable, during the term of this Lease) be adjusted between Landlord and Tenant as of the commencement or expiration of the term of this Lease, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of the time after the commencement or before the expiration of the term of this Lease bears to such fiscal period, and Landlord shall pay the remainder thereof, provided, however, that Tenant shall not be entitled to receive any apportionment after the expiration of the term, if Tenant shall be in default in the performance of any of Tenant's covenants, agreements and undertakings in this lease provided.

     Tenant shall pay its share of any Imposition the amount thereof become fixed and within ten (10) days after demand therefor by Landlord and shall be collectable as additional rent. Tax bills shall be conclusive evidence for the purpose of determining Tenant's share of Impositions and shall be used for the calculation of the amounts to be paid by Tenant.

     SECTION 3.03 Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises; provided, however that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed and imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so imposed shall be deemed to be included within the term "Impositions" for the purposes hereof to the extent that such Imposition would be payable if the Demised Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.

     SECTION 3.04. Tenant may in its own name or in the name of Landlord or both, but at Tenant's sole cost and expense, contest or review the amount of any Imposition with respect to the Demised Premises. The Landlord shall keep Tenant advised of the amount of such Impositions, shall fully cooperate with Tenant, shall execute all documents reasonably necessary for such contest or review, produce all necessary cancelled checks showing payment of any Impositions and shall, if necessary, furnish Tenant with written authorization for such contest or review. Nothing herein contained shall be deemed to modify Tenant's obligation to pay its share of the Impositions. Tenant shall be beneficiary of its pro rata share of any refund obtained through such contest or review. This provision shall survive the expiration of this Lease.
                             ARTICLE 4

                      Mortgage Subordination

     This Lease and the lien thereof upon the Demised Premises and all right of the Tenant hereunder are and shall at all times be subject and subordinate to all mortgages of consolidated mortgages on the premises at the date of commencement of this Lease, or which may hereafter be placed upon the premises, and to any renewals or extensions or consolidations thereof. Landlord agrees to request, from each mortgagee to which this Lease is subordinate, a non-disturbance agreement in the lender's standard form to the effect that this Lease shall not be cancelled or disturbed if the Demised Premises is foreclosed, as long as Tenant is not in default under this Lease. Tenant agrees that if any mortgagee shall become the owner of the leasehold premises by reason of the foreclosure of any mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, and this Lease shall not have been terminated or affected thereby and shall continue in full force and effect as a direct lease between the mortgagee and Tenant upon all the terms, covenants and conditions set forth in this Lease, then and in that event Tenant agrees to attorn to mortgagee; provided, however, that such mortgagee shall not be liable for any accrued obligations of Landlord for any act or omission of Landlord prior to such foreclosure or sale or subject to any offsets or counterclaims which shall have accrued to Tenant against Landlord prior to the date such mortgagee shall become the owner of the premises.

                             ARTICLE 5

                            Vault Space

     SECTION 5.01. Vaults and areas, if any, now or hereafter built extending beyond the building line of Demised Premises are not included within the Demised Premises, but Tenant may occupy and use the same during the term of this Lease, subject to such laws, permits, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto.

     SECTION 5.02. No revocation on the part of any governmental department or authority of any license or permit to maintain and use any such vault shall in any way affect this Lease or the amount of the rent or any other charge payable by Tenant hereunder. If any such license or permit shall be revoked, Tenant will, at its sole cost and expense, do and perform all such work as may be necessary to comply with any order revoking the same.

                             ARTICLE 6

                             Surrender

     SECTION 6.01. Tenant shall and will on the last day of the term hereof or upon any earlier termination of this Lease, or upon any reentry by landlord upon the Demised Premises pursuant to Article 23 hereof, willfully and truly surrender and deliver up the Demised Premises, including the personal property as herein defined, into the possession and use of Landlord without fraud or delay, free and clear of all lettings and occupancies other than subleases then terminable at the option of the Landlord thereof or sublease to which Landlord shall have specifically consented, and free and clear of all liens and encumbrances other than those, if any, created by landlord or subsequent owners of the Demised Premises.

     SECTION 6.02. Where furnished by or at the expense of Tenant or any subtenant, furniture, trade fixtures and business equipment (not constituting part of the Demised Premises) may be removed by the Tenant at or prior to the termination of this Lease or by such subtenant at or prior to the termination of its sublease; provided, however, that the removal thereof will not structurally injure the buildings or improvements on the Demised Premises (the "Building") or necessitate fundamental changes in or repairs to the Building. Tenant shall pay or cause to be paid to landlord the cost of repairing any damage arising from such removal.

     SECTION 6.03. Any personal property of Tenant or subtenant which shall remain in the Building after the termination of this Lease and the removal of Tenant or such subtenant from the Building, may, at the option of Landlord be deemed to have been abandoned by Tenant or such subtenant and either may be retained by landlord as its property or be disposed of, without accountability, at Tenant's cost and expense, in such manner as Landlord may see fit.

     SECTION 6.04. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or subtenant.

     SECTION 6.05. The provisions of this Article 6 shall survive any termination of this Lease.

                             ARTICLE 7

                             Insurance

     SECTION 7.01. Tenant, at its sole cost and expense, shall keep any building and improvements now or hereafter erected on the demised premises, including the personal property, as herein defined, insured for the mutual benefit of Landlord, Tenant, and mortgagee(s), such as their interests may appear during the term of this Lease, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "All-Risk Coverage", so called, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than the then "full replacement cost" (exclusive of the cost of excavations, foundations and footings, below the lowest basement floor). Such "full replacement cost" shall be determined from time to time (but not more frequently than once in any twenty-four calendar months) at the request of Landlord by an appraiser, engineer, architect or contractor designated by Tenant and approved in writing by Landlord (such approval not to be unreasonably withheld) and paid by Tenant. No omission on the part of the Landlord to request any such determination shall relieve Tenant of any of its obligations under this article.

     SECTION 7.02. Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and tenant, shall maintain:

          (a) personal injury and property damage liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Demised Premises or the elevators or any escalators therein and on, in or about the adjoining streets, property and passageways, such insurance to afford minimum protection during the term of this Lease, of not less than Ten Million Dollars in respect of bodily injury or death with respect of any one accident, and of not less than Two Hundred Fifty Thousand Dollars for property damage;

          (b) if requested by Landlord, plate glass insurance and boiler insurance;

          (c) war risk insurance upon the Building as and when such insurance is obtainable from the United States of America, or any agency or instrumentality thereof, in an amount equal to the "full replacement cost" thereof or in the maximum amount of insurance obtainable;

          (d) rent insurance against loss of rent due to fire and the risks now or hereafter embraced by "All-Risk Coverage", so called, for the full annual rental value of the Demised Premises, and in the event that the Existing Structures or the New Building or any building or improvements now or hereafter erected on the Demised Premises, shall be destroyed or seriously damaged, shall assign to Landlord so much of the proceeds of such insurance as shall equal the net rent and additional rent for one year; such amount to be held by Landlord and applied on account of the payment of such net rental and additional rent hereunder until the restoration of the same; but the Tenant shall not be released of his obligation hereunder;

          (e) if the demised premises are located in a flood zone, then as and when obtainable from the United States of America, or any agency or instrumentality thereof, flood insurance in the maximum amount of insurance obtainable; and

          (f) such other insurance, and in such amount as may from time to time be reasonably required by landlord against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being, or to be given, to the type of building, its construction, use and occupancy.

     SECTION 7.03. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of New York, are rated "very good" or better by Best, and have been approved in writing by Landlord, such approval not to be unreasonably withheld.
Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies (or, in the case of a blanket insurance policy, certificates of the insurers satisfactory to Landlord) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord.

     SECTION 7.04. All policies of insurance provided for in Section 7.01 and 7.02 hereof shall name Landlord and tenant as the insureds as their respective interests may appear. Subject to the provisions of Article 17 hereof and to the limitations set forth below in this section, such policies shall also be payable, if either Landlord or Tenant so require, to any Fee Mortgagee, as the interest of any such mortgagee may appear, pursuant to a standard mortgagee clause, subject to the prior rights, if any, of any fee mortgagee the loss, if any under any policies provided for in such Sections shall be adjusted with the insurance companies (a) by Tenant in the case of any particular casualty resulting in damage or destruction not exceeding Ten Thousand (?10,000) Dollars in the aggregate, or (b) by Landlord, and Tenant in the case of any particular casualty resulting in damage or destruction exceeding Ten Thousand ($10,000) Dollars in the aggregate. The proceeds of any such insurance shall be payable, subject to the prior rights, if any, of any fee mortgagee;

          (i) To Tenant in the case of any particular casualty resulting in damage or destruction not exceeding Ten Thousand ($10,000) Dollars in the aggregate, or
          (ii) To landlord, in the case of any particular casualty resulting in damage or destruction exceeding Ten Thousand ($10,000) Dollars in the aggregate, for the purposes set forth in Article 17 of this Lease.

          All policies provided in Section 7.01, 7.02(b), 7.02(c) and 7.02(e) hereof, if the amount insured thereunder shall exceed Ten Thousand ($10,000) Dollars and all other such policies, regardless of the amount insured thereunder, which insure against the same risks and in respect of which the aggregate amount of the risk insured against shall exceed Ten Thousand ($10,000) Dollars shall provide that the loss, if any, thereunder shall be adjusted and paid as hereinabove provided, and that any loss which shall be payable to Landlord shall be so payable (if such provision is obtainable without additional premium) notwithstanding any act or omission of Tenant.

     SECTION 7.05. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain an agreement by the insured that such policy shall not be cancelled or modified without at least ten
(10) days prior written notice to Landlord and to any mortgage to whom a loss thereunder may be payable.

     SECTION 7.06. If, at any time during the term of this Lease, landlord shall request that the amount of liability insurance provided by Tenant, as required by the provisions of Section 7.02, be increased on the ground that such coverage is inadequate properly to protect the interest of Landlord, and Tenant shall refuse to comply with such request, the dispute shall be submitted to arbitration as provided in Article 29 hereof. Tenant shall thereafter carry the amount of insurance determined by such arbitration to be adequate, but in no event less than the amounts specified in Section 7.02.

                             ARTICLE 8

          Landlord's Right to Perform Tenant's Covenants

     SECTION 8.01. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 3, or to take out, pay for, maintain or deliver any of the insurance policies provided for in Article 7 hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after the time provided in
Article 22 for Tenant to cure such default, after notice thereof from Landlord, has expired (or without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to).

          (a) pay any Imposition payable by Tenant pursuant to the provisions of Article 3 hereof, or

          (b) take out, pay for and maintain any of the insurance policies provided for in Article 7 hereof, or

          (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided and may enter upon the Demised Premises for the purpose and take all such action thereon as may be necessary therefor.

     SECTION 8.02. All sums so paid by Landlord and all cost and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the rate of twelve percent (12%) per annum from the respective dates of Landlord's making of each such payment or incurring of each such cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand, and Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, damages, costs and expenses of a suit suffered or incurred by reason of damage to, or destruction of, the Demised Premises, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid. However, any such damages so recovered by the Landlord shall be subject to the provisions of Article 17 hereof.

                             ARTICLE 9

              Repairs and Maintenance of the Property

     SECTION 9.01. Throughout the term of this Lease, Tenant, at its sole cost and expense, will take good care of the Demised Premises and the Personal Property as herein defined and the sidewalks, curbs and vaults adjoining the Demised Premises and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary and unforeseen and foreseen. When used in this Article, the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be equal in quality and class to the original work. Tenant will do or cause others to do all necessary shoring of foundations and wall of the building and every other act or thing for the safety and preservation thereof which may be necessary by reason of any excavation or other building operation upon any adjoining property or street, alley or passageway.

     SECTION 9.02.  The necessity for and adequacy of repairs pursuant to
Section 9.01 hereof shall be measured by the standard which is appropriate for buildings of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or injury to the Demised Premises and to keep premises in a rentable condition.

     SECTION 9.03. Tenant shall put, keep and maintain all portions of the Demises Premises and the sidewalks, curbs and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice, and unlawful obstructions.

     SECTION 9.04. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

     SECTION 9.05. In case any dispute shall arise at any time between Landlord and Tenant as to the standard of care and maintenance of the Demised Premises, such dispute shall be determined by arbitration.

                            ARTICLE 10

               Compliance With Laws Ordinances, etc.

     SECTION 10.01. Throughout the term of this Lease, Tenant at its sole cost and expense, will promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters or any other body exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to Demised Premises and the sidewalks, curbs and vaults adjoining the Demises Premises or to the owners, tenant or occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements or interfere with the use and enjoyment of the Demised Premises.

     SECTION 10.02. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the Demised Premises.

     SECTION 10.03. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 10.01 hereof, subject to the following:

          (a) If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge of liability of any kind against the Demised Premises or Tenant's leasehouse interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may, subject to the consent of any mortgagee, if required by the mortgage terms, delay compliance therewith until the final determination of such proceeding.

          (b) If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord (such consent not to be unreasonably withheld), may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord criminal liability and Tenant (i) furnishes Landlord security, reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence, and (iii) obtains fee mortgagee's consent if required by the mortgage terms.

          Landlord will execute and deliver any appropriate papers which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

                            ARTICLE 11

                 Changes and Alterations by Tenant

     SECTION 11.01 Tenant shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, changes and alterations in or of the Building, subject, however, in all cases to the following:

     (a) No one change or alteration involving an estimated cost of more than $10,000 shall be undertaken except after 20 days' prior written notice to Landlord.

     (b) No one change or alteration, involving an estimated cost of more than $10,000, including any restoration required by Article 17 or 18 hereof, shall be made without the prior written consent of Landlord, such consent not to be withheld if the change or alteration would not in the reasonable opinion of the Landlord impair the value or usefulness of the Building or any part thereof.

     (c) No one change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorization of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary.

     (d) Any one structural change or alteration involving an estimated cost of more than $10,000 shall be conducted under the supervision of an architect or engineer selected by Tenant and approved in writing by Landlord (such approval not to be unreasonably withheld), and no such structural change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect or engineer selected by tenant and approved in writing by Landlord (such approval not to be unreasonably withheld).

     (e) Any change or alteration shall, when completed, be of such a character as not to reduce the value of the Demised Premises below its value immediately before such change or alteration.

     (f) Any change or alteration shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, departments, commissions, boards and officers, and in accordance with the orders, rules and regulations of the National Board of Fire Underwriters or any other body hereafter exercising similar functions.

     (g) The cost of any such change or alteration shall be paid in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises.

     (h) Workmen's compensation insurance, covering all person employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises, and general liability insurance for the mutual benefit of Tenant and Landlord with limits of not less than Three Million Dollars in the event of bodily injury to one person and not less than Three Million Dollars in the event of bodily injury to any number of persons in any one accident, and with limits of not less than Two Hundred Fifty Thousand Dollars for property damage, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in progress in connection with any change or alteration. All such insurance shall be in a company or companies of recognized responsibility, and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord. Landlord, as a condition to its consents, may require Tenant to carry general liability insurance greater than the amounts heretofore provided.

     (i) If the estimated cost of any such one change or alteration shall be in excess of $10,000, Tenant shall, at the request of Landlord, and before commencement of work, at Tenant's sole cost and expense, furnish to Landlord a surety company performance bond, issued by a surety company acceptable to Landlord, or other security reasonably satisfactory to Landlord, in an amount at least equal to 110% of the estimated cost of such change or alteration, guaranteeing the completion thereof within a reasonable time, free and clear of all liens, encumbrances, financing agreements, and other charges, and in accordance with the plans and specifications approved by Landlord. No performance bond or other security shall be required except to the extent that such estimated costs exceed the amounts deposited pursuant to Sections 17.02, 17.04 and 18.04 of this Lease, if such change or alteration is being made in accordance with the provisions of Section 17 and 18.

     (j) For the purpose of the Article 11 the term "one change or alteration" shall mean such change(s) or alteration(s) which under good construction practice would be regarded as a single change, notwithstanding how and when performed.

     (k) All changes and alterations made at any time by Tenant shall immediately become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant no later than twenty (20) days prior to the date fixed for the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed by Tenant prior to the expiration of the term. Nothing herein contained shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such from the Demised Premises or upon removal of any changes or alterations as may be required by Landlord, Tenant shall immediately, and at its expense, repair and restore the Demised Premises to the condition existing prior to any such change or alteration and repair any damages to the Demised Premises due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed form the Demised Premises by Landlord, at Tenant's expense.

                            ARTICLE 12

                        Discharge of Liens

     SECTION 12.01. Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge (levied on account of any imposition or any mechanic's, laborer's or materialman's lien or any mortgage, conditional sale, title retention agreement or chattel mortgage, or otherwise) which might be or become a lien, encumbrance or charge upon the Demised Premises or the personal property thereof, or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Demised Premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Demised Premises or any part thereof might be impaired; provided that any Imposition may, after the same becomes a lien on the Demised Premises, be paid or contested in accordance with Article 3 hereof and any mechanic's, laborer's or materialman's lien may be discharged in accordance with Section 12.02 hereof.

     SECTION 12.02. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within 20 days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of 12% per annum from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

     SECTION 12.03. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority for or permit the rendering of any services of the furnishing of any materials that would give rise to the filing of any lien against the Demised Premises or any part thereof.

                            ARTICLE 13

                             No Waste

     SECTION 13.01 Tenant will not do, permit, or suffer any waste or damage, disfigurement or injury of the Demised Premises or any part thereof.

                            ARTICLE 14

                          Use of Property

     SECTION 14.01. Tenant shall use the Demised Premises only as a warehouse and for sales as an appurtenant thereto and for office purposes. Tenant will not use or allow the Demised Premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy or certificate of compliance covering or affecting the use of the Demised Premises or any part thereof and will not suffer any act to be done or any condition to exist on the Demised Premises or any part thereof or any article to brought thereon, which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

     SECTION 14.02. Tenant shall not suffer or permit the Demised Premises or any portion thereof to be used by the public as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Demised Premises or any portion thereof.

                            ARTICLE 15
                Entry on Property by Landlord, etc.

     SECTION 15.01. Tenant will permit Landlord and its authorized representatives to enter the Demised Premises at all reasonable times for the purpose of (a) inspecting the same, and (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work or to commence the same within the period provided in Article 23 after written notice from Landlord. Nothing shall imply any duty upon the part of Landlord to do any such work; and performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

     SECTION 15.02. Landlord may during the progress of any work in the Demised Premises keep and store therein or elsewhere upon the Demised Premises all necessary materials, tools, supplies and equipment. Such right if exercised, shall not be deemed to constitute an eviction. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or by any sub-tenant by reason of making such work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby.

     SECTION 15.03. Landlord shall have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers thereof, and, at any time within 15 months prior to the expiration of the term of this Lease for the purpose of showing the same to prospective tenants.

                            ARTICLE 16

                    Indemnification of Landlord

     SECTION 16.01. Tenant will indemnify and save harmless Landlord against and from liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the term of this Lease;

     (a) any matter, cause or thing arising out of use, occupancy, control, or management of Demised Premises and any part thereof;

     (b) any work or thing done in, or about the Demised Premises or any part thereof;

     (c) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto;

     (d) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

     (e) any accident, injury or damage to any person or property occurring in, or about the Demised Premises or any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto;

     (f) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease, or any sub-lease, on its part to be performed or complied with; or

     (g) any tax upon in the execution, delivery or recording of this Lease.

     In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon timely written notice from Landlord will at Tenant's expense resit or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld and will pay any judgement or perform any decree resulting therefrom. Landlord hereby agrees, without the necessity of further consents, to be represented by counsel designated by the insurance company which has issued insurance policies for the benefit of Landlord.

                            ARTICLE 17

                       Damage or Destruction

     SECTION 17.01. In case of casualty to the Demised Premises resulting in damage or destruction exceeding $10,000 in the aggregate, Tenant will promptly give written notice thereof to Landlord. Tenant, regardless of the amount of such damage, shall at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction or with such changes or alterations as may be made at Tenant's election in conformity with and subject to the conditions of Article 11 hereof. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

     SECTION 17.02. Subject to the provisions of Section 17.04 hereof all insurance money paid to Landlord on account of such damage or destruction, less the actual cost, and reasonable fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied by Landlord to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "restoration"), and shall be paid out from time to time as such restoration progress upon the written request of Tenant which shall be accompanied by the following:

     (1) A certificate signed by Tenant, dated not more than 15 days prior to such request, setting forth the following:

               (A) That the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

               (B) That except for the amount, if any, stated (pursuant to the foregoing subclause (1) (A)) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialmen's statutory or similar lien upon such restoration or upon the Demised Premises or any part thereof or upon the Tenant's leasehold interest therein.

               (C) That the cost, as estimated by the persons signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money, plus any amount deposited by Tenant to defray such cost and remaining in the hands of Landlord after payment of the sum requested in such certificate.

     (2) An opinion of counsel or other evidence, reasonably satisfactory to Landlord, to the effect that there has not been filed with respect to the Demised Premises or any part thereof or upon the Tenant's leasehold interest therein any vendor's, mechanic's, laborer's materialman's or other lien which has not been discharged or record, except such as will be discharged by payment or the amount then requested.

     In the event that such restoration involves expenditures in excess of $10,000 the certificate required by clause (1) of this Section shall be a certificate signed by the architect or engineer in charge of the restoration, who shall be selected by Tenant and approved in writing by Landlord, such approval not to be unreasonably withheld.

     Upon compliance with the foregoing provisions of this Section, Landlord shall, out of such insurance money, pay or cause to be paid to Tenant or the persons named (pursuant to subclause (1)(A) of this Section) in such certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be, less 10% thereof.

     If the insurance money at the time held by Landlord, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of such restoration, Tenant will pay the deficiency.

     Upon receipt by Landlord of satisfactory evidence, of the character required by clauses (1) and (2) of this Section, that the restoration has been completed and paid for in full and that there are no liens of the character referred to therein, any balance of the insurance money at the time held by the Landlord shall be paid to the Tenant.

     If the amount of any insurance moneys payable for damage or destruction to the premises under policies herein provided to be carried by Tenant are claimed by a mortgagee of the fee instead of being received by the Landlord or Tenant, then the Landlord agrees to make a like amount available to Tenant for repair or restoration of the damage, and if Landlord fails to do so then Tenant may deduct such amount, with interest at an amount equal to one percent (1%) above the prime rate of Chemical Bank, from ensuing rent, anything elsewhere notwithstanding.

     SECTION 17.03. Except as otherwise expressly provided herein, no destruction of or damage to the Demised Premises or any part thereof by fire or any other casualty shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full net rent and additional rent and other charges payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

     SECTION 17.04. In the event that any moneys, or the equivalent thereof, in excess of $10,000 shall be required to be deposited with Landlord pursuant to the provisions of this Article or of Article 7, 11 and 18 of this Lease, then at the election of Tenant all such amounts shall be deposited for the benefit of Landlord and Tenant, and of any Mortgagee, as their respective interests may appear, with a bank or trust company having an office in The City of New York or the county in which the Demised Premises are located and selected by Landlord, for the purposes set forth in said Articles 7, 11, 17 and 18, to be disbursed in accordance therewith. Tenant shall pay all charges and fees, including attorneys' fees, of the bank or trust company that performs the functions provided for in Article 7, 11, 17, and 18.

     SECTION 17.05. Notwithstanding anything to the contrary herein contained, in the event a total damage or total destruction shall occur during the last year of the lease term provided herein, Tenant shall not be required to rebuild the premises, but shall have an option, exercisable within thirty (30) days after said total damage or total destruction of either terminating the Lease, in which case, all rents and charges shall be adjusted, or in the alternative, rebuilding the premises as provided for in this section. In the event Tenant fails to notify Landlord within said 30 day period, Tenant shall be deemed to waive its option to terminate this Lease and shall be obligated to rebuild in accordance herewith.

                            ARTICLE 18

                           Condemnation

     SECTION 18.01. (a) if at any time during the term of this Lease or any renewal thereof, the whole or materially all of the Demised Premises shall be taken for any public or quasi-public purpose of any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, this Lease, the term hereby granted, any rights of renewal hereof and any renewal terms hereof, shall terminate and expire on the date of such taking and the net rent, additional rent and other sum or sums of money and other charges herein reserved and provided to be paid by the Tenant shall be apportioned and paid to the date of such taking. As used in this paragraph, the term "materially all of the Demised Premises" shall be deemed to mean such portion of the Demised Premises, as when so taken, would leave remaining a balance of the Demised Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate a new building or buildings of a nature similar to the building or buildings existing upon the Demised Premises at the date of such taking and of floor area sufficient, together with buildings not taken in the condemnation, to permit the Demised Premises to reasonably be used by Tenant for its intended purposes. If there be any dispute with same, it shall be submitted to and determined by arbitration.

     (b) In the event of the taking of the whole or materially all of the Demised Premises, the award or awards shall belong to the Landlord.

     (c) The term "taking" as used in this paragraph 18 and as used in paragraph 19(a) is defined as the time when actual possession of the premises in whole or in part is taken by any lawful power or authority.

     (d) In the event of a condemnation as in this paragraph provided, the Tenant waives all claim for any value for its leasehold or lease.

     SECTION 18.02. (a) If during the term of this Lease, less than materially all of the Demised Premises shall be taken by virtue of eminent domain or be condemned for any public improvement, as above defined, this Lease shall continue in full force and effect as to the part not so taken, and an equitable abatement of net annual rent shall be made so that the net annual rental payable by the Tenant shall be in the proportion which the rental value of the area remaining after all repairs and restorations have been made bears to the rental value of the Demised Premises prior to the aforesaid taking, but said net annual rent shall not be reduced below the amount necessary to carry the then existing mortgages to which this lease is subordinate; and if an equitable abatement requires a greater reduction Landlord may terminate the Lease by at least thirty (30) days notice to Tenant mailed within sixty (60) days after the taking and in such case (i) the amount of the equitable abatement shall be in force until such termination and (ii) the awards shall be apportioned as provided in Section 18.01.
     (b) If the buildings and improvements now or hereafter erected on the Demised Premises shall be damaged or partially destroyed by any such taking of less than the whole or materially all thereof, Tenant shall give prompt notice thereof to Landlord and Tenant shall proceed with reasonable diligence to conduct any necessary demolition and to repair and restore, at Tenant's own cost and expense, any remaining part of said buildings and improvements not so taken so as to constitute such remaining part or parts thereof of a complete, rentable building in good condition and repair. Landlord agrees to make available to Tenant that portion, if any, of the condemnation award received by the Landlord to the extent required by Tenant for repairs and restoration of the leased premises as reimbursement to Tenant for costs and expenses actually incurred by Tenant in effectuating such repairs and restorations provided, however, that in no event shall Landlord be obligated to make available to Tenant any sum exceeding the amount actually received by the Landlord less all necessary and proper expenses paid or incurred by the Landlord in the condemnation proceedings and as a result thereof. Before the commencement of work necessary to repair and restore the building following a condemnation, Tenant shall comply with the requirements set forth in Article 11 of this Lease.

     (c) In the event of a condemnation as in this paragraph provided, where less than the whole or materially all of the Demised Premises shall be so condemned, the entire award for such condemnation shall belong to and be the property of the Landlord, without any claim on the part of the Tenant with respect thereto except as hereinabove set forth and Tenant waives all claim for any value for its leasehold except as hereinabove set forth.

     (d) If the Landlord and Tenant are unable to agree upon the amount of the rental deduction under subparagraph (a) of this paragraph within thirty
(30) days after such taking, then the matter shall be submitted to arbitration as provided in Article 27 hereof. Pending determination by agreement of the parties or by arbitration, rent shall be paid provisionally in the manner and at the rate provided in this Lease subject to adjustment upon the completion of such determination.

     SECTION 18.03. If the temporary use of the whole or any part of the Demised Premises shall be taken at any time during the term of this Lease or of any renewal hereof for any public or quasi-public purpose by any lawful power or authority, by the exercise of the right of condemnation or eminent domain, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord and the term of this Lease and of any renewal hereof shall not be reduced or affected in any way and Lessee shall continue to pay in full the net rent, additional rent and other sum or sums of money and charges reserved and provided to be paid by Tenant, but Tenant shall be entitled to, and shall, receive the entire award for such taking (whether paid by way of damages, rent or otherwise) unless the period of occupation and use by the sovereign shall extend beyond the termination of this Lease and of any renewals hereof, in which case the award made for such taking shall be apportioned between Landlord and Tenant as of the date of such termination. In any proceedings for such taking or condemnation Landlord shall have the right to intervene and participate in such proceeding; provided, however, that if such intervention shall not be permissible or permitted by the court, Tenant shall, at Tenant's expense, consult with Landlord, its attorneys and experts and make all reasonable efforts to cooperate with Landlord in the prosecution or defense of such proceedings. At the termination of any such use or occupation of the Demised Premises by the sovereign, Tenant will, at its sole cost and expense, repair and restore the buildings and improvements then upon the Demised Premises to the condition, as nearly as may be reasonably possible, in which the same were at the time of such taking, but Tenant shall not be required to make such repairs and restoration if the term of this Lease or of any renewal hereof shall expire prior to, or within one year after, the date of termination of the temporary use so taken, and in any such event Landlord shall be entitled to claim, sue for and recover from the sovereign all damages and awards therefor arising out of the failure of the sovereign so to repair and restore the buildings and improvements at the expiration of such temporary taking. Any recovery or sum received by Tenant as an award or compensation for physical damage to the premises caused by and during the temporary taking shall be deemed a trust fund held by the party who receives the same for the purpose of repairing or restoring such damage.

                            ARTICLE 19

         Covenants to Bind and Benefit Respective Parties

     SECTION 19.01. All of the covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its legal representatives, successors and assigns, and Tenant, its legal representatives, successors, and assigns, except as otherwise provided herein.

                            ARTICLE 20

                Condition of and Title to Property

     SECTION 20.01. Tenant represents that the Demised Premises, the title thereto, the sidewalks and structures adjoining the same, any sub-surface conditions thereof, and the present occupancies, uses and non-uses thereof, are accepted by Tenant, in the condition or state in which they or any of them now are, without representation or warranty, express or implied in fact or by law, by Landlord and without recourse to Landlord, as to the title thereto, the nature, condition or useability thereof of the use or uses to which the Demised Premises or any part thereof may be put.

                            ARTICLE 21

               Assigning and Subletting; Mortgaging

     SECTION 21.01. Except as hereinafter specifically provided, Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from further performance by Tenant of covenants on the part of the Tenant herein contained. The consent of Landlord to an assignment or subletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment of subletting. Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord's consent to assign this Lease or sublet the demised premises, in whole or in part, to a wholly owned subsidiary.

                            ARTICLE 22

           Conditional Limitations - Default Provisions

     SECTION 22.01. If any one or more of the following events (hereinafter sometimes called "Events of Default") shall occur:

     (a)  If Tenant shall desert or abandon the Demised Premises; or

     (b) If this Lease or the estate of Tenant hereunder shall be transferred, assigned sublet or mortgaged to any other person or party without Landlord's prior consent, and Tenant shall fail to remedy or correct the same within fifteen (15) days after notice by Landlord; or

     (c) If default shall be made in the due and punctual payment of the net rent or additional rent payable under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a ;period of ten (10) days after notice by Landlord; or

     (d) If Tenant shall fail to deposit with the Landlord the real estate taxes assessed or imposed against the Demises Premises as provided by the provisions of Section 3.01 of Article 3, and any such default shall continue for a period of ten (10) days after notice by Landlord; or

     (e) If default shall be made by Tenant in the performance of or compliance with any of the other covenants, agreements, terms or conditions contained in this Lease, and such default shall continue for a period of thirty (30 days' after written notice thereof from Landlord to Tenant, provided, that if Tenant proceeds with due diligence during such thirty
(30) days' period to cure such default and is unable by reason of the nature of the work involved, to cure the same within the said thirty (30) days, its time to do so shall be extended for an additional period not to exceed the time necessary to cure the same, provided, however, that such extension of time shall not subject Landlord or Tenant to any liability, civil or criminal, and the interest of Landlord in this Lease of Demised Premises shall not be jeopardized by reason thereof; or

     (f) If at any time during the term hereby demised, there shall be filed by Tenant in any court pursuant to any statute, either of the United States or any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or entering into an arrangement; or

     (g) If at any time during the term hereby demised, there shall be filed against Tenant in any court pursuant to any statute either of the Untied States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for appointment of a receiver or trustee of all or a portion of Tenant's property, and if within sixty (60) days after the commencement of any such proceedings against Tenant the same shall not have been dismissed; then and in any such event, Landlord may serve a written five (5) day notice of cancellation and termination of this Lease, and upon the expiration of said five (5) days, this Lease and the term thereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender to Landlord the Demised Premises and each and every part thereof, but Tenant shall remain liable as hereinafter provided.

     SECTION 22.02. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise; and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

     SECTION 22.03. At any time or from time to time after any such expiration or termination, Landlord may relet the Demised Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rent therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

     SECTION 22.04. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to the Landlord the net rent, additional rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default.

     (a) The equivalent of the amount of the net rent, additional rent and the other rent charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

     (b) the net proceeds of any reletting affected pursuant to the provisions of Section 22.03 hereof, after deducting all Landlord's expenses in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

     Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the net rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. At any time after such expiration or any monthly deficiencies as aforesaid, Landlord shall be entitled to receive from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between the net rent and all additional rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof by re-let by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     SECTION 22.05. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or in the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant also waives any and all right of redemption or re-entry or re-possession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant or any court or judge or in case of re-entry or re-possession by Landlord or in case of any expiration or termination of this Lease, Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said premises, or any claim or injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical meaning.

     SECTION 22.06. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the party charged with such waiver or modification. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently breach thereof.

     SECTION 22.07. In the event of any breach or threatened breach by either party of any of the covenants, agreements, terms or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though the remedies specified in the Lease were not provided for therein.

     SECTION 22.08. Each right and remedy of Landlord and Tenant provided for in this lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                            ARTICLE 23

                Certificates by Landlord and Tenant

     SECTION 23.01. Tenant agrees at any time and from time to time upon not less than twenty (20) days' prior notice by landlord to execute, acknowledge and deliver to Landlord a statement in writing and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the net rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of any mortgage upon the fee of the Demised Premises.

     SECTION 23.02. Landlord agrees at any time and from time to time upon not less than twenty (20) days' prior notice by Tenant to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the net rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective assignee of the Tenant's interest in this Lease or any mortgagee thereof or any assignee of any mortgage upon the leasehold estate hereby created.

                            ARTICLE 24

                Invalidity of Particular Provisions

     SECTION 24.01 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                            ARTICLE 25

                              Notices

     SECTION 25.01. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally, or if sent by United States certified or registered mail, postage prepaid. Notices to Tenant shall be sent to:

Notices to Landlord shall be sent to:

or to such other persons and addresses as Landlord and Tenant may from time to time designate by written notice addressed to one another.

     SECTION 25.02. Notices, demands and requests which shall be served by registered or certified mail upon Landlord, or Tenant, or any Leasehold Mortgage in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States certified or registered mail as aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Government in the State of New York.

                            ARTICLE 26

             Quiet Enjoyment - Conveyance by Landlord

     SECTION 26.01. Tenant, upon paying the net rent and all additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by, or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, and the fee mortgages to which this Lease shall be subject and subordinate.

     SECTION 26.02. In case Landlord hereto or any successor owner of the Demised Premises shall convey or otherwise dispose of the Demised Premises and turn over to the transferee any funds held by it hereunder in which the Tenant has an interest hereunder, all liabilities and obligations on the part of Landlord or successor owner as Landlord under this Lease accruing after such conveyance or disposal shall terminate upon such conveyance or disposal, and thereupon all such liabilities and obligations shall be binding upon the new owner of the Demised Premises.

     SECTION 26.03. If the Landlord, or any successor in interest, shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, it is specifically understood and agreed that there shall be no personal liability on such individual, or the members of that firm, partnership or joint venture, in respect to any of the covenants or conditions of this Lease, except that such individuals shall not be relieved of any obligation in this Lease for the application of deposits made by the Tenant for the real estate taxes or insurance or other specific payments to be made by landlord. Except as provided in the preceding sentence, in the event of any breach of the Lease each party shall look for the satisfaction of its remedies solely to the equity of the other party in the Demised Premises or leasehold estate, as the case may be.

                            ARTICLE 27

                            Arbitration

     SECTION 27.01. In any case in which it is expressly provided by the terms of this Lease that any matter be settled or determined by arbitration, then any such controversy, claim or dispute shall be settled by arbitration held in the City of New York in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                            ARTICLE 28

                      Waiver of Trial by Jury

     SECTION 28.01. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Demised Premises, and any emergency statutory or other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceedings for possession of the Premises hereto, it shall not interpose in any counterclaim of whatever nature or description in any such proceeding.

                            ARTICLE 29

                           Tax Deposits

     SECTION 29.01. The Tenant shall, at the election of the Landlord, given at any time and/or from time to time, deposit with the Landlord on the same date that monthly installments of rent are due and payable, a sum equal to one-twelfth of Tenant's share of real estate, school, village, and town taxes assessed or imposed against the Demised Premises by the appropriate tax authorities having jurisdiction over the Demised Premises. All such deposits shall be deposited in a separate special bank account (hereinafter referred to as the "Tax Account"). It is agreed that if by the terms of any fee mortgage to which this Lease is subordinate, the Landlord is required to deposit with such mortgagee any real estate taxes, then Landlord shall make such deposits with such mortgagee out of the moneys deposited by the Tenant with such mortgagee out of the moneys deposited by the Tenant with the Landlord for such purpose and upon payment of such taxes by the Landlord herein to the said mortgagee, the Landlord shall be relieved and released from the provisions hereof. At least ten
(10) days after the date when such taxes become due and payable, and provided Landlord has received from the Tenant sufficient moneys to pay such taxes, Landlord shall pay the same and shall promptly forward to the Tenant receipted bill showing such payment. In the event that the amount of such taxes assessed or imposed against the Demised Premises has not been definitely ascertained at the time when any such deposit should be made, Tenant shall make the deposit based upon the amount of such taxes as assessed or imposed against the Demised Premises for the preceding year subject to the adjustment as and when the amount of such taxes is ascertained. If at the time when such taxes become due and payable Tenant has deposited an insufficient amount to pay the same, Tenant shall forthwith upon demand deposit any deficiency with the Landlord so that such taxes may be paid without penalty. If Tenant shall have deposited more than sufficient funds to pay the same, the excess shall forthwith be refunded by Landlord to Tenant. In the event that Landlord shall fail to pay any such taxes as provided herein and provided that the Landlord has received from Tenant sufficient moneys for the purpose of paying the same, Tenant may, at its option, pay the same and anything elsewhere herein notwithstanding deduct the amount so paid, with interest thereon at the rate of 12% per annum from the date of such payment from the next installment of net rent payable under this Lease. Landlord shall give Tenant notice of each payment of tax within ten (10) days after the due date thereof, and failure to give such notice shall be deemed non-payment for the purpose of permitting the Tenant to cure such default as provided for in this Lease.

                            ARTICLE 30

                 Definition of Certain Terms, etc.

     SECTION 30.01. For purposes of this Lease, unless the context otherwise requires:

          (a) The term "Demised Premises" shall mean the land as described in Article 1 hereof, together with any buildings or improvements now or hereafter erected thereon and any replacements thereof, including without limitation all machinery, dynamos, equipment, motors, elevators, heating and hot water boilers, heating and hot water systems, plumbing fixtures, equipment and systems, gas, steam, water and electrical fittings, fixtures and equipment, radiators, air conditioning units, ducts and equipment, all lighting fixtures, and decoration and landscaping, said improvements herein referred to as "personal property".

          (b) The term "Fee Mortgage" shall mean a mortgage on the fee title, or reversionary interest and estate of the Landlord in and to the Demised Premises, placed pursuant to Article 4 hereof, and shall be deemed to include a Trust Indenture under which such fee title or reversionary interest and estate shall have been mortgaged. The term "Fee Mortgagee" shall mean the mortgagee under any such mortgage and shall be deemed to include the Trustee under any such Trust Indenture.

          (c) The term "Landlord" as used in this Lease shall be deemed to include the plural and means only the fee owner for the time being of the land and building constituting the Demised Premises so that in the event of any transfer or sale of the said Demised Premises, and the turning over by the Landlord to its successor in interest of all funds held by it hereunder in which Tenant has an interest, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest that the transferee or purchaser has assumed and agreed to carry out any and all of the covenants and obligations of the Landlord hereunder.

          (d) The term "Tenant" shall mean the person at the time in possession of the Demised Premises pursuant to the terms of this Lease and shall be deemed to include the plural.

          (e) The term "subtenant" shall mean any tenant or licensee of space in or on the Building (other than Tenant); the term "sublease" shall mean any lease or other agreement for the use or occupancy of such space; and the term "sub-rent" shall means any rent or other charge for such use or occupancy.

          (f) Any reference herein to the termination of this Lease shall be deemed to include any termination hereof by expiration, or pursuant to
Article 17, 18 or 22 hereof, or otherwise.

          (g) The term "unavoidable delays" shall mean delays due to strikes, acts of God, the provisions of any Federal, State or Municipal laws and regulations, or the decision or judgment of any court of competent jurisdiction, inability to obtain labor or materials, governmental restrictions, enemy action, weather, civil commotion, fire, unavoidable casualty or similar causes beyond the control of Tenant.

          (h) The term "person" shall mean and include an individual, corporation, partnership, unincorporated organization or government or any agency or political subdivision thereof.

     SECTION 30.02. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

     SECTION 30.03. The table of contents preceding this Lease under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

     SECTION 30.04. This Lease shall be construed and enforced in accordance with the laws of the State of New York.

     SECTION 30.05. Upon the execution and delivery hereof, this instrument shall constitute the entire lease between the Landlord and Tenant for the Demised Premises and any existing Lease shall be deemed modified, merged and superseded by the terms of this agreement. This Lease cannot be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                            ARTICLE 31

                    Additional Demised Premises

     SECTION 31.01. Landlord agrees to complete the construction of a building on the property, described in Exhibit A-1, substantially in accordance with plans to be agreed upon between the parties. The said building shall contain approximately 16,000 square feet and is hereinafter referred to as the "Additional Demised Premises". Upon notice from landlord to Tenant the completion of the construction and the issuance of a certificate of occupancy for the building (temporary or permanent) (the "Completion Date"), to said building shall be deemed part of the Demised Premises subject to all of the terms of this Lease, except that

          (a)  The net annual rental shall be increase as follows:

               (i) the net annual rental from the Completion Date to the end of the next twelve calendar months shall be an amount equal to the actual footage in the Additional Demised Premises (calculated from the outside of all perimeter walls) as determined by Landlord's architect, multiplied by seven ($7) dollars.

               (ii) the net annual rental during each succeeding twelve month period and until the expiration of the fifth Lease year of the originally demised premises shall be an amount equal to the net annual rental payable during each preceding twelve month period multiplied by three (3%) percent.

               (iii) The net annual rental from the sixth Lease Year and until the expiration of the term shall be determined in the same manner as described in Exhibit B.

          (b) Tenant shall notify Landlord within thirty (30) days after the delivery of the additional premises of any incomplete or open items of work ("punch list") and Landlord shall promptly complete such punch list items in a manner as not to unreasonably interfere with the operation of Tenant's business.

          (c) Landlord shall assign to Tenant all guarantees of workmanship and materials for the Additional Demised Premises. Tenant shall look only to the guarantor for any damages Tenant may sustain by reason of any defect in workmanship or materials. In no event shall Landlord be liable to Tenant for any damages which Tenant for any damages which Tenant may sustain by reason of any defect in the design, workmanship or materials, installed in or furnished for the Additional Demised Premises.

     IN WITNESS WHEREOF the parties have executed this Lease.


                              By:


                              By:

                             EXHIBIT A

                         DEMISED PREMISES

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Incorporated Village of Valley Stream, Town of Hempstead, County of Nassau, State of New York, bounded and described as follows:

BEGINNING at a corner formed by the intersection of the new southerly side of Merrick Road, with the easterly side of Montgomery Street;

RUNNING THENCE south 66 degrees 49 minutes 13 seconds east along the new southerly side of Merrick Road, 255.88 feet;

THENCE south 20 degrees 18 minutes 50 seconds west, 157.89 feet to land now or formerly of Joseph and Louise Buscher;

THENCE along land now or formerly of Joseph and Louise Buscher, the following two courses and distances:

1)   North 71 degrees 01 minutes 09 seconds west, 81.09 feet;

2)   North 66 degrees 38 minutes 50 seconds west, 121.78 feet;

THENCE south 20 degrees 02 minutes 50 seconds west, 10.60 feet;

THENCE north 62 degrees 06 minutes 10 seconds west, 80.90 feet to the easterly side of Montgomery Street;

THENCE north 29 degrees 53 minutes 50 seconds east along the easterly side of Montgomery Street, 168.41 feet to the corner at the point or place of BEGINNING.

                            EXHIBIT A-1

                    ADDITIONAL DEMISED PREMISES

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Incorporated Village of Valley Stream, Town of Hempstead, County of Nassau, State of New York, bounded and described as follows:

BEGINNING at a point on the new northerly line of Merrick Road, distant
198.18 feet easterly from the corner formed by the intersection of the said northerly line of Merrick road and the easterly line of Montgomery Street, said point of beginning being at the easterly side of land now or formerly of John W. Gathard, and from said point of beginning;

RUNNING THENCE along said northerly side of Merrick Road south 68 degrees 33 minutes 40 seconds east, 251.68 feet to a point;

THENCE north 26 degrees 48 minutes east, 90.99 feet to a point;

THENCE north 67 degrees 54 minutes west, 250.67 feet to land now or formerly of Gathard;

THENCE along said land south 27 degrees 15 minutes 28 seconds west, 93.96 feet to a point on the said northerly line of Merrick Road at the point or place of BEGINNING.

                             EXHIBIT B

                         NET ANNUAL RENTAL

I.   The net annual rental for the term shall be as follows:

     (1) For the period from the Commencement Date until December 31, 1987 at the rate of $206,800 per annum;

     (2) For the period from January 1, 1988 to December 31, 1988 at the rate of $213,000;

     (3) For the period from January 1, 1989 to December 31, 1989 at the rate of $219,395;

     (4) For the period from January 1, 1990 to December 31, 1990 at the rate of $225,975;

     (5) For the period from January 1, 1991 to December 31, 1991 at the rate of $232,750; and

     (6) For the period from January 1, 1992 to December 31, 1992 (the "sixth lease year") the net annual rent shall be the fair market value (exclusive of any additional rent payable by Tenant) of the Demised Premises determined as hereinafter provided as of a date three months prior to the commencement of such sixth lease year.

          Landlord shall notify Tenant in writing of Landlord's reasonable estimate of the fair annual net market rental value of the Demised Premises for the sixth lease year three months prior to the commence thereof. Such estimate shall take into consideration the size and nature of the Demised Premises as if the same were operated in a high-class manner for its intended purpose. Tenant shall have ten days from the date of Landlord's notice in which to accept the same. If Tenant shall fail to accept Landlord's estimation of the annual fair market rental value for the sixth lease year and the parties have not agreed upon the same within ten days after Landlord's notice then such annual market rental value shall be determined by appraisal as follows: within ten days thereafter Landlord and Tenant shall each designate the arbitrator and shall notify the other party of such designation. The two arbitrators so chosen shall meet within ten days of their appointment and if within twenty days from their appointment the two arbitrators shall not agree upon a determination in accordance with the provisions of this paragraph they shall together appoint a third arbitrator. If the two arbitrators cannot agree upon the appointment of a third arbitrator within ten days after such twenty-day period then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) shall fail to appoint the third arbitrator within ten days after such twenty-day period then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association (or any successor organization) shall fail to appoint the third arbitrator within ten days after such request is made then either party may apply on notice to the other to the Supreme Court in the county in which the Demised Premises are located for the appointment of such third arbitrator.

          Each arbitrator selected as herein provided shall have at least five years experience in the leasing or management of similarly situated properties.

          Each party shall pay the fees and expenses of the arbitrator selected by it. The fees and expenses of the third arbitrator and all other expenses (including attorneys' fees, witness fees and similar expenses of the parties shall be borne separately by each of the parties) of the arbitrator shall be borne equally by the parties.

          The majority of the arbitrators shall determine the fair annual net market rent value for the sixth year of the lease term.

          In no event shall the net annual rental for the sixth lease year be less than the net annual rental for the immediately preceding calendar year.

     (7) For each of the four next succeeding calendar years the net annual rental payable in the immediately preceding lease year by an amount equal to the net annual rental payable during each of the immediately preceding calendar year multiplied by three (3%) percent.

The rent with respect to the additional Demised Premises is more particularly set forth in Article 31 hereof.

     This lease amendatory agreement (the "Lease Amendment"), made this _____ day of July, 1996, between and among JNR REALTY COMPANY, a New York partnership, having an office in care of David W. Bernstein, 14 Aliso Road, Carmel Valley, CA 93924-9442 (hereinafter referred to as "Landlord"), STROBER LONG ISLAND BUILDING SUPPLY CENTERS, INC. (hereinafter referred to as "Tenant"), and THE STROBER ORGANIZATION, INC. (hereinafter referred to as "Guarantor").

     WHEREAS:

     A. Landlord and Tenant entered into a lease dated November 7, 1986 (the "Lease"), which by its terms is to expire on December 31, 1996;

     B. Guarantor entered into a guarantee of the Lease dated December 1986 (the "Guaranty");

     C. The parties hereto desire to extend the terms of the Lease and the Guaranty for a further period of ten (10 years until December 31, 2006 (the "Extended Termination Date"), pursuant to the terms, conditions and provisions as hereinafter set forth;

     NOW, THEREFORE, THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

     1. All the terms, provisions and conditions of the Lease shall continue without modification or amendment for ten (10) years until the extended Termination Date (hereinafter, the "Extended Term"), except as may hereinafter be provided.

     2. Exhibit B to the Lease is hereby deleted in its entirety and the following substituted in its place and stead:

                            "EXHIBIT B
                         "NET ANNUAL RENT

     "The net annual rental for the Demised Premises and the Additional Demised Premises for the period from January 1, 1997 (hereinafter, the "Extended Commencement Date"), to and until December 31, 2006 (hereinafter the "Extended Termination Date") shall be as follows:

     "(1). The rent for the initial period of five (5) years from the Extended Commencement Date to and until December 31, 2001, shall be at the rate of Four Hundred and Three Thousand Eight Hundred and Fifty and 76/100 ($403,850.76) Dollars per annum, payable monthly on the first day of the month in advance at the rate of Thirty Three Thousand Six Hundred Fifty Four and 23/100 ($33,654.23) Dollars (hereinafter, the "Basic Rent");
     "(2). As of January 1, 2002 (hereinafter, the "First Calculation Date"), the Basic Rent shall be increased by the increase in the Consumer Price Index (hereinafter, the "CPI") as presently published by the United States Department of Labor. In making the determination of said increase, the CPI as of the Extended Commencement Date will be compared to the CPI as of the First Calculation Date, and the increase in such index, from and between the said two dates, expressed both as a fraction of and as a percentage rate increase of the CPI as of the Extended Commencement Date, shall be applied to the Basic Rent, to determine the increase in the Basic Rent for the year from January 1, 2002 to December 31, 2002. In no event shall the Basic Rent ever be reduced.

     "For example, if the CPI as of January 1, 1997, is 1000 and the CPI as of the First Calculation Date is 1104, then the increase in the CPI between the two dates is 104, the fraction is 104/1000 and the percentage of increase is 10.4%, and, as so expressed, said increase shall result in an increase in the Basic Rent for the year of 2002 to Four Hundred Forty Five Thousand Eight Hundred Fifty One and 24/100 ($445,851.24) Dollars, payable monthly on the first day of the month in advance at the rate of Thirty Seven Thousand One Hundred Fifty Four and 27/100 ($37,154.27) Dollars.

     (3). As of January 1, 2003, and as of each anniversary thereof during the Extended Term (hereinafter, each, a "Subsequent Calculation Date," and all such calculation dates and the First Calculation Date, collectively being "Calculation Dates"), the Basic Rent paid in the prior calendar year (for January 1, 2003, the rent paid in 2003 shall be used, for January 1, 2004, the rent paid in 2003 shall be used, etc.) shall be increased by the increase in the CPI from the preceding Calculation Date to the Subsequent Calculation Date for the year. In making the determination of said increase, the CPI as of the year-earlier Calculation Date will be compared to the CPI as of the following Subsequent Calculation Date, and the increase in such index, from and between the said two dates, expressed both as a fraction of and as a percentage rate increase of the CPI as of the Calculation Date for the preceding calendar year, shall be applied to the Basic Rent paid for the preceding calendar year, to determine the increase in the Basic Rent for the year from January 1, 2003 to December 31, 2003. In no event shall the Basic Rent, once increased, ever be reduced.

     "For example: If the CPI as of January 1, 2002, is 1,104 and the CPI as of January 1, 2003, is 1126, then the increase in the CPI between the two dates is 22, the fraction is 22/1000 and the percentage of increase is 2%, and, as so expressed, said increase shall result in an increase from the above Basic Rent to the Basic Rent for the year of 2003 to Four Hundred Fifty Four Thousand Seven Hundred Sixty Eight and 26/100 ($454,768.26) Dollars, payable monthly on the first day of the month in advance at the rate of Thirty Seven Thousand Eight Hundred Ninety Seven and 36/100 ($37,897.36) Dollars."

     3. Exhibit C to the Lease is hereby deleted in its entirety and the following substituted in its place and stead.

                            "EXHIBIT C
                           "IMPOSITIONS

     "Landlord shall only the required to pay in each calendar year up to the sum of One Hundred Thousand ($100,000) Dollars of all Impositions imposed on the Demised Premises and the Additional Demised Premises. Accordingly, Tenant's share of Impositions for each calendar year during the Extended Term of the Lease shall be the entire amount of all Impositions imposed on the Demised Premises and the Additional Demised Premises in excess of said limit."

     4.  Article 31 of the Lease is hereby deleted in its entirety.

     5. Guarantor, by executing this Lease Amendment, confirms that the Guaranty is amended by this provision and renewed in all respects as herein provided. The Guaranty shall continue to be effective until the Extended Termination Date to guarantee, absolutely and unconditionally, to Fleet Bank (formerly the National Westminster Bank) and to Landlord, their successors and assigns, full and prompt payment and performance of any and all obligations and liabilities o Tenant under the Lease, as renewed, including, without limitations, payment of all rental thereunder, together with all attorneys' fees, costs and expenses of collections incurred by said creditors in connection with the enforcement of this Guaranty.

     6. Except as so modified and amended, the Lease and the Guaranty are hereby confirmed in all respects.















     IN WITNESS WHEREOF, the parties hereto have executed this Lease
Amendment.

                              JNR REALTY COMPANY
                              By:  Strober Enterprises Company

                              By:  _____________________________
                                        Sue Strober, Partner

                              STROBER LONG ISLAND BUILDING SUPPLY
                                 CENTERS, INC.

                              By:  _____________________________
                                             President

                              THE STROBER ORGANIZATION, INC.

                              By:  _____________________________
                                             President

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER ENDED JUNE 30, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.


[PERIOD-TYPE]             		6-MOS
[FISCAL-YEAR-END]         		DEC-31-1996
[PERIOD-START]				JAN-01-1996
[PERIOD-END]             		JUN-30-1996
[CASH]                       	 	      4,000
[SECURITIES]                 	                  0
[RECEIVABLES]                	             22,425
[ALLOWANCES]                  	              2,876
[INVENTORY]                  	             12,548
[CURRENT-ASSETS]             	             37,523
[PP&E]                       	             13,259
[DEPRECIATION]                	              8,980
[TOTAL-ASSETS]               	             49,175
[CURRENT-LIABILITIES]        	             12,769
[BONDS]                                           0
[COMMON]                                         52
[PREFERRED-MANDATORY]                             0
[PREFERRED]                                       0
[OTHER-SE]                   	             34,517
[TOTAL-LIABILITY-AND-EQUITY]	             49,175
[SALES]                      	             59,108
[TOTAL-REVENUES]              	             59,108
[CGS]                        	             43,086
[TOTAL-COSTS]                	             43,086
[OTHER-EXPENSES]                                  0
[LOSS-PROVISION]                                358
[INTEREST-EXPENSE]                               92
[INCOME-PRETAX]               	              1,743
[INCOME-TAX]                                    732
[INCOME-CONTINUING]           	              1,011
[DISCONTINUED]                                    0
[EXTRAORDINARY]                                   0
[CHANGES]                                         0
[NET-INCOME]                  	              1,011
[EPS-PRIMARY]                                  0.20
[EPS-DILUTED]                                  0.20

                      Securities and Exchange Commission
                            Washington, D.C.  20549

                                   FORM 10-Q

                [X] QUARTERLY REPORT UNDER SECTION 13 or 15(d)
                    OF THE SECURITIES EXCHANGE ACT  OF 1934

                     For Quarter Ended September 30, 1996

                                      or

               [  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        For the Transition Period from

                        ____________ to ______________

                        Commission File Number 0-15339

                        THE STROBER ORGANIZATION, INC.
            (Exact name of Registrant as specified in its charter)

                  DELAWARE                                 11-2822910

            (State of Organization                 (IRS Employer Identification
            or other Jurisdiction                   Number)
            of Incorporation)

                                550 Hamilton Avenue
                                   BROOKLYN, NEW YORK 11232
                           (Address of principal executive office)

                                  (718) 832-1212
                        (Registrant's telephone number,
                             including area code)

       Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to filing requirements for the past 90 days.

                            Yes   X        No _____

 COMMON STOCK $.01 PAR - SHARES ISSUED AND OUTSTANDING AT NOVEMBER 11, 1996 -
                                   5,027,447
 (Number of shares outstanding of each class of the Registrant's Common Stock)

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                                     INDEX



                                                                   PAGE

Face Sheet............................................................1

Index.................................................................2

Part I     Financial Information

   Item 1. Financial Statements

           Consolidated Balance Sheets as of
           September 30, 1996 and December 31, 1995...................3

           Consolidated Statements of Operations for the
           Three Months Ended September 30, 1996 and 1995.............4

           Consolidated Statements of Operations
           for the Nine Months Ended September 30, 1996
           and 1995...................................................5

           Consolidated Statements of Cash Flows
           for the Nine Months Ended September 30, 1996 and 1995......6

           Notes to Consolidated Financial Statements.................7

   Item 2. Management's Discussion and Analysis of
           Financial Condition and Results of
           Operations.................................................8

Part II    Other Information.........................................12

Part III   Exhibits and Reports on Form 8-K..........................14

Signature............................................................15

                    PART I - FINANCIAL INFORMATION

Item 1.    FINANCIAL STATEMENTS

                The Strober Organization, Inc. and Subsidiaries
                          Consolidated Balance Sheets

                                                                  (In Thousands)
   ASSETS                                                  SEPT. 30,            DEC. 31,
                                                             1996                  1995
Current assets:
   Cash                                                       $4,553             $6,007
   Accounts receivable, net of allowance for                  21,988             15,907
   doubtful accounts of $3,162 and $2,321 in
   1996 and 1995, respectively
   Inventory                                                  12,880             10,305
   Deferred income taxes                                         921                921
   Other current assets                                          536                347
Total current assets                                          40,878             33,487
Property and equipment, net                                    5,513              3,627
Goodwill, net of accumulated amortization of                   6,569              6,726
$1,817
  and $1,660 in 1996 and 1995, respectively
Other assets                                                     771                704
Total assets                                                 $53,731            $44,544
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current installments of long-term debt                       $725               $908
   Revolving line of credit                                        -                  -
   Accounts payable                                            8,982              4,738
   Accrued expenses and taxes                                  5,186              4,150
Total current liabilities                                     14,893              9,796
Long-term debt, less current installments                      2,669              1,224
Total liabilities                                             17,562             11,020
Stockholders' equity:
   Preferred stock, $.01 par value, 1000 shares                   --                 --
     authorized and unissued
   Common stock, $.01 par value, 20,000 shares                    52                 52
     authorized; issued:  5,218 and 5,027
   outstanding
     in 1996 and issued 5,178 and outstanding
   4,987 in
     1995
   Additional paid-in capital                                  7,099              7,029
   Retained earnings                                          29,801             27,189
   Less:  Treasury stock at cost, 191 shares in                 (783)              (746)
   1996
     and 1995
Total stockholders' equity                                    36,169             33,524
Total liabilities and stockholders' equity                   $53,731            $44,544

     See accompanying notes to consolidated financial statements.

                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                Three Months Ended September 30, 1996 and 1995




(In thousands, except per share data)                            1996                           1995
Net sales                                                       $41,789                         $33,864
Cost of goods sold                                               31,135                          24,821
Gross profit                                                     10,654                           9,043
Selling, general and administrative                               8,141                           7,207
expenses
Income from operations                                            2,513                           1,836
Other income (expense)
Interest expense                                                   (65)                             (58)
Interest income                                                     123                             135
Equity in earnings of joint venture                                  86                               -
Gain on sale of fixed assets and other                              101                               8
income
Net income before income taxes                                    2,758                           1,921
Provision for income taxes                                        1,158                             787
Net income                                                       $1,600                          $1,134
Net income per share                                              $0.31                           $0.21
Weighted average number of shares                                 5,170                           5,358
outstanding


          The computation of fully diluted earnings per share does not materially differ from that presented above.

     See accompanying notes to consolidated financial statements.

                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                 Nine Months Ended September 30, 1996 and 1995




(In thousands, except per share data)                          1996                           1995
Net sales                                                      $100,898                     $96,066
Cost of goods sold                                               74,222                      70,824
Gross profit                                                     26,676                      25,242
Selling, general and administrative                              22,849                      21,433
expenses
Income from operations                                            3,827                       3,809
Other income (expense)
Interest expense                                                  (156)                        (170)
Interest income                                                     355                         325
Equity in earnings of joint venture                                 182                           -
Gain on sale of fixed assets and other                              294                          36
income
Net income before income taxes                                    4,502                       4,000
Provision for income taxes                                        1,891                       1,640
Net income                                                       $2,611                      $2,360
Net income per share                                                 $0.51                    $0.45
Weighted average number of shares                                     5,159                   5,264
outstanding


          The computation of fully diluted earnings per share does not materially differ from that presented above.

     See accompanying notes to consolidated financial statements.

                The Strober Organization, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
                 Nine Months Ended September 30, 1996 and 1995
                                (In thousands)


                                                                   1996                     1995
Cash flows from operating activities:
   Net income                                                       $2,611                   $2,360
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                                     1,097                    1,004
   Provision for estimated losses on accounts                          598                      651
     receivable
Changes in operating assets and liabilities:
   Accounts receivable                                              (6,679)                  (1,903)
   Inventory                                                        (2,575)                    (952)
   Other assets                                                       (269)                      14
   Accounts payable                                                  4,244                    1,202
   Accrued expenses and taxes                                        1,038                      702
Net cash provided by operating activities                               65                    3,078
Cash flows from investing activities:
   Additions to property and equipment, net                           (690)                    (465)
Cash flows from financing activities:
   Repayment of long-term debt                                        (862)                  (1,278)
   Proceeds from exercise of stock options                              70                       17
   Purchase of treasury stock                                          (37)                       -
Net cash (used by) financing activities                               (829)                  (1,261)
Net (decrease) increase in cash                                     (1,454)                   1,352
Cash at beginning of period                                          6,007                    3,890
Cash at end of period                                               $4,553                   $5,242




      See accompanying notes to consolidated financial statements

                THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




(1) UNAUDITED STATEMENTS

   The accompanying unaudited consolidated financial statements and other related financial information furnished reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the financial position as of September 30, 1996 and the results of operations and cash flows for the nine months ended September 30, 1996 and 1995.

   Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 1995 financial statements. The results of operations for the period ended September 30, 1996 are not necessarily indicative of the operating results for the full year.

(2) PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated.

(3) STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURES

   Schedule of amounts paid for interest, income taxes and capital lease obligations.

In thousands
                                        1996                1995
   Interest paid                        $117                $137
   Income taxes paid                  $1,135                $500
   Capital lease obligations          $2,123              $1,074
     incurred for purchase
     of equipment

Item 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS


The following table sets forth certain income statement amounts expressed as a percentage of sales:

                                        Three              Three               Nine             Nine
                                       Months             Months              Months           Months
                                        Ended              Ended               Ended            Ended
                                       9/30/96            9/30/95             9/30/96          9/30/95
Net sales                                100.0%              100.0%              100.0%          100.0%
Cost of goods sold                        74.5%               73.3%               73.6%           73.7%
Gross profit                              25.5%               26.7%               26.4%           26.3%
SG&A expenses                             19.5%               21.3%               22.6%           22.3%
Income from operations                     6.0%                5.4%                3.8%            4.0%
Other income (expense)                      .6%                 .3%                 .7%             .2%
Net income before income                   6.6%                5.7%                4.5%            4.2%
taxes
Provision for income taxes                 2.8%                2.3%                1.9%            1.7%
Net income                                 3.8%                3.4%                2.6%            2.5%


RESULT OF OPERATIONS

THIRD QUARTER ENDED SEPTEMBER 30, 1996 COMPARED TO THIRD QUARTER ENDED SEPTEMBER 30, 1995

Net sales for the quarter ended September 30, 1996 increased by $7.9 million (23%) compared to the same period in 1995. The increase in sales is primarily the result of increased construction activity experienced in the Company's marketing regions.

Gross profit increased by $1.6 million (18%) in the third quarter of 1996 as compared to the same period in 1995 due to the higher sales volume. Gross profit as a percentage of sales decreased from 26.7% to 25.5% in the third quarter of 1996 compared to the same period in 1995.

Selling, general and administrative expenses increased by $934,000 (13%) in the third quarter of 1996 compared to the same period in 1995.

The following table shows the components of the SG&A expenses:

                                    THREE MONTHS ENDED

     IN THOUSANDS                    9/30/96   9/30/95
     Delivery                         $3,218    $2,784
     Selling                           1,213     1,078
     Administrative                    3,710     3,354
                                      $8,141    $7,207

The increase in delivery expenses of $434,000 resulted from increases in variable delivery labor and trucking costs. Selling expenses increased by $135,000 resulting from higher sales salaries. Administrative expenses increased by $365,000 primarily due to higher legal fees and administrative salaries. The increase in administrative costs was partially offset by reductions in insurance and health insurance costs.

Other income-equity in earnings of joint venture of $86,000 represents the Company's 50% ownership share of the earnings of Architectural Wall Systems LLC (formed October 1995) for the three month period ended September 30, 1996.
Gain on sale of fixed assets and other income increased by $93,000 in the third quarter of 1996 due primarily to a reduction of an accrued litigation liability. Such litigation was settled in the third quarter of 1996.

Income from operations increased $677,000 in the third quarter of 1996 to $2,513,000 compared to $1,836,000 in the same period in 1995. This increase resulted primarily from higher gross margin dollars resulting from higher sales volume and was partially offset by higher operating expenses. Net income before taxes increased $837,000 in the 1996 third quarter to $2,758,000 compared to $1,921,000 in the same period in 1995 due to increased operating income and higher other income.

The net income for the third quarter of 1996 reflects an income tax provision of $1,158,000 compared to a provision of $787,000 for the same period in 1995. Net income for the third quarter ended September 30, 1996 increased $466,000 to $1,600,000 compared to $1,134,000 in the same period in 1995.

NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTH PERIOD ENDED SEPTEMBER 30, 1995


Net sales for the nine month period ended September 30, 1996 increased by $4.8 million (5%) compared to the same period in 1995 due to an increase in construction activity in the Company's marketing regions. The nine month sales growth was partially offset by the $5.1 million decline in sales during the first quarter of the year due to the extremely harsh weather conditions experienced in 1996 compared to 1995.

Gross profit increased by $1.4 million (6%) in the first nine months of 1996 as compared to the same period in 1995 due to the increased sales volume. Gross profit as a percentage of sales was 26.4% during the first nine months of 1996 compared to 26.3% in the same period in 1995.

Selling, general and administrative expenses increased by $1.4 million (7%). The following table shows the components of the SG&A expenses.

                                     NINE MONTHS ENDED

     IN THOUSANDS                    9/30/96   9/30/95
     Delivery                         $8,967    $8,236
     Selling                           3,342     3,117
     Administrative                   10,540    10,080
                                     $22,849   $21,433


Delivery expenses increased $731,000 due primarily to higher facility rent, delivery labor and trucking costs. Selling expenses increased by $225,000 due to higher selling salaries and related expenses partially reduced by lower advertising costs. Administrative expenses increased $460,000 due primarily to higher legal fees, administrative salaries, facility costs and partially reduced by lower insurance, health insurance costs and bad debt provisions.

Other income (expenses) increased $484,000 in the nine month period ended September 30, 1996 compared to the 1995 period. This increase is primarily attributed to the equity in earnings of the Company's joint venture in Architectural Wall Systems LLC (formed in October 1995), gain on sales of delivery equipment which were replaced with new equipment and a reduction in an accrued litigation liability. Such litigation was settled in the third quarter of 1996.

Income from operations increased $18,000 in the nine month period ended September 30, 1996 to $3,827,000 compared to $3,809,000 in the same period in 1995. Increases in operating income of $337,000 and $677,000 in 96Q2 and 96Q3, respectively, was impacted by a decline in operating income of $996,000 in 96Q1 resulting from inclement weather related reduced sales volume. Net income before taxes increased $502,000 in the nine month period ended September 30, 1996 to $4,502,000 compared to $4,000,000 in the same period in 1995 due primarily to increases in operating income and other income.

The net income for the nine month period ended September 30, 1996 reflects an income tax provision of $1,891,000 compared to $1,640,000 in the same period of 1995. Net income for the nine month period ended September 30, 1996 increased $251,000 to $2,611,000 compared to $2,360,000 in the same period in 1995.

LIQUIDITY AND CAPITAL RESOURCES

The Company financed its operations in the first nine months of 1996 without the necessity of any borrowings other than capital lease transactions to fund capital expenditures. The Company also maintains a revolving working capital line of credit in the amount of $10,000,000 with the Chase Manhattan Bank, N.A. Borrowings under the credit facility are made as needed, up to a maximum of 75% of eligible accounts receivable and bear interest at the prime rate plus 1/2 a percentage point or at the option of the Company at various fixed London Interbank Offered Rate interest rates. The Company pledged as collateral for the credit facility its accounts receivable and is required to maintain certain financial covenants. The credit facility expires on January 15, 1997. At September 30, 1996 there were no balances owed under this credit line. The Company believes that this credit facility will provide sufficient working capital to support current and future operations and also believes that an extension or replacement of the revolving working capital line of credit will be obtained.

In March 1995, the Company entered into a master lease agreement with Chase Equipment Leasing Inc. to lease certain trucks and forklift equipment. The agreement provides for a monthly rental payment adjusted upon changes in the 30 day London Interbank Offered Rate. The Company leased $1,988,000 of new delivery equipment during the nine month period ended September 30, 1996.
These leases have been capitalized as incurred. The Company's outstanding balances on these capitalized leases at September 30, 1996 was $3,253,000.

At September 30, 1996, the Company had no outstanding balance of subordinated notes payable compared to $583,000 at December 31, 1995. These notes were issued pursuant to the acquisition of The General Building Supply Company in January 1988. Although the notes were due September 1, 1996, a final payment was made on June 1, 1996.

Capital expenditures, net of dispositions, amounted to $690,000 in the nine month period ended September 30, 1996, compared to $392,000 in the same period in 1995.

The Company will be relocating its Brooklyn, New York facility and corporate headquarters when the current lease expires on December 31, 1996. The Company has executed a new 10 year lease with The Port Authority of New York and New Jersey covering premises at Pier 3 at the Brooklyn Marine Terminals. This larger facility is approximately 2 miles from the present Brooklyn location. Facility improvements and fixtures associated with the relocation is estimated at $1,500,000.

The Company has entered into a 10 year renewal lease for its facility located at Valley Stream, New York. The present lease expires December 31, 1996.

                      PART II - OTHER INFORMATION


Item 1.  LEGAL PROCEEDINGS.

     On July 31, 1996, an action entitled BROOKLYN BRIDGE PARK COALITION, INC.
V. PORT AUTHORITY OF NEW YORK AND NEW JERSEY AND THE STROBER ORGANIZATION, INC. was commenced in the United States District Court, Eastern District of New York. The Complaint alleges, among other things, common law prospective nuisance arising out of the Company's planned relocation of its existing Brooklyn, New York facility from the waterfront at 550 Hamilton Avenue to Pier 3, a distance of approximately two miles. The Plaintiff is seeking to restrain the Company from constructing a building materials supply center on Pier 3.
The Company is currently evaluating the claims and intends to aggressively defend the claim against the Company. In October 1996, the Port Authority and Strober Bros., Inc. Building Supply Centers entered into an indemnity agreement pursuant to which the Port Authority agreed, in the event that Strober Bros. is unable to use the Pier 3 premises for the purposes set forth in the Pier 3 lease agreement as a result of this action or any action in New York State court containing the same allegations in whole or in part as set forth in this action, to indemnify Strober Bros. for up to $1.5 million for costs and expenses incurred in connection with construction work at Pier 3.

     In October 1996, a Settlement Agreement (the "SETTLEMENT AGREEMENT") was entered into between Albert Sandler, the Company and Strober-N.J. Building Supply Centers, Inc. (a Company subsidiary) resolving environmental claims relating to underground storage tanks brought by Mr. Sandler in SANDLER V. STROBER ORGANIZATION, INC., ET AL., Docket No. L-6840-94. Pursuant to the Settlement Agreement, the Company paid $175,000 to Mr. Albert Sandler, $119,000 of which was contributed by the Company's insurers.

     The Company is not a party to any other material legal proceedings. It is, however, involved in litigation relating to claims arising out of its operations in the normal course of business. Such claims against the Company are generally covered by insurance. It is the opinion of management that any uninsured liability resulting from such litigation would not have a material adverse effect on the Company's business, financial position or earnings.


Item 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

	   (a) The Annual Meeting of Stockholders of the Company was held on July 11, 1996.

           (b) The following nominees were elected by the following vote as Class I directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their respective successors shall be elected and shall qualify:

                CLASS I DIRECTORS           FOR                WITHHELD

                Emil W. Solimine      3,595,247                22,950
                Eliott Zieky          3,595,247                22,950
           (c)  The following directors continued as directors of the Company:

                Class II (Term to Expire at 1997 Stockholder Meeting)

                      Robert J. Gaites
                      Joseph Mangino, Sr.

                Class III (Term to Expire at 1998 Stockholder Meeting)

                      David W. Bernstein
                      Alvin Murstein
                      John Yanuklis

           (d) The proposal to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996 received the required favorable majority vote necessary for approval as follows:

                FOR              AGAINST       ABSTAIN

                3,597,205        20,162            830

           (e) The proposal to approve the Company's 1996 Outside Director Stock Option Plan received the required favorable majority vote necessary for approval as follows:

                FOR              AGAINST       ABSTAIN

                3,152,958        413,646         3,130


Item 5.  OTHER EVENTS.

     On November 11, 1996, the Company issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger providing for the acquisition of all of the Company's Common Stock at $6 per share, in cash, for an aggregate fully-diluted purchase price of approximately $32 million. The acquisition is led by Fidelity Ventures Limited Partnership, a private capital investor. The Company also announced that in light of the pending merger, the Company has decided not to proceed with the purchase of Rowley Building Products Corp. and Rowley Building Products of New Jersey, Inc. Copies of the press release and the Agreement and Plan of Merger are attached as exhibits hereto and are incorporated herein by reference.

                               PART III


Item 6.    Exhibits and Reports on Form 8-K.

     (a)   Exhibits:

           2.1  Agreement and Plan of Merger dated November 11, 1996

           2.2 Proxy Agreement dated as of November 11, 1996 among certain stockholders of the Company, Hamilton Acquisition LLC and Hamilton NY Acquisition Corp.

           2.3 Guaranty Agreement dated as of November 11, 1996 by Fidelity Investors Limited Partnership in favor of the Company

           20   Press Release dated November 11, 1996

           27   Financial Data Schedule

     (b)   Reports on Form 8-K:

                There was a Report on Form 8-K filed on July 1, 1996 which reported that the Company issued a press release on each of June 27, 1996 and July 1, 1996 announcing that the Company will be relocating its Brooklyn, New York Facility and Corporate Headquarters and that the Company had entered into a purchase agreement to acquire the assets of Rowley Building Products Corp. and all the capital stock of Rowley Building Products of New Jersey, Inc., respectively.

                               SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 THE STROBER ORGANIZATION, INC.



                                 By: /S/ DAVID J. POLISHOOK
				     --------------------------------------
                                      David J. Polishook
                                      Chief Financial Officer and Treasurer

                             EXHIBIT INDEX

EXHIBIT NUMBER                          DESCRIPTION
2.1                                     Agreement and Plan of Merger dated November 11, 1996

2.2                                     Proxy Agreement dated as of November 11, 1996 among
                                        certain stockholders of the Company, Hamilton
                                        Acquisition LLC and Hamilton NY Acquisition Corp.

2.3                                     Guaranty dated as of November 11, 1996 by Fidelity
                                        Investors Limited Partnership in favor of the Company

20                                      Press Release dated November 11, 1996

27                                      Financial Data Schedule

                              EXHIBIT 2.1

         Agreement and Plan of Merger dated November 11, 1996

                   AGREEMENT AND PLAN OF MERGER

                               AMONG

                              PARENT,

                          ACQUISITION SUB

                AND THE STROBER ORGANIZATION, INC.

















                   Dated as of November 11, 1996

                         TABLE OF CONTENTS
                                                             Page

1.        [INTENTIONALLY OMITTED]...............................2

2.        THE MERGER............................................2
     2.1  The Merger............................................2
     2.2  Effective Time........................................2
     2.3  Effects of the Merger.................................2
     2.4  Certificate of Incorporation; By-Laws.................2
     2.5  Directors.............................................3
     2.6  Officers..............................................3
     2.7  Conversion of Securities..............................3
     2.8  Company Stock Options and Related Matters.............4
     2.9  Taking of Necessary Action; Further Action............4

3.   PAYMENT FOR SHARES; DISSENTING SHARES......................4
     3.1  Payment for Shares of Company Common Stock............4
     3.2  Dissenting Shares.....................................6

4.REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB..7
     4.1  Organization and Qualification........................7
     4.2  Authority Relative to this Agreement..................7
     4.3  No Violations.........................................8
     4.4  Brokerage Fees........................................9
     4.5  Financing.............................................9
     4.6  Arrangements..........................................9

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............10
     5.1  Organization and Qualification.......................10
     5.2  Authority Relative to this Agreement.................10
     5.3  No Violations; Consents and Approvals................11
     5.4  Capitalization.......................................12
     5.5  Commission Filings...................................12
     5.6  Absence of Certain Changes or Events.................13
     5.7  Absence of Litigation................................14
     5.8  Employee Benefit Plans...............................14
     5.9  Labor Matters........................................15
     5.10 Taxes................................................16
     5.11 Environmental Matters................................17
     5.12 Books and Records....................................19
     5.13 Real and Personal Property...........................19
     5.14 Contracts............................................23
     5.15 Trade Names..........................................24
     5.16 Affiliate Transactions...............................25
     5.17 Brokerage Fees.......................................25
     5.18 Subsidiaries.........................................25
     5.19 Disclosure...........................................25

6.   CONDUCT OF BUSINESS PENDING THE MERGER....................26
     6.1  Conduct of Business by the Company...................26

7.   ADDITIONAL AGREEMENTS.....................................28
     7.1  Proxy Statement; Other Filings.......................28
     7.2  Meeting of the Company's Stockholders................29
     7.3  Additional Agreements................................30
     7.4  Fees and Expenses....................................30
     7.5  No Solicitations.....................................31
     7.6  Officers' and Directors' Insurance; Indemnification..32
     7.7  Access to Information; Confidentiality...............32
     7.8  Financial and Other Statements.......................33
     7.9  Observer Rights......................................33
     7.10 Advice of Change; Schedule Update....................33
     7.11 Rowley Building Transaction..........................34
     7.12 Certain Litigation...................................34
     7.13 Public Announcements.................................34
     7.14 Environmental Matters................................35
     7.15 Stop Transfer; Reorganization Agreement..............35
     7.16 Transfer Taxes.......................................35

8.   CONDITIONS TO THE MERGER..................................36
     8.1  Conditions to the Obligations of Each Party to
          Effect the Merger....................................36
     8.2  Additional Conditions to the Obligations of
          the Company..........................................36
     8.3  Additional Conditions to the Obligations of Parent
	  and Acquisition Sub..................................37
     8.4  Certain Payments.....................................39

9.   TERMINATION, AMENDMENT AND WAIVER.........................39
     9.1  Termination..........................................39
     9.2  Effect of Termination................................40
     9.3  Amendment............................................42
     9.4  Extension; Waiver....................................42

10.  GENERAL PROVISIONS........................................42
     10.1 Notices..............................................42
     10.2 Interpretation.......................................43
     10.3 Non-Survival of Representations, Warranties,
          Covenant and Agreements..............................43
     10.4 Miscellaneous........................................44
     10.5 Assignment...........................................44
     10.6 Knowledge; Best Efforts..............................44
     10.7 Severability.........................................44
     10.8 Choice of Law/Consent to Jurisdiction................44
          Third-Party Beneficiary..............................45

                      SCHEDULES AND EXHIBITS



SCHEDULE       	TITLE

Schedule 2.8   	Company Stock Options and Related Matters
Schedule 5.1   	Qualification
Schedule 5.2(b)	Authority Relative to this Agreement
Schedule 5.3   	No Violations; Consents and Approvals
Schedule 5.4   	Capitalization
Schedule 5.5   	Commission Filings
Schedule 5.6   	Absence of Certain Changes or Events
Schedule 5.7   	Absence of Litigation
Schedule 5.8   	Employee Benefit Plans
Schedule 5.9   	Labor Matters
Schedule 5.10  	Taxes
Schedule 5.11  	Environmental Matters
Schedule 5.12  	Books and Records
Schedule 5.13  	Real and Personal Property
Schedule 5.14  	Contracts
Schedule 5.15  	Trade Names
Schedule 5.16  	Affiliate Transactions
Schedule 5.18  	Subsidiaries
Schedule 6.1   	Conduct of Business by the Company
Schedule 8.3(f)	Third Party Consents

                   DEFINED TERM CROSS REFERENCE

                   (Not Part of this Agreement)


1995 Balance Sheet     		Section 5.5(e)
Agreement              		Introduction
Acquisition Property   		Section 5.13(a)
Acquisition Proposal	     	Section 7.5(a)
Acquisition Sub        		Introduction
Affiliate Transactions 		Section 5.16
Blue Sky Laws          		Section 4.3(b)
Board                  		Introduction
Certificate of Merger  		Section 2.2
Certificates           		Section 3.1(b)
Claim                  		Section 7.6
Code                   		Section 5.8(a)
Commission             		Section 5.5(a)
Commission Reports     		Section 5.5(b)
Company                		Introduction
Company Common Stock   		Introduction
Company's Certificate  		Section 2.4(a)
Company Expenses       		Section 9.2(d)
Confidentiality Agreement	Section 7.7
Corporation            		Section 2.4(a)
Corporation Law        		Introduction
Dissenting Stockholders		Section 3.2(a)
Dissenting Shares      		Section 3.2(a)
Effective Date         		Section 2.2
Effective Time         		Section 2.2
Environmental Laws       	Section 5.11(a)
Environmental Permits  		Section 5.11(a)
ERISA                  		Section 5.8(a)
Exchange Act             	Section 4.3(b)
Financing              		Section 4.5
Financing Letters      		Section 4.5
Hart-Scott-Rodino Act  		Section 4.3(b)
Hazardous Substances   		Section 5.11(b)
Indemnification Agreement	Section 7.12
Intellectual Property Rights	Section 5.15
IRS                    		Section 5.10(b)
ISRA                   		Section 4.3(b)
Leases                 		Section 5.13(b)(i)
Managee                		Introduction
Managees               		Introduction
Leased Real Property   		Section 5.13(b)
Material Adverse Effect		Section 4.1
Material Contracts     		Section 5.14
Merger                 		Introduction
Merger Consideration   		Section 2.7(b)
Mortgages              		Section 5.13(a)(ii)
Option                 		Section 2.8
Option Consideration   		Section 2.8
Optionees              		Section 2.8
Other Filings          		Section 7.1
Owned Real Property    		Section 5.13(a)
Parent                   	Introduction
Parent Expenses        		Section 9.2(b)
Paying Agent             	Section 3.1(a)
Payment Fund           		Section 3.1(a)
Pending Litigation     		Section 8.3(c)
Pending Legal Proceeding	Section 8.3(c)
Permitted Encumbrances 		Section 5.13(a)(i)
Plans                  		Section 5.8(a)
Port Authority         		Section 7.12
Port Authority Lease     	Section 7.12
Preferred Stock        		Section 5.4
Principal Stockholder  		Introduction
Principal Stockholders 		Introduction
Profit Sharing Plan Shares	Section 2.7(a)
Proxy Agreement        		Introduction
Proxy Statement        		Section 7.1
Reorganization Agreement	Section 7.15
Requisite Rights       		Section 5.15(b)(i)
Rowley Building Products	Section 7.11
Stock Option Plans     		Section 2.8
Stockholders' Meeting  		Section 7.2
Subsidiary             		Section (10.2)
Superior Proposal      		Section 7.5(b)
Surviving Corporation  		Section 2.1
Taxes                  		Section 5.10(f)
Transfer Taxes         		Section 7.16

                   AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of November 11, 1996, by and among Hamilton Acquisition LLC, a Delaware limited liability company ("PARENT"), Hamilton NY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("ACQUISITION SUB"), and The Strober Organization, Inc., a Delaware corporation (the "COMPANY").

     WHEREAS, the Board of Directors of the Company (the "BOARD") has, in light of and subject to the terms and conditions set forth herein, (i) determined that the consideration to be received by the stockholders of the Company for each of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK"), in the Merger (as defined below) is fair to and in the best interests of the Company and its stockholders and (ii) resolved to approve this Agreement and the transactions contemplated hereby and to recommend approval and adoption of this Agreement and approval of the Merger by the stockholders of the Company;

     WHEREAS, also in furtherance of such transactions, the manager or managers, as the case may be, of Parent (as the case may be, the "MANAGER" or "MANAGERS") and the Board of Directors of Acquisition Sub have each unanimously approved the merger of Acquisition Sub with and into the Company (the "MERGER") in accordance with the General Corporation Law of the State of Delaware (the "CORPORATION LAW") and the provisions of this Agreement pursuant to which Merger the holders of Company Common Stock (other than the Company, Acquisition Sub, Parent and any direct or indirect subsidiary of any them) shall receive the Merger Consideration (as defined in Section 2.7(b) hereof); and

     WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into this Agreement, certain stockholders of the Company (each individually a "PRINCIPAL STOCKHOLDER" and collectively the "PRINCIPAL STOCKHOLDERS") have entered into a Proxy Agreement, dated as of the date hereof, with Parent and Acquisition Sub (the "PROXY AGREEMENT") pursuant to which each Principal Stockholder has, among other things, granted to Parent an irrevocable proxy to vote all shares of Company Common Stock owned (beneficially or otherwise) by such Principal Stockholder in favor of the Merger, all upon the terms and conditions set forth in the Proxy Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent, Acquisition Sub and the Company hereby agree as follows:

1.        [INTENTIONALLY OMITTED]
2.        THE MERGER

     1    THE MERGER.  Upon the terms and subject to the conditions
contained in this Agreement, and in accordance with the relevant provisions of the Corporation Law, at the Effective Time (as hereinafter defined), Acquisition Sub shall be merged with and into the Company. Following the Merger, the Company shall continue its corporate existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION") under the laws of the State of Delaware, and the separate corporate existence of Acquisition Sub shall cease. The name of the Surviving Corporation shall continue to be "The Strober Organization, Inc."

     2    EFFECTIVE TIME. As promptly as practicable after all of the conditions set forth in Section 8 shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Acquisition Sub and the Company shall duly execute and file a certificate of merger in form and substance satisfactory to the parties hereto (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME"). Prior to such filing, a closing shall be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Section 8 (the date of such closing being, the "EFFECTIVE DATE").

     3    EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects set forth herein and in the Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     4    CERTIFICATE OF INCORPORATION; BY-LAWS.

          (a) At the Effective Time, the Certificate of Incorporation of Acquisition Sub, or at the election of Parent, the Company's Restated Certificate of Incorporation (the "COMPANY'S CERTIFICATE"), in each case as in effect at the Effective Time, which shall in either case include the provisions required by Section 7.6 hereof, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law and such Certificate of Incorporation, PROVIDED, HOWEVER, that at the Effective Time, Article First of the Certificate of Incorporation of Acquisition Sub shall be amended to read as follows:
"FIRST, the name of the corporation is The Strober Organization, Inc. (the "CORPORATION")."

          (b) At the Effective Time, the By-laws of Acquisition Sub, or at the election of Parent, the By-laws of the Company, in each case as in effect at the Effective Time, which shall in either case include the provisions required by Section 7.6 hereof, shall be the By-laws of the Surviving Corporation, until duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     5    DIRECTORS.  The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     6    OFFICERS.  The officers of the Surviving Corporation shall be appointed by the directors of the Surviving Corporation.

     7    CONVERSION OF SECURITIES.  At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or the holders of Company Common Stock:

          (a) Each issued and outstanding share of Company Common Stock held by the Company as a treasury share or held by any direct or indirect subsidiary of the Company (which does not include the 23,500 shares of Company Common Stock held by the Company's profit-sharing plan as of the date hereof (the "PROFIT SHARING PLAN SHARES")) and each issued and outstanding share of Company Common Stock owned by Parent, Acquisition Sub or any other direct or indirect subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto;

          (b) Each issued and outstanding share of Company Common Stock immediately prior to the Effective Time, other than (i) those shares of Company Common Stock referred to in Section 2.7(a) and (ii) Dissenting Shares (as defined in Section 3.2 below), shall be canceled and shall be converted automatically into and represent the right to receive an amount equal to six dollars ($6.00) in cash (such amount of cash being referred to herein as the "MERGER CONSIDERATION") payable, without interest, to the holder of such share of Company Common Stock upon surrender, in the manner provided in Section 3.1, of the certificate that formerly evidenced such share of Company Common Stock;

          (c) The shares of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for, in the aggregate, One Thousand (1,000) validly issued, fully paid and non-assessable shares of common stock, par value $.01, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation; and

          (d) All of the certificates evidencing shares of Company Common Stock, by virtue of the Merger and without any action on the part of the stockholders of the Company or the Company, shall be deemed to be no longer outstanding, shall not be transferable on the books of the Surviving Corporation, and shall represent solely the right to receive the amount set forth in Section2.7(b) hereof.

     8    COMPANY STOCK OPTIONS AND RELATED MATTERS.  Commencing at least fifteen (15) days prior to the Effective Time, each holder of a then outstanding option to purchase shares of Company Common Stock (an "OPTION") granted under the Company's stock option plans identified on SCHEDULE 2.8 hereto (collectively, the "STOCK OPTION PLANS") (it being understood that the aggregate number of shares of Company Common Stock subject to purchase under such Stock Option Plans is not, or shall not at the Effective Time, be more than 842,438 shares) shall be entitled to exercise such Option (whether or not such Option would otherwise have been exercisable), and if such Options are not so exercised prior to the Effective Time, immediately prior to the Effective Time, each such holder shall be entitled to receive from the Company in consideration for cancellation of each such Option, a cash payment (the "OPTION CONSIDERATION") in an amount equal to the product of (w) the number of shares provided for in such Option and (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock provided for in such Option, provided that the foregoing shall be subject to the obtaining of any necessary consents of the holders of such Options (the "OPTIONEES") and that, to the extent required by applicable law, such Option Consideration shall be treated as compensation and shall be net of any applicable federal or state withholding tax. All such Option Consideration shall be deemed allocable to the period immediately prior to the Effective Time to the extent permitted by applicable law. Subject to the foregoing, the Stock Option Plans and all Options issued thereunder shall terminate at the Effective Time. In connection with the foregoing, the Company shall obtain the consent of the Optionees to the cancellation of such Options and the cancellation of any right to acquire equity securities of the Company from and after the Effective Time in consideration for the payment provided herein.

     9    TAKING OF NECESSARY ACTION; FURTHER ACTION.  Parent, Acquisition
Sub and the Company, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the Corporation Law as promptly as practicable. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both of the Company and Acquisition Sub, the officers of the Surviving Corporation are fully authorized in the name of the Surviving Corporation, as successor by merger to such corporations, or otherwise to take, and shall take, all such lawful and necessary action.


3.   PAYMENT FOR SHARES; DISSENTING SHARES

     1    PAYMENT FOR SHARES OF COMPANY COMMON STOCK.

          (a) Prior to the Effective Time, Parent shall designate a U.S. bank or trust company having at least $50,000,000 in capital, surplus and undivided profits that shall be subject to the Company's approval, such approval to not be unreasonably withheld, to act as paying agent in the Merger (the "PAYING AGENT") for purposes of effecting the exchange for the Merger Consideration of certificates which, prior to the Effective Time, represented shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.7(b). The Paying Agent shall not be changed without the prior written consent of the Company, which shall not be unreasonably withheld. Immediately following the Effective Time, Parent or Acquisition Sub shall deposit in trust with the Paying Agent cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock issued and outstanding on a fully diluted basis immediately prior to the Effective Time (other than shares owned by, or issuable to, upon conversion of other securities, the Company, Parent, Acquisition Sub or any direct or indirect subsidiary of Parent or the Company (which shall be deemed to exclude the Profit Sharing Plan Shares); and shares of Company Common Stock known immediately prior to the Effective Time to be Dissenting Shares (as defined in Section 3.2 below)) and (ii) the Merger Consideration (such aggregate amount being hereinafter referred to as the "PAYMENT FUND"). The parties hereto acknowledge that fully diluted shares of Company Common Stock shall be determined in accordance with generally accepted accounting principles. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation (so long as such directions do not impair the rights of the holders of certificates that formerly evidenced shares of Company Common Stock) in: direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.7(b) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided herein.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "CERTIFICATES") a form letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for its use in surrendering Certificates and receiving payment therefor. Upon the surrender to the Paying Agent of such a Certificate, together with such properly completed and duly executed letter of transmittal and other documents that are customarily required by letters of transmittal in similar situations, the holder thereof shall be paid, without interest thereon, the Merger Consideration to which such holder is entitled hereunder, and such Certificate shall forthwith be canceled.
Until so surrendered, except with respect to Dissenting Shares, each such Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, without interest, into which the shares of Company Common Stock such Certificate theretofore represented shall have been converted pursuant to Section 2.7(b), and the holder thereof shall not be entitled to be paid any cash to which such holder otherwise would be entitled. In case any payment pursuant to this Section 3.1 is to be made to a holder other than the registered owner of a surrendered certificate, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or that such person shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (c) Promptly following the date which is one year after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate shall be entitled to look to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as a general creditor thereof with respect to any Merger Consideration, without interest, that may be payable upon due surrender of the Certificate or Certificates held by them. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of certificates that prior to the Effective Time evidenced shares of Company Common Stock for any Merger Consideration delivered pursuant hereto to a public official pursuant to applicable abandoned property, escheat or other similar laws.

          (d) At the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 2.7(b), subject to applicable law in the case of Dissenting Shares (as defined below).

          (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact in form and substance reasonably satisfactory to the Surviving Corporation by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation in their sole discretion, upon the posting by such person of a bond in such amount as Parent or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the cash representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     2    DISSENTING SHARES.

          (a) Any shares of Company Common Stock outstanding immediately prior to the Effective Time as to which the holder thereof shall have not voted in favor of the Merger or consented thereto in writing and as to which the holder thereof shall have validly exercised such holder's appraisal rights, if any, under Section 262 of the Corporation Law ("DISSENTING SHARES") shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record prior to the Effective Time), nor shall such Dissenting Shares be converted into the right to receive the Merger Consideration hereunder. Such holders of Dissenting Shares duly making demand for appraisal (hereinafter referred to as "DISSENTING STOCKHOLDERS") shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262 of the Corporation Law, except that all shares of Company Common Stock held by stockholders who shall fail to perfect, or shall have effectively withdrawn or lost, such stockholders' right to appraisal of such shares of Company Common Stock under Section 262 of the Corporation Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instrument served pursuant to Section 262 of the Corporation Law and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Corporation Law. The Company shall not, except with the written consent of Parent, make any payment with respect to any demands for appraisal, or settle or offer to settle or negotiate, any such demands.

          (b) Each Dissenting Stockholder who becomes entitled under the Corporation Law to payment for the Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Corporation Law) and such shares of Company Common Stock shall be canceled.


4.   REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

     Parent and Acquisition Sub jointly and severally hereby represent and warrant to the Company as follows:

     1    ORGANIZATION AND QUALIFICATION.  Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has the requisite power and authority to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects (a "MATERIAL ADVERSE EFFECT") of Parent and its subsidiaries taken as a whole. Neither Parent nor Acquisition Sub has conducted any business prior to the date hereof other than in furtherance of the transactions contemplated hereby and has any assets and liabilities other than those incident to its formation and to the consummation of the transactions contemplated hereby. Copies of the Certificate of Formation of Parent and the Certificate of Incorporation and By-laws of Acquisition Sub heretofore delivered to the Company are true, complete and correct as of the date hereof.

     2    AUTHORITY RELATIVE TO THIS AGREEMENT.  Each of Parent and
Acquisition Sub has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Manager or Managers (as the case may be) and, if necessary, the member or members of Parent and by the Board of Directors and the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the Corporation Law). This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of each of Parent and Acquisition Sub enforceable against each of Parent and Acquisition Sub in accordance with its terms.

     3    NO VIOLATIONS.

          (a) Neither the execution and delivery of this Agreement by Parent or Acquisition Sub nor the consummation of the transactions contemplated hereby nor compliance by Parent or Acquisition Sub with any of the provisions hereof will: (i) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (x) their respective Certificates of Incorporation, as amended, or By-laws or (y) any note, bond, mortgage, indenture, deed of trust, lease, agreement, lien, contract or other instrument or obligation to which Parent or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Parent or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 4.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or on the ability of Parent or Acquisition Sub to consummate the transactions contemplated hereby or which are cured, waived or terminated prior to the Effective Time and, except in the case of (i) above, for those liens, security interests, charges and encumbrances as may be imposed or otherwise created in connection with financing the Merger and the other transactions contemplated hereby); or
(iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect, which suspension or revocation would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

          (b) There is no legal impediment to Parent's or Acquisition Sub's consummation of the transactions contemplated by this Agreement. No filing or registration with, or authorization, consent or approval of, any domestic public body or authority is necessary for the consummation by Parent or Acquisition Sub of the transactions contemplated by this Agreement, except (i) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HART-SCOTT-RODINO ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws and regulations ("BLUE SKY LAWS") and the filing and recordation of the Certificate of Merger, as required by the Corporation Law, and (ii) for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or on the ability of Parent and Acquisition Sub to consummate the transactions contemplated hereby.

     4    BROKERAGE FEES.  Neither Parent nor Acquisition Sub has retained any financial adviser, broker, agent or finder or paid or agreed to pay any financial adviser, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, except that Proteus International Group Incorporated has been retained as Frederick M. Marino's financial adviser, each in connection with the transactions contemplated hereby. Other than the foregoing arrangements and the Company's arrangements with Hill Thompson Capital Markets, Inc., neither Parent nor Acquisition Sub is aware of any claim for payment of any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger, this Agreement or the consummation of the transactions contemplated hereby.

     5    FINANCING.  Parent has delivered to the Company true and correct copies of signed letters received by Parent with respect to the financing (the "FINANCING LETTERS") required for the consummation of the transactions contemplated hereby. Assuming satisfaction or waiver of all applicable conditions set forth in the Financing Letters, such financing (the "FINANCING") will, together with equity investments in the aggregate of $9,000,000 being made in connection with the transactions contemplated hereby, provide sufficient funds to (i) pay, with respect to all shares of Company Common Stock in the Merger, the Merger Consideration pursuant to
Section 2.7(b); and (ii) prepay, redeem, refinance or renegotiate the Company's existing indebtedness, if required to consummate the Merger, and pay any and all fees, expenses, costs and penalties in connection with any such prepayment, redemption, refinancing or renegotiation. Parent shall not amend the Financing Letters (excluding amendments that solely constitute extensions thereof provided that this provision shall not impair the rights of, or impose additional obligations upon, either party under
Section 9.1(b) hereof) without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     6    ARRANGEMENTS.  Neither Parent nor Acquisition Sub has entered into any employment agreements with any current officer of the Company, provided, however, that discussions respecting continuation of current compensation and benefit arrangements for a two year period have taken place which discussions may, prior to the Effective Time, result in an employment agreement or arrangement with such officer respecting employment by the Surviving Corporation and/or any of its subsidiaries after the Effective Time. Parent and Acquisition Sub represent and warrant that no agreements, arrangements or understandings exist between any current officer of the Company and Parent, Acquisition Sub or any entity that controls, is controlled by or is under common control with Parent or Acquisition Sub that could result in any payment (cash or otherwise) as a result of the negotiation and execution of this Agreement and/or the consummation of the transactions contemplated hereby including the Merger except as specifically provided in this Agreement.


5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Acquisition Sub as follows:

     1    ORGANIZATION AND QUALIFICATION.  Each of the Company and its
subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and corporate authority to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except as set forth on
Schedule 5.1 hereto or where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Copies of the respective Certificates of Incorporation, as amended, and By-laws of the Company and each of its subsidiaries heretofore delivered to Parent are true, complete and correct as of the date hereof and no amendments thereto have been effected since such copies were delivered, or are pending or contemplated. Neither the Company nor any of its subsidiaries is in violation of any term of its respective Certificate of Incorporation or By-laws.

     2    AUTHORITY RELATIVE TO THIS AGREEMENT.

          (a) Each of the Company and its subsidiaries has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board. Except for the approval by the Company's stockholders which is referred to in Section 7.2 below, no other corporate proceedings on the part of the Company or any of its subsidiaries are necessary to authorize this Agreement and the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the Corporation Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, constitutes the legal, valid and binding obligation of the Company enforceable against the Company and each of its subsidiaries in accordance with its terms.

          (b) The Board has, by resolutions duly adopted by unanimous vote, approved the Merger, this Agreement and the transactions contemplated hereby and has agreed to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger. In connection with the foregoing, the Board has taken such actions and votes as are necessary on its part to render the provisions of Section 203 of the Corporation Law and all other applicable takeover statutes of the Corporation Law and any other applicable takeover statutes of any other state, and any "fair price," takeover or similar provisions of the Company's Certificate, inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement. As of the date hereof, except as set forth on SCHEDULE 5.2(B) hereto, all of the directors and executive officers of the Company have indicated that they presently intend to vote their shares of Company Common Stock to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     3    NO VIOLATIONS; CONSENTS AND APPROVALS.

          (a) Except as set forth in SCHEDULE 5.3 to this Agreement, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby nor compliance by the Company or any of its subsidiaries with any of the provisions hereof will:
(i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) their respective Certificates of Incorporation, as amended, or By-laws or
(y) any note, bond, mortgage, indenture, deed of trust, lease, agreement, lien, contract, or other instrument or obligation to which the Company or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Company or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 5.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby or which are cured, waived or terminated prior to the Effective Time and, except in the case of (i) above, for those liens, security interests, charges and encumbrances as may be imposed or otherwise created in connection with the financing of the Merger and the other transactions contemplated hereby); or
(iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect, which suspension or revocation would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (b) Except as set forth in SCHEDULE 5.3(B), there is no legal impediment to the Company's consummation of the transactions contemplated by this Agreement. No filing or registration with, or authorization, consent or approval of, any domestic public body or authority is necessary for the execution, delivery or consummation by the Company of the transactions contemplated by this Agreement, except (i) for applicable requirements of the Hart-Scott-Rodino Act, the Exchange Act, Blue Sky Laws, the NASDAQ Listing Agreement, and the filing and recordation of the Certificate of Merger, as required by the Corporation Law, and (ii) for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

     4    CAPITALIZATION.  As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"). As of the date hereof, 5,027,447 shares of Company Common Stock were issued and outstanding, 190,601 shares of Company Common Stock were held by the Company as treasury shares and no shares of Preferred Stock were issued and outstanding. As of the date hereof, 842,438 shares of Company Common Stock were reserved for issuance upon exercise of Options granted pursuant to the Stock Option Plans and Options to purchase 842,438 shares of Common Stock are outstanding as of the date hereof. Except for the matters set forth on SCHEDULE 5.4 hereto, which terminate upon or prior to the consummation of the Merger and will be of no further force and effect after the Effective Time, and for the Options, there are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of the Company. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights.

     5    COMMISSION FILINGS.

          (a) The Company has heretofore delivered to Parent true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) Quarterly Report on Form 10-Q for each of the fiscal quarters ended March 31, June 30 and September 30, 1995, and March 31 and June 30, 1996, (iii) Proxy Statement for the annual meeting of stockholders held on July 11, 1996, and (iv) all other reports or registration statements filed by the Company with the Securities and Exchange Commission (the "COMMISSION") since January 1, 1996, in each case as filed with the Commission.

          (b) Except as set forth in SCHEDULE 5.5 hereto, the Company has filed all required forms, reports and documents with the Commission since December 31, 1992 (collectively, the "COMMISSION REPORTS"), all of which were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act in all material respects. Except to the extent, if any, as may have been appropriately disclosed in a Commission Report filed subsequent thereto and prior to the date hereof as of their respective dates, the Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form and substance in all material respects with all applicable requirements of law.

          (c) The Company will deliver to Parent as soon as they become available true and complete copies of any report or statement mailed by it to its stockholders generally or filed by it with the Commission subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Acquisition Sub, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply in all material respects with all applicable requirements of law.

          (d) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Commission Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in SCHEDULE 5.5), and each fairly presents in accordance with generally accepted accounting principles the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and changes in cash flow for the periods indicated, except as may be indicated in the notes thereto and/or in the consolidated financial statements contained in a Commission Report filed subsequent thereto and prior to the date hereof, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (e) Except as set forth in SCHEDULE 5.5 hereto and except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries as at December 31, 1995, including the notes thereto (the "1995 BALANCE SHEET"), neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a consolidated balance sheet of the Company and its subsidiaries, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations (a) incurred in the ordinary course of business since December 31, 1995, or (b) any liability or obligation existing at December 31, 1995 which, individually or in the aggregate, is not material to the Company and its subsidiaries taken as a whole as of such date.

     6    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1995,
except as set forth in SCHEDULE 5.6 or as and to the extent disclosed in any Commission Report filed after December 31, 1995:

          (a) the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner reasonably consistent with past practice, and

          (b) since December 31, 1995, there has not been (i) any change in, or event affecting, the Company or any of its subsidiaries having a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) any change by the Company in its accounting methods, principles or practices, (iii) any entry by the Company or any of its subsidiaries into a material contract outside the ordinary course of business taken as a whole, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of, or any redemption, purchase or other acquisition of, any of its securities or
     (v) any increase in the benefits under or the establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, program, or arrangement for the benefit of any director, officer or employee of the Company or any of its subsidiaries pursuant to which employees are contractually entitled to benefit that would be materially above those mandated by applicable law, except in the ordinary course of business reasonably consistent with past practice. No officer, director, or other employee other than those disclosed in SCHEDULE 5.6 hereto are parties to any severance pay agreements or change in control agreements.

     7    ABSENCE OF LITIGATION.  Except as disclosed in the Commission
Reports filed after December 31, 1995 or in SCHEDULE 5.7 hereto, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or, to the best knowledge of the Company, pending or threatened against any of its directors, officers, employees or agents, by any claimant or involving any properties or rights of the Company or any of its subsidiaries, at law or in equity, before any court, arbitrator or administrative governmental regulatory authority or body that (i) individually or in the aggregate would have or are reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby. Except as set forth on SCHEDULE 5.7 hereto, to the best knowledge of the Company, there are no ongoing or threatened claims, actions, proceedings or investigations instituted by or on behalf of the Department of Justice or any similar foreign, federal, state, county or local government agency against the Company, any of its subsidiaries or any of their respective directors, officers, employees or agents involving the business, properties, rights and/or activities of the Company and/or any of its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or governmental authority that, individually or in the aggregate, have or are reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     8    EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 5.8 hereto includes a list of each stock option, stock purchase, insurance, bonus, incentive compensation, severance, profit sharing, retirement, or other material employee benefit plan, policy or arrangement, including any employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which the Company maintains, to which the Company or any one of its subsidiaries contributes, or under which any of the employees or former employees of the Company or any one of its subsidiaries are covered (collectively, the "PLANS"). Prior to the date of this Agreement, the Company has provided or made available to Parent a true and complete copy of each Plan as in effect on the date hereof. Other than as specifically disclosed in SCHEDULE 5.8 hereto, (i) none of the Plans is a multiemployer plan within the meaning of ERISA; (ii) none of the Plans provides for or promises retiree medical benefits or life insurance to any current or former employee, officer or director of the Company or its subsidiaries;
(iii) each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), is so qualified; (iv) each Plan is now and has been operated in all material respects in accordance with the requirements of applicable law; and (v) with respect to Plans subject to Title IV of ERISA, the aggregate projected benefit obligations of such Plans (determined for each such Plan as of the date of the most recent actuarial valuation prepared for such Plan) does not exceed the fair market value of the assets of such Plans (determined as of the date of such valuation).

          (b) Except as disclosed in SCHEDULE 5.8 hereto, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional subsequent events directly related to the transactions contemplated hereby) (i) constitute an event under any Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of the Company or any of its subsidiaries pursuant to any Plan or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to amend or terminate any Plan. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the Company or any of its subsidiaries, could be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code or could be non-deductible by reason of Section 162(m) of the Code.

          (c) All contributions have been made in all material respects as required by the terms of each of the Plans listed in SCHEDULE 5.8 and the terms of any related collective bargaining agreements, and, except as set forth in SCHEDULE 5.8 hereto, neither the Company nor any of its subsidiaries has any knowledge or has received any notice that any such plan is in reorganization, that increased contributions are required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been (except as used in accordance with the terms of such Plan and in accordance with applicable law) funded at a rate less than required under Section 412 of the Code, or that any such plan is insolvent.

     9    LABOR MATTERS.  Except as set forth in SCHEDULE 5.9 hereto, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. There is not currently pending or, to the best knowledge of the Company, threatened any labor dispute or labor stoppage regarding any of the Company's, or any of its subsidiaries', current employees or any of the labor relations or collective bargaining contracts listed on SCHEDULE 5.9 hereto, except for that labor relations contract listed on SCHEDULE 5.9 hereto that expires on December 31, 1996, the negotiation of a new contract of which is expressly provided for in
Section 6.1 hereof. Except as set forth in SCHEDULE 5.9 hereto, to the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

     10   TAXES.

          (a) Except as set forth in SCHEDULE 5.10 hereto, the Company and each of its subsidiaries has paid or caused to be paid all material Taxes (as defined below), owed by it through the date hereof except such as are reserved for in the Company's balance sheet contained in the most recently filed Commission Report and are being contested in good faith by appropriate proceedings. Except as set forth in SCHEDULE 5.10 hereto, the Company and its subsidiaries have timely filed and properly prepared all foreign, federal, state and local tax returns and reports required to be filed by any of them through the date hereof, and all such returns and reports completely and accurately in all material respects set forth the amount of any Taxes relating to the applicable period.

          (b) Except as set forth in SCHEDULE 5.10 hereto, neither the Internal Revenue Service (the "IRS") nor any other governmental or taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert, against the Company or any of its subsidiaries or any partnership, joint venture or limited liability company in which the Company or any of its subsidiaries is a partner, joint venturer or member, as the case may be, any deficiency or claim for any additional material Tax or Taxes. Except as set forth in SCHEDULE 5.10 hereto, there is no dispute or claim concerning any Tax liability of the Company or any subsidiary, either claimed or raised by any governmental or taxing authority, or as to which any director or officer of the Company or any of its subsidiaries has reason to believe may be claimed or raised by any governmental or taxing authority that is material, either individually or in the aggregate, to the Company and its subsidiaries taken as a whole. Except as set forth in SCHEDULE 5.10, no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Code.

          (c) Except as set forth in SCHEDULE 5.10 hereto, neither the Company nor any of its subsidiaries has received written notice of any audit of any tax return filed by the Company or its subsidiaries, and neither the Company nor any of its subsidiaries has been notified by any governmental or taxing authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 5.10 hereto, neither the Company nor any of its subsidiaries has executed or filed with the IRS or any other governmental or taxing authority any agreement now in effect extending the period for assessment or collection of any Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force. True, correct and complete copies of all foreign, federal, state and local income or franchise tax returns filed by the Company and each of its subsidiaries for those tax years or periods for which the applicable statute of limitations, or an extension or waiver thereof, has not lapsed, expired, or otherwise terminated, and all communications relating thereto have been delivered to the Parent or made available to representatives of the Parent. EXCEPT AS SET FORTH IN
SCHEDULE 5.10, neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any foreign, federal, state or local income tax.

          (d) The accruals and reserves for taxes reflected in the 1995 Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles.

          (e) None of the Company and its subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company and its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. None of the Company and its subsidiaries is a party to any tax allocation or sharing agreement. Except as set forth in SCHEDULE 5.10, none of the Company and its subsidiaries (A) has, except as set forth in
SCHEDULE 5.10 hereto, been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its subsidiaries) under Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) The term "TAXES" shall mean, for purposes of this Agreement, all foreign, federal, state, local, and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies or other additions to tax, interest, fines and penalties relating to any such taxes.

     11   ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in SCHEDULE 5.11 hereto and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub, and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, the Company and its subsidiaries are in compliance with all applicable federal, state and local statutes, laws, codes, regulations, ordinances, rules, judgements, judicial decisions, decrees, injunctions, permits, and orders relating to (i) emissions, discharges or releases to the environment of Hazardous Substances (as hereinafter defined), (ii) the use, storage, handling, transport or disposal of Hazardous Substances, or
(iii) any matters of environmental regulation or control or similar protection of human health and safety (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed in SCHEDULE 5.11 hereto, the Company has not received any written notice of any pending civil or criminal litigation, violation or formal administrative proceeding relating to the Environmental Laws involving the Company or any of its subsidiaries. Except as disclosed in
SCHEDULE 5.11 hereto and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub, and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, no conditions exist which could reasonably be expected to result in any litigation, notice or administrative proceeding described in the preceding sentence. Except as disclosed in SCHEDULE 5.11, and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, the Company and each of its subsidiaries have all permits, licenses, consents and approvals required by Environmental Laws ("ENVIRONMENTAL PERMITS") for the conduct and operation of their respective businesses, all such Environmental Permits are in good standing and the Company and each of its subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

          (b) Except as disclosed in SCHEDULE 5.11 hereto and for the matters specifically identified in the environmental reports received by Parent and Sub, neither the Company nor any of its subsidiaries has received any written notice (A) of any actual or alleged violation of Environmental Laws by the Company or any of its subsidiaries, (B) of the institution or pendency of any action, claim, proceeding or investigation of the Company or any of its subsidiaries by any third party or governmental entity pursuant to Environmental Laws, (C) requiring the investigation, remediation or removal of Hazardous Substances from any of the Company's or any of its subsidiaries' properties or any part thereof, or (D) alleging that the Company or any of its subsidiaries are potentially responsible parties with respect to the release or threat of release of Hazardous Substances to the environment at any location. Except as disclosed in SCHEDULE 5.11 hereto, and for the matters specifically identified in environmental reports received by Parent or Acquisition Sub, and except for any other matters which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company or its subsidiaries, to the Company's knowledge neither the Company nor any of its subsidiaries (i) has held, stored, released, transported or disposed of any Hazardous Substances on, under or at any of the Company's or any of its subsidiaries' properties or any part thereof, whether currently or formerly leased, owned or used for any purpose; (ii) has arranged for the disposal of Hazardous Substances at any location owned, leased or operated by any third party; or (iii) owns or operates real or personal property that has been the subject of any lien imposed by a governmental entity or a deed notice or restriction, which lien, notice or restriction relates to Hazardous Substances or the violation of any Environmental Laws. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall mean any toxic or hazardous materials or substances or hazardous wastes, including but not limited to oil and petroleum products, defined as, or included in the definition of, "hazardous substances," "hazardous waste," "hazardous materials" or "toxic substances" under any Environmental Law and any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation.

          (c) No filing, approval or other action required under the New Jersey Industrial Site Remediation Act, commonly known as ISRA or any similar federal or State Environmental Law is required to consummate the transactions contemplated hereby.

          (d)  Notwithstanding anything to the contrary in this Agreement,
(i) the representations and warranties made in Sections 5.11(a) and 5.11(b) hereof which are qualified as to the knowledge of the Company speak as of the date of this Agreement, (ii) to the extent any of the representations and warranties in Sections 5.5, 5.6, 5.7, 5.11 and 5.13 would otherwise be deemed incorrect by reason of the existence of any environmental matters or conditions existing as of the date hereof as to which the Company does not have knowledge as of the date hereof, such representations and warranties shall not be deemed to be incorrect; and (iii) any inability to bring down the representations and warranties set forth in Sections 5.5, 5.6, 5.7,
5.11 and 5.13, because of the existing unknown environmental matters or conditions referred to in clause (ii), as may be required by Section 8.3(a) or 8.3(b) hereof shall not constitute a condition to Parent's and Acquisition Sub's obligations to consummate the transactions contemplated under this Agreement and such existing environmental matters or conditions shall not cause a failure to satisfy Section 8.3(e). Notwithstanding the foregoing, the foregoing shall not apply to environmental matters or conditions (a) of which the Company has knowledge as of the date hereof, or
(b) which occur after the date hereof which do not relate to such existing environmental matters or conditions.

     12   BOOKS AND RECORDS.

          (a) The books of account and other financial records of the Company and each of its subsidiaries are true, complete and correct in all material respects and have been maintained in accordance with good business practices.

          (b) Except as set forth in SCHEDULE 5.12 the minute books and other corporate records of the Company and each of its subsidiaries have been made available to Parent or its representatives, contain in all material respects accurate records of all meetings, and accurately reflect in all material respects all other corporate actions, of the stockholders and directors and any committees of the board of directors of the Company and each of its subsidiaries.

     13   REAL AND PERSONAL PROPERTY.

          (a) OWNED REAL PROPERTY. All of the real property which is now owned and, to the best knowledge of the Company, has ever been owned by the Company and each of its subsidiaries (collectively referred to herein as the "OWNED REAL PROPERTY") is identified on SCHEDULE 5.13(A) hereto.
SCHEDULE 5.13(A) hereto also sets forth by address (i) all real property under contract to be acquired by the Company or any of its subsidiaries (the "ACQUISITION PROPERTY"), (ii) to the knowledge of the Company, the owner and usage of the Owned Real Property and the Acquisition Property and
(iii) whether the Owned Real Property is currently owned by the Company or any of its subsidiaries. The Company hereby makes the following representations and warranties with respect to the Owned Real Property which is currently owned by the Company:

               (i) TITLE AND DESCRIPTION. Each of the Company and its subsidiaries, as the case may be, has good, clear, record and marketable fee simple title to the Owned Real Property, free and clear of all (A) mortgages, deeds of trust, ground leases, assessments, leases and tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances and free of encroachments onto or off of the Owned Real Property, except for (w) easements, claims, conditions, covenants, restrictions and similar encumbrances that do not interfere with the use of the Owned Real Property as currently used and improved, (x) encroachments that do not adversely affect the value or use of the Owned Real Property as currently used and improved, (y) any of same which are disclosed in any title report or title search received by, or made available by the Company to, Parent and Acquisition Sub or (z) matters set forth on
     SCHEDULE 5.13(A) ((w), (x), (y) and (z) are collectively referred to as "PERMITTED ENCUMBRANCES").

               (ii) SECURITY INTERESTS. All of the mortgages, deeds of trust, ground leases, security interests or similar material encumbrances on the Owned Real Property are set forth on SCHEDULE 5.13(A) (collectively, the "MORTGAGES"). Except as set forth on
     SCHEDULE 5.13(A), the Company and each of its applicable subsidiaries has obtained the consent of the holder of any Mortgage if the transactions contemplated hereby would otherwise cause a default under the Mortgage, and such transactions will not give the holder of any Mortgage any remedy, or the right to charge any premium or penalty.
     SCHEDULE 5.13(A) also indicates all Mortgages which are, by their terms, by means of a separate guaranty or otherwise, recourse, in whole or in part, to the Company or any of its subsidiaries.

               (iii) CONDITION. Except as set forth on SCHEDULE 5.13(A), to the Company's knowledge, (A) there are no material defects in the physical condition of any improvements constituting a part of the Owned Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and
     (B) all of such improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects except for those exceptions which individually or in the aggregate do not have a Material Adverse Effect on the Company or its subsidiaries taken as a whole. Except as set forth on SCHEDULE 5.13(A), none of the Owned Real Property is subject to special flood or mudslide hazards or within the 100 year flood plain. All water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Owned Real Property have been connected pursuant to valid permits and are sufficient to service the Owned Real Property.

               (iv) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Neither the Company nor any of its subsidiaries has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Owned Real Property that has not been corrected heretofore, and to the Company's knowledge no such violation exists which could have a material adverse effect on the operation or value of any of the Owned Real Property. Except for those matters which do not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge (i) all improvements constituting part of the Owned Real Property have been completed and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation and (ii) the transactions contemplated hereby will not affect the rights of the Company or any of its subsidiaries to the use of any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is at least the minimum access required by applicable subdivision or similar law to the Owned
     Real Property.   Neither the Company nor any of its subsidiaries has
     received any notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Owned Real Property.

          (b) LEASED REAL PROPERTY. SCHEDULE 5.13(B) hereto sets forth, by address, owner, tenant, and usage, all of the real property which is now leased or operated and, to the best knowledge of the Company, has ever been leased or operated by the Company or any of its subsidiaries (collectively, the "LEASED REAL PROPERTY"). The Company hereby makes the following representations and warranties with respect to the Leased Real Property which is now leased or operated by the Company and its subsidiaries:

               (i) LEASES. The copies of the leases of the Leased Real Property (collectively, the "LEASES") delivered by the Company to Parent are complete, accurate, true and correct, and the information with respect to each of the Leases set forth in SCHEDULE 5.13(B) is complete, accurate, true and correct in all material respects as of the date hereof. With respect to each of the Leases, except as set forth on SCHEDULE 5.13(B):

                       (A) each of the Leases is in full force and effect and has not been modified, amended, or altered, in writing or otherwise;
                       (B)    to the Company's knowledge, (I) all
          obligations of the landlord or lessor under the Leases which have accrued have been performed in all material respects, and (II) no landlord or lessor is in default under any Lease in any material respect;

                       (C)    to the Company's knowledge, (I) all
          obligations of the tenant or lessee under the Leases which have accrued have been performed in all material respects, and neither the Company nor any of its subsidiaries is in default under any Lease in any material respect provided that the Company's timely payment of its rental obligations under the Leases is not qualified by the Company's knowledge, and (II) no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a material default by the Company or any of its subsidiaries; and

                       (D) the Company and each of its subsidiaries, as the case may be, has obtained or will obtain prior to the Closing the consent of each landlord or lessor under any Leases whose consent is required to the transactions contemplated hereby and any necessary landlord waiver or subordinations in the form heretofore presented to the Company by Parent required by the entities providing Parent and Acquisition Sub with the financing to consummate the Merger and the other transactions contemplated hereby, and, subject to obtaining the foregoing consents, the Merger and the other transactions contemplated hereby (other than the Financing) will not give any landlord or lessor under any Lease any remedy, including, without limitation, any right to declare a default under any Lease; provided, however that with respect to those Leases marked as such on SCHEDULE 5.13(B), the Company shall be required only to exercise its best efforts to obtain such consent or landlord waiver.

               (ii) TITLE AND DESCRIPTION. The Company and each of its subsidiaries, as the case may be, holds a good, clear, marketable, valid and enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases and any mortgagee thereof, free and clear, to the Company's knowledge, of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, ground leases, leases, subleases, assessments, tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Leased Real Property, except for (v) any of the same which are disclosed in any title report or title search received by Parent or Acquisition Sub or made available by the Company to Parent or Acquisition Sub, (w) any rights of any person which has been granted rights by any owner of any such property,
     (x) easements, claims, conditions, covenants, restrictions and similar encumbrances that do not materially interfere with the use of the Leased Real Property as currently used and improved,
     (y) encroachments that do not materially adversely affect the value or use of the Leased Real Property as currently used and improved and (z) matters set forth on SCHEDULE 5.13(B).

               (iii) CONDITION. Except as set forth on SCHEDULE 5.13(B) and except for those matters which do not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, to the Company's knowledge, (A) there are no material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and, (B) all of such improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Except as set forth on
     SCHEDULE 5.13(B), none of the Leased Real Property is subject to special flood or mudslide hazards or within the 100 year flood plain. Except for any which does not individually or in the aggregate have a Material Adverse Effect on the Company or its subsidiaries taken as a whole, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been installed and connected pursuant to valid permits, and are sufficient to service the Leased Real Property.

               (iv) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Neither the Company nor any of its subsidiaries has received any written notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected heretofore. To the Company's knowledge, except as described on
     SCHEDULE 5.13(B) and except for violations that would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (A) no such violation now exists which could have an adverse effect on the operation or value of any of the Leased Real Property, and (B) all improvements constituting a part of the Leased Real Property are in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation. The transactions contemplated hereby will not affect the rights of the Company or any of its subsidiaries to use any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property. Neither the Company nor any of its subsidiaries has received any notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

          (c) VIOLATIONS/CONDEMNATION. Except as set forth in SCHEDULE 5.13(C) hereto, neither the Company nor any of its subsidiaries has received, with respect to any Owned Real Property currently owned, leased or operated by the Company or Leased Real Property currently owned, leased or operated by the Company, any written notice of default or termination or any written notice of noncompliance with respect to applicable federal, state or local laws and regulations relating to zoning, building, fire, use restriction or safety or health codes which have not been remedied in all respects which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. There is no pending or, to the knowledge of the Company or any of its subsidiaries, threatened condemnation or other governmental taking of any of the Owned Real Property or Leased Real Property.

          (d) Notwithstanding anything to the contrary contained in this Agreement, those representations and warranties contained in this Agreement with respect to Owned Real Property which is not currently either leased, operated or owned by either the Company or any of its subsidiaries, and Leased Real Property which is not currently either leased, owned or operated by either the Company or any of its subsidiaries, is subject to the knowledge of the Company.

     14   CONTRACTS.  Except as set forth on Schedule 5.14 hereto, neither the Company nor any of its subsidiaries is in default, or has received any notice that it is in default, in any respect under any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound (excluding contracts, agreements, commitments, arrangements, leases, policies or other instruments involving total payments not in excess of $100,000 and which may be terminated within 90 days by the Company or any of its subsidiaries) ("MATERIAL CONTRACTS"), except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. To the Company's knowledge, no other party to any such Material Contact is in material breach or default of the terms thereunder or has refused or otherwise failed to materially perform under the terms thereof.

     15   TRADE NAMES.

          (a) Except as set forth on SCHEDULE 5.15, the Company and each of its applicable subsidiaries, as the case may be, owns all rights to, or possesses a valid, subsisting and enforceable exclusive license to use (in each case, free and clear of any liens), all trade names used by the Company or any of its subsidiaries in the jurisdictions in which such names are used. To the best knowledge of the Company, except as disclosed in
SCHEDULE 5.15 hereto, (i) the use of trade names by the Company and its subsidiaries does not infringe on the rights of any person, (ii) no person is infringing on any right of the Company or any of its subsidiaries with respect to any of the Company's or such subsidiaries' trade names, (iii) there is no decree, undertaking or agreement limiting the scope of the Company's or any of its subsidiaries' right to use any of its trade names and (iv) neither the Company nor any of its subsidiaries has granted any license to any person for the use of the Company's or any of its subsidiaries' trade names.

          (b) Except in each case as disclosed in the Company's Commission Reports or as set forth in SCHEDULE 5.15 hereto:

               (i) to the best knowledge of the Company, the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, and, where necessary, has made timely and proper application for all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as currently conducted (such Intellectual Property Rights, collectively, the "REQUISITE RIGHTS") and has such rights to use, sell, license, dispose of and bring such actions as are sufficient for such conduct of its business;

               (ii) to the best knowledge of the Company, there are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license, sale or disposition of Requisite Rights; and

               (iii) to the best knowledge of the Company, neither the marketing, license, sale nor use of any product currently or proposed to be licensed or sold by the Company materially violates or will materially violate any license or agreement with any third party to which the Company is a party or materially infringe any Intellectual Property Right of any other party.

     As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, franchises, licenses, inventions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     16   AFFILIATE TRANSACTIONS.  Except as set forth on SCHEDULE 5.16 hereto, (i) the Company has not engaged in any transaction involving any lease or other transaction or the transfer of any cash, property or rights to or from the Company or any of its subsidiaries from, to or for the benefit of any affiliate or former affiliate of the Company or any of its subsidiaries ("AFFILIATE TRANSACTIONS") during the period commencing January 1, 1994 through the date hereof, (ii) neither the Company nor any of its subsidiaries has any existing commitments to engage in the future in any material Affiliate Transactions and (iii) to the best knowledge of the Company, no affiliate of the Company or any of its subsidiaries is party to any contract with a third party pursuant to which (x) as a result of a claimed breach a claim against the Company or any such subsidiary may arise or (y) a liability (whether absolute, contingent or otherwise) might accrue against the Company or any such subsidiary.

     17   BROKERAGE FEES.  The Company has not retained any financial adviser, broker, agent or finder or paid or agreed to pay any financial adviser, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, except that Hill Thompson Capital Markets, Inc. has been retained as the Company's financial advisor in connection with certain matters including the transactions contemplated hereby. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Hill Thompson Capital Markets, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby. Other than the foregoing arrangements and Frederick Marino's arrangements with Proteus International Group Incorporated, the Company is not aware of any claim for payment of any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger, this Agreement or the consummation of the transactions contemplated hereby.

     18   SUBSIDIARIES.  The Company's subsidiaries and investments in any other corporation, partnership, joint venture or other business organization are listed in SCHEDULE 5.18 hereto. The Company owns beneficially and of record all of the outstanding shares of capital stock or other equity interest of each of its subsidiaries, and such shares or other equity interest are duly authorized, validly issued, fully paid and non-assessable, and are free and clear of all preemptive rights and, except as set forth on SCHEDULE 5.18 hereto, all liens, charges, encumbrances, equities, claims and options whatsoever. There are not any outstanding subscriptions, options, warrants or other rights, agreements or commitments to purchase any additional shares of such subsidiary's capital stock or any other securities convertible into or evidencing the right to subscribe for any capital stock of such subsidiary. Except as disclosed in SCHEDULE 5.18, all of the outstanding shares of capital stock or other equity interest of each of the Company's subsidiaries are owned beneficially and of record by the Company free of any lien, restriction or encumbrance and said shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable.

     19   DISCLOSURE.  The representations, warranties and statements made by the Company in this Agreement and in the schedules and exhibits attached hereto and in the certificates and other documents delivered pursuant to
Section 8.3(a) and 8.3(b) hereof do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading and may be relied upon regardless of any investigation by or independent inquiry or knowledge of Parent, Acquisition Sub or any of their respective employees, consultants, advisers or affiliates. Parent and Acquisition Sub acknowledge that they are not relying on any representations and warranties other than the representations and warranties contained in this Agreement and the schedules and exhibits attached hereto.


6.   CONDUCT OF BUSINESS PENDING THE MERGER

     1    CONDUCT OF BUSINESS BY THE COMPANY.  During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or as set forth in SCHEDULE 6.1 hereto, the Company shall, and shall cause each of its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course, reasonably consistent with past practice in all material respects, and use their best efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships in all material respects with customers, suppliers, licensors and others having business dealings with them and continue existing contracts (for the term provided in such contracts), provided that the Company shall not be required to make any payments (cash or otherwise) outside the ordinary course or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations; PROVIDED, HOWEVER, that the covenant contained in this sentence shall not be deemed to be breached in any material respect unless any actions or failures to act when taken together constituted unreasonable business judgements determined on the basis of the Company's compliances, or non-compliances, taken on the whole with this sentence; and the Company shall have the right within ten (10) days after receipt of the written notice from Parent to cure any such claimed breach as is reasonably susceptible of cure. Notwithstanding the foregoing and without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries will (except as expressly permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

          (a) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of clause
(iii), for the acquisition of shares of Company Common Stock from holders of the Options in full or partial payment of the exercise price payable by such holders upon exercise of the Options outstanding on the date of this Agreement;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights) (OTHER THAN THE ISSUANCE OF COMPANY COMMON STOCK UPON THE EXERCISE OF THE OPTIONS OUTSTANDING ON THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THEIR PRESENT TERMS);

          (c) ACQUIRE, SELL, LEASE, ENCUMBER, TRANSFER OR DISPOSE OF ANY ASSETS OUTSIDE THE ORDINARY COURSE OF BUSINESS WHICH ARE MATERIAL TO THE COMPANY AND ITS SUBSIDIARIES TAKEN AS A WHOLE (WHETHER BY ASSET
ACQUISITION, STOCK ACQUISITION OR OTHERWISE), EXCEPT PURSUANT TO
OBLIGATIONS IN EFFECT ON THE DATE HEREOF WHICH HAVE BEEN DISCLOSED IN WRITING TO PARENT AND ACQUISITION SUB PRIOR TO THE DATE HEREOF;

          (d) (I) INCUR ANY INDEBTEDNESS FOR BORROWED MONEY, GUARANTEE ANY INDEBTEDNESS, ISSUE OR SELL DEBT SECURITIES OR WARRANTS OR RIGHTS TO ACQUIRE ANY DEBT SECURITIES, GUARANTEE (OR BECOME LIABLE FOR) ANY DEBT OF OTHERS, MAKE ANY LOANS, ADVANCES OR CAPITAL CONTRIBUTIONS, MORTGAGE, PLEDGE OR OTHERWISE ENCUMBER ANY MATERIAL ASSETS, OR CREATE OR SUFFER ANY MATERIAL LIEN THEREUPON, OTHER THAN, AS TO EACH OF THE FOREGOING, IN THE ORDINARY COURSE OF BUSINESS REASONABLY CONSISTENT WITH PRIOR PRACTICE OR (II) INCUR ANY SHORT-TERM INDEBTEDNESS FOR BORROWED MONEY, EXCEPT, IN EACH SUCH CASE, PURSUANT TO CREDIT FACILITIES IN EXISTENCE ON THE DATE HEREOF UNDER THE TERMS THEREOF ON THE DATE HEREOF, WHICH CREDIT FACILITIES HAVE BEEN DISCLOSED IN WRITING TO PARENT AND ACQUISITION SUB PRIOR TO THE DATE HEREOF;

          (e) PAY, DISCHARGE OR SATISFY ANY CLAIMS, LIABILITIES OR OBLIGATIONS (ABSOLUTE, ACCRUED, ASSERTED OR UNASSERTED, CONTINGENT OR OTHERWISE), OTHER THAN ANY PAYMENT, DISCHARGE OR SATISFACTION (I) IN THE ORDINARY COURSE OF BUSINESS REASONABLY CONSISTENT WITH PAST PRACTICE, OR
(II) IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT;
          (f) CHANGE ANY OF THE ACCOUNTING PRINCIPLES OR PRACTICES USED BY IT (EXCEPT AS REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, IN WHICH CASE WRITTEN NOTICE SHALL BE PROVIDED TO PARENT AND ACQUISITION SUB PRIOR TO ANY SUCH CHANGE);

          (g) EXCEPT AS REQUIRED BY LAW, (I) ENTER INTO, ADOPT, AMEND OR TERMINATE ANY EMPLOYEE BENEFIT PLAN, (II) ENTER INTO, ADOPT, AMEND OR TERMINATE ANY AGREEMENT, ARRANGEMENT, PLAN OR POLICY BETWEEN THE COMPANY OR ANY OF ITS SUBSIDIARIES AND ONE OR MORE OF THEIR DIRECTORS OR OFFICERS, OR
(III) EXCEPT FOR NORMAL INCREASES IN THE ORDINARY COURSE OF BUSINESS REASONABLY CONSISTENT WITH PAST PRACTICE, INCREASE IN ANY MANNER THE COMPENSATION OR FRINGE BENEFITS OF ANY DIRECTOR, OFFICER OR EMPLOYEE OR PAY ANY BENEFIT NOT REQUIRED BY ANY PLAN OR ARRANGEMENT AS IN EFFECT AS OF THE DATE HEREOF;

          (h) ADOPT ANY AMENDMENTS TO THE COMPANY'S CERTIFICATE OR THE COMPANY'S BY-LAWS, EXCEPT AS EXPRESSLY PROVIDED BY THE TERMS OF THIS AGREEMENT;

          (i) ENTER INTO A NEW AGREEMENT OR AMEND ANY EXISTING AGREEMENT WHICH COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS SUBSIDIARIES TAKEN AS A WHOLE;

          (j)  ADOPT A PLAN OF COMPLETE OR PARTIAL LIQUIDATION OR
RESOLUTIONS PROVIDING FOR OR AUTHORIZING SUCH A LIQUIDATION OR A
DISSOLUTION, MERGER, CONSOLIDATION, RESTRUCTURING, RECAPITALIZATION OR REORGANIZATION;

          (k)  ENTER INTO OR AMEND, EXTEND OR OTHERWISE ALTER ANY
COLLECTIVE BARGAINING AGREEMENT;

          (l) SETTLE OR COMPROMISE ANY LITIGATION (WHETHER OR NOT COMMENCED PRIOR TO THE DATE OF THIS AGREEMENT) OTHER THAN SETTLEMENTS OR COMPROMISES OR LITIGATION WHERE THE AMOUNT PAID (AFTER GIVING EFFECT TO INSURANCE PROCEEDS ACTUALLY RECEIVED) IN SETTLEMENT OR COMPROMISE DOES NOT EXCEED $50,000;

          (m) GRANT ANY NEW OR MODIFIED SEVERANCE OR TERMINATION ARRANGEMENT OR INCREASE OR ACCELERATE ANY BENEFITS PAYABLE UNDER ITS SEVERANCE OR TERMINATION PAY POLICIES IN EFFECT ON THE DATE HEREOF, EXCEPT WITH RESPECT TO THE OPTIONS AND EXCEPT TO THE EXTENT PROVIDED BY THE TERMS OF ANY SUCH ARRANGEMENTS OR POLICIES IN EFFECT ON THE DATE HEREOF WHICH ARRANGEMENTS OR POLICIES HAVE BEEN DISCLOSED IN SCHEDULE 5.8 hereto;

          (n) except as set forth on SCHEDULE 6.1 hereto, enter into any transaction, contract or arrangement with any affiliate;

          (o) except as set forth on SCHEDULE 6.1 hereto, enter into any other material agreement, arrangement or understanding, whether oral or written, outside the ordinary course of business;

          (p) enter into an agreement to take any of the foregoing actions or enter into an agreement that would foreseeably result in the failure of any of the conditions to the Merger set forth in Section 8 hereof to occur or be satisfied; or
          (q) authorize any of, or commit or agree to take any of, or take any corporate action in furtherance of, any of the foregoing actions.

     Notwithstanding the foregoing, the Company may negotiate and enter into a collective bargaining agreement with Local 282, the existing contract of which expires December 31, 1996, on terms acceptable to the Company, without the consent of Parent or Acquisition Sub and the absence of an agreement with Local 282 after December 31, 1996 or a resulting strike by Local 282 shall not be deemed to have a Material Adverse Effect on the Company or constitute the failure of any obligations under this Agreement.


7.   ADDITIONAL AGREEMENTS

     1    PROXY STATEMENT; OTHER FILINGS.  As promptly as practicable, the
Company shall prepare, shall file with the Commission under the Exchange Act, shall use its best efforts to have cleared by the Commission and promptly thereafter shall mail to its stockholders, a Proxy Statement with respect to the meeting of the Company's stockholders referred to in
Section 7.2. The term "PROXY STATEMENT" shall mean such proxy statement, as the case may be, and all related proxy materials at the time such documents initially are mailed to the Company's stockholders, and all amendments or supplements thereto, if any, similarly filed and mailed. The Company shall give Parent and its counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to its being filed with the Commission and shall give Parent and its counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission and, in the case of the Proxy Statement and any amendments or supplements thereto, prior to its being disseminated to holders of shares of Company Common Stock. As promptly as practicable, the Company, Parent and Acquisition Sub each shall properly prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the transactions contemplated herein (including filings, if any, required under the Hart-Scott-Rodino Act) (collectively, "OTHER FILINGS"). Each of Parent and the Company shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the Proxy Statement or any Other Filings by the Commission or any other governmental entity or official, and each of the Company and Parent shall supply the other with copies of all correspondence between it and each of its subsidiaries and representatives, on the one hand, and the Commission or the members of its staff or any other appropriate governmental official, on the other hand, with respect to the Proxy Statement and any of the Other Filings. The Company, Parent and Acquisition Sub each shall use its respective best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Filings, and the Company, after consultation with Parent, shall use its best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof. The information provided and to be provided by Parent, Acquisition Sub and the Company, respectively, for use in the Proxy Statement shall, on both the date the Proxy Statement is first mailed to the Company's stockholders as referred to in Section 7.2 hereof and the date such stockholders meeting is held, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the stockholders' meeting which shall have become false or misleading, and shall comply in all material respects as to form and substance with all applicable requirements of law. Parent, the Company and Acquisition Sub each agree to correct promptly any such information provided by it for use in the Proxy Statement which shall have become false or misleading.

     2    MEETING OF THE COMPANY'S STOCKHOLDERS. In order to consummate the
Merger, the Company, acting through the Board, shall take all action necessary in accordance with applicable laws, the Company's Certificate and By-laws to duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and the approval of the Merger and to take such other action as is necessary or desirable to consummate the transactions contemplated hereby (the "STOCKHOLDERS' MEETING"). Except to the extent required by law or the Company's By-Laws
(a) the Company shall not convene any meeting of its Stockholders prior to the Stockholders' Meeting, and (b) the company shall not present any other matter at the Stockholders' Meeting except for the matters contemplated by this Agreement. At the Stockholders' Meeting, all the shares of Company Common Stock owned by Parent, Acquisition Sub or any other subsidiary or affiliate of Parent shall be voted in favor of the Merger. The stockholder vote required for the adoption of this Agreement and the Merger shall be the vote required by the Corporation Law. The Proxy Statement shall, except to the extent legally required under the Corporation Law for the discharge of the fiduciary duties of the Board as advised by its counsel, contain the determination and the recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby including the Merger and the Company, acting through the Board, shall use its best efforts to obtain such approval and adoption. Parent and the Company shall coordinate and cooperate with respect to the foregoing matters.

     3    ADDITIONAL AGREEMENTS.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts
(i) to take, or cause to be taken, all actions and (ii) to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any subsidiary is a party or by which any of their respective properties or assets are bound, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) to effect all necessary registrations and Other Filings, including, but not limited to, filings under the Hart-Scott-Rodino Act, if any, and submissions of information requested by governmental authorities. Without limiting the generality of the foregoing, Parent and Acquisition Sub will use their best efforts to obtain appropriate financing to consummate the Merger. For purposes of the foregoing sentence and as to the Company's obligations under Section 5.13(b)(i)(D) hereof, the obligation of the Company, Parent and Acquisition Sub to use their "best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations (payment or otherwise) to such other parties.

     4    FEES AND EXPENSES. Except as set forth in Section 9.2 below, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, upon consummation of the Merger, Parent may be reimbursed by the Company for all costs and expenses incurred by Parent and Acquisition Sub in connection with this Agreement and the transactions contemplated hereby.

     5    NO SOLICITATIONS.

          (a) Unless and until this Agreement shall have been terminated in accordance with its terms, the Company agrees and covenants that (i) neither it nor any of its subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving any purchase of 10% or more of the assets or securities of the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations with, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section; and (iii) the Company will notify the Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, which notification shall include the terms of any such inquiries or proposals.

     (b) Notwithstanding anything set forth in this Agreement to the contrary, the Board may furnish or cause to be furnished by any committee thereof, any executive officer of the Company, the Company's counsel or the Company's investment advisor information or data to or enter into discussions or negotiations with any person that on an unsolicited basis, makes a bona fide Acquisition Proposal, if, and only to the extent that, the Board (x) determines in good faith, after consideration of written advice of its financial advisors, that the Acquisition Proposal, if consummated as proposed, may result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL") and (y) determines in good faith, after consultation with its outside counsel, that the failure to take such action may be a breach of the directors' fiduciary duties under applicable law, provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and the Company keeps Parent informed of the status of any such discussions or negotiations and the principal terms of any such Acquisition Proposal. Notwithstanding the foregoing (a) the Company and its representatives (as set forth above) may advise any person expressing an interest in the Company and/or making an Acquisition Proposal that such person must review and comply with, and the Company must comply with, the provisions of Section 7.5 hereof (as contained in this Agreement as filed with the Commission) prior to the Company entering into any discussion or negotiations with such person or providing any information or data to such person, and any such statement to such effect (when initially made to such person) shall not constitute a breach of this Agreement, and (b) nothing contained herein shall preclude the Company from entering into a definitive agreement with any person providing a bona fide Acquisition Proposal that the Company is entitled to negotiate pursuant to the terms of this Section
7.5 provided that the Company and its representatives comply with the obligations contained in this Section 7.5 and in Sections 9.1(f) and 9.2 hereof. As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, an unincorporated organization or any other entity.

     6    OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION.  Parent
agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors and officers of the Company provided for in the Company's Certificate and in each subsidiaries' certificate of incorporation (or similar organizational document) or their respective By-laws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall continue without amendment in full force and effect for a period of not less then six (6) years from the Closing; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claims (a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. At or prior to the Effective Time, Parent also shall continue the Company's existing directors' and officers' liability insurance coverage for the Company's directors in a form reasonably acceptable to the Company which shall provide such directors with coverage for six years following the Effective Time; PROVIDED, HOWEVER, that the cost of such policy shall not exceed $200,000 in the aggregate. Notwithstanding anything to the contrary in this Section 7.6, nothing contained in this Section 7.6 shall at any time be construed to limit or otherwise impair or shall at any time limit or otherwise impair the rights of any officer or director to indemnification for acts occurring prior to the Effective Date by the Company, any subsidiary or the Surviving Corporation under the Corporation Law, it being understood that the provisions of this Section 7.6 constitute a contractual obligation.

     7    ACCESS TO INFORMATION; CONFIDENTIALITY.  From the date hereof until the Effective
Time, the Company shall, and shall cause its subsidiaries, officers, employees and agents to, afford to Parent and to the officers, employees and agents of Parent complete access at all reasonable times to their officers, employees, agents, properties, books, records and contracts, and shall furnish Parent such financial, operating and other data and information as Parent may reasonably request PROVIDED, HOWEVER, that the Company shall not be required to disclose or permit access to certain information regarding the deliberations of the Company's Board of Directors or committees thereof to the extent same relates solely to an Acquisition Proposal or this Agreement. Prior to the Effective Time, Parent and Acquisition Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Fidelity Ventures Limited and the Company (the "CONFIDENTIALITY AGREEMENT") the provisions of which shall survive the termination of this Agreement. The parties hereto on behalf of the signatories to the Confidentiality Agreement hereby waive the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the transactions contemplated hereby. Upon the consummation of the Merger, such Confidentiality Agreement shall terminate.

     8    Financial and Other Statements.  Notwithstanding anything
contained in Section 7.7, during the term of this Agreement, the Company shall also provide to Parent the following documents and information:

          (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Parent its Quarterly Report on Form 10-Q as filed under the Exchange Act. The Company will also deliver to Parent, contemporaneously with its being filed with the SEC, a copy of all Current Reports on Form 8-K.

          (b) Promptly upon receipt thereof, the Company will furnish to Parent copies of all internal control reports submitted to the Company or any subsidiary by independent accountants in connection with each annual, interim or special audit of the books of the Company or any such subsidiary made by such accountants.

          (c) As soon as practicable, the Company will furnish to Parent copies of all such financial statements and reports as it or any subsidiary shall send to its stockholders, the Commission or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

          (d) With reasonable promptness, the Company will furnish to Parent (i) monthly profit and loss statements, (ii) a listing of accounts receivable, including aging, as of the end of each month,
     (iii) inventory analysis as of the end of each month, (iv) a listing of accounts payable, including aging, as of the end of each month, and
     (v) such additional financial data as Parent may reasonably request.

     9    OBSERVER RIGHTS.  From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall afford a representative designated by Parent observation rights for all meetings (whether in person, telephonic or otherwise) of the Company's Board of Directors and shall provide Parent and Acquisition Sub copies of all notices, minutes, consents and other materials that it provides to its directors in the same manner and at the same time as it provides such materials to its directors (including those related to the committees thereof), except to the extent the same relates solely to an Acquisition Proposal or this Agreement; provided, however, that such representative shall agree to hold in confidence all information so provided.

     10   ADVICE OF CHANGE; SCHEDULE UPDATE.  Each party will promptly advise the other of (i) any change or the occurrence or non-occurrence of any event having a Material Adverse Effect or which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.
     11   ROWLEY BUILDING TRANSACTION.  The Company shall involve Parent and its advisors in its continued investigations of and discussions with Rowley Building Products Corp. ("ROWLEY BUILDING PRODUCTS"), shall consult with Parent regarding any proposed transaction involving Rowley Building Products including the structure of the transaction, the form and substance of the documents to be executed in connection with such transaction and the specific nature of any post-closing obligations (payment, indemnification or otherwise) and agrees to not consummate any such transaction without the prior written consent of Parent.

     12   CERTAIN LITIGATION.  Notwithstanding anything to the contrary contained in this Agreement, the outcome of the currently pending litigation commenced against the Post Authority of New York and New Jersey (the "PORT AUTHORITY") and the Company and/or one or more of its subsidiaries in the United States District Court for the Eastern District of New York (styled as Case No.: CV96-3793), and any related legal proceeding in state or federal court including without limitation any reasonably related legal proceedings instituted by individual members of the coalition which is the plaintiff in the aforementioned proceeding involving the lease dated March 29, 1996 between the Company and the Port Authority (the "PORT AUTHORITY LEASE"), shall not constitute an event which gives rise to a failure of a condition to Parent's and Acquisition Sub's respective obligations under this Agreement (including without limitation, if the Port Authority Lease is deemed unenforceable and the Company has not secured or occupied another location prior to the expiration of the Company's lease at 550 Hamilton Avenue, Brooklyn, New York), or which otherwise provides Parent or Acquisition Sub with the right to decline to consummate the Merger as a result of a failure of a closing condition. The Company has, prior to the date hereof, delivered a true and correct copy of the Indemnification Agreement, dated October 8, 1996, by and between the Port Authority and the Company and/or one or more of its subsidiaries (the "INDEMNIFICATION AGREEMENT"). The Company (a) shall keep Parent and its counsel advised in writing of the status of, and material developments in, the pending legal proceeding referred to above, (b) shall notify Parent and its counsel in writing of the commencement of any related legal proceeding,
(c) shall preserve its rights under the Indemnification Agreement, and (d) shall not settle or compromise the pending legal proceeding or any such related legal proceeding without the prior written consent of Parent and Acquisition Sub, which consent shall not be unreasonably withheld.

     13   PUBLIC ANNOUNCEMENTS.  Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements or announcements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement or announcement as may be required by law if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not, and shall use its best efforts to ensure that its stockholders, directors, officers, employees, agents, advisors or affiliates do not, disclose any information concerning Parent or any of its affiliates without the prior written consent of a majority of the equity holders of Parent. Access to any information concerning Parent and its affiliates shall be limited by the Company only to those employees, advisors and representatives who have a need to receive any such information for the purpose of consummating the Merger and the other transactions contemplated by this Agreement and who are under an enforceable obligation to the Company to hold such information in confidence under similar terms and conditions as set forth in the Confidentiality Agreement.

     14   ENVIRONMENTAL MATTERS.  The Company (a) shall promptly prepare and file all such reports, notices, filings, requests for consent or waiver, applications for permit or license and such other documents (if any) as required by applicable federal, state and local law with respect to those environmental matters set forth in, or referred to in, SCHEDULE 5.11 hereto, and (b) shall promptly notify Parent and its counsel in writing of any matter, issue, discovery, notice or other event which occurs, or of which the Company becomes aware, after the date hereof, and which would have required disclosure on SCHEDULE 5.11 hereto had it occurred or had the Company become aware prior to the date hereof.

     15   STOP TRANSFER; REORGANIZATION AGREEMENT.  The Company
acknowledges and agrees to be bound by and comply with the provisions of the Proxy Agreement as if a party thereto with respect to transfers of record ownership of shares of the Common Stock, and agrees to notify the transfer agent of the provisions of the Proxy Agreement and to request that the transfer agent place a stop transfer order on the shares that are subject to the provisions of such agreement except for the transfers permitted by Section 1(a) of the Proxy Agreement. The Company hereby waives any and all rights that it might have under the Agreement and Plan of Reorganization dated October 1, 1986 by and among the Company and the Stockholders (as defined therein), as amended (the "REORGANIZATION AGREEMENT"), to the extent necessary to consummate the transaction contemplated hereby and in order for the Principal Stockholders to enter into the Proxy Agreement. The Company further agrees not to take any action under such Reorganization Agreement that would affect the Proxy Agreement and the arrangements contained therein. Furthermore, the Company agrees that, at the Effective Time, the Reorganization Agreement shall terminate as to the Company and the Company shall have no further rights thereunder.

     16   TRANSFER TAXES.  Acquisition Sub and Parent agree that either
Acquisition Sub or the Company will pay the applicable state and local transfer taxes arising as a result of the consummation of the Merger (collectively, the "TRANSFER TAXES") including but not limited to the New York State Real Property Transfer Tax, the New York City Real Property Transfer Tax and the Connecticut Real Estate Conveyance Tax, if any, and any penalties or interest with respect to the Transfer Taxes payable as a result of the consummation of the Merger. The Company agrees to cooperate with Acquisition Sub in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner any information with respect to the Company's real property interests that is reasonably necessary to complete such returns.


8.   CONDITIONS TO THE MERGER

     1    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.
The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the Corporation Law and the Company's Certificate.

          (b) HART-SCOTT-RODINO ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated.

          (c) OTHER REGULATORY APPROVALS. All necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated, except where the failure to so obtain will not, either individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole .

          (d) NO INJUNCTIONS, ORDERS OR RESTRAINTS; ILLEGALITY. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of the transactions contemplated by this Agreement, including the Merger.

     2    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.  The
obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Acquisition Sub in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date. Parent and Acquisition Sub shall each have delivered to the Company a certificate of such party to such effect signed by the Manager or Managers (as the case may be) of Parent dated as of the Effective Date.

          (b) AGREEMENTS AND COVENANTS. Parent and Acquisition Sub shall have performed in all material respects all obligations and complied in all material respects with all of the respective agreements or covenants to be performed or complied with by such party under this Agreement and the Company shall have received a certificate signed by the Chief Executive or Chief Financial Officer of Parent to such effect dated as of the Effective Date.

     3    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND
ACQUISITION SUB. The obligations of Parent and Acquisition Sub to effect the Merger are also subject to the satisfaction, or waiver by Parent and Acquisition Sub, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time. The Company shall have delivered to Parent a certificate of the Company to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company as of the Effective Date.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Company to be performed or complied with by it at or prior to the Effective Date under this Agreement and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect dated as of the Effective Date.

          (c) NO ORDERS, INJUNCTIONS OR RESTRAINTS ON OPERATION OF BUSINESS; ILLEGALITY. No pending legal proceeding in (a "PENDING LITIGATION"), or preliminary or permanent injunction or other order, decree or ruling issued by, a court of competent jurisdiction or pending in (together with a Pending Litigation a "PENDING LEGAL PROCEEDING"), or issued by, a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which (i) restricts, prevents or prohibits the ownership or operation by Parent (or any of its subsidiaries) of any portion of its or the Surviving Corporation's or its subsidiaries' business, properties or assets which is material to such businesses as a whole, or compels Parent (or any of its subsidiaries) to dispose of or hold separate any portion of the Surviving Corporation's or its subsidiaries' business, properties or assets which is material to such businesses as a whole, (ii) imposes any material limitation on the ability of Parent or Acquisition Sub to effect the Merger or on the ability of Parent to hold or to exercise full rights of ownership of the shares of common stock of the Surviving Corporation, including, without limitation, the right to vote the shares of common stock of the Surviving Corporation on all matters presented to the stockholders of the Surviving Corporation, (iii) imposes any limitations on the ability of Parent or any of its affiliates or subsidiaries to control in any material respect the business, properties and operations of the Company or the Surviving Corporation, or (iv) occurs after the execution of this Agreement and is otherwise reasonably likely to have a Materially Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole.

          (d) FINANCIAL MARKETS. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market, Inc.'s National Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States having a significant effect on the functioning of financial markets in the United States, or (iv) any limitation (whether or not mandatory) by any United States governmental authority or agency on the extension of credit by banks or other financial institutions which would have a material adverse effect on Parent's ability to borrow sufficient funds as contemplated by the Financing Letters to pay the Merger Consideration.

          (e)  NO MATERIAL ADVERSE EFFECT.  Since the date of the
Agreement, there shall not have occurred any change having a Material Adverse Effect on the Company and its subsidiaries taken as a whole PROVIDED, HOWEVER, that the financial results of the Company for the three months ended March 31, 1997, to the extent that they are reasonably consistent with the financial results for the three months ended March 31, 1996, shall be excluded in determining any such change.

          (f) THIRD PARTY CONSENTS. The Company shall have obtained all consents of third parties to the consummation of the Merger and the other transactions contemplated by this Agreement (other than the Financing, except as specifically contemplated in this Agreement) necessary under any contract, agreement, arrangement or understanding listed on SCHEDULE 8.3(F) hereto and under any other contract, agreement, arrangement or understanding the failure of which to obtain would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (g) WAIVERS OF CONTRACTUAL DEFAULTS, ACCELERATIONS, ETC. The Company shall have obtained waivers (on terms satisfactory to Parent and Acquisition Sub) with respect to any default, termination, acceleration of payment or performance or modification clause contained in any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or their respective properties or assets is bound which is triggered or otherwise caused by reason of the entering into this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement (other than the Financing, except as specifically contemplated in this Agreement), except where the failure to have so obtained would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, on the Surviving Corporation and its subsidiaries taken as a whole, on the Parent or on the ability to consummate the Merger.

          (h) APPRAISAL RIGHTS. Holders of capital stock of the Company shall not have demanded or perfected the right for appraisal of shares of Company Stock representing more than five percent (5%) of all issued and outstanding shares of capital stock of the Company taken as a whole as of the Effective Date in accordance with Section 262 of the Corporation Law and the Company shall have delivered to Parent a certificate dated as of the Effective Date certifying to the foregoing effect.

          (i) STOCK OPTION PLANS. Parent shall have received satisfactory evidence (x) that holders of all Options have consented to the cancellation of such Options and (y) that such Options and the Stock Option Plans will terminate at or prior to the Effective Time.

     4    CERTAIN PAYMENTS.  In the event Parent and Acquisition Sub elect to not consummate the Merger and the other transactions contemplated under this Agreement as a result of a Pending Legal Proceeding, Parent shall reimburse the Company for the Company Expenses (as defined in Section 9.2(d) hereof) which payment shall be payable to the Company (by wire transfer of immediately available funds to an account designated by the Company) within two (2) business days after demand theretofore is made in writing by the Company.


9.   TERMINATION, AMENDMENT AND WAIVER

     1    TERMINATION.  This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of Parent, Acquisition Sub and the Company;

          (b) by either Parent and Acquisition Sub or the Company if the Effective Time shall not have occurred on or before February 28, 1997 or such later date as shall be mutually agreed to in each party's sole discretion;

          (c) by either Parent and Acquisition Sub or the Company if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Effective Time or within thirty (30) business days following receipt by the breaching party of written notice of such breach from the other party hereto;

          (d) by either Parent and Acquisition Sub or the Company if any United States federal or state court of competent jurisdiction shall have issued an injunction or taken any other action (which the parties shall use their best efforts to stay or reverse) permanently restraining, enjoining or otherwise prohibiting the Merger, and such injunction or other action shall have become final and non-appealable;

          (e) by the Company if either Parent or Acquisition Sub shall have failed to perform or has breached in any material respect any of its covenants, obligations or agreements under or contained in this Agreement unless the failure to so perform or the breach, as the case may be, has been caused by or results from a breach of this Agreement by the Company;

          (f) by the Company if the Company enters into a binding definitive agreement to effect a Superior Proposal (which entrance shall not require Parent's or Acquisition Sub's consent); PROVIDED, HOWEVER, that the Company shall notify Parent in writing at least three business days prior to the exercise of its termination rights under this Section 9.1(f), where such notice shall include the proposed terms of such agreement into which the Company may enter;

          (g) by Parent and Acquisition Sub if the Board shall have failed to recommend or shall have withdrawn its recommendation or approval of the Merger, or if the Board shall have recommended to stockholders of the Company any Acquisition Proposal of any other person or shall have resolved to do any of the foregoing, provided that any notice sent to Parent and Acquisition Sub under Section 9.1(f) prior to the exercise of the termination rights under such section shall not require the entrance into such agreement or be deemed to constitute an act described in this Section 9.1(g) but the entrance into a binding definitive agreement to effect a Superior Proposal shall constitute an act described in this Section 9.1(g);

          (h) by Parent and Acquisition Sub if the Company shall have failed to perform in any material respect any of its covenants, obligations or agreements under or contained in this Agreement unless the failure to so perform or the breach, as the case may be, has been caused by or results from a breach of this Agreement by Parent or Acquisition Sub; or

          (i) by Parent and Acquisition Sub if any United States federal or state court of competent jurisdiction shall have issued an injunction or taken any other action (which the parties shall use their best efforts to stay or reverse) permanently restraining, enjoining or otherwise prohibiting the enforcement of any of the terms of the Proxy Agreement, and such injunction or other action shall have become final and non-appealable.

     2    EFFECT OF TERMINATION.

          (a) In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Sections 7.4, 7.7, 9 and 10; PROVIDED, HOWEVER, that nothing contained in this Section 9.2(a) shall relieve any party from liability under this Section 9 for any breach of this Agreement.

          (b)  If (x) Parent and Acquisition Sub terminate this Agreement
(A) pursuant to Section 9.1(g) or (B) pursuant to Section 9.1(h) as a result of a willful breach by the Company or (y) if the Company terminates this Agreement pursuant to Section 9.1(f), then the Company shall pay to Parent an amount in cash equal to the sum of (i) $1,000,000, plus (ii) Parent's and Frederick Marino's out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby including, without limitation, fees and disbursements of its outside counsel, accountants and other consultants retained by or on behalf of Parent together with the other out-of-pocket costs incurred by it in connection with analyzing, structuring, participating in the negotiations of the terms and conditions, arranging financing, conducting due diligence and other activities related to the Merger and the transactions contemplated by this Agreement and the negotiations and evaluations leading to the Merger, including, without limitation, commitment fees and expense reimbursements paid to potential lenders (collectively, the "PARENT EXPENSES"). Following the Company's reasonable request, Parent and Mr. Marino shall provide such reasonable documentation of such expenses to enable the Company to appropriately account for such expenses in its financial records and to report such expenses in its tax returns and reports.

          (c) If Parent and Acquisition Sub terminate this Agreement pursuant to Sections 9.1(h) (except for a termination because of a willful breach by the Company, in which case the provisions of Section 9.2(b) will apply), the Company shall reimburse Parent and Mr. Marino for the Parent Expenses.

          (d) If the Company terminates this Agreement pursuant to Section 9.1(e) hereof as a result of a willful breach by Parent and Acquisition Sub, the Parent and Acquisition Sub shall pay to the Company an amount in cash equal to the sum of (i) $1,000,000, plus (ii) the Company's out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby including, without limitation, fees and disbursements of its outside counsel, accountants and other consultants retained by or on behalf of the Company together with the other out-of-pocket costs incurred by it in connection with participating in the negotiations of the terms and conditions of this Agreement and the other activities related to the Merger and the other transactions contemplated by this Agreement and the negotiations with Parent and its affiliates leading to the Merger (collectively, the "COMPANY EXPENSES"). Following Parent's reasonable request, the Company shall provide such reasonable documentation of such expenses to enable Parent to appropriately account for such expenses in its financial records and to report such expenses in its tax returns and reports.

          (e) If the Company terminates this Agreement pursuant to Section 9.1(e) (except for termination because of a willful breach by Parent and Acquisition Sub, in which case the provisions of Section 9.2(d) will apply), Parent shall reimburse the Company for the Company Expenses.

          (f)  Any payment required by this Section 9.2 shall be payable
(i) by the Company to Parent and Mr. Marino, or (ii) by Parent to the Company, as the case may be, (by wire transfer of immediately available funds to accounts designated by the recipients thereof) within two business days after demand therefore is made in writing by the person entitled to make such demand. The parties acknowledge and agree that the provisions of this Section 9.2 are included herein in order to induce each of the parties hereto to enter into this Agreement and to reimburse such parties for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement.

          (g) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO THEM WITH RESPECT TO ANY PROPOSED OR ACTUAL TERMINATION OF THIS AGREEMENT OR ANY ACT OR FAILURE TO ACT PRIOR TO THE CONSUMMATION OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY MISREPRESENTATION OR BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR OBLIGATION UNDER THIS AGREEMENT SHALL BE THE RIGHTS TO PAYMENT UNDER THIS SECTION 9.2. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing, the rights to payment under this Section 9.2: (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement or any such act or failure to act in accordance with this Agreement, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. THE PARTIES AGREE THAT, EXCEPT AS SET FORTH IN THIS SECTION 9.2(G), THEY SHALL NOT, IN RESPECT OF ANY PROPOSED OR ACTUAL TERMINATION OF THIS AGREEMENT OR ANY ACT OR FAILURE TO ACT PRIOR TO THE CONSUMMATION OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXERCISE OR ATTEMPT TO EXERCISE ANY OTHER RIGHTS OR REMEDIES, IN CONTRACT, AT LAW, IN EQUITY OR OTHERWISE AGAINST ANY OTHER PARTY HERETO.

     3    AMENDMENT.  This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto AT ANY TIME BEFORE OR AFTER ANY APPROVAL HEREOF BY THE STOCKHOLDERS OF THE COMPANY AND ACQUISITION SUB; PROVIDED, HOWEVER, THAT AFTER ANY SUCH APPROVAL OF THE COMPANY'S STOCKHOLDERS, NO AMENDMENT SHALL BE MADE WHICH REDUCES THE AMOUNT OR CHANGES THE FORM OF THE MERGER CONSIDERATION OR IN ANY WAY MATERIALLY ADVERSELY AFFECTS THE RIGHTS OF STOCKHOLDERS OF THE COMPANY, WITHOUT THE FURTHER APPROVAL OF SUCH STOCKHOLDERS.

     4    EXTENSION; WAIVER.  At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


10.  GENERAL PROVISIONS

     1    NOTICES.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or as of the date sent if sent by cable, telegram or telecopier, or, as of the next business day if sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          (a)  if to Parent or Acquisition Sub:

                              		c/o Fidelity Capital Associates, Inc.
                              		82 Devonshire Street, R25C
                              		Boston, MA 02109-3614
                              		Attn:  Mr. John J. Remondi

               with a copy to:		c/o Fidelity Capital Associates, Inc.
                              		82 Devonshire Street, E2OE
                              		Boston, MA 02109-3614
                              		Attn:  Robert M. Gervis, Esq.


               and a copy to:		Goodwin, Procter & Hoar  LLP
                     	    	     	Exchange Place
                        	      	Boston, Massachusetts  02109
                	              	Attn:   Laura C. Hodges Taylor, P.C.
           	                        Joseph L. Johnson III, Esq.

          (b)  if to the Company:	550 Hamilton Avenue
                              		Brooklyn, New York 11232
                              		Attention:  President

               with a copy to:		Sills Cummis Zuckerman Radin
                              		Tischman Epstein & Gross, P.A.
                              		One Riverfront Plaza
                              		Newark, New Jersey 07102
                              		Attn:  Stanley U. North, III, Esq.

     2    INTERPRETATION.  When a reference is made in this Agreement to subsidiaries of Parent, Acquisition Sub or the Company, the word "subsidiary" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by Parent, Acquisition Sub or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     3    NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANT AND
AGREEMENTS.  Except for Section 7.6, and the obligations contained in
Section 3 hereof, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either Parent, Acquisition Sub or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

     4    MISCELLANEOUS.  This Agreement (i) constitutes, together with the
Confidentiality Agreement, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (iii) may be executed in two or more counterparts (and via facsimile) which together shall constitute a single agreement.
Section 7.6 is intended to be for the benefit of those persons described therein and their respective legatees, distributees, heirs, estates, executors and other personal representatives, as fully in each case as if each such person was a party hereto and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties and each of the persons referred to Section 7.6 and this Section 10.4 shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity that is not limited by this Agreement.

     5    ASSIGNMENT.  Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties (and any assignment to a non-permitted assignee shall be void and of no effect).

     6    KNOWLEDGE; BEST EFFORTS.  Wherever the terms "the Company's knowledge," "the Company's best knowledge," "the receipt of notice," "the best knowledge of the Company," and any similar term is used, in each case each such term shall mean the knowledge or best knowledge or receipt (as the case may be) of any of Robert Gaites, David Polishook, Richard Young, John Yanuklis and David Bernstein and includes any fact, matters or circumstances which any of such individuals, as an ordinary and prudent business person employed or retained in the same capacity in the same type and size of business as the Company should have known.

     7    SEVERABILITY.  If any provision of this Agreement, or the
application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     8    CHOICE OF LAW/CONSENT TO JURISDICTION.  The validity,
interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to the jurisdiction of the Chancery Court of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the parties agree not to commence any action, suit or proceeding related thereto except in such court unless, as a result of Surviving Corporation's merger with a non-Delaware entity or other similar corporate event occurring after the Effective Time, such court affirmatively refuses to resolve any such action, suit or proceeding. The parties further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the Chancery Court of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to the address of such party set forth in
Section 10.1 above shall be effective service of process for any action, suit or proceeding brought against such party in such court.

     9    THIRD-PARTY BENEFICIARY.  With respect to those provisions of
Section 9.2 pursuant to which certain expenses are to be reimbursed to Frederick M. Marino, Mr. Marino is a direct and intended third-party beneficiary of such Section 9.2.

     IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
                                   HAMILTON ACQUISITION LLC


                                   By:/S/ JOHN J. REMONDI
				   -----------------------------------
                                   Name: JOHN J. REMONDI
                                   Title: MANAGER


                                   HAMILTON NY ACQUISITION CORP.


                                   By:/S/ JOHN J. REMONDI
				   -----------------------------------
                                   Name: JOHN J. REMONDI
                                   Title: PRESIDENT


                                   THE STROBER ORGANIZATION, INC.


                                   By:/S/ ROBERT J. GAITES
				   ----------------------------------
                                   Name: ROBERT J. GAITES
                                   Title:President and Chief Executive
                                          Officer

                              EXHIBIT 2.2

     Proxy Agreement dated as of November 11, 1996 among certain stockholders of the Company, Hamilton Acquisition LLC and
                     Hamilton NY Acquisition Corp.



                          PROXY AGREEMENT


     This is a PROXY AGREEMENT (the "Agreement"), dated as of November __, 1996 by and among Hamilton Acquisition LLC, a Delaware limited liability company ("Parent"), Hamilton NY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and certain stockholders of The Strober Organization, Inc., a Delaware corporation (the "Company") who are signatories hereto (collectively, the "Stockholders" and each, a "Stockholder").

                            BACKGROUND

     A. As of the date hereof, each Stockholder owns (either beneficially or of record) that number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company set forth on EXHIBIT A hereto (together with any shares of Common Stock acquired by such Stockholder during the Proxy Term (as defined in Section 2 hereof), whether upon the exercise of options, conversion of convertible securities or otherwise, the "Stockholder Shares").

     B. Parent, Acquisition Sub and the Company propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "Merger Agreement") (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) which provides, upon the terms and subject to the conditions thereof, for the merger of Acquisition Sub with the Company (the "Merger").

     C. As a condition to their willingness to enter into the Merger Agreement, Parent and Acquisition Sub have requested that each Stockholder agree, and in order to induce the Parent and Acquisition Sub to enter into the Merger Agreement, each of the Stockholders has agreed to, among other things, grant Parent irrevocable proxies to vote the Stockholder Shares owned of record or beneficially by each such Stockholder on the terms and conditions provided herein.

                               TERMS

     In consideration of the promises and the mutual covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

     1.   TRANSFER AND VOTING OF SHARES.

          (a) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Each Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) offer to sell, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any of the Stockholder Shares or any other shares of Common Stock; (ii) deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares or grant any proxy or power of attorney with respect to any such Stockholder Shares; or
(iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his or her obligations under this Agreement or otherwise take any action that is contrary to the transactions contemplated hereby and by the Merger Agreement. Notwithstanding anything herein to the contrary, the parties hereto shall be entitled (x) to pledge or hypothecate shares of Common Stock to institutional lenders as security for personal or commercial loans, or (ii) to transfer shares of Common Stock to charitable trusts, descendants or trusts for the benefit of any spouse or descendant subject to the condition precedent to any such transfer that the transferee (or in the case of a pledge or hypothecation, the pledgee) shall execute and deliver to the Company and to Parent the Proxy Agreement agreeing to be personally bound thereby and appointing the transferor as the transferee's proxy in voting all the transferred shares as long as the Proxy Agreement remains in effect.

          (b) VOTING OF SHARES; FURTHER ASSURANCES. Except as otherwise provided in this Section 1(b), each Stockholder, by this Agreement, with respect to those Stockholder Shares that such Stockholder owns of record, does hereby constitute and appoint Parent, or any affiliate of Parent that is a party to the Merger Agreement, with full power of substitution, during and for the Proxy Term, as such Stockholder's true and lawful attorney and irrevocable proxy, for and in such Stockholder's name, place and stead, to vote each of such Stockholder Shares as such Stockholder's proxy, at every meeting of the stockholders of the Company or any adjournment thereof or in connection with any written consent of the Company's stockholders (A) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement,
(B) against any proposal for any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, and (C) in favor of any other matter directly relating to consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing. Each Stockholder intends this proxy to be irrevocable and coupled with an interest during the Proxy Term and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to his or her Stockholder Shares. Each Stockholder further agrees to cause the Stockholder Shares owned by such Stockholder beneficially to be voted in accordance with the foregoing. Notwithstanding anything to the contrary in this Agreement (including
Section 6(b) hereof), Parent is not authorized under this Agreement to, and shall not, directly or indirectly, vote the Stockholder Shares, execute a written consent of the Company's stockholders or otherwise act pursuant to this Agreement in any manner (a) to elect or remove any director of the Company, (b) which would prevent the Company from taking the actions permitted by Section 7.5(b) of the Merger Agreement (other than approval and adoption of the Merger Agreement and related agreements and approval of the transactions contemplated thereby, including the Merger), (c) to amend, supplement or otherwise modify the By-laws or Certificate of Incorporation of the Company (except with respect to and in connection with the Merger) or (d) to require the Board of Directors of the Company to take or refrain from taking any action.

          (c) CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to his or her Stockholder Shares and shall be binding upon any person or entity to which legal or beneficial ownership of his or her Stockholder Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.
     2.   PROXY TERM.    For the purposes of this Agreement, "Proxy Term"
shall mean the period from the execution of this Agreement until the earlier of (a) the termination of the Merger Agreement or (b) the Effective Time (as such term is defined in the Merger Agreement).

     3.   PAYMENTS TO PARENT.

          (a) In the event that on or after the date hereof, (i) the Merger Agreement has been terminated pursuant to the provisions of Section 9.1(f) thereof and at the time of such termination neither Parent nor Acquisition Sub is in breach of its obligations under the Merger Agreement and (ii) any Stockholder thereafter sells Stockholder Shares in connection with the consummation of a Superior Proposal (as defined in Section 7.5(b) of the Merger Agreement) within six months of the termination of the Merger Agreement, such selling Stockholder shall pay to Parent an amount in cash equal to fifty percent (50%) of the product of (x) the number of such Stockholder Shares sold and (y) the excess, if any, of (A) the per share cash (and/or if consideration is received in such sale in the form of securities, the "fair market value" (as defined in Section 3(b) below) of such securities) received by such Stockholder as a result of such sale (the "Selling Stockholder Price") over (B) the Merger Consideration (as defined in the Merger Agreement).

          (b) For purposes of this Agreement, the fair market value of any securities listed on a national securities exchange or traded on The Nasdaq Stock Market shall be equal to the average closing price per share of such security as reported on such exchange or The Nasdaq Stock Market for the twenty (20) trading days immediately preceding the effective date of the transaction pursuant to which the Stockholder is entitled to receive such securities.

          (c) Any payment required to be made pursuant to Section 3(a) of this Agreement shall be made within two business days after the settlement of such sale.

     4. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent and Acquisition Sub jointly and severally hereby represent and warrant to the Stockholders as follows:

          (a) ORGANIZATION AND QUALIFICATION. Parent is a limited liability company duly organized, validly existing and in good standing
under the laws of the State of Delaware.   Acquisition Sub is a corporation
duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has the requisite power and authority to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect") of Parent and its subsidiaries taken as a whole. Acquisition Sub has not conducted any business prior to the date hereof and has no assets and liabilities other than those incident to its formation and to the consummation of the transactions contemplated hereby and by the Merger Agreement. Copies of the Certificate of Formation of Parent and the Certificate of Incorporation, and By-laws of Acquisition Sub heretofore delivered to the Company are true, complete and correct as of the date hereof.

          (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the managers and members, if required, of Parent and by the Board of Directors and the sole stockholder of Acquisition Sub, if required, and no other proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes the legal, valid and binding obligation of each of Parent and Acquisition Sub enforceable against each of Parent and Acquisition Sub in accordance with its terms.

          (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent or Acquisition Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective certificates of incorporation or by-laws; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), (B)pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent Parent or Acquisition Sub from performing their respective obligations under this Agreement; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole; or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition Sub, any of their respective subsidiaries or any of their respective assets, except for violations which would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

     5. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby severally (for himself, herself or itself only) represents and warrants to Parent and Acquisition Sub as follows:

          (a) OWNERSHIP OF SHARES. Such Stockholder owns of record or beneficially the number of shares of Common Stock set forth on EXHIBIT A hereto and such shares constitute all of the shares of Common Stock owned of record or beneficially by such Stockholder. Such Stockholder has sole voting power and sole power of disposition with respect to his or her Stockholder Shares, with no restrictions, except those that may be imposed by applicable federal securities laws, on such Stockholder's rights of disposition pertaining thereto. Except as specifically set forth on EXHIBIT A hereto, such Stockholder has not granted any proxy with respect to his or her Stockholder Shares and neither such Stockholder nor his or her Stockholder Shares is bound by or party to any agreement or other instrument restricting such Stockholders' voting rights with respect to such Stockholder Shares. Such Stockholder owns of record or beneficially the number and type of securities issued or granted by the Company, including without limitation options, warrants and other convertible securities, set forth on EXHIBIT A hereto and such securities constitute, along with such shares of Common Stock set forth on EXHIBIT A hereto, all of the securities of the Company or instruments convertible into securities of the Company owned of record or beneficially by such Stockholder. The Stockholder Shares are, and immediately prior to the Effective Time will be, duly authorized, validly issued, fully paid, non-assessable and, except for those pledges set forth on SCHEDULE 5(A) hereto, free and clear of any and all liens, security interests, proxies, voting trusts or agreements, encumbrances, charges or claims of any kind whatsoever except for any encumbrance or proxy arising under this Agreement.

          (b) ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, this Agreement constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms. Except as set forth on SCHEDULE 5(B) hereto, there is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that any such consent has been obtained in writing prior to the execution of this Agreement.

          (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of the obligations and transactions contemplated hereby, including without limitation the granting of the irrevocable proxy and the appointment of an attorney-in-fact pursuant to Section 1(b) hereof, nor the compliance by such Stockholder with any provision hereof, will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the H-S-R Act, (B) pursuant to the Exchange Act, (C) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement; (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of a lien or encumbrance on any of his or her Stockholder Shares pursuant to, any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which such Stockholder is party or by which such Stockholder or any of his or her assets, including the Stockholder Shares, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement; or (iii) conflict with or violate any order, writ, injunction, judgment, decree, statute, law, rule or regulation applicable to such Stockholder or any of his or her assets, including the Stockholder Shares.

          (d) ACKNOWLEDGMENT OF RELIANCE. Such Stockholder understands and acknowledges that the Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          (e) BROKERS. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

     6. CERTAIN COVENANTS OF STOCKHOLDER. Except in accordance with Subsection 6(e), each Stockholder hereby covenants and agrees (with respect to himself or herself but not as to the other Stockholders) as follows:

          (a) NEGOTIATIONS. Unless and until this Agreement shall have been terminated in accordance with its terms, each of the Stockholders agrees and covenants that (i) he or she will not, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or securities of the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) each of the Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (iii) each of the Stockholders will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with any of the Stockholders or, to the knowledge of such Stockholder, the Company, which notification shall include the terms of any such inquiries or proposals, PROVIDED, HOWEVER, that if the Company actually provides the information and notice to Parent required by Section 7.5 of the Merger Agreement with respect to any contact with the Company, such Stockholder shall not have any obligation to provide any such duplicate information.

          (b) VOTING. Each Stockholder hereby agrees that, during the Proxy Term, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the Company's Stockholders, such Stockholder shall vote (or cause to be voted) his or her Stockholder Shares, except as specifically requested by the Parent in writing in advance: (a) in favor of the Merger; (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of any of its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (iii) any change in the management or board of directors of the Company, except as agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any amendment of the Company's Certificate of Incorporation; or (vi) any other material change in the Company's corporate structure, management or business. Such Stockholder shall not enter into any agreement or understanding with any person or entity during the Proxy Term to vote or give instructions to vote in any manner inconsistent with the terms of this
Section 6(b). Notwithstanding the foregoing, in the event that the Company has properly terminated the Merger Agreement pursuant to Section 9.1(f) thereof, a Stockholder may vote (or cause to be voted) his or her Stockholder Shares in favor of a Superior Proposal.

          (c) ADDITIONAL SHARES. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Common Stock acquired, beneficially or of record, by such Stockholder, if any, after the date hereof whether through acquisition in the open market, upon exercise of any option, warrant or other convertible security, or otherwise.

          (d)  WAIVER OF APPRAISAL AND DISSENTER'S RIGHTS.  Each
Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

          (e) ACTING AS DIRECTOR AND EXECUTIVE OFFICER. Notwithstanding anything in this Section 6 to the contrary, the covenants and agreements set forth in Section 6(a) shall not be deemed to prevent any Stockholder, while acting in his or her capacity as a director of the Company, from taking any action that is specifically permitted under the applicable provisions of the Merger Agreement. Further, any Stockholder may act in his capacity as an executive officer of the Company upon direction by the Board of Directors of the Company pursuant to Section 7.5(b) of the Merger Agreement.

          (f) STOP TRANSFER. Each Stockholder agrees with, and covenants to, Parent and Acquisition Sub that such Stockholder may not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of his or her Stockholder Shares, unless such transfer is made in compliance with this Agreement. Each Stockholder agrees, with respect to any Stockholder Shares in certificated form, that such Stockholder will deliver to the Company within fifteen business days after the date hereof, the certificates representing such Stockholder Shares and the Company will inscribe upon such certificates the following legend (the "Legend"): "The shares of Common Stock, par value $.01 per share, of The Strober Organization, Inc. (the "Company"), represented by this certificate are subject to a Proxy Agreement dated as of November 11, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Each Stockholder agrees that within ten business days after the date hereof, such Stockholder will no longer hold any Stockholder Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. In the event that the Company enters into a Superior Proposal and has terminated the Merger Agreement in accordance with Section 9.1(f) thereof, the Company will remove the Legend from all certificates representing Stockholder Shares and will return such certificates to the Stockholders. Pursuant to the Merger Agreement, the Company has agreed to notify the transfer agent of the provisions set forth in this Section and each Stockholder agrees to provide such documentation and to take such other actions as may be reasonably required to give effect to such provisions with respect to such Stockholder Shares.

          (g) REORGANIZATION AGREEMENT. Each Stockholder hereby agrees that, at the Effective Time, the Reorganization Agreement shall terminate as to such Stockholder and such Stockholder shall have no further rights thereunder.

     7. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto (as to the Stockholders, in their capacity as stockholders) shall execute and deliver such additional documents and take all such further action as may be necessary or reasonably desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Without limiting the generality of the foregoing, during the Proxy Term, each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Parent and Acquisition Sub the power to carry out the provisions of this Agreement including without limitation the exercise of the power afforded by Section 1 hereof.

     8.   MISCELLANEOUS.

          (a)  ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign any of its rights and obligations to any wholly-owned direct or indirect subsidiary of Parent or to any entity which controls or is under common control with Parent, but no such assignment shall relieve Parent of its obligations hereunder and Parent shall remain as fully and primarily liable as if there was no such assignment.

          (b) AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except by an instrument in writing signed on behalf of all the parties hereto; PROVIDED that EXHIBIT A hereto may be supplemented by the Parent and Acquisition Sub by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

          (c) ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto further agree to waive any requirement for the posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          (d) VALIDITY. IF ANY TERM OR OTHER PROVISION OF THIS AGREEMENT IS INVALID, ILLEGAL OR INCAPABLE OF BEING ENFORCED BY ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER CONDITIONS AND PROVISIONS OF THIS AGREEMENT SHALL NEVERTHELESS REMAIN IN FULL FORCE AND EFFECT SO LONG AS THE ECONOMIC OR LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT AFFECTED IN ANY MANNER MATERIALLY ADVERSE TO ANY PARTY. UPON SUCH DETERMINATION THAT ANY TERM OR OTHER PROVISION IS INVALID, ILLEGAL OR INCAPABLE OF BEING ENFORCED, THE PARTIES HERETO SHALL NEGOTIATE IN GOOD FAITH TO MODIFY THIS AGREEMENT SO AS TO EFFECT THE ORIGINAL INTENT OF THE PARTIES AS CLOSELY AS POSSIBLE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IN AN ACCEPTABLE MANNER TO THE END THAT THE TRANSACTIONS CONTEMPLATED HEREBY ARE FULFILLED TO THE EXTENT POSSIBLE.

          (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                    	if to Parent or Acquisition Sub:

                    	Hamilton Acquisition LLC
                    	c/o Fidelity Capital Associates, Inc.
			82 Devonshire Street, R25C
                    	Boston, MA 02109-3614
                    	Attn:  Mr. John J. Remondi

                    	with a copy to:

                    	Fidelity Capital Associates, Inc.
                    	82 Devonshire Street, E20E
                    	Boston, MA 02109-3614
                    	Attn:  Robert M. Gervis, Esq.

                    	and a copy to:

                    	Goodwin, Procter & Hoar  LLP
                    	Exchange Place
                    	Boston, MA  02109
                    	Attn: Laura C. Hodges Taylor, P.C.
                              Joseph L. Johnson III, Esq.

                    	if to Stockholders:
                    	c/o Sills Cummis Zuckerman Radin
                      	Tischman Epstein & Gross, P.A.
                    	One Riverfront Plaza
                    	Newark, NJ  07102
                    	Attn:  Stanley U. North III, Esq.

                    	with a copy to:

                    	Sills Cummis Zuckerman Radin
                      	  Tischman Epstein & Gross, P.A.
                    	One Riverfront Plaza
                    	Newark, NJ  07102
                    	Attn:  Stanley U. North III, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          (f) CHOICE OF LAW/CONSENT TO JURISDICTION. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereby irrevocably and unconditionally consent to the jurisdiction of the Chancery Court of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the parties agree not to commence any action, suit or proceeding related thereto except in such court. The parties further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the Chancery Court of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail (i) in the case of Parent or Acquisition Sub, to the address of such party set forth in Section 8(e) above; or (ii) in the case of any Stockholder, to the address of such Stockholder set forth on EXHIBIT A hereto, shall be effective service of process for any action, suit or proceeding brought against such party in such court.

          (g) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts (and via Facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (i) PERFORMANCE BY ACQUISITION SUB. Parent hereby agrees to cause Acquisition Sub to comply with its obligations hereunder as contemplated in the Merger Agreement.

          (j) EXPENSES. Each of the parties hereto will pay all fees and expenses it incurs in connection with this Agreement, whether or not consummated, including without limitation the fees and expenses of its financial and legal advisors.

          (k) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (l) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements of Acquisition Sub, Parent and the Stockholders pursuant to this Agreement shall survive the consummation of the Merger or the termination of the Merger Agreement.

          (m) NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of Section 203 of the Delaware General Corporation Law and any applicable provision of the Company's certificate of incorporation, the possible acquisition of the Stockholder Shares by Parent and Acquisition Sub pursuant to this Agreement and (ii) this Agreement is executed by all parties hereto.

     IN WITNESS WHEREOF, Parent, Acquisition Sub and the Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              HAMILTON ACQUISITION LLC



                              By:/S/ JOHN J. REMONDI
			      ------------------------------
                                 Name: JOHN J. REMONDI
                                 Title:  Manager


                              HAMILTON NY ACQUISITION CORP.



                              By:/S/ JOHN J. REMONDI
			      ------------------------------
                                 Name: JOHN J. REMONDI
                                 Title: PRESIDENT


/s/ Robert J. Gaites		  /s/ John T. Guerin
------------------------------   ----------------------------------
Robert J. Gaites                 John T. Guerin

/s/ Sue Strober			 /s/ Richard D. King
------------------------------   ----------------------------------
Sue Strober                      Richard D. King

/s/ Sue Strober			 /s/ Steven Strober
------------------------------   ----------------------------------
Sue Strober, as Trustee for      Steven Strober
   Steven Strober

/s/ Sue Strober                  /s/ Hiliary Strober
------------------------------   ----------------------------------
Sue Strober, as Trustee for      Hiliary Strober
   Hilary Strober

/s/ Gordon Sandler               /s/ David W. Berstein
------------------------------   ----------------------------------
Gordon Sandler                   David W. Berstein, Trustee, Trust
                                 F/J/B/O Steven and Hilary Strober

/s/ Nathan Schwartzberg          /s/ John Yanuklis
------------------------------   ----------------------------------
Nathan Schwartzberg              John Yanuklis


/s/ Albert C. Brower
------------------------------
Albert C. Brower                   By:______________________________
                                       Trustee, Trust F/B/O Yanuklis
                                       Charitable Remainder Trust

                          PROXY AGREEMENT
                   [SIGNATURE CONTINUATION PAGE]





				   /s/ Robert J. Gaites
				   ---------------------------------

                                   Robert J. Gaites; proxy for
                                   Robert J. Gaites Charitable Trust



				   /s/ John Yanuklis
				   ---------------------------------
                                   John Yanuklis; proxy for
                                   John Yanuklis Charitable trust


				   /s/ Albert C. Brower
				   ---------------------------------
                                   Albert C. Brower, proxy for
                                   Albert C. Brower Charitable Trust

                   EXHIBIT A TO PROXY AGREEMENT

NAME AND ADDRESS OF                 Number of Shares of 	Other Company Securities
STOCKHOLDER			    COMMON STOCK OWNED		OWNED
Sue Strober                                  592,141  		None

Sue Strober, trustee for son                  42,325    	None
Sue Strober, trustee for
daughter                                      42,325    	None
Sue Strober, proxy for son{*}                 45,600
Sue Strober, proxy for daughter{*}                              None
                                              45,600
David W. Bernstein, trustee of               180,960  		None
trust for Steven and Hilary
Strober{*}

Robert J. Gaites                             309,955  		Options for 113,053 Shares,
                                                               	including 25,000 at $1.75 per
                                                               	share, 25,000 at $4.75 per
                                                               	share, 37,500 at $3.63 per
                                                               	share, and 25,553 at $4.50 per
                                                               	share.

John Yanuklis                                313,254  		Options for 96,904 Shares,
                                                               	including 9,000 at $1.13 per
                                                               	share, 14,286 at $1.75 per
                                                               	share, 22,737 at $4.75 per
                                                               	share, 23,503 at $3.63 per
                                                               	share, and 27,378 at $4.50 per
                                                               	share.

Gordon Sandler{++}                           399,486  		None

Richard King                                 200,931  		None

Albert Brower                                 69,124  		Options for 36,744 Shares,
                                                               	including 3,750 at $1.13 per
                                                               	share, 5,357 at $1.75 per
                                                               	share, 8,211 at $4.75 per
                                                               	share, 10,759 at $3.63 per
                                                               	share, and 8,667 at $4.50 per
                                                               	share.

Nathan Schwartzberg                          127,166  		None

John T. Guerin                               422,249  		None

John Yanuklis Charitable Trust               140,000  		None

Robert J. Gaites Charitable                  147,180  		None
Trust

Albert C. Brower Charitable                   25,000  		None
Trust

Total                                      3,103,296


**FOOTNOTES**

     {*}  Subject to proxy held by Sue Strober.

     {++} Subject to (i) a Collateral Pledge Agreement between Mr. Sandler and The Chase Manhattan Bank (the "BANK") and (ii) a Forbearance Agreement between Mr. Sandler and the Bank.

                              SCHEDULE 5(A)
                                    TO
                              PROXY AGREEMENT


     The certificates representing 399,486 shares of Common Stock, $.01 par value, of the Company (the "GORDON SHARES") in the name of Gordon Sandler ("SANDLER") are in the physical possession of The Chase Manhattan Bank, successor by merger to Chemical Bank (the "BANK"), subject to (i) that certain Collateral Pledge Agreement between Sandler and the Bank and (ii) that certain Forbearance Agreement between Sandler and the Bank. The Company and the Purchaser are hereby irrevocably directed to set the record address and the address for the transmission of payment for the Gordon Shares as follows:

          Gordon Sandler
          c/o Sills Cummis Zuckerman Radin Tischman
          Epstein & Gross, P.A., as Escrow Agent
          One Riverfront Plaza
          Newark, New Jersey 07102
          Attention:Stanley U. North, III, Esq.

     The Bank consents to the grant by Sandler of a proxy in respect of the Gordon Shares pursuant to the terms of the Proxy Agreement between and among the Company and the various other parties thereto dated the date hereof (the "PROXY AGREEMENT"), and agrees not to take any action which is contrary to or inconsistent with the terms of the Proxy Agreement.



CONSENTED AND AGREED TO BY:


THE CHASE MANHATTAN BANK


/S/ HARVEY CAVAYERO
-------------------------------------------

by: HARVEY CAVAYERO, ESQ., ATTORNEY-IN-FACT
  (AN AUTHORIZED OFFICER)


/S/ GORDON SANDLER
-------------------------------------------
GORDON SANDLER

                              EXHIBIT 2.3

 Guaranty dated as of November 11, 1996 by Fidelity Investors Limited
                  Partnership in favor of the Company

                             GUARANTY


     GUARANTY, dated as of November 11, 1996 by Fidelity Investors Limited Partnership, a Delaware limited partnership (the "Guarantor"), in favor of The Strober Organization, Inc., a Delaware corporation (the "Company").

                                 RECITALS

     The Company is a party to an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof by and among the Company, Hamilton Acquisition LLC ("Parent") and Hamilton NY Acquisition Corp. ("Acquisition Sub"), pursuant to which Acquisition Sub will be merged with and into the Company (the "Merger"), with the resulting entity being an indirect subsidiary of Parent. Guarantor has advised the Company that (i) the Guarantor is a member of Parent, a Delaware limited liability company and
(ii) Parent owns all of the issued and outstanding capital stock of Acquisition Sub. Parent and Acquisition Sub are entities newly created for the purpose of effecting the Merger. The Company has required that the Guarantor execute this Guaranty to provide assurances that the Company will receive any amounts which may become due from Parent and/or Acquisition Sub in connection with the performance of the Parent's and/or Acquisition Sub's respective obligations under the Merger Agreement. The Guarantor is willing to execute this Guaranty to induce the Company to enter into the Merger Agreement.

     NOW, THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

Section 1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company that each of Parent and Acquisition Sub will perform all of its obligations subject to and under the Merger Agreement, including the timely payment of all amounts due thereunder and the Proxy Agreement (define) (collectively, the "Obligations"). Anything to the contrary in this Guaranty notwithstanding, the involvement of Parent or Acquisition Sub or both in insolvency, bankruptcy or similar proceedings as a debtor shall not in any manner modify, reduce or otherwise affect the Guarantor's obligation under this Guaranty.

     Section 2. WAIVERS BY GUARANTOR; AGENT'S FREEDOM TO ACT. The Guarantor waives presentment, demand, protest, notice of acceptance and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent, Acquisition Sub or the Guarantor, and all suretyship defenses generally. Without limiting the generality of Section 1 or the foregoing part of this
Section 2, the Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise modified or affected by any of the following, whether or not any one or more such events or circumstances occur at one or more times and/or from time to time, and whether or not with notice to, or the consent of, Guarantor (i) any compromises, settlements, extensions, rescissions, waivers, amendments or other modifications of any kind or nature of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Obligations; (ii) the substitution or release in whole or in part of any entity primarily or secondarily liable for the Obligations; (iii) the adequacy of any rights the Company may have against any collateral or other means of obtaining repayment of the Obligations; or (iv) any event or circumstance which could otherwise constitute a legal or equitable discharge or defense in whole or in part (other than full and complete performance or payment in full of the Obligations and performance of Guarantor's other agreements contained in this Guaranty).

     Section 3. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against Parent or Acquisition Sub arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Company in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; and the Guarantor will not claim any set-off or counterclaim against Parent or Acquisition Sub in respect of any liability of the Guarantor to Parent or Acquisition Sub. The payment of any amounts due with respect to any indebtedness of Parent or Acquisition Sub now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. If the Guarantor shall collect, enforce or receive any amounts in respect of indebtedness of Parent or Acquisition Sub, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Company and be paid over to the Company, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

     Section 4. DUE AUTHORIZATION; FINANCIAL STATEMENTS. The Guarantor hereby represents and warrants to the Company that (a) the Guarantor is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and that this Guaranty constitutes the legal and valid obligation of Guarantor and (b) the financial statements previously delivered to the Company by the Guarantor are true and correct in all material respects.

     Section 5. TERMINATION. This Guaranty shall remain in full force and effect until all Obligations are indefeasibly paid in full and this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any performance or payment of any of the Obligations or any of the agreements of Guarantor contained in this Guaranty is rescinded or, in the case of payments, must otherwise be returned for any reason (including, without limitation, the insolvency, bankruptcy or reorganization of Parent or Acquisition Sub) all as though such payment had not been made, notwithstanding anything to the contrary in this Guaranty.

     Section 6. FREEDOM TO ACT. The Company shall in its sole discretion have the right to proceed first directly against Guarantor under this Guaranty without proceeding against Parent or Acquisition Sub or both, as applicable, including, without limitation, without exhausting any other rights or remedies which the Company may have and without resorting to any collateral or other security, if any, held by the Company.

     Section 7. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Company and its successors, transferees and assigns, and its permitted transferees and assigns.

     Section 8. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Company and the Guarantor. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 9. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given to a party when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed to the address set forth beneath such party's signature hereto, or at such other address as either party may designate in writing.

     Section 10. GOVERNING LAW; CONSENT TO JURISDICTION. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE FOR ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO THE ADDRESS SET FORTH BENEATH SUCH PARTY'S SIGNATURE HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST SUCH PARTY IN SUCH COURT.

     Section 11. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor and the Company with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined. If any provision of this Guaranty or the application thereof to any person or entity or circumstance shall be invalid or unenforceable to any extent, (i) the remainder of this Guaranty and the application of such provision to other persons, entities or circumstances shall not be effected thereby and (ii) each such provision shall be enforced to the greatest extent permitted by law. This Guaranty may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed and delivered by their duly authorized officers as of the date appearing on page one.


                                   FIDELITY INVESTORS
                                   LIMITED PARTNERSHIP

                                   By:Fidelity Investors Management Corp.,
                                      its General Partner



                                      By:/S/ JOHN J. REMONDI
				      ________________________________
                                           Its: President

                                      Address:

                                      c/o Fidelity Capital Asociates, Inc.
                                      82 Devonshire Street, R25C
                                      Boston, MA 02109-3614
                                      Attn:  Mr. John J. Remondi

                                      with a copy to:

                                      Fidelity Capital Associates, Inc.
                                      82 Devonshire Street, E20E
                                      Boston, MA 02109-3614
                                      Attn:  Robert M. Gervis, Esq.

                                      and a copy to:

                                      Goodwin, Procter & Hoar  LLP
                                      Exchange Place
                                      Boston, MA 02109
                                      Attn:  Laura C. Hodges Taylor, P.C.

                                   THE STROBER ORGANIZATION, INC.



                                   By:/S/ROBERT J. GAITES
				   -------------------------------------
                                      Its: President and Chief Executive
					     Officer

                                      Address:

                                      550 Hamilton Avenue
                                      Brooklyn, NY 11232
                                      Attn:  President

                                      with a copy to:

                                      Sills, Cummis, Zuckerman, Radin,
                                        Tischman, Epstein & Gross
                                      The Legal Center
                                      One Riverfront Plaza
                                      Newark, NJ 07102
                                      attn:  Stanley U. North, III, Esq.

                              EXHIBIT 20

                 Press Release dated November 11, 1996

               THE STROBER ORGANIZATION, INC. TO BE
               ACQUIRED FOR $6.00 PER SHARE IN CASH

                    THIRD QUARTER 1996 EARNINGS


     Brooklyn, New York, November 11, 1996 - THE STROBER ORGANIZATION, INC. (NASDAQ-STRB) today announced that it has entered into a definitive merger agreement providing for the acquisition of all of Strober's Common Stock at $6.00 per share, in cash, for an aggregate fully-diluted purchase price of approximately $32 million. The merger is expected to be consummated in January 1997.

     On Friday, November 8, 1996, the business date prior to this announcement, Strober's common stock closed at $5.25 per share.

     The consummation of the merger is subject to certain conditions, including the approval of a majority of Strober's stockholders, antitrust clearance, as well as certain other matters. The merger agreement terminates in the event the merger is not consummated by February 28, 1997 unless an extension is mutually agreed to by the parties to the agreement. If the transaction is not consummated, the merger agreement generally limits the parties' liability to reimbursement of expenses and break-up fees. Strober's principal stockholders and certain of Strober's senior management, who together own in excess of 62% of Strober's outstanding common stock, have agreed to vote their shares of Strober Common Stock in favor of the merger. Hill Thompson Capital Markets, Inc. a New York investment banking firm, advised Strober in this transaction.

     The acquisition is led by Fidelity Ventures Limited Partnership, a private venture capital investor. The purchaser has advised the Company that it intends to finance a portion of the purchase price and has obtained financing commitments in connection therewith. After the merger, Strober expects to continue to do business under the name "The Strober Organization." It is expected that, after the merger, the new Chairman of the Board and Chief Executive Officer of Strober will be Frederick Marino, an experienced building products executive and former Chief Executive Officer of Marino Industries. Robert J. Gaites, Strober's current Chairman of the Board, Chief Executive Officer and President and John Yanuklis, Strober's current Executive Vice President, will continue in their offices as President and Executive Vice President, respectively, after the merger. In addition, it is anticipated that both Mr. Gaites and Mr. Yanuklis, as well as certain other members of Strober's management, may make a minority investment in the purchaser at the time of, or immediately following, the consummation of the merger.

     Mr. Gaites, Strober's current Chairman of the Board, Chief Executive Officer and President, commented that this transaction provides the Strober stockholders with a significant premium as compared to the average market price of Strober's Common Stock over the last five years, that all of the Strober management and employees would be expected to remain in place and that the ongoing business would continue to have a substantial budget for expansion in the North East.

     Mr. Gaites also stated that in light of the pending merger, the Company has decided not to proceed with the purchase of Rowley Building Products Corp. and Rowley Building Products of New Jersey, Inc.

     Additionally, the Company announced that for the third quarter of 1996, the Company reports net income of $1,600,000 or 31 cents per share on sales of $41,789,000. This compares with net income of $1,134,000 or 21 cents per share on net sales of $33,864,000 for the same period of 1995.

     Net income for the nine month period ended September 30, 1996 was $2,611,000 or 51 cents per share on net sales of $100,898,000 compared to net income of $2,360,000 or 45 cents per share on net sales of $96,066,000 for the first nine months of 1995.

     Mr. Gaites stated, "I am very pleased with our Company's performance in the third quarter as sales increased 23% and net income increased by 41%. Our gross sales in October 1996 further increased 28% to $14,600,000 compared to $11,416,000 in October 1995".

THE STROBER ORGANIZATION, INC. - FINANCIAL HIGHLIGHTS

                                   For the Three Months                For the Nine Months
                                           Ended                              Ended
(In thousands, except         9/30/96            9/30/95           9/30/96          9/30/95
per share data)
Net Sales                     $41,789            $33,864          $100,898          $96,066
Net income before
income taxes                    2,758              1,921             4,502            4,000
Net income                      1,600              1,134             2,611            2,360
Net income per share              .31                .21               .51              .45
Weighted average number
of shares outstanding           5,170              5,358             5,159            5,264




     Strober is a leading supplier of building materials to professional contractors from 11 centers in New York, New Jersey, Connecticut and Pennsylvania.

For more information contact:

     Strober Representative:
          David J. Polishook
          Chief Financial Officer
          (718) 832-1212

                              EXHIBIT 27

                            Financial Data Schedule

     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE STROBER ORGANIZATION, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

[PERIOD-TYPE]                 9-MOS
[FISCAL-YEAR-END]         		DEC-31-1996
[PERIOD-START]				JUN-01-1996
[PERIOD-END]             		SEP-30-1996
[CASH]                       	 	      4,553
[SECURITIES]                 	                  0
[RECEIVABLES]                	             25,150
[ALLOWANCES]                  	              3,162
[INVENTORY]                  	             12,880
[CURRENT-ASSETS]             	             40,878
[PP&E]                       	             13,473
[DEPRECIATION]                	              7,960
[TOTAL-ASSETS]               	             53,731
[CURRENT-LIABILITIES]        	             14,893
[BONDS]                                           0
[COMMON]                                         52
[PREFERRED-MANDATORY]                             0
[PREFERRED]                                       0
[OTHER-SE]                   	             36,117
[TOTAL-LIABILITY-AND-EQUITY]	             53,731
[SALES]                      	            100,898
[TOTAL-REVENUES]              	            100,898
[CGS]                        	             74,222
[TOTAL-COSTS]                	             74,222
[OTHER-EXPENSES]                                  0
[LOSS-PROVISION]                                598
[INTEREST-EXPENSE]                              156
[INCOME-PRETAX]               	              4,502
[INCOME-TAX]                                  1,891
[INCOME-CONTINUING]           	              2,611
[DISCONTINUED]                                    0
[EXTRAORDINARY]                                   0
[CHANGES]                                         0
[NET-INCOME]                  	              2,611
[EPS-PRIMARY]                                  0.51
[EPS-DILUTED]                                  0.51